UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Priveterra Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PROXY STATEMENT FOR SPECIAL MEETING OF
PRIVETERRA ACQUISITION CORP.
PROSPECTUS FOR 39,913,926 SHARES OF CLASS A COMMON STOCK
All of the members of the board of directors of Priveterra Acquisition Corp., a Delaware corporation (“Priveterra”), voting on the transaction approved the Business Combination Agreement, dated as of December 12, 2022 (such agreement as amended by Amendment No. 1. to the Business Combination Agreement dated as of April 27, 2023 the “BCA Amendment” and as amended from time to time, the “Business Combination Agreement”), by and among Priveterra, Priveterra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Priveterra (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”), pursuant to which Merger Sub will merge with and into AEON, with AEON surviving as a wholly-owned subsidiary of Priveterra (the “Business Combination”). In connection with the consummation of the Business Combination, Priveterra will change its corporate name to “AEON Biopharma, Inc.” In this proxy statement/prospectus, when we refer to “AEON,” we mean AEON Biopharma, Inc. prior to the consummation of the Business Combination, and when we refer to “New AEON” or the “Combined Company” we mean Priveterra, under its new corporate name after the consummation of the Business Combination.
At the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of AEON common stock (on an as-converted basis after taking into effect the conversion of the outstanding warrants of AEON exercisable for shares of AEON preferred stock, the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the governing documents of AEON as of the Effective Time, the conversion of the outstanding convertible notes of AEON into AEON common stock in accordance with the terms of such convertible notes and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger (as defined in this proxy statement/prospectus)) will be cancelled and converted into the right to receive a number of shares of New AEON common stock equal to the Merger Consideration (as defined in this proxy statement/prospectus); (ii) each outstanding AEON option (including each Subsidiary Rollover Option (as defined in this proxy statement/prospectus)) will be converted into an option to purchase a number of shares of New AEON common stock, and at an exercise price per share, as set forth in the AEON disclosure schedules; and (iii) each outstanding AEON RSU award (as defined in this proxy statement/prospectus) (including each Subsidiary Rollover RSU Award (as defined in this proxy statement/prospectus)) will be converted into a restricted stock unit (“RSU”) award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules. Certain holders of shares of AEON common stock and AEON preferred stock may also be eligible to receive up to an aggregate of 16,000,000 shares of New AEON common stock subject to the achievement of certain clinical development milestones following the consummation of the Business Combination or, in some circumstances, upon a change of control of New AEON (the ‘‘Contingent Consideration Shares’’). See the section entitled “Proposal 1: The Business Combination Proposal.” The total number of shares of New AEON common stock expected to be issued as Merger Consideration in connection with the Business Combination (not including the Contingent Consideration Shares or shares of New AEON common stock that will be issuable upon exercise of outstanding stock options) is approximately 16,500,000 shares, and these shares are expected to represent approximately 70.4% or 77.0% of the issued and outstanding shares of New AEON common stock immediately following the closing of the Interim Financing Arrangements (as defined in this proxy statement/prospectus) and the Business Combination, assuming no redemptions occur and maximum redemptions occur, respectively. Please see the section of the accompanying proxy statement/prospectus entitled “Selected Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for further information regarding what constitutes a “maximum redemption” scenario.
Upon the consummation of the Business Combination, each of Priveterra’s currently issued and outstanding Class A Common Stock and Class B Common Stock or the Founder Shares, par value $0.0001 per share will automatically convert by operation of law, on a one-for-one basis, into shares of Class A Common Stock. Similarly, all of Priveterra’s outstanding warrants will become warrants to acquire shares of Class A Common Stock, and no other changes will be made to the terms of any outstanding warrants as a result of the Business Combination.
Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented for approval by Priveterra’s stockholders at the special meeting of stockholders of Priveterra (the “Special Meeting”) scheduled to be held on June 6, 2023, in virtual format.
Priveterra’s Units, Class A Common Stock, and Warrants originally sold as part of the Units are currently listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “PMGMU,” “PMGM” and “PMGMW,” respectively. Priveterra intends to apply for listing of the shares of New AEON common stock effective upon the consummation of the Business Combination on the NYSE American LLC (“NYSE”) under the proposed symbol “AEON.” No shares will trade on Nasdaq under the symbol “PMGM” following the consummation of the Business Combination. It is a condition of the consummation of the Business Combination that the New AEON common stock is approved for listing on NYSE (subject only to official notice of issuance thereof), but there can be no assurance such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition set forth in the Business Combination Agreement is waived by the parties to that agreement.
Priveterra is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and has elected to comply with certain reduced public company reporting requirements.
This proxy statement/prospectus incorporates by reference important business and financial information about Priveterra from documents that are not included in or delivered with this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus and other filings of Priveterra with the Securities and Exchange Commission (the “SEC”) by visiting its website at www.sec.gov or requesting them in writing or by telephone from Priveterra at the following address:
300 SE 2nd Street, Suite 600
Fort Lauderdale, Florida 33301
Telephone: (754) 220-9229
You will not be charged for any of these documents that you request. Stockholders requesting documents should do so by May 30, 2023 (five business days prior to the date of the Special Meeting) in order to receive them before the Special Meeting.
This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Special Meeting. We urge you to carefully read this entire document and the documents incorporated herein by reference. In particular, you should review the matters discussed under the heading “Risk Factors” beginning on page 26 of this proxy statement/prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in this proxy statement/prospectus or the securities referenced herein, passed upon the merits or fairness of the Business Combination or related transactions, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The proxy statement/prospectus is dated May 12, 2023 and is first being mailed to stockholders of Priveterra on or about May 12, 2023.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF PRIVETERRA ACQUISITION CORP.
To Be Held On June 6, 2023
To the Stockholders of Priveterra Acquisition Corp.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Priveterra Acquisition Corp., a Delaware corporation (“Priveterra,” “we,” “our” or “us”), will be held on June 6, 2023, at 12:00 PM Eastern Time, via live webcast at the following address: www.virtualshareholdermeeting.com/PMGM2023SM. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. Priveterra recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person. You are cordially invited to attend the Special Meeting to consider the following proposals (the “Proposals”):
1.   to (a) adopt and approve the Business Combination Agreement, dated as of December 12, 2022 (such agreement as amended by Amendment No. 1. to the Business Combination Agreement dated as of April 27, 2023 (the “BCA Amendment” and as it may be further amended and/or restated from time to time, the “Business Combination Agreement”), by and among Priveterra, Priveterra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Priveterra (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”), pursuant to which Merger Sub will merge with and into AEON, with AEON surviving the merger as a wholly-owned subsidiary of Priveterra, (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”), and (c) adopt and approve each Ancillary Document (as defined in the Business Combination Agreement) to which Priveterra is a party and approve all transactions contemplated therein. Subject to the terms and conditions set forth in the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):
(a)
each outstanding share of AEON common stock (on an as converted basis after taking into effect the conversion of the outstanding warrants of AEON exercisable for shares of AEON preferred stock (as defined in the accompanying proxy statement/prospectus), the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the AEON Governing Documents (as defined in the accompanying proxy statement/prospectus) as of the Effective Time and the conversion of the outstanding convertible notes of AEON into AEON common stock in accordance with the terms of such convertible notes and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger (as defined in this proxy statement/prospectus)) will be cancelled and converted into the right to receive a number of shares of New AEON common stock (rounded down to the nearest whole share) (as defined in the accompanying proxy statement/prospectus) equal to the Merger Consideration (as defined in the accompanying proxy statement/prospectus);

(b)
each outstanding AEON option (whether vested or unvested) (including each Subsidiary Rollover Option (as defined in this proxy statement/prospectus)) will be converted into an option to purchase a number of shares of New AEON common stock, and at an exercise price per share, as set forth in the AEON disclosure schedules;

(c)
each outstanding AEON RSU award (as defined in this proxy statement/prospectus) (including each Subsidiary Rollover RSU Award (as defined in this proxy statement/prospectus)) will be converted into a restricted stock unit (“RSU”) award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules; and

(d)
certain holders of shares of AEON common stock and AEON preferred stock may also be eligible to receive up to an aggregate of 16,000,000 shares of New AEON common stock subject to the achievement of certain clinical milestones following the consummation of the Business Combination or, in some circumstances, upon a change of control of New AEON.

We refer to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A and a copy of the Business Combination Agreement Amendment thereto, is attached as Annex G;
2.   to approve, assuming the Business Combination Proposal is approved and adopted, a proposed third amended and restated certificate of incorporation for the Combined Company (as defined in the accompanying proxy statement/prospectus) (the “Proposed Charter,” a copy of which is attached to the accompanying proxy statement/prospectus as Annex B), which will amend and restate Priveterra’s current Second Amended and Restated Certificate of Incorporation (the “Current Charter”), and amended by-laws for the Combined Company (the “Proposed Bylaws,” a copy of which is attached to the accompanying proxy statement/prospectus at Annex C), which will be in effect upon the closing (the “Closing”) of the Business Combination (the “Charter Amendment Proposal”);
3.   to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented pursuant to guidance of the SEC as seven separate sub-proposals (the “Advisory Charter Amendment Proposals”):
(a)
Advisory Charter Proposal A — to change the corporate name of the Combined Company to “AEON Biopharma, Inc.” at and from the time of the Business Combination;

(b)
Advisory Charter Proposal B — to increase the authorized shares of common stock of the Combined Company to 500,000,000 shares;

(c)
Advisory Charter Proposal C — to increase the authorized shares of preferred stock that the Combined Company’s board of directors could issue to 1,000,000 shares;

(d)
Advisory Charter Proposal D — to provide that directors be elected to serve as Class I, Class II and Class III directors to serve staggered terms on the New AEON Board (as defined in the accompanying proxy statement/prospectus) until their respective successors are duly elected and qualified, or until their earlier resignation, death, disqualification or removal and to provide that the removal of any director be only for cause (and by the affirmative vote of at least 66 2∕3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in the election of directors);

(e)
Advisory Charter Proposal E — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2∕3% of the total voting power of all the Combined Company’s then-outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class;

(f)
Advisory Charter Proposal F — to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

(g)
Advisory Charter Proposal G — to remove the provision that allows stockholders to act by written consent as opposed to holding a stockholders meeting.

4.   to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635 and listing rules of NYSE, (a) the issuance of up to 39,913,926 shares of New AEON common stock in connection with the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus and (b) the issuance of an aggregate of 2,857,143 shares of New AEON common stock under the Committed Financing Agreements (as defined in the accompanying proxy statement/prospectus) in connection with the Business Combination (the “Stock Issuance Proposal”);
5.   to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of five directors who, upon consummation of the Business Combination, will become directors of the Combined Company (the “Director Election Proposal”);
6.   to approve, assuming the Business Combination Proposal is approved and adopted, the Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as

Annex D, which will become effective as of and contingent on the consummation of the Business Combination (the “Incentive Plan Proposal”);
7.   to approve, assuming the Business Combination Proposal is approved and adopted, the Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E, which will become effective as of and contingent on the consummation of the Business Combination (the “ESPP Proposal”); and
8.   to approve a proposal to adjourn the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the Board or the officer presiding over the Special Meeting, for Priveterra to consummate the Business Combination (the “Adjournment Proposal”).
Each of the Business Combination Proposal, the Charter Amendment Proposal, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal (together, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each other. The Adjournment Proposal and the Advisory Charter Amendment Proposals are not cross-conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
Only holders of record of Class A Common Stock and Class B Common Stock of Priveterra (collectively, the “Priveterra Common Stock”) at the close of business on April 11, 2023 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of Priveterra stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of Priveterra for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.
Pursuant to the Current Charter, Priveterra is providing its public stockholders (“Public Stockholders”) with the opportunity to redeem, upon the Closing, the shares of Class A Common Stock (the “Public Shares”) issued in the Initial Public Offering then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest but less franchise and income taxes payable) of the Initial Public Offering. For illustrative purposes, based on funds in the Trust Account of approximately $21,099,474.72 on the Record Date, the estimated per share redemption price would have been approximately $10.54. Public Stockholders may elect to redeem Public Shares even if they vote for the Business Combination Proposal. A Public Stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 15% or more of the Public Shares issued in the Initial Public Offering. Priveterra’s Sponsor has agreed to waive its redemption rights with respect to any Founder Shares and Private Placement Warrants (each as defined in the accompanying proxy statement/prospectus) and any Public Shares it may hold, and the Sponsor has also agreed to waive its redemption rights with respect to any other equity securities it holds in connection with the Closing, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. The Sponsor has agreed to vote any Founder Shares, Private Placement Warrants and Public Shares owned by them, and the Sponsor has also agreed to vote any other equity securities in favor of the Business Combination Proposal, which represent approximately 77.51% of the voting power of Priveterra as of the Record Date. The Sponsor has also agreed to vote its shares in favor of all other Proposals being presented at the Special Meeting.
Pursuant to Priveterra’s bylaws, a majority of the voting power of all outstanding shares of Priveterra Common Stock entitled to vote, represented at the Special Meeting or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Under the Delaware General Corporation Law (the “DGCL”), shares that are voted “abstain” or “withheld” are counted as present for purposes of determining whether a quorum is present at the Special Meeting. Because the Proposals are “non-discretionary” items, your broker will not be able to vote uninstructed shares for any of the Proposals. As a result, if you do not provide voting instructions, a broker “non-vote” will be deemed to have occurred for each of the Proposals. Broker “non-votes” will not be counted as present for purposes of determining whether a quorum is present.

The approval of the Business Combination Proposal requires the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of that Proposal and entitled to vote thereon at the Special Meeting, voting together as a single class. The approval of each of the Stock Issuance Proposal, the Incentive Plan Proposal, the ESPP Proposal, the Adjournment Proposal and each of the Advisory Charter Amendment Proposals also requires the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of the relevant Proposal and entitled to vote thereon at the Special Meeting, voting together as a single class. The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of each of the Class A Common Stock and Class B Common Stock, voting separately, as well as the vote of a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.
The approval of the Director Election Proposal requires a plurality vote of the shares of Priveterra Common Stock cast in respect of that Proposal and entitled to vote thereon at the Special Meeting, voting as a single class. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
If the Business Combination Proposal is not approved, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal will not be presented to the Priveterra stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposal, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal are preconditions to the Closing.
As of the Record Date, there was approximately $21,099,474.72 in the Trust Account. Each redemption of Public Shares by Public Stockholders will decrease the amount in the Trust Account. Priveterra will not redeem Public Shares in an amount that would cause it to have net tangible assets of less than $5,000,001.
Your attention is directed to the proxy statement/prospectus accompanying this notice (including the Annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, D.F. King & Co., Inc., at (212) 269-5550 (call collect), (866) 796-7186 (call toll-free), or email at PMGM@dfking.com.
May 12, 2023
By Order of the Board of Directors

i

MARKET AND INDUSTRY DATA
Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Priveterra’s own internal estimates and research. While we are not aware of any misstatements regarding such third-party information and data presented in this proxy statement/prospectus, such information and data involves risks and uncertainties and is subject to change based on various factors, including, potentially, those discussed under the section of this proxy statement/prospectus entitled “Risk Factors.” Furthermore, such information and data cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Finally, while we believe our own internal estimates and research are reliable, and are not aware of any misstatements regarding such information and data presented in this proxy statement/prospectus, such research has not been verified by any independent source.
TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.
FREQUENTLY USED TERMS
As used in this proxy statement/prospectus, unless otherwise noted or the context otherwise requires, references to:
•
“AEON” means AEON Biopharma, Inc., a Delaware corporation.

•
“AEON common stock” means the common stock, par value $0.0001 per share, of AEON.

•
“AEON Acquisition Proposal” means, except as set forth on Section 1.1(a) of the AEON disclosure schedules, (a) any transaction or series of related transactions under which any person(s), directly or indirectly, acquires or otherwise purchases (i) AEON, or (ii) all or substantially all of the assets or businesses of AEON and its subsidiaries (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any material equity or similar investment in AEON or any of its subsidiaries. Notwithstanding the foregoing or anything to the contrary herein, none of the Business Combination Agreement, the Ancillary Documents or the transactions contemplated thereby shall constitute an AEON Acquisition Proposal.

•
“AEON Company Shares” means collectively, the AEON preferred stock and the AEON common stock (including, for the avoidance of doubt, the AEON common stock, if any, issued in connection with the Subsidiary Merger).

•
“AEON Convertible Notes” means the convertible promissory notes issued by AEON set forth on the AEON disclosure schedules.

•
“AEON Governing Documents” means the Fourth Amended and Restated Articles of Incorporation of AEON, as amended, and the Amended and Restated Bylaws of AEON.

•
“AEON Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of AEON, filed with the Secretary of State of the State of Delaware on April 19, 2017, as amended on December 18, 2019, January 8, 2020, November 12, 2020, October 4, 2021 and December 11, 2022.

•
“AEON Certificate of Incorporation Amendment” means the Fifth Certificate of Amendment of the AEON Certificate of Incorporation, dated December 11, 2022.

•
“AEON options” means options to purchase AEON common stock granted to any current or former director, manager, officer, employee, contingent worker or other service provider of AEON, whether vested or unvested, including the Subsidiary Rollover Options that have been converted into AEON options in accordance with the Business Combination Agreement.

•
“AEON RSU awards” means awards of RSUs covering shares of AEON common stock granted to any current or former director, manager, officer, employee, contingent worker or other service provider of AEON, whether vested or unvested, including the Subsidiary Rollover RSU Awards that have been converted into AEON RSU awards in accordance with the Business Combination Agreement.

•
“AEON preferred stock” means the preferred stock, par value $0.0001 per share, of AEON designated as Series A preferred stock (“Series A preferred”) and Series B preferred stock (“Series B preferred”).

•
“AEON Stockholders” means the holders of AEON common stock (on an as converted basis after taking into effect the conversion of the AEON Warrants, the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the AEON Governing Documents of AEON as of the Effective Time and the conversion of the AEON Convertible Notes into AEON common stock in accordance with the terms of such AEON Convertible Notes and the Noteholder Support Agreements, and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger) immediately prior to the Effective Time.

•
“AEON Warrants” means the warrant to purchase 342,011 shares of AEON’s Series B Preferred Stock, issued May 27, 2016, at an exercise price of $7.3097 per share.

•
“Available Closing Cash” means, as of the Closing (and without duplication), (a) the amount of funds contained in the Trust Account (after reduction for the aggregate amount of payments made or required to be made in connection with any redemptions of the Priveterra stockholders), plus (b) the amount of immediately available funds funded to Priveterra or AEON prior to the Closing pursuant to any Interim Financing Arrangement entered into prior to the Closing and the amount of funds committed to Priveterra or AEON pursuant to any Interim Financing Arrangement entered into prior to the Closing that are or will be available to Priveterra or AEON, as applicable, (x) upon or immediately following the Closing or (y) within a six-month period following the Closing and the availability of which to Priveterra or AEON, as applicable, is subject only to the passage of time or such conditions as would reasonably be expected to be satisfied within such six-month period (provided, that, any such condition will be deemed not to be reasonably expected to be satisfied if such condition is outside of AEON’s sole control, including, any minimum stock price thresholds, minimum public float, or other trading or listing requirement; provided, however, that, the filing of, or effectiveness of, a registration statement will be deemed to be reasonably expected to be satisfied by AEON), plus (c) any amount of proceeds funded of any Bridge Loan received by AEON prior to the Closing to the extent such amount is not required to be repaid prior to the later of either (A) December 31, 2023 or (B) within the first six months following the Closing, pursuant to the terms of such Bridge Loan, plus (d) the amount of proceeds (in an amount not to exceed the Excess Expenses Amount) immediately available to Priveterra or AEON at or prior to the Closing pursuant to any equity financing provided by Priveterra pursuant to Section 5.18 of the Business Combination Agreement in respect of any Excess Expenses Amount, plus (e) the amount of immediately available funds funded to Priveterra or AEON pursuant to any Financing Merger Transaction entered into prior to the Closing (less any transaction expenses incurred therewith by Priveterra or the Company including any expenses of any such third party person for which the Company, Priveterra, or the Surviving Corporation will be responsible), in the case of the foregoing clauses (a), (b) (c), (d) and (e) before giving effect to the payment of any Transaction Expenses, minus (f) all Unpaid Priveterra Expenses payable in cash, whether or not then payable, prior to or at the Closing.

•
“Ancillary Documents” means the Sponsor Support Agreement, the AEON Stockholder Support Agreements, the AEON Noteholder Support Agreements, the A&R Registration Rights Agreement and each other agreement, document, instrument or certificate contemplated by the Business Combination Agreement executed or to be executed in connection with the transactions contemplated thereby.

•
“Average Price Per Share” means the effective average price per share of the Class A Common Stock issued by Priveterra (or the Surviving Corporation, following the Closing) in connection with all of the Qualifying Financing Transactions, determined at the Closing (in the case of any such shares of Class A Common Stock issued prior to or at the Closing) or in the case of any shares of Class A Common Stock issued after the Closing, at the time such shares are actually issued, subject to the following:
(i)
the Average Price Per Share shall be calculated without including the effect of any Qualifying Financing Transaction or Interim Financing Arrangement entered into by Priveterra or the Company with any Company Stockholder or holder of Company Warrants (or any Affiliate thereof);

(ii)
in the case of any Qualifying Financing Transaction that is a loan, advance, convertible debenture or similar instrument (an “ELOC Advance”) issued in connection with an equity line of credit, standby equity line of credit or similar financing arrangement (an “ELOC”), the Average Price Per Share for such ELOC Advance shall be the average price per share of the Class A Common Stock issued by Priveterra following the Closing pursuant to the ELOC for the purposes of repaying the ELOC Advance (for example, if the Company draws $10 million from the ELOC pursuant to an ELOC Advance and issues $5 million of Class A Common Stock to repay the ELOC Advance at $7.00 per share and $5 million at $4.00 per share, the effective price of the ELOC Advance would be $5.50/share (e.g., ($7 * 50%) + ($4 *50%) = $5.50)); and

(iii)
in the case of any Qualifying Financing Transaction that is a Financing Merger Transaction, the Average Price Per Share for such Financing Merger Transaction shall be calculated by dividing the amount of available cash proceeds delivered by the third party Person acquired by Priveterra or the Company in such Financing Merger Transaction, and subtracting the amount of any fees, expenses, assumed indebtedness (including long-term indebtedness), or current liabilities that are or will be payable by or assumed by Priveterra, the Company or the Surviving Corporation in connection with such Financing Merger Transaction, divided by the number of shares of Class A Common Stock issued at the closing of such Financing Merger Transaction.

•
“BLA” means Biologics License Application within the meaning of the rules and regulations of the FDA.

•
“Board” means Priveterra’s board of directors.

•
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the merger between Merger Sub and AEON.

•
“Business Combination Agreement” means the Business Combination Agreement, dated as of December 12, 2022 and amended as of April 27, 2023, and as further amended or modified from time to time, by and among Priveterra, Merger Sub and AEON.

•
“Canaccord” means Cannaccord Genuity LLC, Priveterra's capital markets advisor inconnection with the potential business combination with AEON.

•
“Class A Common Stock” means the Class A Common Stock of Priveterra, par value $0.0001.

•
“Class B Common Stock” means the Class B Common Stock of Priveterra, par value $0.0001, which is convertible into shares of Class A Common Stock on a one-for-one basis.

•
“Closing” means the closing of the Business Combination.

•
“Closing Date” has the meaning given in the Business Combination Agreement.

•
“Code” means the Internal Revenue Code of 1986, as amended.

•
“Cohen” means Cohen & Company Capital Markets division, a division of J.V.B. Financial Group, LLC, Priveterra's placement agent and financial advisor.

•
“Combined Company” means Priveterra subsequent to the Business Combination (also referred to herein as “New AEON”).

v

•
“Committed Financing Agreement” means any of those certain Interim Financing Agreements entered into between Priveterra, AEON and those certain investors on January 6, 2023, to be executed simultaneously with the Closing of the Business Combination.

•
“Committed Financing Investor” means any of those certain investors that entered into the Committed Financing Agreements with Priveterra and AEON.

•
“Concurrent Private Placement” means the private placement of 5,213,333 warrants, at a price of $1.50 per warrant, to purchase shares of Class A Common Stock, which was consummated simultaneously with the Initial Public Offering. The warrants to purchase shares of Class A Common Stock included within the Concurrent Private Placement are referred to herein as “Private Placement Warrants.”

•
“Continental” means Continental Stock Transfer & Trust Company.

•
“Contingent Consideration” means the aggregate of 16,000,000 shares of New AEON common stock that certain AEON Stockholders may be eligible to receive based on the achievement of certain clinical milestones following the consummation of the Business Combination or, in some circumstances, upon a change of control of New AEON.

•
“Current Bylaws” means Priveterra’s bylaws.

•
“Current Charter” means Priveterra’s second amended and restated certificate of incorporation, as amended.

•
“DGCL” means the Delaware General Corporation Law, as amended.

•
“Dollars” or “$” means U.S. dollars.

•
“D.F. King” means D.F. King & Co., Inc., our proxy solicitor.

•
“Effective Time” means the effective time of the Business Combination.

•
“EMA” means the European Medicines Agency.

•
“ESPP” means the New AEON 2023 Employee Stock Purchase Plan, attached to this proxy statement/prospectus as Annex E.

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•
“Exchange Ratio” shall have the meaning given to such term in the Business Combination Agreement.

•
“extension meeting” means the special meeting that was held on February 10, 2023 and at which Priveterra stockholders approved a proposal to amend the existing organizational documents to extend the date on which Priveterra is required to consummate a business combination.

•
“extension proposal” means the proposals that were voted upon by Priveterra stockholders in connection with the extension meeting and the extension proxy statement, including any postponement or adjournment thereof.

•
“extension proxy statement” means the proxy statement filed by Priveterra with the SEC in connection with the extension meeting, as amended or supplemented.

•
“FDA” means the U.S. Food and Drug Administration.

•
“Financing Merger Transaction” means, subject to the written consent of Priveterra and the Company (each in its sole discretion), any transaction or series of related transactions under which Priveterra or AEON , directly or indirectly, acquires or otherwise purchases (a) any third party Person, or (b) all or substantially all of the assets or businesses of a third party Person (in the case of each of clause (a) and (b), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), in each case which acquisition is for the primary purposes of acquiring assets of such third party person, all or substantially all of which constitute cash or cash equivalents.

•
“Founder Shares” mean the shares of Class B Common Stock initially purchased by the Sponsor and the shares of Class A Common Stock issuable upon conversion thereof.

•
“H.C. Wainwright” means H.C. Wainwright & Co., LLC, Priveterra's capital market advisor in connection with the potential business combination with AEON.

•
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

•
“Incentive Plan” means the New AEON 2023 Incentive Award Plan, attached to this proxy statement/propectus as Annex D.

•
“IND” means an investigational new drug application.

•
“Initial Public Offering” or “IPO” means the initial public offering of Priveterra, which closed on February 11, 2021.

•
“Interim Financing Arrangement” means any financing arrangement contemplated by Section 5.17 of the Business Combination Agreement and any other financing arrangement that AEON and Priveterra expressly designate as an “Interim Financing Arrangement” in an agreement in writing which makes reference to the Business Combination Agreement and has been duly authorized, executed and delivered by each of AEON and Priveterra.

•
“Interim Financing Agreement” means any of the definitive agreements entered into by Priveterra or AEON in connection with any Interim Financing Arrangement in connection with the Business Combination.

•
“Interim Financing Investor” means any of those certain investors that have entered or will enter into any Interim Financing Agreement with Priveterra and AEON.

•
“Interim Period” means the period from and after the date of the Business Combination Agreement until the earlier of the Closing or the termination of Business Combination Agreement in accordance with its terms.

•
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

•
“Merger” means the merger of Merger Sub with and into AEON at the Effective Time.

•
“Merger Consideration” means with respect to each outstanding share of AEON common stock (on an as converted basis after taking into effect the conversion of the AEON preferred stock and the outstanding convertible notes of AEON and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger) a number of shares of New AEON common stock equal to the Exchange Ratio (and with an aggregate value, prior to giving effect to the issuance of any AEON common stock in connection with any Interim Financing Arrangement, equal to $165,000,000 allocated to the AEON Stockholders (on an as converted basis after taking into effect the conversion of the AEON preferred stock and the outstanding convertible notes of AEON and after giving effect to the issuance of New AEON common stock, if any, in connection with the Subsidiary Merger) as set forth on the allocation schedule to the Business Combination Agreement.

•
“Merger Sub” means Priveterra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Priveterra.

•
“Nasdaq” means the Nasdaq Stock Market LLC.

•
“New AEON” refers to the Combined Company following the consummation of the Business Combination.

•
“New AEON Board” means the board of directors of New AEON.

•
“New AEON common stock” means Class A Common Stock of New AEON following the Business Combination.

•
“NYSE” means NYSE American LLC.

•
“Private Placement Warrants” means the warrants issued to the Sponsor in a private placement simultaneously with the closing of the Initial Public Offering.

•
“Priveterra” means Priveterra Acquisition Corp., a Delaware corporation.

•
“Priveterra Acquisition Proposal” means any transaction or series of related transactions under which Priveterra or any of its affiliates, directly or indirectly (i) acquires or otherwise purchases any other person(s), (ii) engages in a business combination with any other person(s), or (iii) acquires or otherwise purchases at least a majority of the voting securities of such person(s) or all or substantially all of the assets or businesses of any other persons(s) (in the case of each of clauses (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of the Business Combination Agreement, the Ancillary Documents or the transactions contemplated thereby shall constitute a Priveterra Acquisition Proposal.
•
“Priveterra Common Stock” means the Class A Common Stock and Class B Common Stock.

•
“Proposals” means each of the Proposals to be considered for approval at the Special Meeting, as set forth in the section entitled “Summary Term Sheet” below.

•
“Proposed Charter” means the third amended and restated certificate of incorporation of Priveterra, attached to this proxy statement/prospectus as Annex B.

•
“Proposed Bylaws” means the amended and restated bylaws of Priveterra, attached to this proxy statement/prospectus as Annex C.

•
“Public Shares” means the shares of Class A Common Stock issued in the Initial Public Offering.

•
“Public Stockholders” means holders of Class A Common Stock.

•
“Public Warrants” means Priveterra’s redeemable warrants sold as part of the Units in the Initial Public Offering (whether they were purchased in the Initial Public Offering or thereafter in the open market), with each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50.

•
“Qualifying Financing Transaction” shall mean the Interim Financing Arrangements or equity line of credit, backstop commitment, non-redemption agreement, forward purchase agreement or other similar financing arrangements entered into prior to the Closing or following the Closing with a financing provider or source identified to AEON by Priveterra prior to Closing.

•
“Record Date” means April 11, 2023.

•
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

•
“SEC” means the U.S. Securities and Exchange Commission.

•
“Securities Act” means the Securities Act of 1933, as amended.

•
“Special Meeting” means the special meeting of stockholders of Priveterra, scheduled to be held on June 6, 2023, at 12:00 PM Eastern Time.

•
“Subsidiary Merger” means the merger of ABP Sub, Inc. with and into AEON at the Subsidiary Merger Effective Time.

•
“Subsidiary Merger Effective Time” means the effective time when a certificate of ownership and merger in connection with the Subsidiary Merger is accepted for filing by the Secretary of State of the State of Delaware or such later date or time as is agreed by Priveterra and AEON and specified in the Certificate of Merger of the Subsidiary Merger, and in any event prior to the Effective Time.

•
“Subsidiary Rollover Option” shall have the meaning given to such term in the Business Combination Agreement.

•
“Subsidiary RSU Award” shall have the meaning given to such term in the Business Combination Agreement.

•
“Subsidiary Rollover RSU Award” shall have the meaning given to such term in the Business Combination Agreement.

•
“Sponsor” means Priveterra Sponsor, LLC, a Delaware limited liability company.

•
“Trust Account” means the trust account maintained by Continental, acting as trustee, established for the benefit of holders of Public Shares in connection with the Initial Public Offering.

•
“Unit” means the Priveterra units sold in the IPO, each of which consists of one Class A Common Stock and one-third of one Warrant.

•
“Warrants” means Priveterra’s Public Warrants and the Private Placement Warrants.

•
“Warrant Agent” means Continental, as warrant agent.

•
“Warrant Agreement” means the Warrant Agreement, dated as of February 8, 2021, by and between Priveterra and the Warrant Agent.

SUMMARY TERM SHEET
This Summary Term Sheet and the sections entitled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement/Prospectus” summarize certain information contained in this proxy statement/prospectus, but may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including all of the accompanying financial statements and the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting.
1)
Priveterra is a special purpose acquisition company (“SPAC”) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

2)
On February 11, 2021, Priveterra completed its Initial Public Offering of 27,600,000 shares of Class A Common Stock at a price of $10.00 per share, generating proceeds of $276,000,000 before underwriting discounts and expenses. Simultaneously with the closing of the Initial Public Offering, Priveterra closed the Concurrent Private Placement of 5,213,333 warrants at a price of $1.50 per warrant to the Sponsor, generating proceeds of $7,820,000.

3)
AEON Biopharma, Inc. is a clinical stage biopharmaceutical company focused on developing the proprietary botulinum toxin complex, prabotulinumtoxinA injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurology and gastroenterology markets. AEON plans to develop ABP-450 to address the estimated $3.0 billion global therapeutic botulinum toxin market.

AEON anticipates that its ongoing Phase 2 clinical study in migraine will require approximately $18 million to complete, with approximately $12 million of that being paid between the date of this proxy statement/prospectus and September 30, 2023. The migraine open-label extension study is estimated to cost $25 million to complete, with approximately $8 million of that being paid during that same time period. AEON believes that the proposed Business Combination, assuming satisfaction of the $40 million minimum cash condition, will provide New AEON with sufficient cash to fund its operating plan through September 30, 2023 and its announcement of Phase 2 episodic migraine topline data. AEON anticipates raising additional funding in the second half of 2023 following the topline data release; however, there can be no assurance that additional funding will be available at that time on reasonable terms or at all. Moreover, minimum cash condition is not met, additional third-party funding will be needed to be able to satisfy the $40 million minimum cash condition even in the event that no additional Public Stockholders exercise their redemption rights. The parties have entered into Committed Financing Agreements as of the date hereof as described in this Registration Statement and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. However, with the exception of the Interim Financing Agreements described in this proxy statement/prospectus, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus. While we expect that the terms of any such financing arrangements will be disclosed prior to the time any Public Stockholders are asked to make voting and redemption decisions, it is possible that the terms of such financing arrangements may not be finalized as of the time that the Public Stockholders are asked to make voting and redemption decisions, and the terms of such financing arrangements may dilute the equity interests of our public shareholders in connection with the Business Combination, and that dilution may be significant and may result in a decrease to New AEON’s stock price. If AEON waives the $40 million minimum cash condition, including as a result of determining to proceed with the Business Combination without Interim Financing Agreements or other financings in place, New AEON will not have the same liquidity at closing it would have had if the condition was satisfied and, as a result, New AEON’s ability to operate its business and execute its plans post-Closing of the Business Combination, including the ability to conduct operations through its potential announcement of Phase 2 episodic migraine topline data, through September 30, 2023 and beyond will be adversely affected and New AEON may be forced to cease certain operations, such as the migraine open label extension study, in order to continue operating through the topline data release on episodic migraine.

x

4)
On December 12, 2022, Priveterra, AEON and Merger Sub entered into the Business Combination Agreement. Under the terms of the Business Combination Agreement, the parties thereto will enter into the Business Combination pursuant to which Merger Sub will merge with and into AEON, with AEON surviving as a wholly-owned subsidiary of Priveterra.

5)
In accordance with and subject to the terms of the Business Combination Agreement, the consideration to be paid in connection with the Business Combination is $165,000,000, which will be paid as equity consideration to AEON Stockholders. AEON Stockholders may also be entitled to the Contingent Consideration. For more information regarding the consideration to be paid in connection with the Business Combination, please see the section entitled “Summary of the Proxy Statement/Prospectus.”

6)
In connection with the execution of the Business Combination Agreement, Priveterra and AEON have entered into Committed Financing Agreements with the Committed Financing Investors for a total amount of $20 million, the terms of which provide for the sale and issuance to the Committed Financing Investors of an issued security that will be exchanged or converted at the Closing into Class A Common Stock of Priveterra at a purchase price of $7.00 per share. The Committed Financing Agreements will be consummated substantially concurrently with the Closing, although the investors may agree to advance a portion of the Committed Financing. Additionally, AEON and Priveterra are expected to enter into additional Interim Financing Agreements prior to the Closing of the Business Combination. It is anticipated that upon Closing:

•
the Interim Financing Investors will own approximately 12.2% of the outstanding Priveterra Common Stock;

•
the AEON Stockholders will own approximately 70.1% of the outstanding Priveterra Common Stock (excluding holdings associated with the Interim Financing Investors);

•
the Sponsor will own approximately 9.2% of the outstanding Priveterra Common Stock; and

•
the Public Stockholders will own approximately 8.5% of the outstanding Priveterra Common Stock.

These levels of ownership interest exclude (i) 16,000,000 Contingent Consideration Shares as the Contingent Consideration conditions have not yet been met, (ii) 3,515,218 shares issuable in connection with outstanding AEON options, (iii) 3,839,892 shares available for issuance pursuant to the Incentive Plan, (iv) 488,146 shares available for issuance pursuant to the ESPP, (v) 77,586 shares (as calculated pursuant to the Exchange Ratio) held by Priveterra parties, and (vi) 1,041,565 unvested AEON RSU awards issued to AEON shareholders. If the actual facts are different from these assumptions, then the levels of ownership interest set forth above will be different. For more information, please see the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”
7)
In evaluating the Business Combination, our Board considered various factors in determining whether to approve the Business Combination Agreement. For more information about our decision-making process, as well as other factors, uncertainties and risks considered, see the section entitled “Proposal 1: The Business Combination Proposal — The Board’s Reasons for Approval of the Business Combination.”

8)
Pursuant to the Current Charter, holders of Public Shares may request that we redeem all or a portion of their Public Shares for cash if the Business Combination is consummated. Holders of Public Shares may elect to redeem their Public Shares even if they vote “FOR” the proposal to approve the Business Combination, or any other Proposal. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder or their broker, bank or other nominee. If the Business Combination is consummated, and if a holder of Public Shares properly exercises their right to redeem all or a portion of the Public Shares that they hold, including by timely delivering their shares to Continental, we will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest but less franchise and income taxes payable. For illustrative purposes, based on funds in the Trust Account of approximately $21,099,474.72 on the Record Date, the estimated per share redemption price would have been approximately $10.54. If a holder of Public Shares properly exercises their redemption rights in full, then they will be electing to exchange all of their Public Shares for cash and will not own any shares of the Combined Company. Please see the section entitled “Summary of the Proxy Statement/Prospectus — Redemption Rights of Priveterra Stockholders” for further information regarding the redemption rights of holders of Public Shares.
9)
In addition to voting on the proposal to approve and adopt the Business Combination Agreement and approve the Business Combination (together, the “Business Combination Proposal”) at the Special Meeting, our stockholders will be asked to vote to approve the following Proposals:

a)
assuming the Business Combination Proposal is approved and adopted, the Proposed Charter, which will amend and restate the Current Charter, and amended bylaws for the Combined Company, which will be in effect upon the Closing (the “Charter Amendment Proposal”);

b)
on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented pursuant to guidance of the SEC as seven separate sub-proposals (the “Advisory Charter Amendment Proposals”):

•
Advisory Charter Proposal A — to change the corporate name of the Combined Company to “AEON Biopharma, Inc.” at and from the time of the Business Combination;

•
Advisory Charter Proposal B — to increase the authorized shares of common stock of the Combined Company to 500,000,000 shares;

•
Advisory Charter Proposal C — to increase the authorized shares of preferred stock that the Combined Company’s board of directors could issue to 1,000,000 shares;

•
Advisory Charter Proposal D — to provide that directors be elected to serve as Class I, Class II and Class III directors to serve staggered terms on the New AEON Board until their respective successors are duly elected and qualified, or until their earlier resignation, death, disqualification or removal and to provide that the removal of any director be only for cause (and by the affirmative vote of at least 66 2∕3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in the election of directors);

•
Advisory Charter Proposal E — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2∕3% of the voting power of all of the Combined Company’s then-outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class;

•
Advisory Charter Proposal F — to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

•
Advisory Charter Proposal G — to remove the provision that allows stockholders to act by written consent as opposed to holding a stockholders meeting;

c)
assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, (a) the issuance of up to 39,913,926 shares of New AEON common stock in connection with the Business Combination and (b) the issuance of an aggregate of 2,857,143 shares of New AEON common stock under the Committed Financing Agreements in connection with the Business Combination (the “Stock Issuance Proposal”);

d)
assuming the Business Combination Proposal is approved and adopted, the appointment of five directors who, upon consummation of the Business Combination, will become directors of the Combined Company (the “Director Election Proposal”);

e)
assuming the Business Combination Proposal is approved and adopted, the adoption of the

Incentive Plan, which will become effective as of and contingent on the consummation of the Business Combination (the “Incentive Plan Proposal”);
f)
assuming the Business Combination Proposal is approved and adopted, the adoption of the AEON Employee Stock Purchase Plan, which will become effective as of and contingent on the consummation of the Business Combination (the “ESPP Proposal”);

g)
the adjournment of the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the Board or the officer presiding over the Special Meeting, for Priveterra to consummate the Business Combination (the “Adjournment Proposal”).

Each of the Business Combination Proposal, the Charter Amendment Proposal, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal (together, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each other. The Adjournment Proposal and the Advisory Charter Amendment Proposals are not cross-conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
For further information, please see the section entitled “Summary of the Proxy Statement/Prospectus — Additional Matters Being Voted On By Priveterra Stockholders.” The approval of the Business Combination Proposal, the Charter Amendment Proposal, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal are preconditions to the Closing. Each of these Proposals is more fully described in this proxy statement/prospectus, which each Priveterra stockholder is encouraged to read carefully and in its entirety.
•
Unless waived by the parties to the Business Combination Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Business Combination Agreement, including, among others: (i) there being at least $40,000,000 in Available Closing Cash; (ii) the registration statement of which this proxy statement/prospectus forms a part becoming effective in accordance with the Securities Act; (iii) customary bringdown conditions; and (iv) no material adverse effect of either Priveterra or AEON having occurred. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement and neither party currently intends to waive the Available Closing Cash condition in the preceding clause (i). For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal 1: The Business Combination Proposal.”

•
The proposed Business Combination, including our business following the Business Combination, involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•
When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal and the other Proposals included herein, you should keep in mind that the Sponsor and our directors and officers have interests in such Proposals that are different from, or in addition to, those of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination Agreement and the other transaction agreements and in recommending to our stockholders that they vote in favor of the Proposals presented at the Special Meeting, including the Business Combination Proposal. Priveterra stockholders should take these interests into account in deciding whether to approve the Proposals presented at the Special Meeting, including the Business Combination Proposal. For further information, please see the section entitled “Summary of the Proxy Statement/Prospectus — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the Special Meeting and the Proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that may be important to Priveterra stockholders. Priveterra stockholders are urged to read this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein.
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
Q:
What is the Business Combination?

A:
Priveterra and AEON have entered into the Business Combination Agreement, pursuant to which Merger Sub will merge with and into AEON, with AEON surviving the Business Combination as a wholly owned subsidiary of Priveterra.

Q:
Why am I receiving this proxy statement/prospectus?

A:
Priveterra and AEON have agreed to a Business Combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A and the amendment thereto as Annex G, and Priveterra encourages its stockholders to read it in its entirety. Priveterra’s stockholders are being asked to consider and vote upon a proposal to approve the Business Combination Agreement, which, among other things, provides for the Business Combination whereby Merger Sub will merge with and into AEON, with AEON surviving the Business Combination as a wholly owned subsidiary of Priveterra. See the section entitled “Proposal 1: The Business Combination Proposal.”

This document is a proxy statement because the Board is soliciting proxies using this proxy statement/prospectus from Priveterra stockholders. It is a prospectus because Priveterra, in connection with the Business Combination, is offering shares of Class A Common Stock in exchange for the outstanding shares of AEON common stock and AEON preferred stock. See the section entitled “Proposal 1: The Business Combination Proposal.”
Q:
What will AEON stockholders and holders of AEON options receive in the Business Combination?

A:
If the Business Combination is completed:

•
each outstanding share of AEON common stock (on an as converted basis after taking into effect the conversion of the outstanding warrants of AEON exercisable for shares of AEON preferred stock, the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the AEON Governing Documents as of the Effective Time and the conversion of the outstanding AEON Convertible Notes into AEON common stock in accordance with the terms of such convertible notes and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger) will be cancelled and converted into the right to receive a number of shares of New AEON common stock equal to the Merger Consideration (rounded down to the nearest whole share);

•
each outstanding AEON option (including each Subsidiary Rollover Option) will be converted into an option to purchase a number of shares of New AEON common stock, and at an exercise price per share, as set forth in the AEON disclosure schedules (in aggregate, approximately 1,169,366 shares underlying outstanding AEON options, which would represent approximately 13% or 14% of the issued and outstanding shares of New AEON common stock immediately following the Closing of the Business Combination, assuming no redemptions occur and maximum redemptions occur respectively). Please see the section of the accompanying proxy statement/prospectus entitled “Selected Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for further information regarding what constitutes a “maximum redemption” scenario; and

•
each outstanding AEON RSU award (including each Subsidiary Rollover RSU Award) will be converted into a RSU award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules (in aggregate, approximately 1,169,366 shares underlying outstanding AEON RSU awards, which would represent approximately 4.7% or 5.2% of the issued and outstanding shares of New AEON common stock immediately following the Closing of the Business Combination, assuming no redemptions occur and maximum redemptions occur respectively). Please see the section of the accompanying proxy statement/prospectus entitled “Selected Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for further information regarding what constitutes a “maximum redemption” scenario.
The consideration described in the foregoing bullets is referred to collectively as the “Merger Consideration.” Based on the number of shares of AEON common stock and AEON preferred stock outstanding, the number of shares of AEON common stock underlying outstanding AEON Warrants and AEON Convertible Notes and the number of shares of AEON common stock underlying outstanding AEON options and AEON RSU awards, in each case as of the Record Date, the total number of shares of New AEON common stock expected to be issued as Merger Consideration is 19,279,557 shares. Following the Closing, certain AEON Stockholders may also be eligible to receive Contingent Consideration of up to an aggregate of 16,000,000 shares of New AEON common stock subject to the achievement of certain clinical milestones. For further information, please see the section titled “Proposal 1: The Business Combination Proposal — Structure of the Business Combination.”
Q:
What will be the ownership interest of the post-Business Combination company after the Closing?

A:
Ownership of the Post-Business Combination Company After the Closing

It is anticipated that upon completion of the Business Combination and assuming no additional redemptions by the Public Stockholders, the Public Stockholders will retain an ownership interest of approximately 8.5% in the Combined Company, the Sponsor and related parties will retain an ownership interest of approximately 9.2% of the Combined Company, and the AEON Stockholders will own approximately 82.3% (excluding 16,000,000 Contingent Consideration Shares issuable to AEON stockholders if certain conditions are met) of the Combined Company.
The following tables illustrate estimated ownership levels in the Combined Company, immediately following the consummation of the Business Combination, based on the varying levels of redemptions by the Public Stockholders, excluding potential sources of dilution, and the following additional assumptions:
	No Additional Redemptions(1)%		Maximum Redemptions(2)%
AEON Stockholders(3)(4)(5)	19,279,557	82.3%	19,279,557	90.0%
Public Stockholders(6)(7)	2,002,272	8.5%	—	—%
Sponsor(8)(9)	2,147,586	9.2%	2,147,586	10.0%
Pro forma Class A Common Stock as of December 31, 2022	23,429,415	100.0%	21,427,143	100.0%
Potential sources of dilution:
Private Placement Warrants	5,280,000	22.5%	5,280,000	24.6%
Public Warrants	9,200,000	39.3%	9,200,000	42.9%
AEON Options	3,515,218	15.0%	3,515,218	16.4%
AEON RSUs	1,041,565	4.4%	1,041,565	4.9%
Contingent Consideration Shares	16,000,000	68.3%	16,000,000	74.7%
Contingent Founder Shares	4,830,000	20.6%	4,830,000	22.5%

(1)
Assumes that no additional Public Shares are redeemed. The Business Combination Agreement includes a condition to the Closing, Available Closing Cash being at least equal to $40 million. This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, this scenario is included in this proxy statement/prospectus for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing

Cash condition prior to Closing. With the exception of the Interim Financing Agreements described in this proxy statement/prospectus, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.
(2)
Assumes that 2,002,272 Public Shares are redeemed for aggregate redemption payments of approximately $20,994,440 assuming a $10.49 per share redemption price and based on funds in the Trust Account as of March 1, 2023. This maximum redemption scenario assumes full redemption from Public Stockholders. Such a scenario would require that AEON waive the $40 million minimum cash condition. Priveterra cannot guarantee that AEON will grant such a waiver. Therefore, this scenario is included in this proxy statement/prospectus for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Closing Cash condition prior to Closing.

(3)
Excludes (i) 16,000,000 Contingent Consideration Shares as the Contingent Consideration conditions have not yet been met, (ii) 3,515,218 shares issuable in connection with outstanding AEON options, (iii) 3,839,892 shares available for issuance pursuant to the Incentive Plan, (iv) 488,146 shares available for issuance pursuant to the ESPP (assuming no redemptions), (v) 77,586 shares (as calculated pursuant to the Exchange Ratio) held by Priveterra parties, and (vi) 1,041,565 unvested AEON RSU awards issued to AEON shareholders.

(4)
Includes 2,857,143 shares issuable on the Closing in connection with Committed Financing Agreements. If disaggregated, Interim Financing Investors would hold approximately 12.2% and 13.3% under the “No Additional Redemptions” and “Maximum Redemptions”, respectively.

(5)
Includes 127,801 AEON RSU awards issued to AEON shareholders subject to accelerated vesting as of the Closing.

(6)
Excludes 9,200,000 Public Warrants. Non-redeeming Public Stockholders could suffer additional dilution in their ownership and voting interest of the combined company upon exercise of the Public Warrants held by redeeming Public Stockholders who continue to hold these warrants, which could have an aggregate value of $469,200, based on the closing trading price per Public Warrant as of February 28, 2023.

(7)
Reflects the redemption of 25,597,782 shares of Priveterra Class A Common Stock in connection with the Special Meeting on February 10, 2023.

(8)
Excludes 3,450,000 Contingent Founder Shares (as defined in the Sponsor Support Agreement). The Contingent Founder Shares shall vest, if at all, upon the date upon which all Qualifying Financing Transactions have terminated or expired (which date could be the Closing Date), if the Average Price Per Share of the Qualifying Financing Transactions is greater than $5.00 per share, as follows: (i) 1,380,000 shall vest immediately, and (ii) the remaining Contingent Founder Shares shall vest upon achievement of the clinical milestones described further in the Sponsor Support Agreement. If the Average Price Per Share of the Qualifying Financing Transactions is less than $5.00 per share as of such date, then all of the Contingent Founder Shares shall be forfeited for no consideration.

(9)
Includes 77,586 AEON Company Shares (as calculated pursuant to the Exchange Ratio) held by officers and directors of Priveterra. Excludes 5,280,000 Private Placement Warrants. If all potential sources of dilution were exercised and converted into Class A Common Stock the Sponsor would hold approximately 19.4% and 20.0% under the “No Additional Redemptions” and “Maximum Redemptions” scenarios, respectively. See “Risk Factors — Risks Related to Priveterra, the Business Combination, and Redemptions — The Public Stockholders will experience dilution as a consequence of the issuance of New AEON common stock as consideration in the Business Combination.” for additional information related to the risk of dilution to the Public Stockholders.

(10)
Includes 3,450,000 Contingent Founder Shares and 16,000,000 Contingent Consideration Shares.

Q:
How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any Public Warrant holders post business combination?

A:
The Public Warrants are identical to the Private Placement Warrants, except that, so long as the Private Placement Warrants are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by Priveterra except under certain circumstances as described below; (2) they (including the Class A

Common Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Business Combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Class A Common Stock issuable upon exercise of these warrants) are entitled to registration rights.
Pursuant to a warrant assumption agreement that the parties expect to enter into, the Warrant Agreement, dated February 8, 2021, between Priveterra and Continental, will be amended and restated to provide for the assignment by Priveterra of all its rights, title and interest in the outstanding warrants of Priveterra to, and the assumption of such warrants by, AEON. Pursuant to the warrant assumption agreement that the parties expect to enter into, all Priveterra warrants under the Warrant Agreement will no longer be exercisable for Priveterra Class A Common Stock, but instead will be exercisable for New AEON common stock.
Following the Closing, AEON may redeem the Public Warrants prior to their exercise at a time that is disadvantageous to you. More specifically:
•
AEON will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per AEON Public Warrant, provided that the closing price of the New AEON common stock equals or exceeds $18 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders (which we refer to as the “Reference Value”), provided that certain other conditions are met.

•
AEON will also have the ability to redeem the Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $.01 per warrant, provided the Reference Value of the New AEON common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), provided that during the 30-day period following notice of the redemption, holders of the public warrants will be entitled to exercise such warrants on a “cashless basis” and to receive a number of New AEON common stock determined by reference to a make-whole table. If the Reference Value of the New AEON common stock is less than $18.00 per share, subject to certain adjustments, the AEON Private Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants. The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants, including because the number of shares received is capped at 0.361 New AEON common stock per whole warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

Redemption of the outstanding Public Warrants could force holders (i) to exercise the public warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the public warrants at the then-current market price when the holder might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of the public warrants.
In the event that AEON elects to redeem all of the redeemable warrants as described above, it will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by AEON not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via AEON’s posting of the redemption notice to DTC.
Q:
When do you expect the Business Combination to be completed?

A:
It is currently anticipated that the Business Combination will be consummated promptly following the Special Meeting, which is set for June 6, 2023; however, the Special Meeting could be adjourned, as described herein. Priveterra cannot assure you of when or if the Business Combination will be completed, and it is possible that factors outside of the control of Priveterra and AEON could result in the Business Combination being completed at a different time or not at all. Priveterra must first obtain the approval of its stockholders for certain of the Proposals set forth in this proxy statement/prospectus.
Q:
Is the Business Combination subject to conditions, and what happens in the event such conditions, including the minimum cash condition, are not satisfied?

A:
The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by Priveterra stockholders is not obtained or that there is not at least $40,000,000 in cash available at Closing (See “Risk Factors — Risks Related to Priveterra, the Business Combination and Redemptions — The consummation of the BusinessCombination is conditioned on, among other things, there being at least $40,000,000 in cash available at Closing” for additional information related to the minimum cash condition), in each case subject to certain terms specified in the Business Combination Agreement (as described in the section entitled “Proposal 1: The Business Combination Proposal — Conditions to the Closing”).

After giving effect to redemptions by Public Stockholders in connection with the extension meeting on February 10, 2023, additional third-party funding will be needed to be able to satisfy the $40 million minimum cash condition even in the event that no additional Public Stockholders exercise their redemption rights. The parties have entered into Committed Financing Agreements as of the date hereof as described in this Registration Statement and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. However, with the exception of the Interim Financing Agreements described in this proxy statement/prospectus, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.
In the event the conditions to Closing are not satisfied, including the minimum cash condition, pursuant to the Business Combination Agreement, the parties may (a) extend the time for the performance of any of the obligations or other acts required of the parties as set forth in the Business Combination Agreement or (b) waive compliance with any of the agreements or conditions set for the in the Business Combination Agreement. However, Priveterra cannot guaranteethat AEON will grant any extension or waiver.
If AEON waives the $40 million minimum cash condition, including as a result of determining to proceed with the Business Combination without Interim Financing Agreements or other financings in place, New AEON will not have the same liquidity at closing it would have had if the condition was satisfied and, as a result, New AEON’s ability to operate its business and execute its plans post-Closing of the Business Combination, including the ability to conduct operations through its potential announcement of Phase 2 episodic migraine topline data, through September 30, 2023 and beyond will be adversely affected and New AEON may be forced to cease certain operations, such as the migraine open label extension study, in order to continue operating through the topline data release on episodic migraine. See “Risk Factors — Risks Related to New AEON and the New AEON Common Stock Following the Business Combination — Future sales and issuances of New AEON common stock or rights to purchase New AEON common stock could result in additional dilution of the percentage ownership of New AEON stockholders and could cause the New AEON common stock price to fall” and “AEON Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources.”
Q:
What happens if the Business Combination is not consummated?

A:
If Priveterra does not complete the Business Combination with AEON, for whatever reason, Priveterra will search for another target business with which to complete an initial business combination. If Priveterra does not complete the Business Combination with AEON or another business combination by August 11, 2023 ( as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), Priveterra must redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Priveterra to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares. The Sponsor has waived any rights it may have with respect to any monies held in the Trust Account or any other asset of Priveterra as a result of any liquidation of Priveterra with respect to the Founder Shares and Private Placement Warrants and, accordingly, in the event a business combination is not effected by Priveterra in the required time period, the Founder Shares and Private Placement Warrants held by the Sponsor would be worthless.
Q:
Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
No, the Board did not obtain a third-party valuation or fairness opinion. Consequently, you have no assurance from an independent source that the price proposed to be paid for AEON is fair from a financial point of view.

Q:
Will any New AEON securities have registration rights following the consummation of the Business Combination?

A:
Yes. New AEON and Priveterra, along with certain other signatories, have agreed to a form of amended and restated registration rights agreement in connection with the Business Combination, and such amended and restated registration rights agreements will be entered into in connection with the Closing. For further information, please see the section of this proxy statement/prospectus entitled “Proposal 1: The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Q:
How do I attend a virtual meeting?

A:
As a registered stockholder, along with this proxy statement/prospectus, you received a proxy card from Continental Stock Transfer & Trust Company (“Continental”), Priveterra’s transfer agent, which contains instructions on how to attend the virtual Special Meeting, including the URL address and your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373 or by email at proxy@continentalstock.com.

Beneficial owners who own their Class A Common Stock through a bank, broker or other nominee will need to contact Continental to receive a control number. If you plan to vote at the Special Meeting, you will need to have a legal proxy from your broker, bank or other nominee or, if you would like to join and not vote, Continental can issue you a guest control number with proof of ownership. Either way, you must contact Continental at the number or email address above for specific instructions on how to receive the control number. Please allow up to 72 hours prior to the meeting for processing your control number.
Q:
Are there any other matters being presented to Priveterra stockholders at the Special Meeting?

A:
In addition to voting on the Business Combination Proposal, assuming it is approved and adopted, the stockholders of Priveterra will vote on each of the other Proposals described in the section above entitled “Summary Term Sheet.”

Priveterra will hold the Special Meeting to consider and vote upon these Proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. Stockholders should read it carefully.
Consummation of the Business Combination is conditioned on approval of the Business Combination Proposal, the Charter Amendment Proposal, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal (and each such Proposal is cross-conditioned on the approval of such other Proposals). If any of these Proposals is not approved, the other Proposals will not be presented to stockholders for a vote.
The vote of stockholders is important. Priveterra stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.
Q:
What will happen to Priveterra’s securities upon consummation of the Business Combination?

A:
Priveterra’s Units, Class A Common Stock originally sold as part of the Units, and Warrants originally sold as part of the Units are currently listed on Nasdaq under the symbols “PMGMU,” “PMGM” and “PMGMW,” respectively. Upon the Closing, New AEON will have one class of common stock, the New AEON common stock, which Priveterra intends to apply to list on NYSE under the symbol “AEON.” While trading on NYSE is expected to begin on the first business day following the Closing, there can be no assurance that New AEON’s securities will be listed on NYSE or another national securities exchange or that a viable and active trading market will develop. Public Stockholders who do not elect to have their Public Shares redeemed for a pro rata share of the Trust Account need not submit Public Shares, and such shares of stock (which will be New AEON common stock upon the Closing) will remain outstanding. Each outstanding share of Class B Common Stock, by its terms, will automatically convert into one share of Class A Common Stock, which becomes New AEON common stock upon the Closing.

Q:
Why is Priveterra proposing the Business Combination?

A:
Priveterra was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

On February 11, 2021, Priveterra completed its Initial Public Offering of shares of Class A Common Stock, at a price of $10.00 per share, raising total gross proceeds of $276 million. Since its Initial Public Offering, Priveterra’s activity has been limited to the evaluation of business combination candidates.
AEON Biopharma, Inc. is a clinical stage biopharmaceutical company focused on developing the proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurology and gastroenterology markets. AEON plans to develop ABP-450 to address the estimated $3.0 billion global therapeutic botulinum toxin market, which is projected to grow to $4.4 billion in 2027. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong Pharmaceutical Co. Ltd., or Daewoong, in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the FDA, Health Canada and EMA. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. AEON has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization.
AEON anticipates that its ongoing Phase 2 clinical study in migraine will require approximately $18 million to complete, with approximately $12 million of that being paid between the date of this proxy statement/prospectus and September 30, 2023. The migraine open-label extension study is estimated to cost $25 million to complete, with approximately $8 million of that being paid during that same time period. AEON believes that the proposed Business Combination, assuming satisfaction of the $40 million minimum cash condition, will provide New AEON with sufficient cash to fund its operating plan through September 30, 2023 and its announcement of Phase 2 episodic migraine topline data. AEON anticipates raising additional funding in the second half of 2023 following the topline data release; however, there can be no assurance that additional funding will be available at that time on reasonable terms or at all. Moreover, $40 million minimum cash condition is not met, additional third-party funding will be needed to be able to satisfy the $40 million minimum cash condition even in the event that no additional Public Stockholders exercise their redemption rights. The parties have entered into Committed Financing Agreements as of the date hereof as described in this Registration Statement and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. However, with the exception of the Interim Financing Agreements described in this proxy statement/prospectus, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus. While we expect that the terms of any such financing arrangements will be disclosed prior to the time any Public Stockholders are asked to make voting and redemption decisions, it is possible that the terms of such financing arrangements may not be finalized as of the time that the Public Stockholders are asked to make voting and redemption decisions, and the terms of such financing arrangements may dilute the equity interests of our Public Stockholders in connection with the Business Combination, and that dilution may be significant and may result in a decrease to New AEON’s stock price. If AEON waives the $40 million minimum cash condition, including as a result of determining to proceed with the Business Combination without Interim Financing Agreements or other financings in place, New AEON will not have the same liquidity at closing it would have had if the condition was satisfied and, as a result, New AEON’s ability to operate its business and execute its plans post-Closing of the Business Combination, including the ability to conduct operations through its potential announcement of Phase 2 episodic migraine topline data, through September 30, 2023 and beyond will be adversely affected and New AEON may be forced to cease certain operations, such as the migraine open label extension study, in order to continue operating through the topline data release on episodic migraine.
Based on its due diligence investigations of AEON and the industry in which AEON operates, including the financial and other information provided by AEON in the course of the negotiations in connection with the Business Combination Agreement, Priveterra believes that AEON has an appealing market opportunity and growth profile and a compelling valuation. As a result, Priveterra believes that the Business Combination with AEON will provide Priveterra stockholders with an opportunity to participate in the ownership of a company with significant value. See the section entitled “Proposal 1: The Business Combination Proposal — The Board’s Reasons for Approval of the Business Combination.”
Q:
Do I have redemption rights?

A:
If you are a Priveterra stockholder holding Public Shares, you have the right to demand that Priveterra redeem your Public Shares for a pro rata portion of the cash held in the Trust Account. We sometimes refer to these rights to demand redemption of the Public Shares as “redemption rights.”

Notwithstanding the foregoing, a Priveterra stockholder, together with any affiliate or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from exercising redemption rights with respect to 15% or more of the Public Shares without the prior consent of Priveterra.
Q:
How do I exercise my redemption rights?

A:
A Public Stockholder may exercise redemption rights regardless of whether they vote on the Business Combination Proposal or if they are a stockholder on the Record Date. If you are a Public Stockholder and wish to exercise your redemption rights, you must (i) if you hold your Public Shares though Units, elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares, and (ii) prior to 5:00 p.m., local time, on June 2, 2023 (two business days before the Special Meeting), tender your shares electronically and submit a request in writing that we redeem your Public Shares for cash to Continental, our transfer agent, at the following address: Continental Stock Transfer & Company, 1 State Street, 30th Floor, New York, New York 10004. Rather than delivering your Public Shares directly to Continental, you may also deliver your Public Shares either physically or electronically through the Depositary Trust Company, or DTC, to Continental at least two business days before the Special Meeting. Any Public Stockholder seeking redemption will be entitled to a full pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was $21,099,474.72, or $10.54 per share, as of the Record Date), less any owed but unpaid franchise and income taxes. Such amount will be paid promptly upon consummation of the Business Combination. There are currently no owed but unpaid franchise or income taxes on the funds in the Trust Account. There will be no redemption rights with respect to the Warrants. Holders of outstanding units of Priveterra must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your Units. Your nominee must send written instructions by email to proxy@continentalstock.com. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using the Depository Trust & Clearing Corporation (“DTCC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant Units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public

Shares from the Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Any request for redemption, once made by a Public Stockholder, may be withdrawn at any time prior to the time the vote is taken with respect to the Business Combination Proposal at the Special Meeting. If you deliver your Public Shares for redemption directly to Continental, or deliver your Public Shares either physically or electronically through DTC to Continental, and later decide prior to the Special Meeting not to elect redemption, you may request that Continental return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address set forth in this proxy statement/prospectus.
Any written demand of redemption rights must be received by June 2, 2023, at least two business days prior to the vote taken on the Business Combination Proposal at the Special Meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to Continental.
Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
No. Priveterra stockholders do not have appraisal rights in connection with the proposed Business Combination under Delaware law.

Q:
What happens if a substantial number of stockholders vote in favor of the Business Combination Proposal and exercise redemption rights?

A:
Public Stockholders may vote in favor of the Business Combination and still exercise their redemption rights and are not required to vote in any way to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shares are substantially reduced as a result of redemptions by Public Stockholders. Also, with fewer Public Shares and Public Stockholders, the trading markets for New AEON common stock following the Closing may be less liquid than the market for Class A Common Stock was prior to the Business Combination and New AEON may not be able to meet the listing standards of a national securities exchange, including NYSE. In addition, with fewer funds available from the Trust Account, the capital infusion from the Trust Account into New AEON’s business will be reduced and New AEON may not be able to achieve its business plans.

Q:
How do the Sponsor and the officers and directors of Priveterra intend to vote on the Proposals?

A:
The Sponsor, as well as Priveterra’s officers and directors, beneficially own and are entitled to vote an aggregate of approximately 77.51% of the outstanding Priveterra Common Stock as of the Record Date. These holders have agreed to vote their shares in favor of the Business Combination Proposal. These holders have also agreed to vote their shares in favor of all other Proposals being presented at the Special Meeting.

At any time at or prior to the proposed transaction, subject to applicable securities laws (including with respect to material non-public information), the Sponsor, the Priveterra Stockholders or our or their respective directors, officers, advisors or respective affiliates may (a) purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, Public Shares, (b) execute agreements to purchase such shares from such investors in the future, or (c) enter into transactions with such investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Condition Precedent Proposals or not redeem their Public Shares. In the event that the Sponsor, or our or its directors, officers, advisors or affiliates purchase shares or warrants in privately negotiated transactions from public shareholders, such shares and warrants that are purchased by the Sponsor, or its directors, officers, advisors or affiliates would not be voted in favor of the Business Combination Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Priveterra Common Stock, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event that the Sponsor, the Priveterra Stockholders or our or their respective directors, officers, advisors, or respective affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (a) satisfaction of the requirement that holders of a majority of the Priveterra Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, vote in favor of the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal, the ESPP Proposal, and the Adjournment Proposal, (b) otherwise limiting the number of Public Shares electing to redeem and (c) Priveterra’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001. See “Risk Factors — Certain insiders may elect to purchase shares or warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination.” for additional information related to the risk of voting repurchased shares.
Q:
What do I need to do now?

A:
Priveterra urges you to carefully read and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder of Priveterra. Priveterra stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:
How do I vote?

A:
If you are a holder of record of Priveterra Common Stock on the Record Date, you may vote virtually at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote in person (which would include presence at a virtual meeting), obtain a legal proxy from your broker, bank or nominee.

If you do not give instructions to your brokerage firm, the brokerage firm will not be allowed to vote your shares with respect to the Proposals. The Proposals are “non-discretionary” items. Your broker may not vote for non-discretionary items, and those votes will be counted as broker “non-votes.”
After obtaining a valid legal proxy from your broker, bank or nominee, to register to attend the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. Beneficial owners who wish to attend the Special Meeting online should contact Continental no later than May 30, 2023 to obtain this information. Written requests can be emailed to proxy@continentalstock.com.
Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. Priveterra stockholders may send a later-dated, signed proxy card to the Company at 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301, Attn: Robert Palmisano, Chief Executive Officer at the address set forth above so that it is received prior to the vote at the Special Meeting or attend the Special Meeting virtually and vote. Priveterra stockholders also may revoke their proxy by sending a notice of revocation to the Company at 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301, Attn: Robert Palmisano, Chief Executive Officer, which must be received prior to the vote at the Special Meeting.

Q:
What happens if I fail to take any action with respect to the Special Meeting?

A:
If you fail to take any action with respect to the Special Meeting and the Business Combination is approved by stockholders and consummated, you will continue to be a holder of Class A Common Stock. As a corollary, failure to deliver (either physically or electronically) your stock certificate(s) to Priveterra’s transfer agent, Continental, no later than two business days prior to the Special Meeting, means you will not have any right in connection with the Business Combination to exchange your Public Shares for a pro rata share of the funds held in the Trust Account. If you fail to take any action with respect to the Special Meeting and the Business Combination is not approved, you will continue to be a stockholder of Priveterra.

Q:
What should I do with my share certificate(s)?

A:
Those Public Stockholders who do not elect to have their Public Shares redeemed for a pro rata share of the funds held in the Trust Account need not submit their certificate(s). Public Stockholders who exercise their redemption rights must deliver their share certificate(s) to Continental (either physically or electronically) or through DTC to Continental at least two business days before the Special Meeting, as described above.

Q:
What should I do if I receive more than one set of voting materials?

A:
Priveterra stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Priveterra shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record and your Priveterra shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Priveterra shares.

Q:
Who can help answer my questions?

A:
If you have questions about the Business Combination or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, Florida 33301
Attn: Oleg Grodnensky
You may also contact our proxy solicitor at:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders may call toll free: (866) 796-7186
Banks and Brokers may call: (212) 269-5550
Email: PMGM@dfking.com
You may also obtain additional information about Priveterra from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a Priveterra stockholder and you intend to seek redemption of your shares, you will need to deliver your Public Shares (either physically or electronically) to Continental (or through DTC) at the address listed below at least two business days prior to the vote at the Special Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact: proxy@continentalstock.com

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
Priveterra will pay the cost of soliciting proxies for the Special Meeting. Priveterra has engaged D.F. King to assist in the solicitation of proxies for the Special Meeting. Priveterra has agreed to pay a fee of $25,000, plus disbursements. Priveterra will reimburse D.F. King for reasonable out-of-pocket losses, damages and expenses. Priveterra will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Class A Common Stock for their expenses in forwarding soliciting materials to beneficial owners of shares of common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, including the Business Combination Proposal, you should read this entire document carefully, including the Annexes attached to this proxy statement/prospectus. The Business Combination Agreement is the primary legal document that governs the Business Combination and other transactions that will be undertaken in connection with the Business Combination. It is described in detail in this proxy statement/prospectus in the section entitled “Proposal 1: The Business Combination Proposal.”
The Parties
Priveterra
Priveterra Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Priveterra was incorporated under the laws of the State of Delaware on November 17, 2020.
On February 11, 2021, Priveterra closed its Initial Public Offering of 27,600,000 shares of Class A Common Stock. The shares of Class A Common Stock were sold at an offering price of $10.00 per share, generating gross proceeds of $276 million. The Initial Public Offering was conducted pursuant to a registration statement on Form S-1 (File No. 333-252310). Simultaneously with the consummation of the Initial Public Offering, Priveterra consummated the Concurrent Private Placement of 5,213,333 warrants (the “Private Placement Warrants”) at $1.50 per warrant, generating gross proceeds of $7,820,000. A total of $276 million, including $9,660,000 of the deferred underwriting commissions, was deposited into the Trust Account, and the remaining proceeds, net of underwriting discounts and commissions and other costs and expenses, became available to be used by Priveterra as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of the Record Date, there was approximately $21,099,474.72 held in the Trust Account.
Priveterra’s Units, Class A Common Stock, and Warrants originally sold as part of the Units are currently listed on Nasdaq under the symbols “PMGMU,” “PMGM” and “PMGMW,” respectively.
The mailing address of Priveterra’s principal executive office is 300 SE 2nd Street, Suite 600, Fort Lauderdale, Florida 33301, and its telephone number is (754) 220-9229. After the consummation of the Business Combination, Priveterra’s principal executive office will be that of AEON.
For additional information about Priveterra, see the section entitled “Information About Priveterra.”
Merger Sub
Merger Sub is a wholly owned subsidiary of Priveterra, formed solely for the purpose of effectuating the Business Combination described herein. Merger Sub was incorporated under the laws of the State of Delaware on November 15, 2022. Merger Sub owns no material assets and does not operate any business.
The mailing address of Merger Sub’s principal executive office is 300 SE 2nd Street, Suite 600, Fort Lauderdale, Florida 33301, and its telephone number is (754) 220-9229. After the consummation of the Business Combination, Merger Sub will cease to exist.
AEON
AEON Biopharma, Inc. is a clinical stage biopharmaceutical company focused on developing the proprietary botulinum toxin complex, or ABP-450, for debilitating medical conditions, with an initial focus on the neurology and gastroenterology markets. AEON plans to develop ABP-450 to address the estimated $3.0 billion global therapeutic botulinum toxin market, which is projected to grow to $4.4 billion in 2027. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with cGMP in a facility that has been approved by the FDA, Health Canada and EMA. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. AEON has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization.
Botulinum toxins have proven to be a highly versatile therapeutic biologic, with over 230 therapeutic uses documented in published scientific literature and ten approved therapeutic indications in the United States. AEON’s initial development programs for ABP-450 are directed at migraine, cervical dystonia and gastroparesis. AEON selected these initial indications based on a comprehensive and proprietary product assessment screen designed to identify indications where AEON believes ABP-450 can deliver significant value to patients, physicians and payors and where its clinical, regulatory and commercial characteristics suggest viability. AEON believes that ABP-450 has application in a broad range of indications and we plan to continue to explore additional indications that satisfy AEON’s product assessment screens.
AEON was incorporated under the laws of the State of Delaware on February 24, 2012 under the name Alphaeon Corporation. On December 18, 2019, AEON changed its company name to AEON Biopharma, Inc. The mailing address of AEON’s principal executive offices is 5 Park Plaza, Suite 1750, Irvine, California 92614, and its telephone number is (949) 354-6499. For additional information about AEON, see the section entitled “Information About AEON.”
Going Concern
AEON’s management concluded that AEON does not have sufficient cash to fund its operations 12 months from the date of its financial statements included within this registration statement, without additional financing, and as a result, there is substantial doubt about AEON’s ability to continue as a going concern. Similarly, AEON’s independent registered public accounting firm included an explanatory paragraph in its report on AEON’s consolidated financial statements as of and for the year ended December 31, 2022 with respect to this uncertainty.
Emerging Growth Company and Smaller Reporting Company
Upon consummation of the Business Combination, New AEON will remain an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, New AEON will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
New AEON will remain an emerging growth company until the earlier of (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Initial Public Offering), (2) the last day of the fiscal year in which New AEON has total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which New AEON is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which New AEON has issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.
Upon consummation of the Business Combination, New AEON will also be a “smaller reporting company” as defined in the rules promulgated under the Exchange Act. Even after New AEON no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company” which would allow it to take advantage of many of the same exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements.
New AEON will be able to take advantage of these scaled disclosures for so long as its voting and non-voting common stock held by non-affiliates on the last business day of its second fiscal quarter is less than $250.0 million, or its annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates on the last business day of the second quarter of that fiscal year is less than $700.0 million.
The Business Combination Proposal
Pursuant to the Business Combination Agreement, a Business Combination between Priveterra and AEON will be effected whereby Merger Sub will merge with and into AEON, with AEON surviving as a wholly-owned subsidiary of Priveterra, referred to herein as the Business Combination.
After consideration of the factors identified and discussed in the section entitled “Proposal 1: The Business Combination Proposal — The Board’s Reasons for Approval of the Business Combination,” our Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for our Initial Public Offering.
The terms and conditions of the Business Combination are contained in the Business Combination Agreement, which is attached to this proxy statement/prospectus as Annex A and the amendment thereto as Annex G and is incorporated by reference herein in its entirety. Priveterra encourages you to read the Business Combination Agreement carefully, as it is the legal document that governs the Business Combination. For more information on the Business Combination Agreement, see the section entitled “Proposal 1: The Business Combination Proposal.”
Merger Consideration
Pursuant to the Business Combination Agreement (as amended on April 27, 2023):
•
Each outstanding share of AEON common stock (on an as converted basis after taking into effect the conversion of the outstanding warrants of AEON exercisable for shares of AEON preferred stock, the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the AEON Governing Documents as of the Effective Time and the conversion of the outstanding convertible notes of AEON convertible into AEON common stock in accordance with the terms of such convertible notes and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger but prior to giving effect to the issuance of any AEON common stock in connection with any Interim Financing Arrangement) will be cancelled and converted into the right to receive a number of shares of New AEON common stock equal to the Merger Consideration;

•
Each outstanding AEON option (including each Subsidiary Rollover Option) will be converted into an option to purchase a number of shares of New AEON common stock, and at an exercise price per share, as set forth in the AEON disclosure schedules; and

•
Each outstanding AEON RSU award (including each Subsidiary Rollover RSU Award) will be converted into a RSU award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules.

•
Following the Closing, certain AEON Stockholders may be eligible to receive Contingent Consideration of the aggregate of 16,000,000 shares of New AEON common stock subject to the achievement of certain clinical milestones following the consummation of the Business Combination or, in some circumstances, upon a change of control of New AEON. The Contingent Consideration will be issued as follows: (i) 1,000,000 shares of New AEON common stock, if, on or before June 30, 2025, AEON has commenced a Phase 3 clinical study for the treatment of chronic or episodic migraine; (ii) 4,000,000 shares of New AEON common stock, if, on or before November 30, 2026, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of cervical dystonia; (iii) 4,000,000 shares of New AEON common stock, if, on or before June 30, 2029, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of episodic migraine, provided that this number will increase to 11,000,000 shares of New AEON common stock if this milestone is reached prior to FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraine; and (iv) 7,000,000 shares of New AEON common stock if, on or before June 30, 2028, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraine, provided, however, that if AEON has achieved the episodic migraine milestone pursuant to the proviso to the foregoing clause (iii) entitling AEON shareholders to 11,000,000 shares of New AEON common stock, this contingent consideration shall be reduced to 0 shares of New AEON common stock. See the section entitled “Proposal 1: The Business Combination Proposal — Structure of the Business Combination.”
As of April 21, 2023, the Exchange Ratio was approximately 1.8. Based on this Exchange Ratio, the total number of shares of New AEON common stock expected to be issued in connection with the Business Combination at the Closing is 16,500,000 shares, and these shares are expected to represent approximately 70.4% or 77.0% of the issued and outstanding shares of New AEON common stock immediately following the closing of the Interim Financing Arrangements and the Business Combination, assuming no redemptions occur and maximum redemptions occur, respectively. Please see the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for further information regarding what constitutes a “maximum redemption” scenario.
The Board’s Reasons for Approval of the Business Combination
The Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Board may have given different weight to different factors.
For a more complete description of the Board’s reasons for the approval of the Business Combination and its recommendations in favor of the Business Combination Proposal, please see the section entitled “Proposal 1: The Business Combination Proposal — The Board’s Reasons for Approval of the Business Combination.”
Sources and Uses of Funds for the Business Combination
The following tables summarize the sources and uses for funding the Business Combination (i) assuming that no additional shares of Class A Common Stock are redeemed in connection with the Business Combination and (ii) assuming maximum redemptions. For an illustration of the number of shares and percentage interests outstanding under each scenario see the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”
No Additional Redemptions
Sources of Funds (in millions)		Uses (in millions)
Cash held in Trust Account(1)	$20.6	Common stock of Combined Company issued to AEON Stockholders(3)	$165.0
Committed Financing(2)	20.0	Transaction and other costs(4)	14.0
Common stock of Combined Company issued to AEON Stockholders(3)	165.0	Cash to Combined Company balance sheet	26.6
Total Sources	$205.6	Total Uses	$205.6

(1)
As of December 31, 2022, respective of the 25,597,728 Public Shares redeemed for aggregate redemption payments of approximately $258.8 million (a $10.11 per share redemption price) as part of the Special Meeting on February 10, 2023.

(2)
Assumes approximately 2,857,143 shares of common stock are purchased at $7.00 per share pursuant to the Committed Financing Agreements, for a total of $20 million.

(3)
Shares issued to AEON Stockholders are at a deemed value of $10.00 per share. Assumes 165,000,000 shares of New AEON common stock issued. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for more details.

(4)
Represents an estimated amount, inclusive of fees related to the Business Combination and related transactions.

Maximum Redemptions
Sources of Funds (in millions)		Uses (in millions)
Cash held in Trust Account(1)	$—	Common stock of Combined Company issued to AEON Stockholders(3)	$165.0
Committed Financing(2)	20.0	Transaction and other costs(4)	14.0
Common stock of Combined Company issued to AEON Stockholders(3)	165.0	Cash to Combined Company balance sheet	6.0
Total Sources	$185.0	Total Uses	$185.0

(1)
As of December 31, 2022, assumes that the remaining 2,002,272 Public Shares are redeemed for aggregate redemption payments of approximately $21.0 million (assuming a $10.49 per share redemption price and based on funds in the Trust Account as of March 1, 2023), which is the maximum amount of redemptions. In the event cash available at Closing is insufficient to meet the Available Closing Cash condition, a condition to Closing would not be met and the Business Combination may not be consummated. The parties have entered into the Committed Financing Arrangements and are expected to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Finance Agreements described above, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.

(2)
Assumes approximately 2,857,143 shares of common stock are purchased at $7.00 per share pursuant to the Committed Financing Agreements, for a total of $20 million.

(3)
Shares issued to AEON Stockholders are at a deemed value of $10.00 per share. Assumes 165,000,000 shares of New AEON common stock issued. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for more details.

(4)
Represents an estimated amount, inclusive of fees related to the Business Combination and related transactions.

Accounting Treatment
With respect to the Business Combination, Priveterra will be treated as the accounting acquirer and AEON as acquired companies for accounting purposes. Upon consummation of the Business Combination, AEON is considered a variable interest entity, or a VIE, and Priveterra will be considered the primary beneficiary as its ownership will provide the power to direct the activities that most significantly impact AEON’s performance and the obligation to absorb the losses and/or receive the benefits of AEON that could potentially be significant to AEON.
The Business Combination will be treated by Priveterra as an asset acquisition by Priveterra in accordance with U.S. GAAP. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. In connection with the acquisition of AEON, substantially all the fair value is included in in-process research and development, or IPR&D, of ABP-450 and, as such, the acquisition is expected to be treated as an asset acquisition. For accounting purposes, Priveterra is considered to be acquiring AEON in the Business Combination.
Ownership of the Post-Business Combination Company After the Closing
It is anticipated that upon completion of the Business Combination and assuming no additional redemptions by the Public Stockholders, the Public Stockholders will retain an ownership interest of approximately 8.5% in the Combined Company, the Sponsor and related parties will retain an ownership interest of approximately 9.2% of the Combined Company, and the AEON Stockholders will own approximately 82.3% (excluding 16,000,000 Contingent Consideration Shares issuable to AEON stockholders if certain conditions are met) of the Combined Company.
The following tables illustrate estimated ownership levels in the Combined Company, immediately following the consummation of the Business Combination, based on the varying levels of redemptions by the Public Stockholders, excluding potential sources of dilution, and the following additional assumptions:
	No Additional Redemptions(1)%		Maximum Redemptions(2)%
AEON Stockholders(3)(4)(5)	19,279,557	82.3%	19,279,557	90.0%
Public Stockholders(6)(7)	2,002,272	8.5%	—	—%
Sponsor(8)(9)	2,147,586	9.2%	2,147,586	10.0%
Pro forma Class A Common Stock as of December 31, 2022	23,429,415	100.0%	21,427,143	100.0%
Potential sources of dilution:
Private Placement Warrants	5,280,000	22.5%	5,280,000	24.6%
Public Warrants	9,200,000	39.3%	9,200,000	42.9%
AEON Options	3,515,218	15.0%	3,515,218	16.4%
AEON Restricted Stock Units	1,041,565	4.4%	1,041,565	4.9%
Contingent Consideration Shares	16,000,000	68.3%	16,000,000	74.7%
Contingent Founder Shares	4,830,000	20.6%	4,830,000	22.5%

(1)
Assumes that no additional Public Shares are redeemed. The Business Combination Agreement includes a condition to the Closing, Available Closing Cash being at least equal to $40 million. This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, this scenario is included in this proxy statement/prospectus for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Financing Agreements described in this proxy statement/prospectus, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/ prospectus.

(2)
Assumes that 2,002,272 Public Shares are redeemed for aggregate redemption payments of approximately $20,994,440 assuming a $10.49 per share redemption price and based on funds in the Trust Account as of March 1, 2023. This maximum redemption scenario assumes full redemption from Public Stockholders. Such a scenario would require that AEON waive the $40 million minimum cash condition. Priveterra cannot guarantee that AEON will grant such a waiver. Therefore, this scenario is included in this proxy statement/prospectus for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Closing Cash condition prior to Closing.

(3)
Excludes (i) 16,000,000 Contingent Consideration Shares as the Contingent Consideration conditions have not yet been met, (ii) 3,515,218 shares issuable in connection with outstanding AEON options, (iii) 3,839,892 shares available for issuance pursuant to the Incentive Plan, (iv) 488,146 shares available for issuance pursuant to the ESPP (assuming no redemptions), (v) 77,586 shares (as calculated pursuant to the Exchange Ratio) held by Priveterra parties, and (vi) 1,041,565 unvested AEON RSU awards issued to AEON shareholders.

(4)
Includes 2,857,143 shares issuable on the Closing in connection with Committed Financing Agreements. If disaggregated, Interim Financing Investors would hold approximately 12.2% and 13.3% under the “No Additional Redemptions” and “Maximum Redemptions”, respectively.

(5)
Includes 127,801 AEON RSU awards issued to AEON shareholders subject to accelerated vesting as of the Closing.

(6)
Excludes 9,200,000 Public Warrants. Non-redeeming Public Stockholders could suffer additional dilution in their ownership and voting interest of the combined company upon exercise of the Public Warrants held by redeeming Public Stockholders who continue to hold these warrants, which could have an aggregate value of $469,200, based on the closing trading price per Public Warrant as of February 28, 2023.

(7)
Reflects the redemption of 25,597,782 shares of Priveterra Class A Common Stock in connection with the Special Meeting on February 10, 2023.

(8)
Excludes 3,450,000 Contingent Founder Shares (as defined in the Sponsor Support Agreement). The Contingent Founder Shares shall vest, if at all, upon the date upon which all Qualifying Financing Transactions have terminated or expired (which date could be the Closing Date), if the Average Price Per Share of the Qualifying Financing Transactions is greater than $5.00 per share, as follows: (i) 1,380,000 shall vest immediately, and (ii) the remaining Contingent Founder Shares shall vest upon achievement of the clinical milestones described further in the Sponsor Support Agreement. If the Average Price Per Share of the Qualifying Financing Transactions is less than $5.00 per share as of such date, then all of the Contingent Founder Shares shall be forfeited for no consideration.

(9)
Includes 77,586 AEON Company Shares (as calculated pursuant to the Exchange Ratio) held by officers and directors of Priveterra. Excludes 5,280,000 Private Placement Warrants. If all potential sources of dilution were exercised and converted into Class A Common Stock the Sponsor would hold approximately 19.4% and 20.0% under the “No Additional Redemptions” and “Maximum Redemptions” scenarios, respectively. See “Risk Factors — Risks Related to Priveterra, the Business Combination, and Redemptions — The Public Stockholders will experience dilution as a consequence of the issuance of New AEON common stock as consideration in the Business Combination.” for additional information related to the risk of dilution to the Public Stockholders.

(10)
Includes 3,450,000 Contingent Founder Shares and 16,000,000 Contingent Consideration Shares.

Additional Matters Being Voted On By Priveterra Stockholders
In addition to voting on the Business Combination Proposal, Priveterra stockholders will vote on the following Proposals.
The Charter Amendment Proposal
Assuming the Business Combination Proposal is approved and adopted, Priveterra stockholders will vote on a proposal to approve the Proposed Charter, which will amend and restate the Current Charter, and amended bylaws for the Combined Company. If approved, the Proposed Charter and Proposed Bylaws will be in effect upon the Closing. See the section entitled “Proposal 2: The Charter Amendment Proposal.” Copies of the Proposed Charter and the Proposed Bylaws are attached to this proxy statement/prospectus as Annex B and Annex C, respectively.
The Advisory Charter Amendment Proposals
On a non-binding advisory basis, Priveterra stockholders will vote on a proposal to approve the Advisory Charter Amendment Proposals, which are being presented pursuant to guidance of the SEC as seven separate sub-proposals. See the section entitled “Proposal 3: The Advisory Charter Amendment Proposals.”
The Stock Issuance Proposal
Assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, Priveterra stockholders will vote on (a) the issuance of up to 16,500,000 shares of New AEON common stock in connection with the Business Combination and (b) the issuance of an aggregate of 2,857,143 shares of New AEON common stock under the Committed Financing Agreements in connection with the Business Combination. See the section entitled “Proposal 4: The Stock Issuance Proposal.”

The Director Election Proposal
Assuming the Business Combination Proposal is approved and adopted, Priveterra stockholders will vote on a proposal to approve of the appointment of five directors who, upon consummation of the Business Combination, will become the directors of the Combined Company. See the section entitled “Proposal 5: The Director Election Proposal.”
The Incentive Plan Proposal
Assuming the Business Combination Proposal is approved and adopted, Priveterra stockholders will vote on a proposal to approve the Incentive Plan, which will become effective as of and contingent on the consummation of the Business Combination. See the section entitled “Proposal 6: The Incentive Plan Proposal.”
The ESPP Proposal
Assuming the Business Combination Proposal is approved and adopted, Priveterra stockholders will vote on a proposal to approve the ESPP, which will become effective as of and contingent on the consummation of the Business Combination. See the section entitled “Proposal 7: The ESPP Proposal.”
The Adjournment Proposal
Priveterra stockholders will be asked to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the Board or the officer presiding over the Special Meeting, for Priveterra to consummate the Business Combination (including to solicit additional votes in favor of any of the Proposals). See the section entitled “Proposal 8: The Adjournment Proposal.”
Priveterra’s Sponsor and Officers and Directors
As of the Record Date, the Sponsor and Priveterra’s officers and directors beneficially owned and were entitled to vote an aggregate of 6,900,000 shares of Priveterra Common Stock. The shares owned by the Sponsor and Priveterra’s officers and directors currently constitute approximately 77.51% of the outstanding Priveterra Common Stock.
In connection with the Initial Public Offering, the Sponsor and each of Priveterra’s officers and directors agreed to vote their Founder Shares, Private Placement Warrants and Public Shares in favor of an initial business combination.
In connection with the Initial Public Offering, the Sponsor and the directors, officers and advisors of Priveterra entered into a lock-up agreement pursuant to which they agreed not to transfer the Founder Shares (subject to limited exceptions) until one year after the consummation of an initial business combination or earlier if, subsequent to the consummation of an initial business combination, (i) the last sales price of Class A Common Stock (New AEON common stock upon the Closing) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (ii) New AEON consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Class A Common Stock (New AEON Common Stock upon the Closing) for cash, securities or other property. Additionally, the holders of Private Placement Warrants purchased in the Concurrent Private Placement agreed not to transfer such shares (subject to limited exceptions) until 30 days after the consummation of an initial business combination (together with the lock-up described in the preceding sentence, the “Existing Sponsor Lock-ups”).
In connection with Priveterra’s entry into the Business Combination Agreement, pursuant to the Sponsor Support Agreement (a copy of which is exhibited to the Business Combination Agreement), and effective as of the consummation of the Closing, the Existing Sponsor Lock-ups will be replaced with the lock-up arrangements described in the Proposed Bylaws further described in the section entitled “Proposal 1: The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”

Special Meeting Information
Date, Time and Place of Special Meeting
The Special Meeting will be held virtually on June 6, 2023, at 12:00 PM Eastern Time, at www.virtualshareholdermeeting.com/PMGM2023. Priveterra stockholders may attend, vote and examine the list of Priveterra stockholders entitled to vote at the Special Meeting by visiting and entering the control number found on their proxy card, voting instruction form or notice they previously received. In light of public health concerns regarding the novel coronavirus (COVID-19), the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically.
Voting Power; Record Date
Priveterra stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned Priveterra Common Stock at the close of business on April 11, 2023, which is the Record Date for the Special Meeting. Stockholders will have one vote for each share of Priveterra Common Stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 8,902,272 shares of Priveterra Common Stock entitled to vote at the Special Meeting, of which 6,900,000 were owned by the Sponsor or an affiliate thereof.
Quorum and Vote of Priveterra Stockholders
A quorum of Priveterra stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the voting power of all outstanding shares of Priveterra Common Stock entitled to vote at the meeting are represented in person (which would include presence at a virtual meeting) or by proxy. As of the Record Date, there were 2,002,272 shares of Class A Common Stock and 6,900,000 shares of Class B Common Stock outstanding; therefore, a total of 4,451,137 shares of Priveterra Common Stock must be represented at the Special Meeting in order to constitute a quorum. Abstentions and withheld votes will count as present for the purposes of establishing a quorum, but will not count as votes cast at the Special Meeting for any of the Proposals. Because the Proposals are “non-discretionary” items, your broker will not be able to vote uninstructed shares for any of the Proposals. As a result, if you do not provide voting instructions, a broker “non-vote” will be deemed to have occurred for each of the Proposals. Broker “non-votes” will not be counted as present for purposes of determining whether a quorum is present. As of the Record Date, the Sponsor holds approximately 77.51% of the outstanding Priveterra Common Stock.
The Proposals presented at the Special Meeting will require the following votes:
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The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of that Proposal and entitled to vote thereon at the Special Meeting, voting as a single class.

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The approval of the Charter Amendment Proposal and each of the Advisory Charter Amendment Proposals will require the affirmative vote of a majority of the issued and outstanding shares of each of the Class A Common Stock and Class B Common Stock, voting separately as well as the vote of a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Accordingly, a Priveterra stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting, a broker non-vote, or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

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The approval of each of the Stock Issuance Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal and each of the Advisory Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of the relevant Proposal and entitled to vote thereon at the Special Meeting, voting as a single class.

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The Director Election Proposal will require a plurality vote of the shares of Priveterra Common Stock, voting as a single class, cast in respect of that Proposal and entitled to vote thereon at the Special

Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
Abstentions and broker non-votes will have no effect on any of the Proposals that will be presented at the Special Meeting, other than as indicated above.
Consummation of the Business Combination is conditioned on approval of the Business Combination Proposal, the Charter Amendment Proposal, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal and the ESPP Proposal (and each such Proposal is cross-conditioned on the approval of such other Proposals).
Redemption Rights of Priveterra Stockholders
Pursuant to the Current Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on the funds held in the Trust Account and not previously released to pay the Company’s franchise and income taxes, less any owed but unpaid taxes on the funds in the Trust Account). For illustrative purposes, based on funds in the Trust Account of $21,099,474 on the Record Date, the estimated per share redemption price would have been approximately $10.54.
In order to exercise your redemption rights, you must:
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check the box on the enclosed proxy card to elect redemption;

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provide, in the written request to redeem your Public Shares for cash to Continental, Priveterra’s transfer agent, a “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Priveterra Common Stock; and

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prior to June 2, 2023 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that Priveterra redeem your Public Shares for cash to Continental at the following address: Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

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deliver your Public Shares either physically or electronically through DTC or to Continental at least two business days before the Special Meeting. Public Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from Continental and time to effect delivery. It is Priveterra’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, Priveterra does not have any control over this process and it may take longer than two weeks. Stockholders who hold their Public Shares in “street” name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

Any request for redemption, once made by a Public Stockholder, may be withdrawn at any time prior to the time the vote is taken with respect to the Business Combination Proposal at the Special Meeting. If you deliver your Public Shares for redemption directly to Continental or deliver your Public Shares either physically or electronically through DTC, and later decide prior to the Special Meeting not to elect redemption, you may request that Continental return the shares (physically or electronically). You may make such request by contacting Continental at 917-262-2373, by email at proxy@continentalstock.com or by writing to the address at: Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Prior to exercising redemption rights, stockholders should verify the market price of shares of Class A Common Stock as they may receive higher proceeds from the sale of their shares of Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Class A Common Stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of Class A Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, as described above. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption, in accordance with the process described above.
If the Business Combination is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Priveterra will promptly return any Public Shares previously delivered by the Public Stockholders.
Tax Consequences of Business Combination
For a description of the material U.S. federal income tax consequences of the Business Combination, please see the information set forth in the section entitled “Material U.S. Federal Income Tax Considerations.”
Appraisal Rights
Priveterra’s stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On February 24, 2023, Priveterra and AEON filed their respective HSR Act Notification and Report Forms with the Antitrust Division and the FTC. Consequently, the required waiting period expired at 11:59 p.m. Eastern Time on March 27, 2023.
At any time before or after consummation of the Business Combination, notwithstanding expiration or termination of the waiting period under the HSR Act, the applicable competition authorities in the United States or any other applicable jurisdiction could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of certain of New AEON’s assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Priveterra cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, Priveterra cannot assure you as to its result. Under the Business Combination Agreement, Priveterra and AEON are not obligated to agree to sell, license or otherwise dispose of any entities, assets or facilities (or agree to do so), or terminate, assign or amend any existing relationships or contractual rights or obligations, or enter into new licenses or other contracts in order to obtain approval of the Business Combination by the FTC, the Antitrust Division or otherwise.
Neither Priveterra nor AEON is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration of the waiting period under the HSR Act, which period has expired. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person (which would include presence at a virtual meeting). Priveterra has engaged D.F. King to assist in the solicitation of proxies. If a Priveterra stockholder grants a proxy, such stockholder may still vote his, her or its shares in person (which would include presence at a virtual meeting) if such stockholder revokes the proxy before the Special Meeting. Stockholders may also change their votes by submitting a later-dated proxy as described in the section entitled “Special Meeting of Priveterra Stockholders — Revoking Your Proxy.”
Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination
In considering the recommendation of the Board to vote in favor of approval of the Business Combination Proposal, the Charter Amendment Proposal and the other Proposals, Priveterra stockholders should keep in mind that the Sponsor (which is affiliated with certain of Priveterra’s officers and directors) and Priveterra’s officers and directors have interests in such Proposals that are different from, or in addition to, your interests as a Priveterra stockholder. These interests include, among other things:
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If the Business Combination with AEON or another business combination is not consummated by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), Priveterra will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its Board, dissolving and liquidating. In such event, (i) the 5,750,000 Founder Shares held by the Sponsor, which were acquired by the Sponsor for a purchase price of approximately $0.004 per share, or $25,000 in the aggregate, prior to the Initial Public Offering, and (ii) 5,213,333 Private Placement Warrants purchased by the Sponsor for a purchase price of $1.50 per warrant, or $7,820,000 in the aggregate, in the Concurrent Private Placement, would be worthless because the holders are not entitled to participate in any redemption or distribution from the Trust Account with respect to such securities. Such securities had an aggregate market value of approximately $111.61 million based upon the closing price of $10.18 per share of Class A Common Stock on Nasdaq on the Record Date.

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The fact that given the differential in the purchase price that the Sponsor paid for the Founder Shares, as compared to the price of the Public Shares sold in the Initial Public Offering and the shares of Class A Common Stock that the Sponsor will receive upon conversion of the Founder Shares in connection with the Business Combination, the Sponsor may earn a positive rate of return on its investment even if the New AEON common stock trades below the price initially paid for the Public Shares in the Initial Public Offering and the Public Stockholders experience a negative rate of return following the completion of the Business Combination.

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If Priveterra is unable to complete an initial business combination within the required time period, the Sponsor will be personally liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Priveterra for services rendered or contracted for or products sold to Priveterra. If Priveterra consummates an initial business combination, on the other hand, Priveterra will be liable for all such claims.

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The Business Combination Agreement provides for the continued indemnification of Priveterra’s current directors and officers and the continuation of directors’ and officers’ liability insurance covering Priveterra’s current directors and officers from and after the Effective Time for a period of six years.

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Certain of Priveterra’s current directors and officers are expected to be directors of New AEON after the consummation of the Business Combination and as such, in the future, they may receive cash fees, stock options, stock awards or other remuneration that the New AEON Board determines to pay to them and any other applicable compensation as described under section “Executive and Director Compensation — Director Compensation.”
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None of Priveterra’s officers or directors will be required to commit his or her full time to the affairs of New AEON and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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Vikram Malik, sometimes referred to herein as Mr. Malik, is a current director of AEON and holds certain equity interests and convertible notes of AEON (collectively representing approximately 202,626 shares of New AEON common stock (as calculated pursuant to the Exchange Rate)). In addition, Mr. Malik will be granted restricted stock units with respect to a total of 107,144 shares of New AEON common stock (calculated pursuant to the Exchange Rate), a portion of which vest on the first anniversary of the date of grant and a portion of which vest based on the achievement of certain clinical development milestones. Mr. Grodnensky is an optionholder of AEON and holds certain equity interests of AEON (collectively representing approximately 38,824 shares of New AEON common stock (as calculated pursuant to the Exchange Rate)). In addition, Mr. Malik and Mr. Grodnensky each has previously been a partner of Strathspey Crown Holdings Group (the holder of 4,536,319 shares of the New AEON common stock (as calculated pursuant to the Exchange Rate) immediately following the Effective Time). Mr. Malik resigned from his position with Strathspey Crown Holdings Group in early 2022 and Mr. Grodnensky resigned from his position with Strathspey Crown Holdings Group in 2020. Mr. Malik continues to hold certain equity interests of Strathspey Crown Holdings Group that entitle Mr. Malik to, subject to certain distribution thresholds that may or may not be satisfied in connection with the Business Combination, approximately 5% of any distributions from Strathspey Crown Holdings (including any distribution of the Merger Consideration). In addition, prior to his resignation, Mr. Malik was entitled to receive management fees in connection with his role as a managing partner of Strathspey Crown Holdings Group. At the time of his resignation on May 31, 2022, Mr. Malik was entitled to receive management fees equal to $12,459,713, the payment of which has been deferred by Strathspey Crown Holdings Group. Mr. Malik retains his entitlement to receive such deferred management fees that accrued prior to his retirement, which since August 16, 2022 have been accruing interest at 2% per annum pursuant to the organizational documents of Strathspey Crown Holdings Group. Such deferred management fees may be paid, in full or in part, in shares of New AEON that will be held, directly or indirectly, by Strathspey Crown Holdings Group as of the Closing as further described in this proxy statement/prospectus, at a price and on such terms as may be determined at the time of the payment of such deferred management fee. The payment of all such deferred management fees is subject to the prior approval of the supervisory board of Strathspey Crown Holdings Group and is not within the control of Mr. Malik or the current partners of Strathspey Crown Holdings Group. In addition to Mr. Malik, Mr. Grodnensky continues to hold certain equity interests of Strathspey Crown Holdings Group that entitle Mr. Malik to, subject to certain distribution thresholds that may or may not be satisfied in connection with the Business Combination, less than 1% of any distributions from Strathspey Crown Holdings (including any distribution of the Merger Consideration).

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In the course of their other business activities, Priveterra’s officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to New AEON as well as the other entities with which they are affiliated. Priveterra’s management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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The Sponsor has agreed to waive its redemption rights with respect to the shares of Priveterra Common Stock it holds in connection with the Business Combination. Additionally, the Sponsor agreed to waive its redemption rights with respect to any Founder Shares and Public Shares held by it if we fail to consummate our initial business combination within 24 months after the closing of the Initial Public Offering. If Priveterra does not complete an initial business combination within such applicable time period, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares, and the Private Placement Warrants purchased in the Concurrent Private Placement will become worthless. The Private Placement Warrants purchased in the Concurrent Private Placement held by the Sponsor had an aggregate market value of approximately $111.61 million based upon the closing price of $10.18 per share of Class A Common Stock on Nasdaq on the Record Date. In addition, effective as of the consummation of the Closing, with certain limited exceptions, the lock-up arrangements described in the Proposed Bylaws (a copy of which is attached to this proxy statement/prospectus as Annex C) will prevent the transfer or assignment of New AEON common stock (or any securities convertible into or exercisable or exchangeable for shares of New AEON common stock) in accordance with the terms thereof. These lock-up arrangements are further described in the section entitled “Proposal 1: The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.” Since the Sponsor and Priveterra’s officers and directors may directly or indirectly own Priveterra Common Stock following the Initial Public Offering, Priveterra’s officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate the initial business combination.
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The Sponsor may use the funds held by Priveterra outside the trust account to pay for any expenses or liabilities of Priveterra or otherwise distributing or paying over any funds held by Priveterra outside the trust account to the Sponsor or any of its affiliates, in each case, prior to the Closing; provided, that prior to any distribution or payment of any funds to the Sponsor or any of its affiliates pursuant to the foregoing clause, Priveterra shall cause any indebtedness of Priveterra payable or owing to the Sponsor or any of its affiliates to be paid in full and discharged with no further liability or obligation of Priveterra. Such amount held outside the Trust Account is currently $21,099,474.

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Pursuant to the Administrative Services Agreement, dated as of February 8, 2021, by and between Priveterra and Sponsor, as expected to be amended in connection with closing (the “Administrative Services Agreement”), the Sponsor has the right to receive fees in an amount of $25,000 per month for office space and secretarial and administrative services provided to Priveterra which is payable monthly (or, if elected by Sponsor, payable for the ensuing three months in advance).

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Priveterra’s officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to such potential business combination.

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The Sponsor and Priveterra’s officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as Priveterra may obtain loans from the Sponsor or an affiliate of the Sponsor or any of Priveterra’s officers or directors to finance transaction costs in connection with an intended initial business combination. As of May 1, 2023, the loan was outstanding in the amount of $1,000,000.

Recommendation to Priveterra Stockholders
After careful consideration, the Board determined unanimously that each of the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal, if presented, is fair to and in the best interests of Priveterra and its stockholders. The Board has approved and declared advisable and unanimously recommends that you vote or give instructions to vote “FOR” each of these Proposals.
For a description of various factors considered by the Board in reaching its decision to recommend in favor of voting for each of the Proposals to be presented at the Special Meeting, see the sections herein regarding each of the Proposals.
Summary of Risk Factors
The following is a summary of the principal risks to which (i) AEON’s business, operations and financial performance and (ii) the Business Combination are subject to. Each of these risks is more fully described in the individual risk factors set forth under “Risk Factors” in this proxy statement/prospectus. Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of AEON prior to the consummation of the Business Combination, which will be the business of the Combined Company following the consummation of the Business Combination.

Risks Related to Our Business Operations and Financial Position
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We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. If we ever achieve profitability, we may not be able to sustain it.

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Prior to completion of the Business Combination, our management has concluded that uncertainties around our ability to raise additional capital raise substantial doubt about our ability to continue as a going concern.

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Our future success currently depends entirely on the successful and timely regulatory approval and commercialization of our only product candidate, ABP-450. The development and commercialization of pharmaceutical products is subject to extensive regulation, and we may not obtain regulatory approvals for ABP-450 in any of the indications for which we plan to develop it on a timely basis or at all.

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Clinical product development involves a lengthy, expensive and uncertain process. We may incur greater costs than we anticipate or encounter substantial delays or difficulties in our clinical studies.

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Enrollment and retention of patients in clinical studies is an expensive and time-consuming process and could be delayed, made more difficult or rendered impossible by multiple factors outside our control. If we experience delays or difficulties in enrolling patients in clinical studies, our receipt of necessary regulatory approval could be delayed or prevented.

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Even after completion of the Business Combination, we will require additional financing to fund our future operations, and a failure to obtain additional capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations.

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We have concluded that we do not have sufficient cash to fund our operations and to meet our obligations as they become due within one year from the date that our consolidated financial statements are issued and as a result, there is substantial doubt about our ability to continue as a going concern.

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ABP-450 may cause undesirable side effects or have other properties that could delay or prevent its regulatory approval in any of our proposed therapeutic indications, limit its commercial potential or result in significant negative consequences following any potential marketing approval.

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Results of other parties’ clinical studies involving the same or a nearly identical botulinum toxin complex as ABP-450, or results in any preclinical studies we conduct, may not be predictive of future results of our clinical studies.

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Interim or preliminary data from our clinical studies that we may announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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Due to our limited resources and access to capital, we must prioritize development of certain therapeutic uses of ABP-450; these decisions may prove to be wrong and may adversely affect our business.

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We may not be successful in obtaining an original BLA that contemplates exclusively therapeutic uses of ABP-450.

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Even if ABP-450 receives regulatory approval for any of our proposed indications, it may fail to achieve the broad degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

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Even if we receive regulatory approval for ABP-450 in any therapeutic indication, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense, limit or delay regulatory approval and subject us to penalties if we fail to comply with applicable regulatory requirements. Additionally, ABP-450, if approved in any therapeutic indication, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

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Even if we receive marketing approval, coverage and adequate reimbursement may not be available for ABP-450 in any currently proposed or future therapeutic indications, which could make it difficult for us to sell the product profitably, if approved.

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ABP-450, if approved in any currently proposed or future therapeutic indications, will face significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.

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If approved, ABP-450 may face competition sooner than anticipated.

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If we are unable to establish sales and marketing capabilities on our own or through third parties, we will be unable to successfully commercialize ABP-450, if approved in any proposed therapeutic indication, or generate product revenue.

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We will need to grow the size of our organization, and we may experience difficulties in managing this growth.

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Our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

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If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of ABP-450.

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If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully develop ABP-450 in any of our proposed therapeutic indications, conduct our clinical studies and commercialize ABP-450.

Risks Related to Our Reliance on Third Parties
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We rely on our License & Supply Agreement, effective as of December 20, 2019, as amended, with Daewoong, or the Daewoong Agreement, to provide us exclusive rights to commercialize and distribute ABP-450 in certain territories. Any termination or loss of significant rights, including exclusivity, under the Daewoong Agreement would materially and adversely affect our development or commercialization of ABP-450.

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We currently rely solely on Daewoong to manufacture ABP-450, and as such, any production or other problems with Daewoong could adversely affect us. The manufacture of biologics is complex and Daewoong may encounter difficulties in production that may impact our ability to provide supply of ABP-450 for clinical studies, our ability to obtain marketing approval, or our ability to obtain commercial supply of our products, which, if approved, could be delayed or stopped.

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A material breach by us of the terms of our license and settlement agreement with Medytox, Inc. could have a material adverse effect on our business.

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We rely, and will continue to rely, on third parties and consultants to conduct all of our preclinical studies and clinical studies. If these third parties or consultants do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for ABP-450.

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If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to ABP-450, we may not be able to compete effectively in our market.

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The COVID-19 pandemic has had, and may continue to have, an adverse effect on our operations, as well as the business or operations of our manufacturers, clinical research organizations, or CROs, or other third parties with whom we conduct business.

Risks Related to Intellectual Property
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If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to ABP-450 and any future product candidates we may develop, or if the scope of any protection obtained is not sufficiently broad, we may not be able to compete effectively in our market.

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Third-party claims of intellectual property infringement, misappropriation or violation, or challenges related to the invalidity or unenforceability of any issued patents we may obtain or in-license may prevent or delay our development and commercialization efforts or otherwise adversely affect our results of operations.

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We may become involved in lawsuits to protect or enforce our intellectual property or the patents and other intellectual property of our licensors, which could be expensive and time-consuming.

•
Our rights to develop and commercialize ABP-450 and future product candidates are subject, in part, to the terms and conditions of licenses granted to us by others, including Daewoong. If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

•
We may not be able to protect our intellectual property rights throughout the world.

•
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

•
We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or asserting ownership of what we regard as our own intellectual property.

•
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

•
Intellectual property rights do not necessarily address all potential threats.

Risks Related to Priveterra, the Business Combination and Redemptions
•
Priveterra will incur significant transaction and transition costs in connection with the Business Combination.

•
Priveterra will not have any right after the Closing to make damage claims against AEON or AEON’s stockholders for the breach of any representation, warranty or covenant made by AEON in the Business Combination Agreement.

•
Subsequent to the Closing, New AEON may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

•
The Sponsor and Priveterra’s officers and directors own Priveterra Common Stock that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved. Such interests may have influenced their decision to approve and, in the case of the Board, recommend, the Business Combination with AEON.

•
The exercise of Priveterra’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the best interests of Priveterra’s stockholders.

•
Priveterra stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate the investment, Priveterra stockholders may be forced to sell their Public Shares or Warrants, potentially at a loss.

•
If Priveterra is unable to complete the Business Combination with AEON or another business combination by August 11, 2023(as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), Priveterra will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its Board, dissolving and liquidating. In such event, third parties may bring claims against Priveterra and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per Public Share.

•
Priveterra’s stockholders may be held liable for claims by third parties against Priveterra to the extent of distributions received by them.

•
Actions taken by existing Priveterra stockholders to increase the likelihood of approval of the Business Combination Proposal and the other Proposals could have a depressive effect on Priveterra Common Stock.

•
Neither the Board nor any committee thereof obtained a third-party financial opinion in determining whether or not to pursue the Business Combination.

•
Priveterra is dependent upon our current executive officers and directors and their loss could adversely affect its ability to operate.

•
Certain of Priveterra’s existing stockholders have agreed to vote in favor of the Business Combination, regardless of how the Public Stockholders vote.

•
Priveterra’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

•
Priveterra does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Priveterra to complete an initial business combination, including the Business Combination even if a substantial majority of Priveterra’s stockholders choose to redeem their shares.

•
Certain insiders may elect to purchase shares or warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination.

•
If the proposed Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Priveterra’s Class A Common Stock may decline before the Closing, or the market price of New AEON common stock may decline after the Closing.

•
Priveterra is currently an emerging growth company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies.

•
Priveterra’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Public Stockholders.

•
Priveterra management has identified a material weakness in its internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

•
The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

•
The consummation of the Business Combination is conditioned on, among other things, there being at least $40,000,000 in cash available at Closing. As this condition is for AEON’s benefit, it is possible that AEON could waive it prior to Closing, although there is no guarantee that it would. If AEON did waive the condition in these circumstances, it is possible that New AEON would have insufficient capital to conduct and grow its business after Closing in the manner described in this proxy statement/prospectus.

•
The listing of New AEON’s securities on NYSE will not benefit from the process undertaken in connection with an underwritten initial public offering.

•
The ability of Priveterra stockholders to exercise redemption rights with respect to a large number of shares of Class A Common Stock could increase the probability that the Business Combination would be unsuccessful and that stockholders would have to wait for liquidation in order to redeem their shares of Class A Common Stock.

•
There is no guarantee that a Public Stockholder’s decision to continue to hold shares of New AEON common stock following the Business Combination will put the stockholder in a better future economic position than if they decided to redeem their Public Shares for a pro rata portion of the Trust Account, and vice versa.

•
If Priveterra stockholders fail to comply with the redemption requirements specified in this proxy statement/ prospectus, they will not be entitled to redeem their Class A Common Stock for a pro rata portion of the funds held in the Trust Account.

•
A new 1% U.S. federal excise tax could be imposed on Priveterra or New AEON in connection with redemptions by Priveterra of Class A Common Stock.

•
If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of Priveterra Common

•
Stock issued in the Initial Public Offering, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Priveterra Common Stock issued in the Initial Public Offering.

•
Public Stockholders will experience dilution as a consequence of, among other transactions, the issuance of New AEON common stock as consideration in the Business Combination.

Comparison of Governance and Stockholders’ Rights
Following the Closing, the rights of Priveterra stockholders who remain New AEON stockholders will no longer be governed by the Current Charter and the Current Bylaws and will instead be governed by the Proposed Charter and the Proposed Bylaws adopted in connection with the Charter Amendment Proposal. See the section entitled “Comparison of Governance and Stockholders’ Rights” beginning on page 304.

SELECTED HISTORICAL FINANCIAL INFORMATION
Priveterra is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.
Priveterra’s selected historical financial information is derived from Priveterra’s audited financial statements included elsewhere in this proxy statement/prospectus for the year ended December 31, 2022 (as restated) and 2021 and for the period from November 17, 2020 (inception) through December 31, 2020.
AEON’s balance sheet data as of December 31, 2022 and December 31, 2021, and statement of operations and comprehensive loss data for the fiscal years ended December 31, 2022 and December 31, 2021 are derived from AEON’s audited financial statements, included elsewhere in this proxy statement/prospectus.
The financial data set forth below should be read in conjunction with, and is qualified by reference to, the text of the sections entitled “Priveterra Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “AEON Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Priveterra’s and AEON’s financial statements are prepared and presented in accordance with U.S. GAAP. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of future performance of Priveterra or AEON.
Selected Historical Financial Information: Priveterra
	For the Year ended December 31, 2022 (As restated)	For the Year ended December 31, 2021	For the Period from November 17, 2020 (inception) through December 31, 2020
	(in thousands)
Balance Sheet Data:
Cash	$68	$497	$—
Investments held in Trust Account	$279,384	$276,080	$—
Total assets	$279,494	$276,949	$81
Total liabilities	$10,444	$17,879	$60
Class A Common Stock subject to possible redemption	$278,487	$276,000	$—
Total stockholders’ deficit	$(9,437)	$(16,930)	$21
	For the Year ended December 31, 2022 (As restated)	For the Year ended December 31, 2021	For the Period From November 17, 2020 (Inception) Through December 31, 2020
	(in thousands, except share and per share data)
Statements of Operations Data:
Loss from operations	$(3,326)	$(1,936)	$(4)
Interest earned on investments held in Trust Account	3,707	80	—
Net income (loss)	$6,376	$8,201	$(4)
Basic and diluted weighted average shares outstanding, Class A Common Stock subject to possible redemption	27,600,000	24,499,726	—
Basic and diluted net income per share, Class A Common Stock subject to possible redemption	$0.18	$0.26	$—
Basic and diluted weighted average shares outstanding, Class B Common Stock	6,900,000	6,806,301	6,000,000
Basic and diluted net income (loss) per share, Class B Common Stock	$0.18	$0.26	$(0.00)

	Year ended December 31, 2022	Year ended December 31, 2021	For the Period From November 17, 2020 (Inception) Through December 31, 2020
	(in thousands)
Statement of Cash Flows Data:
Net cash used in operating activities	$(981)	$(1,495)	$—
Net cash used in investing activities	$401	$(276,000)	$—
Net cash provided by financing activities	$150	$277,992	$—
Selected Historical Financial Information: AEON
The selected historical consolidated statements of operations data of AEON for the years ended December 31, 2022 and 2021 and the historical consolidated balance sheet data as of as of December 31, 2022 and 2021 are derived from AEON’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.
AEON’s historical results are not necessarily indicative of the results that may be expected for any other period in the future. You should read the selected historical financial data set forth below together with AEON’s financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus, the information in the section entitled “AEON Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information contained elsewhere in this proxy statement/prospectus.
AEON is providing the following selected historical consolidated financial information to assist you in your analysis of the financial aspects of the Business Combination.
Summary Financial Data:
	As of December 31,
	2022	2021
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$9,746	$5,128
Total assets	$10,778	$6,436
Total liabilities	$143,242	$92,311
Total convertible preferred stock	$137,949	$137,949
Total AEON Biopharma, Inc. stockholders’ deficit	$(287,500)	$(234,944)
Total deficit	$(270,413)	$(223,824)
	Years Ended December 31,
	2022	2021
	(in thousands, except share and per share data)
Statement of Operations Data:
Expenses
Research and development	$34,754	$25,728
Selling, general and administrative	$13,675	$11,153
Litigation settlement	$—	$28,966
Operating loss	$(48,429)	$(65,847)
Net loss	$(52,556)	$(55,637)
Weighted average shares outstanding, basic and diluted	138,825,356	126,252,622
Basic and diluted net loss per share attributable to common stockholders	$(0.38)	$(0.44)
Statement of Cash Flows Data:
Net cash used in operating activities	$(35,584)	$(28,433)
Net cash used in investing activities	$(306)	$(170)
Net cash provided by financing activities	$40,508	$13,563

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed consolidated combined financial information (the “Summary Pro Forma Information”) gives effect to the Business Combination.
The summary unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2022 combines the audited historical consolidated balance sheet of AEON as of December 31, 2022 with the audited historical balance sheet of Priveterra as of December 31, 2022, giving effect to the Business Combination as if it had been consummated on December 31, 2022. The summary unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 combine the historical statement of operations of AEON and Priveterra for the period on a pro forma basis giving effect to the Business Combination as if it had been consummated on January 1, 2022.
The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed consolidated combined financial information included in the section titled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed consolidated combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Priveterra, historical consolidated financial statements and related notes of AEON for the applicable period and the sections titled “Priveterra Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations” and “AEON Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what Priveterra’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of Priveterra following the reverse recapitalization.
The unaudited pro forma condensed consolidated combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of shares of Class A Common Stock:
•
Assuming No Additional Redemptions:   This scenario assumes that the only Class A Common Stock subject to redemption that are redeemed are those that have already been redeemed prior to February 10, 2023.This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, this scenario is included in the pro forma condensed consolidated combined financial statements for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Financing Agreements described above, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.

•
Maximum Redemption Scenario:   This scenario assumes that 2,002,272 shares of Class A Common Stock subject to redemption are redeemed for an aggregate payment of approximately $21.0 million (based on an estimated per share redemption price of approximately$10.49 that was calculated using the $21.0 million of cash remaining in the Trust Account divided by the remaining Class A Common Stock subject to redemption as of March 1, 2023). This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, the Maximum Redemption Scenario is included in the pro forma condensed consolidated combined financial statements for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Financing Agreements described above, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.

The Business Combination will be accounted using the asset acquisition method in accordance with U.S. GAAP. Under this method of accounting, Priveterra is considered to be the accounting acquirer based on the terms of the Business Combination Agreement. Upon consummation of the Business Combination, the expected cash on hand results in the equity at risk being considered insufficient for AEON to finance its activities without additional subordinated financial support, under these assumed redemption scenarios. Therefore, AEON is considered a VIE and the primary beneficiary of AEON will be treated as the accounting acquirer. Priveterra will hold a variable interest in AEON as it will own 100% of AEON’s equity. Priveterra will be considered the primary beneficiary as it will retain the obligation to absorb the losses and/or receive the benefits of AEON that could potentially be significant to AEON. The merger is expected to be accounted for as an asset acquisition as substantially all of the fair value is concentrated in IPR&D, an intangible asset. AEON’s assets (except for cash) and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D with no alternative future use being expensed.
	Pro Forma Combined
	No Additional Redemptions	Maximum Redemptions
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations Data For the Year Ended December 31, 2022
Net loss	$(372,646)	$(372,646)
Basic and diluted net loss per share	$(15.91)	$(17.39)
Weighted average shares outstanding	23,429,415	21,427,143
Summary Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet Data As of December 31, 2022
Total assets	$37,338	$16,746
Total liabilities	$146,451	$146,451
Total stockholders’ equity (deficit)	$(109,113)	$(129,705)

FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the potential Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement/prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When Priveterra discusses its strategies or plans, including as they relate to the potential Business Combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, Priveterra’s management.
Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:
•
Priveterra’s ability to complete the Business Combination or, if Priveterra does not consummate such Business Combination, any other initial business combination;

•
satisfaction or waiver (if applicable) of the conditions to the Business Combination Agreement;

•
the occurrence of any other event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•
the projected financial information, anticipated growth rate, and market opportunities of the Combined Company;

•
the ability to obtain or maintain the listing of New AEON common stock on NYSE following the Business Combination;

•
New AEON’s public securities’ potential liquidity and trading;

•
New AEON’s ability to raise financing in the future;

•
New AEON’s success in retaining or recruiting, or changes required in, officers, key employees or directors following the completion of the Business Combination;

•
Priveterra’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with Priveterra’s business or in approving the Business Combination;

•
the use of proceeds not held in the Trust Account or available to Priveterra from interest income on the Trust Account balance; or

•
factors relating to the business, operations and financial performance of AEON, including:

•
the initiation, cost, timing, progress and results of research and development, or R&D, activities, preclinical studies or clinical trials with respect to AEON’s current and potential future product candidates;

•
AEON’s ability to identify, develop and commercialize its main product candidate, ABP-450;

•
AEON’s ability to obtain a BLA for therapeutic uses of ABP-450;

•
AEON’s ability to advance its current and potential future product candidates into, and successfully complete, preclinical studies and clinical trials;

•
AEON’s ability to obtain and maintain regulatory approval of its current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•
AEON’s ability to obtain funding for its operations;

•
AEON’s ability to obtain and maintain intellectual property protection for its technologies and any of its product candidates;

•
AEON’s ability to successfully commercialize its current and any potential future product candidates;

•
the rate and degree of market acceptance of AEON’s current and any potential future product candidates;

•
regulatory developments in the United States and international jurisdictions;

•
potential liability lawsuits and penalties related to AEON’s technologies, product candidates and current and future relationships with third parties;

•
AEON’s ability to attract and retain key scientific and management personnel;

•
AEON’s ability to effectively manage the growth of its operations;

•
AEON’s ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements, particularly the Daewoong Agreement;

•
AEON’s ability to compete effectively with existing competitors and new market entrants;

•
potential effects of extensive government regulation;

•
AEON’s future financial performance and capital requirements;

•
AEON’s ability to implement and maintain effective internal controls;

•
the impact of supply chain disruptions; and

•
the impact of the COVID-19 pandemic on AEON’s business, including its preclinical studies, clinical studies and potential future clinical trials.

Priveterra cautions you that the foregoing list may not contain all of the forward-looking statements made in this proxy statement/prospectus.
These forward-looking statements are only predictions based on the current expectations and projections of Priveterra and AEON about future events and are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this proxy statement/prospectus. Moreover, AEON operates in a competitive industry, and new risks emerge from time to time. It is not possible for the management of Priveterra or AEON to predict all risks, nor can Priveterra or AEON assess the impact of all factors on their respective businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Priveterra may make in this proxy statement/prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this proxy statement/prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this proxy statement/prospectus.
The forward-looking statements included in this proxy statement/prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although Priveterra believes that the expectations reflected in its forward-looking statements are reasonable, neither Priveterra nor AEON can guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Neither Priveterra nor AEON undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement/prospectus to conform these statements to actual results or to changes in expectations, except as required by law.
You should read this proxy statement/prospectus and the documents that have been filed as Annexes and Exhibits hereto with the understanding that the actual future results, levels of activity, performance, events and circumstances of Priveterra and AEON may be materially different from what is expected.

RISK FACTORS
Stockholders should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. The value of your investment in New AEON following consummation of the Business Combination will be subject to the significant risks affecting New AEON and inherent to the industry in which it will operate. If any of the events described below occur, the post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of New AEON’s common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment. Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of AEON prior to the consummation of the Business Combination, which will be the business of New AEON following the consummation of the Business Combination.
Summary of Risk Factors
The following is a summary of principal risks to which (i) our business, operations and financial performance and (ii) the Business Combination and redemptions are subject. Each of these risks is more fully described in the individual risk factors immediately following this summary:
Risks Related to Our Business Operations and Financial Position
•
We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. If we ever achieve profitability, we may not be able to sustain it.

•
Our management has concluded that uncertainties around our ability to raise additional capital raise substantial doubt about our ability to continue as a going concern.

•
Our future success currently depends entirely on the successful and timely regulatory approval and commercialization of our only product candidate, ABP-450. The development and commercialization of pharmaceutical products is subject to extensive regulation, and we may not obtain regulatory approvals for ABP-450 in any of the indications for which we plan to develop it on a timely basis or at all.

•
Clinical product development involves a lengthy, expensive and uncertain process. We may incur greater costs than we anticipate or encounter substantial delays or difficulties in our clinical studies.

•
Enrollment and retention of patients in clinical studies is an expensive and time-consuming process and could be delayed, made more difficult or rendered impossible by multiple factors outside our control. If we experience delays or difficulties in enrolling patients in clinical studies, our receipt of necessary regulatory approval could be delayed or prevented.

•
Even after completion of the Business Combination, we will require additional financing to fund our future operations, and a failure to obtain additional capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations.

•
We have concluded that we do not have sufficient cash to fund our operations and to meet our obligations as they become due within one year from the date that our consolidated financial statements are issued and as a result, there is substantial doubt about our ability to continue as a going concern.

•
ABP-450 may cause undesirable side effects or have other properties that could delay or prevent its regulatory approval in any of our proposed therapeutic indications, limit its commercial potential or result in significant negative consequences following any potential marketing approval.

•
Results of other parties’ clinical studies involving the same or a nearly identical botulinum toxin complex as ABP-450, or results in any preclinical studies we conduct, may not be predictive of future results of our clinical studies.

•
Interim or preliminary data from our clinical studies that we may announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

•
Due to our limited resources and access to capital, we must prioritize development of certain therapeutic uses of ABP-450; these decisions may prove to be wrong and may adversely affect our business.

•
We may not be successful in obtaining an original BLA that contemplates exclusively therapeutic uses of ABP-450.

•
Even if ABP-450 receives regulatory approval for any of our proposed indications, it may fail to achieve the broad degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

•
Even if we receive regulatory approval for ABP-450 in any therapeutic indication, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense, limit or delay additional regulatory approvals, limit or prohibit commercial distribution, prevent continued investigation and research and subject us to penalties if we fail to comply with applicable regulatory requirements. Additionally, ABP-450, if approved in any therapeutic indication, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

•
Even if we receive marketing approval, coverage and adequate reimbursement may not be available for ABP-450 in any currently proposed or future therapeutic indications, which could make it difficult for us to sell the product profitably, if approved.

•
ABP-450, if approved in any currently proposed or future therapeutic indications, will face significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.

•
If approved, ABP-450 may face competition sooner than anticipated.

•
If we are unable to establish sales and marketing capabilities on our own or through third parties, we will be unable to successfully commercialize ABP-450, if approved in any proposed therapeutic indication, or generate product revenue.

•
We will need to grow the size of our organization, and we may experience difficulties in managing this growth.

•
Our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

•
If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of ABP-450.

•
If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully develop ABP-450 in any of our proposed therapeutic indications, conduct our clinical studies and commercialize ABP-450.

•
The listing of New AEON’s securities on NYSE will not benefit from the process undertaken in connection with an underwritten initial public offering.

Risks Related to Our Reliance on Third Parties
•
We rely on the license and supply agreement, effective as of December 20, 2019, or the Daewoong Agreement, to provide us exclusive rights to commercialize and distribute ABP-450 in certain territories. Any termination or loss of significant rights, including exclusivity, under the Daewoong Agreement would materially and adversely affect our development or commercialization of ABP-450.

•
We currently rely solely on Daewoong to manufacture ABP-450, and as such, any production or other problems with Daewoong could adversely affect us. The manufacture of biologics is complex and Daewoong may encounter difficulties in production that may impact our ability to provide supply of ABP-450 for clinical studies, our ability to obtain marketing approval, or our ability to obtain commercial supply of our products, which, if approved, could be delayed or stopped.
•
A material breach by us of the terms of our license and settlement agreement with Medytox, Inc. could have a material adverse effect on our business.

•
We rely, and will continue to rely, on third parties and consultants to conduct all of our preclinical studies and clinical studies. If these third parties or consultants do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for ABP-450.

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If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to ABP-450, we may not be able to compete effectively in our market.

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The COVID-19 pandemic has had, and may continue to have, an adverse effect on our operations, as well as the business or operations of our manufacturers, clinical research organizations, or CROs, or other third parties with whom we conduct business.

Risks Related to Intellectual Property
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If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to ABP-450 and any future product candidates we may develop, or if the scope of any protection obtained is not sufficiently broad, we may not be able to compete effectively in our market.

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Third-party claims of intellectual property infringement, misappropriation or violation, or challenges related to the invalidity or unenforceability of any issued patents we may obtain or in-license may prevent or delay our development and commercialization efforts or otherwise adversely affect our results of operations.

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We may become involved in lawsuits to protect or enforce our intellectual property or the patents and other intellectual property of our licensors, which could be expensive and time-consuming.

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Our rights to develop and commercialize ABP-450 and future product candidates are subject, in part, to the terms and conditions of licenses granted to us by others, including Daewoong. If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

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We may not be able to protect our intellectual property rights throughout the world.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

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We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or asserting ownership of what we regard as our own intellectual property.

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If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

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Intellectual property rights do not necessarily address all potential threats.

Risks Related to Priveterra, the Business Combination and Redemptions
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Priveterra will incur significant transaction and transition costs in connection with the Business Combination.

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Priveterra will not have any right after the Closing to make damage claims against AEON or AEON’s stockholders for the breach of any representation, warranty or covenant made by AEON in the Business Combination Agreement.

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Subsequent to the Closing, New AEON may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

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The Sponsor and Priveterra’s officers and directors own Priveterra Common Stock that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved. Such interests may have influenced their decision to approve and, in the case of the Board, recommend, the Business Combination with AEON.

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The exercise of Priveterra’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the best interests of Priveterra’s stockholders.

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Priveterra stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate the investment, Priveterra stockholders may be forced to sell their Public Shares or Warrants, potentially at a loss.

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If Priveterra is unable to complete the Business Combination with AEON or another business combination by August 11, 2023(as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), Priveterra will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its Board, dissolving and liquidating. In such event, third parties may bring claims against Priveterra and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per Public Share.

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Priveterra’s stockholders may be held liable for claims by third parties against Priveterra to the extent of distributions received by them.

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Actions taken by existing Priveterra stockholders to increase the likelihood of approval of the Business Combination Proposal and the other Proposals could have a depressive effect on Priveterra Common Stock.

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Neither the Board nor any committee thereof obtained a third-party financial opinion in determining whether or not to pursue the Business Combination.

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Priveterra is dependent upon our current executive officers and directors and their loss could adversely affect its ability to operate.

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Certain of Priveterra’s existing stockholders have agreed to vote in favor of the Business Combination, regardless of how the Public Stockholders vote.

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Priveterra’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

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Priveterra does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Priveterra to complete an initial business combination, including the Business Combination even if a substantial majority of Priveterra’s stockholders choose to redeem their shares.

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Certain insiders may elect to purchase shares or warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination.

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If the proposed Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Priveterra’s Class A Common Stock may decline before the Closing, or the market price of New AEON common stock may decline after the Closing.

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Priveterra is currently an emerging growth company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies.

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Priveterra’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Public Stockholders.

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Priveterra management has identified a material weakness in its internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

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The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

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The consummation of the Business Combination is conditioned on, among other things, there being at least $40,000,000 in cash available at Closing. As this condition is for AEON’s benefit, it is possible that AEON could waive it prior to Closing, although there is no guarantee that it would. If AEON did waive the condition in these circumstances, it is possible that New AEON would have insufficient capital to conduct and grow its business after Closing in the manner described in this proxy statement/prospectus.

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The listing of New AEON’s securities on NYSE will not benefit from the process undertaken in connection with an underwritten initial public offering.

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The ability of Priveterra stockholders to exercise redemption rights with respect to a large number of shares of Class A Common Stock could increase the probability that the Business Combination would be unsuccessful and that stockholders would have to wait for liquidation in order to redeem their shares of Class A Common Stock.

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There is no guarantee that a Public Stockholder’s decision to continue to hold shares of New AEON common stock following the Business Combination will put the stockholder in a better future economic position than if they decided to redeem their Public Shares for a pro rata portion of the Trust Account, and vice versa.

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If Priveterra stockholders fail to comply with the redemption requirements specified in this proxy statement/ prospectus, they will not be entitled to redeem their Class A Common Stock for a pro rata portion of the funds held in the Trust Account.

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A new 1% U.S. federal excise tax could be imposed on Priveterra or New AEON in connection with redemptions by Priveterra of Class A Common Stock.

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If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of Priveterra Common

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Stock issued in the Initial Public Offering, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Priveterra Common Stock issued in the Initial Public Offering.

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Public Stockholders will experience dilution as a consequence of, among other transactions, the issuance of New AEON common stock as consideration in the Business Combination.

Risks Related to Our Business Operations and Financial Position
We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. If we ever achieve profitability, we may not be able to sustain it.
We are a clinical stage biopharmaceutical company with a limited operating history. Pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We were originally incorporated in 2012 but did not begin focusing our efforts and financial resources on the clinical development and regulatory approval of ABP-450 for therapeutic indications until 2019. The operating history upon which investors must evaluate our business and prospects is extremely limited. Consequently, any predictions about our future success, performance or viability may not be as accurate as they could be if we had a longer operating history or a history of commercial operations. In addition, as an organization, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in the biopharmaceutical market. To date, we have not obtained any regulatory approvals for ABP-450 or generated any revenue from product sales relating to therapeutic uses of ABP-450.
Because we have not yet received regulatory approvals, we are not permitted to market ABP-450 for therapeutic use in the United States or in any other territory, and as such, we have not generated any revenue from sales of ABP-450 to date. We have recorded losses from operations of $16.4 million and $65.8 million for the years ended December 31, 2022 and 2021, respectively, and had an accumulated deficit of $474.8 million and $422.3 million for the years ended December 31, 2022 and 2021, respectively. We expect to continue to incur losses for the foreseeable future, and we anticipate these losses will increase as we continue to seek regulatory approval for, and begin to commercialize, ABP-450, if approved. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity (deficit) and working capital. Because of the numerous risks and uncertainties associated with drug development, we are unable to accurately predict the timing or amount of increased expenses, or when, if at all, we will be able to achieve profitability. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our prior losses, combined with expected future losses, may adversely affect the market price of New AEON common stock and our ability to raise capital and continue operations.
Our management has concluded that uncertainties around our ability to raise additional capital raise substantial doubt about our ability to continue as a going concern. Even after the Business Combination, these uncertainties will continue and we will require additional financing to fund our future operations. Any failure to obtain additional capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations.
We have concluded that we do not have sufficient cash to fund our operations and to meet our obligations as they become due within one year from the date that our consolidated financial statements are issued and as a result, there is substantial doubt about our ability to continue as a going concern.
Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments to meet cash requirements, and is subject to our ability to generate a profit or obtain appropriate financing from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from third parties where possible. While the Business Combination will provide some capital, it is unlikely to be sufficient to remove the doubt about our ability to continue as a going concern and we will need to raise additional capital to fund our operations. We cannot assure you that we will be able to raise additional capital after the Business Combination on commercially reasonable terms or at all. If we cannot continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that our stockholders may lose some or all of their investment in us.
We expect that we will continue to expend substantial resources for the foreseeable future in order to complete development and seek regulatory approval for ABP-450 for the treatment of migraine, cervical dystonia and gastroparesis, identify future potential therapeutic applications for ABP-450 and establish sales and marketing capabilities to commercialize ABP-450 across any approved indications.
We anticipate that the net proceeds from the Business Combination, along with our cash, will be sufficient to fund our operating plan through at least September 30, 2023. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available capital resources much faster than we currently expect or require more capital to fund our operations than we currently expect. Our future capital requirements depend on many factors, including:
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the satisfaction of the requirement, pursuant to the Business Combination Agreement and contingent upon the consummation of Interim Financing Agreements or other financings prior to the Closing, for Priveterra to have at least $40 million of aggregate cash proceeds available from the Trust Account, after giving effect to redemptions of Public Shares, if any, and any transaction expenses (the “$40 million minimum cash condition”);
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the timing of, and the costs involved in, obtaining regulatory approvals for ABP-450 in our proposed therapeutic indications;

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the scope, progress, results and costs of researching and developing ABP-450, and conducting preclinical and clinical studies, particularly if expected Interim Financing Agreements and other financings are not consummated prior to the Closing and if AEON waives the $40 million minimum cash condition, which would potentially force New AEON to cease its migraine open label extension study in order to continue operating through its potential announcement of Phase 2 episodic migraine topline data;

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the cost of commercialization activities if ABP-450 is approved in any of our proposed therapeutic indications for sale, including marketing, sales and distribution costs;

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costs under our third-party manufacturing and supply arrangements for ABP-450 and any products we commercialize;

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the degree and rate of market acceptance of ABP-450 or any future approved products;

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the emergence, approval, availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing products;

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costs associated with any acquisition or in-license of products and product candidates, technologies or businesses, and the terms and timing of any strategic collaboration or other arrangement; and

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costs of operating as a public company.

If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our product candidate, technologies, future revenue streams or research programs or may have to grant licenses on terms that may not be favorable to us. If we raise additional capital through public or private equity offerings or offerings of securities convertible into our equity, the ownership interest of stockholders will be diluted and the terms of any such securities may have a preference over our common stock. Debt financing, receivables financing and royalty financing may also be coupled with an equity component, such as warrants to purchase our capital stock, which could also result in dilution of our existing stockholders’ ownership, and such dilution may be material. Additionally, if we raise additional capital through debt financing, we will have increased fixed payment obligations and may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt or making capital expenditures to meet specified financial ratios, and other operational restrictions, any of which could restrict our ability to commercialize ABP-450 in our proposed therapeutic indications or to operate as a business and may result in liens being placed on our assets. If we were to default on any of our indebtedness, we could lose such assets. Additional funding may not be available on acceptable terms, or at all. As a result of the COVID-19 pandemic and actions taken to slow its spread, the global credit and financial markets have experienced volatility and disruptions recently, including diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly or more dilutive.
Our future success currently depends entirely on the successful and timely regulatory approval and commercialization of our only product candidate, ABP-450. The development and commercialization of pharmaceutical products is subject to extensive regulation, and we may not obtain regulatory approvals for ABP-450 in any of the indications for which we plan to develop it on a timely basis or at all.
Marketing approval of biologics in the United States requires the submission of a BLA to the FDA. A BLA must be supported by extensive clinical and preclinical data, as well as extensive information regarding pharmacology, chemistry, manufacturing and controls. FDA approval of a BLA is not guaranteed, and the review and approval process is an expensive and uncertain process that may take several years. The FDA also has substantial discretion in the approval process. The number and types of preclinical studies and clinical studies that will be required for BLA approval varies depending on the product candidate, the disease or the condition that the product candidate is designed to treat and the regulations applicable to any particular product candidate.
The FDA, the EMA, and other regulatory authorities can delay, limit or deny approval of a product candidate for many reasons, including the following:
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a product candidate may not be deemed safe, effective, pure or potent;

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the data from preclinical studies and clinical studies may not be deemed sufficient;

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the FDA, the EMA and other regulatory agencies might not approve our third-party manufacturers’ processes or facilities;

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deficiencies in the formulation, quality control, labeling, or specifications of a product candidate or in response to citizen petitions or similar documents filed in connection with the product candidate;

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a general requirement intended to address risks associated with a class of drugs, such as a new risk evaluation and mitigation strategy, or REMS, requirement for botulinum toxins;

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the enactment of new laws or promulgation of new regulations that change the approval requirements; or

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the FDA, the EMA and other regulatory agencies may change their approval policies or adopt new regulations.

If ABP-450 fails to demonstrate safety and efficacy in our clinical studies or does not gain approval in any of our proposed therapeutic indications, our business and results of operations will be materially and adversely harmed.
We are currently pursuing three main therapeutic indications for ABP-450, and our business presently depends entirely on our ability to obtain regulatory approvals for ABP-450 for our planned indications and to successfully commercialize it in a timely manner. To date, as an organization, we have completed one clinical study related to the therapeutic use of ABP-450 for the treatment of cervical dystonia. We have no biological products currently approved for sale and we may never be able to develop marketable products. We are not permitted to market ABP-450 in the United States until we receive approval of a BLA from the FDA, in the European Union until we receive approval of a marketing authorization application, or MAA, from the EMA, in Canada until we receive approval of a new drug submission, or NDS, from Health Canada or in any other countries permitted under our license and supply agreement, or the Daewoong Agreement, with Daewoong Pharmaceuticals Co., Ltd., or Daewoong, until we receive the requisite approval from the applicable regulatory authorities in such countries. We will need to conduct a significant amount of clinical testing before we receive regulatory approval for any of our planned indications, and we do not know if or when we will receive any such approvals or whether we will need to make modifications or significant additional expenditures to obtain any such approvals. We can provide no assurances that ABP-450 will be successful in clinical studies or will ultimately receive regulatory approval in any therapeutic indication. Even if ABP-450 demonstrates efficacy, our injection protocols, including the selection of injection sites and amount of product injected at each injection site, may produce negative or inconclusive results or may result in the occurrence of serious adverse events. In addition, if we receive approval in one country for an indication, we may not receive a similar approval in any other jurisdiction, or in the same country for a different indication.
Even if regulatory approvals for one or more of our therapeutic indications are obtained, we may never be able to successfully commercialize ABP-450. We will need to transition at some point from a company with a development focus to a company capable of supporting commercial activities, including by obtaining approval for coverage and adequate reimbursement from third-party and government payors, but we may not be successful in such a transition. Accordingly, we may not be able to generate sufficient revenue through the sale of ABP-450 in each of our therapeutic indications to continue our business.
Clinical product development involves a lengthy, expensive and uncertain process. We may incur greater costs than we anticipate or encounter substantial delays or difficulties in our clinical studies.
We may not commercialize, market, promote or sell any product candidate without obtaining marketing approval from the FDA, the EMA or other regulatory agencies, and we may never receive such approvals.

Clinical testing is expensive, is difficult to design and implement, can take many years to complete and is uncertain as to outcome. As a company, we are conducting and overseeing the conduct of preclinical and clinical studies of ABP-450 through contracts with contract research organizations, or CROs. We cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical studies can occur at any stage of testing. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical studies have nonetheless failed to obtain marketing approval of their products.
We may experience numerous unforeseen events prior to, during, or as a result of, clinical studies that could delay or prevent our ability to receive marketing approval or to commercialize ABP-450 in our proposed therapeutic indications, including the following:
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delays in reaching a consensus with regulatory authorities on the design or implementation of our clinical studies;

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regulators or institutional review boards and ethics committees may not authorize us or our investigators to commence a clinical study or conduct a clinical study at a prospective study site;

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delays in reaching agreement on acceptable terms with prospective CROs and clinical study sites;

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delays or failures by Daewoong to comply with current good manufacturing practices, or cGMPs, or other applicable requirements, or to provide sufficient supply of ABP-450 for use in our clinical studies;

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the number of patients required for clinical studies of ABP-450 in our proposed therapeutic indications may be larger than we anticipate, enrollment in these clinical studies may be slower than we anticipate, participants may drop out of these clinical studies at a higher rate than we anticipate or fail to return for post-treatment follow-up or we may fail to recruit suitable patients to participate in a study;

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clinical studies of ABP-450 in our proposed therapeutic indications may produce negative or inconclusive results;

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imposition of a clinical hold by regulatory authorities as a result of a serious adverse event, concerns with a class of product candidates or after an inspection of our clinical study operations, study sites or manufacturing facilities;

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occurrence of serious adverse events associated with ABP-450 in any of our proposed therapeutic indications that are viewed to outweigh its potential benefits;

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changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

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we may decide, or regulators may require us, to conduct additional clinical studies or abandon product development programs; or

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the impacts of the COVID-19 pandemic on our ongoing and planned clinical studies.

Any inability to successfully complete preclinical and clinical development could result in additional costs to us or impair our ability to generate revenue from future product sales or other sources. In addition, if we make manufacturing or formulation changes to ABP-450, we may need to conduct additional testing to bridge our modified product candidate to earlier versions. Clinical study delays could also shorten any periods during which we may have the exclusive right to commercialize ABP-450, if approved in any currently proposed or future therapeutic indications, or allow our competitors to bring competing products to market before we do, which could impair our ability to successfully commercialize ABP-450 and may harm our business, financial condition, results of operations and prospects.
Additionally, if the results of our clinical studies are inconclusive or if there are safety concerns or serious adverse events associated with ABP-450 in any of our proposed therapeutic indications, we may:
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be delayed in obtaining marketing approval, or not obtain marketing approval at all;

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obtain approval for indications or patient populations that are not as broad as intended or desired;

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obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;

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be subject to additional post-marketing testing requirements;

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be required to perform additional clinical studies to support approval or be subject to additional post-marketing testing requirements;

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have regulatory authorities withdraw, or suspend, their approval of the product or impose restrictions on its distribution in the form of a risk evaluation and mitigation strategy, or REMS;

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be subject to the addition of labeling statements, such as warnings or contraindications;

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be sued; or

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experience damage to our reputation.

Our product development costs will also increase if we experience delays in testing or obtaining marketing approvals. We do not know whether any of our preclinical studies or clinical studies will begin as planned, need to be restructured or be completed on schedule, if at all. Additionally, the COVID-19 pandemic’s impact on our projected milestones is highly uncertain and cannot be predicted with confidence.
Further, we, the FDA, a foreign regulatory authority, an ethics committee or an institutional review board may suspend our clinical studies at any time if it appears that we or our collaborators are failing to conduct a study in accordance with regulatory requirements, including the FDA’s current Good Clinical Practice, or GCP, regulations, that we are exposing participants to unacceptable health risks, or if the FDA, the EMA or other regulatory agency finds deficiencies in our investigational new drug applications, or INDs, or clinical study applications, respectively, or the conduct of these studies. Moreover, to the extent our filing schedule for a new IND is dependent on further preclinical or manufacturing progress, we may not be able to file such INDs on the timelines we expect. Therefore, we cannot predict with any certainty the schedule for commencement and completion of future clinical studies. If we experience delays in the commencement or completion of our clinical studies, or if we terminate a clinical study prior to completion, the commercial prospects of ABP-450 could be negatively impacted, and our ability to generate revenue from ABP-450 may be delayed.
Additionally, certain of our scientific advisors or consultants who receive compensation from us are likely to be investigators for our future clinical studies. Under certain circumstances, we may be required to report some of these relationships to the FDA. The FDA may conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA may therefore question the integrity of the data generated at the applicable clinical study site and the utility of the clinical study itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA and may ultimately lead to the denial of marketing approval of ABP-450 in one or more indications. If we experience delays in the completion of, or termination of, any clinical study of ABP-450, the commercial prospects of ABP-450 will be harmed, and our ability to generate product revenue will be delayed. Moreover, any delays in completing our clinical studies will increase our costs, slow down our development and approval process and jeopardize our ability to commence product sales and generate revenues which may harm our business, financial condition and prospects significantly.
Enrollment and retention of patients in clinical studies is an expensive and time-consuming process and could be delayed, made more difficult or rendered impossible by multiple factors outside our control. If we experience delays or difficulties in enrolling patients in clinical studies, our receipt of necessary regulatory approval could be delayed or prevented.
Identifying and qualifying patients to participate in our clinical studies is critical to our success. The number of patients suffering from cervical dystonia is small and other indications we may pursue may have similarly small patient populations. We may encounter difficulties in enrolling patients in our clinical studies and may compete against other clinical studies for the same pool of potential patients, thereby delaying or preventing development and approval of ABP-450 in any of our proposed therapeutic indications. For example, the activation of investigators and sites for our migraine prevention Phase 2 clinical study was initially slower than we expected. Even once enrolled, we may be unable to retain a sufficient number of patients to complete any of our studies on a timely basis or at all. Patient enrollment and retention in clinical studies depends on many factors, including the size of the patient population, the nature of the study protocol, the existing body of safety and efficacy data, the number and nature of competing treatments and ongoing clinical studies of competing therapies for the same indication, the proximity of patients to clinical study sites, the eligibility criteria for the study and other factors we may not be able to control that may limit patients, principal investigators or staff or clinical site availability, including the COVID-19 pandemic.
Our clinical studies have been, and may in the future be, affected by the COVID-19 pandemic. For example, the COVID-19 pandemic caused us to delay enrollment to institute new procedures for the safety of patients and investigators and may in the future further impact patient enrollment in our ongoing clinical studies. In particular, patients may choose not to enroll or continue participating in the clinical study as a result of the pandemic. As a result, current or potential patients in our ongoing and planned clinical studies may choose to not enroll, not participate in follow-up clinical visits, or drop out of the study as a precaution against contracting COVID-19.
Further, if patients drop out of our clinical studies, miss scheduled doses or follow-up visits, or otherwise fail to follow clinical study protocols, whether as a result of the COVID-19 pandemic or otherwise, the integrity of data from our clinical studies may be compromised or not accepted by the FDA or other regulatory authorities, which would represent a significant setback for the applicable program.
Our efforts to build relationships with patient communities may not succeed, which could result in delays in patient enrollment in our clinical studies. Any negative results we may report in clinical studies of ABP-450 in any of our proposed therapeutic indications may make it difficult or impossible to recruit and retain patients in other clinical studies of that same product candidate. Delays or failures in planned patient enrollment or retention, whether as a result of the COVID-19 pandemic or otherwise, may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop ABP-450 in any of our proposed therapeutic indications or could render further development impossible. In addition, we may rely on CROs and clinical study sites to ensure proper and timely conduct of our future clinical studies and, while we intend to enter into agreements governing their services, we will be limited in our ability to ensure their actual performance.
ABP-450 may cause undesirable side effects or have other properties that could delay or prevent its regulatory approval in any of our proposed therapeutic indications, limit its commercial potential or result in significant negative consequences following any potential marketing approval.
During the conduct of clinical studies, patients report changes in their health, including illnesses, injuries and discomforts, to their doctor. Often, it is not possible to determine whether or not the product candidate being studied caused or contributed to these conditions and regulatory authorities may draw different conclusions from us and require additional testing to confirm these determinations, if they occur. We are collecting data about ABP-450 from ongoing clinical and toxicology studies and any adverse events or undesirable side effects caused by, or other unexpected properties of, ABP-450 could cause us, any future collaborators, an IRB or ethics committee or regulatory authorities to interrupt, delay or halt clinical studies of ABP-450 and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other regulatory authorities.
In addition, it is possible that as we test ABP-450 in larger, longer and more extensive clinical studies, or as use of ABP-450 becomes more widespread if it receives regulatory approval for any of our proposed indications, that illnesses, injuries, discomforts and other adverse events that were not observed in earlier studies conducted by us, or, in the case of ABP-450, by others using the same botulinum toxin, as well as conditions that did not occur or went undetected in previous studies, will be reported by subjects or patients. Many times, side effects are only detectable after investigational products are tested in large-scale pivotal studies or, in some cases, after they are made available to patients on a commercial scale after approval. If additional clinical experience indicates that ABP-450 has side effects or causes serious or life-threatening side effects in any of our proposed therapeutic indications, the development of ABP-450 in that indication may fail or be delayed. Additionally, there is the risk that as botulinum toxins other than ABP-450 are approved for and studied in connection with a broader range of diseases and conditions and across a more diverse population, additional safety signals and other adverse events may be identified. All botulinum toxin products are required to include a class labeling that contains a boxed warning related to safety and we could be required to include additional warnings on our product labeling, if approved.
If ABP-450 receives regulatory approval, and we or others identify undesirable side effects of ABP-450, a number of potentially significant negative consequences could result, such as regulatory authorities revoking such approval or imposing additional restrictions on the marketing and promotion of the product, or we may be required to recall the product or implement changes to the way the product is administered. We could also be sued and held liable for harm caused to patients, which could hinder commercial acceptance of ABP-450 and adversely affect our business, financial condition, results of operations and prospects.
Results of other parties’ clinical studies involving the same or a nearly identical botulinum toxin complex as ABP-450, or results in any preclinical studies we conduct, may not be predictive of future results of our clinical studies.
Success in clinical studies conducted by Daewoong and Evolus, Inc., or Evolus, involving a botulinum toxin that is identical or nearly identical to ABP-450 does not ensure that any clinical studies we conduct using ABP-450 will be successful and we will still need to submit our independently generated data to applicable regulatory agencies to support regulatory approval of ABP-450 in any of our proposed therapeutic indications. Similarly, success in any preclinical studies or clinical studies that we conduct will not ensure that later clinical studies will be successful. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical studies, even after positive results in earlier preclinical studies and earlier clinical studies. These setbacks have been caused by, among other things, preclinical findings made while clinical studies were underway and safety or efficacy observations made in clinical studies, including previously unreported adverse events. Notwithstanding any potential promising results in earlier studies, we cannot be certain that we will not face similar setbacks.
Additionally, our clinical studies may utilize an “open-label” trial design. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational product candidate for either an existing approved drug or placebo. Most typically, open-label clinical studies test only the investigational product candidate and may do so at different dose levels. Open-label clinical studies are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical studies are aware when they are receiving treatment. Open-label clinical studies may be subject to a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. In addition, open-label clinical studies may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical studies are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. The results from an open-label trial may not be predictive of future clinical trial results with any of our product candidates when studied in a controlled environment with a placebo or active control.
Interim, topline or preliminary data from our clinical studies that we may announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.
From time to time, we may publicly disclose interim, topline or preliminary data from our clinical studies, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a full analysis of all data related to the particular study. Interim and preliminary data for the studies we may complete are subject to the risk that one or more clinical outcomes may materially change as patient enrollment continues or more patient data become available. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. Interim, topline and preliminary data also remains subject to audit and verification procedures that may result in the final data being materially different from the preliminary data previously published. As a result, the interim, topline, or preliminary results that we report may differ from future results of the same trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated, and any interim, topline or preliminary data should be viewed with caution until final data is available. Material adverse changes in the final data could result in significant harm to our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of our product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical study is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular pharmaceutical or biological product, pharmaceutical or biological product candidate or our business. If the interim, topline or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for and commercialize our product candidate in any currently proposed or future therapeutic indications may be harmed, which could harm our business, operating results, prospects or financial condition.
Due to our limited resources and access to capital, we must prioritize development of certain therapeutic uses of ABP-450; these decisions may prove to be wrong and may adversely affect our business.
While our initial focus is on the development and approval of ABP-450 for the treatment of migraine, cervical dystonia and gastroparesis, a key element of our strategy is to identify additional conditions for which ABP-450 may be an effective therapy. However, there can be no assurances that we will be successful in identifying such conditions. Even if we are successful in identifying such conditions, we may experience difficulties in identifying a proper treatment regimen, or we may fail to secure regulatory approval for a particular indication. If we are unable to gain regulatory approval for indications in addition to the indications for the treatment of migraine, cervical dystonia and gastroparesis on which we are currently focused, or if FDA or other regulatory agencies require us to pursue a narrower indication than we have currently identified, we may be limited in our ability to grow our business.
Efforts to identify and pursue additional therapeutic uses of ABP-450 require substantial technical, financial and human resources, regardless of whether they are ultimately successful. Because we have limited financial and personnel resources, we may forgo or delay pursuit of opportunities with potential target indications that later prove to have greater commercial potential or a greater likelihood of success. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. We may focus our efforts and resources on potential therapeutic uses of ABP-450 that ultimately prove to be unsuccessful.
We may not be successful in obtaining an original BLA that contemplates exclusively therapeutic uses of ABP-450.
In order to market a biological product, an entity must submit and receive approval of a BLA. When a BLA application is approved in the first instance, it is an “original BLA” which is assigned a BLA number by the FDA. An approved “original BLA” may be supplemented, or amended, to incorporate changes, such as new indications, which the FDA must also approve. A BLA holder is legally responsible for all regulatory obligations associated with the BLA, including each supplement thereto, and is the only party that is authorized to submit a supplement. The form of BLA, original versus a supplement, is important because payors will generally consider the pricing for all products falling under the same BLA together when calculating reimbursement rates. Existing botulinum toxins, including Botox, are approved under a single BLA for both therapeutic and cosmetic indications. As a result, when payors calculate the ASP of other botulinum toxins they include the sales prices of both therapeutic and cosmetic sales. The inclusion of a lower cosmetic sales price in the calculation of the ASP can cause physicians to lose money when treating patients with existing botulinum toxins and also creates a deterrent to providing payors and/or providers with rebates or other financial incentives.
Part of our regulatory strategy includes pursuing an original BLA that contemplates exclusively therapeutic uses of ABP-450. We are aware that Evolus has obtained a BLA for cosmetic indications of its Jeuveau product, which is substantially similar to ABP-450. However, given we are a separate legal entity from Evolus, we do not hold a BLA that could be supplemented to add our target indications. As such, we believe the filing of an original BLA for ABP-450 is the appropriate path for approval and, by filing an original BLA, we can limit it to exclusively therapeutic uses. If we are successful in obtaining an original BLA for therapeutic indications of ABP-450, we believe the ASP for ABP-450 would be calculated using only therapeutic sales, which should facilitate consistent and favorable reimbursement to physicians when they choose to use ABP-450 for therapeutic treatments, as well as our ability to provide payors and/or providers with rebates and other financial incentives. However, we cannot assure you that we will be able to obtain such a BLA, and we are aware of other companies that sell botulinum toxins for both therapeutic and aesthetic indications that have experienced regulatory issues and denials by the FDA that led them to abandon the approach of applying for separate original BLAs that would cover the separate markets. We believe these denials occurred, in part, because in those instances the applicant already possessed a BLA for the product in a different indication. In the event we are not able to obtain an original BLA, we may not be able to ensure the consistent pricing that we believe an original BLA would offer, and the ASP of our products could be adversely affected.
Even if ABP-450 receives regulatory approval for any of our proposed indications, it may fail to achieve the broad degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.
Even if ABP-450 receives marketing approval for one or more therapeutic indications, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community for those indications. The commercial success of ABP-450, if approved in any currently proposed or future therapeutic indications, will depend significantly on the broad adoption and use of the resulting product by physicians for approved indications. The degree of market acceptance of any product candidate, if approved for commercial sale, will depend on a number of factors, including but not limited to:
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the convenience and ease of administration compared to alternative treatments and therapies;

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the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

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the efficacy and potential advantages compared to alternative treatments and therapies;

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the availability of third-party coverage and adequate reimbursement, and patients’ willingness to pay out-of-pocket in the absence of third-party coverage or adequate reimbursement;

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the effectiveness of sales and marketing efforts;

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the strength of our relationships with patient communities;

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the timing of market introduction of our product candidate in relation to other potentially competitive products;

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the cost of treatment in relation to alternative treatments and therapies;

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the amount of upfront costs or training required for physicians to administer our product candidate;

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our ability to offer such product for sale at competitive prices;

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the strength of marketing and distribution support;

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the presence or perceived risk of potential product liability claims;

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the prevalence and severity of any side effects; and

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any restrictions on the use of the product together with other medications.

Our efforts to educate physicians, patients, third party payors and others in the medical community on the benefits of our product candidates, if approved, may require significant resources and may never be successful.
If ABP-450 fails to gain market acceptance, this will have a material adverse impact on our ability to generate revenues to provide a satisfactory, or any, return on our investments. Even if some therapeutic indications achieve market acceptance, the market may prove not to be large enough to allow us to generate significant revenues.

Even if we receive regulatory approval for ABP-450 in any therapeutic indication, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense, limit or delay additional regulatory approvals, limit or prohibit commercial distribution, prevent continued investigation and research and subject us to penalties if we fail to comply with applicable regulatory requirements. Additionally, ABP-450, if approved in any therapeutic indication, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.
If regulatory approval is granted, ABP-450 will be subject to continual regulatory review by the FDA, the EMA and other similar regulatory authorities. Any regulatory approvals that we or our current or future collaborators receive for ABP-450 in any currently proposed or future therapeutic indication may also be subject to limitations on the approved indications for which the product may be marketed or to the conditions of approval, or such approvals may contain requirements for potentially costly post-marketing testing, including Phase IV clinical studies, and surveillance to monitor the safety and efficacy of the product. In addition, if the applicable regulatory agency approves ABP-450 in any therapeutic indication, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports and registration, as well as continued compliance with cGMP requirements and GCPs, for any clinical studies that we conduct post-approval. Later discovery of previously unknown problems with ABP-450, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:
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the imposition of restrictions on the marketing or manufacturing of the product, suspension or withdrawal of product approvals or revocation of necessary licenses;

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the issuance of warning letters, show cause notices or untitled letters describing alleged violations, which may be publicly available;

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mandated modifications to promotional materials or a requirement to provide corrective information to healthcare practitioners;

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required revisions to the labeling, including limitation on approved uses or the addition of additional warnings, contraindications or other safety information;

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a requirement that we to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

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the commencement of criminal investigations and prosecutions;

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the suspension of any ongoing clinical studies;

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a delay in approving or a refusal to approve pending applications or supplements to approved applications filed by us;

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a refusal to permit products or active ingredients to be imported or exported to or from the United States or other applicable jurisdictions;

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a suspension of operations or the imposition of restrictions on operations, including costly new manufacturing requirements;

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a seizure or detention of products or a requirement that we initiate a product recall; and

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injunctions or the imposition of civil or criminal penalties.

Additionally if ABP-450 receives marketing approval for any of our proposed indications, the FDA could require us to adopt a REMS to ensure that the benefits of the therapy outweigh its risks, which may include, among other things, a medication guide outlining the risks for distribution to patients and a communication plan to health care practitioners. Authorities in other jurisdictions also may take similar actions. Any of these events could prevent us from achieving or maintaining market acceptance of ABP-450 in the proposed therapeutic indications and could significantly harm our business, prospects, financial condition and results of operations.

Regulatory policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of ABP-450 in any of our proposed therapeutic indications. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow to or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would adversely affect our business, prospects, financial condition and results of operations.
In addition, given the similarity of ABP-450 to Jeuveau, any adverse developments with respect to Jeuveau, including adverse events or changes in regulatory status, may also directly impact the development, commercialization or regulation of ABP-450, if approved.
Even if we receive marketing approval, coverage and adequate reimbursement may not be available for ABP-450 in any currently proposed or future therapeutic indications, which could make it difficult for us to sell the product profitably.
Market acceptance and sales of ABP-450, if approved, will depend in part on the extent to which reimbursement for the product and related treatments will be available from third-party payors, including government health administration authorities, managed care organizations and other private health insurers. Obtaining coverage and adequate reimbursement approval for a product from a government or other third-party payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to the payor.
Third-party payors decide which therapies they will pay for and establish reimbursement levels. While no uniform policy for coverage and reimbursement exists in the United States, third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own coverage and reimbursement policies. However, decisions regarding the extent of coverage and amount of reimbursement to be provided for ABP-450 will be made on a payor-by-payor basis. Therefore, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage, and adequate reimbursement, for the product or any related treatments. Additionally, a third-party payor’s decision to provide coverage for a therapy does not imply that an adequate reimbursement rate will be approved. Each payor determines whether or not it will provide coverage for a therapy, what amount it will pay the manufacturer for the therapy and on what tier of its formulary it will be placed. The position on a payor’s list of covered drugs and biological products, or formulary, generally determines the co-payment that a patient will need to make to obtain the therapy and can strongly influence the adoption of such therapy by patients and physicians. Patients who are prescribed treatments for their conditions and providers prescribing such services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use our products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of our products. In addition, because certain of our proposed indications of ABP-450 will require the product to be physician-administered, separate reimbursement for the product itself may or may not be available. Instead, the administering physician may only be reimbursed for providing the treatment or procedure in which our product is used.
There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers our costs, including research, development, intellectual property, manufacture, sale and distribution expenses. Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors, by any future laws limiting pharmaceutical prices and by any future relaxation of laws that presently restrict imports of product from countries where they may be sold at lower prices than in the United States.

Third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. We cannot be sure that coverage and reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Inadequate coverage and reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If coverage and adequate reimbursement are not available, or are available only at limited levels, we may not be able to successfully commercialize ABP-450.
Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe a continued emphasis on cost containment initiatives in Europe, Canada and other countries could continue to put pressure on the pricing and usage of our product candidates. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. Other countries allow companies to fix their own prices for medical products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.
The delivery of health care in the European Union, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than European Union, law and policy. National governments and health service providers have different priorities and approaches to the delivery of healthcare and the pricing and reimbursement of products in that context. In general, however, the health care budgetary constraints in most European Union member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever increasing European Union and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of our product candidates, restrict or regulate post approval activities and affect our ability to commercialize any products for which we obtain marketing approval.
Moreover, increasing efforts by governmental and third party payors in the European Union, the United States and other jurisdictions to cap or reduce health care costs may cause such organizations to limit both coverage and the level of reimbursement for newly approved products and, as a result, they may not cover or provide adequate payment for our product candidates. We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on health care costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.
ABP-450, if approved in any currently proposed or future therapeutic indications, will face significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.
The pharmaceutical industry is highly competitive and requires an ongoing, extensive search for technological innovation. It also requires, among other things, the ability to effectively discover, develop, test and obtain regulatory approvals for novel products, as well as the ability to effectively commercialize, market and promote approved products, including communicating the effectiveness, safety and value of products to actual and prospective customers and medical professionals. Numerous companies are engaged in the development, manufacture and marketing of products competitive with those that we are developing. Our primary competitors for ABP-450 in the injectable botulinum toxin pharmaceutical market for therapeutic use are:
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Botox, which is marketed by Allergan, and since its original approval by the FDA in 1989 has been approved for multiple therapeutic indications, including migraine, cervical dystonia, upper and lower limb spasticity, strabismus, blepharospasm, overactive bladder, axillary hyperhidrosis, neurogenic detrusor overactivity and overactive bladder, and which is currently studying its botulinum toxin for therapeutic indications of atrial fibrillation;

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Dysport, which is marketed by Ipsen Ltd. as an injectable botulinum toxin for the therapeutic indications of cervical dystonia and upper and lower limb spasticity, and which is currently studying its botulinum toxin for therapeutic indications of neurogenic detrusor overactivity;

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Xeomin, which is marketed by Merz Pharmaceuticals, LLC as an injectable botulinum toxin for the therapeutic indications of cervical dystonia, blepharospasm, chronic sialorrhea and upper limb spasticity; and

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Revance Therapeutics, Inc., or Revance, which is currently studying, and/or preparing BLA submissions for, its injectable botulinum toxin, daxibotulinumtoxinA for the therapeutic indications of cervical dystonia, and adult upper limb spasticity, and has also entered into a collaboration and license agreement with Viatris Inc. to develop and commercialize a biosimilar to Botox.

We are also aware of competing botulinum toxins currently being developed or commercialized in the United States, European Union, Asia, South America and other markets. While some of these products may not meet U.S. regulatory standards, the companies operating in these markets may be able to produce products at a lower cost than U.S. and European manufacturers. In addition to the injectable botulinum toxin dose forms, we are aware that other companies are developing topical botulinum toxins for therapeutics indications.
We will also face competition in our target therapeutic markets from other pharmaceutical products. For the treatment of cervical dystonia, in addition to other injectable botulinum toxins, we will face competition from orally administered anticholinergic, GABA receptor agonist, benzodiazepine, dopaminergic and anticonvulsant pharmaceuticals. For the treatment of migraine, we will face competition from calcitonin gene-related peptide agonists, or CGRPs, including Aimovig (erenumab) marketed by Amgen Inc., Ajovy (fremenezumab) marketed by Teva Pharmaceutical Industries Ltd., and Emgality (galcenezumab) marketed by Eli Lilly and Company, as well as certain orally administered anti-epileptic, beta-blocker and triptan pharmaceuticals. For the treatment of gastroparesis, we will face competition from prokinetic agents, including REGLAN (metoclopramide), which is the only medication currently approved by FDA for the treatment of gastroparesis.
Many of our competitors have greater financial and other resources than we have. This enables them, among other things, to leverage their financial resources to make greater R&D, marketing and promotion investments than us. Our competitors may also have more experience and expertise in obtaining marketing approvals from the FDA and other regulatory authorities. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. For example, Revance has published data related to the treatment of cervical dystonia that indicates that its botulinum toxin may have a duration of effect of at least 24 weeks, which may compare favorably to the duration of effect of ABP-450. As more companies develop new intellectual property in our markets, the possibility of a competitor acquiring patent or other rights that may limit our products or potential products increases, which could lead to litigation. In addition to product development, testing, approval and promotion, other competitive factors in the pharmaceutical industry includes industry consolidation, product quality and price, product technology, reputation, customer service and access to technical information.
If approved, ABP-450 may face competition sooner than anticipated.
With the enactment of the Biologics Price Competition and Innovation Act of 2009, or the BPCIA, as part of the Patient Protection and Affordable Care Act, an abbreviated pathway for the approval of biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product was created. The abbreviated regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until twelve years from the date on which the reference product was first licensed. During this twelve-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical studies to demonstrate the safety, purity and potency of their product. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. While it is uncertain when such processes intended to implement the BPCIA may be fully adopted by the FDA, any such processes could have a material adverse effect on the future commercial prospects for our biological products.
We have not determined whether ABP-450 would qualify for the twelve-year period of exclusivity based on submission of an original BLA, a shorter period or any exclusivity at all. Even if we are able to obtain separate twelve-year exclusivity, or a shorter exclusivity period, there is a risk that any exclusivity could be shortened due to congressional action or otherwise, that the FDA attempts to adopt an alternate interpretation of law that precludes exclusivity, or that the FDA will not consider ABP-450 to be a reference product for competing products, potentially creating the opportunity for competition sooner than anticipated. Moreover, the extent to which a biosimilar product, once approved, will be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear and will depend on a number of marketplace and regulatory factors that are still developing. If we are unable to obtain an original BLA, and ABP-450 receives a supplemental BLA, we would not qualify for the exclusivity period.
If we are unable to establish sales and marketing capabilities on our own or through third parties, we will be unable to successfully commercialize ABP-450, if approved in any proposed therapeutic indication, or generate product revenue.
We do not have a sales or marketing infrastructure and have little experience in the sale, marketing, or distribution of pharmaceutical products. To successfully commercialize ABP-450, if approved in any proposed therapeutic indication, in the United States, the European Union, Canada and other jurisdictions we may seek to enter, we will need to build out our sales and marketing capabilities, either on our own or with others. The establishment and development of our own commercial team or the establishment of a contract sales force to market ABP-450 will be expensive and time-consuming and may divert significant management focus and resources, potentially delaying any product launch. Moreover, we cannot be certain that we will be able to successfully develop this capability, given that we have no experience as a company in commercializing products. We may seek to enter into collaborations with other entities to utilize their established marketing and distribution capabilities, but we may be unable to enter into or maintain such agreements on favorable terms or at all. We can provide no assurance that any future collaborators will provide effective sales forces or marketing and distribution capabilities. We compete with many companies that currently have extensive, experienced and well-funded marketing and sales operations to recruit, hire, train and retain marketing and sales personnel, and will have to compete with those companies to recruit, hire, train and retain any of our own marketing and sales personnel. We will likely also face competition if we seek third parties to assist us with the sales and marketing efforts of ABP-450 in our proposed therapeutic indications. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.
We will need to grow the size of our organization, and we may experience difficulties in managing this growth.
As of December 31, 2022, we had eight employees. As the clinical development of ABP-450 progresses, we also expect to experience significant growth in the number of our employees and the scope of our operations, particularly in the areas of research, development, regulatory affairs and, if ABP-450 receives marketing approval for any of our proposed indications, sales, marketing and distribution. In addition, we also expect to hire additional personnel in order to operate as a public company. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. In addition, we must effectively integrate, develop and motivate a growing number of new employees, and maintain the beneficial aspects of our corporate culture. The expansion of our operations may lead to significant costs and may divert our management and business development resources. We may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. Any inability to manage growth could delay the execution of our development and strategic objectives or disrupt our operations.
We currently rely, and for the foreseeable future will continue to rely, in substantial part on third parties, including independent organizations, advisors and consultants, and CROs to provide certain services to support and perform our operations. There can be no assurance that the services of these third parties will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality, accuracy or quantity of the services provided, in particular the services provided by our CROs, is compromised for any reason, our clinical studies may be delayed or terminated, and we may not be able to obtain, or may be substantially delayed in obtaining, regulatory approval of ABP-450 in any of our proposed therapeutic indications or otherwise advance our business. There can be no assurance that we will be able to manage our existing consultants or find other suitable outside contractors and consultants on economically reasonable terms, or at all.
Our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.
We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, vendors and other agents may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless or negligent conduct or disclosure of unauthorized activities to us that violates applicable regulations, including those laws requiring the reporting of true, complete and accurate information to regulatory agencies, manufacturing standards, and federal and state healthcare laws and regulations. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. We could face liability under the federal Anti-Kickback Statute and similar state laws. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, referrals, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical studies, which could result in significant regulatory sanctions and serious harm to our reputation. Further, should violations include promotion of unapproved (off-label) uses of one or more of our products, we could face significant regulatory sanctions for unlawful promotion, as well as substantial penalties under the federal False Claims Act, or FCA, and similar state laws. Similar concerns could exist in jurisdictions outside of the United States as well. We intend to adopt, prior to the completion of the Business Combination, a code of conduct applicable to all of our employees, but it is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. The precautions we take to detect and prevent misconduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business, financial condition and results of operations.
Our proposed international operations will expose us to risks, and failure to manage these risks may adversely affect our operating results and financial condition.
We expect to have operations both inside and outside the United States if ABP-450 is approved for commercial sale in multiple jurisdictions. International operations are subject to a number of inherent risks, and our future results could be adversely affected by a number of factors if we seek and obtain the necessary approvals, including:
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requirements or preferences for domestic products, which could reduce demand for our products;

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differing existing or future regulatory and certification requirements;

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management communication and integration problems resulting from cultural and geographic dispersion;

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greater difficulty in collecting accounts receivable and longer collection periods;

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difficulties in enforcing contracts;

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difficulties and costs of staffing and managing non-U.S. operations;

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the uncertainty of protection for intellectual property rights in some countries;

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tariffs and trade barriers, export regulations and other regulatory and contractual limitations on our ability to sell our products;

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more stringent data protection standards in some countries;

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regulatory concerns limiting ability to import or export products;

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greater risk of a failure of foreign employees to comply with both U.S. and foreign laws, including export and antitrust regulations, the U.S. Foreign Corrupt Practices Act, or the FCPA, quality assurance and other healthcare regulatory requirements and any trade regulations ensuring fair trade practices;

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heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, or irregularities in, financial statements;

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foreign currency exchange rates;

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potentially adverse tax consequences, including multiple and possibly overlapping tax structures and difficulties relating to repatriation of cash; and

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political and economic instability, political unrest and terrorism.

These and other factors associated with international operations could harm our ability to gain future revenue and, consequently, materially impact our business, operations results and financial condition.
If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of ABP-450.
We face an inherent risk of product liability as a result of the clinical testing of ABP-450 and will face an even greater risk if we commercialize any products. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Even a successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:
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decreased demand for ABP-450;

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termination of clinical study sites or entire study programs;

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injury to our reputation and significant negative media attention;

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withdrawal of clinical study participants or cancellation of clinical studies;

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significant costs to defend the related litigation;

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a diversion of management’s time and our resources;

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substantial monetary awards to study participants or patients;

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regulatory investigations, product recalls, withdrawals or labeling, marketing or promotional restrictions;

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loss of revenue;

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the inability to commercialize any products we develop; and

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a decline in our share price.

Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could prevent or inhibit the commercialization of ABP-450 in any current or future proposed therapeutic indication. We currently carry product liability insurance covering our clinical studies. Although we maintain such insurance, any claim that may be brought against us could result in a court judgment or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various exclusions and deductibles, and we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses. If and when we obtain approval for marketing ABP-450, we intend to expand our insurance coverage to include the sale of ABP-450; however, we may be unable to obtain this liability insurance on commercially reasonable terms.
If we fail to attract and keep senior management and key scientific personnel, we may be unable to successfully develop ABP-450 in any of our proposed therapeutic indications, conduct our clinical studies and commercialize ABP-450.
Our success depends in part on our continued ability to attract, retain and motivate highly qualified management. We believe that our future success is highly dependent upon the contributions of our senior management, particularly Marc Forth, our Chief Executive Officer, as well as other members of our senior management team. The loss of services of any of these individuals could delay or prevent the successful development of our product pipeline, completion of our planned clinical studies or the commercialization of ABP-450 in each of our therapeutic indications or any future products we develop.
In addition, we could experience difficulties attracting and retaining qualified employees in the future. For example, competition for qualified personnel in the pharmaceuticals field is intense due to the limited number of individuals who possess the skills and experience required by our industry. We may not be able to attract and retain quality personnel on acceptable terms, or at all. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or that they have divulged proprietary or other confidential information or that their former employers own their research output.
Our business involves the use of hazardous materials, and we and our third-party manufacturer and supplier must comply with environmental laws and regulations, which can be expensive and restrict how we do business.
Our R&D and manufacturing activities in the future may, and Daewoong’s manufacturing and supplying activities presently do, involve the controlled storage, use and disposal of hazardous materials, including botulinum toxin type-A, a key component of ABP-450, and other hazardous compounds. We and Daewoong are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at Daewoong’s facilities pending their use and disposal. We and Daewoong cannot eliminate the risk of contamination, which could cause an interruption of Daewoong’s manufacturing processes, our commercialization efforts or our business operations and could cause environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by Daewoong for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, this may not eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources, and state or federal or other applicable authorities may curtail our use of certain materials and interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in its equity ownership by one or more 5% shareholders over a rolling three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes, such as research tax credits, to offset its post-change taxable income or income tax liabilities, as applicable, may be limited. As of December 31, 2021, AEON had $54.3 million of federal NOLs available to offset our future federal taxable income, if any, and federal research and development tax credit carryforwards of $1.6 million. These federal research and development tax credit carryforwards and $54.3 million of our federal NOLs expire at various dates in 2036 or 2037. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change NOLs to offset federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. Similar rules may apply under state tax laws. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. AEON had $24.0 million of state NOLs as of December 31, 2021.
Changes in tax laws may impact our future financial position and results of operations.
New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, or interpreted, changed, modified or applied adversely to us, any of which could adversely affect our business operations and financial performance. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business. To the extent that such changes have a negative impact on us or our suppliers, including as a result of related uncertainty, these changes may materially and adversely impact our business, financial condition, results of operations and cash flows.
Risks Related to our Reliance on Third Parties
We rely on the Daewoong Agreement to provide us exclusive rights to commercialize and distribute ABP-450 in certain territories. Any termination or loss of significant rights, including exclusivity, under the Daewoong Agreement would materially and adversely affect our development or commercialization of ABP-450.
Pursuant to the Daewoong Agreement, we have secured an exclusive license from Daewoong, a South Korean pharmaceutical manufacturer, to import, distribute, promote, market, develop, offer for sale and otherwise commercialize and exploit ABP-450 for therapeutic indications in certain territories including the United States, the European Union, the United Kingdom, Canada, Australia, Russia, Commonwealth of Independent States and South Africa. The Daewoong Agreement imposes on us obligations relating to exclusivity, territorial rights, development, regulatory approval, commercialization, payment, diligence, sublicensing, intellectual property protection and other matters. For example, we are obligated to use commercially reasonable efforts to obtain regulatory approval of ABP-450 and obtain from Daewoong all of our product supply requirements for ABP-450. In addition, under the Daewoong Agreement, we are required to submit our commercialization plan to a Joint Steering Committee, or JSC, comprised of an equal number of development and commercial representatives from Daewoong and us, for review and input. Although the Daewoong Agreement provides us with final decision-making power regarding the marketing, promotion, sale and/or distribution of ABP-450, any disagreement among the JSC would be referred to Daewoong’s and our respective senior management for resolution if the JSC is unable to reach a decision within thirty days, which may result in a delay in our ability to implement our commercialization plan or harm our working relationship with Daewoong. Further, under the Daewoong Agreement, we may not purchase, sell or distribute any injectable botulinum toxin that is launched in the covered territories after the Effective Date other than ABP-450 in a covered territory or sell ABP-450 outside a covered territory.
The initial term of the Daewoong Agreement will expire on the later of December 20, 2029 or the fifth anniversary of our receipt of approval from the relevant governmental authority necessary to market and sell ABP-450 in any of the aforementioned territories. The Daewoong Agreement will renew for unlimited additional three-year terms after the expiration of the initial term. We or Daewoong may terminate the Daewoong Agreement if the other party breaches any of its duties or obligations and such breach continues without cure for ninety days, or thirty days in the case of a payment default, or, if such breach is not capable of being cured, immediately by delivery of written notice. The Daewoong Agreement will terminate without notice upon our bankruptcy or insolvency or if we assign our business or the Daewoong Agreement in whole or in part for the benefit of creditors.
We will be the sole owner of any marketing authorization we pursue related to therapeutic indications of ABP-450 in a covered territory. This will include ownership of any BLA that we may submit to the FDA, MAA that we may submit to the EMA, NDS that we may submit to Health Canada, and any other approvals that we may receive in a covered territory. However, if we do not renew the Daewoong Agreement following any initial or renewal term, or if Daewoong terminates the Daewoong Agreement due to a breach by us, we are obligated to transfer our rights in such marketing authorizations to Daewoong.
If we breach any material obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages to Daewoong and Daewoong may have the right to terminate our license. Any termination or loss of rights under the Daewoong Agreement would materially and adversely affect our ability to develop and commercialize ABP-450, which in turn would have a material adverse effect on our business, operating results and prospects. If we were to lose our rights under the Daewoong Agreement, we believe it would be difficult or impossible for us to find an alternative supplier of a botulinum toxin type-A complex. In addition, to the extent the alternative supplier has not secured regulatory approvals in a jurisdiction, we would have to expend significant resources, including performing additional clinical studies, to obtain regulatory approvals that may never be obtained or require several years to obtain, which could significantly delay commercialization. We may be unable to raise additional capital to fund our operations during this extended time on terms acceptable to us or at all. If we were to commercialize ABP-450 and later experience delays as a result of a dispute with Daewoong, the demand for ABP-450 could be materially and adversely affected.
For more information on the Daewoong Agreement, including a further explanation of our obligations, please see “Information About AEON — Daewoong License and Supply Agreement.”
We currently rely solely on Daewoong to manufacture ABP-450, and as such, any production or other problems with Daewoong could adversely affect us. The manufacture of biologics is complex and Daewoong may encounter difficulties in production that may impact our ability to provide supply of ABP-450 for clinical studies, our ability to obtain marketing approval, or our ability to obtain commercial supply of our products, which, if approved, could be delayed or stopped.
We have no experience in biologic manufacturing and do not own or operate, and we do not expect to own or operate, facilities for product manufacturing, storage and distribution, or testing. We depend solely upon Daewoong to manufacture ABP-450. Any failure or refusal by Daewoong to supply ABP-450 could delay, prevent or impair our clinical development or commercialization efforts. The Daewoong Agreement also provides for a fixed price related to the supply of ABP-450 for ten years or for five years after the receipt of regulatory approvals, and if a change in price were to occur, it could impair our ability to obtain necessary quantities of ABP-450. Although alternative sources of supply may exist, the number of third-party suppliers with the necessary manufacturing and regulatory expertise and facilities is limited, and it could be expensive and take a significant amount of time to arrange for alternative suppliers, which could have a material adverse effect on our business. New suppliers of any product candidate would be required to qualify under applicable regulatory requirements and would need to have sufficient rights under applicable intellectual property laws to the method of manufacturing the product candidate. Obtaining the necessary FDA approvals or other qualifications under applicable regulatory requirements and ensuring non-infringement of third-party intellectual property rights could result in a significant interruption of supply and could require the new manufacturer to bear significant additional costs which may be passed on to us. We will also need to verify, such as through a manufacturing comparability study, that any new contract manufacturing organization or manufacturing process will produce our product candidate according to the specifications previously submitted to the FDA or another regulatory authority. We may be unsuccessful in demonstrating the comparability of clinical supplies which could require conducting additional clinical studies.
In addition, there are risks associated with large scale manufacturing for clinical studies or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with good manufacturing practices, lot consistency and timely availability of raw materials. Even if we obtain marketing approval for ABP-450, there is no assurance that Daewoong will be able to manufacture the approved product to specifications acceptable to the FDA or other comparable foreign regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential commercial launch of the product or to meet potential future demand. If Daewoong is unable to produce sufficient quantities for clinical studies, including preclinical studies, or for commercialization, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.
Our reliance on Daewoong entails additional risks, including reliance on Daewoong for regulatory compliance and quality assurance, the possible breach of the Daewoong Agreement by Daewoong, and the possible termination or nonrenewal of the Daewoong Agreement at a time that is costly or inconvenient for us. Our failure, or the failure of Daewoong, to comply with applicable regulations, such as cGMP, which includes, among other things, quality control, quality assurance and the maintenance of records and documentation, could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of the product candidate or drugs, import alerts or detentions preventing import of product into the United States or other territories, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of ABP-450. Our dependence on Daewoong also subjects us to all of the risks related to Daewoong’s business, which are all generally beyond our control. Daewoong’s ability to perform its obligations under the Daewoong Agreement is dependent on its operational and financial health, which could be negatively impacted by several factors, including changes in the economic, political and legislative conditions in South Korea and the broader region in general and the ability of Daewoong to continue to successfully attract customers and compete in its market. Daewoong’s lack of familiarity with, or inability to effectively operate, the facility and produce products of consistent quality, may harm our ability to compete in our market.
In addition, we are ultimately responsible for distribution of products under any authorization or approval we hold to investigate or market ABP-450. We do not own a manufacturing facility and we have never supervised manufacturing operations, but we have regulatory obligations to review batch records and release of the investigational product for our clinical studies. Further, we will have similar regulatory obligations if the product is marketed and could be held responsible for any distribution of adulterated or misbranded ABP-450, even if caused by Daewoong’s noncompliance.
The FDA conducted a cGMP and pre-approval inspection of Daewoong’s manufacturing facility in South Korea related to Evolus’ BLA for Jeuveau from November 8, 2017 to November 17, 2017. At the end of the inspection, the FDA issued an FDA Form 483 with ten inspectional observations of regulatory noncompliance to Daewoong. The Form 483 includes observations relating to the need for adherence to improved procedures, processes and documentation relating to investigations of and corrective actions for non-compliance with specifications for batches and components, environmental monitoring, drug substance testing, computer system access, material handling and staff training. Daewoong timely responded to the FDA with a plan for implementing corrective actions related to these observations. Daewoong provided complete responses to the Form 483; however, the time to correct the observations, submit the complete response and FDA review and acceptance of the responses delayed approval of Evolus’ BLA. Neither the FDA, Health Canada nor the EMA have conducted a repeat inspection of Daewoong manufacturing facility per usual FDA Quality Review Practices to confirm continued compliance with cGMP regulations. A separate pre-licensure inspection may be required for any BLA we submit for any of our product candidates. Should the repeat inspection find serious deviation from cGMP manufacturing regulations, or repeated observations, Daewoong may be required to expend significant time and resources to correct any observations, which could cause delays and adversely affect availability of drug product to support our R&D operations. For example, the FDA is permitted to deny entry of any imported product that “appears” to be adulterated or misbranded, meaning it does not actually need to be violative to be prohibited from entry, just that the FDA believes it might be violative. FDA-483 observations, particularly if eventually escalated into an FDA untitled or warning letter, could result in an import alert, which bans entry of a product into the United States until issues are resolved to the FDA’s satisfaction, and until the FDA has reinspected the facility to confirm all corrections have been implemented, which could potentially take a considerable amount of time. In addition, failure to have an observation-free inspection during a pre-approval inspection can result in delay or denial or FDA approval. Similar issues could occur in other jurisdictions as well.

Additionally, if Daewoong’s facility were to be damaged, destroyed or otherwise unable to operate or comply with regulatory requirements, whether due to earthquakes, fire, floods, hurricanes, storms, tornadoes, other natural disasters, employee malfeasance, terrorist acts, political unrest, power outages or otherwise, or if operations at the facility were disrupted for any other reason, such an event could negatively affect our ongoing preclinical studies and clinical studies and, if ABP-450 is approved, jeopardize Daewoong’s ability to manufacture ABP-450 as promptly as we or our customers expect or possibly at all. If an event occurred that prevented Daewoong from using all or a significant portion of its manufacturing facility due to damaged critical infrastructure, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for Daewoong to supply enough ABP-450 to continue our business for a substantial period of time.
A material breach by us of the terms of our license and settlement agreement with Medytox, Inc. could have a material adverse effect on our business.
In May 2021, Medytox, Inc., or Medytox, brought a case in the United States District Court for the Central District of California, or the Medytox Litigation, alleging, among other things, that Daewoong stole Medytox’s botulinum toxin bacterial strain, or the BTX strain, and misappropriated certain trade secrets of Medytox, including the process used to manufacture ABP-450 using the BTX strain, and that our and Daewoong’s activities conducted in the United States give rise to liability for misappropriation of trade secrets. Medytox sought, among other things, (i) actual, consequential and punitive damages, (ii) a reasonable royalty, as appropriate, (iii) disgorgement of any proceeds or profits, (iv) injunctive relief prohibiting us from using Medytox’s trade secrets to manufacture, offer to sell, or sell therapeutic BTX products, including ABP-450, and (v) attorneys’ fees and costs.
The Medytox Litigation was another step in an ongoing dispute involving Medytox and Allergan, on the one side, and Evolus, Daewoong and us on the other side. In June 2017, Medytox brought a civil lawsuit of a similar nature against Evolus, Daewoong and us in the Superior Court of the State of California, which we refer to as the Superior Court Litigation, and a separate lawsuit in October 2017 against Daewoong in South Korea, which we refer to as the Korea Litigation. The lawsuit filed in the Superior Court of the State of California alleged claims substantially similar to the Medytox Litigation and was subsequently stayed on grounds of forum non conveniens, because the underlying facts that gave rise to the complaint occurred in South Korea, among other reasons. We are not a party to the Korea Litigation. In April 2018, the Superior Court of the State of California dismissed Medytox’s suit against Daewoong without prejudice on the basis that Medytox had brought a substantially similar proceeding against Daewoong in South Korea, and continued a stay of the case as to us and Evolus. In February 2021, the Superior Court of the State of California dismissed Medytox’s suit against us without prejudice, following Medytox’s filing of a notice of settlement of the case based on a settlement it entered with Evolus.
Additionally, in January 2019, Allergan and Medytox filed a complaint against Daewoong and Evolus with the U.S. International Trade Commission, or the United States ITC, alleging that the BTX strain used in Evolus’ Jeuveau product is manufactured based on misappropriated trade secrets of Medytox and therefore its importation is an unfair act. The Administrative Law Judge issued a final determination in December 2020. The final determination concluded that a violation of Section 337 of the Tariff Act of 1930 had occurred, and the United States ITC issued a limited exclusion order forbidding entry of Jeuveau into the United States for 21 months and a cease and desist order prohibiting Daewoong and Evolus from engaging in the importations, sale for importation, marketing, distribution, offering for sale, the sale after the importation of, or other transfers of Jeuveau within the United States for 21 months. The 21-month ban was stayed as a result of a settlement agreement between Evolus and Medytox in February 2021.
Effective June 21, 2021, we entered into a settlement and license agreement with Medytox, or the Medytox Settlement Agreement, pursuant to which, among other things, Medytox agreed (a) to dismiss all claims against us in the Medytox Litigation, (b) to pursue dismissal of the appeals related to the December 2020 final determination of the United States ITC and agreed that as a result of such dismissal the final determination would be vacated, (c) to file appropriate documents in the Korean Litigation and related actions in support of the terms of the settlement, and (d) not to revive or otherwise pursue the Superior Court Litigation with respect to us. In addition, Medytox granted us a non-exclusive, royalty bearing license to Medytox’s botulinum strain and specific trade secrets alleged to have been misappropriated in the litigation to commercialize and manufacture specific botulinum neurotoxin products including ABP-450 worldwide, with the exception of South Korea. In exchange for the license, we issued Medytox 26,680,511 shares of AEON common stock, par value $0.0001 per share and agreed to pay Medytox single-digit royalties on the net sales of licensed products for 15 years following our first $1.0 million in commercial sales of neurotoxin products. Moreover, in the event the shares of AEON common stock we issued to Medytox represent less than 10% of our total outstanding shares immediately prior to the consummation of the Business Combination, referred to as the Target Ownership, we will issue additional shares of AEON common stock to Medytox sufficient to cause Medytox to achieve the Target Ownership. On June 28, 2021, the claims against us in the Medytox Litigation were dismissed with prejudice.
Medytox can terminate the Medytox Settlement Agreement if we materially breach any material provision of the agreement, either immediately upon written notice if the breach is incurable or after 60 days if capable of remedy. Additionally, Medytox may terminate the Medytox Settlement Agreement with 15 days of written notice if we or our affiliates or sublicensees challenge the validity, enforceability, scope, or protected status of Medytox’s botulinum strain and specific trade secrets alleged to have been misappropriated in the litigation. If the Medytox Settlement Agreement were terminated, Medytox would be able to revive the Medytox Litigation and other claims against us, and may seek an injunction or other ruling against us in the Korea Litigation, any one of which could result in us losing access to ABP-450 and the manufacturing process and require us to negotiate a new license with Medytox for continued access to ABP-450. We may not be able to successfully negotiate such license on terms acceptable to us or at all. If we are unable to license ABP-450, we may not be able to find a replacement product candidate on a timeline favorable to us, if at all, without expending significant resources and being required to seek additional regulatory approvals, which would be uncertain, time consuming and costly.
We rely, and will continue to rely, on third parties and consultants to conduct all of our preclinical studies and clinical studies. If these third parties or consultants do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for ABP-450.
We do not currently have the ability to independently conduct any preclinical studies or clinical studies. We rely, and will continue to rely, on medical institutions, clinical investigators, contract laboratories, collaborative partners and other third parties, such as CROs, to conduct preclinical studies and clinical studies on ABP-450. The third parties with whom we currently or may in the future contract for execution of any of our preclinical studies and clinical studies play a significant role in the conduct of these studies and the subsequent collection and analysis of data. However, these third parties are not our employees, and except for contractual duties and obligations, we have limited ability to control the amount or timing of resources that they devote to any of our current or future programs. Although we rely on these third parties to conduct our preclinical studies and clinical studies, we remain responsible for ensuring that each of our preclinical studies and clinical studies is conducted in accordance with the investigational plan and protocol. Moreover, the FDA and other similar regulatory authorities require us to observe both good laboratory practices, or GLP, and animal welfare requirements for preclinical studies, and to comply with GCPs for conducting, monitoring, recording and reporting the results of clinical studies to ensure that the data and results are scientifically credible and accurate, and that the study subjects are adequately informed of the potential risks of participating in clinical studies. We also rely, and will continue to rely, on consultants to assist in the execution, including data collection and analysis, of any of our future clinical studies.
In addition, the execution of preclinical studies and clinical studies, and the subsequent compilation and analysis of the data produced, requires coordination among various parties. In order for these functions to be carried out effectively and efficiently, it is imperative that these parties communicate and coordinate with one another. Moreover, these third parties may also have relationships with other commercial entities, some of which may compete with us. If the third parties or consultants conducting our clinical studies do not perform their contractual duties or obligations, experience work stoppages, do not meet expected deadlines, terminate their agreements with us or need to be replaced, or if the quality or accuracy of the preclinical or clinical data they obtain is compromised due to the failure to adhere to GLPs, or our clinical study protocols or GCPs, or for any other reason, we may need to conduct additional clinical studies or enter into new arrangements with alternative third parties, which could be difficult, costly or impossible, and our preclinical studies and clinical studies may be extended, delayed or terminated or may need to be repeated. Further, any noncompliance that results in data integrity issues could put any regulatory approval we receive at risk of withdrawal, and could subject us to regulatory sanctions due to failure to adequately oversee the third parties we rely upon. If any of the foregoing were to occur, we may not be able to obtain, or may be delayed in obtaining, regulatory approval for and will not be able to, or may be delayed in our efforts to, successfully commercialize ABP-450 in any of our proposed therapeutic indications.
The COVID-19 pandemic has had, and may continue to have, an adverse effect on our operations, as well as the business or operations of our manufacturers, CROs or other third parties with whom we conduct business.
Our business has been and could continue to be adversely affected by the evolving COVID-19 pandemic. As a result of COVID-19, we may experience ongoing disruptions that could severely impact our business, preclinical studies and clinical studies.
Our clinical studies have been, and may in the future be, affected by the COVID-19 pandemic. For example, if patient enrollment is delayed for an extended period of time, our ongoing and planned clinical studies could be delayed or otherwise adversely affected. Similarly, our ability to recruit and retain principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19, may be adversely impacted.
In addition, there may be changes in local regulations or guidance as part of a response to the evolving COVID-19 pandemic, which may require us to change the ways in which our clinical studies are conducted. Quarantines, shelter-in-place, and similar government orders, or the perception that such orders, shutdowns, or other restrictions on the conduct of business operations could occur, related to COVID-19 or other infectious diseases could impact personnel at our CROs or third-party manufacturing facilities upon which we rely, or the availability or cost of materials, which could disrupt the supply chain for ABP-450.
The extent to which the COVID-19 coronavirus may impact our business, preclinical studies and clinical studies will depend on future developments, which are highly uncertain and cannot be predicted with confidence. The potential economic impact brought by the COVID-19 pandemic may be difficult to predict. There could be, and has been, a significant disruption of global financial markets, which could reduce our ability to access capital, which could in the future negatively affect our liquidity and financial position.
In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section.
We may use third-party collaborators to help us develop, validate or commercialize any new products, and our ability to commercialize such products could be impaired or delayed if these collaborations are unsuccessful.
We may license or selectively pursue strategic collaborations for the development, validation and commercialization of ABP-450 in any current or future proposed therapeutic indications. In any third-party collaboration, we would be dependent upon the success of the collaborators in performing their responsibilities and their continued cooperation, and we would have limited control over the amount and timing of resources and effort that our collaborators would dedicate to the development or commercialization of our product candidates. Our collaborators may not cooperate with us or perform their obligations under our agreements with them at all or as expected. Our collaborators may choose to pursue alternative technologies in preference to those being developed in collaboration with us. The development, validation and commercialization of our current and future product candidates may be delayed if collaborators fail to conduct their responsibilities in a timely manner or in accordance with applicable regulatory requirements or if they breach or terminate their collaboration agreements with us. Our collaborators could also independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates, fail to properly maintain or defend our intellectual property rights or infringe the intellectual property rights of third parties, exposing us to litigation. Disputes with our collaborators could also impair our reputation or result in development and commercialization delays, decreased revenues and could cause litigation expenses.
In addition, we may face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical studies, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for ABP-450 or our future product candidates in our proposed therapeutic indications, the costs and complexities of manufacturing and delivering ABP-450 or our future product candidates to patients, the potential of competing products, the existence of uncertainty with respect to our ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for our product candidate. Collaborations are complex and time-consuming to negotiate and document.
We may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of ABP-450 or our future product candidates in any of our proposed therapeutic indications, reduce or delay their development programs, delay their potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop and commercialize ABP-450 or our future product candidates in any of our proposed therapeutic indications or bring them to market and generate revenue.
Risks Related to Intellectual Property
If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to ABP-450 and any future product candidates we may develop, or if the scope of any protection obtained is not sufficiently broad, we may not be able to compete effectively in our market.
Our success depends, in large part, on our ability to seek, obtain and maintain intellectual property protection in the United States and other countries with respect to our technologies. We and Daewoong currently rely upon a combination of trademarks, trade secret protection, confidentiality agreements and proprietary know-how. Additionally, Daewoong has obtained a U.S. patent related to its proprietary botulinum toxin manufacturing process. We also intend to protect our proprietary technology and methods by, among other things, filing for and obtaining U.S. and foreign patent applications related to our proprietary technology, inventions, methods of use, and improvements that are important to the development and implementation of our business. However, due to existing patent eligibility laws, we do not expect to obtain patent protection for the composition of matter for botulinum toxin, as it is produced by Clostridium botulinum, a gram-positive, rod-shaped, anaerobic, spore-forming, motile bacterium with the ability to produce the botulinum toxin. Although we do not own any issued patents, we have filed certain provisional and non-provisional patent applications with the U.S. Patent and Trademark Office, or USPTO, related to certain novel and proprietary methods of utilizing ABP-450 for therapeutic purposes. These patent applications may fail to result in any issued patents with claims that cover ABP-450 in any currently proposed or future therapeutic indications, in the United States or in other foreign countries, and the patents, if issued, may be declared invalid or unenforceable.
The patent prosecution process is expensive, time-consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. We may not be able to obtain or maintain patent applications and patents due to the subject matter claimed in such patent applications and patents being in disclosures in the public domain. In addition, it is possible that we will fail to identify patentable aspects of our R&D output before it is too late to obtain patent protection. Although we enter into confidentiality agreements with parties who have access to confidential or patentable aspects of our R&D output, such as our employees and third-party consultants, any of these parties may breach these agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. Consequently, we may not be able to prevent any third party from using any of our technology that is in the public domain to compete with ABP-450 and any future product candidates.
Other parties have developed technologies that may be related to or competitive to our own technologies and such parties may have filed or may file patent applications, or may have obtained or may obtain patents, claiming inventions that may overlap or conflict with those claimed in our patent applications or any future issued patents. We may not be aware of all third-party intellectual property rights potentially relating to ABP-450 and any future product candidates. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and in other jurisdictions are typically not published until 18 months after filing, or, in some cases, not at all. Therefore, we cannot know with certainty whether the inventors of our pending patent applications were the first to make the inventions claimed in those patent applications, or that they were the first to file for patent protection of such inventions. If a third party can establish that we were not the first to make or the first to file for patent protection of such inventions, our patent applications may not issue and any patents if issued, may be challenged and invalidated or rendered unenforceable.
Even in the event our non-provisional patent applications are granted, or if we in-license issued patent rights from third parties, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability and any such patents may be challenged in courts or patent offices in the United States and abroad and later declared invalid or unenforceable. For example, we may be subject to a third-party submission of prior art to the U.S. Patent and Trademark Office, or USPTO, challenging the validity of one or more claims of any such patents. A third party may also claim that any such patents are invalid or unenforceable in a litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. An adverse result in any legal proceeding could put any such patents at risk of being invalidated or interpreted narrowly and could allow third parties to commercialize our products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, we may become involved in derivation, reexamination, inter partes review, post-grant review or interference proceedings and other similar proceedings in foreign jurisdictions (e.g., opposition proceedings) challenging the validity, priority or other features of patentability of any such patent rights. Challenges to our patent rights may result in loss of patent rights, exclusivity, or in patent claims being narrowed, invalidated, or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the scope and duration of the patent protection of ABP-450 or future product candidates. Such challenges also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. Any of the foregoing, could have a material adverse effect on our business, financial condition, results of operations and prospects.
Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Given the amount of time required for the development, testing and regulatory review of botulinum toxins, patents protecting such product candidates might expire before or shortly after they are commercialized. As a result, our patent applications, even if issued, may not provide us with adequate and continuing patent protection sufficient to exclude others from commercializing products similar to ABP-450 or future product candidates, including biosimilar versions of such products.
Even if they are unchallenged, our pending patent applications, if issued, may not provide us with any meaningful protection or prevent competitors from designing around our patent claims to circumvent our patents by developing similar or alternative technologies or therapeutics in a non-infringing manner. If the patent protection provided by our patent applications, if issued, is not sufficiently broad to impede such competition, our ability to successfully commercialize ABP-450 and future product candidates could be negatively affected, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Under the Daewoong Agreement, we license the trademark for NABOTA associated with ABP-450 from Daewoong, however we may ultimately pursue alternative trademarks and branding for ABP-450. Our or Daewoong’s trade secrets and other confidential proprietary information and those of our future licensors could be disclosed or competitors could otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we or any of our current or future licensors may encounter significant problems in protecting and defending our or their intellectual property both in the United States and internationally. If we or any of our current or future licensors are unable to prevent material disclosure of the non-patented intellectual property related to ABP-450 to third parties, we may not be able to establish or maintain a competitive advantage in our market, which could adversely affect our business.
In addition to the protection afforded by patents, trademarks, confidentiality agreements and proprietary know-how, we may in the future rely upon in-licensed or acquired patents or proprietary technology for the development of ABP-450 in any currently proposed or future therapeutic indications. We may not be able to in-license third party patents necessary to commercialize ABP-450 on commercially reasonable terms, or at all, which could materially harm our business. Even if we are able to in-license any such necessary intellectual property, it could be on nonexclusive terms, thereby giving our competitors and other third parties access to the same intellectual property licensed to us, and it could require us to make substantial licensing and royalty payments. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment. If we are unable to successfully obtain rights to required third-party intellectual property or maintain the existing intellectual property rights we have licensed, we may be required to expend significant time and resources to redesign ABP-450 or future product candidates, or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis, and we may have to abandon development of ABP-450 or future product candidates which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Additionally, the strength of any patents that issue from our non-provisional patent applications or that we may in-license from third-parties in the technology and healthcare fields involves complex legal and factual questions and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of any patent rights in such fields can be uncertain. Our pending patent applications and any patent applications that we may in-license may fail to result in issued patents with claims that cover ABP-450 in any currently proposed or future therapeutic indications, in the United States or in other foreign countries, and the issued patents that we may in-license may be declared invalid or unenforceable.
We are reliant on the ability of Daewoong, as the licensor of our only product candidate, to maintain its intellectual property and protect its intellectual property against misappropriation, infringement or other violation. We may not have primary control over Daewoong’s or our future licensors’ patent prosecution activities. Furthermore, we may not be allowed to comment on prosecution strategies, and patent applications currently being prosecuted may be abandoned by the patent owner without our knowledge or consent. With respect to patents that are issued to our licensors, or patents that may issue on patent applications, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed or invalidated. As a licensee, we are reliant on Daewoong and our future licensors to defend any third-party claims. Our licensors may not defend or prosecute such actions as vigorously or in the manner that we would have if entitled to do so, and we may be impacted by any judgment or settlement resulting from such actions. Also, a third party may challenge the validity of our in-licensing transactions. Furthermore, even if they are unchallenged, any of our future in-licensed patents and patent applications may not adequately protect the licensors or our intellectual property or prevent others from designing around their or our claims.
Third-party claims of intellectual property infringement, misappropriation or violation, or challenges related to the invalidity or unenforceability of any issued patents we may obtain or in-license may prevent or delay our development and commercialization efforts or otherwise adversely affect our results of operations.
Our commercial success depends in part on our and any of our future collaborators avoiding infringement, misappropriation or other violation of the intellectual property and related proprietary rights of third parties. Competitors and other entities that possess intellectual property rights related to the use of botulinum toxins in the fields of neurology and gastroenterology have developed large portfolios of patents and patent applications in fields relating to our business. In particular, there are patents held by third parties that relate to the treatment with botulinum toxin-based products. There may also be patent applications that have been filed but not published that, when issued as patents, could be asserted against us. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the technology, medical device and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions and inter-party reexamination proceedings before the USPTO. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we plan to develop ABP-450. As the technology, medical device and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidate may be subject to claims of infringement of the patent rights of third parties, regardless of their merit.
There may be third-party patents or patent applications with claims to materials, methods of manufacture or methods for treatment related to the use or manufacture of ABP-450. Because patent applications can take many years to issue, may be confidential for 18 months or more after filing and can be revised before issuance, there may be currently pending patent applications that may later result in issued patents that ABP-450 or any future product candidates may infringe. It is difficult for industry participants, including us, to identify all third-party patent rights that may be relevant to ABP-450 and future product candidates because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. We may fail to identify relevant patents or patent applications or may identify pending patent applications of potential interest but incorrectly predict the likelihood that such patent applications may issue with claims of relevance to our technology or incorrectly conclude their invalidity or unenforceability. In addition, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover ABP-450 or future product candidates and third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Even if we believe claims brought against us are without merit, a court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed. In order to successfully challenge the validity of any such U.S. patent in federal court, we would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent or find that ABP-450 or future product candidates did not infringe any such claims. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of ABP-450, the holders of any such patents may be able to block our ability to commercialize ABP-450 in any proposed therapeutic indication unless we obtain a license under the applicable patents or until such patents expire. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of our methods of use, the holders of any such patent may be able to block our ability to develop and commercialize ABP-450 unless we obtain a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all.
In addition to claims of patent infringement, third parties may bring claims against us asserting misappropriation or other violations of proprietary technology or other information in the development, manufacture and commercialization of ABP-450. Defense of such a claim would require dedicated time and resources, which time and resources could otherwise be used by us toward the maintenance of our own intellectual property and the development and commercialization of ABP-450 in any current or future proposed therapeutic indication or for operational upkeep and manufacturing of our product. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our shares. We have been, and may in the future become, party to, or be threatened with, adversarial proceedings or litigation where our competitors or other third parties may assert claims against us, alleging that our therapeutics, manufacturing methods, formulations, administration methods or delivery devices infringe, misappropriate or otherwise violate their intellectual property rights, including patents and trade secrets. For example, in the past, Medytox asserted that we and Daewoong were employing their proprietary technology without authorization, and other third parties may make similar assertions about us or any of our current or future licensors, including Daewoong, in the future. For more information regarding our litigation with Medytox, please see “Risk Factors — Risks Related to Our Reliance on Third Parties — A material breach by us of the terms of our license and settlement agreement with Medytox could have a material adverse effect on our business.”

Likewise, any patents that may issue from our pending patent applications or any future in-licensed patents and pending patent applications may also be subject to priority, validity, inventorship and enforceability disputes in court or before administrative bodies in the United States or abroad. If we or any of our licensors are unsuccessful in any of these proceedings, such patents and patent applications may be narrowed, invalidated or held unenforceable, we may be required to obtain licenses from third parties, which may not be available on commercially reasonable terms or at all, or we may be required to cease the development, manufacture and commercialization ABP-450 or future product candidates. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
Parties making claims against us or any of our current or future licensors may request and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize ABP-450. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business which time and resources could otherwise be used by us toward the maintenance of our own intellectual property and the development and commercialization of ABP-450 in any current or future proposed therapeutic indication or for operational upkeep and manufacturing of our product. In the event of a successful claim of infringement, misappropriation or other violation of a third party’s intellectual property, we or any of our current or future licensors may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties which may not be commercially available, pay royalties or redesign our infringing products or manufacturing processes, which may be impossible or require substantial time and monetary expenditure. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research, manufacture clinical study supplies or allow commercialization of ABP-450 in any current or future proposed therapeutic indication. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize ABP-450 in one or more of our proposed therapeutic indications, which could harm our business significantly. Similarly, third-party patents could exist that might be enforced against our products, resulting in either an injunction prohibiting our sales, or with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties.
We may become involved in lawsuits to protect or enforce our intellectual property or the patents and other intellectual property of our licensors, which could be expensive and time-consuming.
Competitors may infringe our intellectual property, including any future patents we may acquire, or any future patents or other intellectual property licensed to us by our licensors, including Daewoong. As a result, we or any of our current or future licensors may be required to file infringement claims to stop third-party infringement or unauthorized use. Even if resolved in our favor, this can be unpredictable, expensive, particularly for a company of our size, and time-consuming and may cause us to incur significant expenses and distract our scientific and management personnel from their normal responsibilities. In addition, in an infringement proceeding, a court may decide that a patent of ours or any of our current or future licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied.
An adverse determination of any litigation or other proceedings could put one or more of such patents at risk of being invalidated or interpreted narrowly. Interference, derivation or other proceedings brought at the USPTO may be necessary to determine the priority or patentability of inventions with respect to any of our future patent applications or those of our licensors or collaborators. Litigation or USPTO proceedings brought by us or any of our current or future licensors may fail or may be invoked against us or our licensors by third parties. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management or the management of any of our current or future licensors, including Daewoong. We may not be able, alone or with any of our current or future licensors or collaborators, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.
Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or proceedings. In addition, during the course of this kind of litigation or proceedings, there could be public announcements of the results of hearings, motions or other interim proceedings or developments or public access to related documents. If securities analysts or investors perceive these results to be negative, the market price for New AEON common stock could be significantly harmed. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities.
Most of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to be able to sustain the costs of complex patent litigation or other intellectual property proceedings longer than we could. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. In addition, the uncertainties associated with the initiation and continuation of litigation or other intellectual property proceedings could compromise our ability to raise the funds necessary to continue our clinical studies, continue our internal research programs, or in-license needed technology, or otherwise have a material adverse effect on our business, financial condition, results of operations and prospects.
Our rights to develop and commercialize ABP-450 and future product candidates are subject, in part, to the terms and conditions of licenses granted to us by others, including Daewoong. If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.
We are heavily reliant upon our license from Daewoong to certain proprietary technology that are important or necessary to the development of ABP-450 and future product candidates. Additionally, further development and commercialization of ABP-450 and future product candidates may require us to enter into additional license or collaboration agreements. For more information regarding our reliance on Daewoong and future collaboration agreements, please see “Risk Factors — Reliance on Third Parties.”
Our current and any future licenses may not provide us with exclusive rights to use the licensed intellectual property and technology or may not provide us with exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which we may wish to develop or commercialize ABP-450 and future product candidates. As a result, we may not be able to prevent competitors or other third parties from developing and commercializing competitive products, including in territories covered by our licenses.
In some circumstances, we may not have the right to control the maintenance, prosecution, preparation, filing, enforcement, defense or litigation of patents and patent applications that we license from or license to third parties and are reliant on our licensors or licensees to do so. We thus cannot be certain that activities such as patent maintenance and prosecution by our licensors have been or will be conducted consistent with our best interests or in compliance with applicable laws and regulations, or will result in valid and enforceable patents and other intellectual property rights. It is possible that our licensors’ infringement proceedings or defense activities may be less vigorous than had we conducted them ourselves or may not be conducted in accordance with our best interests. If our licensors fail to maintain such patents or patent applications, or lose rights to those patents or patent applications, the rights we have licensed may be reduced or eliminated, and our right to develop and commercialize future product candidates that are the subject of such licensed rights and our right to exclude third parties from commercializing competing products could be adversely affected. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
In spite of our efforts, our current and future licensors might conclude that we have materially breached our obligations under our license agreements and might therefore terminate such license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these license agreements. Disputes may arise with respect to our current or future licensing agreement include disputes relating to:
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the scope of rights granted under the license agreement and other interpretation-related issues;

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our financial or other obligations under the license agreement;

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the extent to which ABP-450 and future product candidates infringe on intellectual property of the licensor that is not subject to the licensing agreement;

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the sublicensing of patent and other rights;

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our diligence obligations under the license agreements and what activities satisfy those diligence obligations;

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the inventorship or ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

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the priority of invention of patented technology.

For example, the Daewoong Agreement does not contain provisions regarding the ownership of any intellectual property that results from inventions or improvements related to ABP-450. There could be disputes in the future related to the inventorship or ownership of inventions and know-how resulting from our improvements to ADP-450 and future related product candidates, although we believe we are the sole owner of our intellectual property and have developed it independently of Daewoong.
If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize our ABP-450 and future product candidates. If our licenses are terminated, we may lose our rights to develop and market ABP-450 and future product candidates, lose patent protection for ABP-450 and future product candidates, experience significant delays in the development and commercialization of ABP-450 and future product candidates, or incur liability for damages. In addition, we may seek to obtain additional licenses from our licensors and, in connection with obtaining such licenses, we may agree to amend our existing licenses in a manner that may be more favorable to the licensors, including by agreeing to terms that could enable third parties, including our competitors, to receive licenses to a portion of the intellectual property that is subject to our existing licenses and to compete with ABP-450 and future product candidates.
Furthermore, if our Daewoong or any future licenses are terminated, or if the underlying patents or other intellectual property rights fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical or competitive to ours and we may be required to cease our development and commercialization of ABP-450 and future product candidates. Moreover, if disputes over intellectual property that we license prevent or impair our ability to maintain other licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize ABP-450 and future product candidates. In addition, certain of these license agreements may not be assignable by us without the consent of the respective licensor, which may have an adverse effect on our ability to engage in certain transactions. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
Our license agreements are, and future license agreements are likely to be, complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may not be able to protect our intellectual property rights throughout the world.
Filing, prosecuting and defending patents on ABP-450 and any future product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States, a patent owner may have limited remedies, and in some cases may even force us to grant a compulsory license to competitors or other third parties. As such, we or our licensors may not be able to obtain patent protection for ABP-450 and future product candidates outside the United States. Consequently, we may not be able to prevent third parties from using our inventions in all countries outside the United States or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement any of our patents that may issue from our pending patent applications, or the marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We or our licensors may not prevail in any lawsuits that we or our licensors initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.
In addition, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in domestic and foreign intellectual property laws.
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition to seeking patent protection for our product candidates, including ABP-450, we and our licensors also rely on trade secrets protection to protect our and their unpatented know-how, technology and other proprietary information, in order to maintain our and their competitive positions.
We and our licensors seek to protect our trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, collaborators, consultants, advisors and other third parties. We have entered into invention assignment agreements with our current employees. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Monitoring unauthorized uses and disclosures is difficult, and we do not know whether the steps we or our licensors have taken to protect our respective proprietary technologies will be effective. Additionally, we cannot guarantee that we or our licensors have entered into such agreements with each party that may have or has had access to our respective trade secrets. We also seek to preserve the integrity and confidentiality of our data and trade secrets by taking limited security measures of our information technology systems; however, our or our licensors’ systems and security measures may be breached, and we may not have adequate remedies for any breach. As a result, we or our licensors could lose our trade secrets and third parties could use our or our licensors’ trade secrets to compete with ABP-450 or future product candidates.
Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Competitors or third parties could purchase ABP-450 and future product candidates and attempt to replicate or reverse engineer some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside the scope of our intellectual property rights. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or third party, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or asserting ownership of what we regard as our own intellectual property.
We employ individuals who were previously employed at other pharmaceutical companies including certain of our anticipated competitors. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information, including intellectual property and other proprietary information, of our employees’ former employers or other third parties. Litigation may be necessary to defend against these claims. We may not be successful in defending these claims, and even if we are successful, litigation could result in substantial cost and be a distraction to our management and other employees. Any litigation or the threat thereof may adversely affect our ability to hire employees. A loss of key personnel or their work product could diminish or prevent our ability to commercialize ABP-450, which could have an adverse effect on our business, results of operations and financial condition.
In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may also be subject to claims that former employers or other third parties have an ownership interest in our patents or other intellectual property. Moreover, even when we obtain agreements assigning intellectual property to us, the assignment of intellectual property rights may not be self-executing or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Furthermore, individuals executing agreements with us may have preexisting or competing obligations to a third party, such as an academic institution, and thus an agreement with us may be ineffective in perfecting ownership of inventions developed by that individual. We or our licensors may in the future be subject to claims by former employees, consultants or other third parties asserting an ownership right in our owned or licensed patents or patent applications. An adverse determination in any such submission or proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar technology and therapeutics, without payment to us, or could limit the duration of any patent protection covering ABP-450 and future product candidates. Disputes about the ownership of intellectual property that we may own may have a material adverse effect on our business, financial condition, results of operations and prospects.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.
Although we have filed applications to register trademarks in the U.S., we currently do not own any registered trademarks and our current and future trademark applications in the United States and in foreign jurisdictions may not be allowed or may subsequently be opposed. Further, our unregistered or future registered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.
Third parties may assert that we are using trademarks or trade names that are confusingly similar to their marks. If any third-party were able to establish that our trademarks or trade names were infringing their marks, that third-party may be able to block our ability to use the infringing trademark or trade name. In addition, if a third-party were to bring such a claim, we would be required to dedicate time and resources to fight the claim, which time and resources could otherwise be used toward the maintenance of our own intellectual property.
Parties making claims against us may request and obtain injunctive or other equitable relief, which could prevent our ability to use the subject trademarks or trade names. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee and management resources from our business, and their time and resources could otherwise be used toward the maintenance of our own intellectual property and may otherwise be expensive and time-consuming, particularly for a company of our size. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement. We may be required to re-brand one or more of our products or services offered under the infringing trademark or trade name, which may require substantial time and monetary expenditure. Third parties could claim senior rights in marks which might be enforced against our use of trademarks or trade names, resulting in an injunction prohibiting our sales under those trademarks or trade names.
Our efforts to enforce or protect our proprietary rights related to trademarks may be ineffective and could result in substantial costs and diversion of resources. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
Intellectual property rights do not necessarily address all potential threats.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:
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others may be able to make ABP-450 and future product candidates that are similar to ours, but that are not covered by the claims of the patents that we may license or own in the future;

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we, or our license partners or future collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent applications that we license or may own in the future;

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we, or our license partners or future collaborators, might not have been the first to file patent applications covering certain of our or their inventions;

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others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our owned or licensed intellectual property rights;

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others may circumvent our regulatory exclusivities, such as by pursuing approval of a competitive product candidate via the traditional approval pathway based on their own clinical data, rather than relying on the abbreviated pathway provided for biosimilar applicants;

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it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;

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issued patents that we hold rights to now or in the future may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

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others may have access to the same intellectual property rights licensed to us in the future on a nonexclusive basis;

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our competitors might conduct R&D activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

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we may not develop additional proprietary technologies that are patentable;

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the patents or other intellectual property rights of others may have an adverse effect on our business; or

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we may choose not to file a patent for certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.
Risks Related to Government Regulation
Our business and products are subject to extensive government regulation.
We are subject to extensive, complex, costly and evolving regulation by federal and state governmental authorities in the United States, the European Union, Canada and other countries, principally by the FDA, the EMA, Health Canada and other similar regulatory authorities. Daewoong is also subject to extensive regulation by the FDA and the South Korean regulatory authorities as well as other regulatory authorities. Our failure to comply with all applicable regulatory requirements, or Daewoong’s or any future collaborator’s failure to comply with applicable regulatory requirements, including those promulgated under the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act, and other laws may subject us to operating restrictions and criminal prosecution, monetary penalties and other enforcement or administrative actions, including sanctions, warning letters, import alerts, product seizures, recalls, fines, injunctions, suspension, revocation of approvals, or exclusion from future participation in the Medicare and Medicaid programs.
In the event our products receive regulatory approval, we and our direct and indirect suppliers, including Daewoong, will remain subject to the periodic inspection of our plants and facilities, review of production processes, and testing of our products to confirm that we are in compliance with all applicable regulations. Adverse findings during regulatory inspections may result in requirements that we implement REMS programs, requirements that we complete government mandated clinical studies, and government enforcement actions including those relating to labeling, advertising, marketing and promotion, as well as regulations governing manufacturing controls.
If we experience delays in obtaining approval or if we fail to obtain approval of ABP-450 in any of our proposed therapeutic indications, the commercial prospects for ABP-450 may be harmed and our ability to generate revenue will be materially impaired.
In addition, in the course of our activities we may collect information from clinical study subjects or other individuals that subjects us to a variety of rapidly evolving laws regarding privacy, data protection and data security, including those related to the collection, storage, handling, use, disclosure, transfer and security of personal data. Data breaches or other violations of these laws could subject our business to significant penalties and reputational harm. For more information on data security and privacy, see “Risk Factors — Risks Related to Government Regulation — We are subject to stringent and often unsettled privacy laws, information security laws, regulations, policies and contractual obligations related to data privacy and security and changes in such laws, regulations, policies and contractual obligations could adversely affect our business.”
If we fail to obtain regulatory approvals in foreign jurisdictions for ABP-450, we will be unable to market our products outside of the United States.
In addition to regulations in the United States, we are and will be subject to a variety of foreign regulations governing manufacturing, clinical studies, commercial sales and distribution of our future products. Whether or not we obtain FDA approval for a product candidate, we must obtain approval of the product by the comparable regulatory authorities of foreign countries before commencing clinical studies or marketing in those countries. The approval procedures vary among countries and can involve additional clinical testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Clinical studies conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not be able to file for regulatory approvals or to do so on a timely basis, and even if we do file, we may not receive necessary approvals to commercialize our products in markets outside of the United States.
The misuse or off-label use of our approved products, if any, may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.
The FDA and other regulatory agencies strictly regulate the marketing and promotional claims that are made about pharmaceutical products. In particular, a product may not be promoted for uses or indications that are not specifically approved by the FDA, the EMA or other regulatory agencies as reflected in the product’s approved labeling. For example, if we receive marketing approval for ABP-450 in any therapeutic indication, physicians could use ABP-450 on their patients in a manner that is inconsistent with the approved label, such as for the treatment of other aesthetic or therapeutic indications for which other similar botulinum toxins are approved. Although ABP-450, if approved, will be similar to Jeuveau, we will not be able to market ABP-450 as being interchangeable with Jeuveau. If we are found to have promoted uses that are not part of ABP-450’s approved labeling, we may be subject to enforcement action from the FDA, the EMA and other regulatory agencies, as applicable, and become subject to significant liability, which would materially harm our business. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management’s attention could be diverted from our business operations, significant legal expenses could be incurred, and our reputation could be damaged. The FDA has also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed in order to resolve FDA enforcement actions. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions or other restrictions on the sale or marketing of our products and other operations or significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry. In addition, off-label promotion could expose us to liability under the FCA, as well as similar state laws.
Physicians may also misuse ABP-450, if approved, or use improper techniques, potentially leading to adverse results, side effects or injury, which may lead to product liability claims. If ABP-450 is misused or used with improper techniques or is determined to cause or contribute to patient harm, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management’s attention from our core business, be expensive to defend, result in sizable damage awards against us that may not be covered by insurance and subject us to negative publicity resulting in reduced sales of our products. Furthermore, the use of ABP-450, if approved, for indications other than those cleared by the FDA, may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients. Any of these events could harm our business and results of operations and cause our stock price to decline.
Our relationships with healthcare providers and physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.
We are subject to applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute and the FCA, which may constrain the business or financial arrangements and relationships through which we sell, market and distribute our products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry (e.g., healthcare providers, physicians and third party payors), are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. We also may be subject to patient information and privacy and security regulation by both the federal government and the states and foreign jurisdictions in which we conduct our business. The applicable federal, state and foreign healthcare laws and regulations that may affect our ability to operate include, but are not limited to:
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The Anti-Kickback Statute, which prohibits the knowing and willful offer, receipt, or payment of remuneration in exchange for or to induce the referral of patients or the use of products or services that would be paid for in whole or part by Medicare, Medicaid or other federal health care programs. Remuneration has been broadly defined to include anything of value, including but not limited to cash, improper discounts, and free or reduced price items and services. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Further, courts have found that if “one purpose” of remuneration is to induce referrals, the federal Anti-Kickback Statute is violated. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution; but the exceptions and safe harbors are drawn narrowly and require strict compliance in order to offer protection. A claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. Many states have similar laws that apply to their state health care programs as well as private payors. Violations of anti-kickback and other applicable laws can result in exclusion from federal health care programs and substantial civil and criminal penalties.
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The federal civil and criminal false claims laws and civil monetary penalty laws, including the FCA, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, false or fraudulent claims for payment to, or approval by Medicare, Medicaid, or other federal healthcare programs, knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim or an obligation to pay or transmit money to the federal government, or knowingly concealing or knowingly and improperly avoiding or decreasing or concealing an obligation to pay money to the federal government. The FCA has been used to prosecute persons submitting claims for payment that are inaccurate or fraudulent, that are for services not provided as claimed, or for services that are not medically necessary. The FCA includes a whistleblower provision that allows individuals to bring actions on behalf of the federal government and share a portion of the recovery of successful claims. Some state law equivalents of the above federal laws, such as the Anti-Kickback Statute and FCA, apply to items or services regardless of whether the good or service was reimbursed by a government program, so called all-payor laws. These all-payor laws could apply to our sales and marketing activities even if the Anti-Kickback Statute and FCA laws are inapplicable.

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The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it.

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their implementing regulations, and as amended again by the Final HIPAA Omnibus Rule, published in January 2013, which imposes certain obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information without appropriate authorization by covered entities subject to the rule, such as health plans, healthcare clearinghouses and certain healthcare providers, as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information also implicate our business. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition to other federal laws, state laws and foreign laws, such as the General Data Protection Regulation in the EU, create the potential for substantial penalties in the event of any non-compliance with the applicable data privacy and data protection laws.

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The federal Physician Payment Sunshine Act, created under the Patient Protection and Affordable Care Act, or the ACA, and its implementing regulations, which requires manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the United States Department of Health and Human Services, or HHS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. For the data submitted on or after January 1,

2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners.
The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulatory guidance. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies, healthcare providers and other third parties, including charitable foundations, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Responding to investigations can be time-and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business.
If our marketing or other arrangements were determined to violate anti-kickback or related laws, including the FCA or an all-payor law, then we could be subject to penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, the exclusion from participation in federal and state healthcare programs, individual imprisonment, reputational harm and the curtailment or restructuring of our operations, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Any action for violation of these laws, even if successfully defended, could cause us to incur significant legal expenses and divert management’s attention from the operation of the business. Prohibitions or restrictions on sales or withdrawal of future marketed products could materially affect our business in an adverse way. Efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs.
State and federal authorities have aggressively targeted pharmaceutical companies for alleged violations of these anti-fraud statutes, based on improper research or consulting contracts with doctors, certain marketing arrangements with pharmacies and other healthcare providers that rely on volume-based pricing, off-label marketing schemes, and other improper promotional practices. Companies targeted in such prosecutions have paid substantial fines, have been ordered to implement extensive corrective action plans, and have in many cases become subject to consent decrees severely restricting the manner in which they conduct their business, among other consequences. Additionally, federal and state regulators have brought criminal actions against individual employees responsible for alleged violations. If we become the target of such an investigation or prosecution based on our contractual relationships with providers or institutions, or our marketing and promotional practices, we could face similar sanctions, which would materially harm our business.
Also, the FCPA and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our internal control policies and procedures may not protect us from reckless or negligent acts committed by our employees, future distributors, partners, collaborators or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties or prosecution and have a negative impact on our business, results of operations and reputation.
Legislative or regulatory healthcare reforms in the United States and other countries may make it more difficult and costly for us to obtain regulatory clearance or approval of ABP-450 and to produce, market, and distribute our products after clearance or approval is obtained.
From time to time, legislation is drafted and introduced in the U.S. Congress or other countries that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture, and marketing of regulated products or the reimbursement thereof. In addition, regulations and guidance are often revised or reinterpreted by the FDA and other regulatory authorities in ways that may significantly affect our business and our products. Any new regulations, revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of ABP-450. Such changes could, among other things, require:
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changes to manufacturing or marketing methods;

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changes to product labeling or promotional materials;

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recall, replacement, or discontinuance of one or more of our products; and

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additional recordkeeping.

Each of these would likely entail substantial time and cost and could materially harm our business and our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any future products would harm our business, financial condition, and results of operations.
Inadequate funding for the FDA, the SEC and other government agencies, including from government shut downs, or other disruptions to these agencies’ operations, could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund R&D activities, is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.
Since March 2020 when foreign and domestic inspections of facilities were largely placed on hold, the FDA has been working to resume routine surveillance, bioresearch monitoring and pre-approval inspections on a prioritized basis. The FDA has developed a rating system to assist in determining when and where it is safest to conduct prioritized domestic inspections. As of May 2021, certain inspections, such as foreign preapproval, surveillance, and for-cause inspections that are not deemed mission-critical, remain temporarily postponed. In April 2021, the FDA issued guidance for industry formally announcing plans to employ remote interactive evaluations, using risk management methods, to meet user fee commitments and goal dates and in May 2021 announced plans to continue progress toward resuming standard operational levels. In July 2022, the FDA released a draft guidance document on use of mandatory and voluntary Remote Regulatory Assessments, or RRAs, which, among other things, addressed the use of remote assessments as a means of reducing delays in approvals, but did not in any way commit the FDA to using RRAs in lieu of on-site inspections. Should the FDA determine that an inspection is necessary for approval and an inspection cannot be completed during the review cycle due to restrictions on travel, and the FDA does not determine a remote interactive evaluation to be adequate, the agency has stated that it generally intends to issue a complete response letter or defer action on the application until an inspection can be completed. In 2020, 2021 and 2022 a number of companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. Regulatory authorities outside the U.S. may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic and may experience delays in their regulatory activities. If a prolonged government shutdown or other disruption occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Future shutdowns or other disruptions could also affect other government agencies such as the SEC, which may also impact our business by delaying review of our public filings, to the extent such review is necessary, and our ability to access the public markets.

We are subject to stringent and often unsettled privacy laws, information security laws, regulations, policies and contractual obligations related to data privacy and security and changes in such laws, regulations, policies and contractual obligations could adversely affect our business.
We are subject to data privacy and protection laws and regulations that apply to the collection, transmission, storage and use of personally identifying information or personal data, which among other things, impose certain requirements relating to the privacy, security and transmission of personal information. The legislative and regulatory landscape for privacy and data protection continues to evolve in jurisdictions worldwide, and there has been an increasing focus on privacy and data protection issues with the potential to affect our business. Failure to comply with any of these laws and regulations could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.
There are numerous U.S. federal and state laws and regulations relating to privacy and security of personal information. Data privacy remains an evolving landscape at both the domestic and international level, with new regulations coming into effect. For example, the State of California enacted the California Consumer Privacy Act of 2018, or CCPA, which went into effect on January 1, 2020 and requires companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, allow consumers to opt out of certain data sharing with third parties and provide a new cause of action for data breaches. Additionally, California voters approved a new privacy law, the California Privacy Rights Act, or CPRA, in the November 3, 2020 election. Effective starting on January 1, 2023, the CPRA will significantly modify the CCPA, including by expanding consumers’ rights with respect to certain sensitive personal information. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. New legislation proposed or enacted in various other states will continue to shape the data privacy environment nationally. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to confidential, sensitive and personal information than federal, international or other state laws, and such laws may differ from each other, which may complicate compliance efforts.
In addition, all 50 U.S. states and the District of Columbia have enacted breach notification laws that may require us to notify patients, employees or regulators in the event of unauthorized access to or disclosure of personal or confidential information experienced by us or our service providers. These laws are not consistent, and compliance in the event of a widespread data breach is difficult and may be costly. Moreover, states have been frequently amending existing laws, requiring attention to changing regulatory requirements. We also may be contractually required to notify patients or other counterparties of a security breach. Although we may have contractual protections with our service providers, any actual or perceived security breach could harm our reputation and brand, expose us to potential liability or require us to expend significant resources on data security and in responding to any such actual or perceived breach. Any contractual protections we may have from our service providers may not be sufficient to adequately protect us from any such liabilities and losses, and we may be unable to enforce any such contractual protections.
In addition, the European Union’s General Data Protection Regulation (EU) 2016/679, or GDPR, became applicable on May 25, 2018 in respect of processing operations carried out in the context of the activities of an establishment in the European Economic Area, or EEA, and any processing relating to the offering of goods or services to individuals in the EEA and/or the monitoring of their behavior in the EEA. While we do not at this time collect, store, use or process data on behalf of existing customers or for anyone residing in the United Kingdom or Europe, if we do so in the future, we will be subject to the rigorous and time-intensive policies of the GDPR. There is no assurance that our own limited privacy and security-related safeguards will protect us from all risks associated with data privacy and information security.
Risks Related to New AEON and the New AEON Common Stock Following the Business Combination
The New AEON common stock may not be listed on a national securities exchange after the Business Combination, which could limit investors’ ability to make transactions in such securities and subject New AEON to additional trading restrictions.
We intend to apply to have the New AEON common stock approved for listing on NYSE or another national securities exchange after the consummation of the Business Combination. We will be required to meet certain initial listing requirements to be listed, including having a minimum number of round lot shareholders. We may not be able to meet the initial listing requirements in connection with the Business Combination. Being listed on NYSE or another national securities exchange is a condition to closing and the parties would need to waive this condition if the New AEON common stock are not listed on NYSE or another national securities exchange. Further, even if the New AEON common stock are so listed, we may be unable to maintain the listing of such securities in the future. If we fail to meet the initial listing requirements and NYSE does not list the New AEON common stock (and the related closing condition with respect to the listing of the New AEON common stock is waived by the parties), we could face significant material adverse consequences, including:
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a limited availability of market quotations for the New AEON common stock;

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a reduced level of trading activity in the secondary trading market for the New AEON common stock;

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a limited amount of news and analyst coverage for New AEON;

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a decreased ability to issue additional securities or obtain additional financing in the future; and

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our securities would not be “covered securities” under the National Securities Markets Improvement Act of 1996, which is a federal statute that prevents or pre-empts the states from regulating the sale of certain securities, including securities listed on the NYSE, in which case our securities would be subject to regulation in each state where we offer and sell securities.

The New AEON stock price may be volatile.
The New AEON stock price is likely to be volatile. The market price for New AEON common stock may be influenced by many factors, including the other risks described in this section of the proxy statement/prospectus entitled “Risk Factors” and the following:
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New AEON’s ability to advance its current or potential future product candidates throughout their clinical studies;

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results of preclinical studies for New AEON’s current or potential future product candidates, or those of its competitors;

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the impact of the ongoing COVID-19 pandemic on New AEON’s business;

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regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to New AEON’s future products;

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the success of competitive products or technologies;

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introductions and announcements of new product candidates by New AEON or its competitors, and the timing of these introductions or announcements;

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actions taken by regulatory authorities with respect to New AEON future product candidates, clinical trials, manufacturing process or sales and marketing terms;

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actual or anticipated variations in New AEON’s financial results or those of companies that are perceived to be similar to New AEON;

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the success of New AEON’s efforts to acquire or in-license additional technologies, products or product candidates;

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developments concerning any future collaborations, including, but not limited to, those with any sources of manufacturing supply and future commercialization collaborators;

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market conditions in the pharmaceutical and biotechnology sectors;

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market conditions and sentiment involving companies that have recently completed a business combination with a special purpose acquisition company (“SPAC”);

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announcements by New AEON or its competitors of significant acquisitions, strategic alliances, joint ventures or capital commitments;

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developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and New AEON’s ability to obtain patent protection for its products;

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New AEON’s ability or inability to raise additional capital and the terms on which it is raised;

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the recruitment or departure of key personnel;

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changes in the structure of healthcare payment systems;

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actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding New AEON common stock, other comparable companies or the industry generally;

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New AEON’s failure or the failure of its competitors to meet analysts’ projections or guidance that New AEON or its competitors may give to the market;

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fluctuations in the valuation of companies perceived by investors to be comparable to New AEON;

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announcement and expectation of additional financing efforts;

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speculation in the press or investment community;

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trading volume of New AEON common stock;

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sales of New AEON common stock by New AEON or its stockholders;

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the concentrated ownership of New AEON common stock;

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changes in accounting principles;

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terrorist acts, acts of war or periods of widespread civil unrest;

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natural disasters, public health crises and other calamities; and

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general economic, industry and market conditions.

In addition, the stock markets in general, and the markets for SPAC post-business combination businesses, pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility, including since the public announcement of the Business Combination Agreement on December 12, 2022. This volatility can often be unrelated to the operating performance of the underlying business. These broad market and industry factors may seriously harm the market price of New AEON common stock, regardless of New AEON’s operating performance.
New AEON may incur significant costs from class action litigation due to the expected stock volatility.
New AEON’s stock price may fluctuate for many reasons, including as a result of public announcements regarding the progress of development efforts for New AEON’s main product candidate, ABP-450, the development efforts of competitors, the addition or departure of key personnel, variations in quarterly operating results and changes in market valuations of biopharmaceutical and biotechnology companies. This risk is especially relevant to New AEON because biopharmaceutical and biotechnology companies have experienced significant stock price volatility in recent years, including since the public announcement of the Business Combination Agreement on December 12, 2022. In addition, recently there has been significant stock price volatility involving the shares of companies that have recently completed a business combination with a SPAC. When the market price of a stock has been volatile as New AEON’s stock price may be, holders of that stock have occasionally brought securities class action litigation against the company that issued the stock. Additionally, there has recently been a general increase in litigation against companies that have recently completed a business combination with a SPAC alleging fraud and other claims based on inaccurate or misleading disclosures. If any New AEON stockholders were to bring a lawsuit of this type against New AEON, even if the lawsuit is without merit, New AEON could incur substantial costs defending the lawsuit. Any such lawsuit could also divert the time and attention of management.
Any failure to meet the continued listing requirements of NYSE could result in a delisting of New AEON securities.
If, after listing, New AEON fails to satisfy the continued listing requirements of NYSE such as any applicable corporate governance requirements or the minimum closing bid price requirement, NYSE may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the NYSE minimum bid price requirement or prevent future non-compliance with NYSE’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if our securities were quoted or listed on NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
New AEON will be an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the New AEON common stock less attractive to investors and may make it more difficult to compare performance with other public companies.
New AEON will be an emerging growth company as defined in the JOBS Act, and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. To the extent New AEON continues to take advantage of any of these exemptions, the information that we provide stockholders may be different than what is available with respect to other public companies. Investors may find the New AEON common stock less attractive because New AEON will continue to rely on these exemptions. If some investors find the New AEON common stock less attractive as a result, there may be a less active trading market for their common stock, and the stock price may be more volatile.
An emerging growth company may elect to delay the adoption of new or revised accounting standards. With Priveterra making this election, Section 102(b)(2) of the JOBS Act allows New AEON to delay adoption of new or revised accounting standards until those standards apply to non-public business entities. As a result, the financial statements contained in this proxy statement/prospectus and those that New AEON will file in the future may not be comparable to companies that comply with public business entities revised accounting standards effective dates.
New AEON will also be a “smaller reporting company” as defined in the rules promulgated under the Exchange Act. Even after New AEON no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company” which would allow it to take advantage of many of the same exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements. New AEON will be able to take advantage of these scaled disclosures for so long as its voting and non-voting common stock held by non-affiliates on the last business day of its second fiscal quarter is less than $250.0 million, or its annual revenue is less than $100.0 million during the most recently completed fiscal year and its voting and non-voting common stock held by non-affiliates on the last business day of the second quarter of that fiscal year is less than $700.0 million. Investors could find New AEON common stock less attractive because it may rely on these exemptions. If some investors find New AEON common stock less attractive as a result, there may be a less active trading market for New AEON common stock and the trading price may be more volatile.
Future sales and issuances of New AEON common stock or rights to purchase New AEON common stock could result in additional dilution of the percentage ownership of New AEON stockholders and could cause the New AEON common stock price to fall.
We anticipate that the net proceeds from the Business Combination, along with our cash, will be sufficient to fund our operating plan through at least September 30, 2023. However, we have based these estimates on assumptions, such as the satisfaction of the $40 million minimum cash condition (see “Risk

Factors — Risks Related to Priveterra, the Business Combination and Redemptions — The consummation of the Business Combination is conditioned on, among other things, there being at least $40,000,000 in cash available at Closing.” for additional information related to the minimum cash condition), that may prove to be wrong, and we could spend our available capital resources much faster than we currently expect or require more capital to fund our operations than we currently expect. Significant additional capital will be needed in the future to continue New AEON’s planned operations, including further development of New AEON’s product candidate ABP-450, preparing INDs or equivalent filings, conducting preclinical studies and clinical trials, commercialization efforts, expanded R&D activities and costs associated with operating a public company. To raise capital, New AEON may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner as determined from time to time. If New AEON sells common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of New AEON common stock.
Pursuant to the Incentive Plan, the New AEON Board or compensation committee is authorized to grant equity-based awards to our employees, directors and consultants. Initially, the aggregate number of shares of New AEON common stock that may be issued pursuant to stock awards under the Incentive Plan is 3,839,892 shares. Additionally, the number of shares of New AEON common stock reserved for issuance under the Incentive Plan will automatically increase on January 1 of each year, beginning in 2024 and ending in 2033, by an amount equal to the lesser of (i) 4% of the number of fully-diluted number of shares outstanding (as calculated in the section entitled “Proposal 6: The Incentive Plan Proposal” located elsewhere in this proxy statement/prospectus) on the final day of the immediately preceding calendar year or (ii) such lesser number of shares as is determined by the New AEON Board.
Pursuant to the ESPP, our employees will have the opportunity to purchase shares of New AEON common stock at a discount through accumulated payroll deductions. Initially, the aggregate number of shares of New AEON common stock that may be issued under the ESPP is 488,146 shares. In addition, the number of shares of New AEON common stock available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2024 and ending in 2033 by an amount equal to the lesser of (a) 1% of the fully-diluted number of shares outstanding (as calculated in the section entitled ‘‘Proposal 7: The ESPP Proposal’’ located elsewhere in this proxy statement/prospectus) on the final day of the immediately preceding calendar year or (b) such lesser number of shares as is determined by the New AEON Board. Unless the New AEON Board elects not to increase the number of shares available for future grant each year, New AEON stockholders may experience additional dilution, which could cause the New AEON stock price to fall.
New AEON’s issuance of additional shares of common stock or other equity securities of equal or senior rank would, all else being equal, have the following effects:
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Priveterra’s existing stockholders’ proportionate ownership interest in New AEON would decrease;

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the amount of cash available per share, including for payment of dividends in the future, may decrease;

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the relative voting strength of each previously outstanding share of New AEON common stock would be diminished; and

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the market price of shares of New AEON common stock may decline.

New AEON’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
New AEON must design its disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.
Reports published by analysts, including projections in those reports that differ from New AEON’s actual results, could adversely affect the price and trading volume of New AEON common stock.
Priveterra currently expects that securities research analysts will establish and publish their own periodic financial projections for the business of New AEON. These projections may vary widely and may not accurately predict the results New AEON actually achieves. New AEON’s stock price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on New AEON downgrades its stock or publishes inaccurate or unfavorable research about its business, New AEON’s stock price could decline. If one or more of these analysts ceases coverage of New AEON or fails to publish reports on New AEON regularly, its stock price or trading volume could decline. While Priveterra expects research analyst coverage following the Business Combination, if no analysts commence coverage of New AEON, the trading price and volume for New AEON common stock could be adversely affected.
New AEON’s actual financial position and results of operations may differ materially from the unaudited pro forma condensed consolidated combined financial information included in this proxy statement/prospectus, which may not be indicative of what New AEON’s actual financial position or results of operations would have been.
The unaudited pro forma condensed consolidated combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what New AEON’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for more information.
The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from New AEON’s business operations.
As a public company, New AEON will become subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. The listing requirements of NYSE also require that we satisfy certain corporate governance requirements. As a result, New AEON will incur significant legal, accounting and other expenses that AEON did not previously incur. New AEON’s entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.
These rules and regulations will result in New AEON incurring substantial legal, financial and accounting compliance costs in addition to other expenses and will make some activities more time-consuming and costly. The increased costs will decrease our net income or increase our consolidated net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, these rules and regulations will likely make it more difficult and more expensive for New AEON to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. As a result, it may be difficult for New AEON to attract and retain qualified people to serve on its board of directors, its board committees or as executive officers.

Provisions in New AEON’s proposed amended and restated certificate of incorporation, New AEON’s proposed amended and restated bylaws and Delaware law may have anti-takeover effects that could discourage an acquisition of New AEON by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management, which could depress the trading price of New AEON common stock.
New AEON’s Proposed Charter, Proposed Bylaws, and Delaware law contain provisions that may have the effect of discouraging, delaying or preventing a change in control of us or changes in our management that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. New AEON’s Proposed Charter and Proposed Bylaws include provisions that:
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authorize “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to New AEON common stock;

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create a classified board of directors whose members serve staggered three-year terms;

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specify that special meetings of our stockholders can be called only by our board of directors, the chairperson of the New AEON Board or New AEON’s chief executive officer or president;

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prohibit stockholder action by written consent;

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establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

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specify that no stockholder is permitted to cumulate votes at any election of directors;

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expressly authorize our board of directors to adopt, amend or repeal our proposed amended and restated bylaws; and

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require supermajority votes of the holders of New AEON common stock to amend specified provisions of our proposed second amended and restated certificate of incorporation and proposed amended and restated bylaws. These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. These provisions could also limit the price that investors might be willing to pay in the future for shares of New AEON common stock, thereby depressing the market price of New AEON common stock.

In addition, because we are incorporated in the State of Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.
Any provision of New AEON’s Proposed Charter, Proposed Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of New AEON common stock, and could also affect the price that some investors are willing to pay for New AEON common stock.
New AEON’s Proposed Charter and Proposed Bylaws designate the Court of Chancery of the State of Delaware as the exclusive forum for certain state law litigation that may be initiated by our stockholders and the U.S. federal district courts as the exclusive forum for certain securities law actions, which could limit our stockholders’ ability to litigate disputes with us in a different judicial forum and increase the costs for our stockholders to pursue certain claims against us.
Pursuant to New AEON’s Proposed Bylaws and Proposed Charter, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or employees to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, New AEON’s

Proposed Charter and Proposed Bylaws (including their interpretation, validity or enforceability); or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the Securities Act, the Exchange Act or any other federal securities laws or the rules and regulations thereunder. Unless we consent in writing to the selection of an alternate forum, the United States federal district courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Proposed Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to these exclusive forum provisions. The forum selection provisions in our Proposed Bylaws may limit our stockholders’ ability to litigate disputes with us in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us.
Redemptions of Public Shares by Public Stockholders may affect the market price of New AEON common stock.
Redemptions by Public Stockholders may affect the market price of New AEON common stock, but it is not possible to predict or quantify what the impact will be on the market price at any given level of redemptions. For example, as redemptions go up, it is possible that the market may view this as a sign of a lack of confidence in the value of New AEON common stock. In addition, as the level of redemptions rise, stockholders may become increasingly concerned about New AEON’s cash position and/or the efficiency of its capital structure. Also, as redemptions go up, the remaining shares of New AEON common stock will be more significantly impacted by the resulting increasing dilutive effect of any conversion or exercise of instruments convertible into or exercisable for New AEON common stock, such as the options and RSUs covering shares of New AEON common stock which will be outstanding following Closing, and any issuance of shares of New AEON common stock in respect of the Contingent Consideration. It is not possible to predict or quantify the impact a given level of redemptions will have on the market price of shares of New AEON common stock. In all cases, the impact will be based at least in part on market perceptions and, in some cases, the impact will also be affected by other market factors such as, in the case of potential dilution from instruments convertible into or exercisable for shares of New AEON common stock, how far out of the money the dilutive instruments are at the time, prevailing interest rates and the volatility of shares of New AEON common stock at the relevant time.
The issuances of additional shares of Class A Common Stock or New AEON common stock under certain Committed Financing Agreements and one or more additional Interim Financing Agreements, if entered, may result in dilution of future holders of shares of New AEON common stock and have a negative impact on the market price of the shares of New AEON common stock.
New AEON believes that the proceeds from the Business Combination will be suﬃcient to meet the immediate working capital needs of New AEON. In addition, New AEON and Priveterra entered into and expect to enter into additional Interim Financing Agreements, as described in the Business Combination Agreement, which may include an equity line of credit in addition to other sources of financing. Nonetheless, New AEON’s current expectations may prove to be inaccurate. Changing circumstances, some of which may be beyond New AEON’s control, could cause New AEON to spend capital signiﬁcantly faster than we currently anticipate, and we may need to seek additional funding sooner than planned, including ﬁnancing in addition to any interim financing we may obtain during the Interim Period. To the extent this occurs, it could impose signiﬁcant dilution on the stockholders of New AEON.
During the Interim Period, AEON and Priveterra entered into certain Committed Financing Agreements as part of the Interim Financing Arrangements. The Committed Financing Agreements are for an aggregate amount of $20 million with the Committed Financing Investors, the terms of which provide for the sale and issuance to the Committed Financing Investors of an issued security that will be exchanged or converted at the Closing into Class A Common Stock of Priveterra at a purchase price of $7.00 per share. The Committed Financing Agreements will terminate upon the earliest of (a) such date and time as the Business Combination Agreement is validly terminated, (b) upon mutual written agreement of each of the parties to the Committed Financing, (c) at any time upon the election of Priveterra and AEON at their sole discretion and (d) nine months from the date of the Committed Financing if the Closing has not occurred.
Additionally, during the Interim Period, AEON and Priveterra are expected to enter into additional Interim Financing Agreements. One such Interim Financing Agreement contemplated by the parties is entry into an equity line of credit, pursuant to which the parties would have the right to sell shares of Class A Common Stock (if prior to the Closing) or New AEON Common Stock to an investor, potentially at a discount to market price.
If an equity line of credit were entered, actual sales of shares of Class A Common Stock (if prior to the Closing) or New AEON common stock would depend on a variety of factors, including, among other things, market conditions, and the trading price of Class A Common Stock (if prior to the Closing) or New AEON common stock, which might aﬀect the parties’ ability to draw under any such equity line of credit. Therefore, the proceeds under any equity line of credit could be less than anticipated. Any entry into an equity line of credit would result in the issuance of additional shares of Class A Common Stock (if prior to the Closing) or New AEON common stock, which would further dilute Priveterra’s or New AEON’s stockholders, and may in turn decrease the trading price of the Class A Common Stock (if prior to the Closing) or New AEON common stock, depending on timing, and Priveterra’s and New AEON’s ability to obtain additional financing.
While during the Interim Period, AEON and Priveterra are expected to enter into additional Interim Financing Agreements, with the exception of the Interim Financing Agreements described in this proxy statement/prospectus, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus. While we expect that the terms of any such financing arrangements, including an equity line of credit described above, will be disclosed prior to the time any Public Stockholders are asked to make voting and redemption decisions, it is possible that the terms of such financing arrangements may not be finalized as of the time that the Public Stockholders are asked to make voting and redemption decisions, and the terms of such financing arrangements may dilute the equity interests of our public shareholders in connection with the Business Combination, and that dilution may be significant and may result in a decrease to New AEON’s stock price.
Risks Related to Priveterra, the Business Combination and Redemptions
Priveterra will incur significant transaction and transition costs in connection with the Business Combination.
Priveterra has incurred and expects to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. Priveterra may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Business Combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, subject to certain limitations, will be paid by New AEON following the Closing.
Priveterra will not have any right after the Closing to make damage claims against AEON or AEON Stockholders for the breach of any representation, warranty or covenant made by AEON in the Business Combination Agreement.
The Business Combination Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the Closing, except for those covenants that by their terms apply or are to be performed in whole or in part after the Closing, and then only with respect to breaches occurring after the Closing. Accordingly, there are no remedies available to the parties with respect to any breach of the representations, warranties or covenants of the parties to the Business Combination Agreement after the Closing, except for covenants to be performed in whole or in part after the Closing. As a result, Priveterra will have no remedy available to it if the Business Combination is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by AEON at the time of the Business Combination.

Subsequent to the Closing, New AEON may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Although Priveterra has conducted due diligence on AEON, Priveterra cannot assure you that this diligence revealed all material issues that may be present in AEON’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Priveterra’s and AEON’s control will not later arise. As a result, after the Closing, New AEON may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Priveterra’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Priveterra’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on New AEON’s liquidity, the fact that New AEON may charges of this nature could contribute to negative market perceptions about the Combined Company’s securities. In addition, charges of this nature may cause New AEON to be unable to obtain future financing on favorable terms or at all. Accordingly, Priveterra stockholders who choose to remain stockholders of the Combined Company following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Priveterra’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Business Combination contained an actionable material misstatement or material omission.
The Sponsor and Priveterra’s officers and directors own Priveterra Common Stock that will be worthless and have incurred reimbursable expenses that may not be reimbursed or repaid if the Business Combination is not approved. Such interests may have influenced their decision to approve and, in the case of the Board, recommend, the Business Combination with AEON.
The Sponsor and Priveterra’s officers and directors and/or their affiliates beneficially own or have a pecuniary interest in Founder Shares and additional securities that they purchased in the Concurrent Private Placement. The holders have no redemption rights with respect to these securities in the event a business combination is not effected in the required time period. Therefore, if the Business Combination with AEON or another business combination is not approved within the required time period, such securities held by such persons will be worthless. Such securities had an aggregate market value of $111.61 million based upon the closing price of the Class A Common Stock on Nasdaq on the Record Date. Furthermore, the Sponsor and Priveterra’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Priveterra’s behalf, such as identifying and investigating possible business targets and business combinations. Any such expenses will be repaid upon completion of the Business Combination with AEON. As of           , no such reimbursable expenses have been incurred. If any such expenses are incurred, however, if Priveterra fails to consummate the Business Combination, the Sponsor and Priveterra’s officers and directors will not have any claim against the Trust Account for repayment or reimbursement. Accordingly, Priveterra may not be able to repay or reimburse these amounts if the Business Combination is not completed. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination.”
These financial interests may have influenced the decision of Priveterra’s directors to approve the Business Combination with AEON and to continue to pursue such Business Combination. In considering the recommendations of the Board to vote for the Business Combination Proposal and other proposals, Priveterra’s stockholders should consider these interests.
The exercise of Priveterra’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of Priveterra’s stockholders.
In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require Priveterra to agree to amend the Business Combination Agreement, to consent to certain actions taken by AEON or to waive rights that Priveterra is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of AEON’s business, a request by AEON to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on AEON’s business and would entitle Priveterra to terminate the Business Combination Agreement. In any of such circumstances, it would be at Priveterra’s discretion, acting through its Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for Priveterra and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Priveterra does not believe there will be any material changes or waivers that Priveterra’s directors and officers would be likely to make after the mailing of this proxy statement/prospectus. Priveterra will circulate a supplemental or amended proxy statement/prospectus if changes to the terms of the Business Combination that would have a material impact on its stockholders occur prior to the vote on the Business Combination Proposal.
Priveterra stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate the investment, Priveterra stockholders may be forced to sell their Public Shares or Warrants, potentially at a loss.
Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of an initial business combination, and then only in connection with those Public Shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any Public Shares properly tendered in connection with a shareholder vote to amend Priveterra’s existing organizational documents pursuant to the extension proxy statement and (iii) the redemption of Public shares if we are unable to complete an initial business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), subject to applicable law and as further described herein. In no other circumstances will a Public Stockholder have any right or interest of any kind in the Trust Account. Holders of Warrants will not have any right to the proceeds held in the Trust Account with respect to the Warrants. Accordingly, to liquidate the investment, Priveterra’s stockholders may be forced to sell their Public Shares or Warrants, potentially at a loss.
If Priveterra is unable to complete the Business Combination with AEON or another business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), Priveterra will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and the Board, dissolving and liquidating. In such event, third parties may bring claims against Priveterra and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per Public Share.
Under the terms of the Current Charter, Priveterra must complete the Business Combination with AEON or another business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), or Priveterra must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and the Board, dissolving and liquidating. In such event, third parties may bring claims against Priveterra. Although Priveterra seeks waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties will waive any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that vendors, regardless of whether they execute such waivers, will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of the Public Stockholders. If Priveterra is unable to complete a business combination within the required time period, the Sponsor has agreed that it will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Priveterra for services rendered or contracted for or products sold to Priveterra. However, the Sponsor may not be able to meet such obligation as its only assets are securities of Priveterra. Therefore, the per-share distribution from the Trust Account in such a situation may be less than $10.00 due to such claims.
Additionally, if Priveterra is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if Priveterra otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy laws, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of Priveterra’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Priveterra may not be able to return to its Public Stockholders at least $10.00 per share of Priveterra Common Stock.
Priveterra’s stockholders may be held liable for claims by third parties against Priveterra to the extent of distributions received by them.
If Priveterra is unable to complete the Business Combination with AEON or another business combination within the required time period, Priveterra will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Priveterra to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of remaining Priveterra stockholders and the Board, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to Priveterra’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Priveterra cannot assure you that it will properly assess all claims that may potentially be brought against it. As such, Priveterra’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Priveterra cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Priveterra.
If Priveterra files a bankruptcy petition or an involuntary bankruptcy petition is filed against Priveterra that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy laws, and may be included in Priveterra’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Priveterra’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Priveterra cannot provide any assurance that Priveterra will be able to return $10.00 per share to its Public Stockholders. Additionally, if Priveterra files a bankruptcy petition or an involuntary bankruptcy petition is filed against Priveterra that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by Priveterra’s stockholders. Furthermore, the Board may be viewed as having breached its fiduciary duty to Priveterra’s creditors and/or having acted in bad faith, thereby exposing both the Board and Priveterra to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. Priveterra cannot provide any assurance that claims will not be brought against Priveterra for these reasons.
Actions taken by existing Priveterra stockholders to increase the likelihood of approval of the Business Combination Proposal and the other Proposals could have a depressive effect on Priveterra Common Stock.
At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Priveterra or its securities, the Sponsor, Priveterra’s officers, directors and stockholders from prior to the Initial Public Offering, AEON or AEON Stockholders and/or their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire Priveterra Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on Priveterra Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares of Class A Common Stock at a price lower than market and may therefore be more likely to sell the shares he, she or it owns, either prior to or immediately after the Special Meeting.
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.
Neither the Board nor any committee thereof obtained a third-party financial opinion in determining whether or not to pursue the Business Combination.
Neither the Board nor any committee thereof obtained an opinion from an independent investment banking or accounting firm that the price that Priveterra is paying for AEON is fair to Priveterra from a financial point of view. Neither the Board nor any committee thereof obtained a third-party valuation in connection with the Business Combination. In analyzing the Business Combination, the Board and management conducted due diligence on AEON and researched the industry in which AEON operates. The Board reviewed, among other things, financial due diligence materials prepared by AEON, including, financial and market data information on selected comparable companies and the implied purchase price multiple of AEON and the financial terms set forth in the Business Combination Agreement, and concluded that the Business Combination was in the best interest of Priveterra stockholders. Accordingly, investors will be relying solely on the judgment of the Board and management of Priveterra in valuing AEON, and the Board and management of Priveterra may not have properly valued such business. The lack of a third-party valuation may also lead an increased number of Priveterra stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact Priveterra’s ability to consummate the Business Combination.
Priveterra is dependent upon our current executive officers and directors and their loss could adversely affect its ability to operate.
Priveterra’s operations are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. Priveterra believes that its success depends on the continued service of its officers and directors, at least until it has completed the Business Combination.
Certain of Priveterra’s existing stockholders have agreed to vote in favor of the Business Combination, regardless of how the Public Stockholders vote.
Certain of Priveterra’s existing shareholders, including the Sponsor, have agreed to vote the Founder Shares, as well as any Public Shares purchased during or after the Initial Public Offering, in favor of the Business Combination.
At the time of the Special Meeting, Priveterra expects that the Sponsor and Priveterra’s directors and officers will collectively own approximately 20% of the outstanding Priveterra Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if such persons agreed to vote their shares in accordance with the majority of the votes cast by Public Stockholders.
Priveterra’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.
The unaudited pro forma condensed consolidated combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Priveterra’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for more information.
Priveterra does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Priveterra to complete an initial business combination, including the Business Combination even if a substantial majority of Priveterra’s stockholders choose to redeem their shares.
The Current Charter does not provide a specified maximum redemption threshold, except that in no event will Priveterra redeem its Public Shares in an amount that would cause Priveterra’s net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 upon completion of the Business Combination (such that Priveterra does not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to Priveterra’s initial business combination. As a result, Priveterra may be able to complete an initial business combination, including the Business Combination, even if a substantial majority of Public Stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to the Sponsor, Priveterra’s officers and directors, advisors or any of their affiliates. In the event the aggregate cash consideration Priveterra would be required to pay for all Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination, including the Business Combination, exceeds the aggregate amount of cash available to Priveterra, it will not complete such initial business combination, including the Business Combination, or redeem any shares, all Class A Common Stock submitted for redemption will be returned to the holders thereof, and it instead may search for an alternate business combination.
Certain insiders may elect to purchase shares or warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination.
At any time at or prior to the Business Combination, during a period when they are not then aware of any material non-public information regarding us or Priveterra’s securities, the Sponsor or our or their respective directors, officers, advisors or respective affiliates may purchase public shares or warrants from institutional and other investors including from investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or execute agreements to purchase such shares or warrants from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or warrants or vote their public shares in favor of the Condition Precedent Proposals. In the event that the Sponsor, or our or its directors, officers, advisors or affiliates purchase shares or warrants in privately negotiated transactions from Public Stockholders, such shares and warrants that are purchased by the Sponsor, or its directors, officers, advisors or affiliates would not be voted in favor of the Business Combination Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Priveterra’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, or our or its directors, officers, advisors or affiliates purchase shares or warrants in privately negotiated transactions from Public Stockholders, such shares and warrants that are purchased by the Sponsor, or its directors, officers, advisors or affiliates would not be voted in favor of the Business Combination Proposal, the Sponsor, and its directors, officers, advisors and affiliates would waive their redemption rights and Priveterra would file a Current Report on Form 8-K prior to the Special Meeting providing the following information:
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the amount of Priveterra Common Stock and Priveterra Warrants purchased outside of the redemption offer by the Sponsor or its affiliates, along with the purchase price;

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the purpose of the purchases by the Sponsor or its affiliates

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the impact, if any, of the purchases by the Sponsor or its affiliates on the likelihood that the Business Combination will be approved;

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the identities of Priveterra security holders who sold to the Sponsor or its affiliates (if not purchased on the open market) or the nature of Priveterra security holders (e.g., 5% security holders) who sold to the Sponsor or its affiliates; and

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the number of Priveterra Common Stock and Priveterra Warrants for which Priveterra has received redemption requests pursuant to its redemption offer.

In the event that the Sponsor or their directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling shareholder would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) satisfaction of the requirement that holders of a majority of the Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, vote in favor of the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal, the ESPP Proposal, and the Adjournment Proposal (to the extent not limited by the preceding paragraph), (2) otherwise limiting the number of public shares electing to redeem and (3) Priveterra’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001. The purpose of such purchases of Public Warrants would be to reduce the number of Public Warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. See “Risk Factors — Certain insiders may elect to purchase shares or warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination.” for additional information related to the risk of voting repurchased shares.
In the event the Sponsor or our directors, officers, advisors or affiliates were to purchase shares or warrants in privately negotiated transactions from Public Stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:
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This proxy statement/prospectus discloses the possibility that the Sponsor, or our or its directors, officers, advisors or affiliates may purchase shares, rights or warrants from Public Stockholders outside the redemption process, along with the purpose of such purchases;

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If the Sponsor, or our or its directors, officers, advisors or affiliates were to purchase shares or warrants from Public Stockholders, they would do so at a price no higher than the price offered through our redemption process;

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This proxy statement/prospectus includes a representation that any of our securities purchased by the Sponsor, or our or its directors, executive officers, advisors or any of their affiliates would not be voted in favor of approving the business combination transaction;

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The Sponsor, or our or its directors, executive officers, advisors or affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights in the event that the Business Combination is consummated; and

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Priveterra would disclose in a Current Report on Form 8-K, before the Speical Meeting, the following material terms:

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the amount of our securities purchased outside of the redemption offer by the Sponsor, or our or its directors, officers, advisors or any of their affiliates, along with the purchase price;

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the purpose of the purchases by the Sponsor, or our or its directors, officers, advisors or affiliates;

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the impact, if any, of the purchases by the Sponsor, directors, officers, advisors or any of their affiliates on the likelihood that the business combination transaction will be approved;

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the identities of our security holders who sold to our sponsor, directors, executive officers, advisors or any of their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, executive officers, advisors or any of their affiliates; and

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the number of shares of Priveterra Common Stock and Priveterra Warrants for which Priveterra has received redemption requests pursuant to the redemption offer.

If the proposed Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Priveterra’s Class A Common Stock may decline before the Closing, or the market price of New AEON common stock may decline after the Closing.
If the benefits of the proposed Business Combination do not meet the expectations of investors or securities analysts, the market price of Class A Common Stock prior to the Closing may decline. The market value of our Class A Common Stock at the time of the Business Combination may vary significantly from its price on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which Priveterra stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of New AEON common stock could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment, and Priveterra’s Class A Common Stock before the Closing (or New AEON common stock after the Closing) may trade at a price significantly below the price you paid for it. In such circumstances, the trading price of Priveterra’s Class A Common Stock before the Closing (or New AEON common stock after the Closing) may not recover and may experience a further decline.
Broad market and industry factors may materially harm the market price of New AEON common stock after the Closing, irrespective of New AEON’s operating performance. The stock market in general and NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of New AEON’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies, notably in the biopharmaceutical industry, which investors perceive to be similar to New AEON, could depress New AEON’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price for New AEON common stock also could adversely affect New AEON’s ability to issue additional securities and New AEON’s ability to obtain additional financing in the future.
Priveterra is currently an emerging growth company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies.
Priveterra is currently an emerging growth company within the meaning of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, Priveterra shareholders may not have access to certain information they may deem important. Priveterra could remain an emerging growth company for up to five years from the date of its Initial Public Offering, although circumstances could cause us to lose that status earlier, including if the market value of its Class A Common Stock (or New AEON common stock following the Closing) held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. Priveterra cannot predict whether investors will find its securities less attractive because it expects to rely on these exemptions. If some investors find Priveterra’s securities less attractive as a result of its reliance on these exemptions, the trading prices of its securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Priveterra has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Priveterra, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Priveterra’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Priveterra’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Public Stockholders.
The Sponsor has agreed that it will be liable to Priveterra if and to the extent any claims by a third party for services rendered or products sold to Priveterra, or a prospective target business with which Priveterra has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the funds held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, Priveterra has not asked the Sponsor to reserve funds for such indemnification obligations, nor has Priveterra independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations. Priveterra believes that the Sponsor’s only assets are securities of Priveterra. Therefore, Priveterra cannot provide any assurance that the Sponsor would be able to satisfy those obligations. None of Priveterra officers or directors will indemnify it for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
If the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Priveterra’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While Priveterra currently expects that our independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to it, it is possible that Priveterra’s independent directors, in exercising their business judgment, may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Priveterra has not asked the Sponsor to reserve funds for such indemnification obligations and Priveterra cannot provide any assurance that the Sponsor would be able to satisfy those obligations. Accordingly, Priveterra cannot provide any assurance that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per Public Share.
Priveterra management has identified a material weakness in its internal control over financial reporting. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.
Priveterra management has identified a material weakness in its internal control over financial reporting related to interpretation and accounting for the extinguishment of a significant contingent obligation. As a result of the material weakness, Priveterra management has concluded that the disclosure controls and procedures were not effective as of December 31, 2022. Priveterra management has taken a number of measures to remediate the material weakness described herein. However, if Priveterra management is unable to remediate its material weakness in a timely manner or we identify additional material weaknesses, it may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if Priveterra financial statements are not filed on a timely basis, Priveterra could be subject to sanctions or investigations by the stock exchange on which its securities are quoted, the SEC or other regulatory authorities. The existence of a material weakness in internal control over financial reporting could adversely affect its reputation or investor perceptions of us, which could have a negative effect on the trading price of our securities. Priveterra management can give no assurance that the measures they have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. Even if they are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.
Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.
If Priveterra identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, Priveterra may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and the price of our securities may decline as a result. Priveterra cannot assure you that any measures it may take in the future, will be sufficient to avoid potential future material weaknesses.
The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.
The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by Priveterra stockholders is not obtained or that there or that there is not at least $40,000,000 in cash available at Closing (see “Risk Factors — Risks Related to Priveterra, the Business Combination and Redemptions — The consummation of the Business Combination is conditioned on, among other things, there being at least $40,000,000 in cash available at Closing.” for additional information related to the minimum cash condition), in each case subject to certain terms specified in the Business Combination Agreement (as described in the section entitled “Proposal 1: The Business Combination Proposal — Conditions to the Closing”), or that other Closing conditions are not satisfied. If Priveterra does not complete the Business Combination, Priveterra could be subject to several risks, including:
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the parties may be liable for damages to one another under the terms and conditions of the Business Combination Agreement;

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negative reactions from the financial markets, including declines in the price of Class A Common Stock due to the fact that current prices reflect a market assumption that the Business Combination will be completed;

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the attention of Priveterra’s management will have been diverted to the Business Combination rather than the pursuit of other opportunities in respect of an initial business combination; and

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Priveterra will have a limited period of time, if any, to complete an alternative initial business combination and Priveterra may not be as attractive to potential alternative partners to an initial business combination if we are unable to complete the Business Combination.

The consummation of the Business Combination is conditioned on, among other things, there being at least $40,000,000 in cash available at Closing. As this condition is for AEON’s benefit, it is possible that AEON could waive it prior to Closing, although there is no guarantee that it would. If AEON did waive the condition in these circumstances, it is possible that New AEON would have insufficient capital to conduct and grow its business after Closing in the manner described in this proxy statement/prospectus.
The closing of the Business Combination is subject to the satisfaction or waiver of certain closing conditions set forth in the Business Combination Agreement. See “The Business Combination Agreement — Conditions to Closing.” One of those conditions provides that the obligation of AEON to consummate the Business Combination is conditioned on there being at least $40,000,000 in Available Closing Cash (as defined in the Business Combination Agreement) as of the Closing. After giving effect to redemptions by Public Stockholders in connection with the extension meeting on February 10, 2023, additional third-party funding will be needed to be able to satisfy the $40 million minimum cash condition even in the event that no additional Public Stockholders exercise their redemption rights. The parties have entered into Committed Financing Agreements as of the date hereof as described in this Registration Statement and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. However, with the exception of the Interim Financing Agreements described in this proxy statement/prospectus, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.
In the event the minimum cash condition is not satisfied, pursuant to the Business Combination Agreement, AEON may (a) extend the time for the performance of any of the obligations or other acts required of Priveterra as set forth in the Business Combination Agreement or (b) waive compliance by Priveterra with any of the agreements or conditions set for the in the Business Combination Agreement. However, Priveterra cannot guarantee that AEON will grant such an extension or waiver.
If AEON waives the $40 million minimum cash condition, including as a result of determining to proceed with the Business Combination without Interim Financing Agreements or other financings in place, New AEON will not have the same liquidity at closing it would have had if the condition was satisfied and, as a result, New AEON’s ability to operate its business and execute its plans post-Closing of the Business Combination, including the ability to conduct operations through its potential announcement of Phase 2 episodic migraine topline data, through September 30, 2023 and beyond will be adversely affected and New AEON may be forced to cease certain operations, such as the migraine open label extension study, in order to continue operating through the topline data release on episodic migraine. Risk Factors — Risks Related to New AEON and the New AEON Common Stock Following the Business Combination — Future sales and issuances of New AEON common stock or rights to purchase New AEON common stock could result in additional dilution of the percentage ownership of New AEON stockholders and could cause the New AEON common stock price to fall” and “AEON Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources.”
The listing of New AEON’s securities on NYSE will not benefit from the process undertaken in connection with an underwritten initial public offering.
Upon the Closing, we intend to apply to list the Class A Common Stock (which will be New AEON common stock) on NYSE under the symbol “AEON.” Unlike an underwritten initial public offering of New AEON’s securities, the listing of New AEON’s securities as a result of the Business Combination will not benefit from the following:
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the book-building process undertaken by underwriters, which helps inform efficient price discovery with respect to opening trades of newly listed securities;

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underwriter support to help stabilize, maintain or affect the public price of the securities immediately after listing; and

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underwriter due diligence review of the offering and potential liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered, or for statements made by its securities analysts or other personnel.

The lack of such a process in connection with the listing of New AEON’s securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for New AEON’s securities during the period immediately following the listing than would typically be experienced in connection with an underwritten initial public offering.
The ability of Priveterra stockholders to exercise redemption rights with respect to a large number of shares of Class A Common Stock could increase the probability that the Business Combination would be unsuccessful and that stockholders would have to wait for liquidation in order to redeem their shares of Class A Common Stock.
At the time Priveterra entered into the Business Combination Agreement and related agreements for the Business Agreement, Priveterra did not know how many stockholders would exercise their redemption rights, and therefore Priveterra structured the Business Combination based on our expectations as to the number of shares that would be submitted for redemption. The Business Combination Agreement requires

Priveterra to have at least $40 million of aggregate cash proceeds available from the Trust Account, after giving effect to redemptions of Public Shares, if any, and any transaction expenses. If a larger number of shares are submitted for redemption than Priveterra initially expects, this may limit Priveterra’s ability to complete the Business Combination or optimize its capital structure.
There is no guarantee that a stockholder’s decision to continue to hold shares of New AEON common stock following the Business Combination will put the stockholder in a better future economic position than if such stockholder decided to redeem such stockholder’s Public Shares for a pro rata portion of the Trust Account, and vice versa.
Priveterra and New AEON can give no assurance as to the price at which a stockholder may be able to sell its Public Shares following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in Priveterra’s share price, and may result in a lower value realized now than a stockholder of Priveterra might realize in the future had the stockholder redeemed their shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the Public Shares after the consummation of any initial business combination, including the Business Combination, and there can be no assurance that such stockholder can sell such shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
If Priveterra stockholders fail to comply with the redemption requirements specified in this proxy statement/ prospectus, they will not be entitled to redeem their Class A Common Stock for a pro rata portion of the funds held in the Trust Account.
In order to exercise their redemption rights, Public Stockholders are required to submit a request in writing and deliver their stock to Priveterra’s transfer agent at least two business days prior to the Special Meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of Priveterra Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.
Priveterra stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.
As more fully described in the section entitled “Special Meeting of Priveterra Stockholders — Redemption Rights,” Public Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, deliver their shares (either physically or electronically) to Continental (or through DTC to Continental) prior to 5 PM, Eastern Time, on June 2, 2023.
A new 1% U.S. federal excise tax could be imposed on Priveterra or New AEON in connection with redemptions by Priveterra of Class A Common Stock.
On August 16, 2022, President Biden signed into law the IR Act, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023, with certain exceptions (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. Because Priveterra is a Delaware corporation and its securities are trading on Nasdaq, Priveterra is a “covered corporation” for this purpose. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with our Business Combination, (ii) the structure of the Business Combination, (iii) the nature and amount of any interim financing arrangements or other equity issuances in connection with the Business Combination (or otherwise issued not in connection with the Business Combination but issued within the same taxable year of the Business Combination) and (iv) the content of regulations and other guidance from the U.S. Department of the Treasury. The U.S. Department of Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax; however, no guidance has been issued to date. It is uncertain whether, and/or to what extent, the Excise Tax could apply to any redemptions of Class A Common Stock after December 31, 2022, including any redemptions in connection with the Business Combination. In addition, because the excise tax would be payable by Priveterra or New AEON, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete the Business Combination and limit Priveterra’s ability to complete the Business Combination.
If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of Priveterra Common Stock issued in the Initial Public Offering, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Priveterra Common Stock issued in the Initial Public Offering.
A Public Stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 15% or more of the Public Shares issued in the Initial Public Offering. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Priveterra will require each Public Stockholder seeking to exercise redemption rights to certify to Priveterra whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Priveterra at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Priveterra makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over Priveterra’s ability to consummate the Business Combination and you could suffer a material loss on your investment in Priveterra if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if Priveterra consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in the Initial Public Offering and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. Priveterra cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of New AEON common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge Priveterra’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.
However, Priveterra stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption. Public Stockholders will experience dilution as a consequence of, among other transactions, the issuance of New AEON common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that the Public Stockholders have on the management of Priveterra.
Public Stockholders will experience dilution as a consequence of, among other transactions, the issuance of New AEON common stock as consideration in the Business Combination.
Public Stockholders will experience immediate dilution as a consequence of the issuance of New AEON common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that Public Stockholders have on the management of Priveterra.
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, (i) each outstanding share of AEON common stock (on an as-converted basis after taking into effect the conversion of the outstanding warrants of AEON exercisable for shares of AEON preferred stock, the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the AEON Governing Documents as of the Effective Time and the conversion of the outstanding convertible notes of AEON into AEON common stock in accordance with the terms of such convertible notes and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger) will be cancelled and converted into the right to receive a number of shares of New AEON common stock equal to the Merger Consideration; (ii) each outstanding AEON option (including each Subsidiary Rollover Option) will be converted into an option to purchase a number of shares of New AEON common stock, and at an exercise price per share, as set forth in the AEON disclosure schedules; and (iii) each outstanding AEON RSU award (including each Subsidiary Rollover RSU Award) will be converted into a RSU award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules. In addition, certain AEON Stockholders may also be eligible to receive up to an aggregate of 16,000,000 shares of New AEON common stock subject to the achievement of certain clinical development milestones following the consummation of the Business Combination or, in some circumstances, upon a change of control of New AEON.
It is anticipated that upon completion of the Business Combination and assuming no additional redemptions by Public Stockholders, Public Stockholders will retain an ownership interest of approximately 8.5% in the Combined Company, the Sponsor and related parties will retain an ownership interest of approximately 9.2% of the Combined Company, and the AEON Stockholders will own approximately 82.3% (excluding the 16,000,000 Contingent Consideration Shares) of the Combined Company.
The ownership percentage does not take into account (i) the additional redemption of any Public Shares by Public Stockholders or (ii) the issuance of any additional shares pursuant to the potential sources of dilution noted below. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by the Priveterra stockholders will be different. See “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”
The following table shows all possible sources and the extent of dilution, pursuant to the exercise and conversion of Private Placement Warrants, AEON options, AEON RSUs and Contingent Consideration Shares, that Priveterra stockholders who elect not to redeem their shares may experience in connection with the Business Combination, assuming minimum redemptions and maximum redemptions scenarios:
	No Additional Redemptions(1)%		Maximum Redemptions(2)%
AEON Stockholders(3)(4)(5)	39,836,340	62.9%	39,836,340	65.0%
Public Stockholders(6)(7)	11,202,272	17.7%	9,200,000	15.0%
Sponsor(8)(9)	12,257,586	19.4%	12,257,586	20.0%
Pro forma fully diluted Class A Common Stock as of December 31, 2022	63,296,198	100.0%	61,293,926	100.0%

(1)
Assumes that no additional Public Shares are redeemed. The Business Combination Agreement includes a condition to the Closing, Available Closing Cash being at least equal to $40 million. This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, this scenario is included in this proxy statement/prospectus for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing.

(2)
Assumes that 2,002,272 Public Shares are redeemed for aggregate redemption payments of approximately $20,994,440 assuming a $10.49 per share redemption price and based on funds in the Trust Account as of March 1, 2023. This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, this scenario is included in this proxy statement/prospectus for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing.

(3)
Excludes 3,839,892 shares and 488,146 shares (assuming no redemptions) available for issuance pursuant to the Incentive Plan and the ESPP, respectively. Includes (i) 16,000,000 Contingent Consideration Shares, (ii) 3,515,218 shares issuable in connection with outstanding AEON options, (iii) 77,586 shares (as calculated pursuant to the Exchange Ratio) held by officers and directors of Priveterra, and (iv) 1,041,565 unvested AEON RSU awards issued to AEON shareholders.

(4)
Includes 2,857,143 shares issuable on the Closing in connection with Committed Financing Agreements. If disaggregated Interim Financing Investors would hold approximately 12.2% and 13.3% under the “No Additional Redemptions” and “Maximum Redemptions”, respectively.

(5)
Includes 127,801 AEON RSU awards issued to AEON shareholders subject to accelerated vesting as of the Closing.

(6)
Includes 9,200,000 Public Warrants. Non-redeeming public stockholders could suffer additional dilution in their ownership and voting interest of the combined company upon exercise of the Public Warrants held by redeeming Public Stockholders who continue to hold these warrants, which could have an aggregate value of $469,200, based on the closing trading price per Public Warrant as of February 28, 2023.

(7)
Reflects the redemption of 25,597,782 shares of Priveterra Class A Common Stock in connection with the Special Meeting on February 10, 2023.

(8)
Includes 3,450,000 Contingent Founder Shares, as defined in the Sponsor Support Agreement, and 16,000,000 Contingent Consideration Shares.

(9)
Includes 77,586 AEON Company Shares (as calculated pursuant to the Exchange Ratio) held by officers and directors of Priveterra and 5,280,000 Private Placement Warrants. If all potential sources of dilution were exercised and converted into Class A Common Stock, the Sponsor would hold approximately 19.4% and 20.0% under the “No Additional Redemptions” and “Maximum Redemptions” scenarios, respectively. See “Risk Factors — Risks Related to Priveterra, the Business Combination, and Redemptions — The Public Stockholders will experience dilution as a consequence of, among other transactions, the issuance of common stock as consideration in the Business Combination.” for additional information related to the risk of dilution to the New AEON common stock.

General Risks
Our business and operations would suffer in the event of computer system failures, including but not limited to our information technology systems, infrastructure and data, or those of our third-party vendors, contractors or consultants failing, becoming unavailable, or suffering security breaches, losses or leakages of data and other disruptions, which could result in disruption of our services, compromise sensitive information (including personal information) related to our business, or prevent us from accessing critical information, potentially exposing us to liability or otherwise adversely affecting our business.
We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we collect, store and transmit confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party vendors and other contractors and consultants who have access to our confidential information.
Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely, are vulnerable to breakdown or other damage from service interruptions, computer viruses, malware, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions, including ransomware attacks, over the internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber-intrusions, including by computer hackers, foreign governments, and cyber-terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our current or future product development programs. For example, the loss of clinical study data from completed or any future ongoing or planned clinical studies could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims and liability, damage to our reputation, and the further development of our product candidate could be delayed.

We cannot assure you that our data protection efforts and our investment in information technology will prevent breakdowns, data leakages, breaches in our systems, or those of our third-party vendors and other contractors and consultants, or other cyber incidents that could have a material adverse effect upon our reputation, business, operations, or financial condition. For example, if such an event were to occur and cause interruptions in our operations, or those of our third-party vendors and other contractors and consultants, it could result in a material disruption or delay of the development of ABP-450 and future product candidates. Furthermore, significant disruptions of our internal information technology systems or those of our third-party vendors and other contractors and consultants, or security breaches could result in the loss, misappropriation, or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information, which could result in financial, legal, business and reputational harm to us. For example, any such event that leads to actual or perceived unauthorized access, use, or disclosure of personal information, including personal information regarding our customers or employees, could harm our reputation directly, compel us to comply with federal or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have a material adverse effect on our business, financial condition, results of operations and prospects.
We rely on third parties to provide services and technology necessary for the operation of our business. Any failure of one or more of our vendors, suppliers or licensors to provide these services or technology could have a material adverse effect on our business.
We rely on third-party vendors to provide critical services, including, among other things, services related to accounting, billing, human resources, and information technology that we cannot or do not provide ourselves. We depend on these vendors to ensure that our corporate infrastructure will consistently meet our business requirements. The ability of these third-party vendors to successfully provide reliable and high quality services is subject to technical and operational uncertainties that are beyond our control. While we may be entitled to damages if our vendors fail to perform under their agreements with us, the amount of damages we receive may be limited. In addition, we do not know whether we will be able to collect on any award of damages or that these damages would be sufficient to cover the actual costs we would incur as a result of any vendor’s failure to perform under its agreement with us. Any failure of our corporate infrastructure could have a material adverse effect on our business, financial condition and results of operations. Upon expiration or termination of any of our agreements with third-party vendors, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us and a transition from one vendor to another vendor could subject us to operational delays and inefficiencies until the transition is complete.
If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.
The trading market for New AEON common stock will rely in part on the research and reports that equity research analysts publish about us and our business. We do not currently have and may never obtain research coverage by equity research analysts. Equity research analysts may elect not to provide research coverage of New AEON common stock after the closing of the Business Combination, and such lack of research coverage may adversely affect the market price of New AEON common stock. In the event we obtain equity research analyst coverage, we will not have any control of the analysts or the content and opinions included in their reports. The price of New AEON common stock could decline if one or more equity research analysts downgrades New AEON common stock or issues other unfavorable commentary or research. If one or more equity research analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause the trading price or trading volume of New AEON common stock to decline.
Operating as a public company will require us to incur substantial costs and will require substantial management attention. In addition, our management team has limited experience managing a public company and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.
As a public company, we will incur substantial legal, accounting and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Exchange

Act the applicable requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the SEC. The rules and regulations of NYSE will also apply to us. As part of the new requirements, we will need to establish and maintain effective disclosure and financial controls and to make changes to our corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming or costly, and increase demand on our systems and resources.
Most of our management and other key personnel have little experience managing a public company and preparing public filings. In addition, as a public company, certain of our management and other key personnel will be required to divert attention from other business matters to devote substantial time to the reporting and other requirements of being a public company. In particular, we expect to incur significant expense and devote substantial management effort to complying with the requirements of Section 404 of the Sarbanes-Oxley Act. We will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.
As a result of disclosure of information in this report and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by stockholders and competitors. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.
In addition, as a result of our disclosure obligations as a public company, we have reduced flexibility and are under pressure to focus on short-term results, which may adversely affect our ability to achieve long-term profitability.

SPECIAL MEETING OF PRIVETERRA STOCKHOLDERS
General
Priveterra is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on June 6, 2023 and at any adjournment or postponement thereof. This proxy statement/prospectus provides Priveterra’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Special Meeting.
Date, Time and Place
The Special Meeting will be held on June 6, 2023, at 12:00 PM Eastern Time, via live webcast at the following address: www.virtualshareholdermeeting.com/PMGM2023SM. In light of the COVID-19 pandemic and to support the well-being of Priveterra’s stockholders, directors and management, the Special Meeting will be completely virtual.
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of Priveterra Common Stock at the close of business on April 11, 2023, which is the Record Date. You are entitled to one vote for each share of Priveterra Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 8,902,272 shares of Priveterra Common Stock outstanding, of which 2,002,272 are Public Shares, and 6,900,000 shares are held by the Sponsor.
Vote of the Sponsor, Directors and Officers
In connection with the Initial Public Offering, Priveterra entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote the Founder Shares, Private Placement Warrants and any Public Shares owned by them in favor of the Business Combination Proposal and for all other proposals presented at the Special Meeting (including the Proposals).
Priveterra’s Sponsor, directors and officers have waived any redemption rights with respect to the Founder Shares, Private Placement Warrants and any Public Shares which they may hold, and the Sponsor has also agreed to waive its redemption rights with respect to any other equity securities of Priveterra it holds, in connection with the Business Combination.
Quorum and Required Vote for Proposals
A quorum of Priveterra stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the voting power of all outstanding shares of Priveterra Common Stock entitled to vote at the meeting are represented in person (which would include presence at a virtual meeting) or by proxy. As of April 11, 2023, the Record Date, there were 2,002,272 shares of Class A Common Stock and 6,900,000 shares of Class B Common Stock outstanding; therefore, a total of 8,902,272 shares of Priveterra Common Stock must be represented at the Special Meeting in order to constitute a quorum. Abstentions and withheld votes will count as present for the purposes of establishing a quorum, but will not count as votes cast at the Special Meeting for any of the Proposals. Because the Proposals are “non-discretionary” items, your broker will not be able to vote uninstructed shares for any of the Proposals. As a result, if you do not provide voting instructions, a broker “non-vote” will be deemed to have occurred for each of the Proposals. Broker “non-votes” will not be counted as present for purposes of determining whether a quorum is present. As of the Record Date, the Sponsor holds approximately 77.51% of the outstanding Priveterra Common Stock.
The Proposals presented at the Special Meeting will require the following votes:
•
The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of that Proposal and entitled to vote thereon at the Special Meeting, voting as a single class.

•
The approval of each of the Stock Issuance Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal and each of the Advisory Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of the relevant Proposal and entitled to vote thereon at the Special Meeting, voting as a single class.

•
The approval of the Charter Amendment Proposal will require the affirmative vote of a majority of the issued and outstanding shares of each of the Class A Common Stock and Class B Common Stock, voting separately as well as the vote of a majority of the issued and outstanding shares of each of the Class A Common Stock and Class B Common Stock, voting together as a single class. Accordingly, a Priveterra stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

•
The Director Election Proposal will require a plurality vote of the shares of Priveterra Common Stock cast in respect of that Proposal and entitled to vote thereon at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Abstentions and Broker Non-Votes
At the Special Meeting, Priveterra will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for purposes of determining whether a quorum is present. Because the Proposals are “non-discretionary” items, your broker will not be able to vote uninstructed shares for any of the Proposals. As a result, if you do not provide voting instructions, a broker “non-vote” will be deemed to have occurred for each of the Proposals. Broker “non-votes” will not be counted as present for purposes of determining whether a quorum is present. The failure to vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on any of the Proposals presented at the Special Meeting.
Recommendation of the Board
The Board has unanimously determined that each of the Proposals is fair to and in the best interests of Priveterra and its stockholders, and has unanimously approved such Proposals. The Board unanimously recommends that stockholders:
•
vote “FOR” the Business Combination Proposal;

•
vote “FOR” the Charter Amendment Proposal;

•
vote “FOR” each of the Advisory Charter Amendment Proposals;

•
vote “FOR” the Stock Issuance Proposal;

•
vote “FOR” the Director Election Proposal;

•
vote “FOR” the Incentive Plan Proposal;

•
vote “FOR” the ESPP Proposal; and

•
vote “FOR” the Adjournment Proposal, if it is presented to the meeting.

When you consider the recommendation of the Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of the Board and officers of Priveterra have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. See “Summary of the Proxy Statement/Prospectus — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination” for additional information on interests of Priveterra’s Sponsor, directors and executive officers.

Voting Your Shares
Each share of Priveterra Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of Priveterra Common Stock at the Special Meeting:
•
You Can Vote By Signing and Returning the Enclosed Proxy Card.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, the Charter Amendment Proposal, each of the Advisory Charter Amendment Proposals, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•
You Can Attend the Special Meeting and Vote Through the Internet.   You will be able to attend the Special Meeting online and vote during the meeting by visiting www.virtualshareholdermeeting.com/PMGM2023SM and entering the control number included on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Special Meeting and vote online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Priveterra can be sure that the broker, bank or nominee has not already voted your shares.
Revoking Your Proxy
If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:
•
submit a new proxy card bearing a later date;

•
give written notice of your revocation to Priveterra’s Secretary, which notice must be received by Priveterra’s Secretary prior to the vote at the Special Meeting; or

•
vote electronically at the Special Meeting by visiting and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your Priveterra Common Stock, you may call contact Continental at 917-262-2373 or by email at proxy@continentalstock.com.
No Additional Matters May Be Presented at the Special Meeting
The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Amendment Proposal, each of the Charter Amendment Proposals, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal. Under Priveterra’s bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Special Meeting.

Redemption Rights
Pursuant to the Current Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less any owed but unpaid franchise or income taxes. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the Initial Public Offering (including interest earned on the funds held in the Trust Account and not previously released to Priveterra to pay its franchise and income taxes). For illustrative purposes, based on funds in the Trust Account of $21,099,474.72 on the Record Date, the estimated per share redemption price would have been approximately $10.54.
In order to exercise your redemption rights, you must:
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check the box on the enclosed proxy card to elect redemption;

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provide, in the written request to redeem your Public Shares for cash to Continental, a “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Priveterra Common Stock; and

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prior to June 2, 2023 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that Priveterra redeem your Public Shares for cash to Continental, Priveterra’s transfer agent, at the following address:

deliver your Public Shares either physically or electronically through DTC to Continental at least two business days before the Special Meeting. Public Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from Continental and time to effect delivery. It is Priveterra’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, Priveterra does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street” name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with Priveterra’s consent, until the Closing. If you delivered your shares for redemption to Continental and decide within the required timeframe not to exercise your redemption rights, you may request that Continental return the shares (physically or electronically). You may make such request by contacting Continental at 917-262-2373, by email at proxy@continentalstock.com or by writing to the address listed above.
Prior to exercising redemption rights, stockholders should verify the market price of Class A Common Stock as they may receive higher proceeds from the sale of their Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Class A Common Stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of Class A Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the Business Combination is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Priveterra will promptly return any Public Shares previously delivered by the Public Stockholders.

Underwriting Fees as a Percentage of IPO Proceeds Net of Redemptions
	No Additional Redemptions(2)	Maximum Redemptions(3)
IPO underwriting fees(1)	$6,775,800	$6,775,800
IPO proceeds net of redemptions	$20,994,440	$0
Underwriting fees as a percentage of IPO proceeds net of redemptions	32.3%	N/A%

(1)
IPO underwriting fees expected to comprise (a) $5,520,000, which was paid at the time our Initial Public Offering was consummated, and (b) $1,255,800 of deferred underwriting fees (this amount having being reduced from $9,660,000 by $3,767,400 by agreement with one of its underwriters on November 16, 2022 and $4,636,800 by agreement with a second underwriter on January 23, 2023).

(2)
This scenario assumes that no Public Shares are redeemed.

(3)
Assumes that 2,002,272 Public Shares are redeemed for aggregate redemption payments of approximately $20,994,440 assuming a $10.49 per share redemption price and based on funds in the Trust Account as of March 1, 2023. This maximum redemption scenario assumes full redemption from Public Stockholders. Such a scenario would require that AEON waive the $40 million minimum cash condition. Priveterra cannot guarantee that AEON will grant such a waiver.

Dissenter Rights
Priveterra stockholders do not have dissenter rights in connection with the Business Combination or the other Proposals.
Potential Purchases of Shares
In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase Priveterra Common Stock from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of Priveterra’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Priveterra Common Stock, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.
Proxy Solicitation
Priveterra is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. Priveterra and its directors, officers and employees may also solicit proxies in person. Priveterra will file with the SEC all scripts and other electronic communications that constitute proxy soliciting materials. Priveterra will bear the cost of the solicitation.
Priveterra has hired D.F. King to assist in the proxy solicitation process. Priveterra has agreed to pay approximately $25,000, plus disbursements, for proxy solicitation services.
Priveterra will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Priveterra will reimburse them for their reasonable expenses.

Assistance
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Continental at 917-262-2373 or by email at proxy@continentalstock.com.

PROPOSAL 1: THE BUSINESS COMBINATION PROPOSAL
The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Business Combination Agreement is subject to, and is qualified in its entirety by reference to, the Business Combination Agreement. A copy of the Business Combination Agreement is attached as Annex A and the amendment thereto as Annex G to this proxy statement/prospectus. Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to Priveterra prior to the consummation of the Business Combination.
Headquarters; Trading Symbols
After completion of the transactions contemplated by the Business Combination Agreement:
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the corporate headquarters and principal executive offices of New AEON will be located at 5 Park Plaza, Suite 1750, Irvine, CA 92614; and

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New AEON common stock is expected to be traded on NYSE under the symbol “AEON.”

Background to the Business Combination
Priveterra is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The proposed Business Combination and the related Interim Financing Arrangements were the result of an extensive search for a potential transaction using the network and investing and operating experience of our management team and our Board. The terms of the Business Combination Agreement were the result of extensive negotiations between Priveterra and AEON. The following is a brief description of the background of these negotiations, the proposed Business Combination and related transactions.
On February 11, 2021, Priveterra completed its Initial Public Offering of 27,600,000 shares of Class A Common Stock at a price of $10.00 per share, generating proceeds of $276,000,000 before underwriting discounts and expenses. Simultaneously with the closing of the Initial Public Offering, Priveterra closed the Concurrent Private Placement of 5,213,333 warrants at a price of $1.50 per warrant to the Sponsor, generating proceeds of $7,820,000. Davis Polk & Wardwell LLP (“Davis Polk”) acted as the U.S. legal counsel to Priveterra.
Prior to the completion of the Initial Public Offering, neither Priveterra, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with any business combination target with respect to a potential business combination with Priveterra.
Officers and directors of Priveterra have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries, including the biotechnology and medical technology industries. While Priveterra was not limited to pursue an acquisition opportunity in any business, industry or sector, Priveterra focused on industries that complement our management team’s backgrounds, and capitalized on the ability of our management team to identify and acquire a business, focusing on the medical technology industry. See “Information About Priveterra — Introduction — Our Management Team.” As described in our Registration Statement on Form S-1 at the time of our Initial Public Offering, Priveterra’s Sponsor, management and their respective affiliates may from time to time be engaged in other business endeavors, including other blank check companies. However, prior to the entry into the Business Combination Agreement and the related agreements, none of Priveterra’s Sponsor, management or their respective affiliates has participated in the management or operation of any other blank check company and none of Priveterra’s Sponsor, management or their respective affiliates is participating in the management or operation of any other blank check company that is in the process of searching for a target company.
Priveterra identified certain general, non-exclusive criteria and guidelines that it believed were important in evaluating prospective targets for Priveterra’s initial business combination. Priveterra broadly focused on target businesses that it believed (i) has a leading, growing or niche market position in an attractive underlying industry; (ii) has achieved or has the potential for significant long-term revenue or earnings growth through a combination of organic growth, synergistic add-on acquisitions, new product markets and geographies, increased production capacity, expense reduction and increased operating leverage; (iii) possesses significant competitive advantages via scientific or other differentiated technology protected by intellectual property in the markets in which it operates; (iv) has products with a clear path to commercialization, have been recently commercialized, or could benefit from our team’s operational expertise; (v) would benefit from the leadership and strategic vision of Priveterra’s team; and (vi) would benefit from being a publicly owned company and can effectively utilize the broader access to capital markets to help achieve the company’s business strategy and capital structure needs. Priveterra believed that it was important to look for investments that satisfied most, though not necessarily all, of these criteria.
Since the completion of its Initial Public Offering, Priveterra considered numerous potential target businesses with the objective of consummating its initial business combination. Representatives of Priveterra contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities. During this search process, Priveterra reviewed, and entered into preliminary discussions with respect to a number of acquisition opportunities other than AEON.
In the process that led to identifying AEON as an attractive investment opportunity, Priveterra’s management team initially compiled over 60 potential business combination targets based on the general, non-exclusive criteria and guidelines described above. Of these 60 companies, Priveterra entered into non-disclosure agreements with approximately 30 of such potential business combination targets (including AEON), none of which included standstill provisions. Of these potential business combination targets, Priveterra engaged in meaningful and detailed discussions, due diligence, and negotiations with 15 potential business combination targets (other than AEON) or their representatives. During the process described in this section, the Board was updated at various points regarding the process and provided direction to Priveterra’s management. Priveterra’s management also engaged the services of such advisors as it deemed advisable in connection with its discussions, due diligence and negotiations with such potential business combination targets. On July 15, 2022, Priveterra executed an engagement letter with Guggenheim Securities, LLC (“Guggenheim”), one of the underwriters of the Initial Public Offering, engaging Guggenheim as Priveterra’s financial advisor in respect of certain other potential business combination targets. On July 25, 2022, Priveterra executed an engagement letter with Cohen, pursuant to which Cohen was engaged as a financial advisor to Priveterra and a placement agent to Priveterra in connection with a potential financing in relation to its business combination transaction.
From February 2021 to September 2022, the Priveterra management team engaged in varying levels of further due diligence, evaluation and analysis and discussions with these 15 potential business combination targets. This additional due diligence, evaluation and analysis included access to materials in online data rooms and additional presentations and discussions with these potential business combination targets’ management and included, in addition to the general business and financial due diligence described in this section, as applicable with respect to each potential business combination target:
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a review and evaluation of certain financial and operating information of each business combination target;

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scientific and technological analyses with assessment of product development, commercial, clinical, regulatory and reimbursement success factors of each business combination target;

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review of market factors such as size (total addressable market), growth opportunity, competition, and development trends of each business combination target;

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commercial review of each business combination target, including, where relevant, interviews with key opinion leaders, customers, competitors and industry experts;

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financial evaluation including analysis of historical results and modeling of various scenarios; and

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review and evaluation of operations including R&D, manufacturing, sales, and distribution.

Priveterra did not pursue further a potential transaction with any of these 15 other potential business combination targets for a variety of factors, including that the core products of these potential business combination targets were at too early a stage of development, the Priveterra management team lacked conviction in the product(s) of these potential business combination targets and/or the market(s) identified by these potential business combination targets were either too small or highly competitive, Priveterra’s assessment of the target company’s public market readiness or its ability to execute its business plan, the long-term viability of the target business or its industry, an inability to reach an agreement on valuation, the fact that fundraising was recently completed and capital requirements were below the amount desired to be invested by Priveterra or the fact that the potential business combination target determined to pursue alternative financing transactions in the private market.
On September 21, 2022, Mr. Grodnensky, our Chief Operating Officer and Chief Financial Officer, held an introductory telephonic discussion with Marc Forth, the Chief Executive Officer of AEON, as part of Priveterra’s exploration of potential business combination opportunities. Mr. Grodnensky and Mr. Malik were familiar with the business and operations of AEON from their time as former partners at Strathspey Crown. Prior to September 21, 2022, while Priveterra’s management continued its evaluation, analysis and due diligence review of the other potential business combination targets described above, neither Mr. Grodnensky nor any other officer or director of Priveterra had any discussion with AEON about a potential business combination. Prior to this time, AEON had been in the process of preparing for an initial public offering and pursuing other strategic and financing arrangements.
On September 21, 2022, Mr. Grodnensky and representatives of Davis Polk met via teleconference to discuss a potential business combination between Priveterra and AEON. In particular, Mr. Grodnensky and representatives of Davis Polk discussed the potential interests that members of Priveterra’s Sponsor, the management team and the Board may have in a potential business combination transaction with AEON. See the section entitled “Priveterra Management’s Discussion and Analysis of Financial Condition and Results of Operations — Executive Officers of Priveterra — Conflicts of Interests.” It was determined that in the event discussions regarding a potential business combination between Priveterra and AEON advanced beyond preliminary discussions, that Mr. Malik, who currently serves as a member of the board of directors of AEON, would be recused from all discussions and deliberations of the Board regarding a potential business combination transaction.
On September 21, 2022, Priveterra and AEON entered into a confidentiality agreement (the “Confidentiality Agreement”), which did not contain a standstill provision. After the Confidentiality Agreement was executed and initial meetings took place, AEON began providing preliminary confidential information to Priveterra regarding AEON and its subsidiaries and their collective business operations.
On September 27, 2022, representatives of Priveterra’s management met via videoconference with Mr. Forth, Mr. Peter Reynolds, the Chief Financial Officer of AEON, and Mr. Alex Wilson, the General Counsel of AEON, to learn more about AEON’s business and its product candidates. During the meeting, members of the AEON management team discussed AEON’s history, its pipeline of product candidates, clinical trials to date and AEON’s plans for future growth. Following these discussions, Priveterra’s management conducted its evaluation, analysis and due diligence review of other potential business combination targets and an evaluation of AEON, including numerous calls with key opinion leaders in the field to assess the produce development, clinical and regulatory success factors of AEON.
On October 3, 2022, Mr. Grodnensky sent a draft non-binding letter of intent to Mr. Forth. The draft letter of intent included, subject to further due diligence, an initial pre-transaction equity value for AEON of $150 million and contingent consideration in the amount of $170 million (based on a per share price of $10.00 per share) upon the achievement of certain clinical milestones, which number of shares and milestones were proposed by Priveterra, with the advice of its advisors, based on the valuation of AEON in the transaction and comparable de-SPAC precedent transactions involving a target equityholder earnout reviewed by Priveterra and its advisors. The calculation of the initial pre-transaction equity value and contingent consideration was determined based on numerous factors and in discussion with Priveterra’s advisors, including review of extensive comparatives. Priveterra did not receive a financial forecast from AEON during this process. For further information related to the valuation, please see the section titled “Priveterra Board’s Reasons for Approval of the Business Combination.” In addition, the initial draft non-binding letter of intent proposed that 50% of the Class B Common Stock held by our Sponsor would be unvested at the closing of the transaction and subject to an earnout upon the achievement of the clinical milestones by AEON. The initial draft non-binding letter of intent also contemplated a private placement of convertible notes of AEON of at least $30 million, a $60 million minimum cash mutual closing condition, a $15 million limit on the transaction expenses of Priveterra incurred in connection with the transaction and a 30-day exclusive negotiation period applicable to AEON. The initial draft non-binding letter of intent also contemplated that a specified percentage of the post-closing outstanding capital stock, to be agreed by the parties, would be available to grant to AEON’s employees following the closing of the transaction. Following receipt of the non-binding letter of intent, AEON reviewed and discussed the non-binding letter of intent received from Priveterra with representatives of Latham & Watkins LLP (“Latham”), its legal counsel, in detail.
On October 6, 2022, the board of directors of AEON held a telephonic meeting with members of management of AEON and representatives of Latham to discuss the non-binding letter of intent and its terms. Later that day, members of management of Priveterra and a representative of Davis Polk engaged in a telephonic discussion with members of management of AEON and representatives of Latham, regarding the terms of Priveterra’s initial draft non-binding letter of intent. On this call, the parties discussed in further detail the terms of a potential business combination, the timing for a potential business combination and the anticipated plans for raising capital in connection with a potential business combination.
On October 6, 2022, Mr. Forth shared with Messrs. Malik and Grodnensky a list of fundamental points to be resolved prior to further discussions regarding a business combination between Priveterra and AEON, including points related to the nature and quantum of the financing to be obtained, the timeline of a potential transaction, and the amount of the Class B Common Stock of the Sponsor to be unvested at closing, among other topics. Following this correspondence, Messrs. Malik and Grodnensky, Messrs. Forth, Reynolds and Wilson held a teleconference to discuss these topics.
On October 7, 2022, Mr. Wilson sent a revised draft of the non-binding letter of intent to Priveterra. The revised non-binding letter of intent contemplated an initial pre-transaction equity value for AEON of $160 million and contingent consideration in the amount of $160 million (based on a per share price of $10.00 per share) upon the achievement of certain clinical milestones. In addition, the revised draft non-binding letter of intent proposed that 66 2∕3% of the Class B Common Stock held by our Sponsor would be unvested at closing and subject to an earnout upon the achievement of the clinical milestones of AEON and certain financing objectives in connection with the business combination. The revised draft non-binding letter of intent also contemplated a private placement of convertible notes of AEON of at least $10 million, a convertible note financing of Priveterra in the amount of $10 million, a commitment by our Sponsor to secure an additional $20 million of committed funds in a form to be agreed, a $45 million minimum cash mutual closing condition (net of expenses), a $10 million limit on the transaction expenses of Priveterra incurred in connection with the transaction and no exclusive negotiation period applicable to AEON. Following receipt of the revised non-binding letter of intent, Priveterra reviewed and discussed the revised non-binding letter of intent with representatives of Cohen and Davis Polk, in detail.
On October 8, 2022, representatives of Davis Polk sent a revised draft of the non-binding letter of intent on behalf of Priveterra to AEON. The revised non-binding letter of intent accepted the initial pre-transaction equity value for AEON of $160 million and contingent consideration in the amount of $160 million (based on a per share price of $10.00 per share) upon the achievement of certain clinical milestones. In addition, the revised draft non-binding letter of intent proposed that 50% of the Class B Common Stock held by our Sponsor would be unvested at closing and subject to an earnout upon the achievement of the clinical milestones of AEON. The revised draft non-binding letter of intent also contemplated a private placement of convertible notes of AEON of at least $10 million, a $45 million minimum cash mutual closing condition (net of Priveterra’s expenses), a $10 million limit on the transaction expenses of Priveterra incurred in connection with the transaction and a 30-day exclusive negotiation period applicable to AEON. On October 9, 2022, representatives of Davis Polk sent a further revised draft of the non-binding letter of intent to propose that our Sponsor would provide a bridge loan of $20 million by February 2023 in the event that AEON’s equityholders had committed to at least $20 million of financing commitments and a date has been set for the extraordinary meeting of shareholders of Priveterra to approve the business combination between AEON and Priveterra.
Between October 9, 2022 and October 11, 2022, representatives of AEON and Priveterra held numerous telephonic discussions regarding the terms of the non-binding letter of intent. In addition, between October 10, 2022 and October 11, 2022, members of Priveterra’s management corresponded with member of the Board to update them at various points regarding the process and the terms of a potential non-binding letter of intent. Members of the Board provided feedback to Priveterra’s management regarding the terms of the non-binding letter of intent.

On October 12, 2022, Mr. Wilson sent a revised draft of the non-binding letter of intent to Priveterra. The revised non-binding letter of intent generally accepted the positions set forth in Priveterra’s previous draft of the non-binding draft letter of intent, but provided for an exclusive negotiation period applicable to AEON that would expire on October 21, 2022. Following receipt of the revised non-binding letter of intent, Priveterra reviewed and discussed the revised non-binding letter of intent with representatives of Davis Polk. Later on October 12, 2022, representatives of Davis Polk sent Mr. Wilson a revised draft of the non-binding letter of intent to provide that the exclusive negotiation period applicable to AEON would expire on October 28, 2022.
Following this exchange on October 12, 2022, Priveterra and AEON executed the non-binding letter of intent, subject to the final approval of the respective board of directors of Priveterra and AEON.
On October 16, 2022, Priveterra executed an engagement letter with Canaccord, pursuant to which Canaccord was engaged as a capital markets advisor to Priveterra in connection with the potential business combination transaction with AEON. In this capacity, Canaccord provided logistical and administrative support services to Priveterra by assisting in scheduling meetings between Priveterra’s management team and certain shareholders of Priveterra and certain other persons to facilitate an introduction and discussion between Priveterra and such persons. These meetings were scheduled subsequent to the announcement of the Business Combination and were not conducted in connection with any private financing of Priveterra or AEON. Canaccord did not solicit participation in any private financing of Priveterra or AEON from any entity or provide any services to Priveterra or to AEON in connection with any private financing of Priveterra or AEON.
On October 17, 2022, Priveterra, AEON, Cohen, Canaccord, Davis Polk and Latham held an introductory kick-off call led by Mr. Grodnensky, to discuss the proposed business combination contemplated by the terms of the non-binding letter of intent. Over the next week, representatives of Priveterra and AEON held discussions regarding AEON’s business, strategy and product development, and in potential financing to be provided by the existing equityholders of AEON.
On October 20, Priveterra sent a proposed amendment to the non-binding letter of intent to extend the exclusivity period under the non-binding letter of intent to November 15, 2022. Following discussions between AEON and its management and the members of its board of directors, on October 27, 2022, AEON proposed to extend the exclusivity period to November 11, 2022 and on October 27, 2022, following discussions between Priveterra and its advisors, the non-binding letter of intent was amended to extend the exclusivity period to November 11, 2022.
On October 31, 2022, Priveterra held a telephonic meeting of the Board, in which representatives of Priveterra, Cohen, Canaccord and Davis Polk participated. Mr. Malik was not in attendance at the meeting as he had been recused from the deliberations and discussions regarding the business combination with AEON. During the meeting, Mr. Grodnensky (i) provided the members of the Board with background regarding AEON and its business and the diligence that had been performed to date on AEON, (ii) discussed the proposed terms of a potential business combination transaction involving Priveterra and AEON as reflected in the final non-binding letter of intent, and reviewed the reasons for exploring a proposed transaction with AEON upon the terms set forth in the letter of intent, and (iii) reviewed the proposed valuation reflected in the letter of intent, including the considerations and assumptions underlying such valuation. A representative of Cohen provided an update on general market conditions for special purpose acquisition companies and potential financing transactions in connection with de-SPAC transactions, and a representative of Canaccord reviewed the general deal valuation framework, including a comparable companies analysis prepared by Priveterra’s management team and focused on certain companies that may be deemed comparable to AEON. Mr. Grodnensky also solicited questions and other feedback from the Priveterra Board. Following discussion, the Priveterra Board unanimously approved the non-binding letter of intent and the continued negotiation with AEON of a potential business combination.
Between October 31, 2022 and November 4, representatives of Canaccord, as capital markets advisor, and Davis Polk and Latham assisted Priveterra and AEON, based on materials and information provided by the companies, with the investor presentation of AEON for potential investors in the transaction. The investor presentation outlined the proposed business combination and included information regarding AEON, which was refined through several rounds of review and comment amongst Priveterra’s management team, AEON’s management team and their respective advisors.
During the following four weeks, representatives of Davis Polk, on behalf of Priveterra, and representatives of Latham and AEON management, as applicable, on behalf of AEON, had additional conversations and email exchanges regarding follow-up questions and requests arising from matters discussed on the previous calls, and other matters arising over the course of Davis Polk’s review of AEON’s written responses to their initial and supplemental due diligence requests and of the other due diligence materials provided in the virtual data room, which included, among other things, documents relating to AEON’s corporate governance and capital structure, employees, material contractual relationships, real property and intellectual property, or via email, including pursuant to conference calls held among representatives of Davis Polk, Latham and AEON management on November 9, 2022 to discuss legal diligence matters, including, among other topics, the waiver of certain noteholder agreements with AEON and, the continuance of agreements with its suppliers. The parties did not identify any issues not otherwise disclosed in this proxy statement/prospectus.
On November 2, 2022, Mr. Grodnensky, on behalf of Priveterra, and Mr. Forth, on behalf of AEON, held a teleconference call to discuss AEON’s business and the initial feedback from potential investors in the transaction and the valuation of AEON in the potential business combination. Based upon the initial feedback from potential investors, it was determined to increase the initial pre-transaction equity value for AEON from $160 million to $165 million.
On November 8, 2022, representatives of Priveterra, including Davis Polk, and representatives of AEON, including Latham, held a telephone conference call to discuss certain process matters regarding the preparation and status of definitive transaction documents, legal due diligence and related work streams.
On November 9, 2022, representatives of Davis Polk, on behalf of Priveterra, emailed to representatives of Latham, on behalf of AEON, an initial draft of the Business Combination Agreement based on the terms of the non-binding letter of intent. The final documentation, including with respect to transaction structure, mechanics relating to the treatment in the Business Combination of certain of AEON’s outstanding securities, the parties’ representations and warranties, restrictions on the conduct of AEON’s and Priveterra’s business between signing and closing, certain conditions to closing and termination rights of the parties, and certain other terms and conditions, the details of which were not fully addressed in the letter of intent, required additional negotiation by the parties. Over the course of the following month, the parties continued to negotiate the terms of the Business Combination Agreement, exchanging multiple drafts before an agreed final version of the Business Combination Agreement was executed by the parties thereto on December 12, 2022. For further information related to the final resolution of the terms of the Business Combination Agreement, please see the section entitled “— Summary of the Business Combination Agreement.”
Additionally, between November 9, 2022 and November 16, 2022, representatives of Davis Polk, on behalf of Priveterra, and Latham, on behalf of AEON, respectively, circulated drafts of the Ancillary Documents, including the Sponsor Support Agreement, the AEON Stockholder Support Agreement, the AEON Noteholder Support Agreement and the A&R Registration Rights Agreement. Over the course of the following month, the parties continued to negotiate the terms of the Sponsor Support Agreement, the AEON Stockholder Support Agreement, the AEON Noteholder Support Agreement and the A&R Registration Rights Agreement, exchanging multiple drafts before agreed final versions of the Sponsor Support Agreement, the AEON Stockholder Support Agreement and the AEON Noteholder Support Agreement were executed by the parties thereto on December 12, 2022. See “— Related Agreements” for additional information.
Priveterra received notice from Guggenheim, on November 16, 2022 and Wells Fargo on January 26, 2023, two of the underwriters in Priveterra’s Initial Public Offering (collectively, the “Advisors”), resigning as financial advisors, terminating their financial advisor engagement and waiving any entitlement to any portion of the deferred underwriting commissions payable in connection with Priveterra’s Initial Public Offering. Their engagement did not include any representation of Priveterra in respect of a potential business combination with Priveterra and the Advisors were not previously present in any deliberations of the Board regarding the Business Combination and the Board did not receive or rely upon any financial or valuation analyses conducted or prepared by Guggenheim in making its determination that the Business Combination Agreement, and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, Priveterra and its stockholders. The services being provided by the Advisors prior to such resignations were substantially complete at the time of their resignations and the Advisors were not expected to play any role in connection with the Business Combination. Accordingly, Priveterra and AEON do not expect that the resignations of the Advisors will affect the timing or completion of the Business Combination. The availability of the Committed Financing and any potential Interim Financing Agreements are not impacted by the resignation of the Advisors. Neither Priveterra nor AEON has any other current relationship with any of the Advisors.
On November 23, 2022, the Board held a meeting via teleconference, in which representatives of Priveterra, Cohen, Canaccord and Davis Polk participated. Mr. Malik was not in attendance at the meeting as he had been recused from the deliberations and discussions regarding the potential business combination with AEON. A representative of Davis Polk reviewed with the directors of Priveterra their fiduciary duties under Delaware law. Management of Priveterra updated the directors on their continued diligence of AEON and the additional negotiations since the October 31, 2022 meeting of the Board. A representative of Davis Polk reviewed the terms of the proposed transaction agreements (copies of all of which were provided to the directors in advance of the meeting) and answered the directors’ questions with respect thereto. A representative of Cohen provided an update on general market conditions for SPACs and potential financing transactions in connection with de-SPAC transactions, and a representative of Canaccord reviewed the general deal valuation framework, including a comparable companies analysis prepared by Priveterra’s management team and focused on certain companies that may be deemed comparable to AEON. The Board discussed the proposed business combination, including AEON’s valuation, the terms and conditions of the proposed transaction agreements, the potential benefits of and risks relating to the proposed business combination (including key risks associated with AEON’s business), the reasons for entering into the proposed business combination, and the proposed timeline for finalizing the transaction agreements and announcing the proposed business combination. Following additional discussion, Priveterra’s independent directors and the full Board unanimously determined that the Business Combination is fair to Priveterra and its Stockholders and that the Business Combination Proposal is in the best interests of Priveterra and its Stockholders and recommended that Priveterra’s Stockholders vote “FOR” the proposal. See “— Priveterra’s Board of Directors Reasons for the Approval of the Business Combination” for additional information related to the factors, including potential benefits and risks, considered by the Board in approving the Business Combination.
Over the course of the next week, the parties continued to finalize the draft Business Combination Agreement and the Ancillary Documents.
On December 1, 2022, Mr. Grodnensky, on behalf of Priveterra, and Messrs. Forth and Wilson, on behalf of AEON had a teleconference to discuss certain revisions to the terms of the Business Combination, including (i) additional flexibility of AEON to pursue alternative private financing opportunities following the execution of the Business Combination Agreement, (ii) modifying the terms of the Priveterra Bridge Loan (as defined below), (iii) proposing an outside date for the transaction of January 30, 2022 unless Priveterra has provided sufficient financing to satisfy the minimum cash condition, and (iv) proposing that certain types of financing arrangements would not be considered for purposes of calculating the cash available at the Closing for the minimum cash condition. Later on December 1, 2022, Mr. Grodnensky and representatives of Cohen and Davis Polk had a teleconference to discuss such revised terms. AEON and its financial advisors sought additional flexibility to pursue private financing opportunities following the Business Combination as a way to consummate a timely financing in order to increase the likelihood that the minimum cash condition would be achieved and to ensure that AEON would have access to operating capital in the event the Business Combination did not succeed.
On December 2, 2022, Mr. Grodnensky and representatives of Cohen and Davis Polk, on behalf of Priveterra, and Messrs. Forth and Wilson and representatives of Latham, on behalf of AEON, had a teleconference with members of the AEON board of directors to discuss the revised terms of the Business Combination, including the impact of such terms on the potential for raising private financing following to the announcement of the Business Combination. Following this discussion, Mr. Grodnensky and representatives of Cohen and Davis Polk held numerous discussions, including with members of the Board, to discuss the revised proposals regarding the terms of the Business Combination.

On December 5, 2022, representatives of Davis Polk, on behalf of Priveterra, sent by email to representatives of AEON and Latham, on behalf of AEON, a revised draft of the Business Combination Agreement and the Sponsor Support Agreement reflecting a proposed response to the revised proposals regarding the terms of the Business Combination, including (i) providing AEON additional flexibility to pursue alternative private financing opportunities after January 1, provided, that it does not enter into definitive agreement with respect to any such financing prior to the termination of the Business Combination Agreement, (ii) requiring that AEON provides a $4,000,000 bridge loan on similar terms to the Priveterra Bridge Loan by March 1, 2023, (iii) providing that the Sponsor would forfeit up to 25% of the Class B Common Stock held by the Sponsor at the Closing, depending on the nature and amount of the financing provided at the Closing, and the consideration to the AEON Stockholders would be correspondingly increased, (iv) accepting the proposed limitations on the types of financing arrangements that would considered for purposes of calculating the cash available at the Closing for the minimum cash condition, due to the fact that such alternative financing arrangements were a supplement to and were only to be entered into in the event of a failure to consummate the Business Combination and therefore would not conflict with or otherwise impact the Business Combination and (v) proposing an outside date for the transaction of March 7, 2023, subject to extensions in the event this registration statement has not been filed with the SEC on or prior to December 23, 2022, if the financing commitments of the AEON Stockholders or AEON Noteholders (as defined in this proxy statement/prospectus) are not delivered to Priveterra by January 3, 2023, and in the event the conditions to the Merger have generally been satisfied other than this registration statement becoming effective and Priveterra has delivered financing commitments for at least $26,500,000 by March 1, 2023. Following receipt of the revised Business Combination Agreement, AEON reviewed and discussed the revised Business Combination Agreement with representatives of Latham and the AEON board of directors in detail.
Between December 5, 2022 and December 9, 2022, the parties continued to negotiate the terms of the Business Combination Agreement, exchanging multiple drafts, and held numerous teleconference calls between representatives of Priveterra and AEON to discuss the revised terms of the Business Combination.
On December 9, 2022, Priveterra held a telephonic meeting of the Priveterra Board, in which representatives of Priveterra, Cohen, Canaccord and Davis Polk participated. Mr. Malik was not in attendance at the meeting as he had been recused from the deliberations and discussions regarding the business combination with AEON. Members of Priveterra’s management team and representatives of Davis Polk provided an update regarding the discussions and negotiations with AEON, including the status of the detailed diligence that had been conducted on AEON and its business over the last two months and the revised terms of the Business Combination that had been proposed since the last meeting of the Board on November 23, 2022. After further discussion, the Board unanimously approved the revised terms of the Business Combination.
From December 9, 2022 through December 12, 2022, the parties finalized the transaction documents (or forms thereof) with respect to the proposed business combination based on the terms agreed upon by the parties, including the Sponsor Support Agreement, the AEON Stockholder Support Agreement, the AEON Noteholder Support Agreement, the A&R Registration Rights Agreement and the Business Combination Agreement and the exhibits thereto (including the amended and restated organizational documents of Priveterra that will become effective as of the Closing of the Business Combination).
On December 11, 2022, Priveterra executed an engagement letter with H.C. Wainwright, pursuant to which H.C. Wainwright was engaged as a capital markets advisor to Priveterra in connection with the potential business combination transaction with AEON. In this capacity, H.C. Wainwright provided logistical and administrative support services to Priveterra by assisting in scheduling meetings between Priveterra’s management team and certain stockholders of Priveterra and certain other persons to facilitate an introduction and discussion between Priveterra and such persons. These meetings were scheduled subsequent to the announcement of the Business Combination and were not conducted in connection with any private financing of Priveterra or AEON. H.C. Wainwright did not solicit participation in any private financing of Priveterra or AEON from any entity or provide any services to Priveterra or to AEON in connection with any private financing of Priveterra or AEON.
On December 12, 2022, Priveterra filed a preliminary proxy statement with the SEC, seeking shareholder approval of the extension proposal.

On December 12, 2022, Priveterra and AEON executed the Business Combination Agreement. Concurrent with the execution of the Business Combination Agreement, Priveterra also entered into the Sponsor Support Agreement, the AEON Stockholder Support Agreement and the AEON Noteholder Support Agreement, in each case, with the applicable other parties thereto. See “— Related Agreements” for additional information.
On December 13, 2022, Priveterra and AEON issued a joint press release announcing the execution of the Business Combination Agreement.
Since December 13, 2022, Priveterra and AEON, along with their respective advisors, have worked jointly on the preparation of this proxy statement/prospectus.
On December 22, 2023, Priveterra filed a definitive proxy statement with the SEC, stating the the special meeting would be held on January 24, 2023.
On January 6, 2023, Priveterra and AEON entered into the Committed Financing Agreements to be executed simultaneously with the Closing, with Alphaeon 1 LLC and Daewoong Co., LTD., pursuant to which each agreed to purchase $15.0 million and $5.0 million, respectively, worth of shares of Class A Common Stock of Priveterra, at a purchase price of $7.00 per share.
On January 23, 2023, Priveterra filed a supplemental disclosure delaying the special meeting to February 6, 2023. On February 6, 2023, Priveterra announced the further postponement of the special meeting to February 10, 2023 and notified stockholders of Priveterra of redemption payment updates. On February 10, 2023, Priveterra held the extension meeting. At the extension meeting, the stockholders approved the extension approval. On February 10, 2023, Priveterra filed the certificate of amendment to the second amended and restated certificate of incorporation to amend the date by which Priveterra was required to consummate a business combination from February 11, 2023 to August 11, 2023.
Pursuant to its Committed Financing Agreement, on March 9, 2023, Alphaeon 1 LLC executed a definitive Promissory Note Subscription Agreement (an “Interim Note Subscription Agreement”) for the subscription of $15 million aggregate principal of promissory notes issued by AEON (“Interim Notes”). Pursuant to such Interim Note Subscription Agreement, at the option of Alphaeon 1 LLC, all or a portion of such Interim Notes may be issued immediately prior to the Closing upon payment by the Investor of the principal amount at Closing, or pre-funded prior to Closing upon payment of the aggregate principal of such Interim Notes during the Interim Period (“Pre-Funded Notes”). Alphaeon 1 LLC purchased $6 million of Pre-Funded Notes concurrent with its entry into the Interim Note Subscription Agreement and $6 million of Pre-Funded Notes on May 2, 2023.
Also on March 9, 2023, Mr. Wilson, on behalf of AEON, sent a revised proposal in connection with the AEON board of directors review of whether to exercise the right to terminate the Business Combination Agreement upon the occurrence of the Termination Date. Such revised proposal contemplated, among other things, changes to the composition of the consideration to the AEON shareholders between the Contingent Consideration and the consideration to be issued at Closing, additional forfeiture of the Founder Shares and certain additional financing terms by the Committed Financing Investors. Mr. Wilson requested confirmation of acceptance of such revised terms by 12:00 p.m. PT on March 10, 2023.
Following the receipt of such proposal, Priveterra reviewed and discussed the revised proposal with representatives of Davis Polk and Cohen. On March 10, 2023, Mr. Malik responded to Mr. Wilson requesting additional time to respond to the revised proposal and on March 10, 2023, the parties agreed that Priveterra would have until 12:00 pm PT on March 13, 2023 to respond to AEON’s proposal, and the parties agreed to extend the Termination Date to March 13, 2023.
On March 13, 2023, Mr. Palmisano sent a response to AEON’s revised proposal to members of the AEON board and management team. Priveterra rejected any changes to the economic terms of the consideration to be payable to the AEON shareholders and proposed that the sponsor shares would be reduced to 30% of the total outstanding Founder Shares, but with the possibility that the Founder Shares could be proportionately adjusted upwards to the original deal terms based on the total proceeds delivered at the Closing. In consideration for the revisions to the terms of the Business Combination, AEON would agree to waive the minimum closing cash condition in order to facilitate additional financing conversations.

Between March 13, 2023 and March 19, 2023, the parties continued to negotiate the terms of the potential amendments to the BCA and Sponsor Support Agreement, including discussion regarding the terms of any Priveterra Bridge Loan and whether to remove the Priveterra Bridge Loan given the prevailing market terms for such financing. On March 16, 2023, Mr. Wilson sent a revised proposal to Priveterra, rejecting any waiver of the minimum closing cash condition, accepting that there would be no changes to the consideration to the AEON shareholders and proposing additional forfeiture of the Founder Shares. Following receipt of such proposal, Priveterra reviewed and discussed the revised proposal.
On March 19, 2023, Mr. Palmisano sent a revised proposal to the AEON board of directors and management proposing that the minimum available closing cash condition be reduced to $40 million, net of Priveterra’s cash transaction expenses, proposing to reduce the size of the combined company board of directors to 5 members, only one of whom would be designated by the Sponsor, and proposing that 70% of the Founder Shares would be forfeited by the Sponsor to the extent the effective price per share of the Interim Financing Arrangements provided by Priveterra is less than $5.00 per share (with the possibility that the Sponsor could earn back any such forfeited Founder Shares following Closing to the extent that after closing the realized price per share of such financings exceeds, in the aggregate, $5.00 per share).
Following the receipt of such proposal from Priveterra, the members of the AEON board of directors and management discussed the revised proposal with representatives of Latham. On March 22, 2023, Mr. Forth informed Priveterra that AEON was willing to accept such revised proposal.
Between March 22, 2023 and April 26, 2023, the parties continued to negotiate the terms of the BCA Amendment and Amendment No. 1 to the Sponsor Support Agreement, which included, in addition to the foregoing proposals, the removal of the Sponsor Forfeiture Shares for use in connection with a Redemption Mitigation Measure, the removal of the Priveterra Bridge Loan and the extension of the Termination Date to June 30, 2023, among other terms. In addition, the BCA Amendment and Amendment No. 1 to Sponsor Support Agreement revised the calculation of available closing cash to include any cash generated from a Financing Merger Transaction. Neither AEON nor Priveterra presently has any expectation or intention to enter into any such Financing Merger Transaction, and there is no guarantee than any such Financing Merger Transaction will be entered into at any time. AEON and Priveterra will determine, in connection with the entry into any such Financing Merger Transaction, whether any additional approval of the holders of New AEON Common Stock is required in connection with any such Financing Merger Transaction and, if required, will seek all appropriate stockholder approval prior to the consummation of any such Financing Merger Transaction. In the event that a Financing Merger Transaction is entered into prior to the Closing of the Merger, Priveterra will disclose the Financing Merger Transaction to its stockholders.
On April 26, 2023, a representative of Davis Polk reviewed the terms of the proposed revisions to the transaction agreements (copies of all of which were provided to the directors) to the Board. Mr. Malik did not take part in this conversation as he had been recused from the deliberations and discussions regarding the potential business combination with AEON. Following this, on April 27, 2023, the Board approved the entry into the BCA Amendment and the Amendment No. 1 to the Sponsor Support Agreement.
On April 27, 2023, the parties entered into the BCA Amendment and Amendment No. 1 to the Sponsor Support Agreement (the “Sponsor Support Amendment”).
Independent Director Oversight
In connection with the Business Combination, our independent directors, Lance A. Berry, James A. Lightman and Julie B. Andrews, took an active role in evaluating the proposed terms of the Business Combination, including the Business Combination Agreement, the Ancillary Documents and the amendments to our Current Charter to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates that could arise with regard to the proposed terms of the Business Combination Agreement and described in this proxy statement/prospectus. See the section entitled “Priveterra Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Executive Officers of Priveterra — Conflicts of Interests.” Each of our independent directors is a party to an independent director transaction bonus agreement, which provide for payments to such independent directors that are contingent on Priveterra’s consummation of an initial business combination and which may be affected by the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving, as a member of the Board, the Business Combination Agreement and the transactions contemplated therein. Our independent directors did not retain an unaffiliated representative to act solely on behalf of Priveterra’s unaffiliated Public Stockholders for purposes of negotiating the terms of the Business Combination or preparing a report concerning the fairness of the Business Combination.
Certain Engagements in Connection with the Business Combination
Cohen was engaged by Priveterra to act as a financial advisor to Priveterra in connection with the Business Combination and the placement agent in connection with any financing related to the Business Combination, and will receive a customary fee in connection therewith upon the consummation of the Business Combination and any financing in connection with the Business Combination, and as such may create a conflict of interest for Cohen in its capacity as financial advisor in connection with the Business Combination. In addition, Priveterra engaged each of Canaccord and H.C. Wainwright as capital markets advisors in connection with the Business Combination, and each of Canaccord and H.C. Wainwright will receive a custom fixed fee in connection therewith. Such fees payable to Canaccord and H.C. Wainwright shall only be payable if the Business Combination is consummated, and as such may create a conflict of interest for each of Canaccord and H.C. Wainwright in its capacity as capital markets advisor in connection with the Business Combination. Neither Canaccord nor H.C. Wainwright was engaged to act as the financial advisor to Priveterra in connection with the Business Combination.
Cohen, Canaccord and H.C. Wainwright (together with their affiliates) are full service financial investment banks engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, wealth management, investment research, principal investing, lending, financing, hedging, market making, brokerage and other financial and non-financial activities and services. In addition, each of Cohen, Canaccord and H.C. Wainwright (together with their affiliates) may provide investment banking and other commercial dealings to Priveterra, AEON and their respective affiliates in the future, for which they would expect to receive customary compensation. In addition, in the ordinary course of their business activities, each of Cohen, Canaccord and H.C. Wainwright and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Priveterra, AEON or their respective affiliates. Each of Cohen, Canaccord and H.C. Wainwright and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Priveterra Board’s Reasons for the Approval of the Business Combination
On November 23, 2022, the Board (i) approved the Business Combination Agreement and related transaction agreements and the transactions contemplated thereby, (ii) determined that the Business Combination is fair to and in the best interests of Priveterra and its stockholders, and (iii) recommended that Priveterra’s stockholders approve and adopt the Business Combination. In evaluating the Business Combination and making these determinations and this recommendation, the Priveterra Board consulted with Priveterra’s management and advisors and considered a number of factors.
The Board and the Priveterra management considered the general criteria and guidelines that Priveterra believed would be important in evaluating prospective target businesses as described in the prospectus for Priveterra’s Initial Public Offering. The Priveterra Board also considered that Priveterra could enter into a business combination with a target business that does not meet those criteria and guidelines. In the prospectus for its Initial Public Offering, Priveterra stated that it intended to seek to acquire one or more businesses that Priveterra believes (i) has a leading, growing or niche market position in an attractive underlying industry; (ii) has achieved or has the potential for significant long-term revenue or earnings growth through a combination of organic growth, synergistic add-on acquisitions, new product markets and geographies, increased production capacity, expense reduction and increased operating leverage; (iii) possesses significant competitive advantages via scientific or other differentiated technology protected by intellectual property in the markets in which it operates; (iv) has products with a clear path to commercialization, have been recently commercialized, or could benefit from our team’s operational expertise; (v) would benefit from the leadership and strategic vision of Priveterra’s team; and (vi) would benefit from being a publicly owned company and can effectively utilize the broader access to capital markets to help achieve the company’s business strategy and capital structure needs.
In considering the Business Combination, the Board determined that the Business Combination was an attractive business opportunity that generally met these criteria and guidelines taken as a whole, although not weighted or in any order of significance. In addition, the Board reviewed various industry and scientific data, including, but not limited to, AEON’s existing business model and AEON’s product candidates and development pipeline, and reviewed the results of the management’s due diligence review of AEON, which took place over a period of more than 4 months beginning in September. 2023 and continuing through the signing of the Business Combination on December 12, 2022, including meetings and calls with AEON’s management team, review of AEON’s material contracts, intellectual property matters, labor matters, litigation history, waivers of certain noteholder agreements, operations, financing and accounting due diligence, engaging and consulting advisors, and other legal due diligence with assistance from Priveterra’s legal counsel, including special tax and intellectual property counsel, before determining that the Business Combination was in the best interests of Priveterra and its stockholders.
The Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Board may have given different weight to different factors.
The Board considered the following factors related to AEON and the Business Combination:
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Well-Established 900 kDa Botulinum Toxin Complex.   ABP-450 is the same botulinum toxin complex that has been approved by regulatory authorities in the United States, the European Union, and Canada for a cosmetic indication. To receive these global approvals, Daewoong and Evolus have completed rigorous clinical development programs using Botox as an active comparator and consistently showed that ABP-450 was non-inferior to Botox at doses ranging from 20 units to 360 units. While AEON has not yet demonstrated non-inferiority of ABP-450 to Botox with respect to therapeutic uses, the Board believes that AEON’s studies, if successful, to demonstrate that one unit of ABP-450 will produce a substantially similar effect as one unit of Botox. The Board believes the similar 900 kDa molecular weighting of the two products will facilitate physician adoption of ABP-450 more rapidly and sustainably than other botulinum toxins that compete with therapeutic uses of Botox.

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ABP-450 Has Potential Application Across a Broad Range of Indications.   ABP-450 is a single product candidate that the Board believes can produce a diverse product development platform spanning a broad spectrum of indications. The Board believes that AEON’s cervical dystonia program has an established regulatory pathway that, if successful, would allow AEON to participate in an established market. AEON’s migraine program, if successful, represents an important expansion of treatments available in the estimated $18.5 billion episodic migraine market, combined with a streamlined injection protocol designed to enhance safety and tolerability for all indicated migraine patients. AEON’s gastroparesis program, if successful, would be a novel indication for botulinum toxins in a market characterized by high unmet need and low competitive intensity. The Board believes that AEON has identified other additional therapeutic indications that it intends to pursue that offer similar market opportunities.

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Differentiated Business Model Designed to Deliver Enhanced Value to Payors and Physicians.   The Board believes AEON’s exclusive focus on developing ABP-450 for therapeutic indications provides AEON with a competitive advantage against current and known prospective botulinum toxin competitors. The Board believes this focus will enable AEON to pursue an original BLA dedicated to therapeutic uses of ABP-450 that, if obtained, would allow physicians to receive consistent and favorable reimbursement from payors, while also providing AEON with the flexibility to provide economic incentives, including rebates, to payors and/or providers. Market competitors that receive marketing approval for their botulinum toxin products have traditionally obtained an original BLA for their initial indication, with follow-on supplemental BLAs as they expand their product labels to include cosmetic and therapeutic indications. As a consequence of that structure, the ASPs for therapeutic reimbursement are negatively affected by promotional activity associated with cosmetic pricing. If AEON receives an original BLA, the Priveterra Board believes that AEON will not have a negative pricing influence from cosmetic indications, which should allow AEON to uniquely manage its ASP in a manner that enhances value to payors and physicians.
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Management Team with Significant and Relevant Experience and Expertise in the Therapeutic Use of Botulinum Toxins.   AEON’s management team has extensive experience in the botulinum toxin market in multiple therapeutic areas, in the development, market launch and commercialization of major medical products, in the execution and integration of business development transactions, and a deep understanding of the regulatory environment of the healthcare markets. AEON’s management team also has a proven history of raising financing in support of its botulinum toxin product candidates, including raising $112 million for investment in AEON since 2019.

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Attractive Valuation.   The Board believes that if AEON’s diverse product development programs are successful, then Priveterra’s stockholders will have acquired their shares in New AEON at an attractive valuation, which would increase stockholder value. The Board also considered factors such as AEON’s business plan, outlook, and financial plan, as well as the comparable companies analysis, including valuations and trading of publicly traded companies and valuations of precedent merger and acquisition targets in similar and adjacent sectors, as described further below on page 98.

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Best Available Opportunity.   The Board determined, after a thorough review of other business combination opportunities reasonably available to Priveterra and after undertaking a thorough review of other business combination targets, that the proposed Business Combination represents the best potential business combination for Priveterra based upon its evaluation and assessment of numerous other potential acquisition targets.

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Continued Ownership by Existing Investors.   The Board considered that AEON’s existing equityholders would hold a significant amount of the Combined Company’s equity and that all of the existing equityholders of AEON are “rolling over” their existing equity interests into equity interests in the Combined Company, which would represent approximately 82.3% of the outstanding shares of the Combined Company immediately after the Closing, assuming that no Public Stockholders exercise their redemption rights in connection with the Business Combination. In addition, the Board considered that, consistent with the Proposed Bylaws, all existing AEON stockholders and the vast majority of the AEON Noteholders, including the members of AEON’s management, will agree to subject the equity interests in the Combined Company held by them at Closing, as well as any equity issued as contingent consideration, to a 12-month lock-up, which is subject to customary stock price-based early release triggers. Moreover, the Board considered the strong internal support of existing equityholders through the Interim Financing Arrangements (including the Committed Financing Agreements) as an additional indicator of confidence by AEON Stockholders. The Board considered these factors as indications of confidence by AEON’s stockholders and noteholders, board of directors and the management in the Combined Company’s prospects following the Business Combination and the benefits to be realized as a result of the Business Combination.

Further, all of the proceeds to be delivered to the Combined Company (net of expenses) in connection with the Business Combination, are expected to remain on the balance sheet of the Combined Company after Closing in order to fund AEON’s existing operations and support new and existing growth initiatives.
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Results of Due Diligence.   The Board considered the scope of the financial, commercial, scientific and legal due diligence investigation conducted by Priveterra’s management and outside advisors and evaluated the results thereof and information available to it related to AEON, including extensive meetings and calls with AEON’s management team regarding its business, operations, technology, intellectual property and the proposed transaction, and review of materials related to AEON and its business made available by AEON, including financial statements, corporate documents, material contracts, clinical and scientific data, benefit plans, employee compensation and labor matters, intellectual property matters, information technology, privacy and personal data, litigation information, and other regulatory and compliance matters and other legal and business diligence.
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Terms of the Business Combination Agreement.   The Board reviewed and considered the terms of the Business Combination Agreement and the related agreements, including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate such agreements under the circumstances described therein. See “Proposal 1: The Business Combination Proposal — Related Agreements” for detailed descriptions of the terms and conditions of these agreements.

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The Role of the Independent Directors.   In connection with the Business Combination, Priveterra’s independent directors, Lance A. Berry, James A. Lightman and Julie B. Andrews, evaluated the proposed terms of the Business Combination, including the Business Combination Agreement and the related agreements, and unanimously approved, as independent members of the Board, the Business Combination Agreement and the related agreement and the transactions contemplated thereby, including the Business Combination. See “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination” for further information about the interests of the AEON directors in the Business Combination.

The Board also reviewed a comparable companies analysis prepared by Priveterra’s management team. The analysis focused on certain companies, which were deemed comparable to AEON with respect to certain similar attributes, including companies with recently commercialized products in the following indications: schizophrenia, narcolepsy, MDD, migraine, post-operative pain and moderate to severe glabellar lines. As presented to the Board on November 23, 2022, the analysis provided for the following peers, insights and metrics, as set forth in the table below:
Company	Market Capitalization	Net Debt (Cash)	Enterprise Value	TEV / Peak Sales	Gross Margin at Peak Sales	Peak Sales(1)	Phase	Indication
Intra-Cellular Therapies, Inc.	$4,932	$(629)	$4,303	3.3x	88%	$1,290	Marketed	Schizophrenia
Harmony Biosciences Holdings, Inc.	$3,398	$(124)	$3,273	1.9x	73%	$1,740	Marketed	Narcolepsy
Axsome Therapeutics, Inc.	$2,486	$(134)	$2,353	2.9x	93%	$800	Marketed	Major Depressive Disorder (MDD)
Revance Therapeutics, Inc.	$1,818	$0	$1,819	2.0x	85%	$925	Marketed	Moderate to Severe Glabellar Lines
Supernus Pharmaceuticals, Inc.	$1,872	$(122)	$1,750	3.7x	90%	$475	Marketed	Migraine
Xenon Pharmaceuticals Inc.	$2,126	$(752)	$1,374	1.1x	94%	$1,300	Phase 2*	Epilepsy
Anavex Life Sciences Corp.	$891	$(149)	$742	0.8x	90%	$885	Phase 2b/3	Alzheimer’s Disease (AD)
Evolus, Inc.	$438	$6	$444	0.7x	67%	$663	Marketed	Moderate to Severe Glabellar Lines
Heron Therapeutics, Inc.	$342	$27	$370	0.8x	79%	$440	Marketed	Post-operative Pain
Hyloris Pharmaceuticals SA	$384	$(46)	$338	1.0x	Undisclosed	$325	NDA	Post-operative pain
Annovis Bio, Inc.	$106	$(32)	$74	0.1x	90%	$599	Phase 3	Parkinson’s Disease (PD)
Mean	$1,709	$(178)	$1,531	1.7x	85%	$858	―	―
Median	$1,818	$(122)	$1,374	1.1x	89%	$800	―	―

Source: SEC filings, Equity research, Company press releases and S&P Capital IQ as of 11/21/22.
Note: All figures shown are in millions, except for the TEV/Peak Sales multiples and the Gross Margin at Peak Sales figures.Ast erisk indicates phase is complete.
(1)
Peak sales figure is the peak sales projections for one approved indication per company.

Based on the comparable companies analysis and other due diligence, the Board determined that AEON presented an investment case in line with companies that may be deemed comparable to AEON, based on the following metrics:

•
Market cap of $311 million, assuming Priveterra’s stockholders elect to redeem 86% of the outstanding Class A Common Stock;

•
Net debt (cash) of $(76) million (anticipated net cash at the closing of the initial business combination which is based on the sum of the $50 million of assumed interim financing plus the $40 million in non-redemptions (based on an assumed 86% redemption rate minus the $13.8 million in transaction expenses);

•
Enterprise value of $235 million;

•
Total enterprise value to Peak Sales of 0.1x;

•
Gross margin at peak sales of mid-70s%; and

•
Peak sales of ranging from $1,050 million to $2,250 million.

The Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:
•
Potential Inability to Complete the Business Combination.   The Board considered the possibility that the Business Combination may not be completed and the potential adverse consequences to Priveterra if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. They considered the uncertainty related to the Closing, including due to closing conditions primarily outside of the control of the parties to the transaction (such as the need for stockholder approval and the minimum cash condition). The Business Combination Agreement and the Sponsor Support Agreement each also includes exclusivity provisions that prohibit Priveterra, the Sponsor and certain of their respective affiliates from soliciting other business combination proposals on behalf of Priveterra, which restricts Priveterra’s ability to consider other potential business combinations until the earlier of the termination of the Business Combination Agreement or the consummation of the Business Combination.

In addition, the Board considered the risk that the current public stockholders of Priveterra would redeem their Public Shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to the Combined Company following the consummation of the Business Combination. The consummation of the Business Combination is conditioned upon satisfaction of the minimum cash condition, which is for the sole benefit of AEON. As of 21,099,474.72, 2023, without giving effect to any future redemptions that may occur, the Trust Account had approximately $10.54 million in cash. Further, the Board considered that the risk that current public stockholders would exercise their redemption rights is mitigated because AEON will be acquired at an attractive aggregate purchase price. For the reasons described herein, the Board considered that additional financing may be needed and could be obtained prior to the closing in efforts to satisfy the minimum cash condition. The Board also considered the risk that additional financing may not be available to satisfy the minimum cash condition.
•
AEON’s Business Risks.   The Board considered that Priveterra stockholders would be subject to the execution risks associated with the Combined Company if they retained their public shares following the Closing, which were different from the risks related to holding public shares of Priveterra prior to the Closing. In this regard, the Board considered that there were risks associated with successful implementation of AEON’s long-term business plan and strategy (including risks relating to obtaining and maintaining necessary regulatory approvals for successfully commercializing ABP-450 for therapeutic indications, the effect of competing clinical, technological and market developments, the outcomes of ongoing and future clinical trials relating to AEON’s pipeline and rights to use and the ability to protect intellectual property used in AEON’s business and products, among others) and the Combined Company realizing the anticipated benefits of the Business Combination on the timeline expected or at all, including due to factors outside of the parties’ control such as new regulatory requirements or changes to existing regulatory requirements (or feedback from regulatory authorities that requires AEON to modify the design of its clinical trials), changes in the stock market or the market for biotechnology generally, the potential negative impact of the COVID-19 pandemic and related macroeconomic uncertainty, and disruptions in AEON’s supply chain that could require AEON to find an alternative manufacturer or supplier for one or more components needed in the manufacture of ABP-450. The Board considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Priveterra stockholders may not fully realize these benefits to the extent that they expected to retain the public shares following the completion of the Business Combination. For additional description of these risks, please see the section entitled “Risk Factors.”
•
Post-Business Combination Corporate Governance.   The Board considered the corporate governance provisions of the Business Combination Agreement and the Proposed Charter and the effect of those provisions on the governance of the Combined Company following the Closing. In particular, the Board considered the fact that, given that existing equityholders of AEON may collectively control shares representing a majority of the Combined Company’s total outstanding voting power upon completion of the Business Combination, the existing equityholders of AEON will have significant influence over the management and affairs of New AEON and, acting together, will have the ability to control the outcome of matters submitted to our stockholders for approval (including the election of directors and the approval of significant corporate transactions) and make other decisions (including approving certain transactions involving New AEON and other corporate actions, subject to the combined company’s related party transaction approval policy) without the consent or approval of any of Priveterra’s current stockholders, directors or management team. For additional description of these risks, please see the sections entitled “Risk Factors” and “Proposal 3: The Advisory Charter Amendment Proposals” for detailed discussions of the terms and conditions of the Proposed Charter.

•
Limitations of Review.   The Board considered that it was not obtaining an opinion from any independent investment banking or accounting firm that the price Priveterra is paying to acquire AEON is fair to Priveterra or its stockholders from a financial point of view. In addition, the Priveterra management and Priveterra’s outside counsel reviewed only certain materials in connection with their due diligence review of AEON. Accordingly, the Board considered that Priveterra may not have properly valued such business. For further information, see the section entitled “Risk Factors — Neither the Board nor any committee thereof obtained a third-party financial opinion in determining whether or not to pursue the Business Combination.”

•
No Survival of Remedies for Breach of Representations, Warranties or Covenants of AEON.   The Board considered that the terms of the Business Combination Agreement provide that Priveterra will not have any surviving remedies against AEON or its equityholders after the Closing to recover for losses as a result of any inaccuracies or breaches of the AEON representations, warranties or covenants set forth in the Business Combination Agreement. As a result, Priveterra stockholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of AEON prior to the Closing, whether determined before or after the Closing, without any ability to reduce the number of shares to be issued in the Business Combination (other than the contingent interests potentially not vesting due to certain clinical milestones not being achieved following closing) or recover for the amount of any damages. The Board determined that this structure was appropriate and customary in light of the fact that similar transactions include similar terms and the current equityholders of AEON will be, collectively, the significant equityholders in the Combined Company.

•
Litigation.   The Board considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

•
Fees and Expenses.   The Board considered the fees and expenses associated with completing the Business Combination.

•
Diversion of Management.   The Board considered the potential for diversion of management and employee attention during the period prior to the completion of the Business Combination, and the potential negative effects on AEON’s business.

•
Minimum Cash Condition.   The Board reviewed the minimum cash condition and considered the potential for AEON to waive such condition. While the Board did not expect AEON to waive the minimum cash condition, nevertheless, considered risks relating to the potential waiver of the minimum cash condition, including the risk that at closing, AEON might not have sufficient funds to meet its working capital needs (see “Risk Factors — Risks Related to Priveterra, the Business Combination and Redemptions — The consummation of the Business Combination is conditioned on, among other things, there being at least $40,000,000 in cash available at Closing.” for additional information related to the minimum cash condition). If AEON waives the minimum cash condition, the Board considered that New AEON’s ability to operate its business and execute its plans post-Closing of the Business Combination, including the ability to conduct operations through its potential announcement of Phase 2 episodic migraine topline data, will be adversely affected and New AEON may be forced to cease certain operations, such as the migraine open label extension study, in order to continue operating through the topline data release on episodic migraine.
•
Interests of Priveterra’s Directors and Executive Officers.   Priveterra’s directors and executive officers may have interests in the Business Combination as individuals that are in addition to, and may be different from, the interests of Priveterra’s stockholders, including that (x) all of the equity interests in Priveterra held directly or indirectly by Priveterra’s directors and executive officers will only have value if a business combination is completed and (y) that Mr. Malik is a current director of AEON and holds certain equity interests and convertible notes of AEON, as further described in the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination.” The Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for Priveterra’s Initial Public Offering and are included in this proxy statement/prospectus, (ii) Mr. Malik was recused from the deliberations and discussions of the Board regarding a potential business combination with AEON, and (iii) the value of the equity interests in Priveterra held by Priveterra’s directors and executive officers would fluctuate based on the future performance of the Combined Company’s common stock. In addition, Priveterra’s independent directors reviewed and considered these interests during their evaluation of the Business Combination and in unanimously approving, as members of the Board, the Business Combination Agreement and the related agreements and the transactions contemplated thereby, including the Business Combination.

Based on its review of the forgoing considerations, the Board concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects Priveterra stockholders will receive as a result of the Business Combination. The Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.
The preceding discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the complexity and wide variety of factors considered by the Board in connection with its evaluation of the Business Combination, the Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the Board may have given different weight to different factors. The Board considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.
This explanation of the Board’s reasons for its approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Forward-Looking Statements.”
Extension Meeting
On December 12, 2022, Priveterra filed a preliminary proxy statement with the SEC, seeking shareholder approval of the extension proposal. The purpose of seeking approval of the amendment to Priveterra’s Current Charter is to allow Priveterra more time to complete the Business Combination.
On February 10, 2023, Priveterra held the extension meeting. At the extension meeting, the stockholders approved the extension proposal. On February 10, 2023, Priveterra filed the certificate of amendment to the second amended and restated certificate of incorporation to amend the date by which Priveterra was required to consummate a business combination from February 11, 2023 to August 11, 2023.

Satisfaction of 80% Test
It is a requirement under our Current Charter and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of January 31, 2023, the balance of the Trust Account was approximately $279,440,858.41 (excluding $9,660,000 of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $223,552,686.73. Our Board has determined that the business or assets acquired in the Business Combination have a fair market value, as determined by the Board in good faith based upon the value of the consideration to be received by the AEON Stockholders and AEON Noteholders in the aggregate at the Closing and thereafter, meets the 80% Test.
Prospective Financial Information
AEON does not prepare financial forecasts or projections in the ordinary course of its business. In connection with the Business Combination, AEON and Priveterra jointly prepared an illustrative forecast of revenue potential for ABP-450 in migraine (including both chronic and episodic) and cervical dystonia indications in the U.S. market. The forecasted potential revenue ranging from approximately $1,050,000,000 to $2,250,000,000 for migraine (including both chronic and episodic) and cervical dystonia indications reflects assumptions including (i) an estimated total addressable U.S. patient population of (x) approximately 1.22 million toxin patients receiving 2.5 treatments per year and two vials per treatment for migraine indications (including both chronic and episodic) and (y) approximately 63,000 toxin patients receiving three treatments per year and three vials per treatment for cervical dystonia, (ii) a representative price of approximately $656 per vial, and (iii) target market penetration of (x) between 25% and 50% for migraine indications (including both chronic and episodic) and (y) between 13% and 67% for cervical dystonia. AEON does not as a matter of course make public projections as to future sales, earnings, or other results.
AEON’s future success currently depends entirely on the successful and timely regulatory approval and commercialization of its only product candidate, ABP-450. The development and commercialization of pharmaceutical products is subject to extensive regulation, and the decision to approve is based in large part on medical and scientific judgements that are not possible to quantify, particularly in the absence of data, as to whether the FDA would view the product as safe and effective, which, as a standard, provides the FDA with a tremendous amount of discretion. During the time between now and when the submission is made, standards for FDA review could change. AEON does not anticipate complete studies needed to support product approval for a few years, and clinical product development involves a lengthy, expensive, and uncertain process. Whether AEON meets FDA or other standards for approval is uncertain because AEON does not have data necessary for a submission, and will not for some time. As such, AEON may not obtain regulatory approvals for ABP-450 in any of the indications for which AEON plans to develop it on a timely basis or at all. Nonetheless, AEON can control conducting its studies, making well written submissions, making good arguments as to why the FDA should determine the approval standard is met, and responding to FDA questions.
On November 23, 2022, members of Priveterra’s management team reviewed this forecast with the independent members of the Board. Although Priveterra’s management team and the Board considered this forecast of revenue potential, Priveterra’s management team and the Board placed limited weight on this forecast and considered that such illustrative forecast of revenue potential is dependent on numerous estimates and assumptions described below and therefore the Board instead concentrated on the financial, commercial, scientific and legal due diligence investigation conducted by Priveterra’s management and outside advisors and the results thereof related to AEON.
Neither Ernst & Young LLP nor any other independent accountant has compiled, reviewed, examined, performed any other assurance procedures, or expressed any form of assurance with respect to the prospective financial information included in this Registration Statement. The report of Ernst & Young LLP included in this Registration Statement relates to AEON Biopharma, Inc.’s historical audited financial statements and does not extend to the unaudited prospective financial information and should not be read to do so.

Neither AEON’s nor Priveterra’s independent auditors, or any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The inclusion of the prospective financial information in this proxy statement/prospectus should not be regarded as an indication that Priveterra, the Board or their respective affiliates, advisors or other representatives considered, or now considers, such prospective financial information necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination. The prospective financial information is not fact and is not necessarily indicative of future results, which may be materially different from the prospective financial information. We do not expect to refer back to the prospective financial information in our future periodic reports filed under the Exchange Act.
The prospective financial information reflects numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to AEON’s business, all of which are difficult to predict and many of which are beyond AEON’s and Priveterra’s control. The prospective financial information is a forward-looking statement that is inherently subject to significant uncertainties and contingencies, many of which are beyond AEON’s and Priveterra’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “AEON Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus. As a result, there can be no assurance that the prospective financial information will be realized or that actual results will not be significantly higher or lower than projected. Since the prospective financial information covers multiple years, such information by its nature becomes less reliable with each successive year. The prospective financial information is subjective in many respects and thus is susceptible to multiple interpretations.
Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Nonetheless, the prospective financial information is provided in this proxy statement/prospectus because they were made available to Priveterra and the Board in connection with their review of the proposed transaction.
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS CERTAIN PROSPECTIVE FINANCIAL INFORMATION, PRIVETERRA UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THE PROSPECTIVE FINANCIAL INFORMATION, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE SHOWN TO BE IN ERROR OR CHANGE.
Sources and Uses of Funds for the Business Combination
The following tables summarize the sources and uses for funding the Business Combination (i) assuming that no additional shares of Class A Common Stock are redeemed in connection with the Business Combination and (ii) assuming maximum redemptions. For an illustration of the number of shares and percentage interests outstanding under each scenario see the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”

No Additional Redemptions
Sources of Funds (in millions)		Uses (in millions)
Cash held in Trust Account(1)	$20.6	Common stock of Combined Company issued to AEON Stockholders(3)	$165.0
Committed Financing(2)	20.0	Transaction and other costs(4)	14.0
Common stock of Combined Company issued to AEON Stockholders(3)	165.0	Cash to Combined Company balance sheet	26.6
Total Sources	$205.6	Total Uses	$205.6

(1)
As of December 31, 2022, respective of the 25,597,728 Public Shares redeemed for aggregate redemption payments of approximately $258.8 million (a $10.11 per share redemption price) as part of the Special Meeting on February 10, 2023.

(2)
Assumes approximately 2,857,143 shares of common stock are purchased at $7.00 per share pursuant to the Committed Financing Agreements, for a total of $20 million.

(3)
Shares issued to AEON Stockholders are at a deemed value of $10.00 per share. Assumes 165,000,000 shares of New AEON common stock issued. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for more details.

(4)
Represents an estimated amount, inclusive of fees related to the Business Combination and related transactions.

Maximum Redemptions
Sources of Funds (in millions)		Uses (in millions)
Cash held in Trust Account(1)	$—	Common stock of Combined Company issued to AEON Stockholders(3)	$165.0
Committed Financing(2)	20.0	Transaction and other costs(4)	14.0
Common stock of Combined Company issued to AEON Stockholders(3)	165.0	Cash to Combined Company balance sheet	6.0
Total Sources	$185.0	Total Uses	$185.0

(1)
As of December 31, 2022, assumes that the remaining 2,002,272 Public Shares are redeemed for aggregate redemption payments of approximately $21.0 million (assuming a $10.49 per share redemption price and based on funds in the Trust Account as of March 1, 2023), which is the maximum amount of redemptions. In the event cash available at Closing is insufficient to meet the Available Closing Cash condition, a condition to Closing would not be met and the Business Combination may not be consummated. The parties have entered into the Committed Financing Arrangements and are expected to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Finance Agreements described above, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.

(2)
Assumes approximately 2,857,143 shares of common stock are purchased at $7.00 per share pursuant to the Committed Financing Agreements, for a total of $20 million.

(3)
Shares issued to AEON Stockholders are at a deemed value of $10.00 per share. Assumes 165,000,000 shares of New AEON common stock issued. See the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” for more details.

(4)
Represents an estimated amount, inclusive of fees related to the Business Combination and related transactions.

Summary of the Business Combination Agreement
This subsection of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination

Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A and the amendment thereto as Annex G to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules delivered by each of Priveterra and AEON to each other (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders, and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about Priveterra, Merger Sub, the Sponsor, AEON or any other matter.
Structure of the Business Combination
On December 12, 2022, Priveterra, Merger Sub and AEON entered into the Business Combination Agreement, which provides, among other things, that, on the Closing Date, the parties to the Business Combination Agreement will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will merge with and into AEON, with AEON as the surviving company in the merger and, after giving effect to such merger, AEON will be a wholly-owned subsidiary of Priveterra.
Pursuant to the Business Combination Agreement, at the Effective Time:
•
each outstanding share of AEON common stock (on an as converted basis after taking into effect the conversion of the outstanding warrants of AEON exercisable for shares of AEON preferred stock, the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the governing documents of AEON as of the Effective Time and the conversion of the outstanding convertible notes of AEON convertible into AEON common stock in accordance with the terms of such convertible notes and after giving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger but prior to giving effect to the issuance of any AEON common stock in connection with any Interim Financing Arrangement) will be cancelled and converted into the right to receive a number of shares of New AEON common stock equal to the Merger Consideration;

•
each outstanding AEON option (including each Subsidiary Rollover Option) will be converted into an option to purchase a number of shares of New AEON common stock, and at an exercise price per share, as set forth in the AEON disclosure schedules; and

•
each outstanding AEON RSU award (including each Subsidiary Rollover RSU Award) will be converted into a RSU award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules.

The consideration described in the foregoing bullets is collectively referred to as the “Merger Consideration.”
In addition, upon the achievement of certain clinical development milestones, certain AEON Stockholders will be entitled to receive up to 16,000,000 additional shares of New AEON common stock (the “Earnout Shares”), which will be issued as follows: (i) 1,000,000 shares of New AEON common stock, if, on or before June 30, 2025, AEON has commenced a Phase 3 clinical study for the treatment of chronic or episodic migraine; (ii) 4,000,000 shares of New AEON common stock, if, on or before November 30, 2026, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of cervical dystonia; (iii) 4,000,000 shares of New AEON common stock, if, on or before June 30, 2029, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of episodic migraine, provided that this number will increase to 11,000,000 shares of New AEON common stock if this milestone is reached prior to FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraine; and (iv) 7,000,000 shares of New AEON common stock if, on or before June 30, 2028, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraine, provided, however, that if AEON has achieved the episodic migraine milestone pursuant to the proviso to the foregoing clause (iii) entitling AEON Stockholders to 11,000,000 shares of New AEON common stock, this contingent consideration will be reduced to 0 shares of New AEON common stock. See “— Related Agreements — Sponsor Support Agreement” for more information.
These 16,000,000 shares of New AEON common stock are referred to as the “Contingent Consideration.” Subject to certain exceptions, if a change of control of New AEON occurs following the Closing, then any Contingent Consideration that remains unissued as of immediately prior to the consummation of such change of control will immediately become payable and certain of the former holders of shares of AEON preferred stock and AEON common stock will be entitled to receive the unissued Contingent Consideration prior to the consummation of such change of control.
In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the Closing, the Sponsor Support Agreement and the AEON Stockholder Support Agreements, AEON Noteholder Support Agreement and Registration Rights Agreement (and related amendment). See “— Related Agreements” for more information.
Conditions to the Closing
Conditions to Each Party’s Obligations
The respective obligations of each party to the Business Combination Agreement to consummate the transactions contemplated by the Business Combination are subject to the satisfaction (or, if permitted by applicable law, waiver by the party for whose benefit such condition exists) of the following conditions:
•
each applicable waiting period (and any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the FTC or the Antitrust Division, as applicable) or consent under the HSR Act shall have expired, been terminated or obtained (or deemed, by applicable law, to have been obtained), as applicable;

•
no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Business Combination Agreement (including the Closing) being in effect;

•
this registration statement/proxy statement becoming effective in accordance with the provisions of the Securities Act, no stop order being issued by the SEC and remaining in effect with respect to this registration statement/proxy statement, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending;

•
the approval of the Business Combination Agreement, the ancillary transaction documents and the transactions contemplated thereby (including the Business Combination) by the requisite vote of AEON’s stockholders in accordance with the DGCL and AEON’s governing documents;

•
the approval of the Business Combination Agreement, the ancillary transaction documents and the transactions contemplated thereby (including the Business Combination) by Priveterra as sole stockholder of Merger Sub;

•
the approval of the Business Combination Agreement, the ancillary documents and the transactions contemplated thereby, and each of the other Proposals being submitted to a vote of Priveterra’s stockholders pursuant to this proxy statement/prospectus, in each case by the requisite vote of

Priveterra’s stockholders in accordance with the DGCL and Priveterra’s governing documents (the “Priveterra Stockholder Approval”);
•
Priveterra’s initial listing application with NYSE in connection with the transactions contemplated by the Business Combination Agreement being approved and, immediately following the Effective Time, Priveterra satisfying any applicable initial and continuing listing requirements of NYSE, and Priveterra not having received any notice of non-compliance in connection therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Class A Common Stock (including the shares of Class A Common Stock to be issued in connection with the Business Combination) having been approved for listing on NYSE; and

•
after giving effect to the transactions contemplated by the Business Combination Agreement (including any Priveterra stockholder redemption and any Interim Financing Arrangement), Priveterra having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

Other Conditions to the Obligations of the Priveterra Parties
The obligations of the Priveterra Parties (as defined in the Business Combination Agreement) to consummate the transactions contemplated by the Business Combination Agreement (including the Closing) are subject to the satisfaction (or, if permitted by applicable law, waiver by Priveterra on behalf of itself and the other Priveterra Parties) of the following further conditions:
The obligations of the Priveterra Parties (as defined in the Business Combination Agreement) to consummate the transactions contemplated by the Business Combination Agreement (including the Closing) are subject to the satisfaction (or, if permitted by applicable law, waiver by Priveterra on behalf of itself and the other Priveterra Parties) of the following further conditions:
•
the Company Fundamental Representations (as defined in the Business Combination Agreement) (other than the representations and warranties set forth in Section 3.2(a)) of the Business Combination Agreement must be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” (as defined in the Business Combination Agreement) or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) of the Business Combination Agreement must be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.9(a) of the Business Combination Agreement must be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date, and (iv) the representations and warranties of the Company set forth in Article 3 of the Business Combination Agreement (other than the Company Fundamental Representations and the representations and warranties set forth in Section 3.2(a) and Section 3.9(a)) of the Business Combination Agreement must be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Company Material Adverse Effect;

•
AEON having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement at or prior to the Closing;

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since the date of the Business Combination Agreement, no Company Material Adverse Effect having occurred that is continuing; and

•
at or prior to the Closing, Priveterra having received a certificate duly executed by an authorized officer of AEON, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) of the Business Combination Agreement are satisfied, in a form and substance reasonably satisfactory to Priveterra

Other Conditions to the Obligations of AEON
The obligations of AEON to consummate the transactions contemplated by the Business Combination Agreement (including the Closing) are subject to the satisfaction (or, if permitted by applicable law, waiver by AEON) of the following further conditions:
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(i) the Priveterra Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a) of the Business Combination Agreement) must be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” (as defined in the Business Combination Agreement) or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) (as defined in the Business Combination Agreement) must be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty must be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Priveterra Parties (other than the Priveterra Fundamental Representations and the representations and warranties set forth in Section 4.6(a)) (as defined in the Business Combination Agreement) contained in Article 4 of the Business Combination Agreement must be true and correct (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except, where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Priveterra Material Adverse Effect;

•
the Priveterra Parties having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Business Combination Agreement at or prior to the Closing;

•
there being at least $40,000,000 in Available Closing Cash;

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since the date of the Business Combination Agreement, no Priveterra Material Adverse Effect having occurred that is continuing; and

•
at or prior to the Closing, Priveterra must deliver, or cause to be delivered, to AEON a certificate duly executed by an authorized officer of Priveterra, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) of the Business Combination Agreement are satisfied, in a form and substance reasonably satisfactory to the Company.

Representations and Warranties
The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of AEON, the Company and their respective subsidiaries during the period between execution of the Business Combination Agreement and Closing. The representations, warranties, agreements and covenants of the parties set forth in the Business Combination Agreement will terminate at Closing, except for those covenants and agreements that, by their terms, contemplate performance after Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to take or cause to be taken all actions and things necessary to consummate and expeditiously implement the Merger.
Material Adverse Effect
Under the Business Combination Agreement, certain representations and warranties of AEON and the Priveterra Parties are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of AEON and the Priveterra Parties are qualified in whole or in part by certain “material adverse effect” standards for purposes of determining whether a breach of such representations and warranties has occurred (and for purposes of determining whether certain conditions to Closing have been satisfied, as discussed above in “— Conditions to Closing of the Business Combination”).
Pursuant to the Business Combination Agreement, a “Company Material Adverse Effect” means any state of facts, event, change, effect, occurrence, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of AEON and its subsidiaries, taken as a whole, or (b) the ability of AEON to consummate the Business Combination; except that, in the case of clause (a), none of the following will be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse state of facts, event, change, effect, occurrence, circumstance or development arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable laws or U.S. GAAP after the date of the Business Combination Agreement, including, changes in SEC guidance related to the accounting of any Pandemic Measures (as defined in the Business Combination Agreement), (v) any state of facts, event, change, effect, occurrence, circumstance or development that is generally applicable to the industries or markets in which AEON and its subsidiaries operate, (vi) subject to certain exceptions, the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of AEON and its subsidiaries with employees, contingent workers, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, or other third parties related thereto or AEON’s compliance with the terms of the Business Combination Agreement the taking of any action, or failure to take action, required by the Business Combination Agreement or with the prior written consent of Priveterra, (vii) any failure by AEON and its subsidiaries, taken as a whole, to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemics (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing. Any state of facts, event, change, effect, occurrence, circumstance or development resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur solely to the extent the same has a disproportionate adverse effect on AEON and its subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which AEON and its subsidiaries operate.

Pursuant to the Business Combination Agreement, a “Priveterra Material Adverse Effect” means any state of facts, event, change, effect, occurrence, circumstance or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Priveterra Parties, taken as a whole, or (b) the ability of Priveterra or Merger Sub to consummate the Business Combination; provided however, in the case of clause (a), none of the following will be taken into account in determining whether a Priveterra Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse state of facts, event, change, effect, occurrence, circumstance or development arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable laws or GAAP after the date of the Business Combination Agreement, including, changes in SEC guidance related to the accounting of any Pandemic Measures (as defined in the Business Combination Agreement), (v) any state of facts, event, change, effect, occurrence, circumstance or development that is generally applicable to the industries or markets in which any Priveterra Party operates, (vi) subject to certain exceptions, the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Priveterra Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto, or Priveterra’s compliance with the terms of the Business Combination Agreement the taking of any action, or failure to take action, required by the Business Combination Agreement or with the prior written consent of AEON (vii) any failure by any Priveterra Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemic (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any state of facts, event, change, effect, occurrence, circumstance or development relating to AEON or its subsidiaries or stockholders, (x) any Priveterra Stockholder Redemption (as defined in the Business Combination Agreement), in and of itself, or (xi) any breach of any covenants, agreements or obligations of any investor under any Interim Financing Arrangement (including any breach of any such investor’s obligations to fund its commitment thereunder when required); provided, however, that any state of facts, event, change, effect, occurrence, circumstance or development resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Priveterra Material Adverse Effect has occurred or would be reasonably likely to occur to the extent, and solely to the extent, the same has a disproportionate adverse effect on the Priveterra Parties, taken as a whole, relative to other SPACs operating in the industries in which the Priveterra Parties operate.
Covenants of the Parties
Covenants of AEON
AEON made certain covenants under the Business Combination Agreement, including, among others, the following:
•
Subject to certain exceptions or as consented to in writing by Priveterra (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Closing, AEON will, and will cause its subsidiaries to, operate its business in the ordinary course in all material respects and use commercially reasonable efforts to maintain and preserve intact its business organization, assets, properties and material business relations.

•
Subject to certain exceptions, prior to the Closing, AEON will not do, and cause its subsidiaries not to do, any of the following without Priveterra’s consent (such consent not to be unreasonably withheld, conditioned or delayed except in the case of the first or twenty-first or twenty-second sub-bullets below):

•
declare, set a record date for, set aside, make or pay any dividends or distribution or payment in respect of, or repurchase, cancel, redeem, facilitate a capital reduction in respect of or otherwise acquire, any equity securities of AEON, or any securities convertible into or exchangeable for its equity securities;

•
merge, consolidate, combine or amalgamate with any person or purchase or otherwise acquire any corporation, partnership, limited liability company, joint venture, association, or other business entity or organization or division thereof;

•
adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any equity securities of AEON or issue any other security in respect of, in lieu of or in substitution for AEON’s equity securities;

•
adopt or propose that its stockholders approve or adopt any amendments, supplements, restatements or modifications to AEON’s governing documents;

•
sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire or otherwise dispose of any material assets or properties (including the Leased Real Property but excluding Intellectual Property Rights, in each case, as defined in the Business Combination Agreement), other than obsolete assets or properties or in the ordinary course of business; or create, subject to or incur any lien (other than certain permitted liens) in respect of any material assets or properties (including the Leased Real Property but excluding Intellectual Property Rights);

•
other than grants to current and new employees, officers and directors pursuant to AEON’s existing equity incentive plan in the ordinary course and consistent with past practice, transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a lien, any equity securities of AEON or any equity securities of AEON’s subsidiaries, as applicable, except for issuances of equity securities of AEON in connection with any equity-based compensation award outstanding as of the date of the Business Combination Agreement or granted in accordance with Section 5.1(b) of the Business Combination Agreement, or any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating AEON to transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a lien, any equity securities of AEON or any equity securities of AEON’s subsidiaries, as applicable;

•
incur, create, assume or otherwise become liable for (whether directly, contingently or otherwise), or guarantee for the benefit of another person, any indebtedness in excess of $500,000 (other than equipment financing and trade payables incurred in the ordinary course of business and the AEON Bridge Loan (as defined below)), individually or in the aggregate;

•
enter into, amend, modify, waive any material benefit or right under, novate, assign, assume or terminate or rescind any material contract (excluding any expiration or automatic extension or renewal of any such material contract pursuant to its terms or entering into additional work orders pursuant to, and in accordance with the terms of, any material contract);

•
make any loans, advances or capital contributions of money or other property to, or guarantees for the benefit of, or any investments in, any person, in excess of $250,000, individually or in the aggregate, other than the reimbursement of expenses of employees in the ordinary course of business, and prepayments and deposits paid to suppliers of AEON and its subsidiaries in the ordinary course of business;

•
except as required by law or under the terms of any employee benefit plan, (i) amend or modify in any material respect, adopt, enter into, materially alter the prior interpretation of, waive any material benefit or right under or terminate or rescind any employee benefit plan or any benefit or compensation plan, policy, program or contract that would be an employee benefit plan if in effect as of the date of the Business Combination Agreement, (ii) increase or agree to increase the base compensation, bonus payable or other benefits payable, or pay or agree to pay any bonus, to any current or former Key Employee or Contingent Worker (in each case, as defined in the Business Combination Agreement), other than, in each case, individual annual and merit-based raises of up to three percent (3%) in the salary or wages of any such Key Employee or Contingent Worker and bonus payments made in the ordinary course of business and consistent with past practice, as applicable, (iii) take any action to accelerate any payment, right to payment or benefit, or the vesting or funding of any payment, right to payment or benefit, payable or to become payable to any current or former Key Employee or Contingent Worker, (iv) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former Key Employee, (v) pay or agree to pay any severance or change in control pay or benefits, or otherwise increase the severance or change in control pay or benefits of, any current or former executive director, manager, officer or employee, or (vi) hire or terminate (other than for cause or due to death or disability) or furlough the employment of any Key Employee (or person who would be a Key Employee, were they hired by AEON or any of its subsidiaries), or terminate any group of employees if such group termination would trigger the U.S. Worker Adjustment and Retraining Notification Act of 1988;
•
enter into, assume, assign, amend any material term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement (including with works councils and trade unions and side letters) to which it is a party or by which it is bound, other than in the ordinary course of business consistent with past practice;

•
make, change or revoke any material tax election or material tax accounting method, file any material tax return in a manner inconsistent with past practice, amend any material tax return, enter into any agreement with a tax authority with respect to a material amount of taxes, settle or compromise any claim or assessment by a tax authority in respect of any material amount of taxes, surrender any right to claim a refund of a material amount of taxes, consent to any extension or waiver of the statutory period of limitation applicable to any material tax claim or assessment or enter into any tax sharing or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to taxes);

•
waive, release, compromise, settle or satisfy any pending or threatened claim or compromise or settle any liability, whether by contract or otherwise, the performance of which would, at any time (a) involve the payment of more than $250,000 in the aggregate, (b) impose any material, nonmonetary obligations on it (or Priveterra or any of its affiliates after the Closing), (c) require it to accept or concede material injunctive relief or (d) involve a governmental entity or alleged criminal wrongdoing;

•
authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

•
change AEON’s accounting principles, policies, procedures, practices or methods in any material respect, or make any change which would materially affect the reported consolidated assets, liabilities or results of operations of AEON and its subsidiaries, other than changes that are made in accordance with GAAP or Public Company Accounting Oversight Board (“PCAOB”) standards;

•
enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by the Business Combination Agreement;

•
enter into any contract or other arrangement that materially restricts AEON or its affiliates’ ability to engage or compete in any material line of business or enter into a new material line of business;

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make any capital expenditure that in the aggregate exceeds $1,000,000, other than any capital expenditure (or series of related capital expenditures) consistent with the capital expenditures budget set forth in Section 5.1(b)(xviii) of the AEON disclosure schedules;

•
voluntarily fail to maintain in full force and effect material insurance policies covering AEON and its affiliates and their respective properties, assets and businesses in a form and amount consistent with past practice;

•
enter into any transaction or amend in any material respect any existing contract with any Company Related Party, as defined in the Business Combination Agreement, excluding, to the extent permitted under Section 5.1(b)(x) of the Business Combination Agreement, ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses;

•
make any change of control payment that is not disclosed to Priveterra on the AEON disclosure schedules;

•
sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire, or otherwise dispose of, fail to take any action necessary to maintain, enforce or protect, or create or incur any lien (other than certain permitted liens) on, any intellectual property rights, except granting non-exclusive licenses pursuant to clinical trial agreements or supply agreements in which clinical trials or supply services are being performed for AEON or any of its subsidiaries, in each case, that are entered into by AEON or any of its subsidiaries in the ordinary course of business and where the grant of rights to use any intellectual property rights are incidental, and not material to, any performance under each such agreement; or

•
enter into any contract to take, or cause to be taken, or otherwise become obligated to take or cause to be taken, any of the actions set forth in the foregoing.

•
As promptly as reasonably practicable (and in any event within forty eight (48) hours) following the time at which the registration statement of which the proxy statement/prospectus forms a part is declared effective under the Securities Act, AEON is required to obtain and deliver to Priveterra a true and correct copy of a written consent (in form and substance reasonably satisfactory to Priveterra) approving the Business Combination Agreement, the ancillary documents to which AEON is or will be a party and the transactions contemplated by the Business Combination Agreement (including the Business Combination), duly executed by the AEON stockholders that hold at least the requisite number of issued and outstanding shares of AEON’s stock to approve and adopt such matters in accordance with the DGCL and AEON’s governing documents (the “AEON Stockholder Written Consent”), and will recommend to the AEON stockholders, the approval and adoption of the Business Combination Agreement, the Ancillary Documents to which AEON is or will be a party and the transactions contemplated thereby (including the Business Combination).

•
As promptly as reasonably practicable following written notice from Priveterra (so long as that such written notice is delivered to the Company prior to May 15, 2023), AEON must use its reasonable best efforts to obtain and deliver to Priveterra a written consent (in form and substance reasonably satisfactory to Priveterra) of the AEON stockholders and the AEON Board, in each case to approve an amendment to the AEON Certificate of Incorporation in order to amend the date specified for the termination of the Certificate of Incorporation Amendment to the later of (x) the date currently specified therein for the termination of the Certificate of Incorporation Amendment and (y) the date of termination of the Business Combination Agreement pursuant to the terms hereof.

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Subject to certain exceptions, at or prior to the Closing, AEON will purchase and maintain in effect for a period of six years after the Effective Time, without lapses in coverage, a “tail” policy or policies providing liability insurance coverage for AEON’s directors and officers with respect to any acts, errors or omissions occurring on or prior to the Effective Time.

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Prior to the Closing or termination of the Business Combination Agreement in accordance with its terms, AEON will not, and will cause its representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a AEON Acquisition Proposal; (ii) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a AEON Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a AEON Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any equity securities of AEON (or any affiliate or successor of AEON); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any person to do or seek to do any of the foregoing.
•
Unless otherwise approved in writing by Priveterra, AEON will not (other than changes that are solely ministerial) permit any amendment or modification to be made to, permit any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any subscription agreements entered into as part of any Company Interim Financing Arrangement in each case, other than any assignment or transfer expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision). Subject to the immediately preceding sentence and in the event that all conditions in such subscription agreements have been satisfied, AEON shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by such subscription agreements on the terms described therein. Without limiting the generality of the foregoing, AEON will give Priveterra prompt written notice (a) of any requested amendment to any such subscription agreement, (b) of any breach or default, to the knowledge of AEON, by any party to any such subscription agreement, (c) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, or to the knowledge of AEON, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any such subscription agreement of any provisions of any such subscription agreement, and (d) if AEON does not expect to receive all or any portion of the applicable purchase price under any such subscription agreement in accordance with its terms.

Covenants of Priveterra
Priveterra made certain covenants under the Business Combination Agreement, including, among others, the following:
•
Subject to certain exceptions or as consented to in writing by AEON (such consent not to be unreasonably withheld, conditioned or delayed if such matter is in furtherance of the transactions contemplated by the Business Combination Agreement or any ancillary document), prior to the Closing, Priveterra will not, and will cause its subsidiaries not to, do any of the following:

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seek an approval from the pre-Closing Priveterra stockholders, or otherwise adopt any amendments, supplements, restatements or modifications to the Priveterra trust agreement or the governing documents of any Priveterra Party or any of their subsidiaries;

•
declare, set aside, make or pay any dividends on, or make any other distribution or payment in respect of, any equity securities of Priveterra or any of its subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any issued and outstanding equity securities of Priveterra or any of its subsidiaries, as applicable;

•
split, combine or reclassify any of its capital stock or other equity securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

•
incur, create, guarantee or assume (whether directly, contingently or otherwise) any indebtedness except for indebtedness for borrowed money in an amount not to exceed $1,000,000 in the aggregate;

•
make any loans or advances to, or capital contributions in, any other person, other than to, or in, Priveterra or any of its subsidiaries;

•
issue any equity securities of Priveterra or any of its subsidiaries or grant any additional options, warrants or stock appreciation rights, or SARs, with respect to equity securities of the foregoing of Priveterra or any of its subsidiaries;

•
enter into, renew, modify or revise any Priveterra related party transaction (or any contract or agreement that if entered into prior to the execution and delivery of the Business Combination Agreement would be a Priveterra related party transaction), other than the entry into any contract with a Priveterra Related Party (as defined in the Business Combination Agreement) with respect to the incurrence of indebtedness permitted by Section 5.10(d) of the Business Combination Agreement;
•
engage in any activities or business, or incur any material liabilities, other than with respect to any activities, businesses or liabilities permitted or contemplated by, or liabilities incurred in connection with, the Business Combination Agreement or any ancillary document thereto, or the performance of any covenants or agreements thereunder or the consummation of the transactions contemplated thereby, or consented to by AEON, or in connection with or incidental or related to Priveterra’s continuing corporate (or similar) existence or it being (or continuing to be) a public company listed on Nasdaq, or which are administrative or ministerial in nature and not material;

•
authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Priveterra or its subsidiaries;

•
enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by the Business Combination Agreement;

•
make, change or revoke any material tax election or material tax accounting method, file any material tax return in a manner inconsistent with past practice, amend any material tax return, enter into any agreement with a governmental entity with respect to a material amount of taxes, settle or compromise any claim or assessment by a governmental entity in respect of any material amount of taxes, surrender any right to claim a refund a material amount of taxes, consent to any extension or waiver of the statutory period of limitation applicable to any material tax claim or assessment, or enter into any tax sharing or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to taxes);

•
waive, release, compromise, settle or satisfy any pending or threatened material claim (which will include, but not be limited to, any pending or threatened proceeding);

•
make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices except changes that are made (i) in accordance with PCAOB standards, or (ii) as required by any securities law or any order, directive, guideline, recommendation, statement, comment or guidance issued, passed, approved, published, promulgated or released by, the SEC, following reasonable prior consultation with AEON;

•
make or permit to be made any distribution of amounts held in the Trust Account (other than interest income earned on the funds held therein as permitted by the trust agreement);

•
create any new subsidiary (other than Merger Sub); or

•
enter into any contract to take, or cause to be taken, any of the actions set forth in the foregoing.

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Priveterra must use its reasonable best efforts to cause: (i) the Class A Common Stock issuable in accordance with the Business Combination Agreement to be approved for listing on NYSE; (ii) Priveterra to satisfy all applicable initial and continuing listing requirements of NYSE; and (iii) the trading symbol under which the Class A Common Stock is listed for trading on NYSE to be changed to “AEON” and have the Class A Common Stock listed for trading with such trading symbol.

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Subject to certain exceptions, at or prior to the Closing, Priveterra will purchase and maintain in effect for a period of six years after the Effective Time, without lapses in coverage, a “tail” policy providing liability insurance coverage for Priveterra’s directors and officers with respect to any acts, errors or omissions occurring on or prior to the Effective Time.

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Prior to the Closing or termination of the Business Combination Agreement in accordance with its terms, the Priveterra Parties will not, and each of them will direct their representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Priveterra Acquisition Proposal; (ii) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a Priveterra Acquisition Proposal; (iii) enter into any contract or other arrangement or understanding regarding a Priveterra Acquisition Proposal; (iv) other than in connection with the Business Combination Agreement, the ancillary documents or the transactions contemplated thereby, prepare or take any steps in connection with an offering of any securities of any Priveterra Party (or any affiliate or successor of any Priveterra Party); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing. Priveterra also agrees to (A) notify AEON promptly upon any Priveterra Party obtaining any Priveterra Acquisition Proposal, and to describe the terms and conditions of any such Priveterra Acquisition Proposal in reasonable detail (including the identity of any person making such Priveterra Acquisition Proposal), and (B) keep AEON reasonably informed on a reasonably current basis of any modifications to such offer or information.
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At the Closing, Priveterra must (i) cause the documents, certificates and notices required pursuant to the trust agreement pertaining to the Trust Account to be so delivered to the trustee of such account and (ii) make all appropriate arrangements to cause such trustee to (A) pay as and when due all amounts payable to any Public Stockholders who elect to redeem their Public Shares, (B) pay any amounts due to the underwriter of the Initial Public Offering for its deferred underwriting commission as set forth in such trust agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Priveterra in accordance with such trust agreement. After compliance with the foregoing, Trust Account will terminate.

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Unless otherwise approved in writing by AEON, Priveterra will not (other than changes that are solely ministerial) permit any amendment or modification to be made to, permit any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any subscription agreements entered into as part of any Priveterra Interim Financing Arrangement in each case, other than any assignment or transfer expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision). Subject to the immediately preceding sentence and in the event that all conditions in such subscription agreements have been satisfied, Priveterra must use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by such subscription agreements on the terms described therein. Without limiting the generality of the foregoing, Priveterra will give AEON prompt written notice (a) of any requested amendment to any such subscription agreement, (b) of any breach or default, to the knowledge of Priveterra, by any party to any such subscription agreement, (c) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, or to the knowledge of Priveterra, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any such subscription agreement of any provisions of any such subscription agreement, and (d) if Priveterra does not expect to receive all or any portion of the applicable purchase price under any such subscription agreement in accordance with its terms.

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At least three Business Days prior to the contemplated Closing Date, Priveterra and AEON will each deliver to the other a certificate, duly executed by such Party’s Chief Financial Officer, certifying to and setting forth a complete and accurate schedule of its good faith estimate of, in respect of Priveterra, each unpaid expense of Priveterra to be paid at or as a result of Closing, and in respect of AEON, each unpaid AEON expenses, as of immediately prior to the Closing. Priveterra will use reasonable best efforts to incur an aggregate amount of unpaid Priveterra expenses that is less than $10,000,000. If Priveterra incurs, or has knowledge that it has incurred any expenditures that would reasonably be expected to result in the unpaid Priveterra expenses in excess of the $10,000,000 cap, then Priveterra will (a) promptly notify AEON of such incurrence and keep AEON fully informed of the circumstances surrounding it, and (b) to the extent such expense or expenses would cause the total Priveterra expenses to exceed the $10,000,000 cap, Priveterra will provide, at Closing, additional financing in the amount of such excess (and Priveterra may cause the payee of such expense to accept equity or equity-linked securities of Priveterra in lieu of cash payments), in any event that is reasonably acceptable to AEON. In no event will the amount of unpaid Priveterra expenses exceed $12,000,000 without AEON’s prior written consent.
Mutual Covenants of the Parties
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The parties made certain mutual covenants under the Business Combination Agreement, including, among others, the following:

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using reasonable best efforts to consummate the Business Combination, including to obtain all consents of governmental entities as may be required to consummate the Business Combination, and making appropriate filings pursuant to the HSR Act and taking actions to cause the expiration or termination of any applicable waiting periods under the HSR Act;

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notifying the other party in writing promptly after learning of any stockholder demands or other stockholder proceedings relating to the Business Combination Agreement, any ancillary document or any matters relating thereto and reasonably cooperating with one another in connection therewith;

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keeping certain information confidential in accordance with the existing non-disclosure agreement between Priveterra and AEON, and providing each other with reasonable access to each other’s directors, officers, books and records (subject to certain customary restrictions); and

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obtaining each other’s consent prior to making relevant public announcements regarding the Business Combination, subject to certain exceptions.

In addition, Priveterra and AEON agreed that Priveterra and AEON will prepare and mutually agree upon, and Priveterra will file with the SEC, this registration statement/proxy statement on Form S-4 relating to the Business Combination.
Financing Efforts Covenants
Additionally, under the Business Combination Agreement, AEON and Priveterra have agreed to seek and provide various financing arrangements prior to Closing, including that AEON will use reasonable best efforts to enter into with one or more AEON Stockholders a financing arrangement with the Company or AEON in an aggregate principal amount of $20,000,000 and in accordance with the terms agreed by the Company and AEON (the “AEON Stockholder Interim Financing Commitments”). In the event that the Closing has not occurred by March 1, 2023, AEON will cause the AEON Stockholders, or a third-party financing source identified by AEON, to provide AEON with a bridge loan in the amount of $4,000,000 (the “AEON Bridge Loan”). Any such AEON Bridge Loan will be consummated on or before March 7, 2023 unless otherwise agreed to by Priveterra and AEON.
Board of Directors and Executive Officers
Following the Closing, it is expected that the New AEON Board, which will be divided into three classes, will consist of five directors, and the directors will be divided into three classes, designated Class I, Class II and Class III, the composition of which will be determined by mutual agreement between Priveterra and AEON.
Following the Closing, it is expected that the current executive officers of AEON will become the executive officers of New AEON.
Survival of Representations, Warranties and Covenants
The representations, warranties, agreements and covenants in the Business Combination Agreement terminate at the Effective Time, except for (x) the covenants and agreements which, by their terms, contemplate performance after the Effective Time and (y) those representations and warranties set forth in Section 3.25, Section 3.27 and Section 4.19 and Section 4.20 of the Business Combination Agreement.
Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation:
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by mutual written consent of Priveterra and AEON;

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by Priveterra or AEON, if AEON or Priveterra or Merger Sub, as applicable, has breached any of its respective representations, warranties, agreements or covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedent to the Closing incapable of being satisfied, and such breach or failure is not cured within the earlier of (a) 15 days of notice thereof, and (b) the Termination Date;

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by either Priveterra or AEON, if the Closing has not occurred by July 21, 2023 (the “Termination Date”); provided, that a breach of the covenants or obligations of the other party (AEON, on one hand, or Priveterra or Merger Sub, on the other hand) seeking to terminate the Business Combination Agreement did not proximately cause the failure to consummate the Merger;

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by Priveterra or AEON, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

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by Priveterra or AEON if the Company’s stockholder meeting to vote on the Merger has concluded and the Company Stockholder Approval was not obtained; or

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by Priveterra, if the AEON Stockholder Approval is not obtained within 48 hours following the date that the registration statement of which this proxy statement/prospectus forms a part becomes effective.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Business Combination Agreement).
Fees and Expenses
Except as set out below, the fees and expenses incurred in connection with the Business Combination Agreement, the ancillary documents thereto, and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses, except that, (i) if the Business Combination Agreement is terminated in accordance with its terms, AEON will pay, or cause to be paid, all unpaid AEON expenses and Priveterra will pay, or cause to be paid, all unpaid Priveterra expenses and (ii) if the Closing occurs, then New AEON will pay, or cause to be paid, all unpaid AEON expenses and all unpaid Priveterra expenses.
The costs incurred in connection with obtaining any consents necessary to effect the Business Combination, including the HSR Act filing fee, will be borne 50% by AEON and 50% by Priveterra (except that each party will bear its out-of-pocket costs and expenses in connection with the preparation of any such consents).
The lodgment or filing fees incurred in connection with the filing of the registration statement of which this proxy statement/prospectus forms a part with the SEC and the fees and expenses payable to NYSE in connection with the listing of New AEON common stock issued in connection with the Merger will be borne 50% by AEON and 50% by Priveterra.
Governing Law
The Business Combination Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Amendments
The Business Combination Agreement may be amended or modified only by a written agreement executed and delivered by (i) if prior to Closing, Priveterra, Merger Sub and AEON, and (ii) if after the Closing, Priveterra and the Sponsor.

Related Agreements
Sponsor Support Agreement
In connection with the execution of the Business Combination Agreement, the Sponsor and each of its officers and directors entered into the Sponsor Support Agreement with Priveterra and AEON. Under the Sponsor Support Agreement, the Sponsor has agreed to vote, at any meeting of Priveterra stockholders and in any action by written consent of the Priveterra stockholders, all of its shares of Class B Common Stock (together with any other equity securities of Priveterra that it holds of record or beneficially, as of the date of the Sponsor Support Agreement, or of which it acquires record or beneficial ownership after the date thereof (the “Subject Priveterra Equity Securities”) (i) in favor of (a) the Business Combination Agreement and the transactions contemplated thereby and (b) the other proposals that Priveterra and AEON agreed in the Business Combination Agreement will be submitted at such meeting for approval by Priveterra’s stockholders together with the proposal to obtain the Priveterra stockholders’ approval for the Business Combination (the “Required Transaction Proposals”) and (ii) against any proposal that conflicts or materially impedes or interferes with any Required Transaction Proposals or that would adversely affect or delay the Business Combination. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Subject Priveterra Equity Securities held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agrees to waive, and not to assert or perfect, among other things, any rights to adjustment or other anti-dilution protections with respect to the rate at which the shares of Class B Common Stock held by the Sponsor convert into shares of Class A Common Stock in connection with the transactions contemplated by the Business Combination Agreement.
The Sponsor Support Agreement also restricts the ability of the Sponsor to transfer Subject Priveterra Equity Securities (the “Sponsor Lock-up”), subject to certain permitted transfers (including transfers to Priveterra’s officers or directors, any affiliates or family members of any Priveterra’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor or any employees of such affiliates), until the earliest of the one-year anniversary of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Sponsor Lock-Up Period”); provided, however, that (ii) 50% of such shares held by the Sponsor are subject to early release from the Sponsor Lock-Up if the volume weighted average price of New AEON common stock exceeds $12.50 per share on the principal exchange on which New AEON common stock is then listed or quoted for any 20 trading days within any consecutive 30-trading day period commencing at least 150 days following the Closing Date; and (ii) the remaining 50% of such shares held by the Sponsor are subject to early release from the Sponsor Lock-Up if the volume weighted average price of New AEON common stock exceeds $15.00 per share on the principal exchange on which New AEON common stock is then listed or quoted for any for 20 trading days within any 30-trading day period commencing at least 150 days following the Closing Date.
Subject to, and conditioned upon the occurrence of and effective immediately after the Closing, 70% of the Founder Shares (i.e. 4,830,000 Founder Shares) (the “Contingent Founder Shares”) shall be unvested and subject to the restrictions and forfeiture provisions set forth in the Sponsor Support Agreement. The remaining 30% of the Founder Shares and 100% of the Private Placement Warrants shall not be subject to the provisions set forth for the Contingent Founder Shares.
If on the date upon which all backstop commitments, non-redemption agreements, forward purchase agreements or other similar financing arrangements entered into prior to the Closing or following the Closing with a financing provider or source identified to AEON by the Priveterra prior to the Closing have terminated or expired (such date, the “Test Date”), the Average Price Per Share, determined as of the Test Date (the “Test Date Average Price Per Share”) is greater than or equal to $5.00 per share, the Contingent Founder Shares shall vest, and shall become free of the provisions as follows: Assuming the Closing Average Price Per Share is greater than or equal to $5.00 per share, the remaining 30% of the Contingent Founder Shares (i.e., 1,380,000 Founder Shares) shall vest immediately without any further action.
Closing. If the Closing Average Price Per Share is greater to or equal to $5.00, pursuant to the Sponsor Support Agreement, subject to, and conditioned upon the occurrence of and effective immediately after the Closing, the Contingent Founder Shares will be subject to the restrictions set forth in the Sponsor Support

Agreement. The Contingent Founder Shares will, except as otherwise provided, become free of the provisions set forth in Section 2 of the Sponsor Support Agreement as follows: (i) 1,380,000 Founder Shares shall vest immediately without any further action; (ii) 1,000,000 of the Contingent Founder Shares (the “Migraine Phase 3 Contingent Founder Shares”) will vest upon the achievement of the conditions for the issuance of the Migraine Phase 3 Contingent Consideration Shares on or prior to the Migraine Phase 3 Outside Date (as defined in the Business Combination Agreement) in accordance with the terms of Section 2.2(a)(i) of the Business Combination Agreement; (iii) 1,000,000 of the Contingent Founder Shares (the “CD BLA Contingent Founder Shares”) will vest upon the achievement of the conditions for the issuance of the CD BLA Contingent Consideration Shares (as defined in the Business Combination Agreement) on or prior to the CD BLA Outside Date (as defined in the Business Combination Agreement) in accordance with the terms of Section 2.2(a)(ii) of the Business Combination Agreement; and (iv) 1,450,000 of the Contingent Founder Shares (the “Episodic/Chronic Migraine Contingent Founder Shares”) will vest upon the earlier of (x) the achievement of the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares on or before the Episodic Migraine Outside Date (as defined in the Business Combination Agreement) in accordance with the terms of Section 2.2(a)(iii) of the Business Combination Agreement and (y) the achievement of the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares (as defined in the Business Combination Agreement) on or before the Chronic Migraine Outside Date (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement.
Additionally, the Sponsor Support Agreement provides the Sponsor agrees that in the event that the Available Closing Cash delivered to Priveterra or AEON or committed to be delivered to Priveterra or AEON has an Average Price Per Share (determined as of the Closing based on the Available Closing Cash delivered to Priveterra or AEON as of the Closing, the “Closing Average Price Per Share”) of less than $5.00 per share, the Sponsor shall forfeit and surrender to AEON, for no consideration, the Forfeited Sponsor Shares.The maximum number of Founder Shares that the Sponsor will be obligated to transfer or forfeit pursuant to this provision is 70% of the Founder Shares (i.e., 4,830,000 Founder Shares). “Average Price Per Share” shall mean the effective average price per share of the Class A Common Stock issued by Priveterra in connection with the Qualifying Financing Transactions, whether issued before or after the Closing; provided that, the Average Price Per Share shall be calculated without including any Qualifying Financing Transaction entered into by Priveterra or AEON with any AEON Stockholder or holder of AEON Warrants (or any affiliate thereof); subject to certain adjustments for additional financing arrangements.
The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, a copy of which is exhibited to the Business Combination Agreement.
AEON Stockholder Support Agreement
In connection with the execution of the Business Combination Agreement, certain AEON stockholders (the “AEON Supporting Stockholders”) entered into support agreements with the Company (the “AEON Stockholder Support Agreements”). Under the AEON Stockholder Support Agreements, each AEON Supporting Stockholder agreed, within 48 hours following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, to execute and deliver a written consent with respect to all outstanding shares of AEON common stock and preferred stock held by such AEON Supporting Stockholder (the “Subject AEON Shares”) approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each AEON Supporting Stockholder agreed that, at any meeting of the holders of AEON capital stock, each such AEON Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject AEON Shares to be voted (i) to approve and adopt the Business Combination Agreement, the transactions contemplated thereby, and any other matters necessary or reasonably requested by AEON for consummation of the Merger; and (ii) against any proposal that conflicts or materially impedes or interferes with, or would adversely affect or delay, the consummation of the transactions contemplated by the Business Combination Agreement.
The AEON Stockholder Support Agreement also prohibits, with certain exceptions, the AEON Supporting Stockholders from, among other things, (i) transferring any of the Subject AEON Shares; (ii) entering into (a) any option, commitment or other arrangement that would require the AEON Support

Stockholders to transfer the Subject AEON Shares or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject AEON Shares; or (iii) taking any action in furtherance of the foregoing. In addition, under the AEON Support Agreement, each AEON Supporting Stockholder agreed (i) not to exercise any rights of appraisal or dissenter’s rights relating to the Business Combination Agreement and the transactions contemplated thereby and (ii) not to commence or participate in any claim or action against AEON, the Company or any of their affiliates relating to the negotiation, execution or delivery of the AEON Support Agreement or the Business Combination Agreement.
Additionally, the AEON Stockholder Support Agreements contain an acknowledgment that the Subject AEON Shares will, following the Closing, be subject to the provisions of the Lock-up set forth in the Amended and Restated Bylaws of New AEON following the Closing. See “— Amended and Restated Bylaws” for more information.
The foregoing description of the AEON Stockholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the AEON Stockholder Support Agreement, a copy of which is exhibited to the Business Combination Agreement.
AEON Noteholder Support Agreement
In connection with the execution of the Business Combination Agreement, certain AEON noteholders (the “AEON Noteholders”) entered into the AEON Noteholder Support Agreement. Under the AEON Noteholder Support Agreement, each AEON Noteholder agreed, immediately prior to the Closing, to exercise the conversion rights under their existing AEON Convertible Notes to convert all existing AEON convertible notes held by such AEON Noteholder into the maximum number of shares of AEON common stock into which such existing AEON Convertible Notes are convertible, in accordance with the terms thereof (the “Conversion,” and such shares of AEON common stock, the “AEON Conversion Shares”). Under the AEON Noteholder Support Agreements, if applicable, each AEON Noteholder agreed, within 48 hours following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, to execute and deliver a written consent with respect to all equity securities at such time such AEON Noteholder is the record or beneficial owner of (“AEON Covered Securities”) approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each AEON Noteholder agreed that, at any meeting of the holders of AEON capital stock, such AEON Noteholder will, to the extent holding AEON capital stock, appear at the meeting, in person or by proxy, and cause its AEON Covered Securities to be voted (i) to approve and adopt the Business Combination Agreement, the transactions contemplated thereby, and any other matters necessary or reasonably requested by AEON for consummation of the Merger; and (ii) against any proposal that conflicts or materially impedes or interferes with, or would adversely affect or delay, the consummation of the transactions contemplated by the Business Combination Agreement.
Under the AEON Noteholder Support Agreement, AEON Noteholders waive (i) any and all rights to participate in or receive, and any claims of any portion of, the Contingent Consideration payable to certain of the AEON Stockholders in accordance with the terms of the Business Combination Agreement; (ii) waives any and all notice or preemptive rights that such AEON Noteholder may otherwise be entitled pursuant to the Investors’ Rights Agreement dated April 19, 2017 or any other contract or arrangement that such AEON Noteholder may have with AEON; and (iii) any and all rights under the terms of each existing AEON note held by such AEON Noteholder to demand or receive any payment of cash or other property in respect of such existing AEON note from any person except for the receipt of the AEON Conversion Shares upon the Conversion of such existing AEON note. Each AEON Noteholder also agreed that it will be bound by and subject to the terms of the Amended and Restated Bylaws of the Company which will be adopted and effective as of the Closing, including the lock-up provisions contained therein.
The foregoing description of the AEON Noteholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the AEON Noteholder Support Agreement, a copy of which is exhibited to the Business Combination Agreement.
Registration Rights Agreement
In connection with the Closing, the Company, certain stockholders of the Company (including the Sponsor) and certain stockholders of AEON will enter into the A&R Registration Rights Agreement.

Pursuant to the A&R Registration Rights Agreement, each signatory thereto (other than the Company) will be granted certain registration rights with respect to their respective shares of New AEON common stock.
The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of A&R Registration Rights Agreement, a copy of which is attached as Annex F hereto.
Committed Financing Agreements and Interim Financing Arrangements
During the Interim Period, AEON and Priveterra have entered into Committed Financing Agreements with Committed Financing Investors for an aggregate amount of $20 million. The terms of the Committed Financing Agreements provide for the sale and issuance to the Committed Financing Investors of an issued security that will be exchanged or converted at the Closing into Class A Common Stock of Priveterra at a purchase price of $7.00 per share. Each Committed Financing Agreement will terminate upon the earliest of (a) such date and time as the Business Combination Agreement is validly terminated, (b) upon mutual written agreement of each of the parties to the Committed Financing Agreements, (c) at any time upon the election of Priveterra and AEON at their sole discretion and (d) nine months from the date of the Committed Financing Agreements if the Closing has not occurred.
Pursuant to its Committed Financing Agreement, on March 9, 2023, Alphaeon 1 LLC executed an Interim Note Subscription Agreement for the subscription of $15 million aggregate principal of Interim Notes. Pursuant to such Interim Note Subscription Agreement, at the option of Alphaeon 1 LLC, all or a portion of such Interim Notes may be issued immediately prior to the Closing upon payment by the Investor of the principal amount at Closing, or issued as Pre-Funded Notes. Any Pre-Funded Notes purchased by an Investor pursuant to an Interim Note Subscription Agreement will satisfy (up to such amount) the Company's obligation to deliver the Company Bridge Loan pursuant to the terms of the Business Combination Agreement. Pre-Funded Notes will accrue interest at a rate of 15.79% per annum until the Closing. The maturity date for the Interim Notes is the earlier of the date of the Closing and December 29, 2023 (the “Maturity Date”). The Interim Notes may be settled either in cash on or prior to the Maturity Date, or in shares of Priveterra Class A Common Stock by the issuance of a number of shares equal to the principal amounts of the Interim Notes plus any accrued but unpaid interest thereon divided by $7.00. Alphaeon 1 LLC purchased $6 million of Pre-Funded Notes concurrent with its entry into the Interim Note Subscription Agreement and $6 million of Pre-Funded Notes on May 2, 2023.
Additionally, during the Interim Period, AEON and Priveterra are expected to enter into additional Interim Financing Agreements. One such Interim Financing Agreement contemplated by the parties is entry into an equity line of credit, pursuant to which the parties would have the right to sell shares of Class A Common Stock (if prior to the Closing) or New AEON common stock to an investor, potentially at a discount to market price.
The foregoing description of the Committed Financing Agreements or Interim Financing Arrangements is not complete and is qualified in its entirety by reference to the Committed Financing Agreement, a form of which is filed as Exhibit 10.1 to Priveterra’s Current Report on Form 8-K filed with the SEC on January 8, 2023.
Amended and Restated Bylaws
In connection with the Business Combination, Priveterra will amend its Bylaws to, among other matters, provide that, subject to certain exceptions, each of the AEON Stockholders immediately prior to the Closing, and the directors, officers and employees of the Corporation as of the Closing that have restricted stock units, stock options or other equity awards outstanding as of immediately following the Closing (the “Lock-up Holders”) may not sell, assign, or transfer any shares (the “Lock-up”) of New AEON common stock issued to such Lock-up Holders as consideration in the Merger (the “Lock-up Shares”), subject to certain permitted transfers, until the earliest of (i) the one year anniversary of the Closing and (ii) the date upon which there occurs the completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders of AEON having the right to exchange their Common Stock for cash, securities or other property, except that (i) 50% of such shares held by the AEON Supporting Stockholders are subject to early release from the Lock-Up if the volume weighted average price of New AEON common stock exceeds $12.50 for 20 trading days within any 30-trading day period beginning 150 days following the Closing Date, and (ii) the remaining 50% of such shares held by the AEON Supporting Stockholders are subject to early release from the Lock-Up if the volume weighted average price of New AEON common stock exceeds $15.00 for 20 trading days within any 30-trading day period beginning 150 days following the Closing Date.
The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Bylaws, a copy of which is attached hereto as Annex C.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax considerations relevant to (i) holders of Class A Common Stock who elect to have their Class A Common Stock redeemed for cash upon the Closing and (ii) the ownership and disposition of Class A Common Stock and Warrants (together, “New AEON Securities”) following the Business Combination. This discussion applies only to holders with respect to Class A Common Stock and, after the completion of the Business Combination, New AEON Securities, that hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is based on the Code, Treasury Regulations promulgated thereunder (whether final, temporary or proposed), judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. No rulings have been or will be sought from the IRS concerning the tax consequences of the Business Combination, the redemption or any other related matter. Accordingly, there can be no assurance that the IRS will not take a contrary position to the tax consequences discussed below or, if challenged, that any such contrary position would not be sustained by the courts.
The following discussion does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws or net investment income tax, nor does it address any tax consequences arising under applicable state, local or non-U.S. tax laws.
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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banks, insurance companies, and certain other financial institutions;

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regulated investment companies and real estate investment trusts;

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brokers, dealers or traders in securities, commodities or currencies;

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traders in securities that elect to mark to market;

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tax-exempt organizations or governmental organizations;

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persons subject to the alternative minimum tax;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Common Stock or, following the Business Combination, New AEON Securities, being taken into account in an applicable financial statement;

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holders holding Class A Common Stock or, following the Business Combination, New AEON Securities as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

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controlled foreign corporations or passive foreign investment companies;

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persons that actually or constructively own 5% or more by vote or value of the outstanding shares of Priveterra or, following the Business Combination, New AEON;

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S corporations, partnerships or other entities or arrangements treated as partnerships or other flow- through entities for U.S. federal income tax purposes (and investors therein);

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U.S. Holders having a “functional currency” other than the U.S. dollar;

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persons who hold or received Class A Common Stock pursuant to the exercise of any employee stock option, tax-qualified retirement plan or otherwise as compensation; and

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Common Stock or New AEON Securities, as the case may be, that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of (1) the United States or (2) any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Common Stock or, following the Business Combination, New AEON Securities, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity and certain determinations made at the owner level. Accordingly, entities and arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Business Combination or the exercise of redemption rights.
HOLDERS OF CLASS A COMMON STOCK OR, FOLLOWING THE BUSINESS COMBINATION, NEW AEON SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Material Tax Considerations Related to a Redemption of Class A Common Stock
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Treatment of Redemption of Class A Common Stock

In the event that a holder’s Class A Common Stock is redeemed pursuant to the exercise of its redemption right in connection with the shareholder vote regarding the Business Combination Proposal, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A Common Stock, U.S. Holders will be treated as described below under “— Tax Consequences to U.S. Holders — Taxation of Redemption Treated as an Exchange of Class A Common Stock” and Non-U.S. Holders (as defined below) will be treated as described below under “— Tax Consequences to Non-U.S. Holders — Taxation of Redemption Treated as an Exchange of Class A Common Stock.” If the redemption does not qualify as a sale of Class A Common Stock, U.S. Holders will be treated as receiving a corporate distribution with the tax consequences described below under “— Tax Consequences to U.S. Holders — Taxation of Redemption Treated as a Distribution” and Non-U.S. Holders will be subject to the tax consequences described below under “— Tax Consequences to Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Class A Common Stock treated as held by the holder (including any Class A Common Stock constructively owned by the holder as a result of owning Warrants) relative to all of Priveterra’s shares outstanding both before and after such redemption. The redemption of Class A Common Stock generally will be treated as a sale of the Class A Common Stock (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in Priveterra or (iii) is “not essentially equivalent to a dividend” with respect to the holder (collectively, the “302 tests”). These tests are explained more fully below.
In determining whether any of the 302 tests is satisfied, a holder takes into account not only Priveterra shares actually owned by the holder, but also Priveterra shares that are constructively owned by such holder under the relevant rules. A holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire by exercise of an option, which would generally include Class A Common Stock which could be acquired pursuant to the exercise of the Warrants. In order to meet the substantially disproportionate test, the percentage of Priveterra outstanding voting shares actually and constructively owned by the holder immediately following the redemption of Class A Common Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s interest if either (i) all of the Priveterra shares actually and constructively owned by the holder are redeemed or (ii) all of the Priveterra shares actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the holder does not constructively own any other Priveterra shares. The redemption of Class A Common Stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the holder’s proportionate interest in Priveterra. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in Priveterra will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the 302 tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described below under “— Tax Consequences to U.S. Holders — Taxation of Redemption Treated as a Distribution” and “— Tax Consequences to Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Common Stock will be added to such holder’s adjusted tax basis in its remaining Priveterra shares, or, if it has none, possibly to the U.S. Holder’s adjusted tax basis in its Warrants or other shares constructively owned by such U.S. Holder.
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Tax Consequences to U.S. Holders

Taxation of Redemption Treated as an Exchange of Class A Common Stock
If the redemption qualifies as an exchange of Class A Common Stock as described above under “— Treatment of Redemption of Class A Common Stock,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates under current law. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. Holder’s adjusted cost less any prior distributions treated as a return of capital for U.S. federal income tax purposes.
Taxation of Redemption Treated as a Distribution
If the redemption does not qualify as an exchange of Class A Common Stock, a U.S. Holder will generally be treated as receiving a distribution in respect of its Class A Common Stock. Such a distribution generally will be includable in a U.S. Holder’s gross income as dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Dividends will be taxable to a corporate U.S. Holder at regular rates and will generally be eligible for the dividends-received deduction if the requisite holding period is satisfied.

For non-corporate U.S. Holders, if the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property, dividends are “qualified dividend income” taxed at the preferential applicable long-term capital gain rate.
It is unclear whether the redemption rights with respect to the Class A Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Distributions in excess of our current or accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Common Stock in the manner described above under “— Taxation of Redemption Treated as an Exchange of Class A Common Stock.”
U.S. Information Reporting and Backup Withholding
Distributions with respect to the Class A Common Stock to a U.S. Holder, whether or not such distributions qualify as dividends for U.S. federal income tax purposes, and proceeds from the sale, exchange or redemption of the Class A Common Stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding (currently at a 24% rate) may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, fails to furnish a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
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Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Class A Common Stock or New AEON Securities that is for U.S. federal income tax purposes:
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a non-resident alien individual;

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a foreign corporation; or

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a foreign estate or trust.

Redemption of Class A Common Stock
The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s share of Class A Common Stock pursuant to the redemption provisions described in the section of this proxy statement/prospectus entitled “Special Meeting of Priveterra Stockholders — Redemption Rights” generally will follow the U.S. federal income tax characterization of such a redemption as described above under “— Treatment of Redemption of Class A Common Stock.”
Because the satisfaction of the 302 tests described above is dependent on matters of fact, withholding agents may presume, for withholding purposes, that all amounts paid to Non-U.S. Holders in connection with a redemption are treated as distributions in respect of their shares. Accordingly, a Non-U.S. Holder should expect that a withholding agent will likely withhold U.S. federal income tax on the gross proceeds payable to a Non-U.S. Holder pursuant to a redemption as described below under “— Tax Consequences to Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.”
Taxation of Redemption Treated as an Exchange of Class A Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain realized upon the redemption of Class A Common Stock unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States to which such gain is attributable);
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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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Class A Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of Priveterra’s status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes, and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. Holder, unless an applicable tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such gain, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet above, Priveterra believes that it is not and has not been at any time since its formation, and does not expect to be immediately after the Business Combination is completed, a USRPHC.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Taxation of Redemption Treated as a Distribution
If the redemption does not qualify as an exchange of Class A Common Stock, with respect to a Non-U.S. Holder, such holder will generally be treated as receiving a distribution in respect of Class A Common Stock. Such a distribution to the extent paid out of Priveterra’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will constitute a dividend for U.S. federal income tax purposes. Amounts not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero, and thereafter as capital gain and will be treated as described above under “— Tax Consequences to Non-U.S. Holders — Taxation of Redemption Treated as an Exchange of Class A Common Stock.”
Subject to the discussion below on effectively connected income and FATCA dividends paid to a Non-U.S. Holder of Class A Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on Class A Common Stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on Class A Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, redemption proceeds that are treated as proceeds from a sale or other taxable disposition of Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Redemption proceeds that are treated as proceeds from a disposition of Class A Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Material Tax Considerations Related to the Ownership and Disposition of New AEON Securities Following the Business Combination
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Tax Consequences to U.S. Holders

Taxation of Dividends and Other Distributions on Class A Common Stock
If New AEON makes a distribution of cash or other property to a U.S. Holder of Class A Common Stock, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of New AEON’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends will be taxable to a corporate U.S. Holder at regular rates and will generally be eligible for the dividends-received deduction if the requisite holding period is satisfied.
For non-corporate U.S. Holders, if the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property, dividends are “qualified dividend income” taxed at the preferential applicable long-term capital gain rate. If the holding period requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Distributions in excess of our current or accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Common Stock in the manner described above under “— Taxation on the Disposition of New AEON Securities.”
Taxation on the Disposition of New AEON Securities
Upon a sale, exchange or other taxable disposition of New AEON Securities (which, in general, would include a redemption of Warrants that is treated as a taxable exchange of such Warrants as described below under “Tax Consequences to U.S. Holders — Exercise, Lapse or Redemption of a Warrant”), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the New AEON Securities. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the New AEON Securities so disposed of exceeds one year. However, it is unclear whether the redemption rights with respect to the Class A Common Stock that are effective prior to the Business Combination may prevent the holding period of Class A Common Stock from commencing prior to the termination of such rights. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates under current law. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its New AEON Securities so disposed of. A U.S. Holder’s adjusted tax basis in its New AEON Securities generally will equal the U.S. Holder’s adjusted cost less any prior distributions treated as a return of capital for U.S. federal income tax purposes.
Exercise, Lapse, or Redemption of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss as a result of the acquisition of Class A Common Stock upon exercise of a Warrant for cash. The U.S. Holder’s tax basis in the shares of the Class A Common Stock received upon exercise of the Warrants generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrants and the exercise price of such Warrants. For U.S. federal income tax purposes, it is unclear whether the U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Class A Common Stock received would equal such holder’s basis in the Warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the Class A Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder would be deemed to have surrendered a number of Warrants having an aggregate value equal to the exercise price for the number of Warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price of the Warrants deemed exercised and such holder’s tax basis in the Warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the Warrants deemed surrendered. In this case, the U.S. Holder’s tax basis in the Class A Common Stock received would equal the sum of its initial investment in the Warrants deemed exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Stock received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from New AEON if, for example, the adjustment to the number of such shares or to such exercise price increases the Warrant holders’ proportionate interest in New AEON’s assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrants), including as a result of a distribution of cash or other property to the holders of shares of Class A Common Stock which is taxable to such holders of such shares as a distribution. Any constructive distribution received by a U.S. Holder would be subject to tax in the same manner as if such U.S. Holder received a cash distribution from New AEON equal to the fair market value of such increased interest resulting from the adjustment, and taxed as described above under “— Taxation of Dividends and Other Distributions on Class A Common Stock.” Generally, a U.S. Holder’s adjusted tax basis in its Warrants would be increased to the extent any such constructive distribution is treated as a dividend.
U.S. Information Reporting and Backup Withholding
Distributions with respect to the Class A Common Stock to a U.S. Holder (whether or not such distributions qualify as dividends for U.S. federal income tax purposes), constructive dividends deemed paid with respect to the Warrants and proceeds from the sale, exchange or redemption of the New AEON Securities by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding (currently at a 24% rate) may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, fails to furnish a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
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Tax Consequences to Non-U.S. Holders

Taxation of Dividends and Other Distributions on Class A Common Stock
Distributions (other than certain pro rata distributions of Class A Common Stock) made to a Non-U.S. Holder, to the extent paid out of New AEON’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will constitute dividends for U.S. federal income tax purposes. Amounts not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero, and thereafter as capital gain and will be treated as described below under “— Tax Consequences to Non-U.S. Holders — Taxation on the Disposition of New AEON Securities.”
Subject to the discussion below on effectively connected income and FATCA (as defined below), dividends paid to a Non-U.S. Holder of Class A Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Taxation on the Disposition of New AEON Securities
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain realized upon the disposition of New AEON Securities unless:
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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States to which such gain is attributable);

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the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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New AEON Securities constitute a USRPI by reason of New AEON’s status as a USRPHC for U.S. federal income tax purposes, and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. Holder, unless an applicable tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such gain, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet above, New AEON believes that it is not and has not been at any time since its formation, and does not expect to be immediately after the Business Combination is completed, a USRPHC.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Exercise, Lapse or Redemption of a Warrant
The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. Holder, or the redemption of a Warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a Warrant by a U.S. Holder, as described above under “— Tax Consequences to U.S. Holders — Exercise, Lapse or Redemption of a Warrant,” although to the extent a cashless exercise or redemption of a Warrant results in a taxable exchange, the consequences would be similar to those described above under “— Tax Consequences to Non-U.S. Holders — Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants.”
Information Reporting and Backup Withholding
Payments of dividends on New AEON Securities will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on New AEON Securities paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, redemption proceeds that are treated as proceeds from a sale or other taxable disposition of New AEON Securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from the sale, exchange or other taxable disposition of New AEON Securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on and the gross proceeds of dispositions of common stock or warrants of a U.S. issuer paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed Treasury Regulations, the preamble to which states that taxpayers may rely on them until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of Class A Common Stock or New AEON Securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their Class A Common Stock and New AEON Securities.
Anticipated Accounting Treatment of the Business Combination
Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Priveterra will be treated as the acquired company for financial reporting purposes; whereas, AEON will be treated as the accounting acquiror. In accordance with this accounting method, the Business Combination will be treated as the equivalent of AEON issuing stock for the net assets of Priveterra, accompanied by a recapitalization. The net assets of Priveterra will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of AEON. AEON has been determined to be the accounting acquiror for purposes of the Business Combination based on an evaluation of the following facts and circumstances:
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AEON will control a majority of the governing body of New AEON;

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AEON’s existing senior management team will comprise the senior management of the Combined Company; and

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AEON’s operations prior to the Business Combination will comprise the ongoing operations of New AEON.

Public Warrants
The Public Warrants are identical to the Private Placement Warrants, except that, so long as the Private Placement Warrants are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by Priveterra except under certain circumstances as described below; (2) they (including the Class A Common Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Business Combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the Class A Common Stock issuable upon exercise of these warrants) are entitled to registration rights.
Pursuant to the a warrant assumption agreement that the parties expect to enter into the existing Warrant Agreement, dated February 8, 2021, between Priveterra and Continental, will be amended and restated to provide for the assignment by Priveterra of all its rights, title and interest in the outstanding warrants of Priveterra to, and the assumption of such warrants by, AEON. Pursuant to the warrant assumption agreement that the parties expect to enter into all Priveterra warrants under the existing Warrant Agreement will no longer be exercisable for Priveterra Class A Common Stock, but instead will be exercisable for New AEON common stock.
Following the Closing, AEON may redeem the Public Warrants prior to their exercise at a time that is disadvantageous to you. More specifically:
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AEON will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the closing price of the New AEON common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders (which we refer to as the “Reference Value”), provided that certain other conditions are met.

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AEON will also have the ability to redeem the Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $.10 per warrant, provided the Reference Value of the New AEON common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), provided that during the 30-day period following notice of the redemption, holders of the public warrants will be entitled to exercise such warrants on a “cashless basis” and to receive a number of New AEON common stock determined by reference to a make-whole table. If the Reference Value of the New AEON common stock is less than $18.00 per share, subject to certain adjustments, the AEON Private Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants. The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants, including because the number of shares received is capped at 0.361 New AEON common stock per whole warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

Redemption of the outstanding Public Warrants could force holders (i) to exercise the public warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the public warrants at the then-current market price when the holder might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of the public warrants.
In the event that AEON elects to redeem all of the redeemable warrants as described above, it will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by AEON not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via AEON’s posting of the redemption notice to DTC.
Regulatory Matters
The Business Combination is not subject to any additional federal or state regulatory requirement or approval, except for the filings with the State of Delaware necessary to effectuate the Business Combination and the filing of required notifications and the expiration or termination of the required waiting periods under the HSR Act.

Required Vote of Priveterra Stockholders
The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of that Proposal and entitled to vote thereon at the Special Meeting, voting together as a single class. Additionally, the Business Combination will not be consummated if Priveterra has less than $5,000,001 of net tangible assets after taking into account the redemption into cash of all Public Shares properly demanded to be redeemed by Public Stockholders.
The approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) will not be presented to the stockholders for a vote.
At any time at or prior to the Proposed Transaction, subject to applicable securities laws (including with respect to material non-public information), the Sponsor, the Priveterra Stockholders or our or their respective directors, officers, advisors or respective affiliates may (a) purchase Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, Public Shares, (b) execute agreements to purchase such shares from such investors in the future, or (c) enter into transactions with such investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Condition Precedent Proposals or not redeem their Public Shares. In the event that the Sponsor, or our or its directors, officers, advisors or affiliates purchase shares or warrants in privately negotiated transactions from Public Stockholders, such shares and warrants that are purchased by the Sponsor, or its directors, officers, advisors or affiliates would not be voted in favor of the Business Combination Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Priveterra Common Stock, is no longer the beneficial owner thereof and therefore agrees not to exercise its Redemption Rights. In the event that the Sponsor, the Priveterra Stockholders or our or their respective directors, officers, advisors, or respective affiliates purchase shares in privately negotiated transactions from Public Stockholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their Public Shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (a) satisfaction of the requirement that holders of a majority of the Priveterra Common Stock, represented in person or by proxy and entitled to vote at the Special Meeting, vote in favor of the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Charter Amendment Proposals, the Stock Issuance Proposal, the Director Election Proposal, the Incentive Plan Proposal, the ESPP Proposal, and the Adjournment Proposal, (b) otherwise limiting the number of Public Shares electing to redeem and (c) Priveterra’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001. See “Risk Factors — Certain insiders may elect to purchase shares or warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination.” for additional information related to the risk of voting repurchased shares.
Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination
In considering the recommendation of the Board to vote in favor of approval of the Business Combination Proposal, the Charter Amendment Proposal and the other Proposals, Priveterra stockholders should keep in mind that the Sponsor (which is affiliated with certain of Priveterra’s officers and directors) and Priveterra’s officers and directors have interests in such Proposals that are different from, or in addition to, your interests as a Priveterra stockholder. These interests include, among other things:
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If the Business Combination with AEON or another business combination is not consummated by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), Priveterra will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Public Shares for cash and, subject to the approval of its remaining stockholders and its Board, dissolving and liquidating. In such event, (i) the 5,750,000 Founder Shares held by the Sponsor, which were acquired by the Sponsor for a purchase price of approximately $0.004 per share, or $25,000 in the aggregate, prior to the Initial Public Offering, and (ii) 5,213,333 Private Placement Warrants purchased by the Sponsor for a purchase price of $1.50 per warrant, or $7,820,000 in the aggregate, in the Concurrent Private Placement, would be worthless because the holders are not entitled to participate in any redemption or distribution from the Trust

Account with respect to such securities. Such securities had an aggregate market value of approximately $111.61 million based upon the closing price of $10.18 per share of Class A Common Stock on Nasdaq on the Record Date.
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The fact that given the differential in the purchase price that the Sponsor paid for the Founder Shares, as compared to the price of the Public Shares sold in the Initial Public Offering and the shares of Class A Common Stock that the Sponsor will receive upon conversion of the Founder Shares in connection with the Business Combination, the Sponsor may earn a positive rate of return on its investment even if the New AEON common stock trades below the price initially paid for the Public Shares in the Initial Public Offering and the Public Stockholders experience a negative rate of return following the completion of the Business Combination.

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If Priveterra is unable to complete an initial business combination within the required time period, the Sponsor will be personally liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Priveterra for services rendered or contracted for or products sold to Priveterra. If Priveterra consummates an initial business combination, on the other hand, Priveterra will be liable for all such claims.

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The Business Combination Agreement provides for the continued indemnification of Priveterra’s current directors and officers and the continuation of directors’ and officers’ liability insurance covering Priveterra’s current directors and officers from and after the Effective Time for a period of six years.

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Certain of Priveterra’s current directors and officers are expected to be directors of New AEON after the consummation of the Business Combination and as such, in the future, they may receive cash fees, stock options, stock awards or other remuneration that the New AEON Board determines to pay to them and any other applicable compensation as described under section “Executive and Director Compensation — Director Compensation.”

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None of Priveterra’s officers or directors will be required to commit his or her full time to the affairs of New AEON and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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Mr. Malik is a current director of AEON and holds certain equity interests and convertible notes of AEON (collectively representing approximately 202,626 shares of New AEON common stock (as calculated pursuant to the Exchange Rate)). In addition, Mr. Malik will be granted restricted stock units with respect to a total of 107,144 shares of New AEON common stock (calculated pursuant to the Exchange Rate), a portion of which vest on the first anniversary of the date of grant and a portion of which vest based on the achievement of certain clinical development milestones. Mr. Grodnensky is an optionholder of AEON and holds certain equity interests of AEON (collectively representing approximately 38,824 shares of New AEON common stock (as calculated pursuant to the Exchange Rate)). In addition, Mr. Malik and Mr. Grodnensky each has previously been a partner of Strathspey Crown Holdings Group (the holder of 4,536,319 shares of the New AEON common stock (as calculated pursuant to the Exchange Rate) immediately following the Effective Time). Mr. Malik resigned from his position with Strathspey Crown Holdings Group in early 2022 and Mr. Grodnensky resigned from his position with Strathspey Crown Holdings Group in 2020. Mr. Malik continues to hold certain equity interests of Strathspey Crown Holdings Group that entitle Mr. Malik to, subject to certain distribution thresholds that may or may not be satisfied in connection with the Business Combination, approximately 5% of any distributions from Strathspey Crown Holdings (including any distribution of the Merger Consideration). In addition, prior to his resignation, Mr. Malik was entitled to receive management fees in connection with his role as a managing partner of Strathspey Crown Holdings Group. At the time of his resignation on May 31, 2022, Mr. Malik was entitled to receive management fees equal to $12,459,713, the payment of which has been deferred by Strathspey Crown Holdings Group. Mr. Malik retains his entitlement to receive such deferred management fees that accrued prior to his retirement, which since August 16, 2022 have been accruing interest at 2% per annum pursuant to the organizational documents of Strathspey Crown Holdings Group. Such deferred management fees may be paid, in full or in part, in shares of New AEON that will be held, directly or indirectly, by Strathspey Crown Holdings Group as of the Closing as further described in this proxy statement/prospectus, at a price and on such terms as may be determined at the time of the payment of such deferred management fee. The payment of all such deferred management fees is subject to the prior approval of the supervisory board of Strathspey Crown Holdings Group and is not within the control of Mr. Malik or the current partners of Strathspey Crown Holdings Group. In addition to Mr. Malik, Mr. Grodnensky continues to hold certain equity interests of Strathspey Crown Holdings Group that entitle Mr. Malik to, subject to certain distribution thresholds that may or may not be satisfied in connection with the Business Combination, less than 1% of any distributions from Strathspey Crown Holdings (including any distribution of the Merger Consideration).
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In the course of their other business activities, Priveterra’s officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to New AEON as well as the other entities with which they are affiliated. Priveterra’s management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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The Sponsor has agreed to waive its redemption rights with respect to the shares of Priveterra Common Stock it holds in connection with the Business Combination. Additionally, the Sponsor agreed to waive its redemption rights with respect to any Founder Shares and Public Shares held by it if we fail to consummate our initial business combination within 24 months (or 30 months, if the extension proposal is approved by Priveterra stockholders) after the closing of the Initial Public Offering. If Priveterra does not complete an initial business combination within such applicable time period, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares, and the Private Placement Warrants purchased in the Concurrent Private Placement will become worthless. The Private Placement Warrants purchased in the Concurrent Private Placement held by the Sponsor had an aggregate market value of approximately $111.61 million based upon the closing price of $10.18 per share of Class A Common Stock on Nasdaq on the Record Date. In addition, effective as of the consummation of the Closing, with certain limited exceptions, the lock-up arrangements described in the Proposed Bylaws (a copy of which is attached to this proxy statement/prospectus as Annex C) will prevent the transfer or assignment of New AEON common stock (or any securities convertible into or exercisable or exchangeable for shares of New AEON common stock) in accordance with the terms thereof. These lock-up arrangements are further described in the section entitled “Proposal 1: The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.” Since the Sponsor and Priveterra’s officers and directors may directly or indirectly own Priveterra Common Stock following the Initial Public Offering, Priveterra’s officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate the initial business combination.

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Priveterra’s officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to such potential business combination.

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The Sponsor may use the funds held by Priveterra outside the trust account to pay for any expenses or liabilities of Priveterra or otherwise distributing or paying over any funds held by Priveterra outside the trust account to the Sponsor or any of its affiliates, in each case, prior to the Closing; provided, that prior to any distribution or payment of any funds to the Sponsor or any of its affiliates pursuant to the foregoing clause, Priveterra shall cause any indebtedness of Priveterra payable or owing to the Sponsor or any of its affiliates to be paid in full and discharged with no further liability or obligation of Priveterra. Such amount held outside the trust account is currently $21,099,474.72. Pursuant to the Administrative Services Agreement, dated as of February 8, 2021, by and between Priveterra and Sponsor, as expected to be amended in connection with closing (the “Administrative Services Agreement’’), the Sponsor has the right to receive fees in an amount of $25,000 per month for office space and secretarial and administrative services provided to Priveterra which is payable monthly (or, if elected by Sponsor, payable for the ensuing three months in advance).

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The Sponsor and Priveterra’s officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as Priveterra may obtain loans from the Sponsor or an affiliate of the Sponsor or any of Priveterra’s officers or directors to finance transaction costs in connection with an intended initial business combination. As of            , 2023, no such loans are outstanding.

Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT PRIVETERRA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of Priveterra’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of Priveterra and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Priveterra’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION
Priveterra is providing the following unaudited pro forma condensed consolidated combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed consolidated combined financial information presents the combination of the financial information of Priveterra and AEON adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Capitalized terms included below have the same meaning as defined elsewhere in this proxy statement/prospectus.
The historical financial information of Priveterra was derived from the audited financial statements of Priveterra as of and for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus. The historical financial information of AEON was derived from the audited consolidated financial statements of AEON as of December 31, 2022 and for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Priveterra and AEON, respectively, and should be read in conjunction with the audited historical financial statements and related notes. This information should be read together with Priveterra’s and AEON’s audited financial statements and related notes, the sections titled “Priveterra Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations of Priveterra” and “AEON Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2022 combines the historical balance sheet of Priveterra and the historical consolidated balance sheet of AEON on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on December 31, 2022. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 combines the historical statement of operations of Priveterra and historical consolidated statement of operations of AEON for such period on a pro forma basis as if the Business Combination and the transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented. There were no pro forma adjustments required to eliminate activities between the companies.
These unaudited pro forma condensed consolidated combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated combined financial information.
Description of the Business Combination
On December 12, 2022, Priveterra entered into the Business Combination Agreement, pursuant to which the Business Combination between Priveterra and AEON will be effected in two steps. At the Closing, the merger will be effected by Merger Sub merging with and into AEON, with AEON surviving such merger as the surviving entity. Upon consummation of the Business Combination, AEON will become a wholly owned subsidiary of Priveterra. AEON will then change its name to “AEON Biopharma, Inc.”
On January 6, 2023, Priveterra and AEON entered into Committed Financing Arrangements with Alphaeon 1 LLC and Daewoong Co., LTD, pursuant to which each agreed to purchase $15.0 million and $5.0 million, respectively, worth of shares of Class A Common Stock, at a purchase price of $7.00 per share as detailed in the Committed Financing Agreements.

On April 27, 2023, Priveterra and AEON amended the Business Combination Agreement. Concurrently with the amendment to the Business Combination Agreement, Priveterra amended the Sponsor Support Agreement to include restriction and forfeiture provisions related to the Founder Shares.
Subject to, and conditioned upon the occurrence of and effective immediately after the Closing, 70% of the Founder Shares (i.e., 4,830,000 Founder Shares) (the “Contingent Founder Shares”) shall be unvested and subject to the restrictions and forfeiture provisions set forth in this Sponsor Support Agreement. The remaining 30% of the Founder Shares and 100% of the Private Placement Warrants shall not be subject to the provisions set forth for the Contingent Founder Shares.
If on the date upon which all backstop commitments, non-redemption agreements, forward purchase agreements or other similar financing arrangements entered into prior to the Closing or following the Closing with a financing provider or source identified to AEON by the Priveterra prior to the Closing have terminated or expired (such date, the “Test Date”), the Average Price Per Share, determined as of the Test Date (the “Test Date Average Price Per Share”) is greater than or equal to $5.00 per share, the Contingent Founder Shares shall vest, and shall become free of the provisions as follows: Assuming the Closing Average Price Per Share is greater than or equal to $5.00 per share, the remaining 30% of the Contingent Founder Shares (i.e., 1,380,000 Founder Shares) shall vest immediately without any further action.
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1,380,000 Founder Shares shall vest immediately without any further action;

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1,000,000 of the Contingent Founder Shares (the “Migraine Phase 3 Contingent Founder Shares”) shall vest upon the achievement of the conditions for the issuance of the Migraine Phase 3 Contingent Consideration Shares on or prior to the Migraine Phase 3 Outside Date;

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1,000,000 of the Contingent Founder Shares (the “CD BLA Contingent Founder Shares”) shall vest upon the achievement of the conditions for the issuance of the CD BLA Contingent Consideration Shares on or prior to the CD BLA Outside Date; and

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1,450,000 of the Contingent Founder Shares (the “Episodic/Chronic Migraine Contingent Founder Shares”) shall vest upon the earlier of (x) the achievement of the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares on or before the Episodic Migraine Outside Date and (y) the achievement of the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares on or before the Chronic Migraine Outside Date.

If the Test Date Average Price Per Share is less than $5.00 per share, then the Contingent Founder Shares shall be forfeited.
The Sponsor shall not, and hereby waives any right to, vote the Contingent Founder Shares during any period of time that such Contingent Founder Shares are subject to vesting.
The Board has (i) approved and declared advisable the Business Combination Agreement and the merger and (ii) resolved to recommend approval of the Business Combination Agreement and the merger by the shareholders of Priveterra.
The consideration to be paid at Closing by Priveterra to AEON security holders will be payable in shares of Class A Common Stock at the Exchange Ratio.
Following the Closing, in addition to the consideration to be received at the Closing and as part of the overall Merger Consideration, certain of the AEON Stockholders (the “Participating AEON Stockholders”) shall be issued a portion of up to 16,000,000 additional shares of Class A Common Stock, as follows:
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1,000,000 shares of Class A Common Stock, in the aggregate, if, on or before June 30, 2025 (as it may be extended, the “Migraine Phase 3 Outside Date”), AEON shall have commenced a Phase 3 clinical study for the treatment of chronic migraine or episodic migraine, which Phase 3 clinical study will have been deemed to commence upon the first subject having received a dose of a Company Product in connection with such Phase 3 clinical study (such 1,000,000 shares of Class A Common Stock, the “Migraine Phase 3 Contingent Consideration Shares”); and

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4,000,000 shares of Class A Common Stock, in the aggregate, if, on or before November 30, 2026 (as it may be extended, the “CD BLA Outside Date”), AEON shall have received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of cervical dystonia (such 4,000,000 shares of Class A Common Stock, the “CD BLA Contingent Consideration Shares”);
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4,000,000 shares of Class A Common Stock, in the aggregate, if, on or before June 30, 2029 (as it may be extended, the “Episodic Migraine Outside Date”), AEON shall have received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of episodic migraine (such 4,000,000 shares of Class A Common Stock, the “Episodic Migraine Contingent Consideration Shares”); provided that in the event the satisfaction of the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares occurs prior to the satisfaction of the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares, then the number of Episodic Migraine Contingent Consideration Shares shall be increased to eleven million (11,000,000) shares of Class A Common Stock; and

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7,000,000 shares of Class A Common Stock, in the aggregate, if, on or before June 30, 2028 (as it may be extended, the “Chronic Migraine Outside Date”, and together with the Migraine Phase 3 Outside Date, the CD BLA Outside Date and the Episodic Migraine Outside Date, the “Outside Dates”), AEON shall have received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraine (such 7,000,000 shares of Class A Common Stock, the “Chronic Migraine Contingent Consideration Shares”); provided that in the event that the number of Episodic Migraine Contingent Consideration Shares is increased to eleven million (11,000,000), then the number of Chronic Migraine Contingent Consideration Shares shall be decreased to zero and no Contingent Consideration Shares will be issued in connection with the satisfaction of the conditions to the issuance of the Chronic Migraine Contingent Consideration Shares.

•
In the event that AEON licenses any of its products (except in connection with migraine or cervical dystonia indications) to a third-party licensor for distribution in the U.S. market (a “Qualifying License”) prior to the satisfaction of (x) the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares and (y) the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares, then upon the entry of AEON into such Qualifying License, two million (2,000,000) shares of Class A Common Stock shall become due and payable to AEON Stockholders and the number of Episodic Migraine Contingent Consideration Shares and (A) the number of Episodic Migraine Contingent Consideration Shares shall be reduced by one million (1,000,000) or by two million (2,000,000) and (B) the number of Chronic Migraine Contingent Consideration Shares shall be reduced by one million (1,000,000), but not below zero.

AEON accounts for the Contingent Consideration Shares as either equity-classified or liability-classified instruments based on an assessment of the Contingent Consideration Shares specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). AEON has preliminarily determined that the Contingent Consideration Shares are not indexed to New AEON’s stock and are therefore will be classified as a liability. The unaudited pro forma condensed combined financial information reflect preliminary estimates of the fair value of the Contingent Consideration liability, but does not reflect pro forma adjustments on a per share basis for the Contingent Consideration Shares because the contingencies have not yet been met and because the Contingent Consideration Shares would be anti-dilutive.
The issuance of such Contingent Consideration Shares would dilute the value of all shares of New AEON common stock outstanding at the time of issuance. Assuming the current capitalization structure, the 1,000,000 Phase 3 Migraine Contingent Consideration Shares that would become vested if, on or before June 30, 2025, AEON has commenced a Phase 3 clinical study for the treatment of chronic or episodic migraines, would represent approximately 4% of total shares outstanding for the redemption scenarios set forth. Assuming the current capitalization structure, the 4,000,000 BLA Cervical Success Contingent Consideration Shares that would become vested if, on or before November 30, 2026, AEON has received from the FDA acceptance for review of the BLA submitted by the C for the treatment of cervical dystonia, would represent approximately 17% of total shares outstanding for the redemption scenarios set forth. Assuming the current capitalization structure, the 4,000,000 BLA Episodic Success Contingent Consideration Shares that would become vested if, on or before June 30, 2029, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of episodic migraines, would represent approximately 17% of total shares outstanding for the redemption scenarios set forth. Assuming the current capitalization structure, the 7,000,000 BLA Chronic Success Contingent Consideration Shares that would become vested if, on or before June 30, 2028, AEON has received from the FDA acceptance for review of the BLA submitted by AEON for the treatment of chronic migraines, would represent approximately 30% of total shares outstanding for the redemption scenarios set forth. If all redemption scenarios set forth are met, assuming current capitalization structure, Contingent Consideration Shares would represent approximately 68% of total shares outstanding.
Each share of AEON capital stock, if any, that is owned by Priveterra, Merger Sub, or AEON, or any of their subsidiaries (as treasury stock or otherwise) will automatically be cancelled and extinguished without any conversion or consideration.
At the Effective Time, each issued and outstanding share of AEON common and preferred Stock (other than any such shares of AEON common and preferred Stock cancelled as described above and any dissenting shares) will be converted into the right to receive (1) a number of shares of New AEON common stock equal to the Merger Consideration, and (2) Contingent Consideration Shares as, and subject to the contingencies, described above.
Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and become one newly issued share of New AEON common stock as the surviving corporation in the merger.
At the Effective Time, each outstanding option to purchase shares of AEON common stock and restricted stock units will be converted into an option to purchase, subject to substantially the same terms and conditions as were applicable under such options prior to the Effective Time, shares of New AEON common stock equal to the number of shares, and at an exercise price per share, as set forth in the AEON disclosure schedules. Additionally, each outstanding AEON RSU award (including each Subsidiary Rollover RSU Award) will be converted into a RSU award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules.
Contingent on and effective as of immediately prior to the Effective Time, each outstanding warrant to purchase shares of AEON capital stock will be exercised in accordance with the terms of the relevant agreements governing such warrants.
Extension Proposal
On February 10, 2023, Priveterra filed a proxy statement detailing a Special Meeting held to approve the Extension Amendment from its shareholders to amend the Company’s Existing Charter to: (a) extend from February 11, 2023 to August 11, 2023, the date by which, if the Company has not consummated a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving one or more businesses or entities, the Company must: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares; and (iii) as promptly as reasonably possible following such redemption liquidate and dissolve.
The submission of the Extension Amendment to amend Priveterra’s Existing Charter entitled holders of public shares to redeem their shares for their pro rata portion of the funds held in the trust account established at the time of the Priveterra initial public offering. In connection with the Special Meeting, as of February 10, 2023, 25,597,728 shares of Priveterra Class A Common Stock were redeemed.
The unaudited pro forma condensed consolidated combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of shares of Class A Common Stock:
•
Assuming No Additional Redemptions: This scenario assumes that the only Class A Common Stock subject to redemption that are redeemed are those that have already been redeemed prior to February 10, 2023.This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, this scenario is included in the pro forma condensed consolidated combined financial statements for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing

Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Financing Agreements described above, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.
•
Maximum Redemption Scenario: This scenario assumes that 2,002,272 shares of Class A Common Stock subject to redemption are redeemed for an aggregate payment of approximately $21.0 million (based on an estimated per share redemption price of approximately $10.49 that was calculated using the $21.0 million of cash remaining in the Trust Account divided by the remaining 2,002,272 Class A Common Stock subject to redemption as of March 1, 2023). This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, the Maximum Redemption Scenario is included in the pro forma condensed consolidated combined financial statements for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Financing Agreements described above, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.

The following summarizes the pro forma ownership of Class A Common Stock of New AEON following the Business Combination and the private financing round under both the No Additional Redemptions and Maximum Redemptions scenarios:
	Assuming No Additional Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
AEON Stockholders(1)(2)(3)	19,279,557	82.3%	19,279,557	90.0%
Public Stockholders(4)(5)	2,002,272	8.5%	—	—%
Sponsor(6)(7)	2,147,586	9.2%	2,147,586	10.0%
Pro forma Class A Common Stock as of December 31, 2022	23,429,415	100.0%	21,427,143	100.0%

(1)
Excludes (i) 16,000,000 Contingent Consideration Shares as the Contingent Consideration conditions have not yet been met, (ii) 3,515,218 shares issuable in connection with outstanding AEON options, (iii) 3,839,892 shares available for issuance pursuant to the Incentive Plan, (iv) 488,146 shares available for issuance pursuant to the ESPP, (v) 77,586 shares (as calculated pursuant to the Exchange Ratio) held by Priveterra parties, and (vi) 1,041,565 unvested AEON RSU awards issued to AEON shareholders.

(2)
Includes 2,857,143 shares issuable on the Closing in connection with Committed Financing Agreements. If disaggregated, Interim Financing Investors would hold approximately 12.2% and 13.3% under the “No Additional Redemptions” and “Maximum Redemptions”, respectively.

(3)
Includes 127,801 AEON RSU awards issued to AEON shareholders subject to accelerated vesting as of the Closing.

(4)
Excludes 9,200,000 shares issuable on exercise of Public Warrants.

(5)
Reflects the redemption of 25,597,782 shares of Priveterra Class A Common Stock in connection with the Special Meeting on February 10, 2023.

(6)
Excludes 3,450,000 Contingent Founder Shares as defined by the Sponsor Support Agreement. The Contingent Founder Shares shall vest, if at all, upon the date upon which all Qualifying Financing Transactions have terminated or expired (which date could be the Closing Date), if the Average Price Per Share of the Qualifying Financing Transactions is greater than $5.00 per share, as follows: (i) 1,380,000 shall vest immediately, and (ii) the remaining Contingent Founder Shares shall vest upon achievement of the clinical milestones described further in the Sponsor Support Agreement. If the Average Price Per Share of the Qualifying Financing Transactions is less than $5.00 per share as of such date, then all of the Contingent Founder Shares shall be forfeited for no consideration.

(7)
Includes 77,586 AEON Company Shares (as calculated pursuant to the Exchange Ratio) held by

Priveterra parties. Excludes 5,280,000 Private Placement Warrants. If all potential sources of dilution were exercised and converted into Class A Common Stock, the Sponsor and related parties would hold approximately 19.4% and 20.0% under the “No Additional Redemptions” and “Maximum Redemption” scenarios, respectively.
The presentation of pro forma financial statements is dependent upon which entity in the Business Combination is considered the accounting acquirer.
The Business Combination will be accounted using the asset acquisition method in accordance with U.S. GAAP. Under this method of accounting, Priveterra is considered to be the accounting acquirer based on the terms of the Business Combination Agreement. Upon consummation of the Business Combination, the expected cash on hand results in the equity at risk being considered insufficient for AEON to finance its activities without additional subordinated financial support, under these assumed redemption scenarios. Therefore, AEON is considered a VIE and the primary beneficiary of AEON will be treated as the accounting acquirer. Priveterra will hold a variable interest in AEON as it will own 100% of AEON’s equity. Priveterra will be considered the primary beneficiary as it will retain the obligation to absorb the losses and/or receive the benefits of AEON that could potentially be significant to AEON. The merger is expected to be accounted for as an asset acquisition as substantially all of the fair value is concentrated in IPR&D, an intangible asset. AEON’s assets (except for cash) and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D with no alternative future use being expensed.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2022
(in thousands, except share and per share data)
	Priveterra Acquisition Corp. (Restated Historical)	AEON Biopharma, Inc. (Historical)	No Additional Redemptions			Maximum Redemption Scenario
			Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$68	$9,746	$20,000	B	$36,265	$(20,592)	N	$15,673
			20,592	C				—
			(8,985)	D				—
			(3,750)	E				—
			(1,256)	F				—
			(150)	L
Prepaid expenses and other current assets	41	92	—		133			133
Total current assets	109	9,838	26,451		36,398	(20,592)		15,806
Property and equipment, net	—	431	—		431			431
Operating lease right-of-use assets	—	475	—		475			475
Other assets	—	34	—		34			34
Investments held in Trust Account	279,385	—	(258,793)	A	—			—
			(20,592)	C
Total assets	$279,494	$10,778	$(252,934)		$37,338	$(20,592)		$16,746
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,621	$7,805	$(2,557)	D	$4,818			$4,818
			(3,051)	E				—
Franchise tax payable	227	—	—		227			227
Promissory note — related party	150	—	(150)	L	—			—
Deferred tax liability	589	—	(589)	M	—			—
Income tax payable	294	—	—		294			294
Accrued clinical trials expenses	—	2,051	—		2,051			2,051
Accrued compensation	—	1,112	—		1,112			1,112
Other accrued expenses	—	740	—		740			740
Current portion of convertible notes payable	—	70,866	(70,866)	K	—			—
Total current liabilities	3,881	82,574	(77,213)		9,242	—		9,242
Convertible notes payable	—	60,426	(60,426)	K	—			—
Operating lease liability	—	242	—		242			242
Warrant liabilities, less current portion	670	—	—		670			670
Other long-term liabilities	—	—	—		—			—
Contingent consideration liability	—	—	136,297	I	136,297			136,297
Deferred underwriters’ discount	5,893	—	(5,893)	F	—			—
Total liabilities	10,444	143,242	(7,235)		146,451	—		146,451
Class A common stock subject to possible redemption	278,487	—	(258,793)	A	—			—
			(19,694)	G
Convertible preferred stock	—	137,949	(137,949)	H	—			—
Stockholders’ equity (deficit)
Common Stock	—	14	(14)	H	—			—
Class A Common Stock	—	—	—	B	3	(1)	N	2
			1	G
			—	I
			2	K
			—	J
Class B Common Stock	1	—	(1)	J	—			—

	Priveterra Acquisition Corp. (Restated Historical)	AEON Biopharma, Inc. (Historical)	No Additional Redemptions			Maximum Redemption Scenario
			Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Additional paid-in capital	32	187,348	20,000	B	203,552	(20,591)	N	182,961
			(2,750)	D
			19,693	G
			(319,812)	H
			167,750	I
			1	J
			131,290	K
Accumulated deficit	(9,470)	(474,839)	(3,678)	D	(312,668)			(312,668)
			(699)	E
			4,637	F
			474,839	H
			(304,047)	I
			589	M
Treasury stock	—	(23)	23	H	—			—
Total stockholders’ equity (deficit)	(9,437)	(287,500)	187,824		(109,113)	(20,592)		(129,705)
Non-controlling interest	—	17,087	(17,087)	H	—			—
Total deficit	$(9,437)	$(270,413)	$170,737		$(109,113)	$(20,592)		$(129,705)
Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$279,494	$10,778	$(252,934)		$37,338	$(20,592)		$16,746

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)
	Priveterra Acquisition Corp. (Restated Historical)	AEON Biopharma, Inc. (Historical)	No Additional Redemptions			Maximum Redemption Scenario
			Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments(1)	Pro Forma Combined
Revenue
Service revenue	$—	$—	$—		$—	$—	$—
Total revenue	—	—	—		—	—	—
Expenses
Research and development	—	34,754	314,723	D.1	349,477	—	349,477
Selling, general and administrative	3,326	13,675	699	B.1	24,323	—	24,323
			6,623	G.1
Total expenses	3,326	48,429	322,045		373,800	—	373,800
Operating loss	(3,326)	(48,429)	(322,045)		(373,800)	—	(373,800)
Other income (expense)
Interest income from investments held in Trust Account	3,707	—	(3,707)	A.1	—	—	—
Unrealized gain on change in fair value of warrants	6,715	—	—		6,715	—	6,715
Gain on extinguishment of deferred underwriters’ discount	163	—	200	E.1	363	—	363
Change in fair value of convertible notes	—	(4,416)	4,416	C.1	—	—	—
Other income (loss), net	—	289	—		289	—	289
Total other income (expense)	10,585	(4,127)	909		7,367	—	7,367
Income (loss) before provision for income taxes	7,259	(52,556)	(321,136)		(366,433)	—	(366,433)
Provision for income taxes	(883)		589	F.1	(294)	—	(294)
Net income (loss)	$6,376	$(52,556)	$(320,547)		$(366,727)	$—	$(366,727)
Net loss per share (Note 4)
Basic and diluted weighted average shares outstanding, Class A common stock	27,600,000	138,825,356			23,429,415		21,427,143
Basic and diluted net loss per share	$0.18	$(0.38)			$(15.65)		$(17.12)
Basic and diluted weighted average shares outstanding, Class B common stock	6,900,000	—			—		—
Basic and diluted net loss per share	$0.18	—			—		—

(1)
There are no additional adjustments in the Maximum Redemption scenario

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
FINANCIAL INFORMATION
Note 1.   Basis of Presentation
The Business Combination is expected to be accounted for as an asset acquisition in accordance with U.S. GAAP. Under this method of accounting, Priveterra will be treated as the “accounting acquirer” and AEON as the “accounting acquiree” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be accounted for as an asset acquisition as substantially all of the fair value is concentrated in IPR&D, an intangible asset. AEON’s assets (except for cash) and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D with no alternative future use being expensed. The fair value measurements utilize estimates based on key assumptions of the Business Combination, including historical and current market data. The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined subsequent to the Merger, and the final amounts of the assets acquired, and liabilities assumed may differ materially from the values recorded in the pro forma financial information.
The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2022 gives effect to the Business Combination and related transactions as if they had been completed on December 31, 2022. The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 gives effect to the Business Combination and related transactions as if they had been completed on January 1, 2022. This period is presented on the basis that Priveterra is the acquirer for accounting purposes.
The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on certain currently available information and certain assumptions and methodologies that Priveterra management believes are reasonable under the circumstances. The unaudited condensed consolidated combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. Priveterra management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial information.
The unaudited pro forma condensed consolidated combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed consolidated combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Priveterra and AEON.
Note 2.   Accounting Policies and Reclassifications
Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed consolidated combined financial information. As a result, the unaudited pro forma condensed consolidated combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed consolidated combined financial statements, certain reclassifications were made to align Priveterra’s financial statement presentation with that of AEON.
Preferred Stock Conversion
At the Effective Time, all shares of AEON preferred stock outstanding will be converted into shares of New AEON common stock.
Accounting for Stock Option and Restricted Stock Units Conversion
The Company accounts for stock-based compensation arrangements with employees and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock-based payments, including stock options and restricted stock units. As of the Effective Time, each AEON option or restricted stock unit prior to the Business Combination that is then outstanding will be converted into an option to purchase shares of New AEON common stock or restricted stock unit upon substantially the same terms and conditions as are in effect with respect to such option or restricted stock unit immediately prior to the Effective Time, subject to specific terms and conditions. Depending on the fair value measurement of the replacement awards and vesting conditions, either all or a portion of the fair value-based measure of the replacement awards will be included in measuring the consideration transferred in the asset acquisition. As there is a decrease in fair value measurement of the replacement awards as compared to the historical awards, no amount will be included in consideration transferred and no additional incremental stock compensation expense will be recognized post business combination as related to the replacement awards.
Note 3.   Preliminary Purchase Price
The accompanying unaudited pro forma condensed consolidated combined financial statements reflect an estimated preliminary purchase price of approximately $304.0 million comprised of equity consideration of approximately $165.0 million, the estimated fair value of the Contingent Consideration Shares of approximately $136.3 million, and Priveterra estimated transaction costs of $2.8 million.
The table below represents the total estimated preliminary purchase price (dollars in thousands, except share data):
Number of Class A Common Stock of the combined company to be issued	16,500,000
Multiplied by the Priveterra Share Value, per the Business Combination Agreement	$10.00
Total	$165,000
Estimated fair value of Contingent Consideration Shares	136,297
Priveterra estimated transaction costs	2,750
Total estimated purchase price	$304,047
For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on the relative fair value of the preliminary estimate of the fair value of assets and liabilities to be acquired (in thousands):
Preliminary Purchase Price Allocation:
Net working capital (excluding cash)	$(11,616)
Long-term assets	940
Acquired in-process research and development	314,723
Net assets acquired	$304,047
The guidance in ASC 805 requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. The initial screen test was met as Priveterra determined that substantially all of the fair value was concentrated in the acquired IPR&D. The fair value of the IPR&D was determined to be approximately $314.7 million before the purchase price was allocated among the assets and liabilities acquired, as shown above.
IPR&D represents the R&D assets of AEON which were in-process, but not yet completed, and which Priveterra has the opportunity to advance. Current accounting standards require that the fair value of IPR&D projects acquired in an asset acquisition with no alternative future use be allocated a portion of the consideration transferred and charged to expense at the acquisition date. The actual purchase price allocated to IPR&D will fluctuate until the closing date of the merger, and the final valuation of the IPR&D consideration could differ significantly from the current estimate.
Note 4.   Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information
The unaudited pro forma condensed consolidated combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain estimates, assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed consolidated combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Priveterra has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined financial information. There were no pro forma adjustments required to eliminate activities between the companies.
The unaudited pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the period presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated combined statement of operations are based upon the number of shares of New AEON Class A Common Stock outstanding, assuming the Business Combination and related transactions occurred on the beginning of the earliest period presented. The pro forma basic and diluted earnings per share amounts exclude the impact of the Contingent Consideration Shares as the Contingent Consideration conditions have not yet been met and because the contingent shares would be anti-dilutive.
Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet:
The adjustments included in the unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2022 are as follows:
A.
Reflects the redemption of 25,597,728 shares of Priveterra Class A Common Stock for aggregate redemption payments of $258.8 million using a redemption price of $10.11 per share.

B.
Reflects the proceeds from 2,857,143 shares of Priveterra Class A Common Stock to be purchased pursuant to the Committed Financing Agreements entered into on January 6, 2023, for a total of $20.0 million.

C.
Reflects the reclassification of the remaining marketable securities of $20.6 million held in the trust account to cash and cash equivalents assuming no additional redemptions beyond those reflected in adjustment (A).

D.
Represents Priveterra’s preliminary estimated transaction costs, included within the estimated purchase price (Note 3), of $9.0 million inclusive of advisory, banking, printing, legal, accounting fees and other professional fees that are to be incurred as a direct and incremental part of the Business Combination. $2.8 million of these costs are expected to be incurred at Closing and will be recorded within additional paid-in capital. The $6.2 million of estimated transaction costs expected to be incurred prior to Closing will be expensed as incurred. Of the estimated transaction costs expected to be incurred prior to Closing, $2.6 million has already been incurred and reflected in the historical financial statements of Priveterra, of which $0 has already been paid.

E.
Represents AEON’s preliminary estimated transaction costs of $3.8 million inclusive of advisory, banking, legal and other professional fees that are expensed as a part of the Business Combination within accumulated deficit. Of the estimated transaction costs, $3.1 million has already been incurred and reflected in the historical financial statements of AEON, of which $0 has already been paid.

F.
Reflects the settlement of $1.3 million in deferred underwriting fee payable reflected within the historical financial statements of Priveterra, of which $4.6 million was waived pursuant to a letter issued January 26, 2023 by Wells Fargo, LLC. Of the amount waived $0.2 million was recorded as gain on extinguishment reflected in adjustment (E.1).

G.
Reflects the reclassification of the remaining $19.7 million of Priveterra Class A Common Stock subject to possible redemption to permanent equity.

H.
Reflects the elimination of AEON’s outstanding equity and temporary equity comprised of 21,257,708 shares of preferred stock and 138,825,356 shares of common stock, par value of $0.0001, accumulated deficit of $474.8 million, 22,281 shares of treasury stock, and $17.1 million in non-controlling interest, reflected as an increase in additional paid-in capital.

I.
Reflects the Merger Consideration, including the estimated fair value of 16,500,000 shares of Class A Common Stock, estimated transaction costs, and the estimated fair value of the Contingent Consideration for AEON participating stockholders (Note 3), as well as the adjustment to accumulated deficit for the acquired IPR&D as follows:

December 31, 2022
(in thousands)
Expensed IPR&D acquired (D.1)	$314,723
Net working capital (excluding cash)	(11,616)
Long-term assets	940
Total adjustment to accumulated deficit (I)	$304,047
AEON has preliminarily determined that the Contingent Consideration for AEON participating stockholders is not indexed to AEON’s own stock and is therefore accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations. The pro forma estimated fair value of the Contingent Consideration for AEON participating stockholders was calculated as the cumulative probability-adjusted valuation of the milestones. The probability adjusted valuation of each milestone was determined by applying a range of probabilities of success or failure to an estimated stock price assuming such success or failure. The probabilities of success or failure for each milestone ranged from zero to 95% and were provided as management’s estimates, based on certain factors, such as the unpredictable nature of clinical trial outcomes and regulatory review, the meaningfully de-risked nature of ABP-450 CMC and its clinical profile, the impact on subsequent milestones of not achieving initial milestones and the potential impact of future financings. In addition, the pro forma value of the Contingent Consideration includes an estimated fair value of the forfeiture of certain Founder Shares of approximately $12.9 million, which shares will be distributed to AEON participating holders upon the upon first achievement of a milestone and are calculated depending on the probability of achievement for one of the first three milestones, assuming success probabilities of 95% for the first milestone, cumulative probabilities of 4% for the second milestone and cumulative probabilities of 0.1% for the third milestone.
J.
To reflect the conversion of 3,450,000 of the 6,900,000 shares of Priveterra Class B Common Stock to New AEON Class A Common Stock and the deposit of 3,450,000 Contingent Founder Shares into escrow, subject to certain vesting conditions. This is reflected as an adjustment to additional paid-in capital to reflect converted shares and shares placed into escrow.

K.
Represents the conversion of the outstanding AEON convertible notes into shares of New AEON Class A Common Stock, in contemplation of the Business Combination and based on the fair value as of December 31, 2022. Final adjustment will reflect the then current fair value.

L.
Represents the repayment of promissory notes issued by Priveterra to the Sponsor at the Closing.

M.
Represents the elimination of the deferred tax liability recorded by Priveterra, as referenced in adjustment (F.1). The Priveterra deferred tax liability will be offset by AEON’s deferred tax assets post-Business Combination.

N.
Represents the redemption of 2,002,272 shares of Priveterra Class A Common Stock available for redemption for the full value of the trust account, assuming the minimum cash requirement of $40 million has been waived.

Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 are as follows:
A.1
Reflects elimination of investment income on the trust account.

B.1
Reflects estimated transactions costs of $0.7 million as if incurred on January 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed consolidated combined statement of operations. The amount presented is comprised of transaction costs that were not yet recognized and expensed in the historical statement of operations as part of the Business Combination. These costs are non-recurring.

C.1
Reflects the reclassification of the AEON convertible notes liabilities to equity as of January 1, 2022 and the elimination of changes in the fair value of the convertible notes recorded in the statement of operations as referenced in adjustment (K).

D.1
Reflects the impact of expensing the acquired IPR&D upon consummation of the asset acquisition (Note 3). These costs are non-recurring.

E.1
Reflects the gain on the waived portion of the deferred underwriting fee payable referenced in adjustment (F) as if incurred on January 1, 2022.

F.1
Reflects the impact of reversal of the income tax expense incurred by Priveterra, resulting in the deferred tax liability referenced in adjustment (M), that would not have been incurred due to AEON’s unrecognized deferred tax assets.

G.1
Reflects estimated AEON option and AEON restricted stock unit compensation expense of $6.6 million for the year ended December 31, 2022. Compensation expense in the unaudited pro forma condensed combined statement of operations assumes the Business Combination occurred on January 1, 2022 and includes $1.5 million related to restricted stock units expected to vest upon the Closing, $1.7 million related to options vested at the Closing, $1.6 million related to the restricted stock units that vest over a derived remaining service period, and $1.8 millions related to the options that vest over a derived remaining service period which is assumed to begin on January 1, 2022, the first day of the fiscal period presented.

Note 5.   Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2022. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of the period presented.
The following has been prepared to present the net loss per share with respect to the no additional redemptions and maximum redemption of Class A Common Stock scenarios by Priveterra Stockholders at the time of the Business Combination for the year ended December 31, 2022:
	Twelve Months Ended December 31, 2022(1)
	No Additional Redemptions	Maximum Redemption Scenario
	(in thousands, except share and per share data)
Pro forma net loss	$(366,727)	$(366,727)
Weighted average shares outstanding — basic and diluted	23,429,415	21,427,143
Net loss per share — basic and diluted	$(15.65)	$(17.12)
Excluded securities:(2)
SPAC Private Placement Warrants	5,280,000	5,280,000
SPAC Public Warrants	9,200,000	9,200,000
AEON Options	3,515,218	3,515,218
AEON Restricted Stock Units	1,041,565	1,041,565
Contingent Consideration Shares	16,000,000	16,000,000
Contingent Founder Shares	4,830,000	4,830,000

(1)
Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”

(2)
The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented.

PROPOSAL 2: THE CHARTER AMENDMENT PROPOSAL
The Charter Amendment Proposal, if approved, will approve the following amendments to the Current Charter to:
•
change the name of the new public entity to “AEON Biopharma, Inc.” as opposed to “Priveterra Acquisition Corp.”;

•
increase New AEON’s capitalization so that it will have authorized shares of a single class of common stock and authorized shares of preferred stock, as opposed to Priveterra having 280,000,000 authorized shares of Class A Common Stock, 20,000,000 authorized shares of Class B Common Stock and 1,000,000 authorized shares of preferred stock;

•
require that the removal of any director be only for cause and by the affirmative vote of at least 66 2∕3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

•
require that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2∕3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote on such amendment and of each class entitled to vote thereon as a class;

•
remove the provision allowing stockholders to act by written consent in lieu of holding a meeting of stockholders; and

•
make the Combined Company’s corporate existence perpetual instead of requiring Priveterra to be dissolved and liquidated 24 months (or 30 months, if the extension proposal is approved by Priveterra stockholders) following the Initial Public Offering and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies.

In the judgment of the Board, the Charter Amendment Proposal is desirable for the following reasons:
•
the name of the new public entity is desirable to reflect the Business Combination with AEON and the combined business going forward;

•
the greater number of authorized number of shares of capital stock is desirable for the Combined Company to have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances, for stock dividends and stock splits and to issue upon exercise of equity grants currently outstanding or made under the Incentive Plan or the ESPP (assuming they are approved at the Special Meeting);

•
the single class of common stock is desirable because all shares of Class B Common Stock will be exchanged for Class A Common Stock upon consummation of the Business Combination, and because it will allow the Combined Company to have a streamlined capital structure;

•
it is desirable to increase the voting threshold required to remove a director from the Combined Company board and amend certain provisions of the Current Charter, and to remove the provision allowing stockholder action by written consent, in order to help facilitate corporate governance stability by requiring broad stockholder consensus to effect corporate governance changes, protect minority stockholder interests and enable the Combined Company board to preserve and maximize value for all stockholders in the context of an opportunistic and unsolicited takeover attempt; and

•
it is desirable to delete the provisions that relate to the operation of Priveterra as a blank check company prior to the consummation of its initial business combination because they would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time).

Notwithstanding the foregoing, certain of the Proposed Charter amendments may make it more difficult or discourage an attempt to obtain control of New AEON and thereby protect continuity of or entrench its management, which may adversely affect the market price of New AEON’s securities. If, for example, in the due exercise of its fiduciary obligations, the New AEON Board was to determine that a takeover proposal was not in the best interests of New AEON, such shares could be issued by the New AEON Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable New AEON to have the flexibility to authorize the issuance of shares in the future for financing its business, acquiring other businesses, forming strategic partnerships and alliances and stock dividends and stock splits. Priveterra currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.
Under the Business Combination Agreement, the approval of the Charter Amendment Proposal is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, each of the Charter Amendment Proposals will not be presented at the Special Meeting.
The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of each of the Class A Common Stock and Class B Common Stock, voting separately, as well as the vote of a majority of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Accordingly, a Priveterra stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.
A copy of the Proposed Charter, as will be in effect assuming approval of all of the Charter Amendment Proposal and upon consummation of the Business Combination and filing with the Delaware Secretary of State, is attached to this proxy statement/prospectus as Annex B.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT PRIVETERRA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.
The existence of financial and personal interests of one or more of Priveterra’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Priveterra and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Priveterra’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL 3: THE ADVISORY CHARTER AMENDMENT PROPOSALS
In connection with the Business Combination, Priveterra is asking its stockholders to vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the Proposed Charter. This separate vote is not otherwise required by Delaware law separate and apart from the Charter Amendment Proposal. Pursuant to SEC guidance, Priveterra is submitting these provisions to its stockholders separately for approval, allowing stockholders the opportunity to present their separate views on important governance provisions. However, the stockholder votes regarding these proposals are advisory votes, and are not binding on Priveterra or the Board (separate and apart from the approval of the Charter Amendment Proposal). In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Amendment Proposals (separate and apart from approval of the Charter Amendment Proposal).
Priveterra stockholders will be asked to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented as seven separate sub-proposals:
•
Advisory Charter Proposal A — to change the corporate name of the Combined Company to “AEON Biopharma, Inc.” at and from the time of the Business Combination;

•
Advisory Charter Proposal B — to increase the authorized shares of common stock of the Combined Company to 500,000,000 shares;

•
Advisory Charter Proposal C — to increase the authorized shares of preferred stock that the Combined Company’s board of directors could issue to 1,000,000 shares;

•
Advisory Charter Proposal D — to provide that directors be elected to serve as Class I, Class II and Class III directors to serve staggered terms on the New AEON Board until their respective successors are duly elected and qualified, or until their earlier resignation, death, disqualification or removal and to provide that the removal of any director be only for cause (and by the affirmative vote of at least 66 2∕3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in the election of directors);

•
Advisory Charter Proposal E — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2∕3% of the voting power of all of the Combined Company’s then-outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class;

•
Advisory Charter Proposal F — to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

•
Advisory Charter Proposal G — to remove the provision that allows stockholders to act by written consent as opposed to holding a stockholders meeting.

Reasons for the Charter Amendments
In the judgment of the Board, the amendments to the Current Charter are desirable for the following reasons:
•
the name of the new public entity is desirable to reflect the Business Combination with AEON and the combined business going forward;

•
the greater number of authorized number of shares of capital stock is desirable for the Combined Company to have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits and to issue upon exercise of the equity grants currently outstanding or made under the Incentive Plan and the ESPP (assuming they are approved at the Special Meeting);

•
the single class of common stock is desirable because all shares of Class B Common Stock will be exchanged for Class A Common Stock upon consummation of the Business Combination, and because it will allow New AEON to have a streamlined capital structure;

•
it is desirable to increase the voting threshold required to remove a director from the Combined Company board and amend certain provisions of the Current Charter, and to remove the provision allowing stockholder action by written consent, in order to help facilitate corporate governance stability by requiring broad stockholder consensus to effect corporate governance changes, protect minority stockholder interests and enable the Combined Company board to preserve and maximize value for all stockholders in the context of an opportunistic and unsolicited takeover attempt; and

•
it is desirable to delete the provisions that relate to the operation of Priveterra as a blank check company prior to the consummation of its initial business combination because they would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time).

Notwithstanding the foregoing, certain of the Proposed Charter amendments may make it more difficult or to discourage an attempt to obtain control of New AEON and thereby protect continuity of or entrench its management, which may adversely affect the market price of New AEON’s securities. If, for example, in the due exercise of its fiduciary obligations the New AEON Board was to determine that a takeover proposal was not in the best interests of New AEON, such shares could be issued by the New AEON Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable New AEON to have the flexibility to authorize the issuance of shares in the future for financing its business, acquiring other businesses, forming strategic partnerships and alliances and stock dividends and stock splits. Priveterra currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.
The approval of each of the Advisory Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of the relevant Proposal and entitled to vote thereon at the Special Meeting, voting together as a single class.
A copy of the Proposed Charter, as will be in effect assuming approval of the Charter Amendment Proposal and upon consummation of the Business Combination and filing with the Delaware Secretary of State, is attached to this proxy statement/prospectus as Annex B.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT PRIVETERRA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ADVISORY CHARTER AMENDMENT PROPOSALS.
The existence of financial and personal interests of one or more of Priveterra’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Priveterra and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Priveterra’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL 4: THE STOCK ISSUANCE PROPOSAL
For purposes of complying with Rule 5635(a), (b) and (d) of the Nasdaq Stock Market Listing Rules, Priveterra stockholders are being asked to approve the issuance of up to 39,913,926 shares of New AEON common stock in connection with the Business Combination and the issuance of an aggregate of 2,857,143 shares of New AEON common stock to the Committed Financing Investors pursuant to the Committed Financing Agreements.
Under Nasdaq Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, the Merger Consideration and the Contingent Consideration (which together comprise 16,000,000 shares of New AEON common stock), and the shares being issued to the Interim Financing Investors, will exceed 20% or more of the outstanding Priveterra Common Stock and 20% or more of the voting power, in each case outstanding before the issuance of such shares in connection with the Business Combination and the Interim Financing Arrangements.
Under Nasdaq Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Under Nasdaq Rule 5635(b), the issuance of the Merger Consideration and the Contingent Consideration and/or the shares issued pursuant to the Interim Financing Agreements will result in a “change of control” of Priveterra.
Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. Because shares of New AEON common stock will be issued in exchange for all of the equity interests of AEON, the deemed issuance price of the shares of New AEON common stock may be less than the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the Business Combination Agreement. If the Business Combination Proposal is approved, the issuance of the shares of New AEON common stock will exceed 20% of the shares of Priveterra Common Stock currently outstanding. Because the issuance price may be deemed to be below the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the Business Combination Agreement, the Nasdaq Rules may require that Priveterra obtain stockholder approval of the issuance of the shares of New AEON common stock in connection with the consummation of the Business Combination.
In addition, because the shares of Class A Common Stock issuable to the Interim Financing Investors (1) will be issued at a price that is less than the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the Class A Common Stock for the five trading days immediately preceding the signing of the Business Combination Agreement, and (2) will constitute more than 20% of the outstanding shares of Priveterra Common Stock and more than 20% of outstanding voting power of Priveterra Common Stock prior to such issuance, Priveterra is required to obtain stockholder approval of such issuance pursuant to Nasdaq Rule 5635(d).

As a result of the foregoing, Priveterra is required to obtain stockholder approval pursuant to The Nasdaq Stock Market Listing Rule 5635.
The approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Priveterra Common Stock cast in respect of the relevant Proposal and entitled to vote thereon at the Special Meeting, voting together as a single class.
If the Business Combination Proposal is not approved, the Stock Issuance Proposal will not be presented at the Special Meeting.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT PRIVETERRA STOCKHOLDERS VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.
The existence of financial and personal interests of one or more of Priveterra’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Priveterra and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Priveterra’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL 5: THE DIRECTOR ELECTION PROPOSAL
Election of Directors
At the Special Meeting, it is proposed that five directors will be elected to be the directors of New AEON upon consummation of the Business Combination. The Combined Company’s board of directors will reclassify. The term of office of the Class I directors will expire at the first annual meeting of stockholders following the initial reclassification of the board of directors and Class I directors will be elected for a full term of three years. At the second annual meeting of stockholders following such reclassification, the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders following such reclassification, the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Subject to any limitations imposed by applicable law and subject to the special rights of the holders of any series of preferred stock to elect directors, any vacancy occurring in the New AEON Board for any reason, and any newly created directorship resulting from any increase in the authorized number of directors, will, unless (a) the New AEON Board determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders, or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.
It is proposed that the New AEON Board consist of the following directors:
•
Class I directors:

•
Class II directors:

•
Class III directors:

Information regarding each nominee is set forth in the section entitled “Management of New AEON After the Business Combination.”
Under Delaware law, the election of directors requires a plurality vote of the shares of Priveterra Class B Common Stock cast in respect of that Proposal and entitled to vote thereon at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the Board will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.
If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the Special Meeting.
Following consummation of the Business Combination, the election of directors of the Combined Company will be governed by the Proposed Charter, the Bylaws and the laws of the State of Delaware.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT PRIVETERRA STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT/PROSPECTUS.
The existence of financial and personal interests of one or more of Priveterra’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Priveterra and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. In addition, Priveterra’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a stockholder. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

PROPOSAL 6: THE INCENTIVE PLAN PROPOSAL
Overview
Priveterra is asking its stockholders to approve the AEON Biopharma, Inc. 2023 Incentive Award Plan (the “2023 Plan”) and the material terms thereunder. The Board adopted the 2023 Plan prior to the Special Meeting, subject to stockholder approval at the Special Meeting. The 2023 Plan will become effective upon the Closing assuming approval of this proposal by Priveterra stockholders.
The 2023 Plan is described in more detail below. A copy of the 2023 Plan is attached to this proxy statement/prospectus as Annex D.
The 2023 Plan
The purpose of the 2023 Plan is to enhance New AEON’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to New AEON by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Priveterra’s Board believes that equity awards are necessary to remain competitive in New AEON’s industry and are essential to recruiting and retaining the highly qualified employees who help us meet New AEON’s goals.
Description of the Material Features of the 2023 Plan
This section summarizes certain principal features of the 2023 Plan. The summary is qualified in its entirety by reference to the complete text of the 2023 Plan.
Eligibility and Administration
Employees, consultants and directors of the Combined Company and its subsidiaries will be eligible to receive awards under the 2023 Plan. Following the Closing, the Combined Company is expected to have approximately nine employees, four non-employee directors and no consultants who will be eligible to receive awards under the 2023 Plan.
Following the Closing, the 2023 Plan will be administered by the New AEON Board, which may delegate its duties and responsibilities to one or more committees of New AEON’s directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the 2023 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator will have the authority to take all actions and make all determinations under the 2023 Plan, to interpret the 2023 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2023 Plan as it deems advisable. The plan administrator will also have the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2023 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2023 Plan.
Shares Available for Awards
The initial aggregate number of shares of New AEON common stock that will be available for issuance under the 2023 Plan will be equal to (a) 3,839,892 shares of New AEON common stock and (b) any shares which, as of the effective date of the 2023 Plan, are subject to an award outstanding under the ABP 2019 Plan (each, a “Prior Plan Award”), and which, on or following the effective date of the 2023 Plan, become available for issuance under the 2023 Plan as provided in the 2023 Plan. In addition, the number of shares of New AEON common stock available for issuance under the 2023 Plan will be annually increased on January 1 of each calendar year beginning in 2024 and ending in 2033 by an amount equal to the lesser of (i) 4% of the number of fully-diluted number of shares outstanding (as calculated below) on the final day of the immediately preceding calendar year or (ii) such other number of shares as is determined by the New AEON Board. Any shares issued pursuant to the 2023 Plan may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.
For purposes of the 2023 Plan, the calculation of New AEON’s fully-diluted shares will include (i) outstanding shares of New AEON preferred stock and New AEON common stock, (ii) shares subject to outstanding compensatory equity awards (with stock options calculated on a “net exercise” basis, and performance-based awards calculated at the “target” level of achievement) and (iii) shares subject to other outstanding equity securities and the conversion of all convertible securities into shares of New AEON common stock. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the 2023 Plan, will be 300,000,000.
If an award under the 2023 Plan (or, as applicable, a Prior Plan Award) expires, lapses or is terminated, exchanged for or settled in cash, any shares subject to such award (or portion thereof) may, to the extent of such expiration, lapse, termination or cash settlement, be used again for new grants under the 2023 Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award (including any Prior Plan Award) will not reduce the shares available for grant under the 2023 Plan. Further, the payment of dividend equivalents in cash in conjunction with any awards under the 2023 Plan (or, as applicable, a Prior Plan Award) will not reduce the shares available for grant under the 2023 Plan. However, the following shares may not be used again for grant under the 2023 Plan: (i) shares subject to SARs that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the 2023 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which New AEON enters into a merger or similar corporate transaction will not reduce the shares available for grant under the 2023 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.
The 2023 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards (“FASBAS”) Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $600,000 (increased to $750,000 in the calendar year of a non-employee director’s initial service or any calendar year during which a non-employee director serves as chairman or lead independent director), which limits shall not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation or any compensation paid to any non-employee director prior to the calendar year following the calendar year in which the 2023 Plan’s effective date occurs. The plan administrator may make exceptions to the director limit in extraordinary circumstances pursuant to the terms of the 2023 Plan.
Awards
The 2023 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash based awards. Certain awards under the 2023 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2023 Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of New AEON common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.
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Stock Options and SARs.   Stock options provide for the purchase of shares of New AEON common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from New AEON an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by the New AEON Board, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

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Restricted Stock.   Restricted stock is an award of nontransferable shares of New AEON common stock that is subject to certain vesting conditions and other restrictions.

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RSUs.   RSUs are contractual promises to deliver shares of New AEON common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of New AEON common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2023 Plan.

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Other Stock or Cash Based Awards.   Other stock or cash based awards are awards of cash, fully vested shares of New AEON common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of New AEON common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

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Dividend Equivalents.   Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of New AEON common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the vesting conditions are subsequently satisfied and the award vests.

Certain Transactions
The plan administrator has broad discretion to take action under the 2023 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting New AEON common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with New AEON stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2023 Plan and outstanding awards. In the event of a change in control (as defined in the 2023 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.
Repricing
The New AEON Board may, without approval of the stockholders, reduce the exercise price of any stock option or SAR, or cancel any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.
Plan Amendment and Termination
The New AEON Board may amend or terminate the 2023 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2023 Plan, may materially and adversely affect an award outstanding under the 2023 Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2023 Plan will remain in effect until the tenth anniversary of the date the Priveterra stockholders approve the 2023 Plan, unless earlier terminated. No awards may be granted under the 2023 Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any Company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the 2023 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2023 Plan, the plan administrator may, in its discretion, accept cash or check, shares of New AEON common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
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Non-Qualified Stock Options.   If an optionee is granted an NSO under the 2023 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of New AEON common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. New AEON or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Incentive Stock Options.   A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of New AEON common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and New AEON will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. New AEON or its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

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Other Awards.   The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. New AEON or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the 2023 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2023 Plan and awards granted under the 2023 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2023 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Plan Benefits
Benefits or amounts that may be received or allocated to directors, officers and employees under the 2023 Plan will be determined at the discretion of the plan administrator and are not currently determinable. Therefore, it is not possible to determine the future benefits or amounts that will be received by participants in the 2023 Plan.
Vote Required
The approval of the Incentive Plan Proposal will require the affirmative vote of a majority of the shares of Class A Common Stock cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Accordingly, if a valid quorum is established, a Priveterra stockholder’s failure to vote by proxy or to vote at the Special Meeting, abstentions and broker non-votes with regard to the Incentive Plan Proposal will have no effect on such proposal. The Closing is conditioned on the approval of each of the Condition Precedent Proposals. It is important for you to note that in the event that the Condition Precedent Proposals do not receive the requisite vote for approval, Priveterra and AEON will not consummate the Business Combination.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL 7: THE ESPP PROPOSAL
Overview
Priveterra is asking its stockholders to approve the AEON Biopharma, Inc. 2023 Employee Stock Purchase Plan, or the ESPP, and the material terms thereunder. The Priveterra Board approved the ESPP, prior to the Special Meeting, subject to stockholder approval at the Special Meeting. The ESPP will become effective upon the Closing assuming approval of this proposal by Priveterra stockholders.
The ESPP, if approved, will provide employees of the Combined Company and its participating subsidiaries with the opportunity to purchase shares of New AEON common stock at a discount through accumulated payroll deductions during successive offering periods. Priveterra and New AEON believe that the ESPP enhances employees’ sense of participation in performance, aligns their interests with those of stockholders, and is a necessary and powerful incentive and retention tool that benefits stockholders. Accordingly, the Priveterra Board believes that approval of the ESPP is in the best interests of Priveterra and the Priveterra Board recommends that stockholders vote for approval of the ESPP.
The ESPP is described in more detail below. A copy of the ESPP is attached to this proxy statement/prospectus as Annex E.
Description of the Material Features of the ESPP
Summary of the ESPP
This section summarizes certain principal features of the ESPP, which authorizes the grant of options to U.S. employees of New AEON that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code. The summary is qualified in its entirety by reference to the complete text of the ESPP.
Purpose of the ESPP
The purpose of the ESPP is to assist eligible employees of the Combined Company and its participating subsidiaries in acquiring a stock ownership interest in New AEON pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
Eligibility and Administration
Unless otherwise determined by the New AEON Board, the Compensation Committee of the New AEON Board will administer and will have authority to interpret the terms of the ESPP and determine eligibility of participants. The plan administrator may designate certain of New AEON’s subsidiaries as participating “designated subsidiaries” in the ESPP and may change these designations from time to time. Employees of New AEON and its participating designated subsidiaries are eligible to participate in the ESPP if they meet the eligibility requirements under the ESPP established from time to time by the plan administrator. However, an employee may not be granted rights to purchase shares under the ESPP if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of common stock or other classes of shares.
If the grant of a purchase right under the ESPP to any eligible employee who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code, as determined by the plan administrator in its sole discretion, such employee will not be permitted to participate in the ESPP.
Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the plan administrator prior to the first day of the applicable offering period. Non-employee directors, as well as consultants, are not eligible to participate in the ESPP. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

Following the Closing, the Combined Company is expected to have nine employees who would be eligible to participate in the ESPP.
Shares Available for Awards
The initial aggregate number of shares of New AEON common stock that will be available for issuance under the ESPP will be equal to 488,146 shares. In addition, the number of shares of New AEON common stock available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning in 2024 and ending in 2033 by an amount equal to the lesser of (a) 1% of the fully-diluted number of shares outstanding (as calculated below) on the final day of the immediately preceding calendar year or (b) such other number of shares as is determined by the New AEON Board.
For purposes of the ESPP, the calculation of New AEON’s fully-diluted shares will include (i) outstanding shares of New AEON preferred stock and New AEON common stock, (ii) shares subject to outstanding compensatory equity awards (with stock options calculated on a “net exercise” basis, and performance-based awards calculated at the “target” level of achievement) and (iii) shares subject to other outstanding equity securities and the conversion of all convertible securities into shares of New AEON common stock (exclusive of warrants). The maximum number of shares that may be issued pursuant to the ESPP will be 50,000,000.
New AEON cannot precisely predict the New AEON share usage under the ESPP as it will depend on a range of factors including the level of New AEON employee participation, the contribution rates of participants, the trading price of New AEON common stock and Combined Company future hiring activity. Any shares issued pursuant to the ESPP may consist, in whole or in part, of authorized and unissued New AEON common stock, treasury New AEON common stock or New AEON common stock purchased on the open market.
Participating in an Offering
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Offering Periods and Purchase Periods.   New AEON intends for the ESPP to qualify under Section 423 of the Code and stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering period will be established by the plan administrator. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

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Enrollment and Contributions.   The ESPP permits participants to purchase shares through payroll deductions of up to a specified percentage of their eligible compensation (which, in the absence of a contrary designation, shall be 15% of eligible compensation), which will include a participant’s gross base compensation for services to New AEON, including overtime payments, periodic bonuses and commissions, and excluding one-time bonuses, expense reimbursements, fringe benefits and other special payments. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 50,000 shares for an offering period and/or a purchase period. In addition, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of New AEON common stock as of the first day of the offering period).

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Purchase Rights.   On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of New AEON common stock. The option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. Any remaining balance shall be carried forward to the next offering period unless the participant has elected to withdraw from the plan, as described below, or has ceased to be an eligible employee.

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Purchase Price.   The purchase price of the shares, in the absence of a contrary designation by the plan administrator, will be 85% of the lower of the fair market value of New AEON common stock on the first trading day of the offering period or the applicable purchase date, which will be the final trading day of the applicable purchase period.

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Withdrawal and Termination of Employment.   Participants may voluntarily end their participation in the ESPP at any time during an offering period prior to the end of the offering period (or such longer or shorter period specified by the plan administrator), and will be paid their accrued payroll deductions that have not yet been used to purchase shares of New AEON common stock. Participation in the ESPP ends automatically upon a participant’s termination of employment.

Adjustments
In the event of certain transactions or events affecting New AEON common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the ESPP plan administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the plan administrator may provide for (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.
Foreign Participants
The plan administrator may provide special terms, establish supplements to, or amendments, restatements or alternative versions of the ESPP, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.
Transferability
A participant may not transfer rights granted under the ESPP other than by will or the laws of descent and distribution, and such rights are generally exercisable only by the participant.
Plan Amendment and Termination
The plan administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP or changes the ESPP in any way that would be considered to be the adoption of a new plan within the meaning of Treasury Regulation Section 1.423-2(c)(4) or cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code.
Material U.S. Federal Income Tax Consequences
The material U.S. federal income tax consequences of the ESPP under current income tax law are summarized in the following discussion which deals with the general tax principles applicable to the ESPP, and is intended for general information only. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Other federal taxes and foreign, state and local income taxes, and employment, estate and gift tax considerations, are not discussed, and may vary depending on individual circumstances and from locality to locality.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them.
If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) an amount equal to the discount (generally, 15%) from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.
If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and New AEON will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and New AEON will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.
New Plan Benefits
Benefits under the ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.
Vote Required
The approval of the ESPP Proposal will require the affirmative vote of a majority of the shares of Class A Common Stock cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Accordingly, if a valid quorum is established, a Priveterra stockholder’s failure to vote by proxy or to vote at the Special Meeting, abstentions and broker non-votes with regard to the ESPP Proposal will have no effect on such proposal. The Closing is conditioned on the approval of each of the Condition Precedent Proposals. It is important for you to note that in the event that the Condition Precedent Proposals do not receive the requisite vote for approval, Priveterra and New AEON will not consummate the Business Combination.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ESPP PROPOSAL.

PROPOSAL 8: THE ADJOURNMENT PROPOSAL
The Adjournment Proposal allows the Board to submit a proposal to adjourn the Special Meeting to a later date or dates if Priveterra is unable to consummate the Business Combination for any reason. In no event will Priveterra solicit proxies to adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Business Combination Agreement or its Current Charter and Delaware law. The purpose of the Adjournment Proposal is to provide more time to consummate the Business Combination, if necessary and appropriate. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of the Sponsor and Priveterra’s Directors and Officers in the Business Combination.”
In addition to an adjournment of the Special Meeting upon approval of an adjournment proposal, the Board is empowered under Delaware law to postpone the Special Meeting at any time prior to the meeting being called to order. In such event, Priveterra will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.
Consequences if the Adjournment Proposal is not Approved
If the Adjournment Proposal is presented at the Special Meeting and is not approved by Priveterra’s stockholders, the Board may not be able to adjourn the Special Meeting to a later date if Priveterra is unable to consummate the Business Combination (because either the Business Combination Proposal is not approved or the conditions to consummating the Business Combination have not been met). In such event, the Business Combination would not be completed.
Required Vote of Priveterra Stockholders
Adoption of an Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Priveterra Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy at the Special Meeting and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT PRIVETERRA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT PRIVETERRA
Introduction
Our Company
We are a blank check company incorporated on November 17, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. Our management team and the Board possess a synergistic combination of executive, strategic, operational, financial and transactional experience in this sector, and have demonstrated a strong track record of identifying and creating significant stockholder value at leading medical technology companies. Our objective is to generate attractive returns for stockholders and enhance value through both operational improvements and new initiatives to expand the target business organically and/or by strategic acquisitions. Given our team’s extensive work and business relationships within the medical technology sector, we have direct visibility into the growth prospects and developmental promise of differentiated medical technology companies. Our team has decades of experience identifying and understanding the key fundamental theses of our targeted businesses and how management teams can better execute on their stated strategies to deliver value. Our team’s past experiences provide a differentiated set of skills that other companies and SPACs may not possess. We believe that our team’s expertise, experience and network in the medical technology sector provide us with a significant advantage in identifying attractive investments and consummating an initial business combination that will be well-received in the public markets. Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Priveterra prior to the consummation of the Business Combination.
Our Management Team
Our management team and the Board consist of our Chairman and Chief Executive Officer, Robert Palmisano; our President and Director, Vikram Malik; our Chief Operating Officer, Chief Financial Officer, and Secretary, Oleg Grodnensky; and our independent directors, Julie Andrews, James Lightman and Lance Berry. We believe that the strong scientific, entrepreneurial, investment and management backgrounds of our management, directors and advisors, coupled with a deep network across industry, academia and the investment community, enables us to identify disruptive acquisition targets that can thrive as public companies.
Robert Palmisano, 78, has been our Chairman and Chief Executive Officer since December 2020. Mr. Palmisano has over 40 years of experience in various sectors within the healthcare industry and has been in leadership roles at several prominent global medical technology companies. Mr. Palmisano’s first role as President and Chief Executive Officer in the medical technology sector began in 1997, at Summit Technology Inc. (“Summit Technology”), a manufacturer of ophthalmic laser systems, which he held until 2000 when the company was acquired by Alcon Laboratories Inc. From 2001 to 2003, Mr. Palmisano served as President and Chief Executive Officer of MacroChem Corporation, a specialty pharmaceutical company that develops and commercializes topical pharmaceutical products. In 2003, Mr. Palmisano became the President and Chief Executive Officer of IntraLase Corp. (“IntraLase”), an ophthalmic laser technology company with a post-money valuation of $74 million at the time. Mr. Palmisano guided IntraLase through its initial public offering in 2004, with a post-money valuation of approximately $340 million, until its 2007 acquisition by Advanced Medical Optics, Inc. (“Advanced Medical Optics”) in a transaction valued at approximately $800 million in equity value. Following the sale of IntraLase, Mr. Palmisano became Chief Executive Officer of ev3 Inc. (“ev3”) in 2008, a global endovascular device company, which had a market capitalization of approximately $790 million, and held the role until 2010 when the company was acquired by Covidien plc (“Covidien”) in a transaction valued at approximately $2.6 billion in equity value. Following the sale of ev3, Mr. Palmisano became the President and Chief Executive Officer of Wright Medical Group N.V. (“Wright Medical”) in 2011, which had a market capitalization of approximately $850 million, and held the role until 2020 when the company was acquired by Stryker Corporation (“Stryker”) (NYSE:SYK) in a transaction valued at $4.7 billion in equity value. Mr. Palmisano previously served on the board of directors of Avedro, Inc., ev3 Inc., Osteotech, Inc., (NYSE: MDT) Advanced Medical Optics, Inc., Entellus

Medical, Inc. and Bausch & Lomb. We believe Mr. Palmisano is qualified to serve on the Board due to his executive experience with several prominent global medical technology companies.
Vikram Malik, 60, has been our President and a Director since December 2020. Mr. Malik has 34 years of experience in investment banking, private growth equity investments, business strategy and business development as well as corporate governance through several board positions. Mr. Malik began his investment banking career in 1987 at Swiss Bank Corporation in cross border mergers and acquisitions. After 26 years on Wall Street at various firms such as Chase Manhattan Bank, Dresdner Bank, Credit Suisse First Boston, Banc of America Securities and Bank of America Merrill Lynch, advising on M&A, equity and debt capital raising, leveraged buyouts and private placements, he retired from investment banking as Vice Chairman Investment Banking of Deutsche Bank Securities in 2013. During a very successful career on Wall Street, Mr. Malik led over $100 billion of M&A, equity and debt transactions, including some ground breaking deals such as the creation of the world’s largest dialysis products and services company, Fresenius Medical Care AG & Co. KGaA (“Fresenius”) (NYSE: FMS), in a complex, $4.2 billion, cross border, Leveraged Reverse Morris Trust transaction in 1996, which was awarded M&A Deal of The Year accolades by The Wall Street Journal. Mr. Malik’s experience also includes the $4 billion acquisition of Renal Care Group, Inc. by Fresenius in 2005, the $4.5 billion acquisition of ophthalmology leader Bausch & Lomb by Warburg Pincus LLC in 2007, and the $2 billion acquisition of a vascular access products company, Arrow International, Inc., by Teleflex Incorporated in 2007, which began its transformation from an industrial conglomerate into a medical products company, today known as Teleflex Medical. Additionally, Mr. Malik participated in the $4.3 billion spin-off of medical products conglomerate CareFusion Corp. (“CareFusion”) from Cardinal Health, Inc. (NYSE:CAH), in 2009. Mr. Malik also played lead roles in the IPOs and listings of many healthcare companies such as Fresenius, AMN Healthcare Services Inc. (NYSE:AMN), Cross Country Healthcare Inc. (Nasdaq: CCRN), IntraLase, Symmetry Medical Inc., NuVasive, Inc. (Nasdaq: NUVA), CareFusion, and Evolus, Inc. (“Evolus”) (Nasdaq: EOLS). We believe Mr. Malik is qualified to serve on the Board due to his financial experience in the healthcare industry.
Oleg Grodnensky, 45, has been our Chief Operating Officer Chief Financial Officer since December 2020 and Secretary of the Board since May 2021. Mr. Grodnensky has over 20 years of experience working in finance, general advisory, business development and operations within the life sciences industry, and brings extensive financial and operational expertise to our company. Mr. Grodnensky began his career on Wall Street in 1998 focusing on leading M&A transactions, restructurings, and equity and debt capital raising for life science companies. Mr. Grodnensky was part of the healthcare investment banking groups at UBS Warburg, ING Barings/ABN AMRO, Banc of America Securities and Morgan Joseph, one of the leading SPAC boutique investment banks. At Morgan Joseph, Mr. Grodnensky served as Vice President and was responsible for new business originations and coverage of leading medical technology and life sciences companies. During his 10-year career in investment banking, Mr. Grodnensky developed a strong foundation for his business network backed by over 30 advisory roles totaling $17 billion in value. In 2008, Mr. Grodnensky transitioned from investment banking to operational business development and principal investment roles. In 2010, Mr. Grodnensky founded HV Capital, where he provided operational turnaround, strategic business development and buy-side advisory services to global healthcare and private equity firms, and acted as a principal investor in growth and venture opportunities. In 2012, Mr. Grodnensky was originally engaged as a buy-side advisor by senior management of STADA Group and later tapped to run in-house regional corporate business development and acquisition efforts across Eastern Europe and MENA markets (€0.5 billion + revenue and 6,000 employees). Assumed additional responsibility to serve as board observer and provide oversight for strategy and operations. Select key achievements include — stabilization of its underperforming subsidiary, Hemofarm A.D., developed and implemented its strategic reorganization, leading regional management team through challenging transition, architected and completed two high-visibility strategic transactions in the region that exceeded top-line budget by 120% for an established product portfolio acquisition and by ~40% for a company acquisition. In May 2019, Mr. Grodnensky joined Strathspey Crown as a Partner focusing on strategic business development, restructuring and capital deployment for its healthcare portfolio and served as an observer on the boards of AEON Biopharma and Alphaeon Credit. In September 2020, Mr. Grodnensky founded Priveterra Capital, LLC to focus on strategic opportunity investments into, and business incubation of, identified targets across healthcare and financial technology sectors. Mr. Grodnensky received his BS in Economics and Mathematics from Duke University in 1998.

Lance A. Berry, 50, has served on the Board since the Initial Public Offering. Mr. Berry has over fifteen years’ experience in senior leadership roles for Wright Medical Group N.V. (Nasdaq: WMGI), a $1 billion global healthcare growth company. From January, 2019 to November, 2020, Mr. Berry was Executive Vice President, Chief Financial and Operations Officer, overseeing all aspects of corporate strategy, finance, tax, accounting, supply chain, manufacturing, digital strategy and execution, business development, information technology and investor relations on a global basis at Wright Medical Group. Working with Mr. Palmisano at Wright Medical, Mr. Berry oversaw many successful mergers and acquisitions, which included a variety of financing transactions. Notable transactions include the approximately $5.4 billion sale of Wright Medical to Stryker Corp. (NYSE: SYK) in 2019, Wright Medical’s $3.4 billion in equity value acquisition of Tornier N.V. in 2014, and the approximately $300 million carve out and sale of Wright Medical’s hip and knee business to Microport in 2014. Mr. Berry has also served on the board of directors of Vapotherm Inc. (NYSE: VAPO) since January 2020 and of Treace Medical Concepts, Inc. Prior to assuming his role as Executive Vice President, Chief Financial and Operations Officer, Mr Berry was Senior Vice President and Chief Financial Officer of Wright Medical from 2009 to January 2019 and Corporate Controller from 2002 to 2009. Mr. Berry and Mr. Palmisano have worked with one another for nine years. Mr. Berry also worked with Mr. Malik during his time as CFO of Wright Medical. We believe Mr. Berry is qualified to serve on the Board due to his M&A experience in the healthcare industry.
James A. Lightman, 65, has served on the Board since the Initial Public Offering. Mr. Lightman has over two decades of corporate legal experience and brings a diverse skill set in managing complex legal and business matters for public and private healthcare and medical device companies. He has held chief legal officer positions with leading healthcare technology companies including Eyeonics, Inc., IntraLase Corp., Summit Autonomous Inc., Amicore, Inc. and Wright Medical Group, N.V. From 2008 to 2009, Mr. Lightman served as Vice President and Assistant General Counsel at Bausch & Lomb, where he most recently held the position of Vice President, Global Sales Operations until 2011. In 2011, Mr. Lightman joined Wright Medical Group, Inc. as Senior Vice President, General Counsel and Secretary, a position he held until November, 2020, when Wright was acquired by Stryker Corp. In December, 2020, Mr. Lightman was appointed Senior Vice President and General Counsel of Vapotherm, Inc., the position he currently holds. Mr. Lightman holds a juris doctor degree cum laude from the Boston University School of Law and a bachelor’s degree magna cum laude from the Boston University School of Management. He is a member of the Massachusetts Bar. Over the last twenty two years, Mr. Lightman and Mr. Palmisano have worked together in multiple healthcare technology companies. Mr. Lightman, while acting as General Counsel at IntraLase and Wright, worked with Mr. Malik as well. We believe Mr. Lightman is qualified to serve on the Board due to his corporate legal experience in public and private healthcare technology companies.
Julie B. Andrews, 51, has served on the Board since the Initial Public Offering. Ms. Andrews has over 15 years’ experience in senior finance leadership roles with leading medical technology companies and brings a broad skill set in executing strategic initiatives and leading global finance organizations. Ms. Andrews is the Chief Financial Officer for Smart Wires Technology LTD. (Nasdaq 1st North: GOGRID-SDB.ST, a clean technology company focused on digitalizing and modernizing the electrical grid. From August, 2019 to November, 2020, Ms. Andrews held the position of Senior Vice President, Global Finance with Wright Medical Group N.V. (Nasdaq: WMGI) with responsibility for the finance, accounting, tax and treasury functions. During her time at Wright Medical, Ms. Andrews played key leadership roles in several successful mergers and acquisitions. These included leading the divestiture and carve-out of the approximately $300 million sale of the hip and knee business to Microport, providing leadership oversight for Wright Medical’s $3.3 billion in equity value acquisition of Tornier, N.V., and leading the diligence and integration planning of the sale of Wright Medical to Stryker Corp. Ms. Andrews was Vice President, Chief Accounting Officer from October 2015 to August 2019. Prior to joining Wright Medical, Ms. Andrews spent fourteen years at Medtronic, Inc., a global medical device company. During her tenure with Medtronic, Ms. Andrews held numerous key financial positions including Vice President, Finance (Business Unit CFO) for the $3.5 billion Spine and Biologics business. Ms. Andrews began her career working with Thomas & Betts Corporation in Memphis, Tennessee and Thomas Havey, LLP in Chicago, Illinois. Ms. Andrews also serves on the board of directors of RxSight (NASDAQ: RXST) and as the chairperson of the audit committee since August 2021, and as the Chief Financial Officer of Smart Wires Technology Ltd. since September 2021. Ms. Andrews received a BS in Accounting from Indiana University NW in 1993. Ms. Andrews and Mr. Palmisano have worked with one another for eight years. We believe that Ms. Andrews is qualified to serve on the Board due to her financial experience in the healthcare industry.

Financial Position
We have funds available for an initial business combination initially in the amount of $266,340,000, after our expected payment of a maximum of $9,660,000 of Deferred Underwriting Fees, before fees and expenses associated with our initial business combination (other than Deferred Underwriting Fees) and before any redemptions by holders of Public Shares. We have also undertaken steps to secure third-party equity financing in an aggregate amount of $20 million pursuant to the Committed Financing Agreements.
Effecting Our Initial Business Combination
Selection of a Target Business and Structuring of our Initial Business Combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination. The Board determined that this test was met in connection with the proposed Business Combination.
Redemption Rights for Public Stockholders Upon Completion of our Initial Business Combination
We are providing our Public Stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account was approximately $10.00 per share as of the Record Date. The per-share amount we will distribute to holders of Public Shares who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters of our Initial Public Offering. The Sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares held by them in connection with the completion of our initial business combination.
Limitation on Redemption Right
Notwithstanding the foregoing, in no event will we redeem our Public Shares in an amount that would cause our net tangible assets to be less than $5,000,001.
Redemption of Public Shares and Liquidation if no Initial Business Combination
We have until August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended) to complete our initial business combination. If we are unable to complete our initial business combination by such date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor and our officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and (along with the underwriters) Private Placement Warrants held by them if we fail to complete our initial business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended). However, if the Sponsor or our officers or directors acquired Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if we fail to complete our initial business combination within 24 months (or 30 months, if the extension proposal is approved by Priveterra stockholders) from the closing of the Initial Public Offering.
The Sponsor and our officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our Current Charter (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our Current Charter prior thereto or to redeem 100% of our Public Shares if we do not complete our initial business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended) or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes divided by the number of then outstanding Public Shares. However, we may not redeem our Public Shares unless our net tangible assets are at least $5,000,001, either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of Public Shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our Public Shares at such time.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the proceeds held outside the Trust Account, although we cannot provide any assurance that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the Trust Account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes, we may request the trustee of the Trust Account, Continental, to release to us an additional amount of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of the Initial Public Offering and the Concurrent Private Placement, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our Public Stockholders. We cannot provide any assurance that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot provide any assurance that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, our independent registered public accounting firm, has not executed agreements with us waiving such claims to the monies held in the Trust Account.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Pursuant to a letter agreement, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act.
However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. Therefore, we cannot provide any assurance that the Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors, in exercising their business judgment, may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked the Sponsor to reserve for such indemnification obligations and we cannot provide any assurance that the Sponsor would be able to satisfy those obligations. Accordingly, we cannot provide any assurance that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per Public Share.
We will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our Trust Account could be liable for claims made by creditors. In the event that the Initial Public Offering expenses exceed our estimate, we may fund such excess with funds from the funds not to be held in the Trust Account. In such case, the amount of funds we intend to be held outside the Trust Account would decrease by a corresponding amount. Conversely, in the event that the Initial Public Offering expenses are less than our estimate, the amount of funds we intend to be held outside the Trust Account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of our Public Shares in the event we do not complete our initial business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended) may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60‑day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of our Trust Account distributed to our Public Stockholders upon the redemption of our Public Shares in the event we do not complete our initial business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination by August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Board, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our Public Shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the Trust Account is remote. Further, the Sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities

Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot provide any assurance that we will be able to return $10.00 per share to our Public Stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. We cannot provide any assurance that claims will not be brought against us for these reasons.
Competition
If we succeed in effecting the Business Combination with AEON, we may compete with a number of companies that have preclinical and early clinical-stage research programs underway to develop products that could potentially compete with AEON’s. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are more effective, safer, have fewer or less severe side effects, are more convenient or are less expensive than the products that we may develop. We cannot assure you that, subsequent to the Business Combination, we will have the resources to compete effectively.
Facilities
Our executive offices are currently located at 300 SE 2nd Street, Suite 6000, Fort Lauderdale, Florida 33301 and our telephone number is (754) 220-9229. Our executive offices are provided to us by the Sponsor. We consider our current office space adequate for our current operations.
Employees
We currently have three executive officers: Robert Palmisano, Vikram Malik and Oleg Grodnensky. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any other full- or part-time employees prior to the completion of our initial business combination.
Periodic Reporting and Financial Information
We have registered our Class A Common Stock under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, we filed our annual report for the fiscal year ended December 31, 2022 with the SEC on February 22, 2023. This amended quarterly report contains financial statements audited and reported on by our independent registered public accountants.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have an auditor attest to our internal control procedures. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination. We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our Class A Common Stock under Section 12 of the

Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company if (1) the market value of our common stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter, or (2) our annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter are less than $100 million and the market value of our common stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter.
Legal Proceedings
We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time.
On January 5, 2023, in connection with the Business Combination Proposal, a purposed shareholder of Priveterra filed a complaint in the United States District Court for the Southern District of New York, against Priveterra and its board of directors, alleging that the registration statement on Form S-4 filed on December 27, 2022 with the SEC omitted material information related to the Business Combination.
The complaint asserts claims under Sections 14(a) and 20(a) of the Securities and Exchange Act of 1934, as well as SEC Rule 14a-9, and seeks an order (a) enjoining any vote on the Business Combination Proposal unless and until defendants make the supplemental disclosures demanded in the complaint; (b) in the event the Business Combination Proposal is consummated, rescinding the transaction or awarding rescissory damages; (c) declaring that defendants violated Sections 14(a) and/or 20(a) of the Securities and Exchange Act of 1934 and SEC Rule 14a-9; and (d) awarding plaintiff the cost of the action, including reasonable attorneys’ fees. Priveterra believes the purported claim described is without merit.
Since the filing of the complaint, several purported shareholders of Priveterra have also sent demand letters to Priveterra’s counsel, similarly alleging that the registration statement filed by the Company on December 27, 2022 with the SEC omitted material information related to the Business Combination and demanding that Priveterra, its board of directors and/or AEON make supplemental corrective disclosures addressing the alleged deficiencies. Priveterra believes the purported claims described in the demands are without merit.
There can be no assurances that additional demands, or complaints asserting similar allegations, will not be made or filed with respect to the merger. If additional similar demands or complaints are made or filed, absent new or different allegations that are material, neither Priveterra nor AEON will necessarily announce them.
To the knowledge of our management, there is no additional material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

PRIVETERRA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References to the “Company,” “our,” “us” or “we” refer to Priveterra Acquisition Corp. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, the proposed Business Combination, and related matters, as well as all other statements other than statements of historical fact included in this proxy statement/prospectus.
Overview
We are a blank check company incorporated in Delaware on November 17, 2020. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “business combination”).
Our Sponsor is Priveterra Sponsor, LLC, a Delaware limited liability company. The registration statement for the Initial Public Offering was declared effective on February 8, 2021. On February 11, 2021, we consummated the Initial Public Offering of 27,600,000 Units, at $10.00 per Unit, generating gross proceeds of $276,000,000, and incurring offering costs of approximately $5,520,000, inclusive of approximately $9,660,000 in deferred underwriting commissions. On November 16, 2022, the Company and one of the underwriters executed a waiver letter confirming the underwriter’s waiver of its deferred fee under the terms of the underwriting agreement. As a result, the Company recognized $162,571 of other income and $3,604,829 was recorded to additional paid-in capital towards Class A redeemable shares in relation to the waiver of the deferred underwriter fee allocated to the underwriter in the accompanying consolidated financial statements. As of December 31, 2022 and 2021, the deferred underwriting fee payable is $5,892,600 and $9,660,000, respectively. On January 23, 2023, the Company and a second underwriter executed a waiver letter confirming the underwriter’s waiver of its deferred fee under the terms of the underwriting agreement which represents and additional $4,636,800 of the deferred fee as waived.
Simultaneously with the closing of the Initial Public Offering, we consummated the Private Placement of 5,213,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant to our Sponsor, generating gross proceeds to us of approximately $7,820,000.
Upon the closing of the Initial Public Offering and the Private Placement, $276,000,000 ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in the Trust Account and was invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
Our management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination.

We will only have 30 months from the closing of the Initial Public Offering, or August 11, 2023, (or such later date as may be approved by Priveterra stockholders in an amendment to the Current Charter) to complete our initial Business Combination (the “Combination Period”). If we do not complete a Business Combination within this period of time, we will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest and not previously released to us to fund our working capital requirements (less taxes payable and up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation. Our Sponsor and our executive officers and independent director nominees (the “initial stockholders”) entered into a letter agreement with us, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares; however, if the initial stockholders or any of our officers, directors or affiliates acquire shares of common stock in or after the Initial Public Offering, they will be entitled to a pro rata share of the Trust Account upon our redemption or liquidation in the event we do not complete a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Initial Public Offering price per Unit in the Initial Public Offering.
On December 12, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AEON, with AEON surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger (the “Closing”), the Company will change its name to “AEON Biopharma, Inc.” The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”
Pursuant to the Business Combination Agreement, at the effective time of the Merger, each option, whether vested or unvested, exercisable for AEON equity, and each RSU award representing the right to receive shares of AEON common stock, in each case, that is outstanding immediately prior to the effective time of the Merger shall be assumed by the Company and continue in full force and effect on the same terms and conditions as are currently applicable to such awards, subject to adjustments to the number of shares of Class A Common Stock subject to each award, and for options, adjustments to the exercise price.
Under the Business Combination Agreement, the Company will acquire all of the outstanding equity interests of AEON (including equity interests issued upon conversion of the outstanding convertible notes of AEON) in exchange for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), based on an implied AEON equity value of $165,000,000, to be paid to AEON stockholders at the effective time of the Merger, except that 809,000 shares of the Company’s Class A Common Stock otherwise issuable as merger consideration shall be held back to satisfy the exercise of certain of AEON’s convertible notes upon the maturity thereof.
The issuance of additional shares in connection with the Business Combination to the current owners of AEON or other investors (including the Interim Financing Investors):
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may significantly dilute the equity interest of Priveterra stockholders, which dilution would increase if the anti-dilution provisions in the Class B Common Stock resulted in the issuance of shares of Class A Common Stock on a greater than one-to-one basis upon conversion of the Class B Common Stock;

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may subordinate the rights of holders of Priveterra Common Stock if preferred stock is issued with rights senior to those afforded Priveterra Common Stock;

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could cause a change in control if a substantial number of shares of Priveterra Common Stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

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may adversely affect prevailing market prices for our Class A Common Stock.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of AEON, it could result in:
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default and foreclosure on our assets if our operating revenues after the Business Combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

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our inability to pay dividends on Priveterra Common Stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

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other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of December 31, 2022, the balance of the Trust Account was approximately $279,384,429 (excluding $5,892,600 of deferred underwriting commissions and taxes payable on the income earned on the Trust Account). Further, we expect to incur significant costs in the pursuit of the Business Combination. We cannot assure you that our plans to raise capital or to complete the Business Combination will be successful.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities from November 12, 2020 (inception) through December 31, 2022 were organizational activities, those necessary to prepare for the initial public offering (defined below), and subsequent to the initial public offering, identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of our business combination. We generate non-operating income in the form of interest income marketable securities held in the trust account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with identifying AEON as a target company for our initial business combination.
For the year ended December 31, 2022, we had net income of $6,375,345, which is driven by an unrealized gain of $6,715,041 on our warrants, reduction of underwriting fees of $162,571, and $3,706,667 in interest income from investments held in our Trust Account. Partially offsetting our income is operating costs and of $3,325,605 and provision for income tax of $883,329.
For the year ended December 31, 2021, we had net income of $8,200,831, which is driven by an unrealized gain of $10,712,133 on our warrants and $79,687 in interest income from investments held in our Trust Account. Partially offsetting our income is $1,935,943 in formation and operating costs and warrant issue costs of $655,046.

Liquidity and Capital Resources
As of December 31, 2022, we had $67,909 in our operating bank account and working capital deficit of $2,874,594 (excluding taxes payable which is funded by earnings from the Trust Account).
Prior to the completion of the Initial Public Offering, our liquidity needs have been satisfied through a capital contribution from the Sponsor of $25,000 for the founder shares and loans under an unsecured promissory note from the Sponsor of $73,295. On February 15, 2021, we issued an unsecured convertible promissory note to our Sponsor, pursuant to which we may borrow up to $1,500,000 from our Sponsor for ongoing expenses reasonably related to our business and the consummation of an initial business combination. All unpaid principal under the convertible note will be due and payable in full on the earlier of (i) August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended) and (ii) the effective date of our initial business combination. Our Sponsor will have the option, at any time on or prior to such maturity date, to convert any amounts outstanding under the convertible note into warrants to purchase shares of our Class A Common Stock, par value $0.0001 per share, at a conversion price of $1.50 per warrant, with each warrant entitling the holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants sold concurrently with our initial public offering. In June 2021, we had $100,000 of Working Capital Loans outstanding which were converted into 66,667 Working Capital Warrants. As of December 31, 2022 and 2021, there were no borrowings under the Working Capital Loans.
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that the specific impact is not readily determinable as of the date of the consolidated balance sheets. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Going Concern
We have approximately $68,000 in cash and approximately $3,900,000 in current liabilities as of December 31, 2022, and have incurred and expects to incur additional significant costs in pursuit of financing and acquisition plans. Additionally, we have until August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended) to consummate a Business Combination. In connection with our assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” we have determined that the liquidity condition and mandatory liquidation, should the Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. We intend to complete the Business Combination before the mandatory liquidation date. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after August 11, 2023 (as approved by the stockholders at the extension meeting held on February 10, 2023 and as may be further amended).
Related Party Transactions
Founder Shares
On December 17, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for the Founder Shares. On February 8, 2021, as part of an upsizing of the Initial Public Offering, Priveterra effected a stock split in which each issued share of Class B Common Stock that was outstanding was converted into one and two tenths shares of Class B Common Stock, resulting in an aggregate of 6,900,000 shares of Class B Common Stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares. The Founder Shares included an aggregate of up to 900,000 shares subject to forfeiture if the over-allotment option was not exercised by the underwriters in full. As a result of the underwriters’ election to fully exercise of their over-allotment option, the 900,000 shares were no longer subject to forfeiture.
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares and any Class A Common Stock issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial business combination and (B) the date following the completion of the initial business combination on which Priveterra completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their common stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the closing price of Priveterra’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the initial business combination, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
On December 17, 2020, the Sponsor agreed to loan Priveterra up to $75,000 to be used for a portion of the expenses of the Initial Public Offering. On January 13, 2021, the Sponsor agreed to loan Priveterra up to an additional $50,000 to be used for a portion of the expenses of the Initial Public Offering. These loans are non-interest bearing, unsecured and were due at the earlier of June 30, 2021 or the closing of the Initial Public Offering. The loan was repaid upon the closing of the Initial Public Offering out of the offering proceeds. As of December 31, 2022 and 2021, Priveterra had no amounts outstanding borrowings under the promissory note. Additionally, this note is no longer available to Priveterra.
Working Capital Loans
The Sponsor or an affiliate of the Sponsor, or certain of Priveterra’s officers and directors may, but are not obligated to, loan Priveterra’s funds as may be required (“Working Capital Loans”). If Priveterra completes the Business Combination, Priveterra would repay the Working Capital Loans. In the event that the Business Combination does not close, Priveterra may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into Private Placement Warrants at a price of $1.50 per warrant at the option of the lender (the “Working Capital Warrants”). Such warrants would be identical to the Private Placement Warrants. In June 2021, Priveterra had $100,000 of Working Capital Loans outstanding which were converted into 66,667 Working Capital Warrants. As of December 31, 2022 and 2021, Priveterra had no borrowings under the Working Capital Loans.
Administrative Service Fee
Priveterra has agreed, commencing on February 8, 2021, to pay $25,000 per month for administrative and other services, of which $10,000 per month will be paid to the Sponsor for office space and administrative services provided to members of the management team and up to $15,000 will be used to compensate Priveterra’s Chief Operating Officer and Chief Financial Officer and Secretary for a portion of their time spent on Priveterra’s affairs. Upon completion of the Business Combination or Priveterra’s liquidation, Priveterra will cease paying these monthly fees. For the year ended December 31, 2022, $800,000 was recognized in the condensed statements of operations and has been paid. For the year ended December 31, 2021, $266,964 was recognized in the condensed statements of operations and has been paid.
Sponsor Support Agreement
In connection with the execution of the Business Combination Agreement, the Sponsor, as the sole holder of the Class B common stock, par value $0.0001 per share and other persons party thereto (“Other Priveterra Insiders”, and together with the Sponsor, collectively, the “Priveterra Insiders”), entered into the Sponsor Support Agreement. Under the Sponsor Support Agreement, the Sponsor agreed to vote, at any meeting of the stockholders of Priveterra and in any action by written consent of the stockholders of Priveterra, all of such Sponsor’s Class B Common Stock and the Private Placement Warrants (together with any other Equity Securities of Priveterra that the Sponsor holds of record or beneficially, as of the date of the Sponsor Support Agreement, or of which the Sponsor acquires record or beneficial ownership after the date thereof, collectively, the “Subject Priveterra Equity Securities”) (i) in favor of (a) the Business Combination Agreement and the transactions contemplated thereby and (b) the other proposals that Priveterra and AEON agreed in the Business Combination Agreement shall be submitted at such meeting for approval by the Priveterra’s stockholders together with the proposal to obtain the Priveterra Stockholder Approval, (ii) Required Transaction Proposals and (iii) against any proposal that conflicts with, or materially impedes or interferes with any Required Transaction Proposals or that would adversely affect or delay the Merger. The Sponsor Support Agreement also prohibits the Sponsor from, among other things and subject to certain exceptions, selling, assigning or transferring any Subject Priveterra Equity Securities held by the Sponsor or taking any action that would have the effect of preventing or materially delaying the Sponsor from performing his, her or its obligations under the Sponsor Support Agreement. In addition, in the Sponsor Support Agreement, the Sponsor agreed to waive, and not to assert or perfect, among other things, any rights to adjustment or other anti-dilution protections with respect to the rate at which the shares of Class B Common Stock held by the Sponsor convert into shares of Class A Common Stock in connection with the transactions contemplated by the Business Combination Agreement.
The Sponsor Support Agreement also restricts the ability of the Sponsor to transfer its shares of Class A Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock), subject to certain permitted transfers (including transfers to Priveterra’s officers or directors, any affiliates or family members of any Priveterra’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor or any employees of such affiliates), until the earliest of the one-year anniversary of the Closing and the Effective Time or the termination of the Business Combination Agreement in accordance with its terms; provided, however, that (ii) 50% of such shares held by the Sponsor are subject to early release from the Sponsor Lock-Up if the volume weighted average price of the Class A Common Stock exceeds $12.50 per share on the principal exchange on which the Class A Common Stock is then listed or quoted for any 20 trading days within any consecutive 30-trading day period commencing at least 150 days following the Closing Date; and (ii) the remaining 50% of such shares held by the Sponsor are subject to early release from the Sponsor Lock-Up if the volume weighted average price of the Class A Common Stock exceeds $15.00 per share on the principal exchange on which the Class A Common Stock is then listed or quoted for any for 20 trading days within any 30-trading day period commencing at least 150 days following the Closing Date.
Pursuant to the Sponsor Support Amendment, if the average price per share of AEON common stock at Closing was less than $5 per share, the Sponsor would forfeit Forfeited Sponsor Shares which shares may be reissued to the Sponsor to the extent such $5 per share price would have been met after giving effect to additional financings within prior to the Closing or following the Closing wth a financing provider or source identified to AEON by Priveterra prior to the Closings of Closing. Subject to the foregoing, pursuant to the Sponsor Support Agreement, subject to, and conditioned upon the occurrence of and effective immediately after the Closing, 50% of the Sponsor Shares (i.e., 3,450,000 Sponsor Shares) (the “Contingent Founder Shares”) shall be subject to the restrictions set forth in the Sponsor Support Agreement. The Contingent Founder Shares shall, except as otherwise provided, become free of the provisions set forth in Section 2 of the Sponsor Support Agreement as follows: (i) the Migraine Phase 3 Contingent Founder Shares shall vest upon the achievement of the conditions for the issuance of the Migraine Phase 3 Contingent Consideration Shares on or prior to the Migraine Phase 3 Outside Date in accordance with the terms of Section 2.2(a)(i) of the Business Combination Agreement; (ii) the CD BLA Contingent Founder Shares shall vest upon the achievement of the conditions for the issuance of the CD BLA Contingent Consideration Shares on or prior to the CD BLA Outside Date in accordance with the terms of Section 2.2(a)(ii) of the Business Combination Agreement; and (iii) the Episodic/Chronic Migraine Contingent Founder Shares shall vest upon the earlier of (x) the achievement of the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares on or before the Episodic Migraine Outside Date in accordance with the terms of Section 2.2(a)(iii) of the Business Combination Agreement, and (y) the achievement of the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares on or before the Chronic Migraine Outside Date in accordance with the terms of Section 2.2(a)(iv) of the Business Combination Agreement.
Commitments and Contingencies
Registration Rights
The holders of the Founder Shares and Private Placement Warrants will be entitled to registration rights pursuant to the registration and stockholder rights agreement requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Common Stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, Priveterra registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. Priveterra will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
In connection with the Initial Public Offering, Priveterra granted the underwriter a 45-day option to purchase up to 3,000,000 additional shares of Class A Common Stock to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and fees. The underwriter exercised its over-allotment option in full.
The underwriter was paid a cash underwriting fee of $0.20 per share, or $4,600,000 in the aggregate, upon the closing of our Initial Public Offering. The underwriters will be entitled to a cash underwriting discount of 2% of the gross proceeds of the public offering of the Combined Company, or $4,000,000 (or up to $4,600,000 if the underwriters’ over-allotment is exercised in full). Additionally, the underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the public offering of the Combined Company upon the completion of the initial business combination. The deferred underwriting fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that Priveterra completes its initial business combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on our financial position and results of our operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Off-Balance Sheet Financing Arrangements
As of December 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual Obligations
Administrative Services Agreement
Commencing on the date that our securities are first listed on the Nasdaq Stock Market, we agreed to pay the Sponsor up to $25,000 per month for administrative and other services, of which $10,000 per month will be paid to the Sponsor for office space and administrative services provided to members of the management team and up to $15,000 will be used to compensate Priveterra’s Chief Operating Officer and Chief Financial Officer and Secretary for a portion of their time spent on Priveterra’s affairs. Upon completion of the Business Combination or Priveterra’s liquidation, the Company will cease paying these monthly fees.
Registration Rights
The initial stockholders and holders of the Private Placement Warrants will be entitled to registration rights pursuant to a registration rights agreement. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement
We granted the underwriters a 45-day option to purchase up to 3,600,000 additional Units to cover any over-allotments, at the Initial Public Offering price less the underwriting discounts and commissions. The warrants that were issued in connection with the 3,600,000 over-allotment Units are identical to the public warrants and have no net cash settlement provisions.
We paid an underwriting discount of 2% of the per Unit offering price, or approximately $5,520,000 million in the aggregate at the closing of the Initial Public Offering, and agreed to pay an additional fee (the “Deferred Underwriting Fees”) of 3.5% of the gross offering proceeds, or approximately $9,660,000 in the aggregate upon Priveterra’s completion of the Business Combination. The Deferred Underwriting Fees will become payable to the underwriters from the amounts held in the Trust Account solely in the event Priveterra completes the Business Combination. On November 16, 2022, the Company and one of the underwriters executed a waiver letter confirming the underwriter’s waiver of its deferred fee under the terms of the underwriting agreement. As a result, the Company recognized $162,571 of other income and $3,604,829 was recorded to additional paid-in capital towards Class A redeemable shares in relation to the waiver of the deferred underwriter fee allocated to the underwriter in the accompanying consolidated financial statements. As of December 31, 2022 and 2021, the deferred underwriting fee payable is $5,892,600 and $9,660,000, respectively. On January 23, 2023, the Company and a second underwriter executed a waiver letter confirming the underwriter’s waiver of its deferred fee under the terms of the underwriting agreement which represents and additional $4,636,800 of the deferred fee as waived.
Critical Accounting Policies
The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies.
Derivative Financial Instruments
We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. We have determined the warrants are a derivative instrument.
FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. We apply this guidance to allocate Initial Public Offering proceeds from the Units between Class A Common Stock and warrants, using the residual method by allocating Initial Public Offering proceeds first to fair value of the warrants and then the Class A Common Stock.
Investments Held in the Trust Account
Our portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on marketable securities, dividends and interest held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account were determined using available market information.

Class A Common Stock Subject to Possible Redemption
We account for Class A Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A Common Stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A Common Stock (including Class A Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Priveterra’s control) is classified as temporary equity. At all other times, Class A Common Stock is classified as stockholders’ equity. Our Class A Common Stock features certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ (deficit) equity section of the balance sheets.
Net Income Per Share
We have two classes of common shares, which are referred to as Class A Common Stock and Class B Common Stock. Earnings and losses are shared pro rata between the two classes of stock. Private and public warrants to purchase 14,480,000 Class A Common Stock at $11.50 per share were issued on February 8, 2021. No warrants were exercised during the period ended December 31, 2022 and 2021. The calculation of diluted income per common share does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of over-allotment, and (iii) Private Placement since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net income per common share is the same as basic net income per common share for the periods. Accretion associated with the redeemable Class A Common Stock is excluded from earnings per share as the redemption value approximates fair value.
Recent Accounting Pronouncements
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 also requires additional disclosures regarding significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. Priveterra expects to adopt the provisions of this guidance on January 1, 2023. The adoption is not expected to have a material impact on Priveterra’s consolidated financial statements.
Besides the above, Priveterra’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.
Off-Balance Sheet Arrangements
As of December 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
Inflation
We do not believe that inflation had a material impact on our business, revenues or operating results during the period presented.
JOBS Act
The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, the consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Initial Public Offering or until we are no longer an “emerging growth company,” whichever is earlier.
Quantitative and Qualitative Disclosures About Market Risk
We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.
Executive Officers of Priveterra
Directors and Executive Officers
As of the date of this proxy statement/prospectus, our directors and officers are as follows:
Name	Age	Position
Robert Palmisano	78	Chairman and Chief Executive Officer
Vikram Malik	60	President and Director
Oleg Grodnensky	45	Chief Operating Officer, Chief Financial Officer, and Secretary
Lance A. Berry	50	Director
James A. Lightman	65	Director
Julie B. Andrews	51	Director
Robert Palmisano, 78, has been our Chairman and Chief Executive Officer since December 2020. Mr. Palmisano has over 40 years of experience in various sectors within the healthcare industry and has been in leadership roles at several prominent global medical technology companies. Mr. Palmisano’s first role as President and Chief Executive Officer in the medical technology sector began in 1997, at Summit Technology Inc. (“Summit Technology”), a manufacturer of ophthalmic laser systems, which he held until 2000 when the company was acquired by Alcon Laboratories Inc. From 2001 to 2003, Mr. Palmisano served as President and Chief Executive Officer of MacroChem Corporation, a specialty pharmaceutical company that develops and commercializes topical pharmaceutical products. In 2003, Mr. Palmisano became the President and Chief Executive Officer of IntraLase Corp. (“IntraLase”), an ophthalmic laser technology company with a post-money valuation of $74 million at the time. Mr. Palmisano guided IntraLase through its initial public offering in 2004, with a post-money valuation of approximately $340 million, until its 2007 acquisition by Advanced Medical Optics, Inc. (“Advanced Medical Optics”) in a transaction valued at approximately $800 million in equity value. Following the sale of IntraLase, Mr. Palmisano became Chief Executive Officer of ev3 Inc. (“ev3”) in 2008, a global endovascular device company, which had a market capitalization of approximately $790 million, and held the role until 2010 when the company was acquired by Covidien plc (“Covidien”) in a transaction valued at approximately $2.6 billion in equity value. Following the sale of ev3, Mr. Palmisano became the President and Chief Executive Officer of Wright Medical Group N.V. (“Wright Medical”) in 2011, which had a market capitalization of approximately $850 million, and held the role until 2020 when the company was acquired by Stryker Corporation (“Stryker”) (NYSE:SYK) in a transaction valued at $4.7 billion in equity value. Mr. Palmisano previously served on the board of directors of Avedro, Inc., ev3 Inc., Osteotech, Inc., (NYSE: MDT) Advanced Medical Optics, Inc., Entellus Medical, Inc. and Bausch & Lomb. We believe Mr. Palmisano is qualified to serve on the Board due to his executive experience with several prominent global medical technology companies.
Vikram Malik, 60, has been our President and a Director since December 2020. Mr. Malik has 34 years of experience in investment banking, private growth equity investments, business strategy and business development as well as corporate governance through several board positions. Mr. Malik began his investment banking career in 1987 at Swiss Bank Corporation in cross border mergers and acquisitions. After 26 years on Wall Street at various firms such as Chase Manhattan Bank, Dresdner Bank, Credit Suisse First Boston, Banc of America Securities and Bank of America Merrill Lynch, advising on M&A, equity and debt capital raising, leveraged buyouts and private placements, he retired from investment banking as Vice Chairman Investment Banking of Deutsche Bank Securities in 2013. During a very successful career on Wall Street, Mr. Malik led over $100 billion of M&A, equity and debt transactions, including some ground breaking deals such as the creation of the world’s largest dialysis products and services company, Fresenius Medical Care AG & Co. KGaA (“Fresenius”) (NYSE: FMS), in a complex, $4.2 billion, cross border, Leveraged Reverse Morris Trust transaction in 1996, which was awarded M&A Deal of The Year accolades by The Wall Street Journal. Mr. Malik’s experience also includes the $4 billion acquisition of Renal Care Group, Inc. by Fresenius in 2005, the $4.5 billion acquisition of ophthalmology leader Bausch & Lomb by Warburg Pincus LLC in 2007, and the $2 billion acquisition of a vascular access products company, Arrow International, Inc., by Teleflex Incorporated in 2007, which began its transformation from an industrial conglomerate into a medical products company, today known as Teleflex Medical. Additionally, Mr. Malik participated in the $4.3 billion spin-off of medical products conglomerate CareFusion Corp. (“CareFusion”) from Cardinal Health, Inc. (NYSE:CAH), in 2009. Mr. Malik also played lead roles in the IPOs and listings of many healthcare companies such as Fresenius, AMN Healthcare Services Inc. (NYSE:AMN), Cross Country Healthcare Inc. (Nasdaq: CCRN), IntraLase, Symmetry Medical Inc., NuVasive, Inc. (Nasdaq: NUVA), CareFusion, and Evolus, Inc. (“Evolus”) (Nasdaq: EOLS). We believe Mr. Malik is qualified to serve on the Board due to his financial experience in the healthcare industry.
Oleg Grodnensky, 45, has been our Chief Operating Officer and Chief Financial Officer since December 2020 and Secretary of the Board since May 2021. Mr. Grodnensky has over 24 years of experience working in finance, general advisory, business development and operations within the life sciences industry, and brings extensive financial and operational expertise to our company. Mr. Grodnensky began his career on Wall Street in 1998 focusing on leading M&A transactions, restructurings, and equity and debt capital raising in life science sectors. Mr. Grodnensky and Mr. Malik have worked together at Banc of America Securities. Following more than ten years in healthcare investment banking and over 30 advisory roles totaling $17 billion in value, Mr. Grodnensky founded HV Capital, where he provided operational turnaround, strategic business development and buy-side advisory services to global healthcare and private equity firms, and acted as a principal investor in growth and venture opportunities. In September 2020, Mr. Grodnensky founded Priveterra Capital to focus on strategic opportunity investments across life sciences and financial technology sectors. Mr. Grodnensky received his BS in Economics and Mathematics from Duke University in 1998.
Lance A. Berry, 50, has served on the Board since the Initial Public Offering. Mr. Berry has over fifteen years’ experience in senior leadership roles for Wright Medical Group N.V. (Nasdaq: WMGI), a $1 billion global healthcare growth company. From January, 2019 to November, 2020, Mr. Berry was Executive Vice President, Chief Financial and Operations Officer, overseeing all aspects of corporate strategy, finance, tax, accounting, supply chain, manufacturing, digital strategy and execution, business development, information technology and investor relations on a global basis at Wright Medical Group. Working with Mr. Palmisano at Wright Medical, Mr. Berry oversaw many successful mergers and acquisitions, which included a variety of financing transactions. Notable transactions include the approximately $5.4 billion sale of Wright Medical to Stryker Corp. (NYSE: SYK) in 2019, Wright Medical’s $3.4 billion in equity value acquisition of Tornier N.V. in 2014, and the approximately $300 million carve out and sale of Wright Medical’s hip and knee business to Microport in 2014. Mr. Berry has also served on the board of directors of Vapotherm Inc. (NYSE: VAPO) since January 2020 and of Treace Medical Concepts, Inc. Prior to assuming his role as Executive Vice President, Chief Financial and Operations Officer, Mr. Berry was Senior Vice

President and Chief Financial Officer of Wright Medical from 2009 to January 2019 and Corporate Controller from 2002 to 2009. Mr. Berry and Mr. Palmisano have worked with one another for nine years. Mr. Berry also worked with Mr. Malik during his time as CFO of Wright Medical. We believe Mr. Berry is qualified to serve on the Board due to his M&A experience in the healthcare industry.
James A. Lightman, 65, has served on the Board since the Initial Public Offering. Mr. Lightman has over two decades of corporate legal experience and brings a diverse skill set in managing complex legal and business matters for public and private healthcare and medical device companies. He has held chief legal officer positions with leading healthcare technology companies including Eyeonics, Inc., IntraLase Corp., Summit Autonomous Inc., Amicore, Inc. and Wright Medical Group, N.V. From 2008 to 2009, Mr. Lightman served as Vice President and Assistant General Counsel at Bausch & Lomb, where he most recently held the position of Vice President, Global Sales Operations until 2011. In 2011, Mr. Lightman joined Wright Medical Group, Inc. as Senior Vice President, General Counsel and Secretary, a position he held until November, 2020, when Wright was acquired by Stryker Corp. In December, 2020, Mr. Lightman was appointed Senior Vice President and General Counsel of Vapotherm, Inc., the position he currently holds. Mr. Lightman holds a juris doctor degree cum laude from the Boston University School of Law and a bachelor’s degree magna cum laude from the Boston University School of Management. He is a member of the Massachusetts Bar. Over the last twenty two years, Mr. Lightman and Mr. Palmisano have worked together in multiple healthcare technology companies. Mr. Lightman, while acting as General Counsel at IntraLase and Wright, worked with Mr. Malik as well. We believe Mr. Lightman is qualified to serve on the Board due to his corporate legal experience in public and private healthcare technology companies.
Julie B. Andrews, 51, has served on the Board since the Initial Public Offering. Ms. Andrews has over 15 years’ experience in senior finance leadership roles with leading medical technology companies and brings a broad skill set in executing strategic initiatives and leading global finance organizations. Ms. Andrews is the Chief Financial Officer for Smart Wires Technology LTD. (Nasdaq 1st North: GOGRID-SDB.ST, a clean technology company focused on digitalizing and modernizing the electrical grid. From August, 2019 to November, 2020, Ms. Andrews held the position of Senior Vice President, Global Finance with Wright Medical Group N.V. (Nasdaq: WMGI) with responsibility for the finance, accounting, tax and treasury functions. During her time at Wright Medical, Ms. Andrews played key leadership roles in several successful mergers and acquisitions. These included leading the divestiture and carve-out of the approximately $300 million sale of the hip and knee business to Microport, providing leadership oversight for Wright Medical’s $3.3 billion in equity value acquisition of Tornier, N.V., and leading the diligence and integration planning of the sale of Wright Medical to Stryker Corp. Ms. Andrews was Vice President, Chief Accounting Officer from October 2015 to August 2019. Prior to joining Wright Medical, Ms. Andrews spent fourteen years at Medtronic, Inc., a global medical device company. During her tenure with Medtronic, Ms. Andrews held numerous key financial positions including Vice President, Finance (Business Unit CFO) for the $3.5 billion Spine and Biologics business. Ms. Andrews began her career working with Thomas & Betts Corporation in Memphis, Tennessee and Thomas Havey, LLP in Chicago, Illinois. Ms. Andrews also serves on the board of directors of RxSight (NASDAQ: RXST) and as the chairperson of the audit committee since August 2021, and as the Chief Financial Officer of Smart Wires Technology Ltd. since September 2021. Ms. Andrews received a BS in Accounting from Indiana University NW in 1993. Ms. Andrews and Mr. Palmisano have worked with one another for eight years. We believe that Ms. Andrews is qualified to serve on the Board due to her financial experience in the healthcare industry.
As noted in our registration statement on Form S-1 at the time of our Initial Public Offering, we believe our Board and management team are well positioned to take advantage of the growing set of investment opportunities focused on the biopharmaceutical sector, and that our contacts, relationships and investment and operating experience will allow us to generate an attractive transaction for our stockholders.
Family Relationships
There are no family relationships between any Company director or executive officer.
Number and Terms of Office of Officers and Directors
We have six directors, with each director holding office for a three-year term. Prior to the completion of our initial business combination, any vacancy on the board of directors may be filled solely and exclusively by a majority vote of the remaining directors then in office. In addition, prior to the completion of our initial business combination, holders of a majority of the voting power of all then outstanding shares of capital stock of Priveterra may remove a member of the board of directors for any reason.
Our officers are appointed by the Board and serve at the discretion of the Board. The Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our Current Byalws provide that our officers may consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other offices as may be determined by the Board.
Director Independence
Nasdaq rules require that a majority of our board of directors be independent within one year of our Initial Public Offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Board has determined that Julie Andrews, James Lightman and Lance Berry are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Executive Officers and Directors
In no event will our existing officers or directors receive any other cash- or equity-based compensation or be paid any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is), other than reimbursements for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our sponsor, officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of- pocket expenses incurred in connection with identifying and consummating an initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees or receive equity or equity-based awards from the Combined Company. These fees and awards will be disclosed to stockholders in accordance with applicable rules and regulations, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the Combined Company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the Board.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management team’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for payments or benefits upon termination of employment.

Committees of the Board of Directors
Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
We have established an audit committee of the Board. The members of our audit committee are Ms. Andrews and Messrs. Lightman and Berry. Ms. Andrews chairs the audit committee. All members of our audit committee are independent of and unaffiliated with our Sponsor and our underwriters.
Each member of the audit committee is financially literate and our board of directors has determined that Ms. Andrews qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
We adopted an audit committee charter, which details the principal functions of the audit committee, including:
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meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

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monitoring the independence of the registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the registered public accounting firm;

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determining the compensation and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of our initial public offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of our initial public offering; and

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reviewing and approving all payments made to our existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee
We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our Current Bylaws.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Compensation Committee
We established a compensation committee of the Board. Messrs. Berry and Lightman serve as members of our compensation committee. Mr. Berry chairs the compensation committee.
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

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reviewing and approving the compensation of all of our other Section 16 executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Until the earlier of the consummation of our initial business combination or our liquidation and in connection with potentially providing financing or other investments in connection with our initial business combination, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The Current Charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on the Board.

Code of Ethics
We have adopted a code of ethics applicable to our directors, officers and employees (“Code of Ethics”). A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
Subject to pre-existing fiduciary or contractual duties as described below, our officers and directors have agreed to present any business opportunities presented to them in their capacity as a director or officer of Priveterra to us. Certain of our officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or may be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination. Our Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Priveterra and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. Further, we do not believe that these conflicts materially impacted Priveterra’s search for an initial business combination target because our Sponsor, officers and directors have significant experience in identifying and executing multiple acquisition opportunities simultaneously and were not limited by industry or geography in terms of the acquisition opportunities they could pursue.
Potential investors should also be aware of the following other potential conflicts of interest:
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Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Certain of our executive officers are engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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Our Sponsor, and each of our officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and any public shares held by them in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their Founder Shares and any Public Shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months (or 30 months, if the extension proposal is approved by Priveterra stockholders) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre- initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months (or 30 months, if the extension proposal is approved by Priveterra stockholders) from the closing of this offering or during any stockholder-approved extension period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed timeframe. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the Private Placement Warrants held in the trust account will be used to fund the redemption of our Public Shares, and the Private Placement Warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable or assignable until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. With certain limited exceptions, the Private placement warrants will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our Sponsor and officers and directors may directly or indirectly own common stock following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from the Sponsor or an affiliate of the Sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. As of           , 2023, no such loans are outstanding. The terms of such loans, if any are made, have not been determined and no written agreements exist with respect to such loans. The loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted into shares of the post-business combination entity at a price of $10.00 per share at the option of the lender, and it is expected that the shares issued upon conversion of such loans would be identical to the Private Placement Warrants.

The conflicts described above may not be resolved in our favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual(1)	Entity	Entity’s business	Affiliation
Robert Palmisano	Stryker Corporation (as successor-in-interest to Wright Medical)	Medical technologies	Former Chief Executive Officer of Wright Medical
Vikram Malik	Evolus, Inc. Strathspey Crown (resigned 2022) AEON Biopharma, Inc. AccessElite Alphaeon Credit, Inc.	Medical aesthetics Growth equity Biopharmaceuticals Corporate wellness Patient financing	Chairman Manager Director Director Chairman
Lance A. Berry	Vapotherm Inc. Stryker Corporation (as successor-in-interest to Wright Medical)	Medical devices Medical technologies	Director Former Executive Vice President, Chief Financial and Operations Officer of Wright Medical
	Treace Medical Concepts, Inc.	Medical devices	Director
James A. Lightman	Vapotherm Inc.	Medical devices	Senior Vice President and General Counsel
	Stryker Corporation (as successor-in-interest to Wright Medical)	Medical technologies	Former Senior Vice President, General Counsel and Secretary of Wright Medical
Julie B. Andrews	Stryker Corporation (as successor-in-interest to Wright Medical)	Medical technologies	Former Senior Vice President, Global Finance of Wright Medical
	RxSight, Inc.	Medical technologies	Director, Chairperson of the Audit Committee
	Smart Wires Technology Ltd.	Power technologies	Chief Financial Officer

(1)
Each person has a fiduciary duty with respect to the listed entities next to their respective names.

The individuals listed in the table above may also be affiliated with and/or owe fiduciary duties to or have contractual obligations to affiliates of the listed entities, including subsidiaries, portfolio companies and other investments and ventures of the listed entities.
We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our Sponsor, officers or directors or completing the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our Sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
In the event that we submit our initial business combination to our Public Stockholders for a vote, our initial stockholder has agreed to vote its Founder Shares, and it and the other members of our management team have agreed to vote any Founder Shares they hold and any shares purchased during or after our Initial Public Offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our Current Charter provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Current Charter provides that our directors are not personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Current Charter. Our Current Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in our Initial Public Offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the Trust Account, and not to seek recourse against the Trust Account for any reason whatsoever, including with respect to such indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

INFORMATION ABOUT AEON
Unless the context otherwise requires, all references in this subsection to “we,” “us,” or “our” refer to AEON prior to the consummation of the Business Combination.
Overview
We are a clinical stage biopharmaceutical company focused on developing our proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. We recently completed a Phase 2 study of ABP-450 for the treatment of cervical dystonia and have an ongoing Phase 2 study of ABP-450 for the treatment of both chronic and episodic migraine. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the FDA, Health Canada and EMA. We have exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. We have built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization.
Botulinum toxins have proven to be a highly versatile therapeutic biologic, with over 230 therapeutic uses documented in published scientific literature and nine approved therapeutic indications in the United States. Our initial development programs for ABP-450 are directed at migraine, cervical dystonia and gastroparesis. We selected these initial indications based on a comprehensive product assessment screen designed to identify indications where we believe ABP-450 can deliver significant value to patients, physicians and payors and where its clinical, regulatory and commercial characteristics suggest viability. We believe that ABP-450 has application in a broad range of indications and we plan to continue to explore additional indications that satisfy our product assessment screens. The following table depicts the development status of ABP-450 across our current indications:
The FDA accepted our IND application for ABP-450 as a preventative treatment for migraine in October 2020, and we began treating patients in our Phase 2 clinical study beginning in March 2021. Prior to commencing this Phase 2 study, no Phase 1 clinical studies of ABP-450 had been performed in regards to migraine by us or any other party. Nevertheless, given the extensive pre-clinical toxicology and other data developed by our licensing partner, Daewoong, and the aesthetic licensor of ABP-450, Evolus, the FDA permitted us to proceed directly to this Phase 2 clinical trial. We plan to enroll approximately 765 patients in this randomized, double-blind, placebo-controlled study across approximately 60 study sites in the United States, Canada and Australia. This study includes migraine patients that experience six or more migraines per month, which is inclusive of chronic migraine patients that experience 15 or more headache days and eight or more migraines per month, as well as certain episodic migraine patients that experience less than 15 headache days and six to 14 migraines per month. Patients enrolled in the study receive two injection cycles using our patent-pending injection protocol at a low dose of 150 units, high dose of 195 units or placebo, with patients evenly split among the three arms. We plan to announce topline data related to episodic migraine in the second half of 2023, and topline data related to chronic migraine in the second half of 2024.
The FDA accepted our IND application for ABP-450 as a treatment for cervical dystonia in October 2020, and we began treating patients in our Phase 2 clinical study beginning in April 2021. We enrolled 59 patients in this randomized, double-blind, placebo-controlled study across approximately 20 study sites in the United States. Patients enrolled into the study received one of four different injection cycles, low dose of 150 units, mid-dose of 250 units, high dose of 350 units or placebo, with patients evenly split among the four arms.
Topline data from the Phase 2 study, released in September 2022, confirmed that ABP-450 met all primary endpoints and a number of other key secondary endpoints, supporting the safety and efficacy of ABP-450 in reducing signs and symptoms associated with cervical dystonia. ABP-450 demonstrated adverse event rates similar to, or lower than, other botulinum toxin products for the treatment of cervical dystonia. ABP-450 also demonstrated potential for efficacy similar to, or better than, other botulinum toxin products for the treatment of cervical dystonia. We are in discussions with the FDA regarding the design of our Phase 3 study in cervical dystonia, which we expect to commence based on the availability of capital resources.
In December 2020, we initiated a preclinical gastroparesis study with 42 primates receiving multiple injections of ABP-450 across four dose ranges. The objective of this preclinical study was to characterize the safety and toxicology prior to entering human studies. We completed this preclinical study in January 2022. Following the preclinical study, we submitted an IND to the FDA and received a letter in May 2022 confirming that the IND-opening Phase 2a clinical study may proceed. We continue to evaluate various pathways to most efficiently advance this clinical development program. We license ABP-450 from Daewoong, a South Korean pharmaceutical manufacturer, and have exclusive development and distribution rights for therapeutic indications in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. Daewoong licenses the same 900 kDa botulinum toxin to Evolus for cosmetic indications, which Evolus markets and sells under the name Jeuveau in the United States and Nuceiva in Canada and the European Union. Prior to licensing the botulinum toxin complex to Evolus, Daewoong conducted a broad preclinical development program for ABP-450 that was primarily focused on safety to support any clinical indication. Subsequently, Evolus completed a comprehensive clinical development program of the same botulinum toxin complex and has received approval from regulatory authorities in the United States, the European Union and Canada to market and sell Jeuveau in the United States and Nuceiva in Canada and the European Union for the temporary improvement in the appearance of moderate to severe glabellar, or frown, lines in adults. Over 2,100 adult subjects with moderate to severe glabellar lines at maximum frown participated in Evolus’ clinical development program, and each of Evolus’ Phase 3 clinical studies successfully met their respective primary safety and efficacy endpoints. While none of these preclinical or clinical programs specifically contemplated any therapeutic use of ABP-450, given that the FDA’s regulatory requirements are generally the same for the cosmetic or therapeutic use of a toxin, we believe that the positive data derived from these preclinical and clinical studies will support the clinical development and anticipated future safety labeling of ABP-450 for migraine and cervical dystonia, in addition to other indications, at all contemplated dose ranges.
We plan to pursue approval of an original Biologics License Application, or BLA, that exclusively contemplates therapeutic indications for ABP-450, which we believe could improve reimbursement amounts for ABP-450, if approved. Existing botulinum toxins, including Botox, are approved under a single BLA for both therapeutic and cosmetic indications. As a result, other botulinum toxins are required to include the sales prices of both therapeutic and cosmetic botulinum toxin sales when calculating the ASP that is used to determine the reimbursement amount physicians receive for therapeutic usage. The inclusion of a lower cosmetic sales price in the calculation of ASP can cause physicians to lose money when treating patients with existing botulinum toxins and also creates a deterrent to providing payors and/or providers with rebates or other financial incentives. If we are successful in obtaining an original BLA for therapeutic indications of ABP-450, the ASP for ABP-450 would be calculated using only therapeutic sales, which we believe would facilitate consistent and favorable reimbursement to physicians when they choose to use ABP-450 for therapeutic treatments, as well as the ability to provide payors and/or providers with rebates and other financial incentives. This traditional pricing model would be unique to us within the current therapeutic neurotoxin market, and we believe it would allow physicians to provide treatment with ABP-450 at a more competitive or the same net price as the market leader after rebates and discounts.
We believe ABP-450 could have therapeutic applications in a broad range of debilitating medical conditions, and we intend to continue to leverage our product assessment screening process to identify additional indications for future development. Our management team possesses significant and relevant experience in the botulinum-toxin industry in both drug development and commercialization, and we believe they are uniquely qualified to successfully develop and commercialize ABP-450 to enhance the lives of patients that suffer from debilitating medical conditions.
Overview of the Therapeutic Botulinum Toxin Market
Botulinum toxins are a standard treatment for a number of indications, including debilitating movement disorders, chronic migraine, overactive bladder, excessive salivating and excessive sweating, and are the first-line standard of care for the treatment of certain conditions, including cervical dystonia. The use of botulinum toxins to treat debilitating medical conditions began with the FDA approving Botox for the treatment of strabismus and blepharospasm, two eye muscle disorders, in adults, in 1989. Botox was the only FDA-approved type-A botulinum toxin until 2009 when the FDA initially approved Dysport for the treatment of cervical dystonia and glabellar lines in adults. In 2010, the FDA approved Xeomin for the treatment of cervical dystonia and blepharospasm in adults. There are currently nine unique therapeutic indications for botulinum toxins that have been approved by the FDA.
The global therapeutic botulinum toxin market is forecast to grow from $3.0 billion in 2020 to an estimated $4.4 billion in 2027, according to Decision Resources Group. This market growth is expected to be driven primarily by growth in the number of procedures, which is expected to grow from 2.7 million in 2020 to an estimated 5.0 million in 2027, as well as multiple other factors. For example, the average selling price, or ASP, for therapeutic botulinum toxins in the United States is anticipated to grow by 1.5% annually, moving from $557 in 2020 to an estimated $619 in 2027.
The global therapeutic toxin market is concentrated in the United States, which has an estimated 84% market share, while the EU has an estimated 9% of the market share and Asia Pacific has an estimated 7% market share. The United States is projected to continue to be the largest market for therapeutic botulinum toxin treatment, primarily due to the greater number of approved indications, higher average selling price, and greater patient and physician awareness of botulinum toxin usage. The global therapeutic toxin market also further breaks down by indication, with migraine comprising approximately 36% of the market share, spasticity comprising approximately 28% of the market share, cervical dystonia comprising approximately 17% of the market share, overactive bladder comprising approximately 6% of the market share and other indications comprising approximately 13% of the market share.
According to Decision Resources Group, Botox, Dysport and Xeomin collectively made up over 98% of the U.S. therapeutic market for botulinum toxins in 2019. The market leader for therapeutic botulinum toxins is Botox, which is marketed by AbbVie Inc., or AbbVie, and had approximately 85% of the global therapeutic market share for botulinum toxins and 95% of the U.S. therapeutic market share for botulinum toxins in 2019. The migraine indication is AbbVie’s single largest toxin therapeutic indication, and contributes to 45% of AbbVie’s therapeutic toxin sales. The main approved competitors to Botox are Dysport, marketed by Ipsen Ltd., and Xeomin, marketed by Merz Pharmaceuticals, LLC, each of which have approximately 2% of the global market share for therapeutic botulinum toxin treatments.
Our Market Opportunity
We believe that the markets for our initial target indications of migraine, cervical dystonia and gastroparesis represent a significant opportunity above the current market estimates for therapeutic botulinum toxin. Taken together, we estimate that our target indications represent a total addressable market opportunity of approximately $31 billion due in large part to the significant patient population that would become accessible if ABP-450 is approved for the treatment of episodic migraine.

The largest component of our total addressable market opportunity is the preventative migraine market, which includes the treatment of chronic migraine and episodic migraine. Approximately 13.4 million patients suffer from migraine, with approximately 4.0 million and 9.4 million patients suffering from chronic migraine and episodic migraine, respectively. According to the American Migraine and Prevalence and Prevention Study conducted from 2004 to 2009, approximately 56% of patients with migraine had ever received a medical diagnosis, which represents approximately 2.2 million patients of the approximately 4.0 million patients with chronic migraine. Based on these 2.2 million patients and a treatment protocol of four treatment cycles per year, with two vials per treatment at our anticipated pricing of $634 per vial, we estimate that the annual market opportunity for the treatment of chronic migraine is approximately $11.2 billion. As the episodic migraine market is less developed than chronic migraine, and because episodic migraine is less debilitating in terms of headache and migraine days per month, we believe a lower percentage of patients with episodic migraine will be diagnosed or treated as compared to chronic migraine. Assuming 38% of patients, or 3.7 million patients, are diagnosed with episodic migraine and are treated using the treatment protocol above, we estimate that the annual market opportunity for the treatment of episodic migraine is approximately $18.5 billion. As of 2016, we estimate that approximately 820,000 patients, or 37% of diagnosed chronic migraine patients, and approximately 740,000 patients, or 20% of diagnosed episodic migraine patients, are using prescription medication as a preventative treatment measure. Similarly, of the 3.7 million diagnosed high-frequency and chronic migraine patients, only 1.1 million currently use prescription medication as a preventative treatment. We believe that the preventative migraine market will expand as patient and physician awareness and migraine diagnosis rates increase due in part to the market growth of injectable monoclonal antibody therapies that target calcitonin gene-related peptide inhibitors, or CGRPs, and the introduction of oral CGRPs.
We believe that the treatment of cervical dystonia represents an attractive market opportunity and presents a regulatory pathway to facilitate other treatments in the broader muscle movement disorder market, which accounts for a significant percentage of the therapeutic botulinum toxin market. Based on U.S. census data and published clinical studies, we estimate that there are approximately 50,000 cervical dystonia patients in the United States, of which 30,000 are currently treated. We expect the number of patients with cervical dystonia will continue to increase in the coming years. Based on a treatment protocol of three treatment cycles per year, with three vials per treatment at our anticipated pricing of $634 per vial, we estimate that the annual market opportunity for the treatment of cervical dystonia will be approximately $360 million in our anticipated year of commercialization, if approved.
We also believe that the treatment of gastroparesis represents a significant market opportunity. Based on U.S. census data and published clinical studies, we estimate that there are approximately 400,000 addressable gastroparesis patients in the United States, of which over 200,000 have moderate to severe symptoms and would be eligible for treatment with a botulinum toxin. Based on our proposed treatment protocol and anticipated pricing, we estimate that the annual market opportunity for the treatment of gastroparesis is approximately $900 million. We believe the current market for treatment of gastroparesis is underestimated due to the lack of meaningful treatment options available to patients and physicians, and that diagnosis rates could increase if ABP-450 can demonstrate efficacy and safety in treating the disease.
Overview of ABP-450
ABP-450 is a 2-chain polypeptide, a heavy chain joined by a bond to a light chain. The light chain is a protease enzyme that attacks fusion proteins at the neuromuscular junction, preventing the vesicles containing acetylcholine from anchoring to the membrane and inhibiting their release. ABP-450 interferes with nerve impulses by inhibiting the release of acetylcholine into the neuromuscular junction, causing a flaccid paralysis of muscles.
The active biologic ingredient in ABP-450 is Clostridium botulinum toxin, type A with a complete molecular complex weight of 900 kDa. Botulinum toxin type A is an active toxin composed of a covalently bonded dimer of two complexes consisting of neurotoxin, non-toxic non-haemagglutinin protein, and haemagglutinin proteins. The active part of the botulinum toxin is the 150 kDa component, and the remaining 750 kDa of the complex is made up of accessory proteins that we believe help with the function of the active portion of the botulinum toxin. When injected at therapeutic levels, ABP-450 blocks peripheral acetylcholine release at presynaptic cholinergic nerve terminals by cleaving SNAP-25, a protein integral to the successful docking and release of acetylcholine from vesicles situated within the nerve endings leading to denervation and relaxation of the muscle. ABP-450, if approved, will be the only therapeutic botulinum toxin with significantly similar physiochemical properties as Botox. In addition, ABP-450 will be the only therapeutic botulinum toxin that shares the same procedure and dilution ratios for the reconstitution of the botulinum toxin to an injectable liquid. These reconstitution procedures are not subject to intellectual property protection. We believe the similarity of the two products will facilitate physician adoption of ABP-450 more rapidly and sustainably than other botulinum toxins that compete with Botox.
Daewoong has recently constructed a facility in South Korea where it produces ABP-450 and Jeuveau, which is the same botulinum toxin complex as ABP-450. The manufacture of ABP-450 drug substance is based on the fermentation of Daewoong’s C.botulinum cell line, followed by isolation and purification of the drug substance. Daewoong has received a U.S. patent for the production process. The drug substance production facility was purpose built and is in compliance with FDA and EMA current good manufacturing practices, or cGMP, requirements. We believe this facility will be sufficient to meet demand for ABP-450 for the foreseeable future.
Our Pipeline
We have three existing product candidates in our pipeline: migraine, cervical dystonia, and gastroparesis, each as discussed below. The anticipated level of financing needed for our existing pipeline candidates is highly variable and difficult to project as the design of our Phase 3 migraine studies, which is our primary cost driver, will be largely based on the data generated by our Phase 2 migraine studies. Assuming we have $40 million in aggregate cash proceeds following the closing of the Business Combination, we anticipate that we will have sufficient cash to fund our operating plan through September 30, 2023. We believe this will allow us to obtain topline data from our Phase 2 clinical study in episodic migraine. Any further development of ABP-450 for any indication, including the completion of the Phase 2 open-label extension study in migraine, will require additional funding, which may not be available to us on reasonable terms, or at all.
Migraine
Migraine is a complex neurological condition characterized by recurrent episodes of headaches. Patients that suffer from migraine headaches experience symptoms including throbbing recurring pain, nausea, vomiting, dizziness and sensitivity to light, sound, touch and smell. Migraine attacks usually last between four and 72 hours. According to the Global Burden of Disease Study conducted in 2019, migraine is the second leading disability in the world. The development and course of migraine differs from patient to patient, where a subset of patients experience an increase in frequency over a period of months or years and may gradually evolve from low-frequency episodic migraine to high-frequency episodic migraine and then to chronic migraine.
Industry sources and published research estimate that approximately 15% of U.S. adults experience migraine or severe headache, which represents approximately 40 million people. An estimated 1 billion people worldwide suffer from migraines, making migraine the third most prevalent illness in the world. Using prevalence rates from various published sources, we estimate that approximately 4.0 million people in the United States suffer from chronic migraines, defined as headache occurring on 15 or more days per month and eight or more migraines per month, with migraine defined as headache lasting for four or more hours per day, and 9.4 million people in the United States living with episodic migraine, defined as headache occurring on 15 or fewer days per month and migraine occurring from six to 14 times per month.
Migraine treatment is broadly divided into two strategies: acute and prophylactic treatment. The primary goal of acute treatment is to provide relief from the pain and associated symptoms after a migraine attack has started. The primary goal of prophylactic, or preventative, treatment is to preemptively decrease the frequency, severity and duration of future migraine attacks. A key pathway for migraine and headache pain is the trigeminovascular input from the meningeal vessels. These nerves pass through the trigeminal ganglion and synapses on second-order neurons in the trigeminocervical complex, which then project through the quintothalamic tract and, after decussating in the brain stem, form synapses with neurons in the thalamus. Disrupting pain stimulus to the trigeminocervical complex is one means of mitigating migraine headaches and botulinum toxin has pharmacological activity that can disrupt peripherical neuronal pain stimulus to the complex. Botulinum toxins are generally a third-line therapy in the prophylactic treatment of migraine patients. First- and second-line treatments to prevent migraine generally include the use of orally administered anti-epileptic, beta-blocker and tricyclic antidepressant pharmaceuticals, or the use of neuromodulation devices to stimulate the vagus nerve. Currently, the discontinuation rate for patients on existing oral preventive migraine medications is high due to poor tolerability and lack of efficacy. Migraine patients will typically progress to the third-line botulinum toxin therapy when first- and second-line therapies are not effective or not well-tolerated.
Botox is the only botulinum toxin approved by the FDA for prophylaxis of headaches in adult patients with chronic migraine and with a patented treatment protocol that designates a total dose of 155 units into 31 injection sites across seven areas of the head and neck. Botox is only approved for chronic migraine and there is no botulinum toxin approved for prevention of episodic migraine. Frequently reported adverse reactions following treatment with Botox for migraine include eyelid ptosis, commonly known as “drooping eyelid,” neck pain and muscle weakness. Sales of Botox for chronic migraine were estimated to be $691 million in 2019, and the use of Botox for chronic migraine increased from 2018 through the first quarter of 2021, with quarterly claims ranging from between 118,000 and 147,000 during this period. Such claims increased despite the introduction and presence of multiple CGRP (calcitonin gene-related peptide)-targeting medications during this period. We believe that as of March 2022, the majority of patients with chronic migraine who elected to switch treatment options chose Botox, with an estimated 65% of patients choosing Botox versus 35% choosing a CGRP. Another third-line treatment for migraine, referred to as CGRP-targeting medications, has recently been approved. CGRP is present in many organs in the body and when released around the nerves of the head, CGRP can cause inflammation and result in migraines. CGRP-targeting medications seek to block the peptide itself in an effort to prevent the migraine. CGRPs can target treatment of both chronic and episodic migraines, unlike Botox, which is used exclusively for treatment of chronic migraine. FDA-approved CGRPs include self-injectable monoclonal antibody formulations (Aimovig, Emgality, and Ajovy), an intravenous monoclonal antibody formulation (Vyepti) as well as oral formulations (Nurtec ODT and Qulipta). The use of CGRPs increased from 2018 through the second quarter of 2022, with quarterly claims ranging from between 875 and 547,000 during this period. Such claims stabilized in 2020, and Botox has returned to growth after a brief flat period we attribute to CGRP launches and COVID-19 challenges.
We are seeking to develop ABP-450 for the prevention of migraine and have an ongoing Phase 2 clinical study in this indication. Prior to commencing this Phase 2 study, no Phase 1 clinical studies of ABP-450 had been performed in regards to migraine by us or any other party. We have not conducted independent preclinical work for ABP-450 as a preventative treatment for migraine. ABP-450 is a similar structure to OnabotulniumtoxinA (Botox) which was FDA-approved for the prevention of chronic migraine in 2010. The clinical trials for Botox involved close to 1,400 patients in two trials termed the PREEMPT trials. Botox has been used in over half a million migraine patients and has become a standard of care for migraine prevention, particularly in the most disabled group of patients (those with chronic migraine). ABP-450 has demonstrated similar results to OnabotuliniumtoxinA in other neurological conditions such as cervical dystonia and in glabellar lines (aesthetic use). Therefore, we believe ABP-450 has the potential to demonstrate a similar efficacy and safety profile as those seen with OnabotuliniumtoxinA with regards to prophylactic treatment for migraine. Further, there is no known physiological difference between episodic and chronic migraines, and we therefore believe a treatment that effectively addresses chronic migraine should similarly treat episodic migraine. This has been concluded in the studies of other migraine treatments, such as the injectable versions of the CGRP class of drugs, all of which have received both episodic and chronic migraine approvals. In light of this, and the extensive pre-clinical toxicology and other data developed by our licensing partner, Daewoong, and the aesthetic licensor of ABP-450, Evolus, the FDA permitted us to proceed directly to this Phase 2 clinical trial.
Our Phase 2 clinical study utilizes our patent-pending injection protocol that contemplates at least 22 injections in the head and neck, which, at the low dose, would represent a decrease in the number of injections comparative to the current Botox label by approximately 30% and which would further represent differentiated injection locations for ABP-450 as compared to the current Botox label. Similar to the Botox chronic migraine indication, which contemplates titration up to 195 units with up to 39 injections, we are evaluating the effect of administering up to 195 units with up to 26 injections. We believe that our injection protocol will show equivalent efficacy and durability to the currently approved paradigm by utilizing novel injection sites and techniques to effectively target sensory nerve pathways implicated in migraine to reduce stimuli to the trigeminal complex. Furthermore, by eliminating or changing some injection sites, it may decrease the risk of patients experiencing the most common side effects of muscle weakness in the neck and eyelid ptosis. As of February 10, 2023, the double-blind data for ABP-450 included 4 patients (out of 190 episodic migraine patients) and 2 patients (out of 128 chronic migraine patients) who experienced neck pain, and no observed instances of muscular weakness or eyelid ptosis. We believe that, if approved, our patent-pending injection protocol would differentiate ABP-450 from Botox as a third-line therapy for the prevention of chronic migraine and would establish a new treatment option for the prevention of episodic migraine, thereby addressing a broader patient population. We also believe treatment with ABP-450 provides an opportunity for improved safety and tolerability of treatment as compared to our competitors. Beyond potential mitigation of some of the risk of common adverse events associated with Botox’s approved injection regimen, which include eyelid ptosis, neck pain and muscle weakness, our novel injection protocol is also designed to simplify the administration of ABP-450. We believe our proposed treatment protocol, combined with our exclusive focus on therapeutic indications and the same 900 kDa property as Botox, could create a compelling pharmacoeconomic opportunity to payors, while enhancing the physician and patient treatment experience.
The FDA accepted an IND for our Phase 2 clinical study of ABP-450 for the prevention of migraine in October 2020, and we began patient dosing in March 2021. We plan to enroll 765 patients into this randomized, double-blind, placebo-controlled study across approximately 60 study sites in the United States, Canada and Australia. This study includes migraine patients that experience six or more migraines per month, which is inclusive of chronic migraine patients that experience 15 or more headache days and eight or more migraines per month, as well as certain episodic migraine patients that experience fewer than 15 headache days and between six to 14 migraines per month. Patients enrolled in the study receive two injection cycles utilizing our patent-pending injection protocol of 22 active injection sites at a low dose of 150 units and four placebo injection sites, or 26 active injection sites at a high dose of 195 units, or placebo, with patients evenly split among the three arms.
Upon enrollment into the clinical study, patients enter into an initial screening and baseline period of approximately four weeks prior to receiving an initial injection cycle. A second injection cycle is administered 12 weeks after the initial treatment, and the patient is evaluated for 16 weeks after the second treatment. All patients who remain in the clinical study may be eligible to enroll in the optional dose-blinded long-term safety study whereby patients are again randomized in a 1:1 ratio to receive either the low dose or high dose protocol for an additional 52 week period.
The primary endpoints for the clinical study are the change in mean monthly migraine days, or MMD, from the four week baseline period to weeks 21 to 24 of the treatment period and the incidence of Treatment-Emergent Adverse Events, or TEAEs, compared to placebo. The key secondary and exploratory endpoints include the percentage of patients achieving a reduction from baseline of at least 50% in MMD during the weeks 21 to 24 of the treatment period, changes in use of escape medications from baseline, certain safety endpoints and other patient and rating scales. We will also assess the overall mean change from baseline in the number of monthly migraine days requiring migraine-specific acute treatments and the overall mean change from baseline in moderate to severe headache hours, among other secondary efficacy assessments. The study also evaluates health-related quality of life patient reported outcomes during the study period, including patient reported impression of severity, impression of change, disability assessment, and physical function impact. We plan to announce topline data related to our Phase 2 migraine study in the second half of 2023 for episodic migraine and in 2024 for chronic migraine.
The expected cost of the Phase 2 clinical study with respect to migraine is between $45.0 million and $55.0 million. The expected cost of the Phase 2 open-label extension study with respect to migraine is between $30.0 million and $40.0 million. Assuming we have $40 million in aggregate cash proceeds following the closing of the Business Combination, we anticipate that we will have sufficient cash to fund our operating plan through September 30, 2023. We believe this will allow us to obtain topline data from our Phase 2 clinical study in episodic migraine. Any further development of ABP-450 for any indication, including the completion of the Phase 2 open-label extension study in migraine, will require additional funding, which may not be available to us on reasonable terms, or at all.

Cervical Dystonia
Cervical dystonia, also known as spasmodic torticollis, is a neurological condition characterized by involuntary muscle contractions of the neck that may present as spasms, contractions or abnormal posture. It is a chronic condition with no cure, causing significant pain and challenges to mobility due to abnormal postures, and affecting quality of life and daily activities. Botulinum toxin is the standard of care for the treatment of cervical dystonia, helping to improve pain, posture, and disability.
We believe that ABP-450’s mechanism of action has the potential to provide an effective treatment for patients suffering from cervical dystonia and, with a focused clinical program, may have the potential to provide an effective treatment for certain movement disorders, and broader muscle spasticity indications and labels. Botox, Dysport and Xeomin are currently approved by the FDA, and Daxxify is currently under consideration by the FDA, for the therapeutic treatment of cervical dystonia in adult patients to reduce the severity of abnormal head and neck pain. ABP-450 has a similar 900 kDa molecular weighting to Botox, which we believe will facilitate physician adoption of ABP-450 more rapidly and sustainably than other botulinum toxins that compete with therapeutic uses of Botox. We believe that this physician conversion will be enhanced by reimbursement advantages we intend to offer to payors and physicians that will differentiate the economics of using ABP-450 from Botox.
In August 2022, we completed our Phase 2 clinical study of ABP-450 for the treatment of cervical dystonia. This study enrolled 59 patients across approximately 20 sites in the United States. The study patients were randomized in a 1:1:1:1 ratio across four treatment arms, a low dose 150 units of ABP-450, a medium dose 250 units of ABP-450, a high dose 350 units of ABP-450, or placebo. A treatment cycle consisted of one treatment cycle. Due to the nature of the disease, dosing was tailored to the individual patient based on the patient’s head and neck position, localization of pain, muscle hypertrophy, patient response, and adverse event history. The safety and efficacy of each of the four arms was evaluated over a maximum of 20 weeks. At the completion of the Phase 2 clinical study, all patients, irrespective of treatment group, had the option to receive treatment with ABP-450 by rolling over into a 52 week open-label extension study.
The primary endpoint of the clinical study was to evaluate the safety and tolerability of the single treatment cycle of ABP-450. To do so, the study, among other things, assessed the proportion of patients who developed treatment-related serious adverse events during the first 20 weeks of a single treatment cycle at any of the administered doses of ABP-450. The secondary efficacy endpoints included evaluating (1) the mean difference of change from baseline to week four of each dosing cohort, as measured by the Total Toronto Western Spasmodic Torticollis Rating Scale, or TWSTRS, the standard scale for measuring the severity of cervical dystonia, (2) certain subscales of TWSTRS, (3) Patient Global Impression of Change, (4) Clinical Global Impression of Change, and (5) duration of effect as measured by the median time to loss of 80% peak treatment effect.
Topline data from the Phase 2 study, released in September 2022, confirmed that ABP-450 met the primary and a number of other key secondary endpoints, supporting the safety and efficacy of ABP-450 in reducing signs and symptoms associated with cervical dystonia. ABP-450 was generally safe and well-tolerated with (1) zero discontinuations due to TEAEs, (2) low rate of treatment-related TEAEs, (3) zero dysphagia cases in the 150 unit arm and low rate of dysphagia (11%) and muscle weakness (6.7%) overall, and (4) all treatment-related TEAEs were mild to moderate in severity and transient in nature.
We believe the ABP-450 efficacy results from our Phase 2 study of are similar to those achieved by another company in the Phase 3 clinical trial it relied upon to submit a supplemental BLA application for the treatment of cervical dystonia using its toxin. ABP-450’s efficacy results include: (1) TWSTRS at week four improved 14.01 points in the 150 unit arm, 11.28 points in the 250 unit arm, 9.92 points in the 350 unit arm, and 3.57 points in the placebo, showing a statistically significant change in the lower dose arms versus the placebo and clinically meaningful improvement (although not statistically significant) in all three arms; (2) Patient Global Impression of Change demonstrated statistically significant improvement in all three unit arms over the placebo; and (3) Clinical Global Impression of Change demonstrated statistically significant improvement in all three unit arms over the placebo. With respect to a few secondary endpoints, ABP-450 did not statistically separate from placebo, including in the TWSTRS pain subscale in any of the arms, the TWSTRS severity subscale in the mid- and high-dose arms or the TWSTRS disability subscale in the high-dose arm.

The median duration of treatment effect was at least 20 weeks for all three treatment arms. We are currently preparing for end of Phase 2 meetings with FDA and EMA. At this time we cannot predict the cost of completing the development of ABP-450 for cervical dystonia. Given the limited capital resources we anticipate following the closing of the Business Combination, we do not expect to continue development of ABP-450 in cervical dystonia, including the commencement of any Phase 3 clinical trials, unless and until we are able raise additional capital to support those activities.
We acknowledge that others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program or the approvability or commercialization of the particular product candidate or product. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure. Any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or product.
Gastroparesis
Gastroparesis is a gastrointestinal disorder characterized by the slowing or stoppage of movement of food and liquid from the stomach to the small intestine. The disease largely occurs due to neuropathy, which causes stomach muscles to stop functioning normally. The neuropathy can have various causes, including diabetes, surgery, viral infections and autoimmune disorders, though many patients suffer from idiopathic gastroparesis for which there is no known cause. Symptoms of gastroparesis are chronic, with episodic exacerbations, and include vomiting, nausea, bloating, early fullness while eating meals, heartburn, and epigastric pain.
The first-line treatment for gastroparesis is the modification of a patient’s diet and, for diabetic gastroparesis patients, improved glycemic control. The currently available second-line therapies for gastroparesis are characterized by medications that provide short-term relief and limited efficacy and whose labeling including significant warnings. Metoclopramide is currently the only drug approved by the FDA for the treatment of gastroparesis with limited usage due to significant side effects, including extrapyramidal effects. Metoclopramide is a prokinetic agent, which can be administered orally or by nasal spray. Approved metoclopramide medications include a black box warning that the use of the medication can cause tardive dyskinesia, a serious movement disorder that is often irreversible. Other medications used for the treatment of gastroparesis can include macrolides, domperidone, erythromycin and anti-emetics. However, these medications are not approved in the United States for gastroparesis. In severe cases of gastroparesis, where patient symptoms are refractory to medical therapy and diet modification, there are more invasive options such as gastric peroral endoscopic myotomy, surgical implantation of a gastric electrical stimulation device on the stomach, pyloric sphincterotomy, complete or partial gastrectomy, pyloric sphincterotomy or jejunostomy. In some cases, Botox has been used on an off-label basis prior to surgery in patients that have failed diet and medications.
We believe that an unmet need for the treatment of gastroparesis exists and, if approved, ABP-450 could serve as an effective third-line treatment for patients that do not achieve effective results with first-line diet therapy and second-line medication or discontinue use of medication due to poor tolerability. In a research study report published in February 2017 by the International Foundation of Functional Gastrointestinal Disorders, 60% of gastroparesis patients are not satisfied with available treatments. There are no approved botulinum toxin therapies for the treatment of gastroparesis; however, data from several retrospective or open-label studies conducted in the United States and Europe evaluating the efficacy and safety of Botox for the treatment of gastroparesis have been published and reflect potentially promising results. Other studies have also shown promising results, particularly with respect to neurotoxins delivered via endoscopic intrasphincter injection of the pylorus in patients with idiopathic and diabetic gastroparesis. Certain double-blind placebo-controlled clinical studies did not display statistically significant separation between the placebo and Botox groups. We believe that the design of these studies may have contributed to this result; notably, these studies included less than 35 patients, included both diabetic and idiopathic patients, followed patients for only four weeks post-treatment, and did not account for the potential therapeutic effect of injecting saline into the target site. Our future clinical studies will consider the design of these previous studies, which we believe will increase the likelihood that ABP-450 will show a statistically significant benefit when compared to placebo.
In December 2020, prior to filing our IND for the treatment of gastroparesis with ABP-450, we and our partner Charles River initiated a preclinical dosing study of ABP-450 related to the treatment of gastroparesis with 42 primates receiving multiple injections in and around the pyloric sphincter across four dose ranges. The dosing ranges included dosing arms of 10, 15, 20 and 25 units/kg. The study followed the subjects for a total of up to 6 months. At the conclusion of the study, we determined that the safe and effective dosing range was between 100 units and 300 units/60 kg person. The FDA has not found, and the FDA may not find, that such dosing range (or any dosing range) was or will be safe and effective. The total number of animals to be used in this study is considered to be the minimum required to properly characterize the effects of ABP-450 and has been designed such that it does not require an unnecessary number of animals to accomplish its objectives. The objective of this preclinical study was to characterize the safety and toxicology prior to entering human studies. We completed this preclinical study in January 2022 and used the data to support an IND submission. Our IND has been accepted, and, subject to the availability of capital resources, we expect to initiate a Phase 2a clinical study in 2024 to study the safety and efficacy of injecting a therapeutic dose of ABP-450 through a standard sclerotherapy needle into the pylorus and pyloric sphincter region. Our primary endpoints will measure change in core signs and symptoms from baseline over a 12-week treatment period, as recommended by the FDA given that a well-defined and reliable patient reported outcome is not yet available for gastroparesis. We plan to assess idiopathic and diabetic patients in separate gastroparesis trials.
At this time we cannot predict the cost of completing the development of ABP-450 for gastroparesis. Given the limited capital resources we anticipate following the closing of the Business Combination, we do not expect to continue development of ABP-450 in gastoparesis unless and until we are able raise additional capital to support those activities.
Previous Development of our Botulinum Toxin
The same botulinum toxin as ABP-450 has been approved for the cosmetic treatment of moderate to severe glabellar lines in the United States, the European Union and Canada, and a form of the botulinum toxin has been approved for the treatment of post-stroke upper limb spasticity in South Korea. Evolus markets and sells the same botulinum toxin as ABP-450 for the cosmetic treatment of moderate to severe glabellar lines under the brand name Jeuveau in the United States and under the brand name Nuceiva in the European Union and Canada, and Daewoong markets and sells its similar botulinum toxin under the brand name Nabota in South Korea. We believe that the Daewoong and Evolus studies related to the treatment of glabellar lines are relevant to the development of ABP-450 for therapeutic indications for several reasons, including that over 2,100 adults have been injected with a botulinum toxin that is identical or nearly identical to ABP-450 in the context of a clinical study program, generating significant safety, efficacy and non-inferiority data in the cosmetic setting.
Daewoong Preclinical Toxicology Program
In accordance with international guidelines and in consultation with the FDA, Daewoong conducted a broad preclinical development program for ABP-450, including the study of dose concentrations contemplated for multiple therapeutic uses. The program included preclinical efficacy, safety, reproductive toxicity and single and repeat dose toxicity studies of ABP-450. While this program did not specifically contemplate the use of ABP-450 for migraine, cervical dystonia, or gastroparesis, we believe that the positive data derived from these preclinical studies will support the clinical development and anticipated future safety labeling of ABP-450 for migraine and cervical dystonia at all contemplated dose ranges. We will have to conduct additional toxicology studies to support the gastroparesis clinical program because it includes a new target organ.
Daewoong South Korean Clinical Development for Glabellar Lines
In South Korea, Daewoong conducted two clinical studies of Nabota, a form of the same botulinum toxin as ABP-450, to support its BLA for the cosmetic treatment of moderate to severe glabellar lines to the

Korean Ministry of Food and Drug Safety, or MFDS, including one Phase 1 clinical study and one Phase 3 clinical study. Both studies were double blind, randomized studies with an active control, Botox. Each study compared 20 units of Nabota with 20 units of Botox, injected into each of five target sites in the glabellar region of adult subjects with moderate to severe glabellar lines.
Nabota was approved by the MFDS for marketing on November 29, 2013 for the treatment of glabellar lines. The Nabota formulation, which was used in the early South Korean studies and which was commercialized by Daewoong, is slightly different than the formulation used in the studies sponsored by Evolus. The original Daewoong product was lyophilized and used a different human serum albumin that had not been approved by the FDA or EMA. With the approval of the Evolus vacuum dried product, Jeuveau, Daewoong has harmonized its product to be the same as the Evolus product and the same as the product that will be used in the clinical studies sponsored by us.
Evolus Clinical Development for Glabellar Lines
In 2014, Evolus initiated a comprehensive five-study clinical development program for Jeuveau, which consists of the same botulinum toxin complex as ABP-450, in the United States, the European Union and Canada to meet the regulatory requirements for a BLA in the United States, a marketing authorization application, or MAA, in the European Union, and a new drug submission, or NDS, in Canada, for the cosmetic treatment of moderate to severe glabellar lines. The Evolus development program included three multicenter, randomized, double-blinded, controlled, single dose Phase 3 clinical studies and two open-label, multiple dose, long-term Phase 2 clinical studies. In each of the studies related to Jeuveau for the treatment of glabellar lines, the Jeuveau treatment group showed superiority over the placebo group and, where Botox was included as an active control, the Jeuveau treatment group was determined to be non-inferior to Botox. Between September 2014 and August 2016, over 2,100 adult male and female subjects with moderate to severe glabellar lines at maximum frown participated in this program. Jeuveau was approved for the cosmetic treatment of moderate to severe glabellar lines by the FDA in February 2019, and the same botulinum toxin was approved under the brand name Nuceiva by Health Canada in August 2018 and by the European Commission in September 2019.
Daewoong South Korean Clinical Development for Post-Stroke Upper Limb Spasticity
Daewoong has conducted a post-stroke upper-limb spasticity Phase 3 clinical study in South Korea. It was a randomized, double blind, multi-center, active drug controlled, Phase 3 clinical study to compare the safety and efficacy of up to 360 units of Nabota to Botox. Nabota was found to be non-inferior to Botox in this study. The result of this study was the basis for registration and approval of Nabota with the MFDS for the post-stroke upper limb spasticity indication in South Korea.
Patients diagnosed with a stroke at least six weeks prior to the start date of the study and found to be eligible based on the screening test result were randomized to either Nabota or Botox. Treatment consisted of intramuscular injections of up to 360 units to the wrist flexor, elbow flexor, finger flexor or thumb-in-palm; the total dose depended on the existence and severity of spasticity. In order to assess efficacy and safety after the treatment, follow-up visits were performed at four, eight and 12 weeks.
The primary endpoint compared the evaluations of the changes in muscle tension values as measured by the Modified Ashworth Scale, or MAS, scores of wrist flexors at four weeks after the injection compared to the scores before treatment. The changes in the wrist flexor MAS assessed by the investigator at four weeks after treatment compared to the baseline in the per protocol analysis group for the primary efficacy assessment were -1.44±0.72 points and -1.46±0.77 points in the Nabota and Botox group, respectively. Both groups demonstrated statistically significant decreases (p<0.0001) in muscle tension as measured on the MAS. The difference between the Nabota and Botox groups was 0.0129, with a 95% confidence interval (-0.2062, 0.2319). Since the upper limit of the 97.5% one-sided confidence interval of the difference in changes was 0.2319, Nabota was found to be non-inferior to Botox. As a secondary endpoint, the average change in muscle tension as measured on the MAS of both groups as compared to baseline, when measured at week 8 and week 12, remained statistically significant at all points in time.
After administration of the treatment, adverse events occurred in 19.6% of the subjects in the Nabota group and 19.4% of the subjects in the Botox group. Adverse drug reactions occurred in 3.1% of the subjects in the Nabota group and in 4.1% of the subjects in the Botox group. There was one serious adverse event, a radius fracture that occurred in the Nabota group, which was assessed as not study drug-related. Botulinum neutralizing antibody testing was conducted using mouse bio-assay, and there were no “positive” subjects found in either group. Nabota is now approved for post-stroke upper limb spasticity in South Korea. We will have to conduct additional toxicology studies to support the gastroparesis clinical program because it includes a new target organ.
Daewoong South Korean Clinical Development for Blepharospasm
Daewoong has conducted a blepharospasm Phase 2/3 comparator study in South Korea. It was a randomized, double blind, multi-center, active drug controlled, Phase 3 clinical study to compare the safety and efficacy of Nabota to Botox. This study was the basis for registration and approval of Nabota with the MFDS for the blepharospasm indication in South Korea.
Patients diagnosed with facial spasms prior to the start date of the study and found to be eligible based on the screening test result were randomized to either Nabota or Botox. Treatment consisted of intramuscular injections into the medial and lateral pretarsal orbicularis oculi of the upper lid and lateral pretarsal orbicularis oculi of the lower lid of up to 46.88± 9.46 units of Nabota or 46.86± 9.46 units of Botox; the total dose depended on the severity of the spasms. In order to assess efficacy and safety after the treatment, follow-up visits were performed at four, eight and 12 weeks.
Our Strategy
Our goal is to change patients’ lives by enhancing the therapeutic botulinum toxin treatment paradigm for patients suffering from debilitating conditions. To achieve this goal, we plan to:
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Develop and Seek Regulatory Approval for ABP-450 in Our Initial Indications.   Our primary focus is on the development of ABP-450 for the initial indications of migraine and cervical dystonia. We have initiated enrollment and dosing in our Phase 2 clinical study evaluating ABP-450 for the preventative treatment of migraine and expect to report topline data from this clinical study in 2023 for episodic migraine, and in 2024 for chronic migraine. We have completed our Phase 2 clinical study evaluating ABP-450 for the treatment of cervical dystonia and reported topline data for this clinical study in September 2022. We plan to focus our available resources following the Business Combination on the further development of ABP-450 for migraine. Assuming we have $40 million in aggregate cash proceeds following the closing of the Business Combination, we anticipate that we will have sufficient cash to fund our operating plan through September 30, 2023, which should allow us to obtain topline data from our Phase 2 clinical study in episodic migraine. Any further development of ABP-450 for any indication, including the completion of the Phase 2 open-label extension study in migraine, any Phase 3 trials for migraine, and any additional studies in cervical dystonia, will require additional funding, which may not be available to us on reasonable terms, or at all.

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Prioritize Completion of Our Phase 2 Clinical Study for Episodic Migraine.   We plan to primarily focus our resources from the Business Combination on the Phase 2 clinical study for episodic migraine as we believe migraine represents the largest market for therapeutic indication and there is currently no botulinum toxin that is approved for the treatment of episodic migraine. We also anticipate that the topline results from our Phase 2 study in episodic migraine could serve as a catalyst for an additional capital raise.

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Expand the Field of Therapeutic Applications for Botulinum Toxins.   We believe ABP-450 can be developed to address a broad range of debilitating diseases where existing treatment options do not exist, have proven to be inadequate or are poorly tolerated. To identify target indications for development, we employ a rigorous portfolio screening process that evaluates strategic fit, potential commercial opportunity and clinical and regulatory development risks. We initially identified over 230 potential therapeutic uses for botulinum toxins and plan to continue to evaluate therapeutic use for chronic diseases where there is no approved botulinum toxin therapy. For example, we are exploring the use of ABP-450 as a potential treatment for neuropsychiatric disorders and initiated a preclinical study of ABP-450 in animal models to characterize the safety and toxicology prior to entering human studies.

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Enhance the Economics of Botulinum Toxin Treatments to Drive Value for Payors and Physicians.   We plan to pursue approval of an original BLA that exclusively contemplates therapeutic indications for ABP-450. If we obtain an original BLA for therapeutic indications of ABP-450, we would have the pricing flexibility to enhance rebates to payors and/or providers to improve reimbursement coverage for therapeutic indications, which we believe will provide better access to botulinum toxin therapy to a broader population of patients. We believe this would also enable physicians to receive consistent, favorable reimbursement when they choose to use ABP-450 for their therapeutic botulinum toxin treatments.

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Participate in the Growing Therapeutic Botulinum Toxin Market by Optimizing Value of ABP-450.   The global therapeutic botulinum toxin market is expected to continue to grow and we believe that we can significantly expand the market through our target indications, proposed treatment protocols and anticipated pricing. The current market leader commanded approximately 95% of the U.S. therapeutic market share for botulinum toxins in 2019, driven primarily by its historical investment into development programs such as chronic migraine and overactive bladder. We have exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union and certain other international territories. We plan to develop and pursue approval of ABP-450 for a variety of indications in major markets, beginning with the United States, where we intend to build a focused, specialized commercial organization to launch the product. Where appropriate outside the United States, we may use strategic collaborations and partnerships to accelerate the development and maximize the commercial potential of our programs.

Our Competitive Strengths
We believe the successful pursuit of our strategy will be driven by the following competitive strengths:
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Well-Established 900 kDa Botulinum Toxin Complex.   ABP-450 is the same botulinum toxin complex that has been approved by regulatory authorities in the United States, the European Union, and Canada for a cosmetic indication. To receive these global approvals, Daewoong and Evolus have completed rigorous clinical development programs using Botox as an active comparator and consistently showed that ABP-450 was non-inferior to Botox at doses ranging from 20 units to 360 units. While we have not yet demonstrated non-inferiority of ABP-450 to Botox with respect to therapeutic uses, we expect to design our studies, if successful, to demonstrate that one unit of ABP-450 will produce a substantially similar effect as one unit of Botox. ABP-450 has a similar 900 kDa molecular weighting to Botox, which we believe will facilitate physician adoption of ABP-450 more rapidly and sustainably than other botulinum toxins that compete with therapeutic uses of Botox. For example, Dysport and Xeomin have molecular weightings of 400 kDa and 150 kDa, respectively, and differences in molecular weightings can result in a different clinical outcomes and require physicians to utilize different dilution ratios and injection techniques than they would use with Botox.

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ABP-450 Has Potential Application Across a Broad Range of Indications.   ABP-450 is a single product candidate that we believe can produce a diverse product development platform spanning a broad spectrum of indications. We believe that our cervical dystonia program has an established regulatory pathway that, if successful, would allow us to participate in an established market. Our migraine program, if successful, represents an important expansion of treatments available in the estimated $18.5 billion episodic migraine market, combined with a streamlined injection protocol designed to enhance safety and tolerability for all indicated migraine patients. Our gastroparesis program, if successful, would be a novel indication for botulinum toxins in a market characterized by high unmet need and low competitive intensity. We have identified six additional, undisclosed therapeutic indications that we intend to pursue that offer similar market opportunities.

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Differentiated Business Model Designed to Deliver Enhanced Value to Payors and Physicians.   We believe our exclusive focus on developing ABP-450 for therapeutic indications provides us with a competitive advantage against current and known prospective botulinum toxin competitors. We believe this focus will enable us to pursue an original BLA dedicated to therapeutic uses of ABP-450 that, if obtained, would allow physicians to receive consistent and favorable reimbursement from payors, while also providing us with the flexibility to provide economic incentives, including rebates, to payors and/or providers. Market competitors that receive marketing approval for their botulinum toxin products have traditionally obtained an original BLA for their initial indication, with follow-on supplemental BLAs as they expand their product labels to include cosmetic and therapeutic indications. As a consequence of that structure, the ASPs for therapeutic reimbursement are negatively affected by promotional activity associated with cosmetic pricing. If we receive an original BLA, we believe that we will not have a negative pricing influence from lower-priced cosmetic indications, which should allow us to uniquely manage our ASP in a manner that enhances value to payors and physicians.
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Management Team with Significant and Relevant Experience and Expertise in the Therapeutic Use of Botulinum Toxins.   Our management team has extensive experience in the botulinum toxin market in multiple therapeutic areas, in the development, market launch and commercialization of major medical products, in the execution and integration of business development transactions, and a deep understanding of the regulatory environment of the healthcare markets. Our management team also has a proven history of raising financing in support of our botulinum toxin product candidates, including raising $112 million for investment in AEON since 2019.

Manufacturing
Daewoong is our sole supplier of ABP-450. Daewoong has over 70 years of experience manufacturing pharmaceutical products and is one of the largest pharmaceutical drug companies in South Korea. Daewoong recently constructed a facility in South Korea for the purposes of producing ABP-450 drug product, which was purpose-built to comply with FDA and EMA regulations. We believe this facility will be sufficient to meet demand for ABP-450 for the foreseeable future. The FDA conducted a cGMP and pre-approval inspection of the facility from November 8 to November 17, 2017. The UK Medicines and Healthcare Products Regulatory Agency also completed an inspection of the manufacturing facility in February 2018 in connection with Evolus’ MAA for Jeuveau. Evolus’ FDA approval of Jeuveau in February 2019 included approval to manufacture Jeuveau at Daewoong’s facility. A separate pre-licensure inspection may be required for any BLA we submit for any of our product candidates and we believe that Daewoong’s manufacturing facility is, and will remain, compliant with FDA and EMA cGMP requirements.
While Jeuveau and ABP-450 are both manufactured by Daewoong, both we and Evolus retain separate, independent oversight rights related to Daewoong’s compliance with cGMP, standards specified by good manufacturing practice, and all other applicable regulatory guidelines and requirements. Evolus retains independent oversight and responsibility for the quality and pharmacovigilance of Jeuveau under its BLA and related international approvals; similarly, we retain independent oversight and responsibility for the quality and pharmacovigilance of ABP-450 under our original BLA, if approved.
Daewoong manufactures the ABP-450 drug substance in a separate facility on the same campus. The manufacture of ABP-450 drug substance is based on the fermentation of Daewoong’s C. botulinum cell line, followed by isolation and purification of the drug substance. Daewoong has received a U.S. patent for the production process.
Daewoong is a defendant in several lawsuits brought by Medytox, Inc., or Medytox, alleging, among other things, that Daewoong stole Medytox’s botulinum toxin bacterial strain and misappropriated trade secrets of Medytox, including those used by Daewoong to manufacture ABP-450. Daewoong is also a respondent to a complaint made by Medytox and Allergan to the U.S. ITC, containing substantially similar allegations regarding the alleged theft of Medytox’s botulinum toxin bacterial strain and misappropriation of Medytox’s trade secrets, which is currently on appeal to the United States Court of Appeals for the Federal Circuit. We were also a defendant in the lawsuit brought by Medytox in the United States District Court for the Central District of California asserting allegations that are substantially similar to those in the South Korean litigation. In June 2021, we settled all outstanding claims with Medytox and entered into a non-exclusive, royalty-bearing, irrevocable license that permits us to commercialize and manufacture ABP-450. See “Risk Factors — Risks Related to Our Reliance on Third Parties — A material breach by us of the terms of our license and settlement agreement with Medytox could have a material adverse effect on our business.”
Daewoong License and Supply Agreement
On September 30, 2013, Evolus, which we then wholly owned, entered into a license and supply agreement with Daewoong, pursuant to which Daewoong agreed to manufacture and supply Jeuveau and grant Evolus an exclusive license for cosmetic indications to import, distribute, promote, market, develop, offer for sale and otherwise commercialize and exploit Jeuveau in certain territories. In addition, Evolus paid $1.0 million to Daewoong as consideration for the option to expand the exclusive license to include therapeutic indications. In September 2018, we exercised the option to obtain the therapeutic rights for the territory and remitted the option exercise price of $7.5 million directly to Daewoong.
On December 20, 2019, we entered into the Daewoong Agreement, pursuant to which Daewoong agreed to manufacture and supply ABP-450 and grant us an exclusive license for therapeutic indications to import, distribute, promote, market, develop, offer for sale, and otherwise commercialize or exploit ABP-450 in the United States and its territories and possessions, the European Union, the United Kingdom, Canada, Australia, Russia, the Commonwealth of Independent States, South Africa, Israel, Liechtenstein, New Zealand, Norway, Switzerland, and Turkey, which we refer to collectively as the “covered territories.”
Daewoong has agreed to exclusively supply us with, and we have agreed to exclusively obtain from Daewoong all of our requirements of ABP-450 at agreed-upon transfer prices, with no milestone or royalty payments and no minimum purchase requirements. Daewoong is responsible for all costs related to the manufacturing of ABP-450, including costs related to the operation and upkeep of its manufacturing facility, and we are responsible for all costs related to obtaining and maintaining regulatory approval, including clinical expenses, and commercialization of ABP-450. We are obligated to use commercially reasonable efforts to: (i) obtain all regulatory approvals necessary for ABP-450 to be marketed and commercialized in the covered territories for therapeutic indications and (ii) commercialize ABP-450 in the covered territories for therapeutic indications. During the term of the Daewoong Agreement, we cannot purchase, sell or distribute any injectable botulinum toxin that is launched in the covered territories after the Effective Date other than ABP-450 in the covered territories or sell ABP-450 outside a covered territory.
Under the Daewoong Agreement, Daewoong grants us an exclusive, irrevocable, sub-licensable, assignable, fully paid-up license during the term to use Daewoong’s trademarks to NABOTA in our commercialization and related obligations surrounding marketing authorizations of ABP-450 for therapeutic uses in the covered territories.
The initial term of the Daewoong Agreement is from December 20, 2019 to the later of (i) the fifth anniversary of the grant of approval from the relevant governmental authority necessary to market and sell ABP-450 in the covered territories or (ii) December 20, 2029, and automatically renews for unlimited additional three-year terms thereafter, provided the Daewoong Agreement is not earlier terminated. The Daewoong Agreement will terminate upon written notice (A) by either us or Daewoong upon a continuing default that remains uncured within 90 days (or 30 days for a payment default) by the other party, or (B) immediately upon written notice if the breach is not capable of cure upon (a) our bankruptcy, insolvency or a petition for either, (b) our assignment of our business or the Daewoong Agreement in whole or in part for the benefit of creditors, (c) appointment of a receiver over any of our assets not vacated in sixty days, or (d) filing of any other petition based upon our alleged bankruptcy or insolvency not dismissed within ninety days.
We will be the sole owner of any marketing authorization we pursue related to therapeutic indications of ABP-450 in a covered territory. This will include ownership of any BLA that we may submit to the FDA, MAA that we may submit to the EMA, NDS that we may submit to Health Canada, and any other approvals we receive in a covered territory. However, if we do not renew the Daewoong Agreement or upon termination of the Daewoong Agreement due to a breach by us, we are obligated to transfer our rights to Daewoong.
The Daewoong Agreement also provides that Daewoong will indemnify us for any losses arising out of Daewoong’s willful misconduct or gross negligence in performing its obligations under the agreement, Daewoong’s breach of the agreement, or any allegation that ABP-450 or Daewoong’s trademark infringes or misappropriates the rights of a third party, except, in each case, as a result of our willful misconduct or gross negligence. We have agreed to indemnify Daewoong for any losses arising out of our willful misconduct or gross negligence in performing our obligations under the agreement, or our breach of the agreement, except, in each case, as a result of Daewoong’s willful misconduct or gross negligence.
For more information associated with this and other risks, please see “Risk Factors — Risks Related to Intellectual Property and Risks Related to Our Reliance on Third Parties.” Following the settlement between us and Medytox, on July 29, 2022, we amended the Daewoong Agreement and agreed to release any potential indemnification claims associated with the Company’s settlement with Medytox.
Intellectual Property
Our success depends, in large part, on our ability to obtain and maintain intellectual property protection related to our product candidate in our proposed therapeutic indications, novel methods of use, and other know-how and for future product candidates. Our ability to operate without infringing on the proprietary or intellectual property rights of others and to prevent others from infringing our proprietary and intellectual property rights will be important to our performance. We protect, and will continue to protect, our proprietary technology and methods by, among other methods, filing U.S. and foreign patent applications related to our proprietary technology, inventions, methods of use, and improvements that are important to the development and implementation of our business as well as by maintaining trade secret protection and through other confidentiality procedures. Although we own pending U.S. patent applications related to ABP‑450, such pending applications have not issued as a patent, and we do not otherwise own or in-license any issued patents in or outside the United States.
Under the Daewoong Agreement, Daewoong agreed to exclusively manufacture and supply ABP-450 to us and grant us an exclusive license for therapeutic indications to import, distribute, promote, market, develop, offer for sale and otherwise commercialize and exploit ABP-450 in the covered territories. Daewoong has a U.S. patent on its proprietary botulinum toxin manufacturing process for ABP-450. At this time, we own two pending Patent Cooperation Treaty international patent applications, three U.S. provisional patents and four pending U.S. nonprovisional patent applications related to ABP-450, including certain novel methods and protocols of injecting for the treatment of migraine and gastroparesis. If issued, these patents would expire in 2040. We also rely on know-how, copyright, trademarks, and trade secret laws to protect our proprietary advancements and competitive advantage. Such protection is also maintained using confidentiality agreements.
It is possible that our current pending patents, or patents which we may later acquire or license may be successfully challenged or invalidated in whole or in part. It is also possible that we may not obtain issued patents from our pending patent applications or other inventions we seek to protect. Due to uncertainties inherent in prosecuting patent applications, it is possible that our pending patent applications will be rejected. It is also possible that we may develop proprietary products or technologies in the future that are not patentable or that the patents of others will limit or altogether preclude our ability to do business. In addition, any patent issued to us may provide us with little or no competitive advantage, in which case we may abandon such patent or license it to another entity.
Additionally, we own trademark registration applications in the U.S. for AEON, AEON BIOPHARMA and AEON BIOPHARMA.
In addition to our reliance on patent protection for ABP-450 and future product candidates, we also rely on our and our licensors’ trade secrets, know-how, confidentiality agreements and continuing technological innovation to develop and maintain our competitive position. Although we take steps to protect our proprietary information and trade secrets, including through contractual means with our employees and consultants, these agreements may be breached and we may not have adequate remedies for any breach. In addition, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. As a result, we may not be able to meaningfully protect our trade secrets. It is our policy to require our employees, consultants, and other third parties to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information concerning our business or financial affairs developed or made known to the individual or entity during the course of the party’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived of by the individual during the course of employment, and which relate to or are reasonably capable or being used in our current or planned business or R&D are our exclusive property. However, such agreements and any security policies may be breached and we may not have adequate remedies for such breaches. For more information, see “Risk Factors — Risks Related to Intellectual Property.”

Competition
The pharmaceutical industry is highly competitive and requires an ongoing, extensive search for technological innovation. It also requires, among other things, the ability to effectively discover, develop, test and obtain regulatory approvals for novel products, as well as the ability to effectively commercialize, market and promote approved products, including communicating the effectiveness, safety and value of products to actual and prospective customers and medical professionals. Numerous companies are engaged in the development, manufacture and marketing of products competitive with those that we are developing. Many of our competitors have greater resources than we have. This enables them, among other things, to leverage their financial resources to make greater R&D, marketing and promotion investments than us. Our competitors may also have more experience and expertise in obtaining marketing approvals from the FDA and other regulatory authorities. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. As more companies develop new intellectual property in our markets, the possibility of a competitor acquiring patent or other rights that may limit our products or potential products increases, which could lead to litigation. In addition to product development, testing, approval and promotion, other competitive factors in the pharmaceutical industry include industry consolidation, product quality and price, product technology, reputation, customer service and access to technical information.
We are currently focusing our clinical efforts on the use of botulinum toxins to treat migraine, cervical dystonia, and gastroparesis and expect to pursue indications to treat other therapeutic conditions. We expect to compete directly with other injectable botulinum toxins and other pharmaceuticals that are currently utilized and being developed for each of these disease states.
Injectable Botulinum Toxins
Our primary competitors for ABP-450 in the injectable botulinum toxin pharmaceutical market for therapeutic use are Botox, Dysport, Xeomin, Myobloc, a type-B botulinum toxin serotype marketed by U.S. WorldMeds, and, if approved for therapeutic indications, Revance’s botulinum toxin, Daxxify. Revance has entered into a collaboration and license agreement with Viatris Inc., to develop and commercialize a biosimilar to Botox. Each of Botox, Dysport, Xeomin and Myobloc are approved by the FDA for the treatment of cervical dystonia and on October 20, 2022 Revance announced that it has submitted a supplemental BLA for its botulinum toxin for the treatment of cervical dystonia. Botox is currently the only botulinum toxin approved for the treatment of chronic migraine. There are no approved botulinum toxins approved for the treatment of gastroparesis and, to our knowledge, there are no active clinical studies evaluating the potential of another neurotoxin to treat gastroparesis.
We are aware of competing botulinum toxins currently being developed or commercialized in the United States, the European Union, Asia, South America, and other markets. While some of these products may not meet U.S. regulatory standards, the companies operating in these markets may be able to produce products at a lower cost than U.S. and European manufacturers. In addition to the injectable botulinum toxin dose forms, we are aware that other companies are developing topical botulinum toxins for therapeutic indications.
Preventative Treatment of Migraine
Beta Blockers, Anti-Epileptics, and Triptans
Botox is approved for the preventative treatment of chronic migraine and certain other agents are used as first and second line treatments for the prevention of migraine, including triptans, beta blockers, and anti-epileptics.
Calcitonin Gene-Related Peptide (CGRP)
We will also face competition in our target therapeutic markets from companies that provide treatment options with other pharmaceutical or non-pharmaceutical products. For the preventative treatment of chronic migraine, we will face competition from CGRP agonists, including Aimovig (erenumab) marketed by Amgen Inc., Ajovy (fremenezumab) marketed by Teva Pharmaceutical Industries Ltd., and Emgality

(galcenezumab) marketed by Eli Lilly and Company. Each of Aimovig, Ajovy and Emgality are self-administered by a monthly subcutaneous injection. Vyepti (eptinezumab) marketed by Lundbeck A/S has recently been approved for the prevention of migraine and is administered every 3 months by intravenous infusion. In addition, Qulipta (atogepant) marketed by AbbVie and Nurtec ODT (rimegepant) marketed by Pfizer Inc. have recently been approved for the prevention of migraine via once-daily, orally administered products. The FDA has also accepted a New Drug Application for vazegepant, marketed by Pfizer Inc., to be used as an intranasal formulation for both the acute treatment and prevention of migraine. If approved, this therapy will be commercially available for the treatment of migraine prior to ABP-450. Notably, initial positive data has been published studying the reduction in migraine days when a botulinum toxin is used in combination with CGRP, suggesting that combination therapy could provide further reduction in monthly migraine days than either botulinum toxin or CGRPs alone.
Other Treatments
We will also face competition in our target therapeutic markets from companies that provide treatment options with other pharmaceutical or non-pharmaceutical products. For the treatment of cervical dystonia, in addition to other injectable botulinum toxins, we will face competition from orally administered anticholinergic, GABA receptor agonist, benzodiazepine, dopaminergic and anticonvulsant pharmaceuticals. For the treatment of gastroparesis, we will face competition from prokinetic agents, including REGLAN (IV administered metoclopramide) and Gimoti (nasal spray metoclopramide), which are the only medications currently approved by FDA for the treatment of gastroparesis.
Government Regulation
We operate in a highly regulated industry that is subject to significant federal, state, local and foreign regulation. Our business has been, and will continue to be, subject to a variety of laws including the Federal Food, Drug and Cosmetic Act, or FFDCA, and the Public Health Service Act, or PHS Act, among others. Biological products or “biologics,” which are the focus of our business, are subject to regulation under the FFDCA and PHS Act. Our products, if approved, will be regulated as biologics. With this classification, commercial production of our products will need to occur in registered and licensed facilities in compliance with cGMP for biologics. Among other things, biologics require clinical studies to demonstrate product safety and efficacy (i.e., that the product is safe, pure and potent), and the submission and approval of a BLA for marketing authorization. Also, various federal and state laws govern the R&D, testing, investigation, manufacture, storage, recordkeeping, regulatory approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of these products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending license or marketing applications, warning letters and other enforcement actions, import alerts or detentions, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.
U.S. Biological Products Development Process
The process required by the FDA before a biological product may be marketed in the United States generally involves the following:
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completion of nonclinical laboratory tests and animal studies according to good laboratory practices, or GLPs, and applicable requirements for the humane use of laboratory animals or other applicable regulations;

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submission to the FDA of an IND, which must become effective before human clinical studies may begin;

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performance of adequate and well-controlled human clinical studies to establish the safety and efficacy of the proposed biologic for its intended use, according to the FDA’s regulations, commonly referred to as good clinical practices, or GCPs, and any additional requirements including those for the protection of human research subjects and their health and other personal information;

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preparation and submission to the FDA of a BLA for marketing approval which contains, among other things, data supporting the safety and effectiveness of the biologic, and data on the chemistry, manufacturing, and controls, or CMC, of the product that support the identity, strength, quality, purity, and potency of the biologic that will be produced;

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satisfactory completion of an FDA pre-licensure inspection of the manufacturing facility or facilities where the biologic is produced to assess compliance with cGMP, to assure that the facilities, methods and controls are adequate to preserve the biologic’s identity, strength, quality, purity, and potency;

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potential FDA audits of the nonclinical study and clinical study sites that generated the data in support of the BLA; and

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FDA review and approval of the BLA.

Nonclinical Studies
Biological product development in the United States typically involves nonclinical or “preclinical” (e.g., laboratory or animal) testing. Nonclinical tests often include laboratory evaluation of product chemistry, formulation, and toxicity, as well as animal studies to assess the characteristics and potential safety and efficacy of the product. The conduct of the nonclinical tests must comply with applicable federal regulations and requirements including GLPs, among other requirements. The results of initial nonclinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls, any relevant prior clinical experience, and a proposed clinical study protocol. Additional nonclinical testing, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted and generally must be included in the BLA.
Clinical Studies
Prior to beginning the first clinical study with a product candidate, a sponsor must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol or protocols for preclinical and clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology and pharmacodynamic characteristics of the product, chemistry, manufacturing and controls information, and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. For clinical studies in the United States or otherwise regulated by the FDA, a 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has not raised questions or concerns relating to the IND and placed the IND on clinical hold within this 30-day period, the clinical study proposed in the IND may begin. If the FDA does place the IND on clinical hold, the IND sponsor must resolve any outstanding concerns to the FDA’s satisfaction before the clinical study can begin.
Our clinical studies for our ABP-450 product candidate will involve the administration of the investigational biologic to subjects under the supervision of one or more qualified investigators. Clinical studies must be conducted pursuant to an IND and in compliance with state and federal regulations and GCPs, an international standard meant to protect the rights and health of subjects and to define the roles of clinical study sponsors, administrators, and monitors, as well as under protocols detailing the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. subjects and subsequent protocol amendments must be submitted to the FDA as part of the IND. The FDA may order the temporary or permanent discontinuation of a clinical study at any time or impose other requirements or sanctions if it believes that the clinical study is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical study subjects. The clinical study protocol, any protocol amendments, and informed consent information for subjects in clinical studies must also be submitted to an institutional review board, or IRB, for approval. An IRB may require the clinical study at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions before approving the study for initiation.

The IRB also approves the form and content of the informed consent form that must be signed by each clinical study subject or his or her legal representative, and the IRB must monitor the clinical study until completed.
There are also requirements governing the reporting of ongoing preclinical and clinical studies and clinical study results to public registries. Sponsors of certain clinical trials of FDA-regulated products, including biologics, are required to register and disclose certain clinical trial information, which is publicly available at www.clinicaltrials.gov.
Human clinical studies are typically conducted in three sequential phases that may overlap or be combined:
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Phase 1.   The product candidate is initially introduced into a limited population of healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution, and excretion. In the case of some products for some diseases or when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients with the disease or condition for which the product candidate is intended to gain an early indication of its effectiveness.

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Phase 2.   The product candidate is evaluated in a limited patient population, but larger than in Phase 1, to identify possible adverse events and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted indications, and to assess dosage tolerance, optimal dosage, and dosing schedule.

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Phase 3.   Clinical studies are undertaken to further evaluate dosage and provide substantial evidence of clinical efficacy and data supporting safety in an expanded patient population, such as several hundred to several thousand subjects, at geographically dispersed clinical study sites. Phase 3 clinical studies are typically conducted when Phase 2 clinical studies demonstrate that a dose range of the product candidate is effective and has an acceptable safety profile. These studies typically have at least two groups of patients who, in a blinded fashion, receive either the product or a placebo. Phase 3 clinical studies are intended to establish the overall risk-benefit ratio of the product and provide an adequate basis for product labeling. Generally, two adequate and well-controlled Phase 3 clinical studies are required by the FDA for approval of a BLA.

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Phase 4.   In some cases, the FDA may condition approval of a BLA for a product candidate on the sponsor’s agreement to conduct additional clinical studies after approval. In other cases, a sponsor may voluntarily conduct additional clinical studies after approval to gain more information about the product. These clinical studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication, particularly for long-term safety follow-up. Such post-approval studies are sometimes referred to as “Phase 4” clinical studies.

Concurrent with clinical studies, companies may complete additional nonclinical studies and develop additional information about the biological characteristics of the product candidate and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMPs and also CMC requirements that are approved as part of the BLA. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality, purity, and potency of the finished product. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug product candidate does not undergo unacceptable deterioration over its shelf life.
Biological License Applications (BLAs)
Pursuant to the Public Health Service Act (“PHSA”) Section 351, in order to market a biological product, an entity must submit and receive approval of a BLA based on a demonstration that (a) the biological product that is the subject of the application is safe, pure, and potent; and (b) the facility in which the biological product is manufactured, processed, packed, or held meets standards designed to assure that the biological product continues to be safe, pure, and potent. When an FDA application is approved in the first instance, it is an “original BLA” which is assigned a BLA number by the FDA.

An approved “original” BLA may be supplemented (amended) to incorporate changes. Specifically, FDA regulations state that an applicant holding a BLA “shall submit a supplement,” and receive FDA approval of a supplement, before implementing the addition of a new indication, and other changes that may have a substantial potential to have an adverse effect on the identity, strength, quality, purity, or potency of the product. When approved, the supplement incorporates the changes into the BLA under the original BLA number. It is also possible that an applicant may, in some cases, submit a separate original application instead of a supplement based on intended changes and discussions with FDA. However, if an entity does not hold a BLA, a supplement would not be an option.
A BLA holder is legally responsible for all regulatory obligations associated with the BLA, including each supplement thereto, and is the only party that would be authorized to submit a supplement. If an entity does not hold a BLA, it does not hold an application to supplement, and would generally need to submit an original BLA.
Companies typically submit a BLA sometime after they have developed data necessary to support the safety, purity, and potency (safety and effectiveness) for labeled indication(s) and method(s) of use. We expect to submit our original BLA after such data has been developed.
From an FDA regulatory perspective, we believe we will be eligible to submit an original BLA for our product candidate (ABP-450) because we do not hold a BLA for ABP-450 that we could supplement. As such, an original BLA would be the appropriate option for our first BLA submission.
For clarity, although AEON will not physically manufacture products (the product will be produced by Daewoong), FDA recognizes that separate parties can serve as a BLA holder for a product (responsible for ensuring regulatory compliance) and the physical manufacturer that will produce for a BLA holder pursuant to contract (i.e., a “contract manufacturer”). Thus AEON can submit, and ultimately hold, an approved original BLA for the ABP-450 product that is contract manufactured by Daewoong.
We are aware that a separate legal entity — Evolus — markets a product called Jeuveau (prabotulinumtoxinA-xvfs), also manufactured by Daewoong, which is very similar to our ABP-450 product, but has been approved for cosmetic indications. We are developing ABP-450 for therapeutic (not cosmetic) indications, will be marketing under a different trade name, and may potentially incorporate other changes. Evolus and AEON are distinct legal entities, will maintain their own manufacturing arrangements with Daewoong, and will market products with different indications and trade names, at minimum. As such, we believe it is appropriate that we maintain separate and distinct regulatory obligations for ABP-450, which would be accomplished by submitting and receiving approval for an original BLA.
The form of BLA approval is pertinent because payors will generally consider the pricing for all products falling under the same BLA together when calculating reimbursement rates. Notably, Medicare Part B payments for prescription drugs factor in prices for all versions of a drug, even when certain versions of the drug may be used primarily in situations that are not covered by the program (such as cosmetic applications). CMS has interpreted the Medicare statute to require that: (1) all versions of a product listed under the same BLA must be considered the same drug or biological, for payments made under Section 1847A of the Social Security Act, and (2) for a product marketed under the same approval number, labeling that indicates that a version may be used primarily when the drug is not covered under Part B (e.g., the version is for self-administration only, or for cosmetic use) cannot be used as a basis to exclude that version from a payment amount calculation.
In the event we are not able to obtain an original BLA, we may not be able to ensure the consistent pricing that we believe an original BLA would offer, and the ASP of our products could be adversely affected.
BLA Submission and Marketing Approval
Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, a BLA is prepared and submitted to the FDA. FDA approval of the BLA is required before marketing of the product may begin in the United States. The BLA must include the results of all nonclinical, clinical and other testing, and a compilation of data relating to the product’s CMCs. The cost of preparing and submitting a BLA is substantial. The submission of most BLAs is additionally subject to a substantial application fee, and the sponsor of an approved BLA is also subject to annual program fees.
The FDA has 60 days from its receipt of a BLA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review, and such decision could result in a refusal to file by the FDA. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of BLAs. The FDA’s goal is to review standard applications within ten months after it accepts the application for filing, or, if the application qualifies for priority review, six months after the FDA accepts the application for filing. Priority review designation will direct overall attention and resources to the evaluation of applications for products that, if approved, would be significant improvements in the safety or effectiveness of the treatment, diagnosis, or prevention of serious conditions compared to available therapies. The review process may be extended by the FDA for three additional months to consider certain late-submitted information or information intended to clarify information already provided in the submission. The FDA reviews a BLA to determine, among other things, whether a product candidate is safe and effective for its intended use, and whether the facility in which it is manufactured, processed, packed and held meets regulatory standards designed to assure and preserve the product’s identity, safety, strength, quality, and purity. The FDA may also refer applications for novel biologics products or biologics products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee but often follows some or all of its recommendations.
In addition to the above, under the Pediatric Research Equity Act, a BLA applicant, absent a deferment or waiver, must develop a pediatric development plan and, potentially, conduct pediatric studies prior to submission of the BLA.
Pre-licensure inspections are often conducted at one or more clinical study sites, and may be conducted at nonclinical testing sites as well. Additionally, the FDA will inspect the facility or the facilities at which the biological product is manufactured prior to approval. The FDA will not approve the BLA unless it determines that compliance with cGMP is satisfactory. Manufacturers of biologics also must comply with the FDA’s general biological product standards and approved CMC requirements.
After the FDA evaluates the BLA and information from any pre-licensure inspections or other data sources, it issues either an approval letter or a complete response letter. A complete response letter outlines the deficiencies in the submission and may require substantial additional testing, including additional large-scale clinical testing or information in order for the FDA to reconsider the application. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the BLA, the FDA will issue an approval letter. The FDA has committed to the goal of reviewing such resubmissions in two or six months depending on the type of information included.
An approval letter authorizes commercial marketing of the finished biological product within the United States with specific labeling (e.g., prescribing information) for specific indications. As a condition of BLA approval, the FDA may require substantial post-approval testing and surveillance to monitor the product’s safety or efficacy and may impose other conditions, including labeling restrictions, which can materially affect the product’s potential market and profitability. For example, the FDA may approve the BLA with Risk Evaluation and Mitigation Strategies, or REMS, to ensure the benefits of the product continue to outweigh its risks. A REMS is a safety strategy to manage a known or potential serious risk associated with a medicine and to enable patients to have continued access to such medicines by managing their safe use, and could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries, and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems or safety issues are identified following initial marketing. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies. Changes to some of the conditions established in an approved application, including changes in indications, labeling, ingredients or manufacturing processes or facilities, require submission and FDA approval of a new BLA or BLA supplement before the change can be implemented. A BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing BLA supplements as it does in reviewing BLAs. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could impact the timeline for regulatory approval or otherwise impact ongoing development programs.
Expedited Development and Review Programs
Any marketing application for a biologic submitted to the FDA for approval may be eligible for FDA programs intended to expedite the FDA review and approval process, such as priority review, fast track designation, breakthrough therapy designation, and accelerated approval.
A product is eligible for priority review, or review within a six-month timeframe from the date a complete BLA is accepted for filing, if it has the potential to provide a significant improvement in safety and effectiveness compared to available therapies. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug or biological product designated for priority review in an effort to facilitate the review.
To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need by providing a therapy where none exists or a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast track designation provides opportunities for frequent interactions with the FDA review team to expedite development and review of the product. The FDA may also review sections of the BLA for a fast track product on a rolling basis before the complete application is submitted, if the sponsor and FDA agree on a schedule for the submission of the application sections, and the sponsor pays any required user fees upon submission of the first section of the BLA.
In addition, a sponsor can request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biologic that is intended to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. If a product is so designated, the FDA will take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a breakthrough therapy.
Additionally, products that may fulfill an unmet medical need and are studied for their safety and effectiveness in treating serious or life-threatening diseases or conditions may receive accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on an intermediate clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA will generally require the sponsor to perform adequate and well-controlled Phase 4 post-marketing clinical studies to verify and describe the anticipated effect on irreversible morbidity or mortality or other clinical benefit. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product.
Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review and approval will not be shortened. Furthermore, priority review, fast track designation, and breakthrough therapy designation do not change the standards for approval but may expedite the development or approval process.
Post-Approval Requirements
Any products manufactured or distributed by us pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are continuing, annual program fees for any marketed products. Biologic manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP, which impose certain procedural and documentation requirements upon us and our third-party manufacturers. Changes to the manufacturing process are strictly regulated and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.
The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, imposition of post-market studies or clinical studies to assess new safety risks, or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:
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restrictions on the marketing or manufacturing of the product, restrictions on import or export, complete withdrawal of the product from the market or product recalls;

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fines, warning letters or untitled letters, or holds on post-approval clinical studies;

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refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;

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product seizure or detention or refusal to permit the import or export of products;

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consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs;

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mandated modification of promotional materials and labeling and the issuance of corrective information;

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the issuance of safety alerts, Dear Healthcare Provider letters, press releases, and other communications containing warnings or other safety information about the product; and

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injunctions or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising and promotion of biologics. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturers’ communications on the subject of off-label use of their products.
In addition to the FDA’s post-approval requirements, various state laws governing manufacturing, marketing, and distribution often apply, and state licenses may need to be obtained and renewed on a periodic basis in order to continue operations in specific states.
Biosimilars and Exclusivity
The ACA, signed into law in 2010, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009, or the BPCIA, which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. The FDA has issued several guidance documents outlining an approach to review and approval of biosimilars.
Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the risk in terms of safety or diminished efficacy of alternating or switching between use of the biological product and the reference product is not greater than the risk of using the reference product without such alteration or switch.
Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until twelve years from the date on which the reference product was first licensed. A reference biological product is granted twelve years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. “First licensure” typically means the initial date the particular product at issue was licensed in the United States. Date of first licensure does not include the date of licensure of (and a new period of exclusivity is not available for) a biological product if the licensure is for a supplement for the biological product or for a subsequent application by the same sponsor or manufacturer of the biological product (or licensor, predecessor in interest, or other related entity) for a change (not including a modification to the structure of the biological product) that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device or strength, or for a modification to the structure of the biological product that does not result in a change in safety, purity, or potency. During this twelve-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing that applicant’s own preclinical data and data from adequate and well-controlled clinical studies to demonstrate the safety, purity and potency of its product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law as no interchangeable biosimilars have been approved by the FDA to date.
A biologic can also obtain pediatric market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study. In some instances, the same studies can satisfy both PREA and pediatric exclusivity requirements.
The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the twelve-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation, and impact of the BPCIA is subject to uncertainty.
Government Regulation in Europe
In the EEA (which is composed of the 27 Member States of the European Union plus Norway, Iceland, and Liechtenstein), medicinal products can only be commercialized after obtaining a Marketing Authorization, or MA.
There are two types of MAs:
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The Community MA, which is issued by the European Commission through the Centralized Procedure, based on the opinion of the Committee for Medicinal Products for Human Use, or CHMP, of the EMA and which is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, and medicinal products indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the European Union. Under the Centralized Procedure the maximum timeframe for the evaluation of a marketing authorization application is 210 days (excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the CHMP). Accelerated evaluation might be granted by the CHMP in exceptional cases when the authorization of a medicinal product is of major interest from the point of view of public health and in particular from the viewpoint of therapeutic innovation. Under the accelerated procedure the standard 210 days review period is reduced to 150 days.
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National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in other Member States through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure.

Under the above described procedures, before granting the MA, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.
Data and marketing exclusivity.   In the EEA, new products authorized for marketing, or reference products, qualify for eight years of data exclusivity and an additional two years of market exclusivity upon marketing authorization. The data exclusivity period prevents generic or biosimilar applicants from relying on the pre-clinical and clinical study data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the European Union during a period of eight years from the date on which the reference product was first authorized in the European Union. The market exclusivity period prevents a successful generic or biosimilar applicant from commercializing its product in the European Union until 10 years have elapsed from the initial authorization of the reference product in the European Union. The 10-year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those 10 years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.
Pediatric investigation plan.   In the EEA, marketing authorization applications for new medicinal products not authorized have to include the results of studies conducted in the pediatric population, in compliance with a pediatric investigation plan, or PIP, agreed with the EMA’s Pediatric Committee, or PDCO. The PIP sets out the timing and measures proposed to generate data to support a pediatric indication of the drug for which marketing authorization is being sought. The PDCO can grant a deferral of the obligation to implement some or all of the measures of the PIP until there are sufficient data to demonstrate the efficacy and safety of the product in adults. Further, the obligation to provide pediatric clinical study data can be waived by the PDCO when these data is not needed or appropriate because the product is likely to be ineffective or unsafe in children, the disease or condition for which the product is intended occurs only in adult populations, or when the product does not represent a significant therapeutic benefit over existing treatments for pediatric patients. Once the marketing authorization is obtained in all Member States of the European Union and study results are included in the product information, even when negative, the product is eligible for six months’ supplementary protection certificate extension.
Clinical studies.   Clinical studies of medicinal products in the European Union must be conducted in accordance with European Union and national regulations and the International Conference on Harmonization, or ICH, guidelines on GCPs. Additional GCP guidelines from the European Commission, focusing in particular on traceability, apply to clinical studies of advanced therapy medicinal products. If the sponsor of the clinical study is not established within the European Union, it must appoint an entity within the European Union to act as its legal representative. The sponsor must take out a clinical study insurance policy, and in most European Union countries, the sponsor is liable to provide ‘no fault’ compensation to any study subject injured in the clinical study.
Prior to commencing a clinical study, the sponsor must obtain a clinical trial authorization from the competent authority, and a positive opinion from an independent ethics committee. The application for a clinical trial authorization must include, among other things, a copy of the study protocol and an investigational medicinal product dossier containing information about the manufacture and quality of the medicinal product under investigation. Currently, clinical trial authorization applications must be submitted to the competent authority in each European Union Member State in which the study will be conducted. Under the new Regulation on Clinical Trials, which is currently expected to take effect in 2022, there will be a centralized application procedure where one national authority takes the lead in reviewing the application and the other national authorities have only a limited involvement. Any substantial changes to the study protocol or other information submitted with the clinical trial applications must be notified to or approved by the relevant competent authorities and ethics committees. Medicines used in clinical studies must be manufactured in accordance with cGMP.
The European Union requirements for research and investigation, approval, and post-market activities, may vary substantially from U.S. requirements. As such, approval in one jurisdiction is not predictive of potential for approval in the other jurisdiction.
Product Approval Process Outside the United States and Europe
In addition to regulations in the United States and European Union, we will be subject to a variety of regulations in other jurisdictions governing manufacturing, clinical studies, commercial sales, and distribution of our future products. Whether or not we obtain FDA approval or MA approval for a product candidate, we must obtain approval of the product by the comparable regulatory authorities of foreign countries before commencing clinical studies or marketing in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval or MA approval. The requirements governing the conduct of clinical studies, product licensing, post-market activities and obligations, enforcement mechanisms, penalties for violation in the event of noncompliance, pricing, and reimbursement vary greatly from country to country.
U.S. Healthcare Laws and Compliance Requirements
Pharmaceutical companies are subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business that may constrain the financial arrangements and relationships through which we research, as well as sell, market, and distribute any products for which we obtain marketing authorization. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, and transparency laws and regulations related to drug pricing and payments and other transfers of value made to physicians and other healthcare providers. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply, we may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and responsible individuals may be subject to imprisonment.
Coverage, Pricing and Reimbursement
Significant uncertainty exists as to the coverage and reimbursement status of any product candidate for which we may seek regulatory approval. Sales in the United States will depend, in part, on the availability of sufficient coverage and adequate reimbursement from third-party payors, which include government health programs such as Medicare, Medicaid, the 340B Drug Discount program, TRICARE, and the Veterans Administration, as well as managed care organizations and private health insurers. Prices at which we or our customers seek reimbursement for our product candidates can be subject to challenge, reduction or denial by third-party payors. Factors payors consider in determining reimbursement are based on whether the product is:
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a covered benefit under its health plan;

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safe, effective and medically necessary;

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appropriate for the specific patient;

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cost-effective; and

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neither experimental nor investigational.

The process for determining whether a third-party payor will provide coverage for a product is typically separate from the process for setting the reimbursement rate that the payor will pay for the product. A third-party payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be available. Additionally, in the United States there is no uniform policy among payors for coverage or reimbursement. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own coverage and reimbursement policies, but also have their own methods and approval processes. Therefore, coverage and reimbursement for products can differ significantly from payor to payor. If coverage and adequate reimbursement are not available, or are available only at limited levels, successful commercialization of, and obtaining a satisfactory financial return on, any product we develop may not be possible.
Third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. In order to obtain coverage and reimbursement for any product that might be approved for marketing, we may need to conduct expensive studies in order to demonstrate the medical necessity and cost-effectiveness of any products, which would be in addition to the costs expended to obtain regulatory approvals. Third-party payors may not consider our product candidates to be medically necessary or cost-effective compared to other available therapies or the rebate percentages required to secure favorable coverage may not yield an adequate margin over cost or may not enable us to maintain price levels sufficient to realize an appropriate return on our investment in drug development.
Healthcare Reform
In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect the ability to profitably sell product candidates for which marketing approval is obtained. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. The ACA, enacted in March 2010, has substantially changed healthcare financing and delivery by both governmental and private insurers. Among other things the ACA included the following provisions:
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an annual, nondeductible fee on any entity that manufactures or imports certain specified branded prescription drugs and biologic agents apportioned among these entities according to their market share in some government healthcare programs;

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an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program;

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a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts, which through subsequent legislative amendments, will be increased to 70%, starting in 2019, off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturers’ outpatient drugs to be covered under Medicare Part D;

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extension of manufacturers’ Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;

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expansion of eligibility criteria for Medicaid programs;

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expansion of the entities eligible for discounts under the 340B Drug Discount Program;

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a Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research;

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a methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected; and

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a licensure framework for follow-on biological products.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. Various portions of the ACA are undergoing or have undergone legal and constitutional challenges in the United States Supreme Court and members of Congress have introduced several pieces of legislation aimed at significantly revising or repealing the ACA. The implementation of the ACA is ongoing, the law appears likely to continue the downward pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs. Litigation and legislation related to the ACA are likely to continue, with unpredictable and uncertain results.
In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, included aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute will remain in effect through 2030 unless additional Congressional action is taken. These reductions were suspended from May 1, 2020 through December 31, 2020 due to the COVID-19 pandemic. The Consolidated Appropriations Act of 2021 extended the suspension period to March 31, 2021. An Act to Prevent Across-the-Board Direct Spending Cuts, and for Other Purposes, signed into law on April 14, 2021, extended the suspension period to December 31, 2021, but the suspension period expired on July 1, 2022, meaning the reductions have now reverted to 2%. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.
Moreover, payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives. For example, CMS may develop new payment and delivery models, such as bundled payment models. In addition, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their commercial products, which has resulted in several Congressional inquiries and proposed and enacted state and federal legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for pharmaceutical products. For example, at the federal level, the previous administration’s budget proposal for fiscal year 2021 included a $135 billion allowance to support legislative proposals seeking to reduce drug prices, increase competition, lower out-of-pocket drug costs for patients and increase patient access to lower-cost generic and biosimilar drugs. On March 10, 2020, the previous administration sent “principles” for drug pricing to Congress, calling for legislation that would, among other things, cap Medicare Part D beneficiary out-of-pocket pharmacy expenses, provide an option to cap Medicare Part D beneficiary monthly out-of-pocket expenses and place limits on pharmaceutical price increases. Further, the previous administration previously released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contained proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out of pocket costs of drug products paid by consumers. HHS has solicited feedback on some of these measures and has implemented others under its existing authority. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy, a type of prior authorization, for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change, which was effective as of January 1, 2019. Although a number of these and other measures may require additional authorization to become effective, Congress and the Biden administration have each indicated that they will continue to seek new legislative and/or administrative measures to control drug costs. Notably, on August 16, 2022, President Biden signed the IRA into law, incorporating many key provisions of the “Build Back Better Act”. Prescription drug price reform is a focal point of this landmark legislation that incorporates many proposals advanced over the last decade to overhaul drug costs under the Medicare program. Key provisions of the law permit CMS to negotiate Part D drug prices for an increasing number of drugs over a five-year period, replace the Medicare Coverage Gap Discount Program with a new Manufacturer Refund Program for drugs not subject to negotiation, and redesign the Part D benefit design to eliminate the coverage gap and realign the cost responsibility in the initial and catastrophic phases of payors, manufacturers, Government and patients (capping out-of-pocket costs at $2,000). In addition, the law penalizes drug manufacturers for price increases that outpace the rate of inflation (for products under Medicare Parts D/B). Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors. In addition, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, it is possible that additional governmental action is taken to address the COVID-19 pandemic. For example, on April 18, 2020, CMS announced that qualified health plan issuers under the ACA may suspend activities related to the collection and reporting of quality data that would have otherwise been reported between May and June 2020 given the challenges healthcare providers are facing responding to the ongoing COVID-19 pandemic.
At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
Additionally, on May 30, 2018, the Right to Try Act was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical study and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical studies and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.
Data Privacy and Security Laws and Regulations
We are also subject to data privacy and security regulation by the federal government, states and non-U.S. jurisdictions in which we conduct our business. For example, HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and its implementing regulations, imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates,” those independent contractors or agents of covered entities that create, receive, maintain, transmit, or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state and non-U.S. laws govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.
Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our business activities now and in the future could be subject to challenge under one or more of such laws. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion of products from reimbursement under government programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.
For more on the risks associated with data privacy and security, please see “Risk Factors — Risks Related to Government Regulation — We are subject to stringent and often unsettled privacy laws,

information security laws, regulations, policies and contractual obligations related to data privacy and security and changes in such laws, regulations, policies and contractual obligations could adversely affect our business.”
Employees
As of December 31, 2022, we had eight employees. Our employees are primarily located in Irvine, California, although we also have employees who work remotely from Northern California and Washington. None of our employees are represented by a labor union or covered under a collective bargaining agreement, and we believe our relations with our employees are good.
Facilities
We currently occupy over 8,000 square feet of office space we lease from Jamboree Center 5 LLC, in Irvine, California pursuant to a lease with Jamboree Center 5 LLC. The lease has a three-year term unless sooner terminated by either party. We may look for additional or alternate space for our operations, and we believe that suitable additional or alternative space will be available in the future on commercially reasonable terms.

AEON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our consolidated financial condition and results of operations should be read together with our audited and unaudited consolidated financial statements and related notes appearing elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to our plans, objectives, expectations, projections and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors identified below and those set forth in the “Risk Factors” section of this proxy statement/prospectus, our actual results and the timing of selected events could differ materially from the forward-looking statements contained in the following discussion and analysis. Please also see the section titled “Forward-Looking Statements.”
Overview
We are a clinical stage biopharmaceutical company focused on developing our proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. We recently completed a Phase 2 study of ABP-450 for the treatment of cervical dystonia and have an ongoing Phase 2 study of ABP-450 for the treatment of both chronic and episodic migraine. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with cGMP in a facility that has been approved by the FDA, Health Canada and EMA. We have exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. We have built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization.
Botulinum toxins have proven to be a highly versatile therapeutic biologic, with over 230 therapeutic uses documented in published scientific literature and nine approved therapeutic indications in the United States. Our initial development programs for ABP-450 are directed at migraine, cervical dystonia and gastroparesis. We selected these initial indications based on a comprehensive product assessment screen designed to identify indications where we believe ABP-450 can deliver significant value to patients, physicians and payors and where its clinical, regulatory and commercial characteristics suggest viability. We believe that ABP-450 has application in a broad range of indications and we plan to continue to explore additional indications that satisfy our product assessment screens.
The FDA accepted our IND application for ABP-450 as a preventative treatment for migraine in October 2020, and we began treating patients in our Phase 2 clinical study beginning in March 2021. We plan to announce topline data related to episodic migraine in the second half of 2023, and topline data related to chronic migraine in the second half of 2024.
The FDA accepted our IND application for ABP-450 as a treatment for cervical dystonia in October 2020, and we began treating patients in our Phase 2 clinical study beginning in April 2021. Topline data from the Phase 2 study, released in September 2022, confirmed that ABP-450 met all primary endpoints and a number of other key secondary endpoints, supporting the safety and efficacy of ABP-450 in reducing signs and symptoms associated with cervical dystonia. ABP-450 demonstrated adverse event rates similar to, or lower than, other botulinum toxin products for the treatment of cervical dystonia. ABP-450 also demonstrated potential for efficacy similar to, or better than, other botulinum toxin products for the treatment of cervical dystonia. We are in discussions with the FDA regarding the design of our Phase 3 study in cervical dystonia, which we expect to commence based on the availability of capital resources.
In December 2020, we initiated a preclinical gastroparesis study with 42 primates receiving multiple injections of ABP-450 across four dose ranges. We completed this preclinical study in January 2022. Following the preclinical study, we submitted an IND to the FDA and received a letter in May 2022 confirming that the IND-opening Phase 2a clinical study may proceed. We continue to evaluate various pathways to most efficiently advance this clinical development program.
ABP-450 has the same 900 kDa complex size as Botox. We believe physicians generally prefer the performance characteristics of the complete 900 kDa botulinum toxin complex for therapeutic uses and that this characteristic will provide ABP-450, if approved, a competitive advantage over other non-Botox therapeutic botulinum toxins currently on the market or in development. ABP-450, if approved, will be the only therapeutic botulinum toxin with significantly similar physiochemical properties as Botox.
We license ABP-450 from Daewoong, a South Korean pharmaceutical manufacturer, and have exclusive development and distribution rights for therapeutic indications in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. Daewoong licenses the same 900 kDa botulinum toxin to Evolus for cosmetic indications, which it markets and sells under the name Jeuveau in the United States and Nuceiva in Canada and the European Union.
We have never been profitable from operations and, as of December 31, 2022 and 2021, we had a consolidated accumulated deficit of $474.8 million and $422.3 million respectively. We have never generated revenue from ABP-450. Losses from operations were $48.4 million and $65.8 million for the years ended December 31, 2022 and 2021, respectively. Consolidated net losses attributable to our common stockholders were $52.6 and $55.6 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had $9.7 million in cash. We have concluded that we do not have sufficient cash to fund our operations for 12 months from the date of our financial statements included within this proxy statement/prospectus without additional financing, and as a result, there is substantial doubt about our ability to continue as a going concern.
We do not expect to receive any revenue from ABP-450 or any future product candidates that we develop unless and until we obtain regulatory approval and commercialize ABP-450 or any future product candidates. We expect to continue to incur significant expenses and increasing NOLs for the foreseeable future as we seek regulatory approval, prepare for and, if approved, proceed to commercialization of ABP-450.
We utilize clinical research organizations, or CROs, to carry out our clinical development and we do not yet have a sales organization. We expect to incur significant expenses related to building our commercialization infrastructure, including marketing, sales and distribution functions, inventory build prior to commercial launch and training and deploying a specialty sales force and implementing a targeted marketing campaign.
Historical Background
We were formed in 2012 and, in our early history, acquired numerous controlling and non-controlling ownership interests in several different businesses that we have since disposed of and in which we now have no interest. For example, we were the sole owner of Evolus common stock prior to its initial public offering in February 2018. As a result, we included Evolus in our consolidated results of operations through May 2019, when we determined that we no longer held control and deconsolidated the entity and recorded the fair value of the retained equity interest in Evolus. Until September 2020, we also operated Alphaeon Credit, Inc., or Alphaeon Credit, a business that provided introductory financing services on a limited basis to patients to pay for elective medical procedures, and we owned a non-controlling interest in Zelegent, a private company.
In January 2020, we contributed our interest in Evolus to Alphaeon 1 LLC, a newly formed entity, in exchange for member units, and then distributed all of the units of Alphaeon 1 LLC to our existing stockholders. In September 2020, we contributed each of Alphaeon Credit and Zelegent, to a newly formed entity, and then distributed all of the units in those entities to our existing stockholders. We refer to these transactions collectively as the Divestiture Transactions. Following the Divestiture Transactions, our business was exclusively focused on developing ABP-450 for debilitating medical conditions.
On December 12, 2022, AEON and Priveterra (Nasdaq: PMGM), a special purpose acquisition company (SPAC), entered into a definitive business combination and merger agreement. Upon closing of the proposed transaction, the combined company will operate as AEON Biopharma, Inc. and is expected to list on the NYSE under the ticker symbol “AEON”. The merger is anticipated to close in the first half of 2023.
Components of Our Results of Operations
Revenue
We have generated no revenue from the sale of products and do not anticipate deriving any product revenue unless and until we receive regulatory approval for, and are able to successfully commercialize, ABP-450.

Operating Expenses
Selling, General and Administrative Expenses
SG&A expenses consist primarily of compensation for personnel, including stock-based compensation, management, finance, legal, and regulatory functions. Other SG&A expenses include travel expenses, market research and analysis, conferences and trade shows, professional services fees, including legal, audit and tax fees, insurance costs, general corporate expenses, and allocated facilities-related expenses. We anticipate that our SG&A expenses will increase in the future to support our continued R&D activities. Additionally, we anticipate increased costs associated with being a public company, including expenses related to services associated with maintaining compliance with the requirements of NYSE and the SEC, insurance, and investor relations costs. We expect to incur increased costs associated with establishing sales, marketing, and commercialization functions in advance of potential future regulatory approvals and commercialization of our product candidates. If ABP-450 obtains U.S. regulatory approval for any indication, we expect that we would incur significantly increased expenses associated with building a sales and marketing team and funding commercial activities.
Research and Development Expenses
Our R&D expenses are primarily attributed to the development of ABP-450 for migraine, cervical dystonia and gastroparesis. Due to the stage of development and our ability to use resources across all of our programs, most of our R&D costs are not recorded on a program-specific basis. We expect our R&D expenses to continue to increase as we continue our Phase 2 clinical studies for ABP-450 to treat migraine, commence a Phase 2 study of ABP-450 for gastroparesis, and as we develop and initiate a Phase 3 study of ABP-450 in cervical dystonia R&D expenses associated with these studies will include third-party costs such as expenses incurred under agreements with Contact Research Organizations, or CROs, the cost of consultants who assist with the development of ABP-450 on a program-specific basis, investigator grants, sponsored research, product costs in connection with acquiring ABP-450 from Daewoong for use in conducting preclinical and clinical studies, and other third-party expenses attributable to the development of our product candidates.
R&D activities will be critical to achieving our business strategy. As our pipeline programs enter the later stages of clinical development, we will generally incur greater development costs than those programs in the earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical studies. We expect our R&D expenses to be significant over the next several years as we advance the clinical development of ABP-450 and prepare to seek regulatory approval.
It is difficult to determine with certainty the duration and completion costs of any clinical study we may conduct. The duration, costs and timing of clinical studies of our current and future product candidates will depend on a variety of factors that include:
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the number of studies required for approval;

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the per patient study costs;

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the number of patients that participate in the studies;

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the number of sites included in the studies;

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the countries in which the study is conducted;

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the length of time required to enroll eligible patients;

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the number of doses that patients receive;

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the drop-out or discontinuation rates of patients;

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the potential additional safety monitoring or other studies requested by regulatory agencies;

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the duration of patient follow-up; the timing and receipt of regulatory approvals;

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the costs of clinical study material; and

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the efficacy and safety profile of the product candidate.

As a result, we are unable to determine the duration and completion costs of our programs or when and to what extent we will generate revenue from commercialization and sale of any of our product candidates. Our R&D activities may be subject to change from time to time as we evaluate our priorities and available resources.
Litigation settlement
Litigation settlement primarily consists of the fair value of common stock issued by us in June 2021 in a settlement and license agreement with Medytox, Inc.
Other Income (Loss), Net
Other income (loss), net primarily consists of gains and losses resulting from the remeasurement of the fair value of our preferred stock warrant liability and changes in the fair value of our 2019 Convertible Notes and the SCH Convertible Note, each described below, at each balance sheet date. We will continue to record adjustments to the estimated fair value of the preferred stock warrants until they are exercised or expire, which we expect to occur in connection with the Proposed Transaction. At that time, the final fair value of the warrant liability will be reclassified to stockholders’ deficit and we will no longer record any related periodic fair value adjustments.
We elected to account for our Convertible Notes, each described below under the heading “— Liquidity and Capital Resources — Indebtedness,” at fair value. We recorded our Convertible Notes at fair value at inception with subsequent changes in fair value recorded as a component of other income (loss) in the consolidated statements of operations and comprehensive income (loss) or other comprehensive income (loss) for changes related to instrument- specific credit risk.
Clarion Unwind Fee
In 2014, we acquired all outstanding voting equity interests of Clarion pursuant to a shareholders’ agreement. The shareholders’ agreement provided the previous equity holders of Clarion the right to an unwind fee of approximately $9.55 million to unwind our acquisition of Clarion. In 2016, the previous equity holders of Clarion exercised the unwind right and the unwind fee became a joint and several obligation of us and SCH, our majority stockholder.
In November 2017, we and SCH entered into a side letter and guarantee agreement with Clarion and the previous equity holders of Clarion in which we agreed to cause Evolus to enter into an exclusive distribution and supply agreement, dated as of November 30, 2017, or the Distribution Agreement, with Clarion. The Distribution Agreement provided terms pursuant to which Evolus would exclusively supply DWP-450 to Clarion in Canada, if Evolus obtained the necessary regulatory approval from Health Canada. Evolus received approval from Health Canada in August 2018 for the temporary improvement in the appearance of moderate to severe glabellar lines in adult patients under 65 years of age. The Distribution Agreement also sets forth that a portion of the proceeds received by Evolus from each unit of DWP-450 purchased by Clarion shall be paid directly to the previous equity holders of Clarion, and would reduce, on a dollar-for-dollar basis, the amount of the unwind fee owed by us until paid in full.
On March 23, 2021, Evolus, Clarion, and Daewoong entered into an addendum to the Distribution Agreement to provide for Clarion to purchase Jeuveau directly from Daewoong. Our obligation under the Distribution Agreement to pay the unwind fee to the previous equity holders of Clarion was therefore cancelled. We recognized a gain on cancellation of the unwind fee of $9.55 million during the six months ended June 30, 2021 with a corresponding decrease in other liabilities in the consolidated financial statements.
Income Tax Benefit
Our tax provision is comprised of U.S. and state income taxes. We currently record a full valuation allowance against our net deferred tax assets. We have provided for the tax effects of uncertain tax positions in our tax provision.

Results of Operations
The following table summarizes our results of operations for the periods indicated (in thousands):
	Years Ended December 31,
	2022	2021
Operating costs and expenses:
Selling, general and administrative	$13,675	$11,153
Research and development	34,754	25,728
Litigation settlement	—	28,966
Total operating costs and expenses	48,429	65,847
Loss from operations	(48,429)	(65,847)
Other (loss) income:
Change in fair value of convertible notes	(4,416)	795
Gain on cancellation of Clarion unwind fee	—	9,550
Other (loss) income, net	289	(135)
Total other (loss) income	(4,127)	10,210
(Loss) before taxes	(52,556)	(55,637)
Income tax benefit	—	—
Net loss and comprehensive loss	$(52,556)	$(55,637)
Comparison of Years Ended December 31, 2022 and 2021
Operating Expenses
Selling, General and Administrative Expenses
SG&A expenses were $13.7 million during the year ended December 31, 2022, an increase of $2.5 million, or 22.6%, compared to $11.2 million during the year ended December 31, 2021. The increase in SG&A expense was primarily attributable to $3.0 million in expenses related to the definitive business combination agreement and SPAC transaction entered into on December 12, 2022, that did not occur in the year ended December 31, 2021 and an increase in employee compensation and benefits of $1.1 million offset by a decrease in professional fees of $1.6 million.
Research and Development Expenses
R&D expenses were $34.8 million during the year ended December 31, 2022, an increase of $9.1 million, or 35.1%, compared to $25.7 million during the year ended December 31, 2021. The increase was primarily attributable to an $8.6 million increase in clinical expenses associated with the development of ABP-450 in both migraine and cervical dystonia, an $0.5 million increase in employee expenses.
Litigation Settlement
As a result of a settlement and license agreement executed with Medytox, Inc. in June 2021, and corresponding share issuance agreement, we issued 26,680,511 shares of our common stock, which was valued at $29.0 million. There was no corresponding expense in 2022.
Other (Loss) Income, Net
Other income (loss), net was loss of $(4.1) million for the year ended December 31, 2022, compared to income of $10.2 million for the year ended December 31, 2021. Other income (loss), net for the year ended December 31, 2022, included $4.4 million of loss related to the change in value of convertible notes compared to a income of $0.8 million in the year ended December 31, 2021. The year ended December 31, 2021, included a non-cash gain of $9.6 million recognized upon the cancellation of the unwind fee to Clarion that was previously recorded as a liability with no corresponding amount in the year ended December 31, 2022.
Liquidity and Capital Resources
To date, our primary sources of capital have been private placements of preferred stock, sales of shares of Evolus, debt financing agreements and revenue from introductory financing services. As of December 31, 2022, we had $9.7 million of cash and we had a consolidated total deficit of $270.4 million, and $131.3 million of Convertible Notes at fair value.
We incurred operating losses and negative cash flows from operating activities since inception and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. We expect to continue to incur substantial costs in order to conduct R&D activities necessary to develop and commercialize our product candidates. Until such time, if ever, as we can generate substantial product revenue from sales of ABP-450, we will need additional capital to undertake these activities and commercialization efforts, and, therefore, we intend to raise such capital through the issuance of additional equity, borrowings, and potentially strategic alliances with other companies. However, if such financing is not available at adequate levels or on acceptable terms, we could be required to significantly reduce operating expenses and delay, reduce the scope of or eliminate some of the development programs or commercialization efforts, out-license intellectual property rights to our product candidates and sell unsecured assets, or a combination of the above, any of which may have a material adverse effect on our business, results of operations, financial condition and/or our ability to fund our scheduled obligations on a timely basis or at all. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish these plans and secure sources of financing and ultimately attain profitable operations.
Our primary use of cash is to fund operating expenses, which consist of R&D expenditures as well as SG&A expenditures. Cash used to fund operating expenses is impacted by the timing of when we pay or prepay these expenses.
To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances, or licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If these sources are insufficient to satisfy our liquidity requirements, we will seek to raise additional funds through future equity or debt financings. If we raise additional funds by issuing equity securities, our stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. There can be no assurance that our efforts to procure additional financing will be successful or that, if they are successful, the terms and conditions of such financing will be favorable to us or our stockholders. If we are unable to raise additional financing when needed, we may be required to delay, reduce, or terminate the development, commercialization and marketing of our products and scale back our business and operations.
As a result of these conditions, management has concluded that substantial doubt about our ability to continue as a going concern exists as conditions and events, considered in the aggregate, indicate that it is probable that we will be unable to meet our obligations as they become due within one year after the date that the financial statements included in this proxy statement/prospectus are issued. Our financial information throughout this proxy statement/prospectus and our financial statements included elsewhere in this proxy statement/prospectus have been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. This financial information and our consolidated financial statements do not include any adjustments that may result from an unfavorable outcome of this uncertainty. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our business plans and secure sources of financing and ultimately attain profitable operations.
Net Cash Used in Operating Activities
Net cash used in operating activities for the year ended December 31, 2022 was $35.6 million, consisting primarily of a net loss of $52.6 million and non-cash charges of $10.7 million consisting primarily of

$4.4 million related to the change in fair value of the convertible notes and a $5.9 million non-cash expense related to stock-based compensation for our executives and directors.
Net cash used in operating activities for the year ended December 31, 2021 was $28.4 million, consisting primarily of a net loss of $55.6 million and non-cash charges of $25.8 million. Non-cash increases included $29.0 million related to the non-cash litigation settlement with Medytox, $5.2 million related to stock-based compensation for our executives and directors, and $2.0 million related to the write-off of deferred offering costs. These increases were offset by a non-cash decrease of $9.6 million related to the gain recognized upon the cancellation of the unwind fee to Clarion and $0.8 million from the change in fair value of our Convertible Notes.
Net Cash Provided by Investing Activities
Net cash used in investing activities in the year ended December 31, 2022 was $0.3 million and related to the purchase of property and equipment.
Net cash used in investing activities in the year ended December 31, 2021 was $0.2 million and related to the purchase of property and equipment.
Net Cash Provided by Financing Activities
Net cash provided by financing activities in the year ended December 31, 2022 was $40.5 million which was related to the issuance of $44.5 million of Convertible Notes offset by the repayment of convertible notes of $4.0 million.
Net cash provided by financing activities in the year ended December 31, 2021 was $13.6 million, which was primarily related to a $15.0 million issuance of the Daewoong and Alphaeon Convertible Notes in May, November and December 2021. In addition, financing activities included $1.4 million for payment of offering costs incurred related to our initial public offering that was not consummated.
Convertible Notes
Our convertible notes include the Strathspey Crown Note, the 2019 Convertible Notes, A1 Convertible Notes and the Daewoong Convertible Note, each described in more detail below.
Strathspey Crown Note and SCH Convertible Note.   Since December 2013, we had been party to an intercompany credit line promissory note (the “Strathspey Crown Note”), pursuant to which SCH, our majority stockholder, had advanced borrowings to the us to fund our capital requirements. Effective as of January 2, 2020, we and SCH cancelled all obligations under the Strathspey Crown Note and in exchange we issued a convertible promissory note to SCH (the “SCH Convertible Note”) with a principal amount of $17.5 million. We accounted for the debt exchange as an extinguishment of the Strathspey Crown Note and recognized a loss on debt extinguishment of $11.2 million, representing the difference between the fair value of the SCH Convertible Note of $26.5 million, the fair value of which included the principal plus the value of the embedded features as described below at January 2, 2020 and total obligations outstanding under the Strathspey Crown Note of $15.8 million less the unamortized borrowing cost of $0.5 million.
Our payment and performance under the SCH Convertible Note are guaranteed by ABP Sub Inc. Pursuant to the terms of the SCH Convertible Note, we are required to repay 175% of the principal amount to SCH on the third anniversary of its issuance. In the event of an underwritten public offering of our common stock, the SCH Convertible Note will automatically convert into a number of shares of our common stock equal to 175% of the principal amount of the SCH Convertible Note, divided by the per share price at which shares are offered to the public in such offering.
Due to certain embedded features within the SCH Convertible Note, we elected to account for the SCH Convertible Note and the embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk. As a result of electing the fair value option, any direct costs and fees related to the SCH Convertible Note were expensed as incurred.

During the years ended December 31, 2022 and 2021, we recognized $(2.1) million and $1.8 million, respectively, of (expense) income related to the (increase) decrease in the fair value of the SCH Convertible Note. As of December 31, 2022 and 2021, the principal amount outstanding under the SCH Convertible Note was $17.5 million with an estimated fair value of $27.6 million and $25.5 million, respectively. Additionally, the 2020 Strathspey Crown note’s maturity date was extended from January 2, 2023 to December 29, 2023. The original note had a principal of $1.7 million. Upon the original maturity date, the total due was $3.1 million. The interest rate was increased from 0.0% to 15.79% on the total of $3.1 million from the original maturity date to the new maturity date.
2019 Debt Financings.   In June 2019, we entered into a senior unsecured note purchase agreement (the “Original 2019 Note Purchase Agreement”), with Dental Innovations, pursuant to which we issued Dental Innovations a promissory note (the “Original 2019 Note”) with a principal amount of $5.0 million. Pursuant to the terms of the Original 2019 Note, we were required to repay a total of $8.75 million, representing all principal and interest owed, upon the earliest to occur of (i) June 19, 2022, (ii) Dental Innovations’ demand for repayment following our completion of an initial public offering and (iii) our election to repay the Original 2019 Note in full.
Under the Original 2019 Note Purchase Agreement, Dental Innovations committed to purchase from thus an additional promissory note with a principal amount of $5.0 million, subject to our issuing and selling an additional promissory note with a principal amount of $5.0 million to a lender not affiliated with Dental Innovations. Any such additional promissory notes would have the same payment terms as the Original 2019 Notes.
In December 2019, we entered into an amendment to the Original 2019 Note Purchase Agreement that provided for the exchange of the Original 2019 Note for a convertible promissory note with a principal amount of $5.0 million. In addition, Dental Innovations was no longer committed to purchase from us an additional promissory note with a principal amount of $5.0 million subject to us issuing and selling an additional promissory note with a principal amount of $5.0 million to a lender not affiliated with Dental Innovations. In December 2019, we issued and sold five additional convertible promissory notes, each with a principal amount of $1.0 million, including one to SCH and one to a member of our board of directors (all such convertible promissory notes, the “2019 Convertible Notes”).
Our payment and performance under the 2019 Convertible Notes are guaranteed by ABP Sub Inc., its wholly owned subsidiary. Pursuant to the terms of the 2019 Convertible Notes, we are required to repay 175% of the principal amount to the holders on the third anniversary of their issuance.
In the event of an underwritten public offering of our common stock, the 2019 Convertible Notes will automatically convert into a number of shares of our common stock equal to 175% of the principal amount of the 2019 Convertible Notes, divided by the per share price at which shares are offered to the public in such offering.
Due to certain embedded features within the 2019 Convertible Notes, we elected to account for the 2019 Convertible Notes and all their embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk. As a result of electing the fair value option, direct costs and fees related to the 2019 Convertible Notes were expensed as incurred.
In January 2020, in connection with the distribution of the units of A1 to our stockholders, each of the holders of our 2019 Convertible Notes were granted contingent warrants by A1 to purchase shares of Evolus from A1. The contingent warrants are exercisable at the option of the holders only prior to our first underwritten public offering of common stock under the Securities Act of 1933, as amended (the “Securities Act”), or upon an event of default under the 2019 Convertible Notes. The 2019 Convertible Notes were concurrently amended to provide the noteholders the option, prior to the notes’ conversion, to cancel a portion of the indebtedness represented by such noteholder’s 2019 Convertible Note and receive a number of shares of Evolus from A1 having a market value equal to the value of such cancelled indebtedness, in lieu of automatic conversion of all of the noteholder’s 2019 Convertible Note into shares of our common stock. The amount of cancelled indebtedness that can be so applied in exercise of the contingent warrant is capped as the ratio that the value of Evolus shares held by A1 bears to the combined value of (i) the Evolus shares held by A1 and (ii) us immediately prior to consummation of our first underwritten public offering of common stock under the Securities Act. We expect that upon consummation of the Business Combination, (1) Strathspey Crown will exercise its contingent warrants to purchase approximately $7.3 million of shares of Evolus from A1, (2) Dental Innovations will exercise its contingent warrants to purchase approximately $2.1 million of shares of Evolus from A1 and (3) Vikram Malik and three other holders of our 2019 Convertible Notes will exercise their contingent warrants to purchase an aggregate of approximately $0.7 million of shares of Evolus from A1, each based on the reported sale price of Evolus’ common stock on the Nasdaq Global Market on the Closing Date.
In September 2020, in connection with the distribution of the units of AC HoldCo and Z HoldCo to our stockholders, each of the holders of our 2019 Convertible Notes were granted contingent warrants by AC HoldCo and Z HoldCo to purchase shares of Alphaeon Credit and Zelegent from AC HoldCo and Z HoldCo. The contingent warrants are exercisable at the option of the holders only prior to our first underwritten public offering of common stock under the Securities Act, or upon an event of default under the 2019 Convertible Notes. The 2019 Convertible Notes were concurrently amended to provide the noteholders the option, prior to the notes’ conversion, to cancel a portion of the indebtedness represented by such noteholder’s 2019 Convertible Note and receive a number of shares of Alphaeon Credit and/or Zelegent from AC HoldCo and Z HoldCo having a market value equal to the value of such cancelled indebtedness, in lieu of automatic conversion of all of the noteholder’s 2019 Convertible Note into shares of our common stock. The amount of cancelled indebtedness that can be so applied in exercise of the contingent warrant is capped as the ratio of aggregate indebtedness held by the convertible note holder as a proportion of the value of Alphaeon Credit or Zelegent to our value as a company. We expect that upon consummation of the Business Combination, (1) Strathspey Crown will exercise its contingent warrants to purchase approximately $8.0 million of shares of Alphaeon Credit from AC HoldCo, (2) Dental Innovations will exercise its contingent warrants to purchase approximately $2.3 million of shares of Alphaeon Credit from AC HoldCo and (3) two other holders of our 2019 Convertible Notes will exercise their contingent warrants to purchase an aggregate of approximately $0.4 million of shares of Alphaeon Credit from AC HoldCo, each based on the most recent valuation of Alphaeon Credit’s common stock.
As of December 31, 2022 and 2021, no contingent warrants were exercised by our stockholders to reduce our convertible note obligations. During the years ended December 31, 2022 and 2021, we recognized $(1.7) million and $0.1 million, respectively, of income related to the (increase) decrease in the fair value of the 2019 Convertible Notes. As of December 31, 2022 and 2021, the principal amount outstanding under the 2019 Convertible Notes was $6.0 million and $10.0 million with an estimated fair value of $13.3 million and $15.6 million, respectively.
Additionally, on July 22, 2022, the 2019 debt was amended. The Dental Innovations note’s maturity date was extended from June 19, 2022 to December 29, 2023. The original note had a principal of $5.0 million.Upon the original maturity date, the total due was 175% of principal, which equals $8.7 million (includes an additional amount of $3.7 million). Interest was increased from 0.0% to 15.79% on the total payable of $8.7 million from the original maturity date of June 19, 2022 to the new maturity date of December 29, 2023.
The Simhambhatla, Jaywin, Willis, and Malik notes’ maturity dates were extended from November 1, 2022, December 12, 2022, December 12, 2022 and December 18, 2022, respectively, to December 29, 2023. Each of the four notes had a principal of $1.0 million. Upon the original maturity date, the total due on each of the four notes was 175% of principal, which equals $1.7 million (includes an additional amount of $0.7 million). At the original maturity date, the principal sum of $1.0 million was paid back to the note holder. The remaining $0.7 million is due at the extended maturity date of December 29, 2023. The interest rate was increased from 0.0% to 10.0% interest on the remaining $0.7 million from the original maturity date to the new maturity date.
The 2019 Strathspey Crown Note’s maturity date was extended from December 18, 2022 to December 29, 2023. The original Note had a principal of $1.0 million. Upon the original maturity date, the total due was 175% of principal, which equals $1.7 million. The interest rate was increased from 0.0% to 15.79% on the total of $1.7 million from the original maturity date to the new maturity date.

A1 Convertible Notes:   In December 2021, we entered into an agreement with A1 (the “A1 Purchase Agreement”), pursuant to which we will issue subordinated convertible promissory notes to A1 with an aggregate principal amount of $25.0 million. On December 8 and 15, 2021, we issued two convertible notes (collectively, the “2021 A1 Convertible Notes”), each with a principal amount of $5.0 million and totaling $10.0 million, that mature on the third anniversary of its issuance. The A1 Convertible Notes are unsecured and subordinated to our other convertible notes.
The 2021 A1 Convertible Notes bear interest daily at the lesser of 10% per annum or the maximum rate permissible by law. Interest is paid in-kind by adding the accrued amount thereof to the principal amount on a monthly basis on the last day of each calendar month for so long as any principal amount remains outstanding (such paid in-kind interest, in the aggregate at any time, the “PIK Principal”).
Immediately prior to an initial public offering, all of the then outstanding principal amount and accrued and unpaid interest under the 2021 A1 Convertible Notes will automatically convert into shares of our common stock. The number of shares of common stock issuable upon conversion of the 2021 A1 Convertible Notes is equal to (i) the outstanding loan amount (including the PIK Interest) divided by (ii) the product of (a) the price per share of such common stock issued to the public in the initial public offering multiplied by (b) the applicable discount rate. The discount rate is determined for each note based on the number of days elapsed between the date the applicable note was executed and the date on which a conversion event is formally announced and shall be equal to (x) 10% if between zero and 90 days, (y) 15% if between 91 and 180 days, or (z) 20% if greater than 180 days.
Due to certain embedded features within the 2021 A1 Convertible Notes, we elected to account for the 2021 A1 Convertible Notes and the embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the accompanying consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk.
During the years ended December 31, 2022 and 2021, we recognized $0.6 million and $(0.2) million, respectively of income (expense) related to the (increase) decrease in the fair value of the 2021 A1 Convertible Notes. As of December 31, 2022, the principal amount outstanding under the 2021 A1 Convertible Notes was $10 million with an estimated fair value of $9.6 million and $10.2 million, respectively.
Subsequent to December 31, 2021, we issued five additional tranches of subordinated convertible promissory notes to A1 on February 18, 2022, March 9, 2022, April 14, 2022, June 3, 2022 and July 1, 2022 (collectively, the “2022 A1 Convertible Notes”), the first four with a principal amount of $3.0 million each and the fifth issued July 1, 2022, for a principal amount of $2.5 million and totaling $14.5 million. The terms of the 2022 A1 Convertible Notes are similar to those of the 2021 A1 Convertible Notes. As of December 31, 2022, the principal balance was $14.5 million with an estimated fair value of $13.5 million.
Additionally, on March 30, 2022, we amended the 2021 A1 Convertible Notes and the convertible notes issued on February 18, 2022 and March 9, 2022 to remove the discount rate associated with the automatic conversion of any outstanding convertible notes into share of common stock in connection with an initial public offering.
Daewoong Convertible Notes.   In August 2020, we entered into a Convertible Promissory Note Purchase Agreement with Daewoong (the “Daewoong Purchase Agreement”), pursuant to which we issued Daewoong two subordinated convertible promissory notes (collectively, the “2020 Daewoong Convertible Notes”) with an aggregate principal amount of $25.0 million. The 2020 Daewoong Convertible Notes have similar terms, of which one was issued on August 27, 2020 with a principal amount of $10.0 million and the other was issued on September 18, 2020 with a principal amount of $15.0 million. The 2020 Daewoong Convertible Notes are unsecured and subordinated to our 2019 Convertible Notes. Our payment and performance under the 2020 Daewoong Convertible Notes are guaranteed by ABP Sub Inc., its wholly owned subsidiary.
The 2020 Daewoong Convertible Notes bear interest daily at 3% per annum with semiannual compounding. Interest is paid in-kind by adding the accrued amount thereof to the principal amount on a semi-annual basis on June 30th and December 31st of each calendar year for so long as any principal amount remains outstanding (such paid in-kind interest, in the aggregate at any time, the “PIK Principal”). The 2020 Daewoong Convertible Notes mature on September 18, 2025.
Pursuant to its terms, Daewoong may elect to convert all of the then outstanding principal amount and all accrued and unpaid interest into our common stock at any time following the date that is 12 months after September 18, 2020, provided, that such election shall be made at the same time with respect to all notes issued to Daewoong. The number of shares issuable upon any conversion shall be equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $25.0 million and (ii) multiplied by 9.99% of the aggregate of all of the shares of our common stock then outstanding, our common stock issuable upon conversion or exercise of all of the outstanding convertible or exercisable securities, all outstanding vested or unvested options or warrants to purchase our capital stock, but excluding all out-of-the-money options, and all shares of common stock issuable upon conversion of any convertible debt (whether or not such debt is convertible at such time).
Immediately prior to an initial public offering, all of the then outstanding principal amount and accrued and unpaid interest under the 2020 Daewoong Convertible Notes will automatically convert into shares of our common stock. The number of shares of common stock issuable upon conversion of the 2020 Daewoong Convertible Notes is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $25.0 million and (ii) multiplied by the greater of (A) 9.99% of our pre-initial public offering shares, and (B) that number of shares having an aggregate value of $20.0 million immediately prior to the initial public offering based upon a price per share of such common stock issued to the public in the initial public offering; provided, however, that in no event shall Daewoong’s ownership exceed 15% of our pre-public offering shares after taking into account conversion of the 2020 Daewoong Convertible Notes. In the event, and only in the event, that our shares are sold in the initial public offering whereby our pre-money valuation is $200.0 million or greater, within five business days of the conversion of the 2020 Daewoong Convertible Notes, we shall pay to Daewoong the PIK Principal plus all accrued and unpaid interest either in cash or by the issuance of additional shares of common stock at the price per share in the initial public offering, which payment method shall be at our sole election.
In May 2021, the Daewoong Purchase Agreement was amended to provide for the issuance of an additional subordinated convertible promissory note by us to Daewoong at an initial principal amount of $5.0 million. The subordinated convertible promissory note was issued with terms similar to the two subordinated convertible promissory notes issued in 2020 and matures on May 12, 2026 (all such convertible promissory notes, the “Daewoong Convertible Notes”).
Pursuant to the terms of the amended Daewoong Purchase Agreement, Daewoong may elect to convert all of the then outstanding principal amount and all accrued and unpaid interest into our common stock at any time following the date that is 12 months after September 18, 2020, provided, that such election shall be made at the same time with respect to all notes issued to Daewoong. The number of shares of common stock issuable upon conversion is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $30.0 million and (ii) multiplied by 11.99% of the aggregate of all of the shares of our common stock then outstanding, our common stock issuable upon conversion or exercise of all of the outstanding convertible or exercisable securities, all outstanding vested or unvested options or warrants to purchase our capital stock, but excluding all out-of-the-money options, and all shares of common stock issuable upon conversion of any convertible debt (whether or not such debt is convertible at such time).
In addition, immediately prior to an initial public offering, all of the then outstanding principal amount and accrued and unpaid interest under the convertible notes will automatically convert into shares of our common stock. The number of shares of common stock issuable upon conversion of the convertible notes is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $30.0 million and (ii) multiplied by the greater of (A) 11.99% of the our pre-initial public offering shares, and (B) that number of shares having an aggregate value of $24.0 million immediately prior to the initial public offering based upon a price per share of such common stock issued to the public in the initial public offering; provided, however, that in no event shall Daewoong’s ownership exceed 18% of our pre-initial public offering shares after taking into account conversion of the Daewoong Convertible Notes.
Due to certain embedded features within the Daewoong Convertible Notes, we elected to account for the Daewoong Convertible Notes, including the paid-in-kind principal and interest, and the embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk. As a result of electing the fair value option, any direct costs and fees related to the Daewoong Convertible Notes were expensed as incurred.
On July 29, 2022, we entered into a Convertible Promissory Note Purchase Agreement (the “Agreement”) between us and Daewoong for total available financing of $30 million. The Note has a stated interest rate of 15.79% per annum. The Note matures on December 29, 2023. The Notes may be prepaid, in whole, without premium or penalty at any time prior to the maturity date.
During the years ended December 31, 2022 and 2021, we recognized $(2.2) million and $(0.8) million of (expense), respectively, related to the change in the fair value of the Daewoong Convertible Notes. As of December 31, 2022 and 2021, the principal amount outstanding (excluding the PIK Principal) under the Daewoong Convertible Notes was $60.0 million and $30.0 million, respectively, with an estimated fair value of $67.3 million and $35 million, respectively.
Shared Services Agreements with Strathspey Crown Limited, LLC
In August 2019, we entered into services agreements with Strathspey Crown Limited, LLC, an affiliate of SCH with an effective date of January 2019. Pursuant to the services agreements, Strathspey Crown Limited, LLC provides us certain administrative and development support services, including certain general management, communication, human resources, office, rent and information technology services. We pay Strathspey Crown Limited, LLC an allocable share of the actual cost incurred by Strathspey Crown Limited, LLC in providing such services, plus a 10% markup, as well as an allocable share of Strathspey Crown Limited, LLC’s overhead expenses, including office rent, depreciation, maintenance, utilities and supplies. The services agreements have a one-year term and will renew for successive one-year terms unless sooner terminated by either party. We or Strathspey Crown Limited, LLC may terminate the services agreements upon 60 days’ notice to the other party. The services agreements were terminated in December 2021.
Medytox Settlement and License Agreement
Effective June 21, 2021, we entered into the Medytox Settlement Agreement, pursuant to which, among other things, Medytox agreed (a) to dismiss all claims against us in the Medytox Litigation, (b) to pursue dismissal of the appeals related to the December 2020 final determination of the United States ITC and agreed that as a result of such dismissal the final determination would be vacated, (c) to file appropriate documents in the Korean Litigation and related actions in support of the terms of the settlement, and (d) not to revive or otherwise pursue the Superior Court Litigation with respect to us. In addition, Medytox granted us a non-exclusive, royalty bearing, irrevocable license to Medytox’s botulinum strain and specific trade secrets alleged to have been misappropriated in the Medytox Litigation to commercialize and manufacture specific botulinum neurotoxin products including ABP-450 worldwide, with the exception of South Korea. In exchange for the settlement and license agreement, we issued Medytox 26,680,571 shares of our common stock, par value $0.0001 per share and valued at $29.0 million. We also agreed to pay Medytox single-digit royalties on the net sales of licensed products for 15 years following our first $1.0 million in commercial sales of neurotoxin products. Moreover, in the event the shares of AEON common stock we issued to Medytox represent less than 10% of our total outstanding shares immediately prior to the consummation of the Business Combination, referred to as the Target Ownership, we will issue additional shares of AEON common stock to Medytox sufficient to cause Medytox to achieve the Target Ownership. We concluded that the obligation to potentially issue additional shares was not legally detachable and separately exercisable and was therefore embedded within the obligation to issue 26,680,571 shares of our common stock. On June 28, 2021, the claims against us in the Medytox Litigation were dismissed with prejudice. For a further discussion of the Medytox Settlement Agreement, the Medytox Litigation, the Superior Court Litigation and the Korea Litigation, please see the section entitled “Risk Factors — Risks Related to Our Reliance on Third Parties — A material breach by us of the terms of our license and settlement agreement with Medytox could have a material adverse effect on our business.”
Quantitative and Qualitative Disclosures about Market Risk
As a smaller reporting company, we are not required to disclose information under this section.

Critical Accounting Policies
Management’s discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosure of contingent assets and liabilities, revenue and expenses at the date of the financial statements as well as the expenses incurred during the reporting period. Generally, we base our estimates on historical experience and on various other assumptions in accordance with U.S. GAAP that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions and such differences could be material to the financial position and results of operations. On an ongoing basis, we evaluate our judgments and estimates in light of changes in circumstances, facts and experience.
While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe the following accounting policies to be most critical for fully understanding and evaluating our financial condition and results of operations, as these policies relate to the more significant areas involving management’s judgments and estimates.
The following critical accounting policies are applicable to our operations and accounting policies can be found in Note 2 of the financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes. Our most significant estimates relate to the valuation of common stock and related stock-based compensation, the fair values of financial instruments and convertible notes, among others. Although we base estimates on historical experience, knowledge of current events and actions we may undertake in the future, and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments over the carrying values of assets and liabilities, this process may result in actual results differing materially from those estimated amounts used in the preparation of the financial statements.
In December 2019, a novel strain of coronavirus, which causes COVID-19, was identified. Due to the rapid and global spread of the virus, on March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. To slow the proliferation of COVID-19, governments implemented extraordinary measures, which included the mandatory closure of businesses, restrictions on travel and gatherings, and quarantine and physical distancing requirements. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. There were no significant estimates contained in the preparation of our consolidated financial statements or impacts to our consolidated financial statements for the years ended December 31, 2022 and 2021 that were a result of the COVID-19 pandemic.
Risk and Uncertainties
We are subject to risks common to early-stage companies in the pharmaceutical industry including, but not limited to, dependency on the clinical and commercial success of its current and any future product candidates, ability to obtain regulatory approval of its current and any future product candidates, the need for substantial additional financing to achieve its goals, uncertainty of broad adoption of its approved products, if any, by physicians and patients and significant competition.
We rely on Daewoong, a South Korean pharmaceutical manufacturer, as an exclusive and sole supplier to manufacture our source material for product candidates. Any termination or loss of significant rights, including exclusivity, under our license and supply agreement with Daewoong (the “Daewoong Agreement”) would materially and adversely affect our commercialization of its products. See Note 7, “Commitments and Contingencies” for a discussion of the Daewoong Agreement.
Any ongoing direct or indirect impact of COVID-19 on our business, results of operations and financial condition, including clinical trials delays and costs, will depend on future developments that are highly uncertain, including any new outbreaks of COVID-19 and the actions taken to contain them, as well as the economic impact on local, regional, national and international markets.
Property and Equipment
Property and equipment are carried at cost less accumulated depreciation and amortization. The cost of property, plant and equipment is depreciated over the estimated useful lives of the respective assets. Our furniture and fixtures are depreciated on a straight-line basis over a period of seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the related lease term.
Deferred Initial Public Offering Costs and 2022 Definitive Business Combination Agreement and SPAC Transaction Costs
Specific incremental legal fees, accounting fees and other fees directly attributable to a proposed or actual offering of securities are deferred and charged against the gross proceeds of the offering. In the event the planned offering does not occur, the deferred offering costs would be expensed. As of January 1, 2021, the Company had $0.8 million of capitalized offering cost. During 2021, the Company incurred additional offering costs of $1.5 million and wrote off $2.0 million of offering costs. As of December 31, 2021, the Company had $0.3 million of capitalized offering costs. During 2022, the Company did not incur any offering costs and wrote-off $0.3 million of offering costs. As of December 31, 2022 capitalized offering costs were $0. During the year ended December 31, 2022, the Company incurred and recorded as selling, general and administrative expenses $3.0 million related to the definitive business combination agreement and SPAC transaction.
Fair Value Option
We elect to account for our convertible promissory notes, which meet the required criteria, at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes related to instrument-specific credit risk. As a result of electing the fair value option, direct costs and fees related to the convertible promissory notes are expensed as incurred.
Convertible Preferred Stock
We record convertible preferred stock at their respective issuance price, less issuance costs on the dates of issuance. The convertible preferred stock is classified outside of permanent equity as temporary equity in the accompanying consolidated balance sheets. Although the convertible preferred stock is not redeemable, upon certain change in control events that are outside of our control, including liquidation, sale or transfer of control of us, holders of the convertible preferred stock may have the right to receive their liquidation preference to any distribution of the proceeds under the terms of our amended and restated certificate of incorporation. We have not adjusted the carrying values of the convertible preferred stock to the liquidation preferences of such shares since it is uncertain whether or when a redemption event will occur. Subsequent adjustments to increase the carrying values to the redemption values will be made only when it becomes probable that such redemption will occur.
Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.
Fair value measurements are based on a three-tiered valuation hierarchy, which is classified and disclosed by us in one of the three categories as follows:
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Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

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Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly, or can be corroborated by observable market data for substantially the full term of the asset or liability; and

•
Level 3 — Prices or valuation techniques that require unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
Leases
We determines whether a contract is, or contains, a lease at inception. ROU assets represent our right to use an underlying asset during the lease term, and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term using our incremental borrowing rate applicable to the underlying asset unless the implicit rate is readily determinable. We determine the lease term as the noncancellable period of the lease, and may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Leases with a term of 12 months or less are not recognized on the balance sheets.
R&D Expenses
R&D costs are expensed as incurred. R&D expenses consist primarily of costs associated with clinical studies including clinical trial design, clinical site reimbursement, data management, travel expenses and the cost of products used for clinical trials and internal and external costs associated with our regulatory compliance and quality assurance functions, including the costs of outside consultants and contractors that assist in the process of submitting and maintaining regulatory filings, and overhead costs. Additionally, R&D expenses include employee compensation, including stock-based compensation, supplies, consulting, prototyping, testing, materials, travel expenses and an allocation of facility overhead expenses. Costs incurred in obtaining technology licenses are charged to R&D expense as acquired IPR&D if the technology licensed has not reached technological feasibility and has no alternative future use.
We accrue the expenses for our clinical trial activities performed by third parties, including clinical research organizations and other service providers, based upon estimates of the work completed over the life of the individual study in accordance with associated agreements. We determine these estimates through discussion with internal personnel and outside service providers as to progress or stage of completion of trials or services pursuant to contracts with clinical research organizations and other service providers and the agreed-upon fee to be paid for such services. Payments made to outside service providers in advance of the performance of the related services are recorded as prepaid expenses and other current assets until the services are rendered. As of December 31, 2022, no prepayments made to outside service providers were included in “Prepaid expenses and other current assets” in the accompanying unaudited consolidated balance sheet. Prepaid R&D was de minimis as of December 31, 2021. Research and liability accruals were $2.1 million as of December 31, 2022 and $2.2 million as of December 31, 2021. There have been no material adjustments to our accrued estimates for clinical trial activities through December 31, 2021.
Stock-Based Compensation
We recognize compensation expense for all share-based awards. We account for stock-based compensation as measured at grant date, based on the fair value of the award. We measure the fair value of awards granted using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including the estimated fair value of common stock, the expected volatility of our common stock, expected risk-free interest rate, and the option’s expected life. We also evaluate the impact of modifications made to the original terms of equity awards when they occur.
The fair value of equity awards that are expected to vest is amortized on a straight-line basis over the requisite service period. Stock-based compensation expense is recognized net of actual forfeitures when they occur, as an increase to additional paid-in capital or noncontrolling interest in the consolidated balance sheets and in selling, general and administrative or R&D expenses in the consolidated statements of operations and comprehensive loss. All stock-based compensation costs are recorded in the consolidated statements of operations and comprehensive loss based upon the underlying employee’s role with us.
Noncontrolling Interest
ABP Sub Inc., our wholly owned subsidiary, grants stock options and RSUs to certain employees and nonemployee consultants of ABP Sub Inc. We account for stock-based compensation expense recognized by ABP Sub Inc. as an increase in noncontrolling interest in the accompanying consolidated financial statements. See Note 11, “Share-based Compensation” for more information.
Income Taxes
We account for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of our assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and R&D credit carryforwards and are measured using the enacted tax rates and laws that will be in effect when such items are expected to reverse. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.
We record uncertain tax positions on the basis of a two-step process whereby (i) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (ii) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
We recognize interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying consolidated statements of operations and comprehensive loss. Any accrued interest and penalties related to uncertain tax positions will be reflected as a liability in the balance sheet.
Contingencies
We may be, from time to time, a party to various disputes and claims arising from normal business activities. We continually assess litigation to determine if an unfavorable outcome would lead to a probable loss or reasonably possible loss which could be estimated. We accrue for all contingencies at the earliest date at which we deem it probable that a liability has been incurred and the amount of such liability can be reasonably estimated. If the estimate of a probable loss is a range and no amount within the range is more likely than another, we accrue the minimum of the range. In the cases where we believe that a reasonably possible loss exists, we disclose the facts and circumstances of the litigation, including an estimable range, if possible.
ABP Sub Inc. Merger
Immediately prior to the closing of the Proposed Transaction, ABP will merge with and into us so that we are the surviving corporation, which we refer to as the Subsidiary Merger. Pursuant to the Subsidiary Merger, all options and RSU awards of ABP that are outstanding immediately prior to the merger will be converted into substantially similar awards covering shares of our common stock, with an adjustment to the number of shares subject to the award and, with respect to the options, the exercise price to reflect the economic value of the new award within our capital structure. Additionally, we, in each case, determined the conversion ratio of the ABP awards by dividing the number of shares of our common stock outstanding on an as-converted basis by the number of shares of common stock of ABP outstanding, and then dividing by a number equal to the number of ABP options outstanding divided by the number of ABP awards outstanding plus the ABP shares held by the Company to account for the awards representing 21.63% of ABP’s fully diluted shares outstanding. This resulted in a conversion ratio of 77.65 to 1 shares. As of the date of this prospectus, ABP had granted options to purchase a total of 45,272 ABP Sub options which will convert into options to purchase 3,515,218 shares of our common stock, and a total of 15,059 RSU awards which will convert into RSU awards covering 1,169,366 shares of our common stock, although 127,801 of such RSU awards are expected to accelerate and vest at the closing of the Proposed Transaction, which results in 1,041,565 shares of our common stock subject to RSU awards remaining outstanding following the closing of the Proposed Transaction. We do not anticipate any additional stock-based compensation expense to result from the ABP merger and the conversion of the awards.
The following table summarizes by grant date the number of shares of our common stock subject to outstanding stock options and RSU awards granted from September 2020 through the date of this prospectus assuming the conversion described in the preceding paragraph, as well as the estimated per share fair value of the underlying common stock, and for stock options, the associated per share exercise price:
Grant Date	# of Shares Underlying Option Grants/ RSU Award	Exercise Price per Share	Common Stock Value Per Share on Grant Date
2/26/2021	154,207	$12.98	$12.98
3/5/2021	104,047	$12.98	$12.98
8/23/2021	223,235	$13.45	$13.45
9/9/2021	324,448	$14.93	$14.93
10/20/2021	32,068	$14.14	$14.14
10/25/2021	19,024	$14.14	$14.14
3/9/2022	972,919	$11.57	$11.57
10/5/2022	32,456	$11.57	$11.57
4/26/2023	1,169,366	—	$7.00
In connection with the Subsidiary Merger, to be completed prior to the completion of the Business Combination, AEON will assume the ABP 2019 Plan and the outstanding stock options and RSU awards under the ABP 2019 Plan will be converted into awards covering AEON common stock, and such options, all of which have “underwater” exercise prices, will be repriced such that the per share exercise price is equal to the fair market value of AEON’s common stock on the date of the Subsidiary Merger.
JOBS Act
We are an emerging growth company, as defined in the JOBS Act, and we may remain an emerging growth company for up to five years following the completion of this offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have provided only two years of audited financial statements and unaudited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the consummation of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
We are also a “smaller reporting company,” as such term is defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our common stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.
Recently Issued and Adopted Accounting Pronouncements
We describe the recently issued accounting pronouncements that apply to us in Note 2, “Summary of Significant Accounting Policies — Recently Adopted Accounting Standards” and “New Accounting Standards Not Yet Adopted.”

EXECUTIVE AND DIRECTOR COMPENSATION
Throughout this section, unless otherwise noted, “AEON,” “AEON Biopharma,” “Company,” “we,” “us,” “our” and similar terms refer to AEON Biopharma, Inc. and its subsidiary prior to the consummation of the Business Combination.
Executive Compensation
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:
•
Marc Forth, President and Chief Executive Officer;

•
Chris Carr, former Chief Financial Officer; and

•
Chad Oh, Chief Medical Officer.

In September 2022, Mr. Carr resigned from his position as Chief Financial Officer. In connection with his resignation, we entered into a consulting agreement with Mr. Carr, as described below, pursuant to which Mr. Carr continues to serve as a consultant to the Company. Following the consummation of the Business Combination, Mr. Forth and Dr. Oh will continue in their current positions.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion.
We are an “emerging growth company,” as that term is used in the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2022.
Name and Principal Position	Salary ($)(2)	Bonus ($)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Marc Forth	$550,000	$577,500	$3,675,662	$1,475	$4,804,637
Chief Executive Officer
Chris Carr(3)	$276,923(4)	$161,500	$898,958	$10,863(5)	$1,186,744
Former Chief Financial Officer
Chad Oh	$425,000	$161,500	$735,331	$900	$1,322,731
Chief Medical Officer

(1)
Amounts reflect annual bonuses earned by the named executive officers in 2022, to be paid after the closing of the Business Combination, as further described below in “ — 2022 Bonuses.”

(2)
Amounts reflect the full grant-date fair value of stock options granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 11, Share-based Compensation of our financial statements.

(3)
In September 2022, Mr. Carr’s employment with the Company terminated and Mr. Carr became a consultant to the Company, effective September 5, 2022.

(4)
Mr. Carr’s salary was prorated for the portion of the fiscal year during which he was employed.

(5)
Amount reflects a Company-paid cell phone allowance, a Company-paid annual airline membership and consulting fees paid to Mr. Carr pursuant to that certain Consulting Agreement, dated September  1, 2022, between Mr. Carr and the Company, as described below under “— Executive Compensation Arrangements”.
Narrative to Summary Compensation Table
2022 Salaries
The named executive officers receive (or, for Mr. Carr, received) base salaries to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
The annual base salaries for Messrs. Forth and Carr and Dr. Oh in 2022 were $550,000, $400,000 and $425,000, respectively. The actual base salaries earned by our named executive officers for services in 2022 are set forth above in the 2022 Summary Compensation Table in the column entitled “Salary”.
2022 Bonuses
In 2022, each named executive officer participated in our annual incentive plan under which cash incentive payments were awarded based on the achievement of key performance indicators determined by our board of directors. For 2022, Mr. Forth was eligible to receive a target bonus of up to 100% of his base salary and Mr. Carr and Dr. Oh were each eligible to receive a target bonus of up to 40% of their respective base salaries, in each case, pursuant to the terms of their employment agreements described below under “— Executive Compensation Arrangements.”
Annual bonuses for our named executive officers are awarded at the discretion of our board of directors and are based on our board of directors’ assessment of each executive’s individual performance and individual contributions to the achievement of specified pre-established performance criteria, including one or more of the following: (i) corporate development milestones; (ii) corporate operational milestones; (iii) milestones related to an initial public offering or qualified financing; (iv) key financial budget metrics for 2022; and (v) achievement of product development milestones.
The actual annual cash bonuses awarded to Mr. Forth and Dr. Oh under the bonus program for 2022 performance are set forth above in the Summary Compensation Table in the column entitled “Bonus.” As noted above, Mr. Carr’s employment with the company terminated in September 2022 and he did not receive a bonus under the bonus program for 2022. The 2022 bonuses will be paid after the closing of the Business Combination.
Equity Compensation
2022 Equity Grants
ABP Sub Inc., our wholly-owned subsidiary, currently maintains the ABP 2019 Plan. We offer awards of stock options to purchase shares of ABP Sub Inc. common stock to eligible service providers, including our named executive officers, pursuant to the ABP 2019 Plan. For additional information about the ABP 2019 Plan, please see the section titled “— Equity Incentive Award Plans — 2019 Incentive Award Plan” below.
We historically have used stock options as the primary incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which is set at no less than the fair market value of ABP Sub Inc.’s common stock as of the applicable grant date.
In 2022, we awarded a stock option to each of our named executive officers under the ABP 2019 Plan covering the number of shares of ABP Sub Inc. common stock as set forth in the table below. Generally, stock options vest as to 25% of the total number of shares underlying the option on each anniversary of the vesting commencement date over a four-year period, subject to the employee’s continued service with us through the applicable vesting date. We did not grant any other equity-based awards to our named executive officers in 2022.

Named Executive Officer	2022 Stock Options Granted
Marc Forth	4,913
Marc Forth	2,500
Chris Carr	1,483
Chris Carr	330
Chad Oh	1,483
All of the incentive equity awards held by our named executive officers as of December 31, 2022 are further described below in the section entitled “— Outstanding Equity Awards at Fiscal Year-End.”
2013 Stock Incentive Plan
We currently maintain the 2013 Plan, in order to provide additional incentives for our employees, directors and consultants, and to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success. As of December 31, 2022, certain of our executives and directors held stock options under the 2013 Plan, all of which had “underwater” exercise prices; however, none of our named executive officers held awards under the 2013 Plan as of December 31, 2022. In April 2023, our board of directors cancelled all outstanding stock options under the 2013 Plan and no awards remain outstanding under the plan.
For additional information about the 2013 Plan, please see the section titled “— Equity Incentive Award Plans — 2013 Stock Incentive Plan” below. As mentioned below, in connection with the completion of the Business Combination and the adoption of the 2023 Plan, no further awards will be granted under the 2013 Plan.
ABP Sub Inc. 2019 Incentive Award Plan
Certain of our executives and directors hold stock options and RSU awards granted pursuant to the ABP 2019 Plan. All such stock options have “underwater” exercise prices. In connection with the Subsidiary Merger, to be completed prior to the completion of the Business Combination, the outstanding stock options granted by ABP Sub Inc. will be converted into stock options covering AEON common stock, and will be repriced such that the per share exercise price is equal to the fair market value of AEON’s common stock on the date of the Subsidiary Merger. Additionally, the outstanding RSU awards granted by ABP Sub Inc. will be converted into RSU awards covering AEON common stock. As mentioned below, in connection with the completion of the Business Combination and the adoption of the 2023 Plan, no further awards are expected to be granted under the ABP 2019 Plan.
Adjusted Awards
In connection with the Business Combination, each outstanding option and RSU award covering shares of AEON common stock, including the awards previously granted under the ABP 2019 Plan that will be converted into awards covering AEON common stock prior to the completion of the Business Combination, held by service providers of AEON, including our named executive officers, will be converted into awards covering shares of New AEON common stock. Such converted awards shall remain subject to the same terms and conditions as set forth under the applicable award agreement prior to the conversion.
2023 Incentive Award Plan
In connection with the Business Combination, Priveterra’s Board intends to adopt, and its stockholders will be asked to approve, the 2023 Plan in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of the Company and certain of our affiliates and to enable New AEON, after the Business Combination, to obtain and retain services of these individuals, which is essential to our long-term success. The 2023 Plan will become effective upon the Closing. For additional information about the 2023 Plan, please see the section entitled “Proposal 6: The Incentive Plan Proposal” located elsewhere in this proxy statement/prospectus.

Employee Benefits and Perquisites
Retirement Plans — 401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We do not make matching contributions under our 401(k) plan.
Health/Welfare Plans.
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•
medical, dental and vision benefits;

•
short-term and long-term disability insurance; and

•
life insurance.

No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of ABP Sub Inc. common stock underlying outstanding equity incentive plan awards for certain of our named executive officers as of December 31, 2022; Mr. Carr did not hold any such awards as of December 31, 2022. Each stock option listed in the following table covers shares of common stock of ABP Sub Inc. and was granted pursuant to the ABP 2019 Plan. In connection with the Subsidiary Merger, to be completed prior to the completion of the Business Combination, the outstanding equity awards granted by ABP Sub Inc. will be converted into stock options covering AEON common stock. In connection with the Business Combination, each outstanding option to purchase shares of AEON common stock, including the options previously granted under the ABP 2019 Plan, held by service providers of AEON, will be converted into an option to purchase shares of New AEON common stock. Our named executive officers did not hold any outstanding RSUs as of December 31, 2022.
			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Marc Forth	11/20/19	6/11/19	9,375	3,125(2)(3)(4)	$962.00	11/20/29
	8/5/20	7/1/20	2,086	2,087(2)	$862.92	8/5/30
	9/9/21	3/5/21	938	2,814(2)	$1,159.00	9/9/31
	3/9/22	3/9/22	—	4,913(2)	$898.58	3/9/32
	3/9/22	3/9/22	—	2,500(2)	$898.58	3/9/32
Chad Oh	8/23/21	5/31/21	486	1,407(2)	$1,044.00	8/23/31
	3/9/22	3/9/22	—	1,483(2)	$898.58	3/9/32

(1)
The exercise price per share is equal to the fair market value of ABP Sub Inc.’s common stock on the applicable grant date.

(2)
The stock option vests as to 25% of the shares underlying the option on each of the first four anniversaries of the vesting commencement date, subject to the executive’s continued service through the applicable vesting date.

(3)
In the event Mr. Forth is terminated by us without cause, resigns for good reason, or is terminated due to death or disability, the portion of the stock option that would have vested during the one-year period following the date of termination (for the portion of the option scheduled to vest upon the first anniversary of the vesting commencement date, as determined based on monthly, rather than annual vesting), will accelerate and vest in full. Additionally, the stock option will accelerate and vest in full upon such termination occurring in connection with an “acquisition” (as defined in the ABP 2019 Plan) of ABP Sub Inc.

(4)
In the event that an acquisition (as defined in the ABP 2019 Plan) occurs, the portion of the stock option that would have vested during the two-year period following the effective date of the consummation of the acquisition (for the portion of the option scheduled to vest after the first anniversary of the vesting commencement date, as determined based on monthly, rather than annual vesting), will accelerate and vest in full.

Executive Compensation Arrangements
Existing Arrangements
We have entered into offers of employment letters or employment agreements (collectively, the “employment agreements”) with each of our named executive officers, as well as a consulting agreement with Mr. Carr. The material terms of these agreements are described below. We expect to enter into employment agreements with certain of our executive officers, including Mr. Forth and Dr. Oh, in connection with the consummation of the Business Combination. The material terms of these employment agreements are summarized below in the section entitled “Interests of Directors and Executive Officers in the Business Combination — Employment Agreements.”
Marc Forth
On May 7, 2019, Marc Forth entered into an employment agreement with us to serve as our President and Chief Executive Officer. We expect to amend and restate Mr. Forth’s employment agreement in connection with the Business Combination.
Pursuant to his employment agreement, Mr. Forth is entitled to receive a base salary of $550,000 per year and he is eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 100% of his annual base salary, determined based on the achievement of applicable corporate and individual performance goals. Pursuant to his employment agreement, Mr. Forth also received a signing bonus equal to $75,000, which was paid in cash on the payroll date immediately following Mr. Forth’s start date.
In connection with the commencement of Mr. Forth’s employment, he was granted a stock option to purchase 12,500 shares of ABP Sub Inc. common stock. This stock option vests as to 25% of the shares underlying the option on each of the first four anniversaries of the vesting commencement date, subject to his continued service through the applicable vesting date. In the event Mr. Forth’s service is terminated by us without “cause”, he resigns for “good reason”, or his employment is terminated due to his death or “disability” (each such term as defined in the employment agreement), then, subject to his timely execution and non-revocation of a general release of claims, the portion of the stock option that would have vested during the one-year period following the date of termination, will accelerate and vest in full. Additionally, pursuant to the ABP 2019 Plan, the stock option will accelerate and vest in full upon such termination occurring in connection with an “acquisition” of ABP Sub Inc. (as defined in the ABP 2019 Plan). Further, in the event that an acquisition occurs, the portion of the stock option that would have vested during the two-year period following the effective date of the consummation of the acquisition (for the portion of the option scheduled to vest upon the first anniversary of the vesting commencement date, as determined based on monthly, rather than annual vesting), will accelerate and vest in full.
Under his employment agreement, if Mr. Forth is terminated without cause or resigns for good reason, then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (in addition to the acceleration described above): (i) 12 months of continued payment of base salary, (ii) a pro-rated annual bonus for the calendar year in which Mr. Forth’s employment is terminated based on the target level of achievement of any applicable performance goals or objectives and (iii) 12 months of Company-paid continued coverage under our group health plans.
Mr. Forth’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him either will be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Forth. In connection with entering into the employment agreement, Mr. Forth also was required to enter into our standard employee proprietary information and inventions agreement, which includes a two-year post-termination service provider/customer non-solicitation provision, assignment of inventions and customary confidentiality provisions.
Chris Carr — Employment Agreement
On September 23, 2019, we entered into an agreement with Chris Carr to serve as our Chief Financial Officer. As noted above, Mr. Carr separated from the Company in September 2022; the following describes the terms of his employment agreement as in effect in 2022. Mr. Carr continues to serve as a consultant to the Company.
The employment agreement for Mr. Carr provided for an annual base salary of $340,000 per year, which was increased to $400,000 effective October 19, 2021, and an annual cash bonus opportunity under our annual discretionary incentive plan targeted at an amount equal to 40% of his annual base salary, determined based on the achievement of applicable corporate and individual performance goals.
In connection with the commencement of his employment, Mr. Carr was granted a stock option to purchase 136,930 shares of ABP Sub Inc. common stock. The stock option was scheduled to vest as to 25% of the shares underlying the option on each of the first four anniversaries of the effective date of Mr. Carr’s employment agreement, subject to his continued service through the applicable vesting date. Pursuant to the terms of Mr. Carr’s stock option agreement, in the event that an acquisition of ABP Sub Inc. occurred, the portion of the stock option that would have vested during the two-year period following the effective date of the consummation of the acquisition (for the portion of the option scheduled to vest after the first anniversary of the vesting commencement date, as determined based on monthly, rather than annual vesting), would have accelerated and vested in full. Further, if Mr. Carr would have been terminated without “cause” or resigned for “good reason” (each, as defined in his employment agreement) within 12 months after an acquisition, the stock option would have accelerated and vested in full.
Under the employment agreement, if Mr. Carr’s employment was terminated by the Company without “cause”, due to Mr. Carr’s resignation for “good reason”, or due to his death or “disability” (each such term as defined in his employment agreement) within two months prior to or within 12 months after an “acquisition” (as defined in the ABP 2019 Plan), he would have been eligible to receive (i) 12 months of his annual base salary, payable in a lump sum, and (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurred. If any such Qualifying Termination occurred at any time outside of the acquisition context, Mr. Carr would have been eligible to receive continued payment of his base salary for six months. Additionally, under Mr. Carr’s employment agreement, he would have been eligible to receive Company-paid continued coverage under our group health plans for the duration of the severance period.
Mr. Carr’s eligibility to receive such severance payments and benefits upon certain qualifying terminations of employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with restrictive covenants.

The employment agreement also included a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that became payable to the executive would have either been paid in full or reduced so that such payments were not subject to the excise tax under Section 4999 of the Code, whichever resulted in the better after-tax treatment to the executive. In connection with entering into the employment agreement, Mr. Carr also was required to enter into our standard employee proprietary information and inventions agreement, which includes a two-year post-termination service provider/customer non-solicitation provision, assignment of inventions and customary confidentiality provisions.
Chris Carr — Consulting Agreement
In connection with Mr. Carr’s resignation from his position as Chief Financial Officer, we entered into a consulting agreement with Mr. Carr pursuant to which Mr. Carr will serve as a consultant, effective as of September 5, 2022, until such services are terminated at any time by either party or, if earlier, until the services are successfully completed. Under Mr. Carr's consulting agreement, Mr. Carr will receive an hourly consulting fee of $250.
In addition, the consulting agreement also requires Mr. Carr’s compliance with standard non-disclosure and confidentiality provisions, as well as assignment of inventions provisions.
Chad Oh
On May 14, 2021, we entered into an offer of employment letter with Chad Oh to serve as our Chief Medical Officer. Dr. Oh’s employment under the offer letter is at-will, and will continue until terminated at any time by either party.
The offer letter for Dr. Oh provides for an annual base salary of $425,000 per year, and an annual cash bonus opportunity under our annual discretionary incentive plan targeted at an amount equal to 40% of the executive’s annual base salary, determined based on the achievement of applicable corporate and individual performance goals.
In connection with the commencement of his employment, Dr. Oh was granted a stock option to purchase 1,875 shares of ABP Sub Inc. common stock. The stock option vests as to 25% of the shares underlying the option on each of the first four anniversaries of the vesting commencement date, subject to his continued service through the applicable vesting date.
Under the offer letter, if Dr. Oh’s employment is terminated by the Company without cause or due to his death or “disability” within two months prior to or within 12 months after a “change in control” (as defined in the offer letter), then, subject to his timely execution and non-revocation of a general release of claims, he will be eligible to receive (i) 12 months of his annual base salary, (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurs and (iii) 12 months of Company-paid continued coverage under our group health plans. If any such termination occurs at any time outside of the change in control context, Dr. Oh will be eligible to receive the following (subject to the same release requirement): (i) six months of his annual base salary, (ii) 50% of the target annual bonus he would have received in the calendar year in which such termination occurs and (iii) six months of Company-paid continued coverage under our group health plans.
Post-Closing Arrangements
We expect to enter into employment agreements with certain of our executive officers, including Mr. Forth and Dr. Oh, in connection with the consummation of the Business Combination. The material terms of these employment agreements are summarized below in the section entitled “Interests of Directors and Executive Officers in the Business Combination — Employment Agreements.”
Director Compensation
The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to, earned by or paid to our directors who served on our board of directors, or the AEON board, during 2022. Each stock option granted in 2022 was granted pursuant to the ABP 2019 Plan.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Simone Blank	—	$165,148	$165,148
Jost Fischer	—	$131,062	$131,062
Robert E. Grant	—	$131,062	$131,062
Vikram Malik	—	$131,062	$131,062
Darren O’Brien(2)	—	—	—
Richard H. Taketa	—	$131,062	$131,062

(1)
Amounts reflect the full grant-date fair value of stock options granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 12, Share-based Compensation of our financial statements.

Amounts include options granted to each of Ms. Blank and Messrs. Fischer, Grant, Malik and Taketa covering 394 shares (for Ms. Blank), 373 shares (for Mr. Malik) and 273 shares (for each of Messrs. Fischer, Grant and Taketa) of ABP Sub Inc. that vest and become exercisable in substantially equal monthly installments over the 12-month period beginning on the vesting commencement date (March 9, 2022); however, if the applicable director’s service on the AEON board is terminated for any reason other than for “cause” within (i) the 12-month period immediately following an “acquisition” (as defined in the ABP 2019 Plan) or (ii) the one-month period prior to, or the 12-month period immediately following, the date on which ABP Sub Inc.’s common stock becomes publicly traded, such options will automatically vest and become exercisable in full.
(2)
Mr. O’Brien is affiliated with Sailing Capital Advisors (Hong Kong) and did not receive compensation for his services as a director.

As of December 31, 2022, the following outstanding option awards were held by members of the AEON board:
Name	2013 Plan	ABP 2019 Plan
Simone Blank	489,585	1,321
Jost Fischer	489,653	811
Robert E. Grant	6,217,400	811
Vikram Malik	1,297,645	1,411
Darren O’Brien	—	—
Richard H. Taketa	351,982	811
As mentioned above, in April 2023, our board of directors cancelled all outstanding stock options under the 2013 Plan, including those held by members of the AEON board and set forth in the table above.
Adjusted Awards
In connection with the Business Combination, each outstanding option and RSU award covering shares of AEON common stock, including the awards previously granted under the ABP 2019 Plan that will be converted into awards covering AEON common stock prior to the completion of the Business Combination, held by service providers of AEON, including our named executive officers, will be converted into an award covering shares of New AEON common stock. Such converted awards shall remain subject to the same terms and conditions as set forth under the applicable award agreement prior to the conversion.
Post-Closing Director Compensation Program
In connection with the Business Combination, we intend to approve and implement a compensation program, or the Director Compensation Program, which will become effective in connection with the completion of the Business Combination. The Director Compensation Program will provide for annual retainer fees and long-term equity awards for our non-employee directors, who we refer to as eligible directors.
Compensation under the program will be subject to the annual limits on non-employee director compensation set forth in the 2023 Plan.
The Director Compensation Program consists of the following components:
Cash Compensation
•
Annual Retainer: $45,000

•
Annual Chairman Retainer: $25,000

•
Annual Committee Chair Retainer:

•
Audit: $15,000

•
Compensation: $10,000

•
Nominating and Corporate Governance: $7,500

•
Annual Committee Member (Non-Chair) Retainer:

•
Audit: $7,500

•
Compensation: $5,000

•
Nominating and Corporate Governance: $2,500

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.
Equity Compensation
•
Initial Grant:   Each eligible director who is initially elected or appointed to serve on the New AEON Board after the effective date of the Business Combination automatically will be granted, on the date on which such eligible director is appointed or elected to serve on the New AEON Board, a stock option with a grant-date fair value of approximately $180,000. These initial grants will vest in substantially equal installments on each of the first three anniversaries of the grant date, subject to the director’s continued service through the applicable vesting date.

•
Annual Grant:   An eligible director who is serving on the New AEON Board as of the date of the annual meeting of New AEON’s stockholders each calendar year (beginning with calendar year 2023) will be granted, on such annual meeting date, a stock option with a grant-date fair value of approximately $150,000. Each annual grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such eligible director’s continued service through the applicable vesting date.

Awards to our non-employee directors will also vest in the event of a change in control (as defined in the 2023 Plan).
Equity Incentive Award Plans
The following summarizes the material terms of the 2013 Plan and ABP 2019 Plan, under which we have previously made periodic grants of equity and equity-based awards to our directors and other key employees (including our named executive officers).
2013 Stock Incentive Plan
On May 7, 2013, our board of directors and our stockholders approved the adoption of the 2013 Plan, which we amended and restated on May 29, 2014.

Cancellation of Options; Termination.   In April 2023, our Board cancelled all outstanding stock options under the 2013 Plan and no awards remain outstanding under the plan. After the effectiveness of the 2023 Plan, the 2013 Plan will terminate and no additional awards will be granted under the 2013 Plan.
Limitation on Awards and Shares Available.   A total of 40,274,338 shares of our Class A common stock are available for issuance under the 2013 Plan. As of December 31, 2022, 9,694,890 shares of our Class A common stock were subject to outstanding option awards and 30,579,448 shares of our common stock remained available for future issuance. Prior to the cancellation of all outstanding stock options under the 2013 Plan, in the event that an outstanding award expired or was reacquired by the Company for any reason, the shares allocable to the unexercised or reacquired portion of such award would have been added back to the shares of common stock available for issuance under the 2013 Plan.
Administration.   Our board of directors administers the 2013 Plan, unless it delegates authority for administration of the plan. Subject to the terms and conditions of the 2013 Plan, the administrator has the authority to select the persons to whom awards are to be made, the time or times at which awards will be granted, determine the number of shares to be subject to such awards, type or types of awards to be granted to each person, the terms and conditions of such awards, accelerate the vesting of awards and make all other determinations necessary or advisable for the administration of the 2013 Plan. The plan administrator is also authorized to amend outstanding awards, correct any defect or supply any omission or reconcile any inconsistency in the 2013 Plan or any award agreement, or create, amend or rescind rules and regulations relating to administration of the 2013 Plan, in each case, subject to certain restrictions.
Eligibility.   Awards under the 2013 Plan may be granted to individuals who are then our, or our affiliates’, employees, consultants and members of our board of directors. Only employees may be granted incentive stock options, or ISOs.
Awards.   The 2013 Plan provides that our administrator may grant or issue stock options (including NSOs and ISOs), restricted stock and SARs. The administrator considers each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. A brief description of each award type follows:
•
Stock Options and SARs.   Stock options provide for the purchase of shares of our Class A common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•
Restricted Stock.   Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions.

Corporate Transactions.   In the event of a “change in control” (as defined in the 2013 Plan) of the Company, to the extent that the surviving entity declines to assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Additionally, individual award agreements may provide that any awards that are assumed or replaced by a surviving entity will accelerate and vest upon a qualifying termination of the participant in connection with such change in control. For any stock options or SARs accelerated in connection with a change in control, including in connection with any qualifying termination, the administrator may provide for a cash payment in an amount equal to, for each share subject to the stock option or SAR, the value of the share in such transaction less the exercise price of such award.
Plan Amendment and Termination.   Our board of directors may, from time to time, alter, amend, suspend or terminate the 2013 Plan, provided that any alteration, amendment, suspension or termination will not substantially affect or impair the rights of any participant under an outstanding award without such participant’s consent. If not terminated earlier by the board of directors, the 2013 Plan will terminate on May 29, 2024. As described above, the 2013 Plan will terminate as of the effective date of the 2023 Plan.
2019 Incentive Award Plan
ABP Sub Inc. maintains the ABP Sub Inc. 2019 Incentive Award Plan (the “ABP 2019 Plan”), which became effective on June 21, 2019.
Treatment in Connection with Subsidiary Merger; Termination.   As described elsewhere in this proxy statement/prospectus, certain of our executives and directors hold stock options and RSU awards granted pursuant to the ABP 2019 Plan. Such stock options all have “underwater” exercise prices. In connection with the Subsidiary Merger, to be completed prior to the completion of the Business Combination, AEON will assume the ABP 2019 Plan and the outstanding stock options and RSU awards under the ABP 2019 Plan will be converted into awards covering AEON common stock, and such options will be repriced such that the per share exercise price is equal to the fair market value of AEON's common stock on the date of the Subsidiary Merger. After the effectiveness of the 2023 Plan, the ABP 2019 Plan will terminate and no additional awards will be granted under the ABP 2019 Plan. However, any outstanding awards granted under the ABP 2019 Plan will remain outstanding, subject to the terms of the ABP 2019 Plan and applicable award agreement. Shares of our common stock subject to awards granted under the ABP 2019 Plan that expire unexercised or are cancelled, terminated, or forfeited in any manner without issuance of shares thereunder following the effective date of the 2023 Plan, will become available for issuance of New AEON common stock under the 2023 Plan.
Limitation on Awards and Shares Available.   A total of 237,500 shares of ABP Sub Inc. common stock are available for issuance under the ABP 2019 Plan. As of December 31, 2022, 45,534 shares of ABP Sub Inc. common stock were subject to outstanding option awards and 191,966 shares of ABP Sub Inc. common stock remained available for future issuance. In April 2023, our board of directors approved the grant of 15,059 RSU awards under the ABP 2019 Plan. The shares offered under the ABP 2019 Plan may be authorized but unissued shares or reacquired shares. In the event that an outstanding award expires or is cancelled for any reason, the shares allocable to the unexercised or otherwise cancelled portion of such award are currently added back to the shares of common stock available for issuance under the ABP 2019 Plan.
Administration.   Our board of directors administers the ABP 2019 Plan, unless it delegates authority for administration of the plan. Subject to the terms and conditions of the ABP 2019 Plan, the administrator has the authority to select the persons to whom awards are to be made, the time or times at which awards will be granted, determine the number of shares to be subject to such awards, type or types of awards to be granted to each person, the terms and conditions of such awards, accelerate the vesting of awards and make all other determinations necessary or advisable for the administration of the ABP 2019 Plan. The plan administrator is also authorized to amend outstanding awards, correct any defect or supply any omission or reconcile any inconsistency in the ABP 2019 Plan or any award agreement, or create, amend or rescind rules and regulations relating to administration of the ABP 2019 Plan, in each case, subject to certain restrictions.
Eligibility.   Awards under the ABP 2019 Plan may be granted to individuals who are then our, or our affiliates’, employees, consultants and members of our board of directors. Only employees may be granted incentive stock options, or ISOs.
Awards.   The ABP 2019 Plan provides that our administrator may grant or issue stock options (including NSOs and ISOs), restricted stock, restricted stock units (“RSUs”) and SARs. The administrator considers each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of our long-term goals. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. A brief description of each award type follows:
•
Stock Options and SARs.   Stock options provide for the purchase of shares of our Class A common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
•
Restricted Stock.   Restricted stock is an award of nontransferable shares of common stock that are subject to certain vesting conditions and other restrictions.

•
RSUs.   RSUs are contractual promises to deliver shares of common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., “dividend equivalent rights”). The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the ABP 2019 Plan.

Corporate Transactions.   In the event of an “acquisition” (as defined in the ABP 2019 Plan) of the Company, to the extent that the surviving entity declines to assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.
Plan Amendment and Termination.   Our board of directors may, from time to time, alter, amend, suspend or terminate the ABP 2019 Plan, provided that any alteration, amendment, suspension or termination will not substantially affect or impair the rights of any participant under an outstanding award without such participant’s written consent. If not terminated earlier by our board of directors, the ABP 2019 Plan will terminate on June 21, 2029. As described above, the ABP 2019 Plan will terminate as of the effective date of the 2023 Plan.
2023 Incentive Award Plan
In connection with the Business Combination, Priveterra’s Board intends to adopt, and its stockholders will be asked to approve, the 2023 Plan. For additional information regarding the 2023 Plan, please see the section entitled “Proposal 6: The Incentive Plan Proposal” located elsewhere in this proxy statement/prospectus.
2023 Employee Stock Purchase Plan
In connection with the Business Combination, Priveterra’s Board intends to adopt, and its stockholders will be asked to approve, the ESPP. For additional information regarding the ESPP, please see the section entitled “Proposal 7: The ESPP Proposal” located elsewhere in this proxy statement/prospectus.
Interests of Directors and Executive Officers in the Business Combination
AEON’s directors and executive officers have interests in the Business Combination that are different from, or in addition to, those of Priveterra’s stockholders generally. These interests include, among other things, the interests listed below:
Treatment of Equity Awards in Business Combination
As described further below, certain of AEON’s directors and executive officers hold outstanding equity awards under the ABP 2019 Plan. In connection with the Subsidiary Merger, to be completed prior to the completion of the Business Combination, the outstanding stock options and RSU awards granted by ABP Sub Inc. under the ABP 2019 Plan will be converted into awards covering AEON common stock.
Additionally, the Business Combination Agreement provides that each AEON option and RSU awards (including the options and RSU awards previously granted under the ABP 2019 Plan that will be converted into awards covering AEON common stock prior to the completion of the Business Combination) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be assumed by Priveterra and converted into a comparable award covering shares of New AEON common stock following the completion of the Business Combination. Each Subsidiary Rollover Option and Subsidiary Rollover RSU Award will otherwise be subject to the same terms and conditions as applied to the underlying AEON option and RSU award immediately prior to the Effective Time.
Awards Under the ABP 2019 Plan
The following table sets forth, for each of AEON’s directors and executive officers, the number of shares of ABP Sub Inc. common stock, subject to vested and unvested options and RSU awards held by the director or executive officer as of April 26, 2023, the latest practicable date to determine such amounts before the filing of this proxy statement/prospectus. Depending on when the Closing occurs, certain awards shown in the table may vest prior to the Closing.
		ABP 2019 Plan
Name	RSUs	Vested options	Unvested options
Directors
Simone Blank	960	1,284	38
Jost Fischer	782	811	0
Robert E. Grant	3,962	811	0
Vikram Malik	1,380	1,336	75
Darren O’Brien	0	0	0
Richard H. Taketa	636	811	0
Executive Officers
Marc Forth	3,604	17,277	10,561
Chad Oh	1,293	840	2,519
Employment Agreements
AEON has entered into employment agreements with certain of its executive officers, which agreements provide each executive officer with severance protections. For a description of the severance payments and benefits that our named executive officers are eligible to receive on qualifying terminations of employment, see the section entitled “— Executive Compensation Arrangements” above. In connection with the Business Combination, we currently expect to enter into amended and restated employment agreements with certain of our executive officers. The material terms of these agreements, as currently contemplated, are described below.
Chief Executive Officer — Marc Forth
We expect to enter into an amended and restated employment agreement with Marc Forth, our Chief Executive Officer, which agreement will become effective upon the consummation of the Business Combination and supersede the terms of Mr. Forth’s current employment agreement. Pursuant to his amended employment agreement, Mr. Forth is entitled to receive a base salary of $550,000 per year and he is eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 100% of Mr. Forth’s annual base salary, determined based on the achievement of applicable corporate and individual performance goals. Under his amended employment agreement, if Mr. Forth is terminated without “cause” or he resigns for “good reason” (each, as defined in the amended employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination, (ii) a pro-rated annual bonus for the calendar year in which Mr. Forth’s employment is terminated based on the target level of achievement of any applicable performance goals or objectives and (iii) 12 months of company-paid continued coverage under our group health plans. Mr. Forth’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to him either will be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Forth. The employment agreement is also contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes a two-year post-termination non-solicitation provision and customary confidentiality provisions.
Other Named Executive Officers Employment Agreements — Chad Oh
We expect to enter into an employment agreement with Chad Oh, our Chief Medical Officer, which agreement will become effective upon the consummation of the Business Combination and supersede the terms of Dr. Oh’s current offer letter. The employment agreement for Dr. Oh provides for an annual base salary of $425,000 per year and he is eligible to participate in our annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 40% of Dr. Oh’s annual base salary, determined based on the achievement of applicable corporate and individual performance goals. Under the employment agreement, if Dr. Oh’s employment is terminated for any reason other than “cause” or as the result of death or “disability”, or if Dr. Oh terminates employment for “good reason” (each, as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) six months of continued payments of his annual base salary over the 6-month period after the date of termination, (ii) 50% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) six months of company-paid continued coverage under our group health plans. If Dr. Oh’s employment is terminated for any reason other than “cause” or as the result of death or “disability,” or if Dr. Oh terminates employment for “good reason within two months prior to or within 12 months after a Change in Control (as such term is defined in the 2023 Plan), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination; provided, that if the termination date occurs on or within 12 months after a change in control, the severance shall be paid in a single lump sum within 60 days following the termination date, (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurs, and (iii) 12 months of company-paid continued coverage under our group health plans. The employment agreement also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to the executive. The employment agreement is also contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes a two-year post-termination non-solicitation provision and customary confidentiality provisions.
Post-Closing Director Compensation Program
As described above, in connection with the Business Combination, we intend to approve and implement the Director Compensation Program, which consists of annual cash retainer fees and long-term equity awards for our non-employee directors.

BENEFICIAL OWNERSHIP
The following table and accompanying footnotes set forth information regarding the (1) actual beneficial ownership of shares of Priveterra Common Stock as of April 21, 2023, and (2) expected beneficial ownership of shares of New AEON common stock immediately following the consummation of the Business Combination (assuming a “no redemption” scenario and assuming a “maximum redemption scenario” as described below) by:
•
Priveterra’s current executive officers and directors;

•
each person who is expected to become one of the executive officers or directors of New AEON following the Business Combination, assuming the Director Election Proposal is approved;

•
all of Priveterra’s current executive officers and directors as a group, and all of the executive officers and directors of New AEON, assuming the Director Election Proposal is approved, as a group; and

•
each person who is known to be the beneficial owner of more than 5% of the outstanding Priveterra Common Stock or is expected to be the beneficial owner of more than 5% of shares of New AEON common stock following the Business Combination.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.
The beneficial ownership of shares of Priveterra Common Stock prior to the Business Combination is calculated based on shares of Priveterra Common Stock (consisting of 2,002,272 shares of Class A Common Stock and 6,900,000 shares of Class B Common Stock) issued and outstanding as of the Record Date. For purposes of the table below, voting power represents the combined voting power of Class A Common Stock and Class B Common Stock owned beneficially by such person and, on all matters to be voted upon, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class. Currently, all of the Class B Common Stock are convertible into Class A Common Stock on a one-for-one basis.
The expected beneficial ownership of shares of New AEON common stock following the Business Combination is calculated based on 23,429,415 shares (assuming no redemptions) of New AEON common stock expected to be outstanding immediately following consummation of the Business Combination and assumes an exchange ratio for converting each share of AEON preferred stock and/or AEON common stock into shares of New AEON common stock of 1.8, as of April 21, 2023. Such expected number of shares of New AEON common stock outstanding amount includes shares that are expected to be issued in connection with the Interim Financing Arrangements.
The expected beneficial ownership of shares of New AEON common stock following the Business Combination also assumes two redemption scenarios as follows:
•
Assuming No Redemptions (Scenario 1):   This presentation assumes that no Public Stockholders exercise their right to redeem their Public Shares for their pro rata share of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination; and

•
Assuming Maximum Redemptions (Scenario 2):   This scenario assumes that 2,002,272 shares of Class A Common Stock subject to redemption are redeemed for an aggregate payment of approximately $21.0 million (based on an estimated per share redemption price of approximately $10.49 that was calculated using the $21.0 million of cash remaining in the Trust Account divided by the remaining Class A Common Stock subject to redemption as of March 1, 2023). This scenario would require that AEON waive the Available Closing Cash condition, which may not be granted. Therefore, the Maximum Redemption Scenario is included in the following table for illustrative purposes only, as the parties have entered into Committed Financing Agreements and expect to enter into additional Interim Financing Agreements and other financings as needed to meet the Available Closing Cash condition prior to Closing. With the exception of the Interim Financing Agreements described above, the nature and degree of certainty of the financing arrangements into which the Company expects to enter cannot be predicted as of the date of this proxy statement/prospectus.
The following table does not reflect beneficial ownership of any shares of New AEON common stock issuable upon exercise of public warrants or private placements warrants.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.
	Pre-Business Combination					New AEON Post-Business Combination
	Class A Common Stock		Class B Common Stock(8)		% of Common Stock	Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Number of Shares	%	Number of Shares	%		Number of Shares of New AEON Common Stock	% of New AEON Common Stock	Number of Shares of New AEON Common Stock	% of New AEON Common Stock
5% Holders
Priveterra Sponsor, LLC(1)	0	0.0%	2,070,000	6.0%	6.0%	2,070,000	8.8%	2,070,000	9.7%
Medytox, Inc.(2)	0	0.0%	0	0.0%	*	1,650,000	7.0%	1,650,000	7.7%
Daewoong Pharmaceutical Co., Ltd.(3)	0	0.0%	0	0.0%	*	6,529,585	27.9%	6,529,585	30.5%
Strathspey Crown Holdings Group, LLC(5)	0	0.0%	0	0.0%	*	7,321,606	31.2%	7,321,606	34.2%
Directors and Executive Officers Pre-Business Combination
Robert Palmisano(4)	0	0.0%	2,070,000	6.0%	6.0%	2,070,000	8.8%	2,070,000	9.7%
Vikram Malik(4)(9)	0	0.0%	2,070,000	6.0%	6.0%	2,073,370	8.8%	2,073,370	9.7%
Oleg Grodnensky(4)(10)	0	0.0%	2,070,000	6.0%	6.0%	2,070,900	8.8%	2,070,900	9.7%
Lance A. Berry(4)	0	0.0%	0	0.0%	*	0	*	0	*
James A. Lightman(4)	0	0.0%	0	0.0%	*	0	*	0	*
Julie B. Andrews(4)	0	0.0%	0	0.0%	*	0	*	0	*
All Priveterra directors and executive officers as a group (six individuals)(4)(6)	0	0.0%	2,070,000	6.0%	6.0%	2,074,270	8.9%	2,074,270	9.7%
Directors and Executive Officers Post-Business Combination
Jost Fischer(7)(11)	0	0.0%	0	0.0%	*	3,715	*	3,715	*
Eric Carter(7)	0	0.0%	0	0.0%	*	0	*	0	*
Robert Palmisano(4)	0	0.0%	2,070,000	6.0%	6.0%	2,070,000	8.8%	2,070,000	9.7%
Shelley Thunen(7)	0	0.0%	0	0.0%	*	0	*	0	*
Marc Forth(7)(12)	0	0.0%	0	0.0%	*	32,968	*	32,968	*
Peter Reynolds(7)	0	0.0%	0	0.0%	*	0	*	0	*
Chad Oh(7)(13)	0	0.0%	0	0.0%	*	2,354	*	2,354	*
Alex Wilson(7)(14)	0	0.0%	0	0.0%	*	1,141	*	1,141	*
All Combined Company directors and executive officers as a group (eight individuals)	0	0.0%	2,070,000	6.0%	6.0%	2,110,178	9.0%	2,110,178	9.8%

*
Represents beneficial ownership of less than one percent.

(1)
The Sponsor is the record holder of the shares reported herein. Each of Messrs. Palmisano, Grodnensky and Malik has voting and investment discretion with respect to the common stock held of record by the Sponsor. Each of our officers and directors other than Messrs. Palmisano, Grodnensky and Malik disclaims any beneficial ownership of any shares held by the Sponsor.

(2)
Medytox, Inc. has sole voting and investment power of the shares. The address of Medytox, Inc. is 78 Gangni 1-gil Ochang-eup, Cheongwon-gu Cheongju-si, Chungcheongbuk-do 28126, Republic of Korea.

(3)
Shares of New AEON common stock include (i) 5,815,299 shares of New AEON common stock that will be held by Daewoong as a result of the Business Combination and (ii) 714,286 shares of New AEON common stock that Daewoong is expected to acquire pursuant to the Committed Interim Financing Agreements. Daewoong has sole voting and investment power of the shares. The address of Daewoong is 35-14, Jeyakgongdan 4-gil, Hyangnam-eup, Hwaseong-si, Gyeonggi-do, Republic of Korea.

(4)
Unless otherwise noted, the business address of each of these entities and individuals is 300 SE 2nd Street, Suite 6000, Fort Lauderdale, Florida 33301.

(5)
Strathspey Crown Holdings Group, LLC, or SCH, is a wholly owned subsidiary of Strathspey Crown LLC. The managing partners of Strathspey Crown LLC are Robert E. Grant and Vikram Malik, each of whom is currently a member of the AEON board of directors and has the ability to control voting and investment decisions of AEON shares held by SCH. Each of Mr. Grant and Mr. Malik disclaims beneficial ownership over our shares held by SCH except to the extent of any pecuniary interest therein. Reflects (i) the transfer of 141,177 shares to Longitude Venture Partners II, L.P in October 2021 and (ii) the receipt of 1,859,258 shares of New AEON common stock from Alphaeon 1 LLC upon conversion of the 2021 A1 Convertible Notes and immediate distribution of shares upon consummation of the Business Combination. The address for SCH is 4040 MacArthur Boulevard, Suite 310, Newport Beach, CA 92660.

(6)
All of Priveterra’s officers and directors own limited liability company interests of the Sponsor.

(7)
The business address applicable for this individual is 5 Park Plaza, Suite 1750, Irvine, CA 92614.

(8)
Interests shown consist solely of Founder Shares, classified as Class B Common Stock. The Class B Common Stock will automatically convert on a one-for-one basis (subject to adjustment) into New AEON Common Stock upon the consummation of the Business Combination.

(9)
Shares of New AEON common stock include (i) 626 shares of New AEON common stock that will be held by Mr. Malik following the Business Combination, (ii) 2,404 shares of New AEON common stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 21, 2023, (iii) 2,070,000 shares of New AEON common stock attributable to the Sponsor and (iv) the receipt of 340 shares of New AEON common stock from Alphaeon 1 LLC upon conversion of the 2021 A1 Convertible Notes and immediate distribution of shares upon consummation of the Business Combination.

(10)
Shares of New AEON common stock include (i) 900 shares of New AEON common stock that would be issuable upon exercise of options held by Mr. Grodnensky and exercisable as of or within 60 days of April 21, 2023 and (ii) 2,070,000 shares of New AEON common stock attributable to the Sponsor.

(11)
Shares of New AEON common stock include (i) 1,462 shares of New AEON common stock that will be held by Mr. Fischer following the Business Combination, (ii) 1,459 shares of New AEON common stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 21, 2023 and (iii) the receipt of 794 shares of New AEON common stock from Alphaeon 1 LLC upon conversion of the 2021 A1 Convertible Notes and immediate distribution of shares upon consummation of the Business Combination.

(12)
Shares of New AEON common stock include an aggregate of 32,968 shares of New AEON common stock that would be issuable upon exercise of options held by Mr. Forth and exercisable as of or within 60 days of April 21, 2023.

(13)
Shares of New AEON common stock include an aggregate of 2,354 shares of New AEON common stock that would be issuable upon exercise of options held by Dr. Oh and exercisable as of or within 60 days of April 21, 2023.

(14)
Shares of New AEON common stock include an aggregate of 1,141 shares of New AEON common stock that would be issuable upon exercise of options held by Mr. Wilson and exercisable as of or within 60 days of April 21, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Priveterra Related Party Transactions
Policies and Procedures for Related Party Transactions
Priveterra’s Code of Ethics requires Priveterra to avoid, wherever possible, all conflicts of interest, except under guidelines or resolutions approved by the Board (or the appropriate committee of the Board) or as disclosed in Priveterra’s public filings with the SEC. Under Priveterra’s Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Priveterra. Additionally, Priveterra’s related party transaction policy sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which Priveterra is a participant and a related party had or will have a direct or indirect material interest, as determined by the audit committee of the Board, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by Priveterra of a related party. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Priveterra’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent that Priveterra enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction.
Priveterra Related Party Transactions
Founder Shares
On December 17, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for the Founder Shares. On February 8, 2021, as part of an upsizing of the Initial Public Offering, the Company effected a stock split in which each issued share of Class B Common Stock that was outstanding was converted into one and two tenths shares of Class B Common Stock, resulting in an aggregate of 6,900,000 shares of Class B Common Stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares. The Founder Shares included an aggregate of up to 900,000 shares subject to forfeiture if the over-allotment option was not exercised by the underwriters in full. As a result of the underwriters’ election to fully exercise of their over-allotment option, the 900,000 shares were no longer subject to forfeiture.
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares and any Class A Common Stock issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial business combination and (B) the date following the completion of the initial business combination on which Priveterra completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their common stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the closing price of Priveterra’s Class A Common Stock is equal to or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the initial business combination, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
On December 17, 2020, the Sponsor agreed to loan Priveterra up to $75,000 to be used for a portion of the expenses of the Initial Public Offering. On January 13, 2021, the Sponsor agreed to loan Priveterra up to an additional $50,000 to be used for a portion of the expenses of the Initial Public Offering. These loans were non-interest bearing, unsecured and were due at the earlier of June 30, 2021 or the closing of the Initial Public Offering. The loan was repaid upon the closing of the Initial Public Offering out of the offering proceeds. As of December 31, 2022 and 2021, Priveterra had no amounts outstanding under the promissory note.
On April 27, 2023, the Sponsor agreed to loan Priveterra up to $1,000,000 to be used for working capital (the “2023 Sponsor Loan”). This loan is an unsecured, non-interest bearing loan and will be repaid upon Closing.
The foregoing description of the 2023 Sponsor Loan is not complete and is qualified in its entirety by reference to the Promissory Note, a form of which is filed as Exhibit 10.18 to this Form S-4.
Working Capital Loans
The Sponsor or an affiliate of the Sponsor, or certain of Priveterra’s officers and directors may, but are not obligated to, loan Priveterra funds as may be required (“Working Capital Loans”). If Priveterra completes the Business Combination, Priveterra would repay the Working Capital Loans. In the event that the Business Combination does not close, Priveterra may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into Private Placement Warrants at a price of $1.50 per warrant at the option of the lender (the “Working Capital Warrants”). Such Working Capital Warrants would be identical to the Private Placement Warrants. In June 2021 Priveterra had $100,000 of Working Capital Loans outstanding which were converted into 66,667 Working Capital Warrants. As of December 31, 2022 and 2021, Priveterra had no borrowings under the Working Capital Loans.
Administrative Service Fee
Priveterra has agreed, commencing on February 8, 2021, to pay $25,000 per month (or, if elected by Sponsor, payable for the ensuing three months in advance) for administrative and other services, of which $10,000 per month will be paid to the Sponsor for office space and administrative services provided to members of the management team and up to $15,000 will be used to compensate Priveterra’s Chief Operating Officer and Chief Financial Officer and Secretary for a portion of their time spent on Priveterra’s affairs. Upon completion of the Business Combination or Priveterra’s liquidation, Priveterra will cease paying these monthly fees. For the year ended December 31, 2022, $300,000 was recognized in the condensed statements of operations and has been paid. For the year ended December 31, 2021, $266,964 was recognized in the condensed statements of operations and has been paid.
Underwriters Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,660,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that Priveterra completes the Business Combination, subject to the terms of the underwriting agreement.
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require Priveterra to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed in connection with Priveterra’s Initial Public Offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that Priveterra registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by Priveterra.
AEON Related Party Transactions
Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of AEON prior to the consummation of the Business Combination, which will be the business of New AEON following the consummation of the Business Combination.

Committed Financing Agreements
In connection with the Business Combination, AEON and Priveterra entered into Committed Financing Agreements with the Committed Financing Investors, pursuant to which the Committed Financing Investors agreed to purchase, and Priveterra and AEON agreed to sell to the Committed Financing Investors, an aggregate of 2,857,143 shares of Class A Common Stock, for a purchase price of $7.00 per share and an aggregate purchase price of $20 million, pursuant to the Committed Financing Agreements.
The table below sets forth the number of shares of Class A Common Stock to be purchased by AEON related parties:
Related Person	Shares of Class A Common Stock	Cash Purchase Price
Alphaeon 1 LLC	2,142,857	$15,000,000
Daewoong Pharmaceutical Co., Ltd.	714,286	$5,000,000
Relationship with Strathspey Crown Holdings Group, LLC
Borrowings from SCH
From December 2013 to January 2020, we were party to an intercompany credit line promissory note, or the Strathspey Crown Note, pursuant to which Strathspey Crown Holdings Group, LLC, or SCH, advanced borrowings to us. Since January 1, 2018, the largest aggregate amount of principal outstanding under the Strathspey Crown Note was $53.0 million. SCH is a holder of more than 5% of our capital stock, and Robert E. Grant and Vikram Malik are managers of SCH and served on the AEON board of directors prior to completion of the Business Combination.
From January 1, 2018 to June 30, 2019, the Strathspey Crown Note accrued interest monthly on the outstanding principal at a rate equal to the Applicable Federal Rate published by the IRS for such month, compared to 10% per annum for the period from July 1, 2019 to December 31, 2019, and 20% per annum from January 1, 2020 to its maturity on March 31, 2020, respectively. In the year ended December 31, 2018, we did not make any payments in principal or interest. In the year ended December 31, 2019, we paid $39.0 million in principal, of which $14.0 million was paid in cash and $25.0 million was settled by us distributing to SCH 1,298,701 shares of Evolus common stock previously owned by us, and did not make any payments in interest.
In December 2019, we issued and sold to SCH a convertible promissory note with a principal amount of $1.0 million, which is further described below under “— 2019 Convertible Note Financing.”
Effective as of January 2, 2020, we issued a convertible promissory note with a principal amount of $17.5 million, or the SCH Convertible Note, in exchange for the cancellation of all obligations under the Strathspey Crown Note. Our payment and performance under the SCH Convertible Note are guaranteed by ABP Sub Inc., our wholly owned subsidiary. Pursuant to the terms of the SCH Convertible Note, we are required to repay 175% of the principal amount to SCH on the third anniversary of its issuance. The Business Combination will constitute a change of control transaction as defined in the SCH Convertible Note, pursuant to which SCH may demand a mandatory prepayment. If the mandatory prepayment is demanded, 175% of the principal amount will be due and payable immediately upon such demand.
Shared Services Agreements with Strathspey Crown Limited
In August 2019, we and Alphaeon Credit, which was then our wholly owned subsidiary, each entered into services agreements, with Strathspey Crown Limited, an affiliate of SCH, or Strathspey Crown Limited, with an effective date of January 2019. The services agreement with us sets forth certain agreements between Strathspey Crown Limited and us that will continue to govern the respective responsibilities and obligations between Strathspey Crown Limited and us following this offering. In September 2020, we divested all businesses and equity interests in Alphaeon Credit as part of the Divestiture Transactions.
Pursuant to the services agreements, Strathspey Crown Limited provides us certain administrative and development support services, including certain general management, communication, human resources,

office, rent and information technology services. We and Alphaeon Credit agreed to pay Strathspey Crown Limited an allocable share of the actual cost incurred by Strathspey Crown Limited in providing such services, plus a 10% markup, as well as an allocable share of Strathspey Crown Limited’s overhead expenses, including office rent, depreciation, maintenance, utilities and supplies. The services agreements have a one-year term and will renew for successive one year terms unless sooner terminated by either party. We and Alphaeon Credit or Strathspey Crown Limited may terminate the services agreements upon 60 days’ notice to the other party.
We terminated the services agreements with Strathspey Crown Limited in December 2021.
In each of 2019, 2020 and 2021, we paid $0.4 million, $0.6 million, and $0.1 million, respectively, in connection with the services agreement. For the year ended December 31, 2022, we paid $0 in connection with the services agreement.
SCH and Our Historical Relationship with Evolus
Prior to Evolus’ initial public offering in February 2018, Evolus was wholly owned by us. In connection with our acquisition of Evolus in 2013, we were a party to a stock purchase agreement and related tax indemnity agreement with SCH and Evolus, pursuant to which we were obligated to make certain contingent payments to the former stockholders of Evolus, or the Evolus Founders, and we issued a $20.0 million promissory note to the Evolus Founders. Since January 1, 2018, we did not make any payments to the Evolus Founders pursuant to the stock purchase agreement and promissory note, and all of our obligations under the stock purchase agreement, tax indemnity agreement and promissory note were assumed by Evolus upon completion of its initial public offering in February 2018.
In 2014, we acquired Clarion pursuant to a shareholders’ agreement. In 2016, the previous equity holders of Clarion exercised their option to unwind our acquisition of Clarion. As a result, we and SCH jointly and severally owe the previous equity holders of Clarion an unwind fee, or the Unwind Fee, of approximately $9.55 million. In November 2017, we entered into a side letter and guarantee agreement with SCH and Clarion, pursuant to which we agreed to cause Evolus to enter into an exclusive distribution agreement with Clarion and reaffirmed our obligation to pay the Unwind Fee. Pursuant to Evolus’ exclusive distribution agreement with Clarion, Clarion has agreed that certain payments made from Evolus directly to the previous equity holders of Clarion will be applied towards reducing the amount of Unwind Fee due by us and SCH. We and SCH are required to pay any unpaid amount of the Unwind Fee remaining on December 31, 2022, or earlier, if accelerated pursuant to certain acceleration events, including but not limited to a material default of obligations by Evolus under the distribution agreement, the termination of the distribution agreement, our or Evolus’ bankruptcy and the termination of the license and supply agreement between Evolus and Daewoong. On March 23, 2021, Evolus, Clarion, and Daewoong entered into an agreement to provide for Clarion to purchase Jeuveau directly from Daewoong. Our obligation to pay the Unwind Fee to the previous equity holders of Clarion was therefore cancelled.
In addition, we were a party to a stockholder agreement with Evolus, Dental Innovations BVBA, or Dental Innovations, solely in its capacity as collateral agent of the Note Facility and Longitude Venture Partners II, L.P., or Longitude, solely in its capacity as a holder of the Bridge Note, that provided us with certain demand and piggyback registration rights with regards to our shares of Evolus. Pursuant to our distribution of shares of Evolus in exchange for settlement of the convertible and bridge note financing, which is further described below under “— Convertible and Bridge Note Financing,” and in exchange for settlement of a portion of the Strathspey Crown Note, each of Dental Innovations, Alpha International Investment Ltd., or Alpha, and SCH were joined as stockholders to the stockholder agreement and were granted registration rights. In January 2020, in connection with the contribution of Evolus shares, which is further described below under “— Restructuring and Contribution of Evolus Shares,” Alphaeon 1 LLC was joined as a stockholder under the stockholder agreement and granted registration rights, and we ceased to be a party under the agreement.
Medytox Settlement Agreement
We entered into the Medytox Settlement Agreement, effective as of June 21, 2021, as amended on May 5, 2022. Pursuant to the Settlement Agreement, among other things, we agreed to enter into a share issuance agreement with Medytox pursuant to which we issued 26,680,511 shares of AEON common stock, par value $0.0001 per share, to Medytox, and we agreed to pay Medytox single-digit royalties on the net sales of licensed products for 15 years following our first $1.0 million in product sales. In the event the shares of AEON common stock issued to Medytox represent less than 10% of the Company’s total outstanding shares immediately prior to consummation of the Business Combination, referred to as the Target Ownership, the Company will issue additional shares of AEON common stock to Medytox sufficient to cause Medytox to achieve the Target Ownership. For a further discussion of the Medytox Settlement Agreement, the Medytox Litigation, the Superior Court Litigation and the Korea Litigation, please see the section entitled “Risk Factors — Risks Related to Our Reliance on Third Parties — A material breach by us of the terms of our license and settlement agreement with Medytox could have a material adverse effect on our business.”
2016 Convertible and Bridge Note Financing
In 2016, we entered into two related financing agreements: (i) a secured convertible bridge note and warrant agreement with Longitude, or the Bridge Note, and (ii) a secured convertible note purchase agreement with Dental Innovations as collateral agent, or the Note Facility.
We issued an aggregate of $56.3 million in convertible promissory notes to investors pursuant to the Bridge Note and the Note Facility. The purchasers of these convertible promissory notes and the bridge note included the following entities affiliated with certain of our directors: Dental Innovations purchased convertible promissory notes with an aggregate principal amount of approximately $23.2 million; Alpha purchased convertible promissory notes with an aggregate principal amount of approximately $10.7 million; and Longitude purchased convertible promissory notes and a convertible bridge note with an aggregate principal amount of approximately $8.2 million.
The terms of the promissory notes and the convertible bridge note each contemplated a 150% premium to the principal borrowed and accrued interest at a rate of 10.0% per annum. Since January 1, 2016, the largest aggregate amount of principal outstanding under the convertible promissory notes was $56.3 million.
In 2018, we settled the total outstanding principal amount of $56.3 million, of which $48.3 million was paid in cash and $8.0 million was settled by us distributing to the holders of the notes a total of 573,888 shares of Evolus common stock previously owned by us. In 2019, we settled all of our outstanding note obligations of $84.4 million plus accrued interest of $3.5 million, of which $62.7 million was paid in cash and $25.2 million was settled by us distributing to the holders of the notes a total of 1,307,940 shares of Evolus common stock previously owned by us. In connection with our distribution of shares of Evolus, each of Dental Innovations and Alpha were joined as stockholders to the stockholder agreement with Evolus granting piggyback and demand registration rights for such shares.
2019 Convertible Notes
In June 2019, we entered into a senior unsecured note purchase agreement, or the Note Purchase Agreement, with Dental Innovations, pursuant to which we issued and sold to Dental Innovations a promissory note, or the Original 2019 Note, with a principal amount of $5.0 million. Pursuant to the Note Purchase Agreement, Dental Innovations is entitled to two board seat positions on our board of directors. Simone Blank and Jost Fischer are shareholders of Dental Innovations and served on our board of directors prior to completion of the Business Combination.
In December 2019, we entered into an amendment to the Note Purchase Agreement that provided for the exchange of the Original 2019 Note for a convertible promissory note with a principal amount of $5.0 million, which we refer to as the DI Note. We also issued and sold five additional convertible promissory notes, each with a principal amount of $1.0 million, including one to SCH and one to Vikram Malik, a member of our board of directors prior to completion of the Business Combination. We refer to these convertible promissory notes collectively as the 2019 Convertible Notes. On July 22, 2022, the maturity dates of the 2019 Convertible Notes were extended until December 29, 2023, except with respect to the principal amounts of the notes held by Mr. Malik and three other individuals, which we agreed to pay on the original maturity dates and which were paid in the fourth quarter of 2022.
In January 2020, in connection with the distribution of the units of Alphaeon 1 LLC to our stockholders, which is further described below under “— Restructuring and Divestiture Transactions,” each of the holders of our 2019 Convertible Notes were granted contingent warrants by Alphaeon 1 LLC to purchase shares of Evolus from Alphaeon 1 LLC. The contingent warrants are exercisable at the option of the holder prior to our first underwritten public offering of common stock under the Securities Act or upon an event of default under the 2019 Convertible Notes. The 2019 Convertible Notes were concurrently amended to provide the noteholders the option, prior to the notes’ conversion, to cancel a portion of the indebtedness represented by such noteholder’s 2019 Convertible Note and receive a number of shares of Evolus from Alphaeon 1 LLC having a market value equal to the value of such cancelled indebtedness, in lieu of automatic conversion of all of the noteholder’s 2019 Convertible Note into shares of our common stock. The amount of cancelled indebtedness that can be so applied in exercise of the contingent warrant is capped as the ratio that the value of Evolus shares held by Alphaeon 1 LLC bears to the combined value of (i) the Evolus shares held by Alphaeon 1 LLC and (ii) our Company immediately prior to consummation of our first underwritten public offering of common stock under the Securities Act.
Further, in September 2020, in connection with the distributions of the units of Alphaeon Credit HoldCo LLC and Zelegent HoldCo LLC to our stockholders, each of the holders of our 2019 Convertible Notes were granted contingent warrants by Alphaeon Credit HoldCo LLC to purchase shares of Alphaeon Credit from Alphaeon Credit HoldCo LLC and by Zelegent HoldCo LLC to purchase shares of Zelegent, Inc. The contingent warrants are exercisable at the option of the holder prior to our first underwritten public offering of common stock under the Securities Act, or upon an event of default under the 2019 Convertible Notes. The 2019 Convertible Notes were concurrently amended to provide the noteholders the option, prior to the notes’ conversion, to cancel a portion of the indebtedness represented by such noteholder’s 2019 Convertible Note and receive a number of shares of Alphaeon Credit and/or Zelegent from Alphaeon Credit HoldCo LLC and by Zelegent HoldCo LLC having a market value equal to the value of such cancelled indebtedness, in lieu of automatic conversion of all of the noteholder’s 2019 Convertible Note into shares of our common stock. The principal amounts were revised down to reflect the value of the contingent warrants of Alphaeon Credit and Zelegent.
On October 1, 2020, Dental Innovations BVBA assigned (i) $3,003,231.82 of the DI Note to Dental Innovation Investment A BV and (ii) $1,985,513.45 of the DI Note to Dental Innovations Apus Investment BV.
As of December 31, 2022, no contingent warrants were exercised by the Company’s stockholders to reduce the Company’s convertible note obligations. We have paid a total of $3,990,981.80 of principal to four of the holders of the 2019 Convertible Notes, including Vik Malik, and an aggregate principal amount of $5,986,491 of the 2019 Convertible Notes remains outstanding, in addition to the accrued interest on the 2019 Convertible Notes. Mr. Malik’s accrued interest in his 2019 Convertible Note remains outstanding and continues to accrue interest. Our payment and performance under the 2019 Convertible Notes are guaranteed by ABP Sub Inc., our wholly owned subsidiary. Immediately prior to completion of the Business Combination, the 2019 Convertible Notes will be fully converted into shares of AEON common stock and in exchange the holders of the 2019 Convertible Notes will receive their respective pro rata portion of the Merger Consideration upon completion of the Business Combination.
The following table summarizes the aggregate principal amount of 2019 Notes issued to holders of more than 5% of AEON’s capital stock, AEON’s directors, executive officers and entities affiliated with AEON’s executive officers and directors.
Noteholders	Aggregate Principal Amount
Dental Innovations Investment A BV(1)	$3,003,231.82
Dental Innovation Apus Investment BV(1)	$1,985,513.45
Strathspey Crown(2)	$997,745.45

(1)
Dental Innovations Investment A BV and Dental Innovations Apus Investment BV are is affiliated with Simone Blank and Jost Fischer, each a member of the AEON board of directors.

(2)
Strathspey Crown is a holder of more than 5% of AEON’s capital stock.

Daewoong Convertible Notes
In August 2020, we entered into a Convertible Promissory Note Purchase Agreement with Daewoong, or the Daewoong Purchase Agreement, pursuant to which we issued Daewoong two subordinated convertible promissory notes, the 2020 Daewoong Convertible Notes, with an aggregate principal amount of $25.0 million. The 2020 Daewoong Convertible Notes have similar terms, of which one was issued on August 27, 2020 with a principal amount of $10.0 million and the other was issued on September 18, 2020 with a principal amount of $15.0 million. The 2020 Daewoong Convertible Notes are unsecured and subordinated to the Company’s 2019 Convertible Notes. The Company’s payment and performance under the 2020 Daewoong Convertible Notes are guaranteed by ABP Sub Inc., its wholly owned subsidiary.
The 2020 Daewoong Convertible Notes bear interest daily at 3% per annum with semiannual compounding. Interest is paid in-kind by adding the accrued amount thereof to the principal amount on a semi-annual basis on June 30th and December 31st of each calendar year for so long as any principal amount remains outstanding (such paid in-kind interest, in the aggregate at any time, referred to as the PIK Principal). The 2020 Daewoong Convertible Notes mature on September 18, 2025.
Pursuant to its terms, Daewoong may elect to convert all of the then outstanding principal amount and all accrued and unpaid interest into AEON common stock at any time following the date that is 12 months after September 18, 2020, provided, that such election shall be made at the same time with respect to all notes issued to Daewoong. The number of shares issuable upon any conversion shall be equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $25.0 million and (ii) multiplied by 9.99% of the aggregate of all of the shares of AEON common stock then outstanding, AEON common stock issuable upon conversion or exercise of all of the outstanding convertible or exercisable securities, all outstanding vested or unvested options or warrants to purchase our capital stock, but excluding all out-of-the-money options, and all shares of common stock issuable upon conversion of any convertible debt (whether or not such debt is convertible at such time).
Immediately prior to the Business Combination, all of the then outstanding principal amount and accrued and unpaid interest under the 2020 Daewoong Convertible Notes will automatically convert into shares of AEON common stock. The number of shares of AEON common stock issuable upon conversion of the 2020 Daewoong Convertible Notes is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $25.0 million and (ii) multiplied by the greater of (A) 9.99% of the pre-transaction shares of AEON, and (B) that number of shares having an aggregate value of $20.0 million immediately prior to the Business Combination based upon a price per share of such common stock issued pursuant to the Business Combination; provided, however, that in no event shall Daewoong’s ownership exceed 15% of the pre-transaction shares of the Company after taking into account conversion of the 2020 Daewoong Convertible Notes. In the event, and only in the event, that shares of AEON common stock are issued pursuant to the Business Combination whereby the pre-money valuation of AEON is $200.0 million or greater, within five business days of the conversion of the 2020 Daewoong Convertible Notes, we shall pay to Daewoong the PIK Principal plus all accrued and unpaid interest either in cash or by the issuance of additional shares of common stock at the price per share pursuant to the Business Combination, which payment method shall be at our sole election.
In May 2021, the Daewoong Purchase Agreement was amended to provide for the issuance of an additional subordinated convertible promissory note by us to Daewoong at an initial principal amount of $5.0 million. The subordinated convertible promissory note was issued with terms similar to the two subordinated convertible promissory notes issued in 2020 and matures on May 12, 2026 (all such convertible promissory notes, the “Daewoong Convertible Notes”). The Daewoong Convertible Notes also provide Daewoong with certain information rights, which will terminate upon completion of the Business Combination.
Pursuant to the terms of the amended Daewoong Purchase Agreement, Daewoong may elect to convert all of the then outstanding principal amount and all accrued and unpaid interest into AEON common stock at any time following the date that is 12 months after September 18, 2020, provided, that such election shall be made at the same time with respect to all notes issued to Daewoong. The number of shares of common stock issuable upon conversion is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $30.0 million and (ii) multiplied by 11.99% of the aggregate of all of the shares of AEON common stock then outstanding, AEON common stock issuable upon conversion or exercise of all of the outstanding convertible or exercisable securities, all outstanding vested or unvested options or warrants to purchase our capital stock, but excluding all out-of-the-money options, and all shares of common stock issuable upon conversion of any convertible debt (whether or not such debt is convertible at such time).
In addition, immediately prior to the Business Combination, all of the then outstanding principal amount and accrued and unpaid interest under the convertible notes will automatically convert into shares of AEON common stock. The number of shares of common stock issuable upon conversion of the convertible notes is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $30.0 million and (ii) multiplied by the greater of (A) 11.99% of the pre-transaction shares of the Company, and (B) that number of shares having an aggregate value of $24.0 million immediately prior to the Business Combination based upon a price per share of such common stock issued pursuant to the Business Combination; provided, however, that in no event shall Daewoong’s ownership exceed 18% of the pre-transaction shares of AEON after taking into account conversion of the Daewoong Convertible Notes.
As of December 31, 2022 and 2021, the principal amount outstanding (excluding the PIK Principal) under the Daewoong Convertible Notes was $60.0 million and $30.0 million, and $60.0 million, respectively, with an estimated fair value of $67.3 million and $35.0 million, respectively.
In July 2022, we entered into a Convertible Promissory Note Purchase Agreement with Daewoong, or the 2022 Daewoong Purchase Agreement, pursuant to which we issued Daewoong a convertible promissory note, the 2022 Daewoong Convertible Note, with an aggregate principal amount of $30.0 million. The 2022 Daewoong Convertible Note is unsecured and co-senior with the Company's 2019 Convertible Notes. The Company’s payment and performance under the 2022 Daewoong Convertible Note is guaranteed by ABP Sub Inc., its wholly owned subsidiary. The 2022 Daewoong Convertible Note bears interest daily at 15.79% per annum. The 2022 Daewoong Convertible Note matures on December 29, 2023. Immediately prior to the Business Combination, the 2022 Daewoong Convertible Note will be fully converted into shares of AEON common stock and in exchange Daewoong will receive a pro rata portion of the Merger Consideration upon completion of the Business Combination.
Alphaeon Convertible Notes
In 2021 and 2022, we entered into a subordinated unsecured convertible note purchase agreement, or the Alphaeon Note Purchase Agreement, with Alphaeon 1 LLC, pursuant to which we issued and sold to Alphaeon 1 LLC in December 2021, February 2022, and March 2022 four promissory notes, or the Original Alphaeon Notes, with an aggregate principal amount of $16.0 million. All of the units of Alphaeon 1 LLC were later distributed to our stockholders, which resulted in SCH controlling Alphaeon 1 LLC. Our relationship with Alphaeon 1 LLC is further discussed below under “— Restructuring and Divestiture Transactions.”
In March 2022, we entered into an amendment to the Alphaeon Note Purchase Agreement that removed a discount rate applicable in certain circumstances from the associated form of note. The Original Alphaeon Notes were subsequently amended to make the same change to discount rates to each of the previously outstanding notes. We also issued and sold three additional convertible promissory notes in April 2022, June 2022, and July 2022 under the Alphaeon Note Purchase Agreement, as amended, for an additional aggregate principal amount of $8.5 million. We refer to these convertible promissory notes, together with the Original Alphaeon Notes, as amended, collectively as the Alphaeon Convertible Notes. The Alphaeon Convertible Notes have a maturity date three years following their respective execution.
We have not paid any amount in principal or in interest in respect of the Alphaeon Convertible Notes, and an aggregate principal amount of $24.5 million of the Alphaeon Convertible Notes remains outstanding. Immediately prior to completion of the Business Combination, the Alphaeon Convertible Notes will be fully converted into shares of AEON common stock and in exchange the holders of the Alphaeon Convertible Notes will receive their respective pro rata portion of the Merger Consideration upon completion of the Business Combination.

The following table summarizes the aggregate principal amount of Alphaeon Convertible Notes issued to affiliates of holders of more than 5% of AEON’s capital stock, AEON’s directors, executive officers and entities affiliated with AEON’s executive officers and directors.
Noteholders	Aggregate Principal Amount
Alphaeon 1 LLC(1)	$24,500,000.00

(1)
Alphaeon 1 LLC is affiliated with SCH, which is a holder in excess of 5% of AEON’s capital stock, and has four overlapping Board members.

Restructuring and Divestiture Transactions
In January 2020, our board of directors approved the contribution of our interest in Evolus common stock to Alphaeon 1 LLC in exchange for membership units. At the time of this approval, we owned 8,662,346 shares of Evolus, representing approximately 26% of the outstanding shares of Evolus. We then distributed all of the units of Alphaeon 1 LLC to our current stockholders on a one common unit or one preferred unit for one share of our common stock or preferred stock, as applicable, basis. As a result of the distribution, we no longer hold any membership interests in Alphaeon 1 LLC and no longer hold any equity interest in Evolus.
In September 2020, we contributed our interest in Alphaeon Credit to Alphaeon Credit HoldCo LLC in exchange for all the interests in Alphaeon Credit HoldCo LLC. We then distributed all of the units of Alphaeon Credit HoldCo LLC to our current stockholders on a one common unit or one preferred unit for one share of our common stock or preferred stock, as applicable, basis. As a result of the distribution, we no longer hold any membership interests in Alphaeon Credit HoldCo LLC and no longer hold any equity interest in Alphaeon Credit.
In September 2020, we contributed our interest in Zelegent, Inc. to Zelegent HoldCo LLC in exchange for all the interests in Zelegent HoldCo LLC. We then distributed all of the units of Zelegent HoldCo LLC to our current stockholders on a one common unit or one preferred unit for one share of our common stock or preferred stock, as applicable, basis. As a result of the distribution, we no longer hold any membership interests in Zelegent HoldCo LLC and no longer hold any equity interest in Zelegent, Inc.
Investors’ Rights Agreement
We are a party to an amended and restated investors’ rights agreement, or the Investors’ Rights Agreement, with SCH, other entities affiliated with certain of our directors, and certain of our directors. The Investors’ Rights Agreement grants rights to certain holders and also imposes certain affirmative obligations on us, including with respect to the furnishing of financial statements and information to the holders. As a result of the Business Combination, the rights set forth in the Investors’ Rights Agreement will terminate in connection with the completion of the Business Combination.
Registration Rights
Under the Investors’ Rights Agreement, SCH, other entities affiliated with certain of our directors, and certain of our directors have certain registration rights with respect to the registrable securities held by them. Additionally, Medytox and Daewoong also have certain registration rights with respect to the registrable securities held by them. These rights will be amended and restated in connection with the Business Combination. See “Description of Capital Stock — Registration Rights” for additional information.
Right of First Refusal and Co-Sale Rights
Under the Investors’ Rights Agreement, certain holders of our capital stock, including SCH, certain entities affiliated with certain of our officers and certain of our directors, have a right of first refusal and co-sale, in respect of certain sales of securities by us or certain transfers of securities by SCH or certain of our employees. The right of first refusal and co-sale will terminate in connection with the completion of the Business Combination.

Voting Agreement
Pursuant to the Investors’ Rights Agreement, each of Longitude and Alpha has the right to designate one member of our board of directors and one board observer without voting rights to our board of directors, and each of Dental Innovations and SCH has the right to designate two members of our board of directors.
Longitude, Alpha, SCH and Dental Innovation’s respective rights to designate directors for our board of directors will terminate upon completion of the Business Combination. Longitude and Alpha’s respective rights to appoint a board observer will terminate upon completion of the Business Combination.
Indemnification Agreements
The Proposed Charter will contain provisions limiting the liability of directors, and the Proposed Bylaws will provide that we will indemnify each of New AEON’s directors and officers to the fullest extent permitted under Delaware law. The Proposed Charter and Proposed Bylaws will also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board.
In addition, we have entered into or intend to enter into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.
Stock Option Grants to Directors and Executive Officers
AEON has granted stock options to its directors and executive officers, as more fully described in the sections titled “Executive and Director Compensation.”
Related Party Transactions Policy Following the Business Combination
AEON has a written related party transactions policy in place, which was in effect at the time of the transactions described above. Under AEON’s existing related party transactions policy, the independent members of the board of directors (including the director designated by Alpha), are tasked with approving or ratifying related party transactions.
Upon consummation of the Business Combination, it is anticipated that the New AEON Board will adopt a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which New AEON and a related person were or will be participants and the amount involved exceeds $120,000 in any fiscal year (or transactions involving lower amounts deemed to be material based on the facts and circumstances), and a related person had, has or will have a direct or indirect material interest. In reviewing and approving or rejecting any such transactions, New AEON’s audit committee will consider all relevant facts and circumstances as appropriate, including, but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the Related Person’s interest in the transaction, and whether the conflicts of interest and corporate opportunity provisions of New AEON’s Code of Conduct are taken into account.

DESCRIPTION OF NEW AEON’S SECURITIES AFTER THE BUSINESS COMBINATION
As a result of the Business Combination, Priveterra stockholders who receive shares of New AEON common stock will become the stockholders of New AEON. Your rights as New AEON stockholders will be governed by Delaware law and the Proposed Charter and Proposed Bylaws, if approved. The following description of the material terms of New AEON’s securities reflects the anticipated state of affairs upon completion of the Business Combination.
In connection with the Business Combination, Priveterra will amend and restate the Current Charter and the Current Bylaws. The following summary of the material terms of New AEON’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Charter and the Proposed Bylaws are attached as Annex B and Annex C to this proxy statement/prospectus. You are encouraged to read the applicable provisions of Delaware law, the Proposed Charter and Proposed Bylaws in their entirety for a complete description of the rights and preferences of New AEON securities following the Business Combination.
Authorized and Outstanding Stock
The Proposed Charter authorizes the issuance of 501,000,000 shares, consisting of 500,000,000 shares of New AEON common stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, $0.0001 par value. As of the Record Date, there were 2,002,272 shares of Priveterra Class A common stock outstanding. In connection with the Business Combination and subject to the terms of the Current Charter, all shares of Priveterra Class B Common Stock will be exchanged for Priveterra Class A Common Stock and all shares of outstanding Priveterra Class A Common Stock will automatically be converted into shares of New AEON common stock. 6,900,000 shares of Priveterra Class B Common Stock were outstanding as of the Record Date.
Common Stock
The Proposed Charter, which Priveterra will adopt if the Charter Amendment Proposal is approved, provides the following with respect to the rights, powers, preferences and privileges of the New AEON common stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of New AEON common stock possess all voting power for the election of New AEON’s directors and all other matters requiring stockholder action. Holders of New AEON common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of New AEON common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the New AEON Board in accordance with applicable law. Priveterra has not historically paid any cash dividends on its Class A Common Stock or Class B Common Stock to date and does not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends in the future will be dependent upon New AEON’s revenues and earnings, if any, capital requirements and general financial conditions.
Liquidation, Dissolution and Winding Up
In the event of New AEON’s voluntary or involuntary liquidation, dissolution or winding-up, the net assets of New AEON will be distributed pro rata to the holders of New AEON common stock, subject to the rights of the holders of New AEON preferred stock, if any.
Preemptive or Other Rights
There are no sinking fund provisions applicable to New AEON common stock.

Preferred Stock
The Proposed Charter provides that shares of New AEON preferred stock may be issued from time to time in one or more series. The New AEON Board will be authorized to fix designations to determine and fix the number of shares of such series and such powers, including voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series. The New AEON Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of New AEON common stock, which could have anti-takeover effects. The ability of the New AEON Board to issue New AEON preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of New AEON or the removal of existing management. Priveterra has no preferred stock currently outstanding.
Registration Rights
New AEON, certain of the AEON stockholders and the Sponsor will enter into amended and restated registration rights agreements, pursuant to which, among other things, such stockholders will be granted certain registration rights with respect to certain shares of securities held by them. The Form of Amended and Restated Registration Rights Agreement is attached to this proxy statement/prospectus as Annex F.
Anti-Takeover Provisions
Proposed Charter and Bylaws
Among other things, the Proposed Charter and Proposed Bylaws (as amended from time to time) will:
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permit the New AEON Board to issue shares of New AEON preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the number of directors of the New AEON Board may be changed only by resolution of the New AEON Board;

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provide that, subject to the rights of any series of New AEON preferred stock to elect directors, directors may be removed only with cause by the holders of at least two-thirds of the voting power of all of New AEON’s then-outstanding shares of voting stock entitled to vote at an election of directors;

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provide that all vacancies, subject to the rights of any series of New AEON preferred stock, including newly created directorships, may, except as otherwise required by law, be filled exclusively by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that, subject to the rights of any series of New AEON preferred stock, Special Meetings of New AEON’s stockholders may be called only by or at the direction of the New AEON Board, the Chairperson of the New AEON Board, the Chief Executive Officer, or the President;

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provide that the New AEON Board will be divided into three classes of directors, with the directors serving three-year terms (see the section titled “Management of New AEON After the Business Combination”), therefore making it more difficult for stockholders to change the composition of the board of directors; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of New AEON common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace the New AEON Board as well as for another party to obtain control of New AEON by replacing the New AEON Board. Because the New AEON Board will have the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock will make it possible for the New AEON Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of New AEON.
These provisions are intended to enhance the likelihood of continued stability in the composition of the New AEON Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce New AEON’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for New AEON’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of New AEON’s stock.
Certain Anti-Takeover Provisions of Delaware Law
Priveterra is currently subject to the provisions of Section 203 of the DGCL and New AEON will also be subject to these provisions. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with: a stockholder who owns 15% or more of the pertinent corporation’s outstanding voting stock (otherwise known as an “interested stockholder”), or an affiliate or associate of the interested stockholder, for three years following the date that the stockholder became an interested stockholder.
Per DGCL Section 203, “business combination” includes, among other things, a merger or sale of more than 10% of a corporation’s assets. However, Section 203 would not apply if:
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the relevant board of directors approves either the business combination or the transaction that made the stockholder an “interested stockholder” prior to the date of the business combination or transaction, as applicable;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the business combination, such business combination is approved by the New AEON Board and authorized at an annual or special meeting of New AEON stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of New AEON.
Redeemable Warrants
Public Warrants
There are currently outstanding an aggregate of 9,200,000 warrants, which, following the consummation of the Business Combination, will entitle the holder to acquire New AEON common stock. Upon the Closing, each whole warrant will entitle the registered holder to purchase one share of New AEON common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of Priveterra’s initial public offering and 30 days after the completion of the Business Combination, provided in each case that New AEON has an effective registration statement under the Securities Act covering the shares of New AEON common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or New AEON permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of New AEON common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless a holder purchases at least three units, such holder will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
New AEON will not be obligated to deliver any New AEON common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of New AEON common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to New AEON satisfying its obligations described below with respect to registration. No warrant will be exercisable and New AEON will not be obligated to issue a share of New AEON common stock upon exercise of a warrant unless the shares of New AEON common stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will New AEON be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of New AEON common stock underlying such unit.
New AEON has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the Business Combination, New AEON will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of New AEON common stock issuable upon exercise of the warrants. New AEON will use commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of New AEON common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when New AEON has failed to maintain an effective registration statement covering the shares of New AEON common stock issuable upon exercise of the warrants, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if New AEON’s shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, New AEON may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event New AEON so elects, New AEON will not be required to file or maintain in effect a registration statement, and in the event New AEON does so elect, New AEON will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of New AEON common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of New AEON common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of New AEON common stock as reported for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of New AEON common stock equals or exceeds $18.00
Once the warrants become exercisable, New AEON may redeem the outstanding warrants:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

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if, and only if, the closing price of the New AEON common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before New AEON sends the notice of redemption to the warrantholders.

New AEON will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of New AEON common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of New AEON common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by New AEON, New AEON may exercise its redemption right even if New AEON is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
New AEON has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and New AEON issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the New AEON common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants when the price per share of New AEON common stock equals or exceeds $10.00
Once the warrants become exercisable, New AEON may redeem the outstanding warrants:
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in whole and not in part;

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at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of New AEON common stock except as otherwise described below;

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if, and only if, the closing price of New AEON common stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Stockholders’ Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending on three trading days before New AEON sends the notice of redemption to the warrant holders; and

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if the last sale price of New AEON common stock is less than $18.00 per share (as adjusted per share splits, share dividends, reorganizations, recapitalizations and the like) the private placement warrants must also be concurrently called for redemption on the same terms (except as described below with respect to a holder’s ability to cashless exercise its warrants) as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of New AEON common stock that a warrantholder will receive upon such cashless exercise in connection with a redemption by New AEON pursuant to this redemption feature, based on the “fair market value” of New AEON common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of New AEON common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. New AEON will provide its warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	=/<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	=/>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of New AEON common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of New AEON common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of New AEON common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of New AEON common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are

38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of New AEON common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of New AEON common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by New AEON pursuant to this redemption feature, since they will not be exercisable for any shares of New AEON common stock.
This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for New AEON common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when New AEON common stock is trading at or above $10.00 per share, which may be at a time when the trading price of New AEON common stock is below the exercise price of the warrants. New AEON has established this redemption feature to provide New AEON with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of New AEON common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this proxy statement/prospectus. This redemption right provides New AEON with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to New AEON’s capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. New AEON will be required to pay the redemption price to warrantholders if it chooses to exercise this redemption right, which would allow New AEON to quickly proceed with a redemption of the warrants if New AEON determines it is in its best interest to do so. As such, New AEON would redeem the warrants in this manner when New AEON believes it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrantholders.
As stated above, New AEON can redeem the warrants when New AEON common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because redemption would provide certainty with respect to New AEON’s capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If New AEON chooses to redeem the warrants when New AEON common stock is trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer New AEON common stock than they would have received if they had chosen to exercise their warrants for New AEON common stock if and when such New AEON common stock was trading at a price higher than the exercise price of $11.50.
No fractional shares of New AEON common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, New AEON will round down to the nearest whole number of the number of shares of New AEON common stock to be issued to the holder.
Redemption Procedures
A holder of a warrant may notify New AEON in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (as specified by the holder) of New AEON common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of issued and outstanding shares of New AEON common stock is increased by a share dividend payable in New AEON common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of New AEON common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase New AEON common stock at a price less than the

“historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of New AEON common stock equal to the product of (i) the number of shares of New AEON common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of New AEON common stock) and (ii) one minus the quotient of (x) the price per share of New AEON common stock paid in such rights offering divided by (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for New AEON common stock, in determining the price payable for New AEON common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of New AEON common stock during the ten (10) trading day period ending on the trading day prior to the first date on which New AEON common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if New AEON, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of New AEON common stock on account of such New AEON common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on New AEON common stock during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of New AEON common stock issuable on exercise of each warrant), or (c) to satisfy the redemption rights of the holders of New AEON common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value (as determined by the New AEON Board in good faith) of any securities or other assets paid on each share of New AEON common stock in respect of such event.
If the number of issued and outstanding shares of New AEON common stock is decreased by a consolidation, combination, reverse share split or reclassification of New AEON common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of New AEON common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of New AEON common stock.
Whenever the number of shares of New AEON common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New AEON common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of New AEON common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding shares of New AEON common stock (other than those described above or that solely affects the par value of such New AEON commons stock), or in the case of any merger or consolidation of New AEON with or into another corporation (other than a consolidation or merger in which New AEON is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of New AEON common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New AEON as an entirety or substantially as an entirety in connection with which New AEON is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the New AEON common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New AEON common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such an event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction pursuant to a Current Report on Form 8-K filed with the SEC, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants will be issued in registered form under a warrant agreement between Continental, as warrant agent, and New AEON. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, to amend the definition of “ordinary cash dividend” in certain circumstances, and to add or change any provisions that shall not adversely affect the rights of warrantholders under the warrant agreement. All other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, at least 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by good certified check or good bank draft payable to the warrant agent, for each share of New AEON common stock as to which the warrant is being exercised (including any and all applicable taxes due in connection with the exercise of the warrant). The warrantholders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive New AEON common stock. After the issuance of New AEON common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, New AEON will, upon exercise, round down to the nearest whole number of the number of shares of New AEON common stock to be issued to the warrantholder.
Private Placement Warrants
Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including New AEON common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to Priveterra’s officers and directors, the Sponsor, or any of its or their respective permitted transferees) and the private placement warrants will not be redeemable by New AEON so long as they are held by the Sponsor, Priveterra’s officers or directors, or its or their respective permitted transferees (except as set forth in the warrant agreement). The Sponsor, Priveterra’s officers and directors, or its or their respective permitted transferees, have the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor, Priveterra’s officers and directors, or its or their permitted transferees, the private placement warrants will be redeemable by New AEON in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
Except as described above regarding redemption procedures and cashless exercise in respect of the warrants, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of New AEON common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New AEON common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value”

(as defined below) less the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” will mean the average last reported closing price of New AEON common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Transfer Agent, Warrant Agent and Registrar
The transfer agent for New AEON capital stock is Continental and the warrant agent for New AEON public warrants and private placement warrants will be Continental.
Listing of Common Stock and Warrants
Application will be made for the shares of New AEON comment stock and public warrants to be approved for listing on NYSE under the symbols “AEON” and “AEON WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of New AEON’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) New AEON is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares for at least six months but who are New AEON’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of New AEON common stock then outstanding; or

•
the average weekly reported trading volume of the New AEON common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by New AEON’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New AEON.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholder will be able to sell its Founder Shares pursuant to Rule 144 without registration one year after we have completed our initial business combination.

COMPARISON OF GOVERNANCE AND STOCKHOLDERS’ RIGHTS
General
Priveterra is incorporated under the laws of the State of Delaware and the rights of Priveterra stockholders are governed by the laws of the State of Delaware, including the DGCL, the Current Charter and the Current Bylaws. In connection with the Business Combination, Priveterra stockholders will vote on the Proposed Charter, which (if approved) will become effective as of the Closing. Priveterra, subsequent to the Business Combination, is referred to as New AEON. Following the Business Combination, the rights of Priveterra stockholders will continue to be governed by Delaware law but will no longer be governed by the Current Charter and instead will be governed by the Proposed Charter (if approved). Priveterra will also adopt the Proposed Bylaws, which are attached to this proxy statement/prospectus as Annex C, in connection with the Closing.
Comparison of Governance and Stockholders’ Rights
Set forth below is a summary comparison of material differences between the rights of Priveterra stockholders under the Current Charter and the Current Bylaws (left column) and under the Proposed Charter and the Proposed Bylaws (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of the governing documents described herein. The summary below is subject to, and qualified in its entirety by reference to, the full text of the Current Charter and the Current Bylaws and the Proposed Charter and Proposed Bylaws, which are attached to this proxy statement/prospectus as Annexes B and C, respectively, as well as the relevant provisions of the DGCL. You should carefully read this entire document and the other referenced documents, including the governing corporate instruments, for a more complete understanding of the differences between being a Priveterra stockholder before the Business Combination and being a New AEON stockholder following the completion of the Business Combination.
For more information on the Charter Amendment Proposal and the Advisory Charter Amendment Proposals, see the sections entitled “Proposal 2: The Charter Amendment Proposal” and “Proposal 3: The Advisory Charter Amendment Proposals.”
Priveterra	New AEON
Name Change
Priveterra’s current name is Priveterra Acquisition Corp.	Priveterra will change its corporate name to AEON Biopharma, Inc.
Purpose
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition, Priveterra has the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of Priveterra, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Priveterra and one or more businesses.	The purpose of the corporation will be to engage in any lawful act or activity for which corporations may be organized in Delaware.
Authorized Capital Stock

The total number of shares of all classes of capital stock which Priveterra is authorized to issue is 301,000,000 shares, each with a par value of $0.0001 per share, consisting of:
Priveterra Common Stock.   The authorized common stock of Priveterra consists of

The total number of shares of all classes of capital stock which New AEON is authorized to issue will be 501,000,000 shares each with a par value of $0.0001 per share.
New AEON common stock.   The authorized common stock of New AEON will consist of

Priveterra	New AEON

(i) 300,000,000 shares of common stock, including 280,000,000 shares of Class A Common Stock, of which 2,002,272 were issued and outstanding as of the Record Date, and (ii) 20,000,000 shares of Class B Common Stock, of which 6,900,000 were issued and outstanding as of the Record Date.
Priveterra preferred stock.   The authorized preferred stock of Priveterra consists of 1,000,000 shares of preferred stock, of which no shares were issued and outstanding as of the Record Date.
500,000,000 shares of common stock. New AEON preferred stock. The authorized preferred stock of New AEON will consist of 1,000,000 shares of preferred stock.
Rights of Preferred Stock
The Current Charter permits the Board to provide out of the unissued shares of preferred stock for one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof. The rights of each series of preferred stock shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series of preferred stock and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL.	The Proposed Charter would permit the New AEON Board to provide out of the unissued shares of preferred stock for one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of the each series and any qualifications, limitations and restrictions thereof. The rights of each series of preferred stock shall be stated in the resolution or resolutions adopted by the New AEON Board providing for the issuance of such series of preferred stock and included in a Preferred Stock certificate of designation filed pursuant to the DGCL.
Conversion
The Class B Common Stock shall convert into Class A Common Stock on a one-for-one basis (a) at any time and from time to time at the option of the holder and (b) automatically upon the closing of the initial business combination, provided that in the case of the additional issuance of certain securities above specified amounts, the conversion ratio shall be adjusted. The adjustment of the conversion ratio may be waived by written consent of a majority of the holders of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii) of the Current Charter, but in no event shall the conversion ratio be less than one-to-one.	Any right of conversion of New AEON preferred stock, as it may be issued from time to time, into any other series of preferred stock or common stock, shall be fixed by the New AEON Board as part of the preferred stock’s terms.
Number and Qualification of Directors
Subject to the rights of holders of any series of preferred stock to elect directors, the number of directors that constitute the Priveterra shall be determined from time to time by resolution of the majority of the Board. Directors need not be stockholders of Priveterra.	The number of directors that constitute the New AEON Board shall be determined from time to time by resolution of the majority of the New AEON Board. The Proposed Charter and Proposed Bylaws do not require that directors be stockholders of New AEON.

Priveterra	New AEON
Structure of Board; Election of Directors

Delaware law permits a corporation to classify its board of directors into as many as three classes with staggered terms of office. Under the Current Charter, the Board is classified into three classes of directors with staggered terms of office.
If the number of directors changes, the change will be distributed to keep the class sizes as close as possible, but a decrease in the number of directors will not shorten the term of any incumbent. If one or more series of preferred stock are granted the right to elect one or more directors, those directors shall be excluded from the allocation of directors into three classes unless otherwise expressly provided in the applicable Preferred Stock Designation.
Subject to the rights of the holders of one or more series of preferred stock to elect directors, the election of directors shall be determined by a plurality of the votes cast.

Delaware law permits a corporation to classify its board of directors into as many as three classes with staggered terms of office. Under the Proposed Charter, the New AEON Board will be classified into three classes of directors with staggered terms of office.
If the number of directors changes, the New AEON Board will determine the class or classes to which the increased or decreased number of directors shall be apportioned. A decrease in the number of directors will not shorten the term of any incumbent. If one or more series of preferred stock are granted the right to elect one or more directors, those directors shall be excluded from the allocation of directors into three classes unless otherwise expressly provided in the applicable Preferred Stock Designation.
Subject to the rights of the holders of one or more series of preferred stock to elect directors, the election of directors shall be determined by a plurality of the votes cast.

Removal of Directors
Directors may be removed at any time, but only for cause and only by the affirmative vote of the majority of the voting power of all then outstanding capital shares of Priveterra entitled to vote generally in the election of directors, voting together as a single class.	Directors may be removed at any time, but only for cause and only by the affirmative vote of at least 66 2∕3% of the voting power of all then outstanding capital shares of New AEON entitled to vote in the election of directors, voting together as a single class.
Voting

Except as otherwise required by statute, the Current Charter or any Preferred Stock Designation, the Priveterra Common Stock possesses all power of voting, and each share of Priveterra Common Stock shall entitle the holder to one vote. The Priveterra Common Stock shall generally vote as a single class.
Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, at all meetings at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Current Charter,

Except as otherwise required by statute, the Proposed Charter or any Preferred Stock Designation that may be adopted, the common stock will possess all power of voting, and each share of common stock shall entitle the holder to one vote.
Subject to the rights of the holders of preferred stock to elect directors pursuant to the terms of one or more series of preferred stock, as it may be issued from time to time, at all meetings at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes, unless the matter is one upon which, by applicable law, the Proposed Charter, the Proposed Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control.
Except as otherwise required by law, holders of New AEON common stock, as such, shall not have the right to vote on any amendment to the Proposed

Priveterra	New AEON

the Current Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
The Priveterra Common Stock shall not have the right to vote on any amendment to the Current Charter affecting the rights of any class of preferred stock or Priveterra Common Stock if the Current Charter, including any Preferred Stock Designation, grants exclusive rights to vote on the amendment to one or more specified series of preferred stock or Priveterra Common Stock.
In addition, the powers, preferences, and rights of the Class B Common Stock may not be modified without the prior vote or written consent of a majority of the holders of the Class B Common Stock then outstanding.
Charter (including any certificate of designation) solely affecting the rights of any class of preferred stock that may be issued.
Supermajority Voting Provisions
Any amendment to Article IX of the Current Charter, restricting certain actions by Priveterra prior to the Business Combination requires an affirmative vote of at least 65% of the holders of all then outstanding shares of Priveterra Common Stock.	Removal of any director during their term may only be for cause and must be pursuant to the affirmative vote of not less than 66 2∕3 of the voting power of the then outstanding capital stock entitled to vote in the election of directors and each class entitled to vote thereof as a class.
The Current Bylaws provide that any amendments to Article VIII of the Bylaws, concerning indemnification of directors, officers, and other specified individuals, requires an affirmative vote of at least 66.7% of the voting power of all outstanding shares of capital stock of Priveterra.	The affirmative vote of not less than 66 2∕3 the then-outstanding shares of capital stock entitled to vote on such amendment and of each class entitled to vote thereon as a class will be required to amend, alter, change or repeal the provisions of the Proposed Charter governing the election and functions of the New AEON Board and the provisions governing certain other amendments to the Proposed Charter.
Cumulative Voting
Delaware law provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its certificate of incorporation; however, the Current Bylaws bars cumulative voting.	Delaware law provides that a corporation may grant stockholders cumulative voting rights for the election of directors in its certificate of incorporation; however, the Proposed Charter does not provide for cumulative voting.
Vacancies on the Board of Directors
Vacancies may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders). Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	Vacancies may be filled exclusively by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders). Any director so chosen shall hold office for the remainder of the full term of the class of directors in which a new directorship was created or a vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier resignation, death or removal.

Priveterra	New AEON
Special Meeting of the Board of Directors
Current Bylaws provide that special meetings of Priveterra may be called by the chairman of the Board, the Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board. Notice of the special meeting must be provided to directors in advance unless waived. Unless otherwise specified in the Current Charter or Current Bylaws or by statute, the Board may undertake any business permitted at a regular meeting at a special meeting and the meeting notice need not disclose the purpose of the meeting.	The Proposed Charter will provide that special meetings of the New AEON Board may be called by or at the request of the New AEON Board, the chairperson of the New AEON Board if one is elected, the Chief Executive Officer or the President. Notice of the special meeting must be provided to directors in advance unless waived. Unless otherwise specified in the Proposed Charter or Proposed Bylaws or by statute, the New AEON Board may undertake any business permitted at a regular meeting at a special meeting.
Amendment to Certificate of Incorporation

The Current Charter may be amended as permitted under Delaware law.
Prior to an initial Business Combination (as defined in the Current Charter), the Current Charter provides that any amendment to the business combination provisions of the Current Charter requires the approval of the holders of at least 65% of all outstanding shares of Priveterra Common Stock.

The Proposed Charter may be amended as permitted under Delaware law.
In addition to any affirmative vote of the holders of any particular class or series of the capital stock of New AEON required by law or the Proposed Charter, including any Preferred Stock Designation, the Proposed Charter may be amended by the affirmative vote of (i) the majority of the outstanding shares of capital stock entitled to vote on such amendment or appeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose to amend or repeal the Proposed Charter and (ii) with respect to certain specified provisions, not less than two-thirds of the voting power of the then-outstanding shares of capital stock entitled to vote on such amendment voting together as a single class.

Provisions Specific to a Blank Check Company
The Current Charter prohibits Priveterra from entering into an initial Business Combination with solely another blank check company or similar company with nominal operations.	Not applicable.
Amendment of Bylaws
The Board is expressly authorized to adopt, amend, alter or repeal the Current Bylaws on affirmative vote of the majority of directors. In addition, the bylaws may be adopted, amended, altered or repealed by Priveterra stockholders by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding capital stock of Priveterra entitled to vote in the election of directors, voting together as a class. Adoption and amendment of the bylaws by stockholders shall not invalidate any prior act of the Board that would have been valid absent the adoption of the new bylaws.	The New AEON Board would be expressly authorized to adopt, amend, alter or repeal the Proposed Bylaws on affirmative vote of the majority of directors. In addition, the bylaws could be amended or repealed by New AEON stockholders by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding capital stock of New AEON entitled to vote on such amendment or repeal, voting together as a class.

Priveterra	New AEON
Quorum

Board of Directors.   A majority of the total number of duly elected directors then in office shall constitute a quorum, except as may be otherwise specifically provided by statute, the Current Bylaws or the Current Charter.
Stockholders.   The holders of a majority of the shares of capital stock of Priveterra issued and outstanding and entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Current Charter. If a matter may only be voted on by one or more specified series of Priveterra Common Stock or preferred stock, then a majority of the shares of stock issued and outstanding and entitled to vote on that matter shall constitute a quorum.
If a quorum is not present, then the chairman of the meeting shall have power to adjourn the meeting until a quorum attends. The stockholders present at a duly convened meeting may continue to transact business notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Board of Directors.   A majority of the total number of duly elected directors then in office shall constitute a quorum, except as may be otherwise specifically provided by statute, the Proposed Bylaws or the Proposed Charter.
Stockholders.   The holders of a majority of the shares of capital stock of New AEON and entitled to vote present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Proposed Charter. If a matter may only be voted on by one or more specified series of common stock or preferred stock, then a majority of the shares of stock issued and outstanding and entitled to vote on that matter shall constitute a quorum.
If a quorum is not present, then the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer shall have power to adjourn the meeting until a quorum shall attend. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Stockholder Action by Written Consent
Under the Current Charter, any action required or permitted to be taken by the stockholders of Priveterra must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, other than with respect to the Class B Common Stock with respect to which action may be taken by written consent.	Under the Proposed Charter, any action required or permitted to be taken by the stockholders of New AEON must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
Special Stockholder Meetings
Subject to the rights, if any, of the holders of any outstanding series of preferred stock, and to the requirements of applicable law, special meetings of stockholders may be called only by the chairman of the Board, the Chief Executive Officer of Priveterra, or by a resolution passed by the majority of the Board. Special meetings may not be called by stockholders or any other person except as specified above. The business transacted at special stockholder meetings shall be limited to the purpose(s) for which the meeting was called, as indicated in the written notice of special meeting sent to stockholders.	Subject to the rights of any outstanding series of preferred stock and the requirements of law, special meetings of stockholders may be called only by the New AEON Board, the Chairperson of the Board of Directors, the Chief Executive Officer or the President. Special meetings may not be called by stockholders or any other person except as specified above. The business transacted at special stockholder meetings shall be limited to the purpose(s) for which the meeting was called, as indicated in the written notice of special meeting sent to stockholders.
Notice of Stockholder Meetings
Except as otherwise provided in the Current Bylaws	Except as may otherwise be provided in the

Priveterra	New AEON
or permitted by statute, all notices of meetings with Priveterra stockholders shall be in writing and shall be sent or otherwise given in accordance with the Current Bylaws not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of meetings also may be given to stockholders by means of electronic transmission in accordance with statute.	Proposed Bylaws or permitted by statute, all notices of meetings with New AEON stockholders shall be in writing and shall be sent or otherwise given in accordance with the Proposed Bylaws not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of meetings also may be given to stockholders by means of electronic transmission in accordance with statute.
Stockholder Nominations of Persons for Election as Directors
Nominations of persons for election to the Board may be made at an annual meeting or at a special meeting of stockholders at which directors are to be elected pursuant to Priveterra’s notice of meeting only by giving notice to the secretary. Notice must be received by the secretary at the principal executive offices of Priveterra (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by Priveterra; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public announcement of the date of the special meeting is first made by Priveterra. The stockholder’s notice to the secretary must be in proper form, including all information required by the Current Bylaws and comply with all applicable requirements of the Exchange Act.	Nominations of persons for election to the New AEON Board may be made at an annual meeting or at a special meeting of stockholders at which directors are to be elected pursuant to New AEON’s notice of meeting only by giving notice to the secretary. Notice will be required to be received by the secretary at the principal executive offices of New AEON (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the one-year anniversary of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is first convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be so received not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was first made by New AEON. The stockholder’s notice to the secretary must be in proper form, including all information to be required by the Proposed Bylaws and comply with all applicable requirements of the Exchange Act.

Priveterra	New AEON
Stockholder Proposals (Other than Nomination of Persons for Election as Directors)
In order for a stockholder to bring a matter before the annual meeting, the stockholder must give timely notice to the secretary of Priveterra, as described in the Current Bylaws. The notice requirements are also deemed satisfied if the stockholder complies with the requirements of Rule 14a-8 (or any successor thereof) of the Exchange Act.	In order for a stockholder to bring a matter before the annual meeting, the stockholder will be required to give timely notice to the secretary of New AEON, as described in the Proposed Bylaws. The notice requirements will also be deemed satisfied if the stockholder complies with the requirements of Rule 14a-8 (or any successor thereof) of the Exchange Act.
Limitation of Liability of Directors and Officers
To the fullest extent permitted by the DGCL, a director of Priveterra shall not be personally liable to Priveterra or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless such director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.	To the fullest extent permitted by the DGCL, a director of New AEON shall not be personally liable to New AEON or its stockholders for monetary damages for breach of fiduciary duty as a director, except for breaches of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends, unlawful stock purchases or redemptions, or any transaction from which a director derived an improper personal benefit.
Indemnification of Directors, Officers, Employees and Agents
Priveterra is required to indemnify against all expenses, to the fullest extent permitted by law, any person made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative by reason of the fact that he or she is or was a director or officer of Priveterra or, while a director or officer of Priveterra, is or was serving at the request of Priveterra as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent.	New AEON will be required to indemnify against all expenses to the fullest extent permitted by law any director or officer made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, is serving or was serving, as a director, officer or employee of New AEON, or serves or served at any other enterprise as a director or officer at the request of New AEON.

Priveterra	New AEON
Corporate Opportunity Provision
The Current Charter limits the application of the doctrine of corporate opportunity under certain circumstances.	The doctrine of corporate opportunity, as applied under Delaware law, would apply without modification to directors and officers of New AEON under the Proposed Charter.
Dividends, Distributions and Stock Repurchases
The Current Charter provides that, subject to applicable law, the rights, if any, of the holders of any outstanding series of Priveterra preferred stock and the Current Charter requirements relating to business combinations, holders of shares of Priveterra Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of Priveterra) when, as and if declared thereon by the Board from time to time out of any assets or funds legally available therefor and will share equally on a per share basis in such dividends and distributions.	The Proposed Charter provides that, subject to applicable law, the rights, if any, of the holders of any outstanding series of New AEON preferred stock that may be issued, holders of shares of New AEON common stock are entitled to receive such dividends when and as declared by the New AEON Board or any authorized committee thereof out of any assets or funds legally available therefor.
Liquidation
In the event of a voluntary or involuntary liquidation, dissolution or winding-up of Priveterra, after payment of the debts and liabilities of Priveterra and subject to the provisions of statute and the Current Charter and any rights of the holders of Priveterra preferred stock, the holders of shares of Priveterra Common Stock shall be entitled to all remaining assets of Priveterra ratably on the basis of Class A Common Stock (on an as-converted basis with respect to the Class B Common Stock) they hold.	In the event of a voluntary or involuntary liquidation, dissolution or winding-up of New AEON, after payment of the debts and liabilities of New AEON and subject to the provisions of statute and the Proposed Charter and any rights of the holders of any New AEON preferred stock that may be issued, the holders of shares of common stock would be entitled to a distribution of all remaining net assets of New AEON ratably on the basis of the common stock they hold.
Inspection of Books and Records; Stockholder Lists

Inspection.   Under Section 220 of the DGCL, any Priveterra stockholder, in person or by attorney or other agent, has, upon written demand under oath stating the purpose thereof, the right during the usual hours for business to inspect for any proper purpose and to make copies and extracts from Priveterra’s stock ledger, a list of its stockholders and its other books and records.
Voting List.   Priveterra will prepare and make available, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. The list will be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law.

Inspection.   Under Section 220 of the DGCL, any New AEON stockholder, in person or by attorney or other agent, will have, upon written demand under oath stating the purpose thereof, the right during the usual hours for business to inspect for any proper purpose and to make copies and extracts from New AEON’s stock ledger, a list of its stockholders and its other books and records.
Voting List.   New AEON will prepare and make available, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. The list will be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law.

Priveterra	New AEON
Choice of Forum
Unless Priveterra consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is designated in the Current Charter as the sole and exclusive forum for (A) any derivative action or proceeding asserting a claim on behalf of Priveterra, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of Priveterra to Priveterra or Priveterra’s stockholders, (C) any action asserting a claim against Priveterra, its directors, officers or employees arising pursuant to any provision of the DGCL or its Current Charter or the Current Bylaws, or (D) any action asserting a claim against Priveterra, its directors, officers or employees governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. If the suit is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, subject to certain exceptions. This provision does not apply to suits brought to enforce liability or duties created by the Exchange Act or any other claim where the U.S. federal courts have exclusive jurisdiction. This provision also does not apply for any claims made under the Securities Act and the rules and regulations issued thereunder, for which the U.S. federal courts will be the exclusive forum unless Priveterra agrees otherwise in writing.	Unless New AEON consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is designated in the Proposed Charter as the sole and exclusive forum for any state law claims including (A) any derivative action or proceeding asserting a claim on behalf of New AEON, (B) any action or proceeding asserting a claim of or a claim based on breach of a fiduciary duty owed by any current or former director, officer, or other employee of New AEON to New AEON or New AEON’s stockholders, (C) any action or proceeding asserting a claim against New AEON arising pursuant to any provision of the DGCL or the Proposed Charter or Proposed Bylaws (including the interpretation, validity or enforceability thereof), or (D) any action, suit or proceeding asserting a claim against New AEON governed by the internal affairs doctrine. This provision does not apply to suits brought to enforce liability or duties created by the Exchange Act or any other claim where the U.S. federal courts have exclusive jurisdiction. This provision also does not apply for any claims made under the Securities Act and the rules and regulations issued thereunder, for which the U.S. federal courts will be the exclusive forum unless New AEON agrees otherwise in writing.

TRADING SYMBOL, MARKET PRICE AND DIVIDEND POLICY
Trading Symbol and Market Price
Priveterra’s Units, Class A Common Stock, and Warrants originally sold as part of the Units are currently listed on Nasdaq under the symbols “PMGMU,” “PMGM” and “PMGMW,” respectively. As of April 11, 2023, the Record Date for the Special Meeting, the closing price for the Class A Common Stock was $10.18.
Dividend Policy
Priveterra has not paid any cash dividends on shares of Class A Common Stock to date and does not intend to pay cash dividends prior to the Closing. The payment of cash dividends in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of the Combined Company subsequent to the Closing. The payment of any dividends subsequent to the Business Combination will be within the discretion of the New AEON Board. It is the present intention of the Board to retain all earnings, if any, for use in Priveterra’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, if Priveterra incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants Priveterra may agree to in connection therewith.

MANAGEMENT OF NEW AEON AFTER THE BUSINESS COMBINATION
In this section, “we”, “our”, the “Company” or “New AEON” generally refers to New AEON from and after the Business Combination.
At the effective time of the Business Combination, in accordance with the terms of the Business Combination Agreement and assuming the election of the director nominees set forth in the section entitled “Proposal 5: The Director Election Proposal,” the New AEON Board and executive officers will be as follows (ages as of May 1, 2023):
Name	Age	Position(s) Held
Executive Officers
Marc Forth	52	Chief Executive Officer and Director Nominee
Peter Reynolds	64	Chief Financial Officer
Chad Oh, M.D	65	Chief Medical Officer
Non-Employee Directors
Jost Fischer	69	Chairman and Director Nominee
Eric Carter, Ph.D, M.D.	71	Director Nominee
Robert Palmisano	78	Director Nominee
Shelley Thunen	70	Director Nominee
Executive Officers
Marc Forth, 52, will serve as Chief Executive Officer of New AEON and will be joining the New AEON Board effective upon the closing of the Business Combination. Mr. Forth has served as the Chief Executive Officer of AEON since December 2019 and as Chief Executive Officer of ABP Sub Inc., AEON’s wholly owned subsidiary, since May 2019. Prior to that time, Mr. Forth was the Senior Vice President of Allergan PLC and Division Head for the U.S. Neurosciences, Urology and Medical Dermatology Division. Mr. Forth was responsible for all aspects of the commercialization of both current and future products within Neurosciences, Urology and Medical Dermatology, most notably Botox for all therapeutic uses from February 2014 to May 2019. Mr. Forth has held various leadership roles within Allergan since June 2003, including Vice President, Sales and Marketing Urology from February 2011 to February 2014 and Vice President, Specialty Therapeutics from July 2008 to February 2011. From June 2003 to July 2008, Mr. Forth also worked in various roles of increasing responsibility most notably focused on U.S. Aesthetics (Botox Cosmetic) and Global Strategic Marketing (Botox Therapeutic). Prior to Allergan, Mr. Forth held various Sales and Marketing roles of increasing responsibility at TAP Pharmaceutical Inc., a specialty company focused on Urology, Oncology, Gynecology and Gastroenterology. Mr. Forth received a B.S. in Business Administration from California State University, Fresno and a Graduate Marketing Certification from Southern Methodist University. We believe that Mr. Forth is qualified to serve on the New AEON Board based on his extensive business and leadership experience.
Peter Reynolds, 64, will serve as Chief Financial Officer of New AEON. Mr. Reynolds has been an independent consultant engaged in interim and fractional Chief Financial Officer roles in a variety of industries since January 1, 2018. As a consultant, Mr. Reynolds has worked for healthcare, medical device, aesthetic toxin, biopharma, distribution, and hand-crafted luxury consumer product companies. These organizations were both privately held and publicly traded companies. In these roles, Mr. Reynolds served as the day-to-day financial executive, he also provided mergers and acquisition transactions support, due diligence, post-acquisition integration support and initial public offerings readiness evaluations. Previously, Mr. Reynolds also served as a senior financial executive at publicly traded companies and has significant public accounting experience at Ernst & Young. Mr. Reynolds also served as a director of Families Forward, an Orange County, California non-profit, from January 2017 to May 2019, and has served as a director for Orange County Boy Scouts of America since May 2019.
Chad Oh, MD, 65, will serve as New AEON’s Chief Medical Officer. Dr. Oh served as the Chief Medical Officer of AEON since June 2021. Prior to that, he served as the Vice President for the Propharma

Group from August 2018 to June 2021. From January 2017 to January 2018, Dr. Oh served as Vice President of Clinical Development for Revance Therapeutics. Dr. Oh has held various positions, including as Medical Director and as Vice President, for a number of biotechnology and pharmaceutical companies with a specific concentration in clinical development of certain therapeutic areas, including autoimmune diseases, respiratory diseases, CNS, oncology, and rare orphan diseases from 2008 to 2017. Dr. Oh is board-certified in Allergy and Immunology and Pediatrics and served as the Chief of Allergy & Immunology at the UCLA-Harbor Medical Center from 1995 to 2008. He completed a research fellowship in neurology at Northwestern University, School of Medicine in Chicago, residency in pediatrics at Rush-Presbyterian-St Luke’s Medical Center in Chicago, and a clinical fellowship in allergy and immunology at the National Institutes of Allergy and Infectious Diseases, Bethesda, Maryland. Dr. Oh graduated from Kyung-Hee University in the School of Medicine in Seoul, South Korea. He has published multiple scientific papers, book, book chapters, and abstracts, including 38 peer-reviewed original scientific papers.
Non-Employee Directors
Jost Fischer, 69, has served as a member of our board of directors since February 2017 and serves on our board of directors as a representative of Dental Innovations BVBA. Mr. Fischer is the co-owner of Dental Innovations BVBA. Mr. Fischer served as a member and the chairman of the board of directors and as Chief Executive Officer of Sirona from June 2006 to February 2013, as Chief Executive Officer from April 2002 to February 2013, and as President from April 2002 to September 2010. Prior to joining Sirona, Mr. Fischer served as President and Chief Executive Officer of The Hoermann Group, an international conglomerate in the telecommunication and automotive industry, and held senior management positions with PWA Group, a European paper group, including President and Chief Executive Officer of PWA’s printing division and President and Chief Executive Officer of PWA Dekor GmbH. In addition, Mr. Fischer serves on the board of directors of a number of private companies. Mr. Fischer received a Masters Degree in Economics from the University of Saarbruecken, Germany. We believe that Mr. Fischer is qualified to serve on our board of directors based on his extensive business and leadership experience, as well as his experience as a director of public and private companies.
Dr. Eric Carter, 71, will be joining our board of directors effective upon the closing of the Business Combination. Since April 2021 Dr. Carter has served as CMO for IACTA Pharmaceuticals and in January 2022 he became a member of the board of directors of Visgenx, where he also serves as the chair of the scientific advisory committee. From March 2016 to February 2022, Dr. Carter served as a member of the board of directors of Bioniz Therapeutics and chaired the scientific advisory committee. From September 2017 to May 2021 Dr. Carter served as a member of the board of directors of Adverum Biotechnologies, Inc. Dr. Carter served as Interim Chief Medical Officer of Alder BioPharmaceuticals, Inc. from April 2018 to January 2019. Dr. Carter served as senior vice president, chief medical officer, and global head of clinical and non-clinical development of Allergan, Inc. from 2011 through a period of significant growth until its acquisition by Actavis, plc in 2015. Prior to Allergan, Dr. Carter served as chief scientific officer, head of research and development, and chief medical officer of King Pharmaceuticals from 2007 until the company was acquired by Pfizer, Inc. in 2011. From 2001 to 2007, he worked for GlaxoSmithKline plc in positions of increasing responsibility within the global clinical development and medical affairs areas. After serving in academia at the University of North Carolina School of Medicine, the UCLA Fielding School of Public Health, and the University of California, Berkeley, Dr. Carter began his pharmaceutical career at Pharmacia Corporation, a pharmaceutical company, in 1993. He received a B.Sc. in Biochemistry from the University of London, a Ph.D. in Biochemistry from the University of Cambridge, and an M.D. from the University of Miami School of Medicine. We believe that Dr. Carter is qualified to serve on our board of directors based on his extensive industry and leadership experience.
Robert Palmisano, 78, will be joining our board of directors effective upon the closing of the Business Combination. Mr. Palmisano has been Priveterra Acquisition Corp.’s Chairman and Chief Executive Officer since December 2020. Mr. Palmisano has over 40 years of experience in various sectors within the healthcare industry and has been in leadership roles at several prominent global medical technology companies. Mr. Palmisano’s first role as President and Chief Executive Officer in the medical technology sector began in 1997, at Summit Technology Inc. (“Summit Technology”), a manufacturer of ophthalmic laser systems, which he held until 2000 when the company was acquired by Alcon Laboratories Inc. From 2001 to 2003, Mr. Palmisano served as President and Chief Executive Officer of MacroChem Corporation, a specialty pharmaceutical company that develops and commercializes topical pharmaceutical products. In 2003, Mr. Palmisano became the President and Chief Executive Officer of IntraLase Corp. (“IntraLase”), an ophthalmic laser technology company with a post-money valuation of $74 million at the time. Mr. Palmisano guided IntraLase through its initial public offering in 2004, with a post-money valuation of approximately $340 million, until its 2007 acquisition by Advanced Medical Optics, Inc. (“Advanced Medical Optics”) in a transaction valued at approximately $800 million in equity value. Following the sale of IntraLase, Mr. Palmisano became Chief Executive Officer of ev3 Inc. (“ev3”) in 2008, a global endovascular device company, which had a market capitalization of approximately $790 million, and held the role until 2010 when the company was acquired by Covidien plc (“Covidien”) in a transaction valued at approximately $2.6 billion in equity value. Following the sale of ev3, Mr. Palmisano became the President and Chief Executive Officer of Wright Medical Group N.V. (“Wright Medical”) in 2011, which had a market capitalization of approximately $850 million, and held the role until 2020 when the company was acquired by Stryker Corporation (“Stryker”) (NYSE:SYK) in a transaction valued at $4.7 billion in equity value. Mr. Palmisano previously served on the board of directors of Avedro, Inc., ev3 Inc., Osteotech, Inc., (NYSE: MDT) Advanced Medical Optics, Inc., Entellus Medical, Inc. and Bausch & Lomb. We believe Mr. Palmisano is qualified to serve on the Board due to his executive experience with several prominent global medical technology companies.
Shelley Thunen, 70, will be joining our board of directors effective upon the closing of the Business Combination. Since February 2017, Ms. Thunen has served as the Chief Financial Officer of RxSight, Inc. (NASDAQ: RXST) where she began in January 2016 as its Chief Administrative Officer. From January 2013 to October 2015, Ms. Thunen served as the Chief Financial Officer of Endologix, Inc. (NASDAQ:ELGX) From August 2010 to December 2012, Ms. Thunen served as Associate General Manager of Alcon LenSx, Inc. Prior to Alcon’s (NYSE:ALC) acquisition of LenSx, Inc. in August 2010, she served as a board member and chair of the audit committee from April 2008 to August 2010, as well as Chief Financial Officer and Vice President, Operations from November 2009 to August 2010. Ms. Thunen joined IntraLase Corp. (NASDAQ:ILSE) in May 2001 and was its Chief Financial Officer and later Executive Vice President & Chief Financial Officer until its acquisition by Advanced Medical Optics, Inc. (NYSE:EYE) in April 2007. Ms. Thunen served on the board of directors of eyeonics, Inc. from June 2007 to February 2008, and as a board member and chair of the audit committee of Restoration Robotics, Inc. (NASDAQ:HAIR) from July 2015 to November 2019, prior to its acquisition by Venus Concept Inc. (NASDAQ:VERO). She also has served as a board member and audit committee chair of Surface Ophthalmics, Inc since August 2020. Ms. Thunen received a B.A. in economics and an M.B.A. from the University of California, Irvine.
Family Relationships
There are no family relationships among our executive officers and directors.
Board Composition
The New AEON Board will manage the business and affairs of New AEON, as provided by Delaware law, and will conduct its business through meetings of the New AEON Board and its standing committees. Assuming the election of the nominees set forth in “Proposal 5: The Director Election Proposal,” it is anticipated that, upon the consummation of the Business Combination, the New AEON Board will consist of five directors, two of whom will be designated by AEON, one of whom will be designated by the Sponsor, and two of whom will be independent directors designated by AEON and Priveterra (on behalf of the Sponsor) together. Mr. Fischer will serve as chair of the New AEON Board. The primary responsibilities of the New AEON Board will be to provide risk oversight and strategic guidance to New AEON and to counsel and direct New AEON’s management. The New AEON Board will meet on a regular basis and will convene additional meetings, as required.
Director Independence
If it is able to list its common stock on NYSE following consummation of the Business Combination, New AEON will adhere to the rules of NYSE in determining whether a director is independent. The Board has consulted, and the New AEON Board will consult, with its counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The parties have determined that Ms. Thunen, Dr. Carter, Mr. Palmisano and Mr. Fischer will be considered independent directors of New AEON. New AEON’s independent directors will have regularly scheduled meetings at which only independent directors are present.
Committees of the New AEON Board
At the Effective Time, New AEON will have an audit committee, a compensation committee, and a nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the New AEON Board when necessary to address specific issues. Copies of each board committee’s charter will be posted on New AEON’s website. New AEON’s website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this proxy statement/prospectus. The composition and responsibilities of each of the committees of the New AEON Board are described below. Members serve on these committees until their resignation or until otherwise determined by the New AEON Board.
Audit Committee
Following the Business Combination, New AEON’s audit committee will consist of Mr. Fischer, Mr. Palmisano, and Ms. Thunen. The parties have determined that each member of the audit committee satisfies the independence requirements under the NYSE Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee is Ms. Thunen. The parties have determined that is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, the parties have examined each audit committee member’s scope of experience and the nature of his or her employment. The primary purpose of the audit committee is to discharge the responsibilities of the New AEON Board with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm.
Specific responsibilities of New AEON’s audit committee include:
•
helping the New AEON Board oversee the corporate accounting and financial reporting processes;

•
managing and/or assessing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit New AEON’s consolidated financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, New AEON’s interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related party transactions;

•
reviewing New AEON’s policies on risk assessment and risk management;

•
reviewing, with the independent registered public accounting firm, New AEON’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues; and

•
pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

New AEON’s audit committee will operate under a written charter, to be effective following the Business Combination, that satisfies the applicable NYSE Listing Rules.

Compensation Committee
Following the Business Combination, New AEON’s compensation committee will consist of Dr. Carter, Mr. Fischer and Mr. Palmisano. The chair of the compensation committee is Mr. Fischer. The parties have determined that each member of the compensation committee satisfies the independence requirements under the NYSE Listing Rules, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of New AEON’s compensation committee is to discharge the responsibilities of the New AEON Board in overseeing New AEON’s compensation policies, plans and programs and to review and determine the compensation to be paid to New AEON’s executive officers, directors and other senior management, as appropriate.
Specific responsibilities of New AEON’s compensation committee include:
•
reviewing and recommending to the New AEON Board the compensation of the chief executive officer and other executive officers;

•
reviewing and recommending to the New AEON Board the compensation of the directors;

•
administering New AEON’s equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for New AEON’s executive officers and other senior management; and

•
reviewing and establishing general policies relating to the compensation and benefits of New AEON’s employees, including New AEON’s overall compensation philosophy.

New AEON’s compensation committee will operate under a written charter, to be effective following the Closing, that satisfies the applicable NYSE Listing Rules.
Nominating and Corporate Governance Committee
Following the Business Combination, New AEON’s nominating and corporate governance committee will consist of Dr. Carter and Ms. Thunen. The chair of the nominating and corporate governance committee is Dr. Carter. The parties have determined that each member of the nominating and corporate governance committee satisfies the independence requirements under the NYSE Listing Rules.
Specific responsibilities of New AEON’s nominating and corporate governance committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the New AEON Board;

•
considering and making recommendations to the New AEON Board regarding the composition and chairpersonship of the board of directors and committees of the board of directors;

•
reviewing developments in corporate governance practices;

•
developing and making recommendations to the New AEON Board regarding corporate governance guidelines and matters; and

•
overseeing periodic evaluations of the New AEON Board’s performance, including committees of the New AEON Board.

New AEON’s nominating and corporate governance committee will operate under a written charter, to be effective following the Closing, that satisfies the applicable NYSE Listing Rules.
Code of Business Conduct and Ethics
New AEON will adopt a code of business conduct and ethics, or the Code of Conduct, that applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, as well as consultants and any other service provider(s) of New AEON. Upon the closing of this Business Combination, the Code of Conduct will apply to all directors, officers, employees, consultants and any other service provider(s) of New

AEON and will be available on New AEON’s website at www.aeonbiopharma.com. In addition, New AEON intends to post on its website all disclosures that are required by law or the NYSE Listing Rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to New AEON’s website address does not constitute incorporation by reference of the information contained at or available through the website, and you should not consider it to be a part of this proxy statement/prospectus.
Compensation Committee Interlocks and Insider Participation
None of the members or intended members of the compensation committee is currently, or has been at any time, one of New AEON’s executive officers or employees. None of New AEON’s executive officers currently serves, or has served during the last calendar year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

APPRAISAL RIGHTS
Priveterra’s stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

STOCKHOLDER NOMINATIONS AND PROPOSALS
The disclosure set forth below describes the procedures for stockholder nominations and proposals pursuant to the proposed organizational documents of New AEON. The following summary is qualified in its entirety by reference to the complete text of the Proposed Bylaws, a copy of which is attached as Annex C to this proxy statement/prospectus.
Annual Meeting of Stockholders Notice Requirements
Nominations of persons for election to the New AEON Board or the proposal of other business to be considered by stockholders may only be made at a meeting properly called for such purpose and only (i) by or at the direction of the New AEON Board, including by any committee or persons authorized to do so by the New AEON Board or the Proposed Bylaws or (ii) by a stockholder present in person who (A) was a record owner of shares of New AEON both when the notice is delivered to the secretary and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice and nomination provisions of the Proposed Bylaws.
The Proposed Bylaws provide that, for nominations or business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing and in proper form to the secretary of New AEON and must provide any updates or supplements to such notice in accordance with the Proposed Bylaws. To be timely, the notice must be delivered to or mailed and received at, the principal executive offices of New AEON not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting, or, if later, ten days after the day on which public disclosure of the date of such annual meeting was first made by New AEON. In no event will an adjournment or postponement of any annual meeting of stockholders, or announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Special Meeting of Stockholders Notice Requirements
Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the notice of all special meetings shall state the purpose or purposes for which the special meeting has been called.
Additional Stockholder Notice Requirements
Any stockholder’s notice to the secretary must set forth (i) the name and address of such Proposing Person (as defined in the Proposed Bylaws) (including, if applicable, the name and address that appear on New AEON’s books and records); and (B) the class or series and number of shares of New AEON that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of New AEON as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (ii) as to each Proposing Person, certain disclosable interests as outlined in the Proposed Bylaws; and (iii) as to each item of business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person, the text of the proposal or business, and certain other information as described in the Proposed Bylaws.
A Proposing Person providing timely notice of nominations or business proposed to be brought before an annual meeting shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to the Proposed Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed or received by, the secretary at the principal executive offices of New AEON no later than five business days after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting and any adjournment or postponement thereof).
General
The presiding officer of the meeting shall, if the facts warrant, determine that the business or a nomination was not properly brought before the general or special meeting in accordance with the Proposed Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

STOCKHOLDER COMMUNICATIONS AND DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Stockholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of Priveterra Acquisition Corp., 300 SE 2nd Street, Suite 6000, Fort Lauderdale, Florida 33301, Attn: Robert Palmisano, Vikram Malik, Oleg Grodnensky. Following the Business Combination, such communications should be sent in care of AEON Biopharma, Inc., 5 Park Plaza, Suite 1750, Irvine, California 92614, Attn: Marc Forth. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.
Pursuant to the rules of the SEC, Priveterra and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, Priveterra will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this document was delivered and who wishes to receive separate copies of such document. Stockholders receiving multiple copies of such document may likewise request that Priveterra deliver single copies of such document in the future. Stockholders may notify Priveterra of their requests by calling at or writing Priveterra at (754) 220-9229 or to 300 SE 2nd Street, Suite 6000, Fort Lauderdale, Florida 33301. Following the Business Combination, such requests should be made by calling or writing AEON Biopharma, Inc. at (949) 354-6499 or to 5 Park Plaza, Suite 1750, Irvine, California 92614, Attn: Marc Forth.

LEGAL MATTERS
Davis Polk & Wardwell LLP will pass upon the validity of the New AEON common stock issued in connection with the Business Combination and certain other legal matters related to this proxy statement/prospectus.

EXPERTS
The consolidated financial statements of Priveterra Acquisition Corp. (as restated) as of December 31, 2022 and 2021, for the years then ended, included in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Priveterra to continue as going concern, as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of AEON Biopharma, Inc. at December 31, 2022 and 2021, and for each of the two years in the period ended December 31, that are included in and made part of this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about AEON Biopharma, Inc.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Priveterra has filed this proxy statement/prospectus as part of a registration statement on Form S-4 with the SEC under the Securities Act. The registration statement contains exhibits and other information that are not contained in this proxy statement/prospectus. The descriptions in this proxy statement/prospectus of the provisions of documents filed as exhibits to the registration statement are only summaries of those documents’ material terms. You may read copies of such documents, along with copies of reports, proxy statements and other information filed by Priveterra with the SEC at the SEC’s website at http://www.sec.gov.
Information and statements contained in this proxy statement/prospectus or any annexes to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.
Priveterra files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Priveterra at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.
All information contained in this document relating to Priveterra has been supplied by Priveterra, and all such information relating to AEON has been supplied by AEON. Information provided by one another does not constitute any representation, estimate or projection of the other.
If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:
Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, Florida 33301
(754) 220-9229

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Priveterra Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Priveterra Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ (deficit), and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Restatement of Consolidated Financial Statements
As discussed in Note 2 to the consolidated financial statements, the Company previously accounted for its deferred underwriting fee waiver as a forgiveness of debt and recorded a gain on its income statement. Management has since re-evaluated its accounting treatment for the forgiveness and has determined that the forgiveness should have been treated as a reversal in the same relative allocation applied at the initial public offering. Accordingly, the 2022 financial statements have been restated to correct the accounting and related disclosure for the forgiveness of the deferred underwriting fee.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by August 11, 2023 (originally February 11, 2023; see Note 10) then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2020.
/s/ WithumSmith+Brown, PC
New York, New York
April 5, 2023
PCAOB ID Number 100

PRIVETERRA ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS
AS RESTATED
	December 31,
	2022	2021
Assets
Current assets
Cash	$67,909	$497,412
Prepaid assets	41,287	337,812
Total Current Assets	109,196	835,224
Prepaid assets – non-current	—	34,619
Investments held in Trust Account	279,384,429	276,079,687
Total Assets	$279,493,625	$276,949,530
Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,620,682	$634,585
Franchise tax payable	226,936	200,000
Promissory Note – Related Party	150,000	—
Deferred tax liability	588,899	—
Income tax payable	294,430	—
Total current liabilities	3,880,947	834,585
Warrant liabilities	669,759	7,384,800
Deferred underwriting commission	5,892,600	9,660,000
Total liabilities	10,443,306	17,879,385
Commitments and Contingencies
Class A common stock subject to possible redemption, 27,600,000 shares as of December 31, 2022 and 2021, at redemption value of $10.09 and $10.00, respectively	278,487,272	276,000,000
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 0 shares issued and outstanding (excluding 27,600,000 shares subject to possible redemption) as of December 31, 2022 and 2021, respectively	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 6,900,000 shares issued and outstanding at December 31, 2022 and 2021, respectively	690	690
Additional paid-in capital	32,000	32,000
Accumulated deficit	(9,469,643)	(16,962,545)
Total Stockholders’ Deficit	(9,436,953)	(16,929,855)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$279,493,625	$276,949,530
The accompanying notes are an integral part of these consolidated financial statements.

PRIVETERRA ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
AS RESTATED
	For the Year ended December 31, 2022	For the Year ended December 31, 2021
Operating costs	$3,325,605	$1,935,943
Loss from operations	(3,325,605)	(1,935,943)
Other income
Unrealized change in fair value of warrants liabilities	6,715,041	10,712,133
Gain on forgiveness of deferred underwriting fee payable	162,571	—
Offering costs allocated to warrant liabilities	—	(655,046)
Interest earned on investments held in Trust Account	3,706,667	79,687
Total other income, net	10,584,279	10,136,774
Income before provision for income taxes	7,258,674	8,200,831
Provision for income taxes	(883,329)	—
Net Income	$6,375,345	$8,200,831
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	27,600,000	24,499,726
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.18	$0.26
Basic and diluted weighted average shares outstanding, Class B common stock	6,900,000	6,806,301
Basic and diluted net income per share, Class B common stock	$0.18	$0.26
The accompanying notes are an integral part of these consolidated financial statements.

PRIVETERRA ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021
AS RESTATED
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	—	$—	6,900,000	$690	$24,310	$(3,588)	$21,412
Excess cash over fair value for Private Placement Warrants	—	—	—	—	1,199,067	—	1,199,067
Accretion of Class A common stock to redemption value	—	—	—	—	(1,223,377)	(25,159,788)	(26,383,165)
Excess cash received over the fair value of the converted working capital loan	—	—	—	—	32,000	—	32,000
Net income	—	—	—	—	—	8,200,831	8,200,831
Balance – December 31, 2021	—	—	6,900,000	690	32,000	(16,962,545)	(16,929,855)
Accretion of Class A common stock to redemption value	—	—	—	—	—	1,117,557	1,117,557
Net income	—	—	—	—	—	6,375,345	6,375,345
Balance – December 31, 2022	—	$—	6,900,000	$690	$32,000	$(9,469,643)	$(9,436,953)
The accompanying notes are an integral part of these consolidated financial statements.

PRIVETERRA ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
AS RESTATED
	For the Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$6,375,345	$8,200,831
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(3,706,667)	(79,687)
Unrealized change in fair value of warrants liabilities	(6,715,041)	(10,712,133)
Gain on forgiveness of deferred underwriting fee payable	(162,571)
Offering costs allocated to warrant liabilities	—	655,046
Changes in operating assets and liabilities:
Prepaid assets	331,144	(372,430)
Franchise tax payable	321,366	200,000
Deferred tax liability	588,899	—
Accrued expenses	1,986,097	613,585
Net cash used in operating activities	(981,428)	(1,494,788)
Cash Flows from Investing Activities:
Principal invested into Trust account	—	(276,000,000)
Withdraw from Trust Account	401,925	—
Net cash provided by (used in) investing activities	401,925	(276,000,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriter fee	—	270,480,000
Offering costs	—	(369,212)
Proceeds from issuance of Private Placement Warrants	—	7,820,000
Proceeds from working capital loans	—	100,000
Borrowing from promissory note	150,000	35,192
Repayment of promissory note	—	(73,780)
Net cash provided by financing activities	150,000	277,992,200
Net Change in Cash	(429,503)	497,412
Cash – Beginning of Year	497,412	—
Cash – End of Year	$67,909	$497,412
Supplemental Disclosure of Non-cash Financing Activities:
Deferred underwriters’ discount payable	$—	$9,660,000
Forgiveness of deferred underwriting fee payable allocated to Class A common stock	$3,604,829	$—
Conversion of Working Capital Loans to Private Placement Warrants	$—	$100,000
The accompanying notes are an integral part of these consolidated financial statements.

PRIVETERRA ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2022
NOTE 1 — ORGANIZATION AND BUSINESS OPERATION
Organization and General
Priveterra Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on November 17, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
On January 5, 2023, in connection with the Business Combination Proposal, a purposed shareholder of the Company filed a complaint in the United States District Court for the Southern District of New York, against the Company and its board of directors, alleging that the registration statement on Form S-4 filed on December 27, 2022 with the SEC omitted material information related to the Business Combination. Since the filing of the complaint, several purported shareholders of the Company have also sent demand letters to the Company’s counsel, similarly alleging that the registration statement filed by the Company on December 27, 2022 with the SEC omitted material information related to the Business Combination and demanding that the Company, its board of directors and/or AEON make supplemental corrective disclosures addressing the alleged deficiencies.
On November 15, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Priveterra Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Priveterra Acquisition Corp. The transactions contemplated by the Merger Agreement are intended to serve as the Company’s initial Business Combination. See Note 6 for further information.
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2022, the Company had not commenced any operations. All activity for the period from November 17, 2020, the Company’s inception, through December 31, 2022, relates to the Company’s formation and the initial public offering (“IPO”), described below, and identifying a target company for a business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the IPO and unrealized gains and losses on the change in fair value of it warrants. The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is Priveterra Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).
On November 16, 2022, Guggenheim agreed to waive its entitlement to the deferred underwriting commission of $3,767,400 to which it became entitled upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction. As a result, the Company derecognized the deferred underwriting fee payable of $3,767,400 and recorded $3,604,829 of the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A common stock and the remaining balance of $162,571 was as a gain from extinguishment of liability allocated to warrant liabilities.
On January 23, 2023, Wells Fargo agreed to waive its entitlement to the deferred underwriting commission of $4,636,800 to which it became entitled to upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction. As a result, the Company during its quarter ended March 31, 2023 derecognized the deferred underwriting fee payable of $4,636,800 and will record $4,436,713 of the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A common stock and the remaining balance of $200,087 was as a gain from extinguishment of liability for the portion allocated to warrant liabilities. As a result, the balance of the deferred underwriting fee payable will be $1,255,800.

Financing
The registration statement for the Company’s IPO was declared effective on February 8, 2021 (the “Effective Date”). On February 11, 2021, the Company consummated an IPO of 27,600,000 units at $10.00 per unit (the “Units”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 3,600,000 Units, at $10.00 per Unit, generating gross proceeds of $276,000,000, which is discussed in Note 3.
Simultaneously with the closing of the IPO, the Company consummated the sale of 5,213,333 warrants (the “Private Placement Warrants”), at a price of $1.50 per warrant, which is discussed in Note 4. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, generating gross proceeds of $7,820,000.
Transaction costs of the IPO amounted to $15,630,212 consisting of $5,520,000 of underwriting fees, $9,660,000 of deferred underwriting fees, and $450,212 of other offering costs. Of the transaction costs, $655,046 is included in offering costs on the statements of operations and $14,975,165 is included in equity.
Trust Account
Following the closing of the IPO on February 11, 2021, $276,000,000 ($10.00 per Unit) from the net offering proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations, if any, the proceeds from the Company’s IPO and the sale of the Private Placement Warrants will not be released from the Trust Account until the earliest of (i) the completion of initial Business Combination, (ii) the redemption of the Company’s public shares if the Company does not complete an initial Business Combination within 24 months from the closing of the IPO, subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a stockholder vote to amend its amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated an initial business combination within 24 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.
In connection with the vote at the special meeting of stockholders held on February 10, 2023 (the “Special Meeting”) the holders of 25,597,728 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.11 per share, for an aggregate redemption amount of approximately $258,793,030.08, resulting in 2,002,272 shares of Class A common stock after redemptions. The trust account balance after the redemption payments are made will be $20,259,152.12.
Initial Business Combination
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the IPO, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period.
On December 12, 2022, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AEON, with AEON surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger (the “Closing”), the Company will change its name to “AEON Biopharma, Inc.” The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”
Liquidation
The Company will have 24 months from the closing of the IPO to complete the initial Business Combination (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Company’s IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Liquidity, Capital Resources and Going Concern
The Company’s liquidity needs up to February 11, 2021, the date of the IPO, had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the founder shares and the loans under an unsecured promissory note from the Sponsor of $73,295 (see Note 5). In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5).
The Company’s IPO was on February 11, 2021. As of December 31, 2022, the Company had $67,909 in its operating bank account, and working capital deficit of $2,874,594 (excluding taxes payable which is funded by earnings from the Trust Account) and has incurred and expects to incur additional significant costs in pursuit of its financing and acquisition plans.
Additionally, the Company has until August 11, 2023 (originally February 11, 2023; see Note 10) to consummate a Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statements — Going Concern,” Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The Company intends to complete a Business Combination before the mandatory liquidation date. No adjustments have been made to the carrying amounts of assets or liabilities.
NOTE 2.   RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENT
The Company had recognized a liability upon closing of their initial public offering in November 2021 for a portion of the underwriter’s commissions which was contingently payable upon closing of a future business combination, with the offsetting entry resulting in an initial discount to the securities sold in the initial public offering. On November 16, 2022, Guggenheim agreed to waive its entitlement to the deferred underwriting commission of $3,767,400 to which it became entitled upon completion of the Company’s Initial Public Offering, subject to the consummation of a business combination. The Company previously recognized the waiver as an extinguishment, with a resulting non-operating gain recognized in its statement of operations for the year ended December 31, 2022. Upon subsequent review and analysis, management concluded that the Company should have recognized the extinguishment of the contingent liability as a reversal in the same relative allocation applied at the initial public offering.
Therefore, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued audited financial statements as of December 31, 2022 (the “Annual Report”) should no longer be relied upon and that it is appropriate to restate the Annual Report. As such, the Company will restate its financial statements in this Form 10-K/A for the Company’s audited financial statements included in the Annual Report on the Company’s Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (“SEC”) on February 22, 2023 (the “Original Filing”).
Impact of the Restatement
The impact of the restatement on the consolidated statements of operations, statements of changes in stockholders’ deficit and statements of cash flows for the affected period is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.
	For the Year Ended December 31, 2022
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Gain on forgiveness of deferred underwriting fee payable	3,767,400	3,604,829	162,571
Total other income (expenses)	14,189,108	(3,604,829)	10,584,279
Income before provision for income taxes	10,863,503	(3,604,829)	7,258,674

	For the Year Ended December 31, 2022
	As Previously Reported	Restatement Adjustment	As Restated
Net income	9,980,174	(3,604,829)	6,375,345
Basic and diluted weighted average shares outstanding — Class A ordinary shares	27,600,000	—	27,600,000
Basic and diluted earnings per share — Class A ordinary shares	$0.29	$(0.11)	$0.18
Basic and diluted weighted average shares outstanding — Class B ordinary shares	6,900,000	—	6,900,000
Basic and diluted earnings per share — Class B ordinary shares	$0.29	$(0.11)	$0.18
	Additional Paid-in Capital			Accumulated Deficit
	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Statement of Changes in Stockholders’ Deficit
Balance – December 31, 2021	$32,000	$—	$32,000	$(16,962,545)	$—	$(16,962,545)
Net income	—	—	—	9,980,174	(3,604,829)	6,375,345
Accretion of Class A common stock to redemption value	—	—	—	(2,487,272)	3,604,829	1,117,557
Balance – December 31, 2022	$32,000	$—	$32,000	$(9,469,643)	$—	$(9,469,643)
	For the Year Ended December 31, 2022
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flow
Net Income	9,980,174	(3,604,829)	6,375,345
Gain on forgiveness of deferred underwriting fee payable	(3,767,400)	(3,604,829)	(162,571)
Supplemental disclosure of noncash activities:
Forgiveness of deferred underwriting fee payable allocated to Class A common stock	—	3,604,829	3,604,829
NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements for the year ended December 31, 2022 (collectively, the “Affected Period”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (the “Annual Report”) to correct the misapplication of accounting guidance related to the liability extinguishment in the Company’s previously issued audited financial statements for such period. The restated financial statements are indicated as “Restated” in the audited financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary where the Company has the ability to exercise control.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had approximately $68,000 and $497,000 in cash and did not have any cash equivalents as of December 31, 2022 and 2021.
Investments Held in Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs are charged to temporary equity or the consolidated statement of operations based on the relative value of the Public Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, as of December 31, 2022, offering costs totaling $15,630,212 (consisting of $5,520,000 of underwriting discount, $9,660,000 of deferred underwriting discount, and $450,212 of other offering costs) were recognized with $655,046 which was allocated to the Public Warrants and Private Warrants, included in the consolidated statement of operations and $14,975,166 included in temporary equity.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that is considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets.
As of December 31, 2022 and 2021, the common stock subject to possible redemption reflected on the consolidated balance sheets are reconciled in the following table:
Gross proceeds from IPO	$276,000,000
Less:
Proceeds allocated to Public Warrants	(11,408,000)
Class A common stock issuance costs	(14,975,165)
Plus:
Accretion of carrying value to redemption value	26,383,165
Class A common stock subject to possible redemption, December 31, 2021	276,000,000
Plus:
Waiver of Class A share issuance costs	3,604,829
Less:
Accretion of carrying value to redemption value	(1,117,557)
Class A common stock subject to possible redemption, December 31, 2022	$278,487,272
See Note 10 for the current amount held in the Trust Account and the ordinary shares currently subject to redemption following the Company’s February 10, 2023 special meeting of shareholders to extend the Business Combination deadline date from February 11, 2023 to August 11, 2023.
Net Income Per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding for the period. The Company has two classes of common shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. Private and public warrants to purchase 14,480,000 Class A common stock at $11.50 per share were issued on February 8, 2021. No warrants were exercised during the years ended December 31, 2022 and 2021. The calculation of diluted net income per common share does not consider the effect of the warrants issued in connection with the (i) IPO, (ii) exercise of over-allotment, and (iii) Private Placement since the exercise of the warrants are contingent upon the occurrence of future events. As of December 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income per common share is the same as basic net income per common share for the periods. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
Below is a reconciliation of the net income per share of common stock:
	For the Year Ended December 31, 2022		For the Year Ended December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income	$5,100,276	$1,275,069	$6,417,873	$1,782,958
Denominator
Weighted-average shares outstanding	27,600,000	6,900,000	24,499,726	6,806,301
Basic and diluted net income per common share	$0.18	$0.18	$0.26	$0.26
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheets, primarily due to its short-term nature, other than the derivative warrant liability.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. Derivative assets and liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes
The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was 8.1% and 0.0% for the year ended December 31, 2022 and for the period from November 17, 2020 (inception) to December 31, 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2022, due to changes in Merger and Acquisition costs and the valuation allowance on the deferred tax assets.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in the Company’s consolidated financial statements and prescribes a recognition threshold and measurement process for consolidated financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States and Florida State as its only significant tax jurisdictions.
The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these consolidated financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.
Inflation Reduction Act of 2022
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.
Recent Accounting Pronouncements
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 also requires additional disclosures regarding significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. The Company expects to adopt the provisions of this guidance on January 1, 2023. The adoption is not expected to have a material impact on the Company’s consolidated financial statements.
Besides the above, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted. Would have a material effect on the accompanying consolidated financial statements.
NOTE 4.   INITIAL PUBLIC OFFERING
On February 11, 2021, the Company sold 27,600,000 Units, at a purchase price of $ 10.00 per Unit, which includes the full exercise by the underwriters of their option to purchase an additional 3,600,000 Units at $10.00 per Unit. Each Unit was sold at $10.00 and consisted of one share of Class A common stock, and one-third warrant to purchase one share of Class A common stock (“Public Warrant”). Each whole Public Warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months after the closing of the Company’s IPO on February 11, 2021 and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation. (see Note 4).
The Company paid underwriting fees at the closing of the IPO of $5,520,000. As of February 11, 2021 an additional fee of $9,660,000 (see Note 6) was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.
Warrants — Each whole warrant entitles the holder to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any founder shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “— Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the initial Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may call the warrants for redemption for cash:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”)

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination as described elsewhere in the IPO) for any 20 trading days within a 30-trading day period ending three business days before the Company sends to the notice of redemption to the warrant holders; and

•
if the last sale price of the Class A common stock is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms (except as described above with respect to a holder’s ability to cashless exercise its warrants) as the outstanding public warrants, as described above.

NOTE 5.   PRIVATE PLACEMENT
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,213,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,820,000.
Each Private Placement Warrant was identical to the Public Warrants sold in the IPO, except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, and (iii) may be exercised by the holders on a cashless basis. The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial Business Combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial Business Combination within 18 months (or up to 24 months if the Company extends the period of time) from the closing of the Company’s IPO on February 11, 2021 or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive its rights to liquidating distributions from the Trust Account with respect to its founder shares if the Company fails to complete its initial Business Combination within 18 months (or up to 24 months if the Company extends the period of time) from the closing of the Company’s IPO on February 11, 2021. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after the Company’s IPO (including in open market and privately negotiated transactions) in favor of the Company’s initial Business Combination.
NOTE 6.   RELATED PARTY TRANSACTIONS
Founder Shares
On December 17, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B common stock, par value $0.0001 (the “Founder Shares). On February 8, 2021, as part of an upsizing of the IPO, the Company effected a stock split in which each issued share of Class B Common Stock that was outstanding was converted into one and two tenths shares of Class B common stock, resulting in an aggregate of 6,900,000 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares. The founder shares included an aggregate of up to 900,000 shares subject to forfeiture if the over-allotment option was not exercised by the underwriters in full. As a result of the underwriters’ election to fully exercise of their over-allotment option, the 900,000 shares were no longer subject to forfeiture.
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares and any Class A common stock issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their common stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the initial Business Combination, the founder shares will be released from the lockup.
Promissory Note — Related Party
On December 17, 2020, the Sponsor agreed to loan the Company up to $75,000 to be used for a portion of the expenses of the IPO. On January 13, 2021, the Sponsor agreed to loan the Company up to an additional $50,000 to be used for a portion of the expenses of the IPO. These loans are non-interest bearing, unsecured and were due at the earlier of June 30, 2021 or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the offering proceeds. As of December 31, 2022 and 2021, the

Company had no amounts outstanding borrowings under the promissory note. Additionally, this note is no longer available to the Company. On April 27, 2023, the Sponsor agreed to loan Priveterra up to $1,000,000 to be used for working capital. This loan is an unsecured, non-interest bearing loan and will be repaid upon Closing.
On November 28, 2022, the Sponsor issued the Promissory Note to the Company, pursuant to which the Company was entitled to borrow up to an aggregate principal amount of $150,000 (the “Second Note”). The Promissory Note is non-interest bearing and payable on the earlier of the date on which the Company consummates a Business Combination or the date that the winding up of the Company is effective. In the month of December, the Sponsor deposited a total of $150,000 of such funds in the operating account. As of December 31, 2022 and December 31, 2021, the outstanding principal balance under the Promissory Notes amounted to an aggregate of $150,000 and $0, respectively.
Working Capital Loans
The Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into Private Placement Warrants at a price of $1.50 per warrant at the option of the lender (the “Working Capital Warrants”). Such warrants would be identical to the Private Placement Warrants. In June 2021 the Company had $100,000 of Working Capital Loans outstanding which were converted into 66,667 Working Capital Warrants. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.
Administrative Service Fee
The Company has agreed, commencing on February 8, 2021, to pay $25,000 per month for administrative and other services, of which $10,000 per month will be paid to the Sponsor for office space and administrative services provided to members of the management team and up to $15,000 will be used to compensate the Company’s Chief Operating Officer and Chief Financial Officer and Secretary for a portion of their time spent on the Company’s affairs. Upon completion of the Company’s Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2022, $300,000 was recognized in the consolidated statements of operations and has been paid. For the year ended December 31, 2021, $266,964 was recognized in the consolidated statements of operations and has been paid.
NOTE 7.   COMMITMENTS AND CONTINGENCIES
Underwriters Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,660,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On November 16, 2022, Guggenheim agreed to waive its entitlement to the deferred underwriting commission of $3,767,400 to which it became entitled to upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction. As a result, the Company derecognized the deferred underwriting fee payable of $3,767,400 and recorded $3,604,829 of the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A common stock and the remaining balance of $162,571 was as a gain from extinguishment of liability for the portion allocated to warrant liabilities. As of December 31, 2022 and 2021, the deferred underwriting fee payable is $5,892,600 and $9,660,000, respectively.
On January 23, 2023, Wells Fargo agreed to waive its entitlement to the deferred underwriting commission of $4,636,800 to which it became entitled to upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction. As a result, the Company during its quarter ended

March 31, 2023 derecognized the deferred underwriting fee payable of $4,636,800 and will record $4,436,713 of the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A common stock and the remaining balance of $200,087 was as a gain from extinguishment of liability for the portion allocated to warrant liabilities. As a result, the balance of the deferred underwriting fee payable will be $1,255,800.
Registration Rights
The holders of the founder shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed in connection with the Company’s IPO. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.
Business Combination Agreement
On December 12, 2022, the Company entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AEON, with AEON surviving as a wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger (the “Closing”), the Company will change its name to “AEON Biopharma, Inc.” The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”
Pursuant to the Business Combination Agreement, at the effective time of the Merger, each option, whether vested or unvested, exercisable for AEON equity, and each RSU award representing the right to receive shares of AEON common stock, in each case, that is outstanding immediately prior to the effective time of the Merger shall be assumed by the Company and continue in full force and effect on the same terms and conditions as are currently applicable to such awards, subject to adjustments to the number of shares of Class A Common Stock subject to each award, and for options, adjustments to the exercise price.
Under the Business Combination Agreement, the Company will acquire all of the outstanding equity interests of AEON (including equity interests issued upon conversion of the outstanding convertible notes of AEON) in exchange for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), based on an implied AEON equity value of $165,000,000, to be paid to AEON stockholders at the effective time of the Merger, except that 809,000 shares of the Company’s Class A Common Stock otherwise issuable as merger consideration shall be held back to satisfy the exercise of certain of AEON’s convertible notes upon the maturity thereof. For more information regarding the Business Combination Agreement, please see our Current Report on Form 8-K filed on December 12, 2022, and our registration statement Amendment No. 1 to Form S-4 filed on February 9, 2023.
NOTE 8.   STOCKHOLDERS’ DEFICIT
Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were no shares of Class A common stock issued or outstanding (excluding 27,600,000 shares subject to redemption), respectively.
Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B common stock. At December 31, 2022 and 2021, there were 6,900,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as required by law. Unless specified in the Company’s amended and restated certificate of incorporation, or as required by applicable provisions of the Delaware state law or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by its stockholders.
The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A common stock outstanding after such conversion (after giving effect to any redemptions of Class A common stock by public stockholders), including the total number of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A common stock or equity-linked securities exercisable for or convertible into Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of founder shares will never occur on a less than one-for-one basis.
NOTE 9.   RECURRING FAIR VALUE MEASUREMENTS
At December 31, 2022 and 2021, the Company’s warrant liability was valued at $669,759 and $7,384,800, respectively. Under the guidance in ASC 815-40 the Warrants do not meet the criteria for equity treatment. As such, the Warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statement of operations.
The Company’s warrant liability for the Private Placement Warrants is based on a valuation model utilizing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. The fair value of the Private Warrant liability classified within Level 3 of the fair value hierarchy.
The Company’s warrant liability for the Public Warrants is based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. The fair value of the Public Warrant liability is classified within Level 2 of the fair value hierarchy. The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.
At December 31, 2022, assets held in the Trust Account were comprised of $4,858 in cash and $279,379,571 in U.S. Treasury Bills. The sum of the cash held in trust and the U.S. Treasury bills total the consolidated Balance sheet balance of $279,384,429. During the period ended December 31, 2022, the Company withdrew $401,925 in interest income from the Trust Account for tax obligation purposes.
At December 31, 2021, assets held in the Trust Account were comprised of $52 in cash and $276,079,635 in U.S. Treasury Bills. The sum of the cash held in trust and the U.S. Treasury bills total the consolidated Balance sheet balance of $276,079,687 in U.S. Treasury Bills. During the year ended December 31, 2021, the Company did not withdraw interest income from the Trust Account.

The following table presents information about the Company’s gross holding gains and fair value of held-to-maturity securities at December 31, 2022 and 2021:
	Held-To-Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
December 31, 2022	U.S. Treasury Bill (Matures on 01/05/2023)	1	$279,339,034	$40,537	$279,379,571
December 31, 2021	U.S. Treasury Bill (Matures on 01/06/2022)	1	$276,079,635	$1,273	$276,080,908
The following table presents information about the Company’s liabilities that were measured at fair value on a recurring basis as of December 31, 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
	Level 1	Level 2	Level 3
Liabilities:
Private Placement Warrants	$—	$—	$250,239
Public Warrants	$—	$419,520	$—
The following table presents information about the Company’s liabilities that were measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
	Level 1	Level 2	Level 3
Liabilities:
Private Placement Warrants	$—	$—	$2,692,800
Public Warrants	$4,692,000	$—	$—
Measurement
The Company established the initial fair value for the Warrants on February 11, 2021, the date of the consummation of the Company’s IPO using a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. The Warrants were initially classified within Level 3 of the fair value hierarchy due to the use of unobservable inputs. In April 2021, the Public Warrants began trading in the open market and were reclassified to Level 1. On December 31, 2022 and 2021, the fair value was remeasured. At December 31, 2022 and 2021, the Company used a Monte Carlo simulation and modified Black-Scholes model, respectively, to value the Private Placement Warrants. The Public Warrants were previously classified as Level 3 due to the lack of an observable market price for the warrants and initially valued using the Black-Scholes Option Pricing Model. Public Warrants were transferred to a level 2 due to the lack of an active market as of September 30, 2022 and continue to be included in level 2 as of December 31, 2022, and the presence of observable inputs in surrounding periods for the same instrument.
The Private Placement Warrants were classified within Level 3 of the fair value hierarchy at the measurement date due to the use of unobservable inputs. The Company’s Private Placement Warrant liability is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value.

The key inputs into the valuation models was as follows:
Input	December 31, 2021	December 31, 2022
Risk-free interest rate	1.26%	4.75%
Expected term (years)	5.0	5.71
Expected volatility	10.50%	9.8%
Dividend rate	0.0%	0.0%
Exercise price	$11.50	$11.50
Market implied likelihood of Initial Business Combination	—%	8.9%
The following table provides a reconciliation of changes in fair value of the beginning and ending balances for the Company’s assets and liabilities classified as level 3 for the years ended December 31, 2022 and 2021.
Fair value at issuance February 11, 2021	$18,028,933
Public Warrants reclassified to level 1	(9,200,000)
Issuance of Private Placement Warrants upon conversion of Working Capital Loans	68,000
Change in fair value	(6,204,133)
Fair Value at December 31, 2021	$2,692,800
Fair Value at December 31, 2021	$2,692,800
Change in fair value	(2,442,561)
Fair Value at December 31, 2022	$250,239
NOTE 10.   INCOME TAXES
The Company’s net deferred tax assets are as follows:
	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforward	$—	$25,360
Startup Costs	1,231,442	364,454
Unrealized gain/loss – Trust	(588,900)	—
Total deferred tax assets	642,542	389,814
Valuation allowance	(1,231,441)	(389,814)
Deferred tax assets, net of allowance	$(588,899)	$—

The income tax provision for the years ended December 31, 2022 and 2021 consists of the following:
	December 31, 2022	December 31, 2021
Federal
Current	$230,537		$—
Deferred	(119,370)		(389,814)
State
Current	$63,893	$
Deferred	(133,358)		—
Change in valuation allowance	841,627		389,814
Provision for income taxes	$883,329		$—
As of December 31, 2022 and 2021, the Company had $0 and $120,763, respectively, of U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2022 and 2021, the change in the valuation allowance was $841,627 and $389,814, respectively.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:
	December 31,
	2022	2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	5.5%	0.0%
State tax credit	(0.2)%	0.0%
Deferred tax liability change in rate	(1.4)%	0.0%
Business combination expense	0.7%	0.0%
Penalties and interest	0.1%	0.0%
Offering costs	0.0%	1.7%
Change in fair value of warrant liability	(24.5)%	(27.4)%
Reduction in deferred underwriting fee	(0.6)%	0.0%
Valuation allowance	11.6%	4.7%
Income tax provision	12.2%	0.0%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.
NOTE 11.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements, other than as described below.

On February 10, 2023, at the special meeting of stockholders of the Company, stockholders of the Company approved the certificate of amendment to the second amended and restated certificate of incorporation to amend the Company’s contractual expiration date of February 11, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination from February 11, 2023 to August 11, 2023. In connection with the vote at the special meeting, the holders of 25,597,728 shares of Class A Common Stock, par value $0.0001 per share, properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.11 per share, for an aggregate redemption amount of approximately $258,793,030.08. The remaining shares to be redeemed is 2,002,272.
On January 11, 2023, the Company and AEON entered into interim financing letter agreements with certain investors for a total aggregate amount of $20 million.
On January 5, 2023, in connection with the Business Combination proposal, a purposed shareholder of the Company filed a complaint in the United States District Court for the Southern District of New York, against the Company and its board of directors, alleging that the registration statement on Form S-4 filed on December 27, 2022 with the SEC omitted material information related to the Business Combination. Since the filing of the complaint, several purported shareholders of the Company have also sent demand letters to the Company’s counsel, similarly alleging that the registration statement filed by the Company on December 27, 2022 with the SEC omitted material information related to the Business Combination and demanding that the Company, its board of directors and/or AEON make supplemental corrective disclosures addressing the alleged deficiencies.
On January 23, 2023,Wells Fargo agreed to waive its entitlement to the deferred underwriting commission of $4,636,800 to which it became entitled to upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction. As a result, the Company during its quarter ended March 31, 2023 derecognized the deferred underwriting fee payable of $4,636,800 and will record $4,436,713 of the forgiveness of the deferred underwriting fee allocated to Public Shares to the carrying value of the shares of Class A common stock and the remaining balance of $200,087 was as a gain from extinguishment of liability for the portion allocated to warrant liabilities. As a result, the balance of the deferred underwriting fee payable will be $1,255,800.

Report of Independent Registered Public Accounting Firm
The Stockholders and Board of Directors of AEON Biopharma, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of AEON Biopharma, Inc. (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
The Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses from operations, net capital deficiency, negative cash flows from operations since inception, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2019.
Irvine, California
March 9, 2023

AEON BIOPHARMA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
	Years Ended December 31,
	2022	2021

ASSETS
Current assets:
Cash	$9,746	$5,128
Prepaid expenses and other current assets	92	26
Total current assets	9,838	5,154
Property and equipment, net	431	193
Operating lease right-of-use asset	475	729
Other assets	34	360
Total assets	$10,778	$6,436
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND DEFICIT
Current liabilities:
Accounts payable	$7,805	$1,192
Accrued clinical trials expenses	2,051	2,246
Accrued compensation	1,112	1,066
Other accrued expenses	740	697
Current portion of convertible notes at fair value, including related party amount of $38,834 and $11,162 at December 31, 2022 and 2021, respectively	70,866	15,603
Total current liabilities	82,574	20,804
Convertible notes at fair value, including related party amount of $23,132 and $35,751, at December 31, 2022 and 2021, respectively	60,426	70,762
Operating lease liability	242	524
Other liabilities	—	221
Total liabilities	143,242	92,311
Commitments and contingencies
Convertible preferred stock issuable in series, $0.0001 par value; 44,666,035 shares authorized; 21,257,708 shares issued and outstanding at December 31, 2022 and 2021; liquidation preference of $141,920 at December 31, 2022 and 2021, respectively	137,949	137,949
Stockholders’ Deficit:
AEON Biopharma, Inc. stockholders’ deficit:
Common stock, $0.0001 par value; 207,450,050 shares authorized; 138,825,356 shares issued and outstanding at December 31, 2022 and 2021	14	14
Additional paid-in capital	187,348	187,348
Accumulated deficit	(474,839)	(422,283)
Treasury stock, at cost, 22,821 shares at December 31, 2022 and 2021	(23)	(23)
Total AEON Biopharma, Inc. stockholders’ deficit	(287,500)	(234,944)
Non-controlling interest	17,087	11,120
Total deficit	(270,413)	(223,824)
Total liabilities, convertible preferred stock and deficit	$10,778	$6,436
See accompanying notes to consolidated financial statements.

AEON BIOPHARMA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Years Ended December 31,
	2022	2021
Operating expenses:
Selling, general and administrative	$13,675	$11,153
Research and development	34,754	25,728
Litigation settlement	—	28,966
Total operating costs and expenses	48,429	65,847
Loss from operations	(48,429)	(65,847)
Other (loss) income:
Change in fair value of convertible notes	(4,416)	795
Gain on cancellation of unwind fee	—	9,550
Other income (loss), net	289	(135)
Total other (loss) income	(4,127)	10,210
Loss before taxes	(52,556)	(55,637)
Income taxes	—	—
Loss and comprehensive loss	$(52,556)	$(55,637)
Basic and diluted net loss per share	$(0.38)	$(0.44)
Weighted average shares of common stock outstanding used to compute basic and diluted net loss per share	138,825,356	126,252,622
See accompanying notes to consolidated financial statements.

AEON BIOPHARMA, INC.
CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND DEFICIT
$ in thousands, (except share data)
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Treasury Stock		Non- controlling Interest	Total Deficit
	Shares	Amount	Shares	Amount			Shares	Amount
Balance as of January 1, 2021	21,257,708	$137,949	112,167,666	$11	$158,385	$(366,646)	$(22,821)	$(23)	$5,039	$(203,234)
Net loss	—	—	—	—	—	(55,637)	—	—	—	(55,637)
Issuance of common stock in connection with litigation settlement	—	—	26,680,511	3	28,963	—	—	—	—	28,966
Stock-based compensation expense	—	—	—	—	—	—	—	—	6,081	6,081
Balance as of December 31, 2021	21,257,708	137,949	138,848,177	14	187,348	(422,283)	(22,821)	(23)	11,120	(223,824)
Net loss	—	—	—	—	—	(52,556)	—	—	—	(52,556)
Stock-based compensation expense	—	—	—	—	—	—	—	—	5,967	5,967
Balance as of December 31, 2022	21,257,708	$137,949	138,848,177	$14	$187,348	$(474,839)	(22,821)	$(23)	$17,087	$(270,413)
See accompanying notes to consolidated financial statements.

AEON BIOPHARMA, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands, except per share data)
	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(52,556)	$(55,637)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	68	3
Gain on cancellation of unwind fee	—	(9,550)
Write-off of deferred offering costs	331	1,978
Stock-based compensation expense	5,892	5,220
Change in fair value of convertible notes	4,416	(795)
Litigation settlement, non-cash through the issuance of equity	—	28,966
Other	(3)	(34)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(66)	182
Accounts payable	6,613	(898)
Accrued expenses and other liabilities	(105)	2,158
Other assets and liabilities	(174)	(26)
Net cash used in operating activities	(35,584)	(28,433)
Cash flows from investing activities:
Purchases of property and equipment	(306)	(170)
Net cash used in investing activities	(306)	(170)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	44,500	15,000
Payments for offering costs	—	(1,437)
Repayment of convertible notes	(3,992)	—
Net cash provided by financing activities	40,508	13,563
Net increase (decrease) in cash	4,618	(15,040)
Cash at beginning of period	5,128	20,168
Cash at end of period	$9,746	$5,128
Supplemental disclosure of cash flow information:
Non-cash investing activities
Property and equipment assets obtained in exchange for accounts payable	$—	$27
Non-cash financing activities:
Issuance of common stock in connection with litigation settlement	$—	$28,966
Operating lease assets obtained in exchange for operating lease liabilities	$—	$747
Unpaid deferred offering costs	$—	$33
See accompanying notes to consolidated financial statements.

AEON BIOPHARMA, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1.   Organization
Description of Business
AEON Biopharma, Inc. (“AEON” or the “Company”) is a biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection (“ABP-450”), for debilitating medical conditions. The Company was incorporated in Delaware in February 2012 under the name Alphaeon Corporation as a wholly owned subsidiary of Strathspey Crown Holdings Group, LLC (“SCH”). On December 18, 2019, the Company changed its name to “AEON Biopharma, Inc.” The Company is headquartered in Irvine, California.
On December 12, 2022, AEON and Priveterra (Nasdaq: PMGM), a special purpose acquisition company (SPAC), entered into a definitive business combination and merger agreement (the “Merger”). Upon closing of the proposed transaction, the combined company will operate as AEON Biopharma, Inc. and is expected to list on the NYSE under the ticker symbol “AEON”. The merger is anticipated to close in the first half of 2023.
Liquidity and Going Concern
The accompanying consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern. The Company has experienced recurring losses from operations and has a net capital deficiency and negative cash flows from operations since its inception. As of December 31, 2022, the Company reported cash of $9.7 million and an accumulated deficit of $474.8 million. The Company expects to incur losses for the foreseeable future. As a result of these conditions, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that these consolidated financial statements are issued.
The Company expects to seek additional funding in the form of the Merger, equity financings or debt, however, there can be no assurance that such efforts will be successful or that, in the event that they are successful, the terms and conditions of such financing will be favorable. If the Company is unable to consummate the Merger or to secure additional funding when desired, the Company may need to delay the development, commercialization and marketing of its products and scale back its business and operations.
The preparation of these consolidated financial statements does not include any adjustments that may result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of the Company’s liabilities and commitments in the normal course of business and does not include any adjustments to reflect the possible future effects of the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The audit report covering these accompanying consolidated financial statements includes an explanatory paragraph that describes conditions that raise substantial doubt about the Company’s ability to continue as a going concern.
The Company’s future operations are highly dependent on a combination of factors, including (1) the success of its research and development programs; (2) the timely and successful completion of any additional financing; (3) the development of competitive therapies by other biotechnology and pharmaceutical companies; (4) the Company’s ability to manage growth of the organization; (5) the Company’s ability to protect its technology and products; and, ultimately (6) regulatory approval and successful commercialization and market acceptance of its product candidates.
Note 2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

Prior to September 30, 2020, the Company’s consolidated results included the results of the Company’s wholly-owned affiliate, Alphaeon Credit. See Note 3, “Contribution and Distribution of Affiliated Companies” for more information.
All intercompany transactions and balances have been eliminated from the consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes. The Company’s most significant estimates relate to the valuation of common stock and related stock-based compensation, the fair values of financial instruments and convertible notes, among others. Although the Company bases estimates on historical experience, knowledge of current events and actions it may undertake in the future, and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments over the carrying values of assets and liabilities, this process may result in actual results differing materially from those estimated amounts used in the preparation of the financial statements.
In December 2019, a novel strain of coronavirus, which causes COVID-19, was identified. Due to the rapid and global spread of the virus, on March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. To slow the proliferation of COVID-19, governments implemented extraordinary measures, which included the mandatory closure of businesses, restrictions on travel and gatherings, and quarantine and physical distancing requirements. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. There were no significant estimates contained in the preparation of the Company’s consolidated financial statements or impacts to the Company’s consolidated financial statements for the year ended December 31, 2022 and 2021 that were a result of the COVID-19 pandemic.
Segment Reporting
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. The Company provides segment financial information and results for its segments based on the segregation of revenues and expenses that its chief operating decision makers review for purposes of allocating resources and evaluating its financial performance.
As of December 31, 2022 and 2021, the Company operates and manages its business as one operating and reportable segment.
Risk and Uncertainties
The Company is subject to risks common to early-stage companies in the pharmaceutical industry including, but not limited to, dependency on the clinical and commercial success of its current and any future product candidates, ability to obtain regulatory approval of its current and any future product candidates, the need for substantial additional financing to achieve its goals, uncertainty of broad adoption of its approved products, if any, by physicians and patients and significant competition.
The Company relies on Daewoong Pharmaceuticals Co., Ltd. (“Daewoong”), a South Korean pharmaceutical manufacturer, as an exclusive and sole supplier to manufacture the Company’s source material for product candidates. Any termination or loss of significant rights, including exclusivity, under the Company’s license and supply agreement with Daewoong (the “Daewoong Agreement”) would materially and adversely affect the Company’s commercialization of its products. See Note 7, “Commitments and Contingencies” for a discussion of the Daewoong Agreement.
Any ongoing direct or indirect impact of COVID-19 on the Company’s business, results of operations and financial condition, including clinical trials delays and costs, will depend on future developments that are highly uncertain, including any new outbreaks of COVID-19 and the actions taken to contain them, as well as the economic impact on local, regional, national and international markets.

Property and Equipment
Property and equipment are carried at cost less accumulated depreciation and amortization. The cost of property and equipment is depreciated over the estimated useful lives of the respective assets. The Company’s furniture and fixtures are depreciated on a straight-line basis over a period of seven years. Equipment is depreciated over a useful life of three years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the related lease term. Property and equipment, net, as of December 31, 2022 and 2021 are as follows (in thousands):
	December 31,
	2022	2021
Furniture and fixtures	$199	$130
Equipment	237	—
Leasehold improvements	66	66
Property and equipment	502	196
Accumulated depreciation	(71)	(3)
Property and equipment, net	$431	$193
Deferred Initial Public Offering Costs and 2022 Definitive Business Combination Agreement and SPAC Transaction Costs
Specific incremental legal fees, accounting fees and other fees directly attributable to a proposed or actual offering of securities are deferred and charged against the gross proceeds of the offering. In the event the planned offering does not occur, the deferred offering costs would be expensed. As of January 1, 2021, the Company had $0.8 million of capitalized offering cost. During 2021, the Company incurred additional offering costs of $1.5 million and wrote off $2.0 million of offering costs. As of December 31, 2021, the Company had $0.3 million of capitalized offering costs. During 2022, the Company did not incur any offering costs and wrote-off $0.3 million of offering costs. As of December 31, 2022 capitalized offering costs were $0. During the year ended December 31, 2022, the Company incurred and recorded as selling, general and administrative expenses $3.0 million related to the definitive business combination agreement and SPAC transaction. See Note 1, Organization, Description of Business.
Fair Value Option
The Company elects to account for its convertible promissory notes, which meet the required criteria, at fair value at inception and at each subsequent reporting date. Subsequent changes in fair value are recorded as a component of non-operating loss in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive loss for changes related to instrument-specific credit risk. As a result of electing the fair value option, direct costs and fees related to the convertible promissory notes are expensed as incurred.
Investments
The Company’s equity investments are accounted for under the equity method of accounting when the Company can exert significant influence and the Company’s ownership interest does not exceed 50%. The Company initially records equity method investments at cost and adjusts for the appropriate share of investee net earnings or losses.
Convertible Preferred Stock
The Company records convertible preferred stock at their respective issuance price, less issuance costs on the dates of issuance. The convertible preferred stock is classified outside of permanent equity as temporary equity in the accompanying consolidated balance sheets. Although the convertible preferred stock is not redeemable, upon certain change in control events that are outside of the Company’s control, including liquidation, sale or transfer of control of the Company, holders of the convertible preferred stock may have the right to receive their liquidation preference to any distribution of the proceeds under the terms of the Company’s amended and restated certificate of incorporation. The Company has not adjusted the carrying values of the convertible preferred stock to the liquidation preferences of such shares since it is uncertain whether or when a redemption event will occur. Subsequent adjustments to increase the carrying values to the redemption values will be made only when it becomes probable that such redemption will occur.
Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.
Fair value measurements are based on a three-tiered valuation hierarchy, which is classified and disclosed by the Company in one of the three categories as follows:
•
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•
Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly, or can be corroborated by observable market data for substantially the full term of the asset or liability; and

•
Level 3 — Prices or valuation techniques that require unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
Leases
The Company determines whether a contract is, or contains, a lease at inception. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term using the Company’s incremental borrowing rate applicable to the underlying asset unless the implicit rate is readily determinable. The Company determines the lease term as the noncancellable period of the lease, and may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the balance sheets.
Research and Development Expenses
Research and development costs are expensed as incurred. Research and development expenses consist primarily of costs associated with clinical studies including clinical trial design, clinical site reimbursement, data management, travel expenses and the cost of products used for clinical trials and internal and external costs associated with the Company’s regulatory compliance and quality assurance functions, including the costs of outside consultants and contractors that assist in the process of submitting and maintaining regulatory filings, and overhead costs. Additionally, research and development expenses include employee compensation, including stock-based compensation, supplies, consulting, prototyping, testing, materials, travel expenses and an allocation of facility overhead expenses. Costs incurred in obtaining technology licenses are charged to research and development expense as acquired in-process research and development if the technology licensed has not reached technological feasibility and has no alternative future use.
The Company accrues the expenses for its clinical trial activities performed by third parties, including clinical research organizations and other service providers, based upon estimates of the work completed over the life of the individual study in accordance with associated agreements. The Company determines these estimates through discussion with internal personnel and outside service providers as to progress or stage of completion of trials or services pursuant to contracts with clinical research organizations and other service providers and the agreed-upon fee to be paid for such services. Payments made to outside service providers in advance of the performance of the related services are recorded as prepaid expenses and other current assets until the services are rendered. There have been no material adjustments to the Company’s accrued estimates for clinical trial activities through December 31, 2021 and December 31, 2022.
Stock-Based Compensation
The Company recognizes compensation expense for all share-based awards. The Company accounts for stock-based compensation as measured at grant date, based on the fair value of the award. The Company measures the fair value of awards granted using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including the estimated fair value of common stock, the expected volatility of the Company’s common stock, expected risk-free interest rate, and the option’s expected life. The Company also evaluates the impact of modifications made to the original terms of equity awards when they occur.
The fair value of equity awards that are expected to vest is amortized on a straight-line basis over the requisite service period. Stock-based compensation expense is recognized net of actual forfeitures when they occur, as an increase to additional paid-in capital or noncontrolling interest in the consolidated balance sheets and in selling, general and administrative or research and development expenses in the consolidated statements of operations and comprehensive loss. All stock-based compensation costs are recorded in the consolidated statements of operations and comprehensive loss based upon the underlying employee’s role within the Company.
Noncontrolling Interest
ABP Sub Inc., the Company’s wholly owned subsidiary, grants stock options to certain employees and nonemployee consultants of ABP Sub Inc. The Company accounts for stock-based compensation expense recognized by ABP Sub Inc. as an increase in noncontrolling interest in the accompanying consolidated financial statements. See Note 11, “Share-based Compensation” for more information.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards and are measured using the enacted tax rates and laws that will be in effect when such items are expected to reverse. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.
The Company records uncertain tax positions on the basis of a two-step process whereby (i) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (ii) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying consolidated statements of operations and comprehensive loss. Any accrued interest and penalties related to uncertain tax positions will be reflected as a liability in the balance sheet.
Net Loss Per Share Attributable to Common Stockholders
The Company calculates basic and diluted net loss per share to common stockholders in conformity with the two-class method required for companies with participating securities. The Company considers all series of convertible preferred stock to be participating securities as they participate in any dividends declared by the Company. Under the two-class method, undistributed earnings allocated to these participating stockholders are subtracted from net income in determining net income attributable to common stockholders.

Net loss attributable to common stockholders is not allocated to convertible preferred stock as the holders of convertible preferred stock do not have a contractual obligation to share in losses.
Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period, without consideration for potentially dilutive shares of common stock. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock and potentially dilutive securities outstanding for the period using the “treasury stock,” “if converted” or “two-class” method if their inclusion would have been anti-dilutive. For purposes of the diluted net loss per share calculation, convertible preferred stock, warrants, convertible notes and common stock options are considered as potentially dilutive securities.
Since the Company was in a loss position for the years ended December 31, 2022 and 2021, basic net loss per share is the same as diluted net loss per share as the inclusion of all potentially dilutive common shares was anti-dilutive.
Basic and diluted net loss per share for the year ended December 31, 2022 was calculated as follows (in thousands, except share and per share amounts):
Year ended December 31, 2022
Net loss available to AEON common stockholders	$(52,556)
Weighted average common shares outstanding, basic and diluted	138,825,356
Net loss per share attributable to AEON common stockholders, basic and diluted	$(0.38)
Basic and diluted net loss per share for the year end December 31, 2021 was calculated as follows (in thousands, except share and per share amounts):
Year Ended December 31, 2021
Net loss available to AEON common stockholders	$(55,637)
Weighted average common shares outstanding, basic and diluted	126,252,622
Net loss per share attributable to AEON common stockholders, basic and diluted	$(0.44)
The following potentially dilutive securities outstanding have been excluded from the computation of diluted weighted average shares outstanding because such securities have an anti-dilutive impact:
	December 31,
	2022	2021
Convertible preferred stock outstanding	21,257,708	21,257,708
Convertible preferred stock warrants outstanding	342,011	342,011
Common stock options	9,694,890	10,516,525
	31,294,609	32,116,244
Contingencies
The Company may be, from time to time, a party to various disputes and claims arising from normal business activities. The Company continually assesses litigation to determine if an unfavorable outcome would lead to a probable loss or reasonably possible loss which could be estimated. The Company accrues for all contingencies at the earliest date at which the Company deems it probable that a liability has been incurred and the amount of such liability can be reasonably estimated. If the estimate of a probable loss is a range and no amount within the range is more likely than another, the Company accrues the minimum of the range. In the cases where the Company believes that a reasonably possible loss exists, the Company discloses the facts and circumstances of the litigation, including an estimable range, if possible.

Recently Adopted Accounting Standards
In December 2019, the Financial Accounting Standards Board (the “FASB”) issued an accounting standards update that simplified various aspects of the income tax accounting guidance related to intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplified aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarified the accounting for transactions that result in a step-up in the tax basis of goodwill, among other clarifications. The guidance became effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years, with early adoption permitted. The Company adopted the provisions of the guidance on January 1, 2021. The adoption did not have a material impact on the Company’s consolidated financial statements.
New Accounting Standards Not Yet Adopted
In August 2020, the FASB issued an accounting standards update that simplified the accounting for certain financial instruments with characteristics of liabilities and equity by reducing the number of accounting models for convertible debt and convertible preferred stock instruments. It also amended the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modified how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. The guidance will be effective for the Company for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted for fiscal years beginning after December 15, 2020 but only if the adoption is as of the beginning of a fiscal year. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements.
In June 2016, the FASB issued an accounting standards update that amended the guidance on the measurement of credit losses on financial instruments. The guidance amended the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain financial instruments. In November 2019, the FASB issued an update to the guidance to defer the effective date for all entities except SEC filers that are not smaller reporting companies to fiscal years beginning after December 15, 2022, including interim periods within those years. The Company does not expect the adoption of this guidance will have a material impact on its consolidated financial statements.
Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not, or are not believed by management to, have a material impact on the Company’s financial position, results of operations or cash flows.
Note 3.   Contribution and Distribution of Affiliated Companies
In January 2020, the Company formed a wholly owned subsidiary, named Alphaeon 1 LLC (A1). The Company’s Board of Directors approved the contribution of its equity method interest in Evolus, Inc., which was a wholly owned subsidiary of the Company prior to Evolus’ completion of an initial public offering (“IPO”) in February 2018, to A1. At the time of this contribution, the Company owned 8,662,346 shares of Evolus, representing approximately 26% of the outstanding shares of Evolus. The Company then distributed all of the units of A1 to its current stockholders on a one common unit or one preferred unit for one share of its common stock or preferred stock, as applicable, basis. In connection with the distribution of the units of A1 to the Company’s stockholders, each of the holders of the Company’s 2019 Convertible Notes were granted contingent warrants by A1 to purchase shares of Evolus from A1. See Note 4, “Related Party Transactions” for further discussion.
As a result of the distribution, the Company no longer holds any membership interests in A1 nor any equity interest in Evolus. The Company derecognized the equity investment in Evolus from its balance sheet in January 2020 at the carrying value, which was the fair value. Upon the concurrent distribution to its current stockholders, the Company recorded an in-kind dividend of $105.8 million for the value equal to the fair value of the equity investment in Evolus.
In September 2020, the Company formed Alphaeon Credit HoldCo LLC (AC HoldCo) and contributed all of its stock in Alphaeon Credit to AC HoldCo in exchange for all the interests in AC HoldCo, which the

Company then distributed to its stockholders, pro-rata. At the time of this contribution, the Company owned 100% of the outstanding stock of Alphaeon Credit. In connection with the contribution and distribution, AC HoldCo issued to the holders of the 2019 Convertible Notes a contingent warrant to purchase, upon a qualifying listing (defined as the Company’s first underwritten public offering) or an event of default, the common stock of Alphaeon Credit. See Note 4, “Related Party Transactions” for further discussion. As a result, the Company no longer holds any interest in Alphaeon Credit or AC HoldCo.
In September 2020, the Company formed Zelegent HoldCo LLC (Z HoldCo) and contributed all of its equity investment in Zelegent, Inc. (Zelegent), a privately held clinical trial stage medical device manufacturer focusing on creating tools to treat disorders, to Z HoldCo in exchange for all the interests in Z HoldCo, which the Company then distributed to its shareholders, pro-rata. At the time of this contribution, the Company had approximately a 35% ownership interest in Zelegent. In connection with the contribution and distribution, Z HoldCo issued to the holders of the 2019 Convertible Notes a contingent warrant to purchase, upon a qualifying listing (defined as the Company’s first underwritten public offering) or event of default, the common stock of Zelegent. See Note 4, “Related Party Transactions” for further discussion. As a result, the Company no longer holds any equity interest in Zelegent or Z HoldCo.
The Company derecognized the assets and liabilities of Alphaeon Credit and the equity investment in Zelegent from its consolidated balance sheet effective September 30, 2020 at the carrying value. Upon the concurrent distribution to its current stockholders of its interests in AC HoldCo and Z HoldCo, the Company recorded an in-kind dividend of $2.5 million for the value equal to the carrying amount of its investments in Alphaeon Credit and Zelegent.
On December 12, 2022, Priveterra and AEON executed the Business Combination Agreement. Concurrent with the execution of the Business Combination Agreement, Priveterra also entered into the Sponsor Support Agreement, the AEON Stockholder Support Agreement and the AEON Noteholder Support Agreement, in each case, with the applicable other parties thereto.
Note 4.   Related Party Transactions
2019 Debt Financings
In June 2019, the Company entered into a senior unsecured note purchase agreement (the “Original 2019 Note Purchase Agreement”), with Dental Innovations, pursuant to which the Company issued Dental Innovations a promissory note (the “Original 2019 Note”) with a principal amount of $5.0 million. Pursuant to the terms of the Original 2019 Note, the Company was required to repay a total of $8.75 million, representing all principal and interest owed, upon the earliest to occur of (i) June 19, 2022, (ii) Dental Innovations’ demand for repayment following the Company’s completion of an initial public offering and (iii) the Company’s election to repay the Original 2019 Note in full.
Under the Original 2019 Note Purchase Agreement, Dental Innovations committed to purchase from the Company an additional promissory note with a principal amount of $5.0 million, subject to the Company issuing and selling an additional promissory note with a principal amount of $5.0 million to a lender not affiliated with Dental Innovations. Any such additional promissory notes would have the same payment terms as the Original 2019 Notes.
In December 2019, the Company entered into an amendment to the Original 2019 Note Purchase Agreement that provided for the exchange of the Original 2019 Note for a convertible promissory note with a principal amount of $5.0 million. In addition, Dental Innovations was no longer committed to purchase from the Company an additional promissory note with a principal amount of $5.0 million subject to the Company issuing and selling an additional promissory note with a principal amount of $5.0 million to a lender not affiliated with Dental Innovations. In December 2019, the Company issued and sold five additional convertible promissory notes, each with a principal amount of $1.0 million, including one to SCH and one to a member of the Company’s board of directors (all such convertible promissory notes, the “2019 Convertible Notes”).
The Company’s payment and performance under the 2019 Convertible Notes are guaranteed by ABP Sub Inc., its wholly owned subsidiary. Pursuant to the terms of the 2019 Convertible Notes, the Company is required to repay 175% of the principal amount to the holders on the third anniversary of their issuance. In the event of an underwritten public offering of the Company’s common stock, the 2019 Convertible Notes will automatically convert into a number of shares of the Company’s common stock equal to 175% of the principal amount of the 2019 Convertible Notes, divided by the per share price at which shares are offered to the public in such offering.
Due to certain embedded features within the 2019 Convertible Notes, the Company elected to account for the 2019 Convertible Notes and all their embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk. As a result of electing the fair value option, direct costs and fees related to the 2019 Convertible Notes were expensed as incurred.
In January 2020, in connection with the distribution of the units of A1 to the Company’s stockholders, each of the holders of the Company’s 2019 Convertible Notes were granted contingent warrants by A1 to purchase shares of Evolus from A1. The contingent warrants are exercisable at the option of the holders only prior to the Company’s first underwritten public offering of common stock under the Securities Act of 1933, as amended (the “Securities Act”), or upon an event of default under the 2019 Convertible Notes. The 2019 Convertible Notes were concurrently amended to provide the noteholders the option, prior to the notes’ conversion, to cancel a portion of the indebtedness represented by such noteholder’s 2019 Convertible Note and receive a number of shares of Evolus from A1 having a market value equal to the value of such cancelled indebtedness, in lieu of automatic conversion of all of the noteholder’s 2019 Convertible Note into shares of the Company’s common stock. The amount of cancelled indebtedness that can be so applied in exercise of the contingent warrant is capped as the ratio that the value of Evolus shares held by A1 bears to the combined value of (i) the Evolus shares held by A1 and (ii) the Company immediately prior to consummation of the Company’s first underwritten public offering of common stock under the Securities Act.
In September 2020, in connection with the distribution of the units of AC HoldCo and Z HoldCo to the Company’s stockholders, each of the holders of the Company’s 2019 Convertible Notes were granted contingent warrants by AC HoldCo and Z HoldCo to purchase shares of Alphaeon Credit and Zelegent from AC HoldCo and Z HoldCo. The contingent warrants are exercisable at the option of the holders only prior to the Company’s first underwritten public offering of common stock under the Securities Act, or upon an event of default under the 2019 Convertible Notes. The 2019 Convertible Notes were concurrently amended to provide the noteholders the option, prior to the notes’ conversion, to cancel a portion of the indebtedness represented by such noteholder’s 2019 Convertible Note and receive a number of shares of Alphaeon Credit and/or Zelegent from AC HoldCo and Z HoldCo having a market value equal to the value of such cancelled indebtedness, in lieu of automatic conversion of all of the noteholder’s 2019 Convertible Note into shares of the Company’s common stock. The amount of cancelled indebtedness that can be so applied in exercise of the contingent warrant is capped as the ratio of aggregate indebtedness held by the convertible note holder as a proportion of the value of Alphaeon Credit or Zelegent to the value of the Company.
As of December 31, 2022, no contingent warrants were exercised by the Company’s stockholders to reduce the Company’s convertible note obligations. During the years ended December 31, 2022 and 2021, the Company recognized $(1.7) million and $0.1 million, respectively, of (expense) income related to the (increase) decrease in the fair value of the 2019 Convertible Notes. As of December 31, 2022 and 2021, the principal amount outstanding under the 2019 Convertible Notes was $6.0 million and $10.0 million with an estimated fair value of $13.3 million and $15.6 million, respectively.
Additionally, on July 22, 2022, the 2019 debt was amended. The Dental Innovations note’s maturity date was extended from June 19, 2022 to December 29, 2023. The original note had a principal of $5.0 million. Upon the original maturity date, the total due was 175% of principal, which equals $8.7 million (includes an additional amount of $3.7 million). Interest was increased from 0.0% to 15.79% on the total payable of $8.7 million from the original maturity date of June 19, 2022 to the new maturity date of December 29, 2023.
On July 22, 2022, the Simhambhatla, Jaywin, Willis, and Malik notes’ maturity dates were extended from November 1, 2022, December 12, 2022, December 12, 2022 and December 18, 2022, respectively, to

December 29, 2023. Each of the four notes had a principal of $1.0 million. Upon the original maturity date, the total due on each of the four notes was 175% of principal, which equals $1.7 million (includes an additional amount of $0.7 million). At the original maturity dates, the principal sum of $1.0 million was paid back to each of the note holders. The remaining $0.7 million is due at the extended maturity date of December 29, 2023. The interest rate was increased from 0.0% to 10.0% interest on the remaining $0.7 million from the original maturity date to the new maturity date.
The 2019 Strathspey Crown Note’s maturity date was extended from December 18, 2022 to December 29, 2023. The original Note had a principal of $1.0 million. Upon the original maturity date, the total due was 175% of principal, which equals $1.7 million. The interest rate was increased from 0.0% to 15.79% on the total of $1.7 million from the original maturity date to the new maturity date.
SCH Convertible Note
Since December 2013, the Company had been party to an intercompany credit line promissory note (the “Strathspey Crown Note”), pursuant to which SCH, the Company’s majority stockholder, had advanced borrowings to the Company to fund its capital requirements. Effective as of January 2, 2020, the Company and SCH cancelled all obligations under the Strathspey Crown Note and in exchange the Company issued a convertible promissory note to SCH (the “SCH Convertible Note”) with a principal amount of $17.5 million. The Company accounted for the debt exchange as an extinguishment of the Strathspey Crown Note and recognized a loss on debt extinguishment of $11.2 million, representing the difference between the fair value of the SCH Convertible Note of $26.5 million at January 2, 2020 and total obligations outstanding under the Strathspey Crown Note of $15.8 million less the unamortized borrowing cost of $0.5 million.
The Company’s payment and performance under the SCH Convertible Note are guaranteed by ABP Sub Inc. Pursuant to the terms of the SCH Convertible Note, the Company is required to repay 175% of the principal amount to SCH on the third anniversary of its issuance. In the event of an underwritten public offering of the Company’s common stock, the SCH Convertible Note will automatically convert into a number of shares of the Company’s common stock equal to 175% of the principal amount of the SCH Convertible Note, divided by the per share price at which shares are offered to the public in such offering.
Due to certain embedded features within the SCH Convertible Note, the Company elected to account for the SCH Convertible Note and the embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk. As a result of electing the fair value option, any direct costs and fees related to the SCH Convertible Note were expensed as incurred.
During the years ended December 31, 2022 and 2021, the Company recognized $(2.1) million and $1.8 million, respectively, of (expense) income related to the (increase) decrease in the fair value of the SCH Convertible Note. As of December 31, 2022 and 2021, the principal amount outstanding under the SCH Convertible Note was $17.5 million with an estimated fair value of $27.6 million and $25.5 million, respectively.
Additionally, the 2020 Strathspey Crown note’s maturity date was extended from January 2, 2023 to December 29, 2023. The original note had a principal of $17.5 million. Upon the original maturity date, the total due was $30.6 million. The interest rate was increased from 0.0% to 15.79% on the total of $30.6 million from the original maturity date to the new maturity date.
A1 Convertible Notes
In December 2021, the Company entered into an agreement with A1 (the “A1 Purchase Agreement”), pursuant to which the Company issued subordinated convertible promissory notes to A1 with an aggregate principal amount of $25.0 million. On December 8 and 15, 2021, the Company issued two convertible notes (collectively, the “2021 A1 Convertible Notes”), each with a principal amount of $5.0 million and totaling $10.0 million, that mature on the third anniversary of its issuance. The A1 Convertible Notes are unsecured and subordinated to the Company’s other convertible notes.

The 2021 A1 Convertible Notes bear interest, compounded daily, at the lesser of 10% per annum or the maximum rate permissible by law. Interest is paid in-kind by adding the accrued amount thereof to the principal amount on a monthly basis on the last day of each calendar month for so long as any principal amount remains outstanding (such paid in-kind interest, in the aggregate at any time, the “PIK Principal”).
Immediately prior to an initial public offering, all of the then outstanding principal amount and accrued and unpaid interest under the 2021 A1 Convertible Notes will automatically convert into shares of the Company’s common stock. The number of shares of common stock issuable upon conversion of the 2021 A1 Convertible Notes is equal to (i) the outstanding loan amount (including the PIK Interest) divided by (ii) the product of (a) the price per share of such common stock issued to the public in the Initial Public Offering multiplied by (b) the applicable discount rate. The discount rate is determined for each note based on the number of days elapsed between the date the applicable note was executed and the date on which a conversion event is formally announced and shall be equal to (x) 10% if between zero and 90 days, (y) 15% if between 91 and 180 days, or (z) 20% if greater than 180 days.
Due to certain embedded features within the 2021 A1 Convertible Notes, the Company elected to account for the 2021 A1 Convertible Notes and the embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the accompanying consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk.
During the years ended December 31, 2022 and 2021, the Company recognized $0.6 million and $(0.2) million, respectively of income (expense) related to the change in the fair value of the 2021 A1 Convertible Notes. As of December 31, 2022 and 2021, the principal amount outstanding under the 2021 A1 Convertible Notes was $10 million with an estimated fair value of $9.6 million and $10.2 million, respectively.
During the year ended December 31, 2022, the Company issued five additional tranches of subordinated convertible promissory notes to A1 on February 18, 2022, March 9, 2022, April 14, 2022, June 3, 2022 and July 1, 2022 (collectively, the “2022 A1 Convertible Notes”), the first four with a principal amount of $3.0 million each and the fifth issued July 1, 2022, for a principal amount of $2.5 million and totaling $14.5 million. The terms of the 2022 A1 Convertible Notes are similar to those of the 2021 A1 Convertible Notes. During the year ended December 31, 2022, the Company recognized $1.0 million of expense related to the change in the fair value of the 2022 A1 Convertible Notes. As of December 31, 2022, the principal balance was $14.5 million with an estimated fair value of $13.5 million.
Additionally, on March 30, 2022, the Company amended the 2021 A1 Convertible Notes and the convertible notes issued on February 18, 2022 and March 9, 2022 to remove the discount rate associated with the automatic conversion of any outstanding convertible notes into share of common stock in connection with an initial public offering.
Clarion Unwind Fee
In 2014, the Company acquired all outstanding voting equity interests of Clarion Medical Technologies Inc. (“Clarion”) pursuant to a shareholders’ agreement (the “Shareholders’ Agreement”). The Shareholders’ Agreement provided the previous equity holders of Clarion the right (the “Unwind Right”) to an unwind fee of approximately $9.55 million (the “Unwind Fee”) to unwind the Company’s acquisition of Clarion. In 2016, the previous equity holders of Clarion exercised the Unwind Right and the Unwind Fee became a joint and several obligation of the Company and SCH, its majority stockholder.
In November 2017, the Company and SCH entered into a side letter and guarantee agreement (“Side Letter”) with Clarion and the previous equity holders of Clarion in which the Company agreed to cause Evolus to enter into an exclusive distribution and supply agreement, dated as of November 30, 2017 (the “Distribution Agreement”) with Clarion. The Distribution Agreement provided terms pursuant to which Evolus would exclusively supply DWP-450 to Clarion in Canada, if Evolus obtained the necessary regulatory approval from Health Canada. Evolus received approval from Health Canada in August 2018 for the temporary improvement in the appearance of moderate to severe glabellar lines in adult patients under 65 years of age. The Distribution Agreement also sets forth that a portion of the proceeds received by Evolus from each unit of DWP-450 purchased by Clarion shall be paid directly to the previous equity holders of Clarion, and will reduce, on a dollar-for-dollar basis, the amount of the Unwind Fee owed by the Company until paid in full.
Pursuant to the Side Letter, the Company and SCH are obligated to pay the Unwind Fee upon an acceleration event within 30 days of such event. For purposes of the Side Letter, each of the following events constitutes an acceleration event (each, an Acceleration Event): (i) the Unwind Fee is not paid in full by December 31, 2022, (ii) there is a material default of obligations by Evolus under the Distribution Agreement, (iii) a claim or interruption of more than 60 days occurs under the Distribution Agreement that impairs Clarion’s ability to sell DWP-450 in Canada as the sole distributor, (iv) an initial public offering or any change in control involving the Company or Evolus that results in either company receiving net proceeds of $700 million, (v) the bankruptcy or assignment for the benefit of creditors of the Company or Evolus, or (vi) the termination of the License and Supply Agreement, dated as of September 30, 2013, as amended (the “Evolus Supply Agreement”), by and between Evolus and Daewoong.
In addition, pursuant to the Side Letter, the Company and SCH re-affirmed to the previous equity holders of Clarion the obligation of the Company and SCH to pay the Unwind Fee should Evolus fail to supply DWP-450 to Clarion or cause the Distribution Agreement to terminate. The Company and SCH further agreed to pay the unpaid amount of the Unwind Fee on December 31, 2022, if demanded by the previous equity holders of Clarion.
On March 23, 2021, Evolus, Clarion, and Daewoong entered into an addendum to the Distribution Agreement to provide for Clarion to purchase DWP-450 directly from Daewoong. As a result, the Company’s obligation under the Distribution Agreement to pay the Unwind Fee to the previous equity holders of Clarion was cancelled. The Company recognized a gain on cancellation of the Unwind Fee of $9.55 million during the year ended December 31, 2021 with a corresponding decrease in other liabilities in the accompanying consolidated financial statements.
Shared Services Agreements with Strathspey Crown Limited, LLC
In August 2019, the Company entered into services agreements with Strathspey Crown Limited, LLC, an affiliate of SCH with an effective date of January 2019. Pursuant to the services agreements, Strathspey Crown Limited, LLC provides the Company certain administrative and development support services, including certain general management, communication, human resources, office, rent and information technology services. The Company pays Strathspey Crown Limited, LLC an allocable share of the actual cost incurred by Strathspey Crown Limited, LLC in providing such services, plus a 10% markup, as well as an allocable share of Strathspey Crown Limited, LLC’s overhead expenses, including office rent, depreciation, maintenance, utilities and supplies. The services agreements have a one-year term and will renew for successive one-year terms unless sooner terminated by either party. The Company or Strathspey Crown Limited, LLC may terminate the services agreements upon sixty days’ notice to the other party. The services agreements were terminated in December 2021. For the years ended December 31, 2022 and 2021, $0 million and $0.1 million, respectively, of costs related to the shared services agreements were included in selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.
Note 5.   Daewoong Convertible Notes
In August 2020, the Company entered into a Convertible Promissory Note Purchase Agreement with Daewoong (the “Daewoong Purchase Agreement”), pursuant to which the Company issued Daewoong two subordinated convertible promissory notes (collectively, the “2020 Daewoong Convertible Notes”) with an aggregate principal amount of $25.0 million. The 2020 Daewoong Convertible Notes have similar terms, of which one was issued on August 27, 2020 with a principal amount of $10.0 million and the other was issued on September 18, 2020 with a principal amount of $15.0 million. The 2020 Daewoong Convertible Notes are unsecured and subordinated to the Company’s 2019 Convertible Notes. The Company’s payment and performance under the 2020 Daewoong Convertible Notes are guaranteed by ABP Sub Inc., its wholly owned subsidiary.

The 2020 Daewoong Convertible Notes bear interest daily at 3% per annum with semiannual compounding. Interest is paid in-kind by adding the accrued amount thereof to the principal amount on a semi-annual basis on June 30th and December 31st of each calendar year for so long as any principal amount remains outstanding (such paid in-kind interest, in the aggregate at any time, the “PIK Principal”). The 2020 Daewoong Convertible Notes mature on September 18, 2025.
Pursuant to its terms, Daewoong may elect to convert all of the then outstanding principal amount and all accrued and unpaid interest into the Company’s common stock at any time following the date that is 12 months after September 18, 2020, provided, that such election shall be made at the same time with respect to all notes issued to Daewoong. The number of shares issuable upon any conversion shall be equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $25.0 million and (ii) multiplied by 9.99% of the aggregate of all of the shares of the Company’s common stock then outstanding, the Company’s common stock issuable upon conversion or exercise of all of the outstanding convertible or exercisable securities, all outstanding vested or unvested options or warrants to purchase the Company’s capital stock, but excluding all out-of-the-money options, and all shares of common stock issuable upon conversion of any convertible debt (whether or not such debt is convertible at such time).
Immediately prior to an initial public offering, all of the then outstanding principal amount and accrued and unpaid interest under the 2020 Daewoong Convertible Notes will automatically convert into shares of the Company’s common stock. The number of shares of common stock issuable upon conversion of the 2020 Daewoong Convertible Notes is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $25.0 million and (ii) multiplied by the greater of (A) 9.99% of the pre-IPO shares of the Company, and (B) that number of shares having an aggregate value of $20.0 million immediately prior to the IPO based upon a price per share of such common stock issued to the public in the IPO; provided, however, that in no event shall Daewoong’s ownership exceed 15% of the pre-IPO shares of the Company after taking into account conversion of the 2020 Daewoong Convertible Notes. In the event, and only in the event, that shares of the Company are sold in the IPO whereby the pre-money valuation of the Company is $200.0 million or greater, within five business days of the conversion of the 2020 Daewoong Convertible Notes, the Company shall pay to Daewoong the PIK Principal plus all accrued and unpaid interest either in cash or by the issuance of additional shares of common stock at the price per share in the IPO, which payment method shall be at the Company’s sole election.
In May 2021, the Daewoong Purchase Agreement was amended to provide for the issuance of an additional subordinated convertible promissory note by the Company to Daewoong at an initial principal amount of $5.0 million. The subordinated convertible promissory note was issued with terms similar to the two subordinated convertible promissory notes issued in 2020 and matures on May 12, 2026 (all such convertible promissory notes, the “Daewoong Convertible Notes”).
Pursuant to the terms of the amended Daewoong Purchase Agreement, Daewoong may elect to convert all of the then outstanding principal amount and all accrued and unpaid interest into the Company’s common stock at any time following the date that is 12 months after September 18, 2020, provided, that such election shall be made at the same time with respect to all notes issued to Daewoong. The number of shares of common stock issuable upon conversion is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $30.0 million and (ii) multiplied by 11.99% of the aggregate of all of the shares of the Company’s common stock then outstanding, the Company’s common stock issuable upon conversion or exercise of all of the outstanding convertible or exercisable securities, all outstanding vested or unvested options or warrants to purchase the Company’s capital stock, but excluding all out-of-the-money options, and all shares of common stock issuable upon conversion of any convertible debt (whether or not such debt is convertible at such time).
In addition, immediately prior to an initial public offering, all of the then outstanding principal amount and accrued and unpaid interest under the convertible notes will automatically convert into shares of the Company’s common stock. The number of shares of common stock issuable upon conversion of the convertible notes is equal to (i) the outstanding principal amount (excluding PIK Principal) divided by $30.0 million and (ii) multiplied by the greater of (A) 11.99% of the pre-IPO shares of the Company, and (B) that number of shares having an aggregate value of $24.0 million immediately prior to the IPO based upon a price per share of such common stock issued to the public in the IPO; provided, however, that in no event shall Daewoong’s ownership exceed 18% of the pre-IPO shares of the Company after taking into account conversion of the Daewoong Convertible Notes.
Due to certain embedded features within the Daewoong Convertible Notes, the Company elected to account for the Daewoong Convertible Notes, including the paid-in-kind principal and interest, and the embedded features at fair value at inception. Subsequent changes in fair value are recorded as a component of other (loss) income in the consolidated statements of operations and comprehensive loss or as a component of other comprehensive income (loss) for changes to instrument-specific credit risk. As a result of electing the fair value option, any direct costs and fees related to the Daewoong Convertible Notes were expensed as incurred.
On July 29, 2022, the Company entered into a Convertible Promissory Note Purchase Agreement (the “Agreement”) between the Company and Daewoong Co., LTD. and received $30 million. The Note has a stated interest rate of 15.79% per annum. The note matures on December 29, 2023. The Notes may be prepaid, in whole, without premium or penalty at any time prior to the maturity date.
During the years ended December 31, 2022 and 2021, the Company recognized $(2.2) million and $(0.8) million of (expense) income, respectively, related to the change in the fair value of the Daewoong Convertible Notes. As of December 31, 2022 and 2021, the principal amount outstanding (excluding the PIK Principal) under the Daewoong Convertible Notes was $60.0 million and $30.0 million, respectively, with an estimated fair value of $67.3 million and $35.0 million, respectively.
Note 6.   Fair Value Measurements
The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The carrying value of cash, accounts receivables, accounts payable, accrued liabilities, convertible notes approximate fair value because of the short-term nature of those instruments. The following are other financial assets and liabilities that are measured at fair value on a recurring basis.
Convertible Notes at Fair Value
Due to certain embedded features within the convertible notes, the Company elected the fair value option to account for its convertible notes, including any paid-in-kind principal and interest, and the embedded features. During the years ended December 31, 2022 and 2021, the Company recognized $(4.4) million and $(0.8) million, respectively, of (expense) related to the (increase) in the fair value of the convertible notes. As of December 31, 2022 and 2021, the principal amount outstanding under the convertible notes was $108.0 million and $67.5 million, respectively, with an estimated fair value of $131.3 million and $86.4 million, respectively. See Note 4, “Related Party Transaction,” and Note 5, “Daewoong Convertible Notes” for more information on the convertible notes.
The fair value of the convertible notes is determined based on Level 3 inputs using a scenario-based analysis that estimates the fair value of the convertible notes based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes available to the noteholders, including various initial public offering, settlement, equity financing, corporate transaction and dissolution scenarios. The significant unobservable input assumptions that can significantly change the fair value include (i) the weighted average cost of capital, (ii) the timing of payments, (iii) the discount for lack of marketability, (iv) the probability of certain corporate scenarios, and (v) the long-term pretax operating margin. During the years ended December 31, 2022 and 2021, the Company utilized discount rates ranging from 20% to 40% and 15% to 28% respectively, reflecting changes in the Company’s risk profile, time-to-maturity probability, and key terms when modified to the convertible notes.
Preferred Stock Warrant Liability
In 2016, in connection with an earlier debt issuance that has been subsequently settled, the Company issued to one of its investors, Longitude Venture Partners II, L.P. (“Longitude”), warrants to purchase 342,011 shares of the Company’s Series B convertible preferred stock at an exercise price of $7.3097 per share. The Company accounts for the warrants as a liability included in Other liabilities in the accompanying consolidated balance sheets, which were initially recorded at their fair value of $0.8 million on the date of issuance and are subject to remeasurement at each subsequent balance sheet date. Any change in fair value of the warrants as a result of the remeasurement is recognized as a component of other (loss) income, net in the accompanying consolidated statements of operations and comprehensive loss.
The fair value of the warrant liability is determined based on Level 3 inputs using the Black-Scholes option-pricing model, which includes expected volatility, risk-free interest rate, expected life and expected dividend yield. The warrant liability was not material as of December 31, 2022 and 2021 and there were no material changes in fair value in each of the years ended December 31, 2022 and 2021.
Note 7.   Commitments and Contingencies
Operating Leases
The Company subleased office space from SCH pursuant to shared services agreements entered into in August 2019 with Strathspey Crown Limited, LLC, an affiliate of SCH, with an effective date of January 2019. The services agreements had a one-year term and renewed for successive one-year terms unless sooner terminated by either party upon sixty days’ notice to the other party. In connection with the termination of the shared services agreements with Strathspey Crown Limited, LLC, the office sublease was terminated in December 2021. The Company accounted for the previously subleased office lease as a short-term lease as of December 31, 2020.
In December 2021, the Company entered into a three-year non-cancellable lease for office space. The lease does not include variable or contingent lease payments. An operating lease asset and liability are recognized based on the present value of the remaining lease payments discounted using the Company’s incremental borrowing rate. Lease expense is recognized on a straight-line basis over the lease term. The following table summarizes supplemental balance sheet information related to the operating lease as of December 31, 2022 (in thousands):
Minimum lease payments by fiscal year
2023	$309
2024	292
Total future minimum lease payments	601
Less: Imputed interest	(77)
Present value of lease payments	524
Less: Current portion (included in other accrued expenses)	(282)
Noncurrent operating lease liability	$242
Operating lease right-of-use asset	$475
Remaining lease term in years	1.9
Discount rate	10%
The following table summarizes supplemental disclosures of operating cost and cash flow information related to operating leases for the years ended December 31, 2022 and 2021 (in thousands):
	Years ended December 31
	2022	2021
Cost of operating leases	$279	$124
Cash paid for operating leases	248	121
Daewoong License and Supply Agreement
On December 20, 2019, the Company entered the Daewoong Agreement, pursuant to which Daewoong agreed to manufacture and supply ABP-450 and grant the Company an exclusive license for therapeutic indications to import, distribute, promote, market, develop, offer for sale and otherwise commercialize and exploit ABP-450 in the United States, the European Union, the United Kingdom, Canada, Australia, Russia, the Commonwealth of Independent States and South Africa (collectively the “covered territories”).
Daewoong has agreed to supply the Company with ABP-450 at an agreed-upon transfer price, with no milestone or royalty payments and no minimum purchase requirements. Daewoong is responsible for all costs related to the manufacturing of ABP-450, including costs related to the operation and upkeep of its manufacturing facility, and the Company is responsible for all costs related to obtaining regulatory approval, including clinical expenses, and commercialization of ABP-450. The Company’s exclusivity is subject to its exercise of commercially reasonable efforts to: (i) achieve all regulatory approvals necessary for ABP-450 to be marketed in the territory for therapeutic indications and (ii) commercialize ABP-450 in the territory for therapeutic indications. During the term of the Daewoong Agreement, the Company cannot purchase, sell or distribute any competing products in a covered territory or sell ABP-450 outside a covered territory.
The initial term of the Daewoong Agreement is from December 20, 2019 to the later of (i) the fifth anniversary of approval from the relevant governmental authority necessary to market and sell ABP-450 or (ii) December 20, 2029, and automatically renews for unlimited additional three-year terms, provided the Daewoong Agreement is not earlier terminated. The Daewoong Agreement will terminate upon written notice by either the Company or Daewoong upon a continuing default that remains uncured within 90 days (or 30 days for a payment default) by the other party, or without notice upon the bankruptcy or insolvency of the Company.
The Company has accrued $0.2 million and $0.5 million for ABP-450 supplies as of December 31, 2022 and 2021, respectively.
Legal Proceedings
The Company, from time to time, is involved in various litigation matters or regulatory encounters arising in the ordinary course of business that could result in unasserted or asserted claims or litigation. Other than as described below, the Company is not subject to any currently pending legal matters or claims that would have a material adverse effect on its accompanying financial position, results of operations or cash flows.
In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but have not yet been made. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. No amounts were accrued as of December 31, 2022 and 2021, respectively.
Medytox Litigation
Evolus, the Company, SCH and Daewoong were defendants to a lawsuit brought by Medytox, Inc. (“Medytox”) alleging, among other things, that Daewoong stole Medytox’s botulinum toxin bacterial strain and that Daewoong misappropriated certain trade secrets of Medytox, including the process used to manufacture ABP-450 (the “Superior Court Medytox Litigation”). The lawsuit was stayed pending resolution of a civil lawsuit against Daewoong brought by Medytox in South Korea (the “Korea Litigation”). Effective February 18, 2021, Evolus, Medytox and Allergan entered into a settlement agreement pursuant to which Medytox agreed to dismiss the Superior Court Medytox Litigation. On February 23, 2021, the Superior Court Medytox Litigation was dismissed.
The Company and Daewoong were named as defendants in a lawsuit brought by Medytox in the United States District Court for the Central District of California in May 2021 (the “District Court Medytox Litigation”), alleging, among other things, that Daewoong stole Medytox’s botulinum toxin bacterial strain (the “BTX strain”), and misappropriated certain trade secrets of Medytox, including the process used to manufacture ABP-450 using the BTX strain, and that the Company’s and Daewoong’s activities conducted in the United States give rise to liability for misappropriation of trade secrets. Medytox sought, among other things, (i) actual, consequential and punitive damages, (ii) a reasonable royalty, as appropriate, (iii) disgorgement of any proceeds or profits, (iv) injunctive relief prohibiting the Company from using Medytox’s trade secrets to manufacture, offer to sell, or sell therapeutic BTX products, including ABP-450, and (v) attorneys’ fees and costs.
Effective June 21, 2021, the Company and Medytox entered into a settlement and license agreement (the “Settlement Agreement”) pursuant to which, among other things, Medytox agreed (a) to dismiss all claims against the Company in the District Court Medytox Litigation, (b) to pursue dismissal of the appeals related to the December 2020 final determination of the United States International Trade Commission and agreed that as a result of such dismissal the final determination would be vacated, (c) to file appropriate documents in the Korea Litigation and related actions in support of the terms of the settlement, and (d) not to revive or otherwise pursue the Superior Court Medytox Litigation with respect to the Company; the Company and Medytox agreed to enter into a share issuance agreement pursuant to which the Company issued 26,680,511 shares of the Company’s common stock, par value $0.0001 per share, to Medytox; and the Company agreed to pay Medytox single-digit royalties on the net sales of licensed products for 15 years following the Company’s first $1.0 million in product sales. In the event the shares of AEON common stock the Company issued to Medytox represent less than 10% of the Company’s total outstanding shares immediately prior to the consummation of the Business Combination (the “Target Ownership”), the Company will issue additional shares of AEON common stock to Medytox sufficient to cause Medytox to achieve the Target Ownership. On May 5, 2022, the Company and Medytox amended the Settlement Agreement to clarify that the Target Ownership would be calculated on the earlier of the Company’s initial public offering or the conversion of the Company’s preferred stock into common stock.
On June 28, 2021, the claims against the Company in the District Court Medytox Litigation were dismissed with prejudice. In connection with the issuance of 26,680,511 shares of its common stock to Medytox, the Company recognized $29.0 million as litigation settlement in June 2021.
Note 8.   Income Taxes
The Company’s loss before income taxes was entirely generated from its U.S. operations. As a result of its continuing losses, the Company had no provision for income taxes in the years ended December 31, 2021 and 2020.
As of December 31, 2022 and 2021, the Company had federal net operating loss (“NOL”) carryforwards of $67.5 and $54.3 million, respectively, which will begin to expire in 2036. The Company had state NOLs of $67.4 and $24.0 million as of December 31, 2022 and 2021, respectively, which will begin to expire in 2036. As of December 31, 2022 and 2021, the Company has federal research and development (“R&D”) credit carryforwards of $3.9 million and $1.7 million, respectively, which will begin to expire in 2039. As of December 31, 2022 and 2021, the Company also has California R&D credit carryforwards of $3.0 million and $1.5 million, respectively, which have an indefinite carryforward period.
In general, if the Company experiences a greater than 50 percentage point aggregate change in ownership of certain significant stockholders over a three-year period (a “Section 382 ownership change”), utilization of its pre-change NOL carryforwards and the R&D credit carryforwards is subject to an annual limitation under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, and similar state laws. The annual limitation generally is determined by multiplying the value of the Company’s stock at the time of such ownership change, subject to certain adjustments, by the applicable long-term tax-exempt rate. Such limitations may result in expiration of a portion of the NOL carryforwards and R&D credit carryforwards before utilization and may be material. As of December 31, 2022, the Company has not determined to what extent a potential ownership change will impact the annual limitation that may be placed on the Company’s utilization of its NOL carryovers and R&D credit carryforwards.

The components of deferred tax assets and liabilities were as follows (in thousands):
	December 31,
	2022	2021
Deferred tax assets:
Accrued compensation	$296	$289
Accrued other expense	123	114
Stock compensation	5,303	3,913
Start-up costs and other intangibles	13,727	14,104
Lease liability	157	219
Net operating losses	20,131	13,536
Capitalized Research and Development Expenses	6,387	—
Other	32	22
	46,156	32,197
Less: valuation allowance	(45,923)	(31,939)
Total deferred tax assets	228	258
Deferred tax liabilities:
Depreciation	(89)	(40)
ROU Asset	(138)	(218)
Total deferred tax liabilities	(228)	(258)
Net deferred income taxes	$—	$—
A reconciliation of the difference between the provision (benefit) for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows:
	December 31,
	2022	2021
Income tax at statutory rate	21.0%	21.0%
Convertible notes	(1.80)%	0.3%
Stock compensation	(0.5)%	(0.4)%
Change in valuation allowance	(18.7)%	(20.9)%
Effective tax rate	0.0%	0.0%
A reconciliation of unrecognized tax benefits at the beginning and end of 2022 and 2021 is as follows (in thousands):
	December 31,
	2022	2021
Balance, beginning of year	$7,270	$4,989
Increases due to current year tax positions	3,791	2,281
Decreases due to prior year tax positions	—	—
Balance, end of year	$11,061	$7,270
The Company has considered the amounts and probabilities of the outcomes that can be realized upon ultimate settlement with the tax authorities and determined unrecognized tax benefits should be established of $11.1 million and $7.3 million as of December 31, 2022 and 2021, respectively. The Company’s effective income tax rate would not be impacted if the unrecognized tax benefits are recognized. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.

The Company’s policy is to recognize interest expense and penalties related to income tax matters as a component of income tax expense. There were no accrued interest and penalties associated with uncertain tax positions as of December 31, 2022. The Company’s tax returns for all years since inception are open for audit.
The Company measures deferred tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid.
On March 27, 2020, the President of the United States signed the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) into law. The CARES Act broadly provides entities tax payment relief and significant business incentives and makes certain technical corrections to the 2017 Tax Cuts and Jobs Act, or the Tax Act. The tax relief measures for entities include a five-year net operating loss carry back, increases interest expense deduction limits, acceleration of alternative minimum tax credit refunds, payroll tax relief, and a technical correction to allow accelerated deductions for qualified improvement property. On December 27, 2020, Congress passed, and President Trump signed into law, the Consolidated Appropriations Act, 2021 (the “Act”), which includes certain business tax provisions. ASC Topic 740, Income Taxes, requires the effect of changes in tax law be recognized in the period in which new legislation is enacted. The enactment of the CARES Act and Consolidated Appropriations Act, 2021 did not have a material impact on the Company’s consolidated financial position and results of operations as of December 31, 2022.
Note 9.   Convertible Preferred Stock
As of December 31, 2022 and 2021, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue up to 44,666,035 shares of preferred stock at a par value of $0.0001 per share. The Company has the following convertible preferred stock issued and outstanding at December 31, 2022 and 2021:
	Shares Authorized	Shares Issued and Outstanding	Per Share Preference	Preferential Liquidation Value (in thousands)	Carrying Value, Net of Issuance Costs (in thousands)
Series
Series A	7,393,333	2,505,508	$5.4779	$13,725	$13,819
Series A-1	4,107,414	—	5.4779	—	—
Series A-2	4,846,750	4,846,750	5.4779	26,550	26,379
Series B	20,520,678	6,244,395	7.3097	45,645	43,896
Series B-1	136,805	—	7.3097	—	—
Series B-2	7,661,055	7,661,055	7.3097	56,000	53,855
	44,666,035	21,257,708		$141,920	$137,949
The holders of the convertible preferred stock have various rights and preferences as follows:
Voting Rights
The holders of each share of convertible preferred stock have the right to one vote for each share of common stock into which such preferred stock could be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock. Each holder of convertible preferred stock is entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote.
Election of Directors
The holders of Series A and Series A-2 convertible preferred stock, voting together as a single class are entitled to elect one director of the Company. The holders of Series B and Series B-2 convertible preferred stock, voting together as a single class, are entitled to together elect one director of the Company. The holders of the convertible preferred stock and common stock (voting together as a single class and not as separate series, and with the preferred stock voting on an as-converted basis using then-effective conversion prices) are entitled to elect any remaining directors of the Company.
Dividends
The holders of shares of Series B, Series B-1 and Series B-2 convertible preferred stock are entitled to non-cumulative dividends, out of any assets legally available therefor, on a pari passu basis and prior and in preference to any declaration or payment of any dividend on the Series A, Series A-1 and Series A-2 convertible preferred stock, or common stock of the Company, at the rate of $0.5847768 per calendar year for each share of Series B, Series B-1 and Series B-2 convertible preferred stock, payable when, as and if declared by the Board of Directors.
The holders of shares of Series A, Series A-1 and Series A-2 convertible preferred stock are entitled to non-cumulative dividends, out of any assets legally available therefor, on a pari passu basis and prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of $0.4382 per calendar year for each share of Series A, Series A-1 and Series A-2 preferred stock, payable when, as and if declared by the Board of Directors.
Declared but unpaid dividends with respect to a share of preferred stock shall, upon conversion of such share to common stock, be paid to the extent assets are legally available therefor in cash. As of December 31, 2022 and 2021, no cash dividends have been declared to date. During 2020, the Company distributed in-kind dividends to its stockholders. See Note 3, “Contribution and Distribution of Affiliated Companies” for more information on the distribution of in-kind dividends.
Liquidation
In the event of any liquidation event, the holders of Series B-2 convertible preferred stock would be entitled to receive, on a pari passu basis and prior and in preference to any distribution of the proceeds of such liquidation event (“Proceeds”) to the holders of Series A-2 convertible preferred stock, Series B convertible preferred stock, Series B-1 convertible preferred stock, Series A convertible preferred stock, Series A-1 convertible preferred stock and common stock, an amount per share equal to the Series B original issue price of $7.3097 per share, plus declared but unpaid dividends on each such share (the “Series B-2 Liquidation Preference”).
Subject to the payments set forth above, in the event of any liquidation event, the holders of Series A-2 convertible preferred stock would be entitled to receive, on a pari passu basis and prior and in preference to any distribution of the Proceeds of such liquidation event to the holders of Series B convertible preferred stock, Series B-1 convertible preferred stock, Series A convertible preferred stock, Series A-1 convertible preferred stock and common stock, an amount per share equal to the Series A original issue price of $5.4779 per share, plus declared but unpaid dividends on each such share (the “Series A-2 Liquidation Preference”).
Subject to the payments set forth above, in the event of any liquidation event, the holders of Series B convertible preferred stock and Series B-1 convertible preferred stock would be entitled to receive, on a pari passu basis and prior and in preference to any distribution of the Proceeds of such liquidation event to the holders of Series A convertible preferred stock, Series A-1 convertible preferred stock and common stock, an amount per share equal to the Series B original issue price of $7.3097 per share, plus declared but unpaid dividends on each such share (the “Series B Liquidation Preference”).
Subject to the payments set forth above, the holders of Series A convertible preferred stock and Series A-1 convertible preferred stock would be entitled to receive, on a pari passu basis and prior and in preference to any distribution of the Proceeds of such Liquidation Event to the holders of common stock, an amount per share equal to the Series A issue price of $5.4779, plus declared but unpaid dividends on each such share (the “Series A Liquidation Preference”).
Upon the completion of the distributions above, the remaining Proceeds available for distribution to stockholders, if any, would be distributed ratably among the holders of convertible preferred stock and common stock in proportion to the number of shares of common stock that would be held by each such holder if all shares of convertible preferred stock were converted into common stock at the then effective conversion price.

Conversion
Each share of convertible preferred stock can be converted, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and non-assessable shares of common stock. The conversion rate is 1:1 initially.
Each share of convertible preferred stock would automatically convert into shares of common stock based on the applicable conversion rate at the time in effect upon the earlier of (A) immediately prior to the closing, and conditioned upon such closing, of the sale of the Company’s common stock in an underwritten public offering at a public offering price per share of not less than (w) $7.3097 minus the sum of (x) the fair market value of the per unit membership interest of A1, as determined by the Board of Directors of the Company in good faith (the “A-1 Per Unit Price”) plus (y) the fair market value of the per unit membership interest of AC HoldCo, as determined by the Board of Directors of the Company in good faith (the “AC Per Unit Price”) plus (z) the fair market value of the per unit membership interest of Z HoldCo, as determined by the Board of Directors of the Company in good faith (together with the A-1 Per Unit Price and the AC Per Unit Price, the “Aggregate Spin-Out Value”), and yielding net proceeds (after discounts and commissions) to the Company of at least $50 million, or (B) on the date specified by affirmative vote at a meeting or by written consent from the holders of at least two-thirds of the convertible preferred stock then outstanding, voting as a single class on an as-converted-to-common stock basis (the “Preferred Supermajority”).
In the event that the Preferred Supermajority enacts a conversion of the Series A Preferred Stock in conjunction with the consummation of an initial public offering of the common stock in which the public offering price per share of the common stock (the “IPO Per Share Price”) is less than 71.4286% of the then effective per share Series A-2 Liquidation Preference (the “Adjusted Series A-2 Preference Amount”), then the number of shares of common stock issuable with respect to each share of Series A convertible preferred stock, each share of Series A-1 convertible Preferred Stock and each share of Series A-2 convertible preferred stock will be equal to the greater of (A) the quotient obtained by dividing (x) the Adjusted Series A-2 Preference Amount by (y) the IPO Per Share Price, or (B) the quotient obtained by dividing the Series A original issue price of $5.4779 per share by the applicable conversion price for such series of the Series A Preferred Stock, each as in effect on the date of effective conversion.
In the event of an automatic conversion in conjunction with the consummation of an initial public offering of the common stock in which the IPO Per Share Price is less than the Series B original issue price of $7.3097 per share, then the applicable conversion price for the Series B convertible preferred stock, the Series B-1 convertible preferred stock and the Series B-2 convertible preferred stock for purposes of the approved conversion will be the IPO Per Share Price, rounded to the nearest whole cent with one-half cent rounded up.
Redemption
The convertible preferred stock is not redeemable. The Company has classified the convertible preferred stock as temporary equity on the accompanying consolidated balance sheets as these shares could be redeemed upon the occurrence of certain change in control events that are outside of the Company’s control.
Convertible Preferred Stock Warrants
Pursuant to the terms of the Company’s Bridge Note, in 2016 the Company issued Longitude warrants to purchase 342,011 shares of the Company’s Series B convertible preferred stock at an exercise price of $7.3097 per share. The warrants are exercisable, in whole or in part, from the date of issuance and expire on May 31, 2023. Upon the completion of the IPO, the warrant would automatically convert into a warrant to purchase shares of common stock.
Note 10.   Common Stock
As of December 31, 2022 and 2021, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue up to 207,450,050 shares of common stock at a par value of $0.0001 per share. As of December 31, 2022 and 2021, 138,848,177 shares were issued and 138,825,356 shares were outstanding. The holders of common stock are entitled to receive dividends whenever funds are legally available, when and if declared by the Company’s Board of Directors, subject to the prior rights of the holders of the Company’s convertible preferred stock. As of December 31, 2022, no cash dividend has been declared to date. Each share of common stock is entitled to one vote.
The number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of preferred stock and common stock, voting together as a single class.
As of December 31, 2022 and 2021, the Company had reserved common stock for future issuance as follows:
	December 31,
	2022	2021
Conversion of convertible preferred stock	21,257,708	21,257,708
Stock options issued and outstanding	9,694,890	10,516,525
Shares available for future issuance under the stock incentive plan	27,884,000	27,884,000
Convertible preferred stock warrants outstanding	342,011	342,011
Total common stock reserved	59,178,609	60,000,244
The total common stock reserved does not include shares of common stock issuable upon conversion of the outstanding convertible notes, which amount is not determinable at this time.
Note 11.   Share-based Compensation
Stock Incentive Plans
AEON 2013 Stock Incentive Plan
In 2013, the Company established its 2013 Stock Incentive Plan (the “2013 Stock Incentive Plan”) as amended from time to time, that provides for the granting of nonqualified stock options, restricted stock and stock appreciation rights to employees, members of the Board of Directors and non-employee consultants. As of December 31, 2022 and 2021, the aggregate number of shares available for future grant under the 2013 Stock Incentive Plan was 27,884,000 and 27,884,000 shares, respectively.
The 2013 Stock Incentive Plan provides for stock options to be granted with exercise prices not less than the estimated fair value of the Company’s common stock, and incentive options to be granted to individuals owning more than 10% of the total combined voting power of all classes of stock of the Company with exercise prices not less than 110% of the estimated fair value of the Company’s common stock on the date of grant. Stock options granted generally expire ten years after their original date of grant and generally vest between three years to four years with 25% vesting on the first anniversary of the date of grant and then monthly vesting after that. Stock options granted to a 10% stockholder are exercisable up to five years from the date of grant. Restricted stock awards granted generally become fully vested between one to three years.
ABP Sub Inc. 2019 Incentive Award Plan
In June 2019, ABP Sub Inc., the Company’s wholly owned subsidiary, established its 2019 Incentive Award Plan (the “2019 Incentive Award Plan”), as amended from time to time, that provides for the granting of incentive and nonqualified stock options, restricted stock units, restricted stock and stock appreciation rights to its employees, members of the Board of Directors and non-employee consultants. As of December 31, 2022 and 2021, the aggregate number of shares available for future grant under the 2019 Incentive Award Plan was 199,328 and 199,328 shares, respectively. The ABP Sub Inc. 2019 Incentive Award Plan has similar grant terms as the Company’s 2013 Stock Incentive Plan.

Share-based Award Activity
AEON 2013 Stock Incentive Plan
The following table summarizes stock option activity under the Company’s 2013 Stock Incentive Plan:
	December 31
	2022		2021
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Outstanding, beginning of period	10,516,525	$1.51	10,516,525	$1.51
Options granted			—	—
Options forfeited	(821,635)	$1.23	—	—
Outstanding, end of period	9,694,890	$1.53	10,516,525	$1.51
Exercisable, end of period	9,694,890	$1.53	10,516,525	$1.51
The Company did not grant any options during the years ended December 31, 2022 and 2021. As of December 31, 2022 and 2021, the weighted average remaining contractual life of options outstanding and options exercisable were 2.5 years and 3.6 years, respectively. The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2022 and 2021 were $0.3 million and $0.3 million, respectively. The aggregate intrinsic value was calculated as the difference between the exercise price of the underlying options and the estimated fair value of the Company’s common stock at December 31, 2022 and 2021.
During the years ended December 31, 2022 and 2021, the Company recognized no share-based compensation expense related to stock options granted under the 2013 Stock Incentive Plan. As of December 31, 2022 and 2021, there was no unrecognized compensation expense related to non-vested stock options.
ABP Sub Inc. 2019 Incentive Award Plan
The following table summarizes stock option activity under ABP Sub Inc.’s 2019 Incentive Award Plan:
	December 31
	2022		2021
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Outstanding, beginning of period	38,172	$986.36	27,555	$929.08
Options granted	16,437	898.58	13,192	1,089.41
Options forfeited	9,075	965.92	2,575	901.40
Outstanding, end of period	45,534	$958.75	38,172	$986.36
Exercisable, end of period	23,155	$958.56	13,061	$942.69
The weighted average fair value of options granted during the years ended December 31, 2022 and 2021 was $488.02 and $598.07 per share, respectively. As of December 31, 2022, the weighted average remaining contractual life of options outstanding and options exercisable was 8.1 years and 7.4 years, respectively. As of December 31, 2021, the weighted average remaining contractual life of options outstanding and options exercisable was 8.6 years and 8.2 years, respectively. The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2021 was $0.3 million and $0.1 million, respectively. The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2022 was $0.0 million and $0.0 million, respectively. The aggregate intrinsic value was calculated as the difference between the exercise price of the underlying options and the estimated fair value of ABP Sub Inc.’s common stock at December 31, 2022 and 2021.
During the years ended December 31, 2022 and 2021 the Company recognized $5.9 million and $5.2 million, respectively, of share-based compensation expense related to stock options granted with a corresponding increase in noncontrolling interest. As of December 31, 2022 and 2021, total unrecognized compensation expense related to nonvested stock options was $12.3 million and $10.6 million, respectively, which is expected to be recognized over the weighted-average remaining requisite service period of 24 months and 30 months, respectively.
During the years ended December 31, 2022 and 2021, the Company recognized $0.1 million and $0.3 million, respectively, of compensation expense related to stock options for services completed by nonemployee consultants upon grant of the stock option award with a corresponding increase to noncontrolling interest. During the year ended December 31, 2021, upon granting stock options to the nonemployee consultants, the Company reclassed $0.9 million from other accrued expenses to non-controlling interest in the accompanying consolidated balance sheets.
Share-based Compensation Expense and Valuation Information
The Company accounts for the measurement and recognition of compensation expense for all share-based awards based on the estimated fair value of the awards. The fair value of share-based awards is amortized on a straight-line basis over the requisite service period. The Company records share-based compensation expense net of actual forfeitures.
During the years ended December 31, 2022 and 2021, the Company recognized share-based compensation expense of $5.9 million and $5.2 million, respectively, consisting of $4.6 million and $4.4 million in selling, general and administrative expenses, respectively, and $1.3 million and $0.8 million, respectively, in research and development expenses in the accompanying consolidated statements of operations and comprehensive loss.
The fair value of stock options under the 2019 Stock Incentive Award Plan was estimated using the following assumptions:
December 31,
	2022	2021

Expected volatility	47% – 61%	56% – 60%
Risk-free interest rate	1.87% – 3.92%	0.79% – 1.33%
Expected life (in years)	5.75 – 6.25	5.30 – 6.25
Expected dividend yield	—	—
Fair Value of the Underlying Common Stock.   Since the Company’s common stock is not traded in a public stock market exchange, the Board of Directors considers numerous factors including new business and economic developments affecting the Company and independent appraisals, when appropriate, to determine the fair value of the Company’s common stock. Independent appraisal reports were prepared using valuation techniques, such as discounted cash flow analyses, from which a discount factor for lack of marketability was applied. This determination of the fair value of the common stock was performed on a contemporaneous basis. The Board of Directors determined the Company’s common stock fair value on an as needed basis.
Expected Life.   The expected life is calculated using the simplified method as the Company does not have sufficient historical information to provide a basis for the estimate. The simplified method is based on the average of the vesting tranches and the contractual life of each grant.
Expected Volatility.   The expected volatility is estimated based on a study of selected publicly traded peer companies as the Company does not have any trading history for its common stock. The Company selected the peer group based on similarities in industry, stage of development, size and financial leverage with the Company’s principal business operations. For each grant, the Company measured historical volatility over a period equivalent to the expected life.
Risk-free Interest Rate.   The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues whose term is similar in duration to the expected life of the respective stock option.
Expected Dividend Yield.   The Company has not paid and does not anticipate paying any dividends on its common stock in the foreseeable future. Accordingly, the Company has estimated the dividend yield to be zero.
Note 12.   Subsequent Events
The Company has evaluated subsequent events for the financial statements as of and for the year ended December 31, 2022, through March 9, 2023, the date the financial statements were issued.

Annex A
Execution Version
BUSINESS COMBINATION AGREEMENT
BY AND AMONG
PRIVETERRA ACQUISITION CORP.,
PRIVETERRA MERGER SUB, INC.
AND
AEON BIOPHARMA, INC.
DATED AS OF DECEMBER 12, 2022

A-i

A-ii

ANNEXES AND EXHIBITS
Exhibit A Sponsor Support Agreement
Exhibit B-1 Form of Company Stockholder Support Agreement
Exhibit B-2 Form of Company Noteholder Support Agreement
Exhibit C Form of A&R Registration Rights Agreement
Exhibit D Form of A&R Certificate of Incorporation
Exhibit E Form of A&R Bylaws

A-iii

BUSINESS COMBINATION AGREEMENT
This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of December 12, 2022, is made by and among Priveterra Acquisition Corp., a Delaware corporation (“Priveterra”), Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (the “Company”). Priveterra, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties” (and each a “Party”). Capitalized terms used herein have the meanings set forth in Section 1.1 and Section 1.2.
WHEREAS, (a) Priveterra is a blank check company incorporated as a Delaware corporation in November 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of Priveterra that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;
WHEREAS, pursuant to the Governing Documents of Priveterra, Priveterra is required to provide an opportunity for its stockholders to have their outstanding shares of Class A Common Stock redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Priveterra Stockholder Approval;
WHEREAS, as of the date of this Agreement, Priveterra Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), owns (a) 6,900,000 shares of Class B Common Stock and (b) 5,280,000 warrants exercisable for an equal number of shares of Class A Common Stock at a price of $11.50 per share (the “Private Placement Warrants”);
WHEREAS, on the Closing Date, upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger and, after giving effect to such merger, a wholly owned Subsidiary of Priveterra, and each Company Share will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, concurrently with the execution of this Agreement, Priveterra, the Sponsor and the Company, among others, have entered into the sponsor support agreement attached hereto as Exhibit A (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed (a) to vote its shares of Class B Common Stock in favor of the Required Transaction Proposals, (b) not to transfer its shares of Class B Common Stock, and (c) to waive any adjustment to the conversion ratio set forth in the Governing Documents of Priveterra or any other anti-dilution or similar protection with respect to its shares of Class B Common Stock in connection with the transactions contemplated by this Agreement, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement;
WHEREAS, concurrently with the execution of this Agreement, each of the Company Stockholders will enter into stockholder support agreements in the form attached hereto as Exhibit B-1 (the “Company Stockholder Support Agreements”), pursuant to which, among other things, such Company Stockholders will agree (a) to, as promptly as practicable following the time at which the Registration Statement/Proxy Statement shall have been declared effective and made available to such Company Stockholders, vote their Company Shares in favor of, or execute written consents to adopt and approve, upon the effectiveness of the Registration Statement/Proxy Statement, this Agreement, any Ancillary Documents to which the Company is or will be a party, the Merger and the other transactions contemplated by this Agreement and any Ancillary Documents to which the Company is or will be a party, (b) not to transfer, prior to the Closing, such Company Stockholder’s Company Shares, subject to the exceptions set forth therein, and (c) not to transfer, following the Closing, such Company Stockholder’s shares of Class A Common Stock constituting such Company Stockholder’s Merger Consideration for a period of twelve months following the Closing, subject to the exceptions set forth therein;
WHEREAS, each of the holders of Existing Company Convertible Notes (each in their capacity as such) will enter into noteholder support agreements substantially in the form attached hereto as Exhibit B-2 (the “Company Noteholder Support Agreements” and, collectively with the Company Stockholder Support Agreements, the “Company Support Agreements”), pursuant to which, among other things, such Existing

Company Noteholders will agree (a) to, immediately prior to the Closing, as applicable (i) exercise (or be deemed to have exercised) the conversion rights under their Existing Company Convertible Notes to convert all Existing Company Convertible Notes into shares of Company Common Stock on the terms thereof or (ii) accept shares of Company Common Stock as settlement of the Existing Company Note whereupon such note shall be canceled, (b) to, as promptly as practicable following the time at which the Registration Statement/Proxy Statement shall have been declared effective and made available to such Company Stockholders, vote their Company Shares in favor of, or execute written consents to adopt and approve, upon the effectiveness of the Registration Statement/Proxy Statement, this Agreement, any Ancillary Documents to which the Company is or will be a party, the Merger and the other transactions contemplated by this Agreement and any Ancillary Documents to which the Company is or will be a party, (c) not to transfer, prior to the Closing, such Company Stockholder’s Company Shares and Existing Company Convertible Notes, subject to the exceptions set forth therein and (d) that, following the Closing, such Existing Company Noteholder’s (except for the Exempt Existing Company Noteholders) shares of Class A Common Stock constituting such Existing Company Noteholder’s Merger Consideration in respect of the Company Shares received upon exercise of the conversion rights under their Existing Company Convertible Notes will be subject to the lock-up set forth in the Amended and Restated Bylaws of Priveterra following the Closing, subject to the exceptions set forth therein;
WHEREAS, concurrently with the execution of this Agreement, in connection with (and conditioned upon) the Merger, Priveterra, the Sponsor and certain other parties thereto have entered into that certain Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C (the “A&R Registration Rights Agreement”) to be effective upon the Closing, which agreement, upon execution and delivery by such parties, will replace and supersede the Registration Rights Agreement in its entirety;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and are advisable to, the Company and the Company Stockholders, (b) approved and declared advisable this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) resolved to recommend that the Company Stockholders adopt and approve this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger);
WHEREAS, the board of directors of Priveterra (the “Priveterra Board”) has unanimously (a) determined that this Agreement, the Ancillary Documents to which a Priveterra Party is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and advisable to, Priveterra and its stockholders, (b) approved and declared advisable this Agreement, the Ancillary Documents to which a Priveterra Party is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) resolved to recommend that its stockholders adopt this Agreement and the Ancillary Documents to which a Priveterra Party is or will be party;
WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and advisable to, Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) recommended that its sole stockholder adopt and approve this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger); and
WHEREAS, each of the Parties intends that, for U.S. federal income tax purposes, (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, and (b) the Merger constitutes a “reorganization” within the meaning of Section 368(a) of the Code (clause (b) being the “Intended Tax Treatment”).
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS
Section 1.1   Definitions.   As used in this Agreement, the following terms have the respective meanings set forth below.
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
“Affordable Care Act” means the Patient Protection and Affordable Care Act of 2010.
“Aggregate Consideration” means, collectively, the Merger Consideration and, if any, the Contingent Consideration.
“Ancillary Documents” means the Sponsor Support Agreement, the Company Support Agreements, the A&R Registration Rights Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.
“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act, (b) the UK Bribery Act 2010, and (c) any other anti-bribery or anti-corruption Laws related to combating bribery, corruption and money laundering, each as applicable.
“Available Closing Cash” means, as of the Closing (and without duplication), (a) the amount of funds contained in the Trust Account (after reduction for the aggregate amount of payments made or required to be made in connection with the Priveterra Stockholder Redemption), plus (b) the amount of immediately available funds funded to Priveterra or the Company prior to the Closing pursuant to any Interim Financing Arrangement entered into prior to the Closing and the amount of funds committed to Priveterra or the Company pursuant to any Interim Financing Arrangement entered into prior to the Closing that are or will be available to Priveterra or the Company, as applicable, (x) upon or immediately following the Closing or (y) within a six-month period following the Closing and the availability of which to Priveterra or the Company, as applicable, is subject only to the passage of time or such conditions as would reasonably be expected to be satisfied within such six-month period (provided, that, any such condition will be deemed not to be reasonably expected to be satisfied if such condition is outside of the Company’s sole control, including, any minimum stock price thresholds, minimum public float, or other trading or listing requirement; provided, however, that, the filing of, or effectiveness of, a registration statement will be deemed to be reasonably expected to be satisfied by the Company), plus (c) any amount of proceeds funded of any Bridge Loan received by the Company prior to the Closing to the extent such amount is not required to be repaid prior to the later of either (A) December 31, 2023 or (B) within the first six months following the Closing, pursuant to the terms of such Bridge Loan, plus (d) the amount of proceeds (in an amount not to exceed the Excess Expenses Amount) immediately available to Priveterra or the Company at or prior to the Closing pursuant to any equity financing provided by Priveterra pursuant to Section 5.18 in respect of any Excess Expenses Amount, in the case of the foregoing clauses (a), (b) (c) and (d) before giving effect to the payment of any Transaction Expenses, minus (e) all Unpaid Priveterra Expenses.
“BLA” means a Biologics License Application within the meaning of the rules and regulations of the FDA.
“Business” means the development of the Company’s proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection for treatment of debilitating medical conditions, as conducted by the Company and its Subsidiaries as of the date of this Agreement.
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.
“Change of Control Payment” means (a) any success, change of control, retention, severance, transaction bonus or other similar payment to any Person that is payable due in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Document, or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).
“Class A Common Stock” means Class A common stock, $0.0001 par value, of Priveterra.
“Class B Common Stock” means Class B common stock, $0.0001 par value, of Priveterra.
“Closing Equity Value” means (a) $165,000,000, minus (b) the Holdback Equity Pool Closing Value.
“Closing Equity Value Per Share” means (a) the Closing Equity Value, divided by (b) the Fully Diluted Company Capitalization.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company Acquisition Proposal” means, except as set forth on Section 1.1(a) of the Company Disclosure Schedules, (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) the Company, or (ii) all or substantially all of the assets or businesses of the Company and its Subsidiaries (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any material equity or similar investment in the Company or any of its Subsidiaries. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.
“Company Business Intellectual Property” means collectively, the Company Owned Intellectual Property and the Company Licensed Intellectual Property.
“Company Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State of the State on April 19, 2017, as amended December 18, 2019, January 8, 2020, November 12, 2020, October 4, 2021 and December 11, 2022.
“Company Certificate of Incorporation Amendment” means the Fifth Certificate of Amendment of the Company Certificate of Incorporation, dated December 11, 2022.
“Company Common Stock” means common stock, par value $0.0001 per share, of the Company.
“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Priveterra by the Company on the date of this Agreement.
“Company Equity Plan” means the Company Amended and Restated 2013 Stock Incentive Plan, as amended from time to time.
“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of the Company or any of its Subsidiaries, whether or not due and payable, and not otherwise expressly allocated to a Priveterra Party pursuant to the terms of this Agreement or any Ancillary Document, in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, (b) any cash payment to any holder of Existing Company Convertible Notes in exchange for the retirement, exchange, exercise and/or surrender of such Existing Company Convertible Notes, in accordance with the terms thereof or otherwise and (c) any other fees, expenses, commissions or amounts that are expressly allocated to the Company or any of its Subsidiaries pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the Transaction Filing Fees. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Priveterra Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) (Organization and Qualification), Section 3.2(a), Section 3.2(b) and Section 3.2(d) (Capitalization), Section 3.3 (Authority) and Section 3.18 (Brokers).
“Company IT Systems” means any and all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, used, licensed, or leased by the Company or its Subsidiaries.
“Company Licensed Intellectual Property” means any and all Intellectual Property Rights owned by or licensed to any Person (other than the Company or any of its Subsidiaries) (i) that are licensed or sublicensed (or purported to be licensed or sublicensed) to the Company or any of its Subsidiaries or (ii) for which the Company or any of its Subsidiaries has obtained (or purported to have obtained) a covenant not to be sued.
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger; provided, however, that in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse Effect arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws or GAAP after the date of this Agreement, including, changes in SEC guidance related to the accounting of any Pandemic Measures, (v) any Effect that is generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, Contingent Workers, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto or the Company’s compliance with the terms of this Agreement the taking of any action, or failure to take action, required by this Agreement or with the prior written consent of Priveterra (provided that the exceptions in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.6(b) to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement, or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by the Company and its Subsidiaries, taken as a whole, to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemics (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur to the extent, and solely to the extent, such Effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which the Company and its Subsidiaries operate.
“Company Option” means, as of any determination time, each option to purchase shares of Company Common Stock granted to any current or former director, manager, officer, employee, Contingent Worker or other service provider of the Company or any of its Subsidiaries that is outstanding and unexercised, including any Subsidiary Rollover Option converted into a Company Option in the Subsidiary Merger.

“Company Owned Intellectual Property” means any and all Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company designated as “Preferred Stock” pursuant to the Company Certificate of Incorporation.
“Company Product” means each product candidate that is being researched, tested, developed or manufactured by or on behalf of the Company or any of its Subsidiaries.
“Company Registered Intellectual Property” means any and all Registered Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including all Registered Intellectual Property filed by or filed in the name of the Company or any of its Subsidiaries.
“Company Shares” means, collectively, the Company Preferred Stock and the Company Common Stock (including, for the avoidance of doubt, the Company Common Stock, if any, issued in connection with the Subsidiary Merger).
“Company Stockholders” means, collectively, the holders of Company Common Stock and the Company Preferred Stock as of any determination time prior to the Effective Time.
“Company Warrant” means the Warrant to Purchase 342,011 Shares of Series B Preferred Stock, issued May 27, 2016, at an exercise price of $7.3097 per share.
“Confidentiality Agreement” means that certain Confidential Disclosure Agreement, dated as of September 21, 2022, between the Company and Priveterra.
“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.
“Contingent Worker” means any individual independent contractor, consultant, contractor, temporary employee or leased employee currently being used by the Company and its Subsidiaries and classified by them as other than an employee, or compensated other than through Form W-2 wages paid by them, through their payroll functions.
“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.
“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.
“Effect” means any state of facts, event, change, effect, occurrence, circumstance or development.
“Employee Benefit Plan” means each (A) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (B) each stock option plan, stock purchase plan, bonus or incentive plan, severance pay plan, program or arrangement, deferred compensation arrangement or agreement, employment agreement, compensation plan, program, agreement or arrangement, change in control plan, program or arrangement, supplemental income arrangement, vacation plan and each other employee benefit plan, program, policy, agreement and arrangement not described in (A) above, and (C) each plan or arrangement providing compensation to employees and non-employee directors, in each case that the Company or any of its Subsidiaries maintain, sponsor or contribute to or has any obligation to contribute to, or under or with respect to which the Company or any of its Subsidiaries has or may have any present or future Liability, whether contingent or otherwise, to provide compensation or benefits to or for the benefit of any of its current or former employees, consultants, managers or directors, or the spouses, beneficiaries or other dependents thereof (other than a “multiemployer plan” (within the meaning of Section 3(37) of ERISA)).

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.
“Equity Plans” means the Company Equity Plan and the Subsidiary Equity Plan.
“Equity Securities” means any share, share capital, capital stock, partnership, membership, unit, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Ratio” means (a) the Closing Equity Value Per Share, divided by (b) the Priveterra Share Value.
“Exempt Company Convertible Notes” means the Existing Company Convertible Notes set forth on Section 1.1(d) of the Company Disclosure Schedules.
“Exempt Company Noteholders” means, collectively, the holders of the Exempt Company Convertible Notes.
“Existing Company Convertible Notes” means the convertible promissory notes issued by the Company set forth on Section 1.1(b) of the Company Disclosure Schedules, (including the Exempt Company Convertible Notes).
“Existing Company Noteholders” means, collectively, the holders of the Existing Company Convertible Notes.
“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
“Federal Securities Laws” means U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.
“Financing Arrangement” means any private placement of Priveterra Common Stock, Company Shares or any other Equity Securities of Priveterra or the Company, bridge financing or other debt financing, convertible notes offering, forward purchase arrangement, backstop commitment, equity commitment letter, equity line of credit or other similar financing arrangement, in each case as mutually agreed upon by the Parties, that closes, is committed to Priveterra or the Company, or is otherwise consummated prior to or concurrently with the Closing.
“Fraud” with respect to any Party, means a Willful Breach by such Party of the representations and warranties set forth in Article 3 or Article 4, as applicable, or in any certificate delivered hereunder, with the intent that another Party rely on such representations and warranties, coupled with such other Party’s detrimental reliance on such representations and warranties under circumstances that constitute common law fraud under the Laws of the State of Delaware. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts based on negligence or recklessness.
“Fully Diluted Company Capitalization” means, without duplication, the sum of (a) the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time, determined on an as-converted basis (including, for the avoidance of doubt, (i) the number of shares of Company Common Stock issuable upon conversion of a share of Company Preferred Stock (including any shares of Company Preferred Stock issuable upon the exercise of the Company Warrant) based on the then applicable conversion ratio, (ii) the number of shares of Company Common Stock, if any, issuable in connection with the Subsidiary Merger, and (iii) the number of shares of Company Common Stock issuable pursuant to the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules), (b) the number of shares of Company Common Stock issuable upon conversion of the Existing Company Convertible Notes, and (c) the aggregate number of shares of Company Common Stock (on a net exercise basis) subject to issued and outstanding Company Options and Subsidiary Rollover Options (excluding for this purpose the number of shares of Company Common Stock subject to (x) any Unvested Company Options, (y) any Unvested Subsidiary Rollover Options, and (z) any Vested Company Options that are Out-of-the-Money Options or Vested Subsidiary Rollover Options that are Out-of-the-Money Options). Notwithstanding anything herein to the contrary, the Fully Diluted Company Capitalization shall exclude any shares of Company Common Stock issued or issuable in connection with any Interim Financing Arrangement.
“GAAP” means United States generally accepted accounting principles.
“Good Laboratory Practices” mean the then current standards for conducting nonclinical laboratory studies, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, including applicable requirements contained in 21 C.F.R. Part 58, and such applicable standards of good laboratory practices as are required by Governmental Entities in any other countries in which the Company Products are intended to be sold.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or other organizational documents of such Person. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.
“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal (public or private).
“Healthcare Laws” means all Laws relating to patient care or human health and safety, including, as amended from time to time, any such Law pertaining to the research (including preclinical, nonclinical and clinical research or studies), development, testing, production, manufacture, transfer, storing, distribution, approval, labeling, marketing, pricing, third-party reimbursement or sale of biological products, including (i) the FDCA and the Public Health Service Act (42 U.S.C. §201 et seq.), and (ii) all Laws relating to any federal health care program (as such term is defined in 42 U.S.C. § 1320a-7b(f)), including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), Sections 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code and any comparable self-referral or fraud and abuse laws promulgated by any Governmental Entity, the 21st Century Cures Act (Pub. L. 114-255), and any state or federal Law the purpose of which is to protect the privacy of individually-identifiable patient information, Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, TRICARE (10 U.S.C. Section 1071 et seq.), the Sunshine/Open Payments Law (42 U.S.C. § 1320a-7h) and similar state or foreign Laws related to the reporting of manufacturer payments or transfers of value to health care professionals, in each case including the associated rules and regulations promulgated thereunder and all of their foreign equivalents, and any other requirements of Law relating to the Business.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“Incentive Stock Option” means an option intended to be an “incentive stock option” (as defined in Section 422 of the Code).
“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of

(a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.
“Initial Business Plan” means the initial business plan of the Company, delivered to Priveterra by the Company prior to the Closing and as is reasonably acceptable to Priveterra.
“Intellectual Property Rights” means any and all intellectual property rights or similar proprietary rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates or extensions of any of the foregoing (collectively, “Patents”), (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, internet domain names, social media accounts or identifiers, corporate names and other source or business identifiers, whether or not registered together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”), (c) copyrights and rights in works of authorship, design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions, restorations and reversions of any of any of the foregoing (collectively, “Copyrights”), (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, methods, processes, experience, techniques and processes, whether patentable or not, (e) rights in or to Software or other technology, (f) rights in databases and compilations, including rights in data and collections of data, whether machine readable or otherwise, (g) publicity rights and privacy rights and (h) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world, and the right to assert, claim or sue and collect damages for the past, present or future infringement, misappropriation or other violation of any of the foregoing.
“Interim Financing Arrangement” means the financing arrangements contemplated by Section 5.17 and any other Financing Arrangement that the Company and SPAC expressly designate as an “Interim Financing Arrangement” in an agreement in writing which makes reference to this Agreement and has been duly authorized, executed and delivered by each of the Company and SPAC.
“Investment Company Act” means the Investment Company Act of 1940.
“Key Employee” means any individual employed by the Company or any of its Subsidiaries who directly reports to, or is, the Chief Executive Officer.
“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.
“Liability” or “liability” means any and all debts and liabilities, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, covenant not to sue granted to a third party, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Listing Exchange” means Nasdaq, or such other national securities exchange mutually acceptable to Priveterra and the Company.
“Marks” has the meaning set forth in the definition of Intellectual Property Rights.
“Merger Consideration” means with respect to each outstanding share of Company Common Stock (on an as converted basis after taking into effect the conversion of the Company Preferred Stock and the Existing Company Convertible Notes and after giving effect to the issuance of Company Common Stock, if any, in connection with the Subsidiary Merger and pursuant to the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules) a number of shares of Class A Common Stock equal to the Exchange Ratio (and with an aggregate value equal to the Closing Equity Value), allocated to the Company Stockholders (on an as converted basis after taking into effect the conversion of the Company Preferred Stock and the Existing Company Convertible Notes and after giving effect to the issuance of Company Common Stock, if any, in connection with the Subsidiary Merger and pursuant to the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules) as set forth on the Allocation Schedule.
“Nasdaq” means the Nasdaq Stock Market LLC.
“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the Company or any of its Subsidiaries on a non-exclusive basis under standard terms and conditions.
“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.
“Out-of-the-Money Option” means (a) a Company Option that, as of immediately prior to the consummation of the Merger, has an exercise price per share (after giving effect to the adjustment set forth in Section 2.5) greater than or equal to the Closing Equity Value Per Share and (b) a Subsidiary Rollover Option that, as of immediately prior to the consummation of the Merger, has an exercise price per share (after giving effect to the adjustments set forth in Section 2.5) greater than or equal to the Closing Equity Value Per Share.
“Pandemic Measures” means (i) any “shelter-in-place,” “stay at home,” workforce reduction, furlough, employee time off, employee leave, social distancing, shut down, closure, sequester, business or workplace reopening, or other conditions, restrictions or requirements pursuant to any Law, order, directive, pronouncement, guideline or recommendation of or by any Governmental Entity, the Centers for Disease Control and Prevention, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission or the World Health Organization in connection with or in respect of COVID-19 or any other pandemic, epidemic, public health emergency or virus or disease outbreak, and (ii) any acts or omissions by the Company or its Subsidiaries that have been or may be taken in a commercially reasonable manner as a reasonable good faith response to COVID-19, or to the extent necessary to avoid, mitigate or remediate a material adverse effect on the Company, its Subsidiaries or the Business as may result from COVID-19.
“Patents” has the meaning set forth in the definition of Intellectual Property Rights.
“PCAOB” means the Public Company Accounting Oversight Board.
“Permits” means any approvals, Consents, authorizations, clearances, licenses, registrations, permits or certificates of or issued by a Governmental Entity.
“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet delinquent as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with the Company’s or its Subsidiaries’ use or occupancy of such real property for the operation of the Business, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property for the operation of the Business and do not prohibit or materially interfere with the Company’s or its Subsidiaries’ use or occupancy of such real property for the operation of the Business, (e) in the case of the Leased Real Property, any Lien granted by any lessor, developer or third-party on any fee interest underlying the Leased Real Property, (f) the Real Property Leases, (g) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (h) Liens that do not, individually or in the aggregate, materially and adversely affect or materially disrupt the ordinary course operation of the Business and (i) non-exclusive grants by the Company or its Subsidiaries of Intellectual Property Rights in the ordinary course of business consistent with past practice and that are not material to the Company or any of its Subsidiaries.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.
“Personal Data” means any data in the Company’s possession, custody, or control, that identifies, or that could reasonably be used to identify, any natural person or device or household.
“Pre-Closing Priveterra Stockholders” means the holders of Priveterra Common Stock at any time prior to the Effective Time.
“Privacy Laws” means all applicable Laws that govern the Processing of Personal Data or governing privacy, data protection, data security, or data or security breach notification.
“Priveterra Acquisition Proposal” means any transaction or series of related transactions under which Priveterra or any of its Affiliates, directly or indirectly (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s), or (iii) acquires or otherwise purchases at least a majority of the voting securities of such Person(s) or all or substantially all of the assets or businesses of any other Persons(s) (in the case of each of clauses (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Priveterra Acquisition Proposal.
“Priveterra Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Priveterra Acquisition Corp., effective as of February 8, 2021, as amended pursuant to that Certificate of Correction, effective as of August 22, 2022.
“Priveterra Common Stock” means Class A Common Stock and Class B Common Stock.
“Priveterra Filing Breach” means the failure of Priveterra or Sponsor to (i) furnish, on a timely basis, such information concerning itself, its subsidiaries, officers, directors, managers, stockholders, and other equityholders, or such other information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested by the Company or its Representatives in connection with the preparation of the Registration Statement/Proxy Statement, or any amendment thereto, or (ii) promptly file the Registration Statement/Proxy Statement (or any amendment thereto) when such Registration Statement/Proxy Statement (or any amendments thereto) is ready to be filed.
“Priveterra Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Priveterra on the date of this Agreement.
“Priveterra Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of any Priveterra Party or that any Priveterra Party is obligated to pay, prior to and through the Closing Date, and whether paid or unpaid, whether or not then payable, prior to or at the Closing, in connection with (x) Priveterra’s initial public offering, (y) the negotiation, preparation and execution of this Agreement and the Ancillary Documents, the performance of and compliance with the terms of this Agreement and the Ancillary Documents to be performed or complied with at or before Closing and the consummation of the all transactions contemplated hereby and thereby, and (z) any other activities of any Priveterra Party since Priveterra’s initial public offering, including (i) any deferred underwriter fees, discounts and commissions in connection with Priveterra’s initial public offering, (ii) the unreimbursed fees, costs, expenses and disbursements of legal counsel, accountants, advisors and consultants of Priveterra and its Subsidiaries, (iii) the fees, costs and expenses associated with the Priveterra D&O Tail, (iv) the fees, costs and expenses incurred in connection with any Interim Financing Arrangement, including any cash financing fees, costs or expenses, or any advisory fees, costs or expenses paid or payable to any third-party advisor to any Priveterra Party, in each case, incurred in connection with any Interim Financing Arrangement (but excluding any conversion discount or any other non-cash expense incurred in connection with any Interim Financing Agreement), and (v) any fees, costs, expenses, commissions or amounts that are expressly allocated to Priveterra or any of its Subsidiaries pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the Transaction Filing Fees. Notwithstanding the foregoing or anything to the contrary herein, Priveterra Expenses shall not include any Company Expenses.
“Priveterra Expenses Cap” means $10,000,000 or such other amount as may be otherwise mutually agreed in writing by Priveterra and the Company.
“Priveterra Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6(a), Section 4.6(b) (Capitalization) and Section 4.17 (Priveterra Expenses).
“Priveterra Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Priveterra Parties, taken as a whole, or (b) the ability of Priveterra or Merger Sub to consummate the Merger; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Priveterra Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse Effect arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws or GAAP after the date of this Agreement, including, changes in SEC guidance related to the accounting of any Pandemic Measures, (v) any Effect that is generally applicable to the industries or markets in which any Priveterra Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Priveterra Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto or Priveterra’s compliance with the terms of this Agreement the taking of any action, or failure to take action, required by this Agreement or with the prior written consent of the Company (provided that the exceptions in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by any Priveterra Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemics (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any Effect relating to the Company or its Subsidiaries or the Company Stockholders, (x) any Priveterra Stockholder

Redemption, in and of itself, or (xi) any breach of any covenants, agreements or obligations of an Investor under any Interim Financing Arrangement (including any breach of the obligations to fund any person’s commitment thereunder when required); provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Priveterra Material Adverse Effect has occurred or would be reasonably expected to occur to the extent, and solely to the extent, such Effect has a disproportionate adverse effect on the Priveterra Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the Priveterra Parties operate.
“Priveterra Parties” means, collectively, Priveterra and Merger Sub.
“Priveterra Share Value” means $10.00.
“Priveterra Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of Priveterra Common Stock entitled to vote thereon, whether in person or by proxy at the Priveterra Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Priveterra and applicable Law.
“Priveterra Stockholder Redemption” means the right of the holders of Class A Common Stock to redeem all or a portion of their Class A Common Stock (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in the Priveterra Certificate of Incorporation.
“Priveterra Warrants” means, collectively, the Priveterra Unit Warrants and the Private Placement Warrants.
“Proceeding” means any lawsuit, litigation, action, audit, complaint, proceeding, suit, arbitration or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before any Governmental Entity.
“Process” (or “Processing” or “Processes”) means the collection, use, acquisition, receipt, storage, processing, recording, distribution, transfer, sharing, organization, adaptation, alteration, import, export, protection (including security measures), de-identification, deletion, destruction, disposal, dissemination or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).
“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, as amended from time to time and pursuant to which the Company or, if applicable, any of its Subsidiaries, leases or sub-leases any real property.
“Redemption Rights” means the redemption rights provided for in Sections 9.2 and 9.7 of the Priveterra Certificate of Incorporation.
“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and internet domain name registrations.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of February 8, 2021, by and between Priveterra, the Sponsor and the other party thereto.
“Regulatory Permits” means all Permits granted by the FDA or any comparable Governmental Entity to the Company or any of its Subsidiaries, including investigational new drug applications, Biologics License Applications, manufacturing approvals and authorizations, clinical trial authorizations and ethical reviews, or their national or foreign equivalents.
“Representatives” means, with respect to a Person, such Person’s directors, officers and employees, and legal, financial, internal and independent accounting and other advisors and representatives.
“Required Governing Document Proposals” means the approval of the Amended and Restated Certificate of Incorporation and Bylaws of Priveterra in the form attached hereto as Exhibit D and Exhibit E, respectively.
“Sanctions and Export Control Laws” means any applicable Law in any part of the world related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Schedules” means, collectively, the Company Disclosure Schedules and the Priveterra Disclosure Schedules.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.
“Software” means any and all (a) computer software and programs, including any and all software implementations of algorithms, models and methodologies and all databases and compilations, whether in source code or object code, (b) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and, to the extent embodied in any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (c) documentation, including user manuals and other training documentation, related to any of the foregoing.
“Sponsor Forfeiture Shares” means a number of shares of Class A Common Stock equal to the “Sponsor Forfeiture Amount” (as defined in the Sponsor Support Agreement).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
“Subsidiary Common Stock” means common stock, par value $0.0001 per share, of ABP Sub.
“Subsidiary Equity Plan” means the ABP Sub, Inc. 2019 Incentive Award Plan, as amended from time to time.
“Subsidiary Option” means, as of any determination time, each option to purchase shares of the common stock of ABP Sub granted to any current or former director, manager, officer, employee, Contingent Worker or other service provider of the Company or any of its Subsidiaries that is outstanding and unexercised.
“Tax” means any U.S. federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative or add-on minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, disability, payroll, wage, employment, severance, occupation, registration, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes or other like governmental fees or assessments, in each case, in the nature of taxes, together with any interest, deficiencies, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.
“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, reports, declarations, claims for refund, estimates or other documents relating to Taxes, together with any schedules or attachment thereto or amendments thereof, filed or required to be filed with any Tax Authority.
“Transaction Expenses” means all Company Expenses and Priveterra Expenses.
“Transaction Filing Fees” means (a) the HSR Act filing fee, (b) any lodgment or filing fees in connection with the filing of the Registration Statement/Proxy Statement with the SEC and (c) the fees and expenses payable to the Listing Exchange in connection with the listing of the Priveterra Common Stock to be issued in connection with the Merger.
“Transaction Share Consideration” means an aggregate number of shares of Class A Common Stock equal to (a) the Closing Equity Value, divided by (b) the Priveterra Share Value.
“Unpaid Company Expenses” means the Company Expenses that are unpaid as of the Closing.
“Unpaid Priveterra Expenses” means the Priveterra Expenses that are unpaid as of the Closing.
“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.
“Unvested Subsidiary Rollover Option” means each Subsidiary Rollover Option outstanding as of immediately prior to the Effective Time (after giving effect to the Subsidiary Merger) that is not a Vested Subsidiary Rollover Option.
“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby (whether at the Effective Time or otherwise).
“Vested Subsidiary Rollover Option” means each Subsidiary Rollover Option outstanding as of immediately prior to the Effective Time (after giving effect to the Subsidiary Merger) that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby (whether at the Effective Time or otherwise).
“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.
“Willful Breach” means an intentional and willful material breach, or an intentional and willful failure to perform, in each case, that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.
Section 1.2   Certain Defined Terms.   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
ABP Merger Sub Certificates	2.1(a)(vi)
ABP Sub	2.1(a)(i)
Additional Company Financial Statements	5.7
Additional Priveterra SEC Reports	4.7
Agreement	Introduction
Allocation Schedule	2.4
A&R Registration Rights Agreement	Recitals
Audited Company Financial Statements	3.5
Bridge Loan	5.17(c)
Bridge Loan Amount	5.17(c)
CARES Act	3.17(o)

Term	Section
CD BLA Outside Date	2.2(a)(ii)
CD BLA Contingent Consideration Shares	2.2(a)(ii)
Certificate of Merger	2.1(b)(ii)
Certificates	2.1(b)(vii)
Change of Control	2.2(d)
Chronic Migraine Outside Date	2.2(a)(iv)
Chronic Migraine Contingent Consideration Shares	2.2(a)(iv)
Closing	2.3
Closing Date	2.3
Closing Filing	5.4(b)
Closing Press Release	5.4(b)
Company	Introduction
Company Bridge Loan	5.17(b)
Company Bridge Loan Amount	5.17(b)
Company Bridge Loan Date	5.17(b)
Company Board	Recitals
Company D&O Persons	5.15(a)
Company D&O Tail Policy	5.15(c)
Company Designees	5.16(b)
Company Interim Financing Agreement	5.17(d)
Company Financial Statements	3.5
Company Related Party	3.20
Company Related Party Transactions	3.20
Company Stockholder Interim Financing Commitments	5.17(a)
Company Noteholder Support Agreements	Recitals
Company Support Agreements	Recitals
Company Stockholder Support Agreements	Recitals
Company Stockholder Written Consent	5.13
Company Stockholder Written Consent Deadline	5.13
Confidential Intellectual Property	3.14(f)
Contingent Consideration	2.2(a)
Contingent Consideration Shares	2.2(a)
Creator	3.14(e)
DGCL	Recitals
Dissenting Shares	2.6
Effective Time	2.1(b)(ii)
Enforceability Exceptions	3.3
Episodic Migraine Outside Date	2.2(a)(iii)
Episodic Migraine Contingent Consideration Shares	2.2(a)(iii)
Excess Expenses Amount	5.18
Exchange Agent	2.7(a)
Exchange Agent Agreement	2.7(a)
Exchange Fund	2.7(c)

Term	Section
Extension Approval	5.23(b)
Extension Meeting	5.23(a)
Extension Proxy Statement	5.23(a)
FDCA	3.24(d)
Government Funded IP	3.14(l)
Intended Tax Treatment	Recitals
Interim Period	5.1
Investors	Recitals
Leased Real Property	3.19(b)
Letter of Transmittal	2.7(b)
Licensed Patents	3.14(a)
Material Contracts	3.8(a)
Material Permits	3.7
Merger	Recitals
Merger Sub	Introduction
Migraine Phase 3 Outside Date	2.2(a)(i)
Migraine Phase 3 Contingent Consideration Shares	2.2(a)(i)
New Equity Incentive Plan	5.7
New ESPP	5.20
Non-Redemption Agreements	Recitals
Officers	5.16(b)
Outside Dates	2.2(a)(iv)
Parties	Introduction
Permitted Transfer	2.2(f)
Privacy and Data Security Policies	3.21(a)
Privacy Requirements	3.21(a)
Private Placement Warrants	Recitals
Priveterra	Introduction
Priveterra Bridge Loan	5.17(c)
Priveterra Bridge Loan Amount	5.17(c)
Priveterra Bridge Loan Date	5.17(c)
Priveterra Board	Recitals
Priveterra D&O Persons	5.14(a)
Priveterra D&O Tail Policy	5.14(c)
Priveterra Designee	5.16(c)
Priveterra Interim Financing Agreement	5.17(c)
Priveterra Financial Statements	4.13(d)
Priveterra Related Party	4.9
Priveterra Related Party Transactions	4.9
Priveterra SEC Reports	4.7
Priveterra Stockholders Meeting	5.8
Proxy Statement/Prospectus	5.7
Public Stockholders	8.18

Term	Section
Qualifying License	2.2(a)(iv)
Registration Statement	5.7
Registration Statement/Proxy Statement	5.7
Required Transaction Proposals	5.8
Rollover Option	2.5(b)
Shortfall	2.2(c)
Signing Filing	5.4(b)
Signing Press Release	5.4(b)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Subsidiary Merger	2.5(a)
Subsidiary Merger Certificate of Merger	2.1(a)(ii)
Subsidiary Merger Effective Time	2.1(a)(ii)
Subsidiary Merger Surviving Corporation	2.1(a)(i)
Subsidiary Option Exchange Ratio	2.5(a)
Subsidiary Rollover Options	2.5(a)
Subsidiary Securities	3.4(b)
Surviving Corporation	2.1(b)(i)
Termination Date	7.1(d)
Transaction Litigation	5.19
Trust Account	8.18
Trust Agreement	4.8
Trustee	4.8
Unaudited Company Financial Statements	3.5
Waived 280G Payments	5.21
Waived Amount	5.17(b)
ARTICLE 2
THE MERGER
Section 2.1   Closing Transactions.   On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:
(a)   Subsidiary Merger.
(i)   On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date and immediately prior to the Merger, ABP Sub, Inc. (“ABP Sub”) shall merge with and into the Company (the “Subsidiary Merger”) at the Subsidiary Merger Effective Time. Following the Subsidiary Merger Effective Time, the separate existence of ABP Sub shall cease and the Company shall continue as the surviving company of the Subsidiary Merger (the “Subsidiary Merger Surviving Corporation”).
(ii)   On the Closing Date and prior to the Effective Time, the Company shall cause a certificate of ownership and merger, (the “Subsidiary Merger Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Subsidiary Merger Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date or time as is agreed by Priveterra and the Company and specified in the Certificate of Merger, and in any event prior to the Effective time (the time the Subsidiary Merger becomes effective being referred to herein as the “Subsidiary Merger Effective Time”).

(iii)   The Subsidiary Merger shall have the effects set forth in Section 253 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Subsidiary Merger Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and ABP Sub shall vest in the Subsidiary Merger Surviving Corporation and all Liabilities, obligations, restrictions, disabilities and duties of or applicable to each of the Company and ABP Sub shall become the Liabilities, obligations, restrictions, disabilities and duties of or applicable to the Subsidiary Merger Surviving Corporation, in each case, in accordance with the DGCL.
(iv)   At the Subsidiary Merger Effective Time, the Governing Documents of the Company shall be the Governing Documents of the Subsidiary Merger Surviving Corporation, in each case, until thereafter changed or amended as provided herein, therein or by applicable Law.
(v)   At the Subsidiary Merger Effective Time, the directors and officers of the Company immediately prior to the Subsidiary Merger Effective Time shall be the initial directors and officers of the Subsidiary Merger Surviving Corporation, each to hold office in accordance with the Governing Documents of the Subsidiary Merger Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
(vi)   At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action on the part of any Party or any other Person, each share of capital stock of ABP Sub issued and outstanding immediately prior to the Subsidiary Merger Effective Time (other than any share of capital stock of ABP Sub cancelled in accordance with clause (vii) immediately below) shall be converted into 75.29 shares of Company Common Stock. From and after the Subsidiary Merger Effective Time, the holder(s) of certificates (the “ABP Merger Sub Certificates”), if any, evidencing ownership of any share of capital stock of ABP Sub issued and outstanding immediately prior to the Subsidiary Merger Effective Time and any share of capital stock of ABP Sub issued and outstanding immediately prior to the Subsidiary Merger Effective Time held in book-entry form issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall each cease to have any rights with respect to such shares of capital stock of ABP Sub except as otherwise expressly provided for herein or under applicable Law.
(vii)   At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action on the part of any Party or any other Person, any share of capital stock of ABP Sub issued and outstanding immediately prior to the Subsidiary Merger Effective Time held immediately prior to the Subsidiary Merger Effective Time by either (x) the Company or (y) ABP Sub as treasury stock shall, in the case of either of the foregoing clause (x) or (y), be canceled and extinguished, and no consideration shall be paid with respect thereto.
(b)   Merger.
(i)   On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date and immediately following the Subsidiary Merger Effective Time, Merger Sub shall merge with and into the Company at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Corporation”).
(ii)   At the Closing, the Parties shall cause a certificate of merger, in a form reasonably satisfactory to the Company and Priveterra (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date or time as is agreed by Priveterra and the Company and specified in the Certificate of Merger, and in any event immediately following the Subsidiary Merger Effective Time (the time the Merger becomes effective being referred to herein as the “Effective Time”).
(iii)   The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all Liabilities, obligations, restrictions, disabilities and duties of or applicable to each of the Company and Merger Sub shall become the Liabilities, obligations, restrictions, disabilities and duties of or applicable to the Surviving Corporation, in each case, in accordance with the DGCL.
(iv)   At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Corporation, in each case, until thereafter changed or amended as provided therein or by applicable Law.
(v)   At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
(vi)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.0001, of the Surviving Corporation.
(vii)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than Dissenting Shares and the Company Shares cancelled in accordance with clause (viii) immediately below) issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive a number of shares of Class A Common Stock equal to the Merger Consideration. From and after the Effective Time, the holder(s) of certificates (the “Certificates”), if any, evidencing ownership of Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.
(viii)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be canceled and extinguished, and no consideration shall be paid with respect thereto.
(ix)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Warrant that is issued and outstanding immediately prior to the Effective Time shall be automatically exercised for the maximum number of shares of the applicable series of Company Preferred Stock to which the holder of the Company Warrant is entitled under the terms of the Company Warrant, each of which shares of Company Preferred Stock shall automatically be converted into the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible pursuant to the Company Certificate of Incorporation and which Company Shares shall automatically be canceled and converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(vii).
Section 2.2   Contingent Consideration.
(a)   Following the Closing, in addition to the consideration to be received pursuant to Sections 2.1(b)(vii) and 2.5 and as part of the overall Aggregate Consideration, certain of the Company Stockholders set forth on Section 2.2(a) of the Company Disclosure Schedules (the “Participating Company Stockholders”) shall be issued a portion (as set forth opposite such Participating Company Stockholder’s name on Section 2.2(a) of the Company Disclosure Schedules) of (x) up to 16,000,000 additional shares of Class A Common Stock plus (y) any Sponsor Forfeiture Shares (in the aggregate, the “Contingent Consideration” and such shares of Class A Common Stock, the “Contingent Consideration Shares”), as follows:
(i)   an amount equal to one million (1,000,000) shares of Class A Common Stock, in the aggregate, if, on or before June 30, 2025 (as it may be extended pursuant to Section 2.2(c), the “Migraine Phase 3 Outside Date”), the Company shall have commenced a Phase 3 clinical study for the treatment of chronic migraine or episodic migraine, which Phase 3 clinical study will have been deemed to commence upon the first subject having received a dose of a Company Product in connection with such Phase 3 clinical study (such 1,000,000 shares of Class A Common Stock, plus any Sponsor Forfeiture Shares issued in connection therewith, the “Migraine Phase 3 Contingent Consideration Shares”); and
(ii)   an amount equal to four million (4,000,000) shares of Class A Common Stock, in the aggregate, if, on or before November 30, 2026 (as it may be extended pursuant to Section 2.2(c), the “CD BLA Outside Date”), the Company shall have received from the FDA acceptance for review of the BLA submitted by the Company for the treatment of cervical dystonia (such 4,000,000 shares of Class A Common Stock, the “CD BLA Contingent Consideration Shares”);
(iii)   an amount equal to four million (4,000,000) shares of Class A Common Stock, in the aggregate, if, on or before June 30, 2029 (as it may be extended pursuant to Section 2.2(c), the “Episodic Migraine Outside Date”), the Company shall have received from the FDA acceptance for review of the BLA submitted by the Company for the treatment of episodic migraine (such 4,000,000 shares of Class A Common Stock, the “Episodic Migraine Contingent Consideration Shares”); provided that in the event the satisfaction of the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares pursuant to this clause (iii) occurs prior to the satisfaction of the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares pursuant to the following clause (iv), then the number of Episodic Migraine Contingent Consideration Shares shall be increased to eleven million (11,000,000) shares of Class A Common Stock plus any Sponsor Forfeiture Shares issued in connection therewith; and
(iv)   an amount equal to seven million (7,000,000) shares of Class A Common Stock, in the aggregate, if, on or before June 30, 2028 (as it may be extended pursuant to Section 2.2(c), the “Chronic Migraine Outside Date”, and together with the Migraine Phase 3 Outside Date, the CD BLA Outside Date and the Episodic Migraine Outside Date, the “Outside Dates”), the Company shall have received from the FDA acceptance for review of the BLA submitted by the Company for the treatment of chronic migraine (such 7,000,000 shares of Class A Common Stock, the “Chronic Migraine Contingent Consideration Shares”); provided that in the event that the number of Episodic Migraine Contingent Consideration Shares is increased to eleven million (11,000,000) pursuant to the proviso to the foregoing clause (iii), then the number of Chronic Migraine Contingent Consideration Shares shall be decreased to an amount equal to any Sponsor Forfeiture Shares, if any, that are issued in connection therewith, and no other Contingent Consideration Shares will be issued pursuant to this clause (iv) in connection with the satisfaction of the conditions to the issuance of the Chronic Migraine Contingent Consideration Shares.
(v)   Notwithstanding the foregoing, in the event that the Company licenses any of its products (except in connection with migraine or cervical dystonia indications) to a third-party licensor for distribution in the U.S. market (a “Qualifying License”) prior to the satisfaction of (x) the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares pursuant to the preceding clause (iii) and (y) the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares pursuant to the preceding clause (iv), then upon the entry of the Company into such Qualifying License, two million (2,000,000) shares of Class A Common Stock shall become due and payable to the Company Stockholders and the number of Episodic Migraine Contingent Consideration Shares and (A) the number of Episodic Migraine Contingent Consideration Shares shall be reduced by one million (1,000,000) or by two million (2,000,000) if the proviso to the preceding clause (iii) applies and (B) the number of Chronic Migraine Contingent Consideration Shares shall be reduced by one million (1,000,000), but not below zero.
(vi)   Notwithstanding anything herein to the contrary, the Sponsor Forfeiture Shares, if any, shall be added to the amount of any Contingent Consideration Shares that are issued the first time that the conditions for the issuance of any Contingent Consideration Shares are satisfied.
(b)   Except as otherwise specified pursuant to Section 2.2(d), upon the satisfaction of the conditions for the issuance of any Contingent Consideration Shares pursuant to Section 2.2(a), then within ten (10) Business Days following the achievement of the applicable conditions for the issuance of any Contingent Consideration Shares, Priveterra shall issue the applicable Contingent Consideration Shares to each

Participating Company Stockholder according to such Participating Company Stockholder’s pro rata percentage as set forth on Section 2.2(a) of the Company Disclosure Schedules.
(c)   In the event that the Company is unable to obtain, after exercising commercially reasonable efforts, an aggregate amount of proceeds from any Financing Arrangement (including any Interim Financing Arrangement) equal to the amount of proceeds contemplated in the Initial Business Plan following the date hereof and prior to the date(s) specified in the Initial Business Plan (any such amount, a “Shortfall”), then each of the Outside Dates shall be extended commensurately until the Company consummates a Financing Arrangement resulting in aggregate proceeds to the Company equal to any such Shortfall.
(d)   Following the Closing, if a Change of Control of Priveterra shall occur on or before the applicable Outside Date set forth in Section 2.2(a), respectively, then the conditions for the issuance of any Contingent Consideration that remains unissued as of immediately prior to the consummation of such Change of Control shall be deemed to have been achieved and any such Contingent Consideration shall immediately become payable and the Participating Company Stockholders shall be entitled to receive such Contingent Consideration immediately prior to the consummation of such Change of Control. Any Contingent Consideration shall be payable to the Company Stockholders as specified on the Allocation Schedule. For the purposes of this Agreement, a “Change of Control” shall have been deemed to occur with respect to Priveterra upon:
(i)   the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of more than fifty percent (50%) of the assets of Priveterra and its Subsidiaries taken as a whole; or
(ii)   a merger, consolidation or other business combination of Priveterra (or any Subsidiary or Subsidiaries that alone or together represent more than fifty percent (50%) of the consolidated business of Priveterra at that time) or any successor or other entity holding, directly or indirectly, fifty percent (50%) or more of all the assets of Priveterra and its Subsidiaries that results in the stockholders of Priveterra (or such Subsidiary or Subsidiaries) or any successor or other entity holding, directly or indirectly, fifty percent (50%) or more of the assets of Priveterra and its Subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or series of related transactions holding, directly or indirectly, less than fifty percent (50%) of the voting power of Priveterra (or such Subsidiary or Subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions.
(e)   The Contingent Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Class A Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Class A Common Stock, occurring on or after the date hereof and prior to the time any such Contingent Consideration is delivered to the Contingent Company Stockholders, if any.
(f)   The right of the Participating Company Stockholders to receive the Contingent Consideration (i) is solely a contractual right and will not be evidenced by a certificate and does not constitute a security or other instrument, (ii) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than upon written notice to Priveterra pursuant to a Permitted Transfer, and (iii) does not give the Participating Company Stockholders any right to receive interest payments. There is no guaranty or other assurance of any kind that any Contingent Consideration will be payable hereunder (regardless of any projections, models, forecasts or any other financial data generated by, or provided to, the Company, Priveterra or their respective Affiliates or Representatives). For purposes of this Agreement, “Permitted Transfer” means (A) a transfer on death by will or intestacy, (B) a transfer by instrument to an inter vivos or testamentary trust for beneficiaries upon the death of the trustee, (C) a transfer made pursuant to an order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation), (D) a transfer by a partnership or limited liability company through a distribution to its partners or members, as applicable, in each case without consideration, (E) a transfer made by operation of law (including a consolidation or merger) or as pursuant to the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, or (F) a transfer by a Participating Company Stockholder to one of its Affiliates after providing not less than ten (10) Business Days written notice to Priveterra and the Company, or (G) a transfer to any lender to a Participating Company Stockholder, solely for purposes of creating a security interest therein or otherwise assigning as collateral security.
Section 2.3   Closing of the Transactions Contemplated by this Agreement.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date or time as Priveterra and the Company may agree in writing, or electronically by exchange of the closing deliverables by the means provided in Section 8.11.
Section 2.4   Allocation Schedule.   No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Priveterra an allocation schedule (the “Allocation Schedule”) setting forth, after giving effect to the Subsidiary Merger and the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules, (a) the number of Equity Securities held by each Company Stockholder, the number of shares of Company Common Stock subject to each Company Warrant held by each holder thereof, the number of shares of Company Common Stock subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, the number of shares of Company Common Stock subject to each Subsidiary Rollover Option held by each holder thereof, as well as whether each such Subsidiary Rollover Option will be a Vested Subsidiary Rollover Option or an Unvested Subsidiary Rollover Option as of immediately prior to the Effective Time, and, in the case of the Company Options, Subsidiary Rollover Options and Company Warrant, the exercise price thereof, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (b) the number of shares of Class A Common Stock that will be subject to each Rollover Option and the exercise price of each such Rollover Option at the Effective Time, in each case, determined in accordance with Section 2.5, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (c) the portion of the Transaction Share Consideration allocated to each Company Stockholder pursuant to Section 2.1(b)(vii), as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (d) the portion of the Contingent Consideration allocated to each Company Stockholder, in the event that any Contingent Consideration becomes payable, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, and (e) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (a), (b), (c) and (d) of this Section 2.4 are, and will be as of immediately prior to the Effective Time, (i) true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company and applicable Laws and, in the case of Company Options, the Company Equity Plan and any applicable grant or similar agreement with respect to any such Company Option and, in the case of the Subsidiary Rollover Options, the Subsidiary Equity Plan and any applicable grant or similar agreement with respect to any such Subsidiary Rollover Option and, in the case of the Company Warrant, the terms of the applicable warrant agreement. The Company will review any comments to the Allocation Schedule provided by Priveterra or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Priveterra or any of its Representatives to correct inaccuracies. Notwithstanding the foregoing or anything to the contrary herein, the aggregate number of shares of Class A Common Stock that each Company Stockholder will have a right to receive pursuant to Section 2.1(b)(vii) will be rounded down to the nearest whole share.
Section 2.5   Treatment of Equity Awards.
(a)   Treatment of Subsidiary Options.   At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action of any Party or any other Person, each Subsidiary Option (whether vested or unvested) shall cease to represent the right to purchase shares of Subsidiary Common Stock and shall be converted into an option to purchase shares of Company Common Stock (each, a “Subsidiary Rollover Option”) in an amount, at an exercise price and subject to such terms and conditions determined as set forth below. Each Subsidiary Rollover Option shall (i) be exercisable for, and represent the right to purchase, a number of shares of Company Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Subsidiary Common Stock subject to the corresponding Subsidiary Option immediately prior to the effective time of the Subsidiary Merger, multiplied by (B) the Subsidiary Option Exchange Ratio, and (ii) have an exercise price per share of Company Common Stock (rounded up to the nearest whole cent) subject to such Subsidiary Rollover Option equal to (A) the exercise price per share of Subsidiary Common Stock applicable to the corresponding Subsidiary Option immediately prior to the effective time of the Subsidiary Merger, divided by (B) the Subsidiary Option Exchange Ratio. Each Subsidiary Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Subsidiary Option immediately prior to the effective time of the Subsidiary Merger, except for terms rendered inoperative by reason of the transactions contemplated by the operative documents of the Subsidiary Merger or for such other immaterial administrative or ministerial changes as the Company Board (or the compensation committee of the Company Board) may determine in good faith are appropriate to effectuate the administration of the Subsidiary Rollover Options. Such conversion shall occur in a manner intended to comply with (x) for any Subsidiary Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code, and (y) in each case, the requirements of Section 409A of the Code. For purposes of this Agreement, “Subsidiary Option Exchange Ratio” shall mean a fraction, the numerator of which is the fair market value per share of Subsidiary Common Stock as of immediately prior to the closing of the Subsidiary Merger, as determined by the mutual agreement of the Company and Priveterra (such mutual agreement not to be unreasonably withheld, conditioned or delayed) and the denominator of which is the Closing Equity Value Per Share.
(b)   Treatment of Company Options.   At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.5(c)), each Company Option (whether a Vested Company Option or an Unvested Company Option), including any Subsidiary Options that have been converted into Company Options in accordance with Section 2.5(a)), shall cease to represent the right to purchase shares of Company Common Stock and shall be converted into an option to purchase shares of Class A Common Stock (each, a “Rollover Option”) in an amount, at an exercise price and subject to such terms and conditions determined as set forth below. Each Rollover Option shall (i) be exercisable for, and represent the right to purchase, a number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to the corresponding Company Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, and (ii) have an exercise price per share of Class A Common Stock (rounded up to the nearest whole cent) subject to such Rollover Option equal to (A) the exercise price per share of Company Common Stock applicable to the corresponding Company Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or the Ancillary Documents or for such other immaterial administrative or ministerial changes as the Priveterra Board (or the compensation committee of the Priveterra Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Such conversion shall occur in a manner intended to comply with (x) for any Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code, and (y) in each case, the requirements of Section 409A of the Code.
(c)   Prior to the (i) Closing, in the case of Company Options, and (ii) the consummation of the Subsidiary Merger, in the case of Subsidiary Options, the Company and/or the Subsidiary, as applicable, shall take, or cause to be taken, all necessary or appropriate actions under the applicable Equity Plan (and the underlying grant, award or similar agreements) or otherwise to give effect to the provisions of this Section 2.5. At the Effective Time, Priveterra shall assume the Equity Plans and (1) all Company Options (whether vested or unvested) shall no longer be outstanding and shall automatically be converted into Rollover Options and each holder thereof shall cease to have any rights with respect thereto or under the applicable Equity Plan, except as otherwise expressly provided for in this Section 2.5, and (2) all shares of Company Common Stock reserved for issuance pursuant to the Equity Plans shall automatically be cancelled.
Section 2.6   Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the Effective Time held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Company Shares in accordance with Section 262 of the DGCL (such Company Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such Company Shares) shall not be converted into a right to receive a portion of the Aggregate Consideration, but instead shall entitle the holder thereof only to such rights as may be granted under Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Company Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Aggregate Consideration, if any, to which such holder is entitled pursuant to Section 2.1 or 2.2, as applicable, without interest thereon. The Company shall provide Priveterra with prompt written notice of any demands received by the Company for appraisal of Company Shares, any written withdrawal of any such demand and any other written demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Priveterra shall be consulted with respect to all material negotiations and proceedings with respect to such demands. Except with the prior written consents of Priveterra, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.
Section 2.7   Closing Actions and Deliverables.
(a)   At least five (5) Business Days prior to the Closing Date, Priveterra shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares, and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, for the portion of the Merger Consideration issuable in respect of such Company Share pursuant to Section 2.1(b)(vii), and on the terms and subject to the other conditions set forth in this Agreement.
(b)   At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Stockholders a letter of transmittal in a customary form to be mutually agreed between the Parties (a “Letter of Transmittal”); provided that any representations and warranties made by a Company Stockholder in a Letter of Transmittal shall be limited to authority, title to the applicable Company Shares and absence of Liens on the applicable Company Shares.
(c)   Prior to the Effective Time, Priveterra shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.7 through the Exchange Agent, evidence of Class A Common Stock in book-entry form representing the portion of the Merger Consideration issuable pursuant to Section 2.1(b)(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Merger Consideration issuable pursuant to Section 2.1(b)(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.
(d)   Each Company Stockholder whose Company Shares have been converted into the right to receive a portion of the Merger Consideration pursuant to Section 2.1(b)(vii) shall be entitled to receive the portion of the Merger Consideration to which he, she or it is entitled on the date provided in Section 2.7(e) upon (i) surrender of a Certificate (or affidavit of loss, in lieu thereof, in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent, or (ii) delivery of an “agent’s message” in the case of Company Common Stock held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e)   If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss, in lieu thereof, in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, is delivered to the Exchange Agent in accordance with Section 2.7(d) (i) at least one (1) Business Day prior to the Closing Date, then Priveterra and the Company shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one (1) Business Day prior to or on or after the Closing Date, then Priveterra and the Company (or the Surviving Corporation) shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.
(f)   If any portion of the Merger Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate is, or the transferred Company Shares in book-entry form are, registered, it shall be a condition to the issuance of the applicable portion of the Merger Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, or such Company Shares in book-entry form shall be properly transferred, and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Shares in book-entry form, or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.
(g)   No interest will be paid or accrued on the Merger Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.7, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled in accordance with Section 2.1(b)(viii)) shall solely represent the right to receive a portion of the Merger Consideration to which such Company Share is entitled pursuant to Section 2.1(b)(vii).
(h)   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.
(i)   Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to Priveterra or as otherwise instructed by Priveterra, and any Company Stockholder who has not exchanged his, her or its Company Shares for the applicable portion of the Merger Consideration in accordance with this Section 2.7 prior to that time shall thereafter look only to Priveterra for the issuance of the applicable portion of the Merger Consideration, without any interest thereon. None of Priveterra, the Surviving Corporation or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat or similar Law. Any portion of the Merger Consideration remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Priveterra free and clear of any claims or interest of any Person previously entitled thereto.
(j)   At the Closing:
(i)   Priveterra shall deliver or cause to be delivered to the Company the written resignations of all of the directors and officers of Priveterra and Merger Sub (other than those Persons identified as directors of Priveterra immediately after the Effective Time, in accordance with the provisions of Section 5.16), effective as of the Effective Time; and
(ii)   the Company shall deliver or cause to be delivered to Priveterra a duly executed certificate in accordance with the requirements of Section 1.897-2(h)(1) and Treasury Regulations Section 1.1445-2(c)(3), together with a notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).
Section 2.8   Withholding.   Notwithstanding anything in this Agreement to the contrary, Priveterra, Merger Sub, the Exchange Agent and any of their Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon becoming aware of any such withholding obligation, Priveterra shall use commercially reasonable efforts to (i) give reasonable advance notice of such withholding to the Company (other than where such deduction or withholding is in respect of amounts treated as compensation under the Code or is due to a failure of a Person to provide an any applicable Tax forms required under the Letter of Transmittal) and (ii) cooperate with the Company to eliminate or reduce any such required deduction or withholding.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY
Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Priveterra Parties, as of the date hereof and as of the Closing Date, as follows:
Section 3.1   Organization and Qualification.
(a)   The Company and its Subsidiaries are corporations duly organized, validly existing under the Laws of their jurisdiction of incorporation. The Company and its Subsidiaries have the requisite corporate power and authority to own, lease and operate their properties and to carry on the Business as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.
(b)   True and complete copies of the Governing Documents of the Company and its Subsidiaries have been made available to Priveterra, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and its Subsidiaries are in full force and effect and neither the Company nor its Subsidiaries is in breach or violation of any provision set forth in its Governing Documents.
(c)   The Company and its Subsidiaries are duly qualified or licensed to transact business and are in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by them, or the nature of the business conducted by them, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing (or the equivalent thereof) would not, and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 3.2   Capitalization.
(a)   Schedule 3.2(a) of the Company Disclosure Schedules sets forth, in each case as of the date of this Agreement, a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding (ii) the identity of the Persons that are the record and beneficial owners thereof (which does not include any Subsidiary of the Company), and (iii) with respect to each Company Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable vesting schedule (including acceleration provisions), (E) the number of shares of Company Common Stock subject to the Company Option on the date of grant, (F) the number of shares of Company Common Stock subject to the Company Option as of the date of this Agreement, and (G) whether the Company Option is an Incentive Stock Option. All of the Company Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Company Shares (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (4) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law). Except for the Company Options set forth on Section 3.2(a) of the Company Disclosure Schedules, the Company Warrants and the Existing Company Convertible Notes, as of the date of this Agreement, the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights, or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts, in the case of each of clause (x) and (y), that would require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company or any of its Subsidiaries. Except as set forth on Section 3.2(a) of the Company Disclosure Schedules and in connection with the Transactions contemplated by this Agreement and the Ancillary Documents, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company Shares. No Company Shares are held by a Subsidiary.
(b)   Other than the Equity Securities it holds in each of its Subsidiaries, the Company does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Securities, and the Company is not a partner or member of any partnership, limited liability company or joint venture.
(c)   Section 3.2(c) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement and the debtor and creditor thereof.
(d)   Section 3.2(d) of the Company Disclosure Schedules sets forth a list, as of the date hereof, of all Change of Control Payments of the Company and its Subsidiaries, identifying for each such Change of Control Payment (i) the Person eligible to receive such Change of Control Payment, (ii) the total potential amount of such Change of Control Payment, and (iii) the Contract or other arrangement pursuant to which such Change of Control Payment is payable or required to be made.
(e)   Each Company Option and each Subsidiary Option was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Equity Plan, and each Company Option and each Subsidiary Option has an exercise price per share that is equal to or greater than the fair market value of a share of Company Common Stock or common stock of ABP Sub (as applicable) on the date of such grant, determined in a manner consistent with Section 409A of the Code.
Section 3.3   Authority.   The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Company Stockholder Written Consent, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity (“Enforceability Exceptions”).
Section 3.4   Subsidiaries.
(a)   Set forth on Section 3.4(a) of the Company Disclosure Schedules is a list of the Company’s Subsidiaries, together with their jurisdiction of incorporation, and a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary.
(b)   All of the issued share capital, stock or other voting or equity securities of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. All of the ownership interests in each Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. Section 3.4(b) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete statement of with respect to each Subsidiary Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable vesting schedule (including acceleration provisions), (E) the number of shares of Subsidiary Common Stock subject to the Subsidiary Option on the date of grant, and (F) whether the Subsidiary Option is an Incentive Stock Option. Other than the Subsidiary Options, there are no outstanding (ii) subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities of any Subsidiary convertible into or exchangeable or exercisable for shares or voting or equity securities of any Subsidiary, or any other Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound obligating the Company or any Subsidiary to issue or sell any shares of, other equity interests in or debt securities of, any Subsidiary, or (iii) equity equivalents, phantom stock, options, appreciation rights, stock units, profits interests or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any shares, voting or equity securities or securities convertible into or exchangeable for shares or voting or equity securities of any Subsidiary (the items in clauses (i) and (ii) being, collectively, “Subsidiary Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. None of the Subsidiaries owns any equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person. No Subsidiary is party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other similar agreements relating to its equity interests.
Section 3.5   Financial Statements; Undisclosed Liabilities.
(a)   The Company has made available to Priveterra true and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2022, 2021, and 2020 and the related audited consolidated statement of operations and comprehensive loss, statement of convertible preferred stock and deficit and statement of cash flows of the Company and its Subsidiaries for each of the years then ended (collectively, the “Audited Company Financial Statements” or the “Company Financial Statements”). The Company Financial Statements (including the notes thereto) and, when delivered pursuant to Section 5.7, the Additional Company Financial Statements and any pro forma financial statements, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) in the case of the Audited Company Financial Statements and the Additional Company Financial Statements, when delivered pursuant to Section 5.7 only, fairly present, in all material respects, as applicable, the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, (iii) in the case of the Audited Company Financial Statements and the Additional Company Financial Statements, solely when delivered pursuant to Section 5.7, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors when filed as part of the Registration Statement/Proxy Statement, and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date hereof (including Regulation S-X or Regulation S-K, as applicable); provided that, the Unaudited Company Financial Statements do not include all of the notes or the information contained in such notes as required by GAAP for complete financial statements and are subject to normal year-end adjustments.
(b)   Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred in the ordinary course of business as of December 31, 2021 (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of the respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, and (iv) for Liabilities that are not have a Company Material Adverse Effect, the Company and its Subsidiaries have no Liabilities required by GAAP to be reflected or reserved against in the consolidated balance sheet as of December 31, 2021 included in the Company Financial Statements.
(c)   The Company has established and maintains a system of internal accounting controls that is designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets.

(d)   Except as set forth on Section 3.5(d) of the Company Disclosure Schedules, in the past two (2) years, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim, written or otherwise, that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company and its Subsidiaries, (ii) a “material weakness” in the internal controls over financial reporting of the Company and its Subsidiaries, or (iii) fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the internal controls over financial reporting of the Company and its Subsidiaries.
Section 3.6   Consents and Requisite Governmental Approvals; No Violations.
(a)   No consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act or any filings with or approvals or clearances from any Governmental Entities that the Parties determine (acting reasonably) are required and advisable to consummate the transactions contemplated hereby, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) filing of the Certificate of Merger, or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.
(b)   Except as set forth on Section 3.6(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which the Company or any of its Subsidiaries is a party, or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of the Company or any of its Subsidiaries, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.
Section 3.7   Permits.   The Company and its Subsidiaries have all material Permits that are required to own, lease or operate their properties and assets and to conduct the Business as currently conducted in all material respects, except where the failure to obtain the same would not result in a Company Material Adverse Effect (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) each Material Permit is in full force and effect in accordance with its terms, and (b) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or any of its Subsidiaries. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit from the FDA or other analogous Governmental Entity, when submitted to the FDA or such other Governmental Entity, were believed in good faith to be true, complete and correct in all material respects as of the date of submission and any necessary and required updates, changes, corrections, or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity. Each of the Company and its Subsidiaries has maintained or filed with the FDA all material reports, documents, forms, notices, applications, records or claims that are necessary to comply with FDA laws.

Section 3.8   Material Contracts.
(a)   Section 3.8(a) of the Company Disclosure Schedules sets forth a list of the following Contracts, other than the Employee Benefit Plans, to which the Company or any of its Subsidiaries is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.8(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.8(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):
(i)   any Contract relating to Indebtedness of the Company or any of its Subsidiaries or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of the Company or any of its Subsidiaries;
(ii)   any Contract under which the Company or any of its Subsidiaries is lessee of or holds or operates, in each case, any material tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;
(iii)   any Contract under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by the Company or any of its Subsidiaries, except for any lease or agreement under which the aggregate annual rental payments do not exceed $500,000;
(iv)   any Contract for any material joint venture, partnership, collaboration or strategic alliance;
(v)   any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of Priveterra or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions, or (C) contains any other provisions restricting or purporting to restrict the ability of the Company or any of its Subsidiaries to sell, manufacture, develop, commercialize, test or research the Company Products, directly or indirectly through third parties, in any material respect or that would so limit or purports to limit, in any material respect, Priveterra or any of its Affiliates after the Closing;
(vi)   any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries in an amount in excess of (A) $500,000 annually, or (B) $1,500,000 over the life of the agreement;
(vii)   any Contract requiring the Company or any of its Subsidiaries to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of the Company or any of its Subsidiaries, in each case in excess of $500,000;
(viii)   any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person, in each case in excess of $500,000;
(ix)   any Contract required to be disclosed on Section 3.20 of the Company Disclosure Schedules;
(x)   any Contract with any Person (A) pursuant to which the Company or any of its Subsidiaries (or Priveterra or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, in each case, relating to Company Products, or (B) under which the Company or any of its Subsidiaries grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Company Business Intellectual Property;

(xi)   any Contract (A) for the employment or engagement of any Key Employee of the Company or any of its Subsidiaries, or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;
(xii)   any Contract (A) executed with any current director, manager, officer, employee, Contingent Worker or other individual service provider of the Company or any of its Subsidiaries that provides for severance benefits, or (B) entered into by the Company or any of its Subsidiaries that constitutes a collective bargaining agreement or any other agreement executed between the Company or its Subsidiary, as applicable, and a union or similar organization;
(xiii)   any Contract for the disposition of any material portion of the assets or business of the Company or any of its Subsidiaries or for the acquisition by the Company or any of its Subsidiaries of the material assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which the Company or any of its Subsidiaries has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;
(xiv)   any Contract pursuant to which the Company or any of its Subsidiaries (A) obtains any right to use, or covenant not to be sued under, any Intellectual Property Right (other than any license for Off-the-Shelf Software), or (B) grants any right to use, or covenant not to be sued under, any Intellectual Property Right (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice);
(xv)   any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement by the Company or any of its Subsidiaries, (B) with a Governmental Entity or which relates to alleged criminal wrongdoing, (C) that imposes, at any time in the future, any material, non-monetary obligations on the Company or any of its Subsidiaries (or Priveterra or any of its Affiliates after the Closing), or (D) which requires the Company or any of its Subsidiaries to accept or concede material injunctive relief; and
(xvi)   any other Contract the performance of which requires either (A) annual payments by the Company or any of its Subsidiaries in excess of $500,000, or (B) aggregate payments by the Company or any of its Subsidiaries in excess of $1,500,000 over the life of the agreement and, in each case, that is not terminable by the Company or its Subsidiary, as applicable, without penalty upon less than sixty (60) days’ prior written notice.
(b)   (i) Each Material Contract is valid and binding on the Company or its Subsidiary, as applicable, and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, and (ii) the Company and its Subsidiaries and, to the knowledge of the Company, the counterparties thereto, are not in material breach of, or default under, any Material Contract, and, to the knowledge of the Company, there are no facts or circumstances which would, or which would reasonably be expected to, lead to such breach or default.
Section 3.9   Absence of Changes.   During the period beginning on September 30, 2022 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company and its Subsidiaries have conducted the Business in the ordinary course in all material respects, and (ii) neither the Company nor any of its Subsidiaries has taken any action that would require the consent of Priveterra if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b) (i), (ii), (iv), (v), (vii), (ix), (x) (solely relating to the Company’s directors and officers), (xii), (xiv), (xv), (xviii) and (xxi).
Section 3.10   Litigation.   Except as set forth in Section 3.10 of the Company Disclosure Schedules, there is (and for the past two (2) years there has been) (a) no Proceeding pending or, to the Company’s knowledge, threatened against the Company, any of its Subsidiaries or any of their respective directors or officers, or affecting any of the Company’s or its Subsidiaries’ respective assets or properties, that if adversely decided or resolved, has had or would have a Company Material Adverse Effect, and, to the Company’s knowledge, no facts exist that would reasonably be expected to form the basis for any such Proceeding, (b) no material Order to which the Company, its Subsidiaries, their respective directors and officers or any of the

Company’s or its Subsidiaries’ respective properties or assets is subject that would have reasonably be expected to have a Company Material Adverse Effect, (c) no material Proceeding by the Company or any of its Subsidiaries against any other Person, and no such material Proceeding is or has been threatened in writing by the Company or any of its Subsidiaries, (d) no settlement or similar agreement that imposes any material ongoing obligation or restriction on the Company or any of its Subsidiaries or the operation of the Business, and (e) no pending or, to the Company’s knowledge, threatened, audit, examination or investigation by any Governmental Entities in respect of the Company or any of its Subsidiaries or any of their respective properties or assets, or any of the directors or officers of the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
Section 3.11   Compliance with Applicable Law.   The Company, its Subsidiaries and, to the knowledge of the Company, its officers, directors and employees (a) conduct (and for the past two (2) years have conducted) the Business in accordance with all Laws and Orders applicable to them and are not in violation of any such Law or Order, and (b) have not received any written communications from a Governmental Entity and, to the Company’s knowledge, there is no such pending communication, that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not and would not have a Company Material Adverse Effect.
Section 3.12   Employee Benefit Plans.
(a)   Section 3.12(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans, excluding any Employee Benefit Plan that is (i) an employment offer letter or individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice without further Liability and (ii) an individual equity award agreement that is consistent in all material respects with the form of such agreement set forth on Section 3.12(a) of the Company Disclosure Schedules.
(b)   True, complete and correct copies of the following documents, with respect to each Employee Benefit Plan required to be listed on Section 3.12(a) of the Company Disclosure Schedules, where applicable, have been delivered to Priveterra (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans, a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan, (ii) the most recent Internal Revenue Service determination or opinion letter, (iii) the most recently filed Form 5500, (iv) the most recent actuarial valuation report, (v) the most recent summary plan description (or other descriptions provided to employees) and all modifications thereto, (vi) the most recent non-discriminatory testing results and (vii) all non‑routine correspondence to and from any Governmental Entity.
(c)   Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service with respect to such qualification, or may rely on an opinion letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance and, to the knowledge of the Company, no event or omission has occurred that would be reasonably likely to cause any such Employee Benefit Plan to lose such qualification or otherwise require corrective action under the Internal Revenue Service Employee Plan Compliance Resolution System to maintain such qualification. Each trust created under any such Employee Benefit Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.
(d)   Each Employee Benefit Plan is and has been established, operated and administered in all material respects in accordance with applicable Laws and with its terms, including ERISA, the Code and the Affordable Care Act. No Employee Benefit Plan is, or within the past six (6) years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance or similar program, or been the subject of any self-correction under any such program. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan. All payments or contributions required to have been made with respect to all Employee Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.

(e)   None of the Company, its Subsidiaries or any ERISA Affiliate (or any predecessor thereof) currently maintains, or within the past six (6) years has maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to (i) any Employee Benefit Plan that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA).
(f)   No Employee Benefit Plan provides health care or any other non-pension benefits to any employees after their employment is terminated (other than (i) as required by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law, (ii) continuation of health or life insurance benefits provided during any severance period not in excess of two (2) years, or (iii) which lasts until the end of the month in which the termination of employment occurs).
(g)   Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Employee Benefit Plan is, or to the Company’s knowledge will be, subject to the penalties of Section 409A(a)(1) of the Code.
(h)   Except as set forth on Section 3.12(g) of the Company Disclosure Schedules, none of the execution or delivery of this Agreement or any Ancillary Document to which the Company is or will be a party, the Company Stockholder Written Consent or the consummation of the transactions contemplated by this Agreement or any Ancillary Document to which the Company is or will be a party, would (either alone or in combination with any other event) reasonably be expected to (i) result in or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of the Company or any of its Subsidiaries or (ii) result in any excess “parachute payment” as defined in Section 280G(b)(2) of the Code.
(i)   Neither the Company nor any of its Subsidiaries has any obligation to make any tax “gross-up” or similar “make whole” payments to any service provider, including, without limitation, with respect to Section 409A of the Code or Section 4999 of the Code.
(j)   No Employee Benefit Plan is subject to the laws of any jurisdiction outside the United States.
Section 3.13   Environmental Matters.   Except as would not have a Company Material Adverse Effect:
(a)   Neither the Company nor any of its Subsidiaries has received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged or potential violation in any respect of, or a failure to comply in any respect with, any Environmental Laws.
(b)   There is (and for the past two (2) years there has been) no Proceeding pending or, to the Company’s knowledge, threatened against the Company, any of its Subsidiaries or any of their respective directors and officers pursuant to Environmental Laws.
(c)   There has not been, whether by the Company or any of its Subsidiaries, any manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.
(d)   The Company has made available to Priveterra copies of all material environmental, health and safety reports and documents that were prepared for the Company or its Subsidiaries by third parties and are in the Company’s or its Subsidiaries’ possession relating to the operations, properties or facilities of the Company and its Subsidiaries in the past two (2) years.

Section 3.14   Intellectual Property.
(a)   Section 3.14(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property, and (ii) any Patent included in the Company Licensed Intellectual Property that is exclusively licensed to the Company or any of its Subsidiaries (“Licensed Patents”), specifying as to each such item, as applicable, (A) the record owner of such item, (B) the jurisdictions in which such item has been issued, registered or filed, (C) the issuance, registration or application date, as applicable, for such item, and (D) the issuance, registration or application number, as applicable, for such item.
(b)   All fees and filings necessary as of the date of this Agreement to maintain any application or registration, issuance or grant of any Company Registered Intellectual Property or Licensed Patents have been timely submitted to the relevant intellectual property office or Governmental Entity and internet domain name registrars, as applicable. No item of the Company Registered Intellectual Property or the Licensed Patents is cancelled nor has any such item expired or been abandoned outside of the ordinary course of business. As of the date of this Agreement, the Company Business Intellectual Property is not the subject of any pending Proceedings, including litigation, interference, re-examination, inter parties review, reissue, opposition, nullity or cancellation proceedings and, to the Company’s knowledge, no such Proceedings have been asserted or threatened by any Governmental Entity or any other Person.
(c)   Except as set forth in Section 3.14(c) of the Company Disclosure Schedules, the Company and its Subsidiaries exclusively own all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and hold all right, title and interest in and to all of the Company’s or its applicable Subsidiary’s rights under all Company Licensed Intellectual Property free and clear of any Lien (other than Permitted Liens). For all Patents included in the Company Owned Intellectual Property, each inventor (i) is duly listed on each applicable Patent and (ii) has assigned his or her rights to the Company or the relevant Subsidiary.
(d)   The Company Business Intellectual Property, constitutes all of the Intellectual Property Rights that are used in or necessary to enable the Company and its Subsidiaries to conduct the Business as currently conducted To the knowledge of the Company, the Company Registered Intellectual Property and Licensed Patents are currently in compliance with formal legal requirements of the applicable intellectual property office and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date, with the exception of responses, patent maintenance fees, and other filings due in the ordinary course of intellectual property prosecution with the applicable intellectual property offices. All Company Registered Intellectual Property and, Licensed Patents are subsisting, and if registered, issued or granted, are valid and enforceable.
(e)   The Company’s and its Subsidiaries’ current and former employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Intellectual Property Rights on behalf of the Company (each such person, a “Creator”) have assigned to the Company or its relevant Subsidiary, as applicable, all Intellectual Property Rights authored, invented, created, improved, modified or developed by such Creator in the course of such Creator’s employment or other engagement with the Company or any of its Subsidiaries.
(f)   The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to safeguard and maintain the confidentiality and secrecy of all Intellectual Property Rights the value of which to the Company is contingent upon maintaining the confidentiality thereof (“Confidential Intellectual Property”). Without limiting the foregoing, the Company and its Subsidiaries have not disclosed any Confidential Intellectual Property to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure or was otherwise made subject to an appropriate and enforceable duty of confidence. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of, any Confidential Intellectual Property, or of any written obligations with respect to such.
(g)   None of the Company Business Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Company and its

Subsidiaries or affects the validity, use or enforceability of any such Company Business Intellectual Property. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Owned Intellectual Property or the Company’s or its applicable Subsidiary’s rights under any Company Licensed Intellectual Property, or otherwise impair the right of the Company or its applicable Subsidiaries to develop, use, sell, license or bring any action for the infringement, misappropriation or other violation of any Company Business Intellectual Property.
(h)   Neither the Company, nor its Subsidiaries, nor any actual or currently contemplated design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution or other exploitation of any Company Product infringes, misappropriates or otherwise violates any valid, enforceable claim of any Patents or other Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.
(i)   In the past two (2) years, there has been no Proceeding pending against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received any written communications, (i) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property, or (iii) inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property Right or consider the applicability of any Intellectual Property Rights, of any other Person, to any products (including Company Products) or services of the Company, or any of its Subsidiaries, or to the conduct of the Business.
(j)   To the Company’s knowledge, no Person is infringing, misappropriating or otherwise violating any Company Business Intellectual Property. Neither the Company, nor any of its Subsidiaries, has made any claim against any Person alleging any infringement, misappropriation or other violation of any Company Business Intellectual Property.
(k)   The Company and its Subsidiaries own, possess and are in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that they own or lease, or that are otherwise under the control of the Company and its Subsidiaries, and used by them in connection with the Business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.
(l)   Section 3.14(a) of the Company Disclosure Schedules contains a true and complete list of any and all Company Business Intellectual Property that was created, developed or reduced to practice, or is being created, developed or reduced to practice, (i) pursuant to, or in connection with, any Contract with any Governmental Entity or Governmental Entity-affiliated entity, or university, college or other educational institution, or (ii) using any funding or facilities of any Governmental Entity or Governmental Entity-affiliated entity, or university, college or other educational institution (collectively, “Government Funded IP”). Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries, and the applicable licensors of Company Licensed Intellectual Property, have taken any and all actions necessary to obtain, secure, maintain, enforce and protect the Company’s or its applicable Subsidiary’s right, title and interest in, to and under all Government Funded IP, and the Company and its Subsidiaries, and the applicable licensors of Company Licensed Intellectual Property, have complied with any and all any Intellectual Property Rights disclosure and/or licensing obligations under any applicable contract referenced in clause (i) above.
Section 3.15   Labor Matters.
(a)   Section 3.15(a) of the Company Disclosure Schedules contains a complete and accurate list of all employees of the Company and its Subsidiaries as of the date of this Agreement, setting forth for each employee (i) the employee’s position or title, (ii) the entity that employs the individual, (iii) whether classified as exempt or non-exempt for wage and hour purposes, (iv) whether paid on a salary, hourly or commission basis, (v) the employee’s actual annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis) or commission rate (if paid on a purely commission basis), as applicable, (vi) 2022 bonus and commission potential, (vii) date of hire, (viii) business location, (ix) status (i.e., active or inactive and if inactive, the type of leave and estimated duration), and (x) any visa or work permit status and the date of expiration, if applicable.

(b)   The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, pay equity, the classification of independent contractors and employees (including classification as exempt or non-exempt under the Fair Labor Standards Act), workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, including payment of minimum wages and overtime. The Company and its Subsidiaries are not delinquent in (or have accrued) any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, or other compensation, as applicable, due with respect to any services performed for it.
(c)   Currently and within the three (3) years preceding the date of this Agreement, the Company and its Subsidiaries have not been party to or, to the Company’s knowledge, the subject of, any material litigation, arbitration, mediation, governmental audit, administrative agency proceeding, private dispute resolution proceeding or governmental investigation, in each case relating to employment or labor matters concerning the employees or Contingent Workers of the Company and its Subsidiaries, and the Company and its Subsidiaries have not authorized a third party investigation relating to employment or labor matters and no such matters are pending or, to the knowledge of the Company, have been threatened against the Company or any of its Subsidiaries.
(d)   In the past three (3) years, the Company and its Subsidiaries have not experienced a “plant closing,” “business closing,” or “mass layoff” or similar group employment loss as defined in the federal WARN Act or any similar state, local or foreign Law affecting any site of employment of the Company or its Subsidiaries or one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiaries. During the ninety (90) day period preceding the date of this Agreement, no employee has suffered an “employment loss” as defined in the WARN Act with respect to the Company or its Subsidiaries. In the past three (3) years, the Company and its Subsidiaries have not incurred any material Liability under the WARN Act.
(e)   The Company and its Subsidiaries are not a party to or bound by any collective bargaining agreements or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or other employee collective group, nor to the knowledge of the Company is there any duty on the part of the Company or any of its Subsidiaries to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. For the past three (3) years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against the Company or any of its Subsidiaries. To the Company’s knowledge, for the past three (3) years, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries.
(f)   Except as set forth in Section 3.15(f) of the Company Disclosure Schedules, to the knowledge of the Company, no Key Employee has expressed, as of the date of this Agreement, any plans to terminate his or her employment with such entity in the next twelve months.
(g)   In the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made in writing, or, to the Company’s knowledge, threatened to be made against any officer, executive or employee of the Company or any of its Subsidiaries with two or more direct reports.
Section 3.16   Insurance.   Section 3.16 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of material insurance owned or held by the Company or its Subsidiaries as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement and true and complete copies of all such policies have been made available to Priveterra. Neither the Company nor any of its Subsidiaries is in breach or otherwise in default under the terms of such policies and, to the Company’s knowledge, no facts or circumstances exist which would result in any such breach or default, in each case, which has voided, would void, or which might reasonably be expected to void, any coverages under such policies. As of the date of this Agreement, no claim by the Company or any of its Subsidiaries is pending under any such policies as to which coverage has been questioned, denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Company’s knowledge, the coverages provided by such policies are usual and customary in amount and scope for the Business as currently conducted and sufficient to comply with any insurance required to be maintained under Material Contracts.
Section 3.17   Tax Matters.
(a)   The Company and its Subsidiaries have prepared and filed all income and other material Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and the Company and its Subsidiaries have paid all income and other material Taxes required to have been paid by them regardless of whether shown on a Tax Return.
(b)   The Company and its Subsidiaries have timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other third-party.
(c)   The Company and its Subsidiaries are not currently the subject of an audit, examination or administrative or judicial proceeding with respect to Taxes, and have not been informed in writing, or otherwise have knowledge, of the commencement or anticipated commencement of any audit, examination or administrative or judicial proceeding with respect to Taxes that has not been resolved or completed, in each case, with respect to material Taxes. Neither the Company nor any of its Subsidiaries has received any written notice from any Tax Authority of a dispute or claim with respect to a material amount of Taxes.
(d)   The Company and its Subsidiaries have not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business and no written request for any such waiver or extension is currently pending.
(e)   No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter ruling, technical advice memorandum or similar agreement or ruling has been entered into or issued by any Tax Authority with respect to the Company or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.
(f)   The Company and its Subsidiaries are not nor have they been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).
(g)   There are no Liens for Taxes on any assets of the Company or its Subsidiaries other than Permitted Liens.
(h)   Neither the Company nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction that is purported or intended to be governed by Section 355 of the Code.
(i)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (ii) has any material Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries, as applicable) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise (other than any Contract entered into in the ordinary course of business, the principal purpose of which does not relate to Taxes).
(j)   No written claims have ever been made by any Tax Authority in a jurisdiction where the Company and its Subsidiaries do not file a particular type of Tax Return or pay a particular type of Tax that the Company or any of its Subsidiaries is or may be required to file such type of Tax Return in or pay such type of Tax to that jurisdiction, which claims have not been resolved or withdrawn.

(k)   Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.
(l)   The Company and its Subsidiaries are Tax residents only in their respective jurisdiction of organization, incorporation or formation.
(m)   Neither the Company nor any of its Subsidiaries has a branch, permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(n)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of improper, method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) prepaid amount received prior to the Closing outside of the ordinary course of Business, (v) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (vi) election under Section 965(h) of the Code.
(o)   Neither the Company nor any of its Subsidiaries has deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”).
(p)   The Company is not, and has not been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(q)   All related party transactions involving the Company or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder and any similar provision of state, local or non-U.S. Law.
(r)   Neither the Company nor any of its Subsidiaries (i) knows of any fact or circumstance, or (ii) has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document, in each case, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
Section 3.18   Brokers.   Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.18 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates for which the Company or its Subsidiaries has any obligation.
Section 3.19   Real and Personal Property.
(a)   Owned Real Property.   The Company does not own any real property.
(b)   Leased Real Property.   Section 3.19(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by the Company and its Subsidiaries (the “Leased Real Property”) and all Real Property Leases pursuant to which the Company or any of its Subsidiaries is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to Priveterra. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the Company or its Subsidiary (as applicable), enforceable in accordance with its terms against the Company or its Subsidiary (as applicable) and, to the Company’s knowledge, each other party thereto, subject to the Enforceability Exceptions. There is no material breach or default by the Company or its Subsidiary (as applicable) or, to the Company’s knowledge, any third party under any Real Property Lease.
(c)   Personal Property.   As of the date hereof, the Company and its Subsidiaries have good, valid and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Company and its Subsidiaries reflected in the Company Financial Statements or thereafter acquired by the Company or any of its Subsidiaries prior to the date hereof, except for assets disposed of in the ordinary course of business.
Section 3.20   Transactions with Affiliates.   Section 3.20 of the Company Disclosure Schedules sets forth all Contracts between (a) the Company or any of its Subsidiaries, on the one hand, and (b) any officer, director, employee, equityholder or Affiliate of the Company or any of its Subsidiaries, or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with or service as a director to (including benefit plans and other ordinary course compensation from) the Company or any of its Subsidiaries entered into in the ordinary course of business, and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in the Business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of the Company or any of its Subsidiaries, or (C) owes any material amount to, or is owed any material amount by, the Company or any of its Subsidiaries (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 are referred to herein as “Company Related Party Transactions”.
Section 3.21   Data Privacy and Security.
(a)   The Company and its Subsidiaries have at all times for the past two (2) years complied in all material respects with, and are currently in compliance in all material respects with, all applicable Privacy Laws, Privacy and Data Security Policies (as defined below) and contractual commitments relating to the Processing of Personal Data (collectively, the “Privacy Requirements”). The Company and its Subsidiaries have implemented adequate written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”).
(b)   There is no pending, nor has there been for the past two (2) years, any Proceeding against the Company or any of its Subsidiaries initiated by (i) any Person, (ii)the United States Federal Trade Commission, any state attorney general or similar state official, (iii) any other Governmental Entity, foreign or domestic, or (iv) any regulatory or self-regulatory entity, alleging that any violation of any Privacy Requirement by the Company or its Subsidiaries with respect to any Processing of Personal Data by or on behalf of the Company or any of its Subsidiaries.
(c)   There has been no breach of security resulting in unauthorized access, use or disclosure of Personal Data in the possession or control of the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its contractors with regard to any Personal Data obtained from or on behalf of the Company or any of its Subsidiaries, or any unauthorized intrusions, breaches of security or other data security incidents with respect to the Company IT Systems.
(d)   The Company and its Subsidiaries own or have license to use the Company IT Systems as necessary to operate the Business as currently conducted and the Company IT Systems operate and perform in a manner that permits the Company and its Subsidiaries to conduct the Business as currently conducted. To the Company’s knowledge, none of the Company IT Systems contain any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine that causes the Software of any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any unauthorized person.
(e)   The Company has taken commercially reasonable organizational, physical, administrative and technical measures required by Privacy Requirements, and consistent with standards prudent in the industry in which the Company operates, designed to protect the integrity, security and operations of the Company IT Systems. The Company and its Subsidiaries have implemented commercially reasonable procedures, including implementing data backup, disaster avoidance, recovery and business continuity procedures, and have satisfied the requirements of applicable Privacy Laws in all material respects, designed to detect data security incidents and to protect Personal Data against loss and against unauthorized access, use, modification, disclosure or other misuse.
(f)   The consummation of any of the transactions contemplated hereby or pursuant to any Ancillary Document will not violate any applicable Privacy Requirements.
(g)   There have not been any Proceedings related to any unauthorized intrusions, breaches of security or other data security incidents, or any violations of any Privacy Requirements, that have been asserted against the Company or any of its Subsidiaries and, to the Company’s knowledge, neither the Company nor any of its Subsidiaries has received any information relating to, or notice of any Proceedings with respect to, any alleged violations by the Company or any of its Subsidiaries of any Privacy Requirements.
Section 3.22   Compliance with International Trade & Anti-Corruption Laws.
(a)   Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Representatives acting for or on their behalf, is or has been, for the past three (3) years (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity, (ii) located, organized or resident in a country or territory which is itself the subject or target of any Sanctions and Export Control Laws, (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii), or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, or the past three (3) years, been the subject or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).
(b)   Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Representatives acting for or on their behalf, has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, or (ii) otherwise violated any Anti-Corruption Laws.
Section 3.23   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective, when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Priveterra Stockholders, or at the time of the Priveterra Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided however, that notwithstanding the foregoing provisions of this Section 3.23, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement/Proxy Statement that were not supplied by or on behalf of the Company for use therein.
Section 3.24   Regulatory Compliance.
(a)   The Company, its Subsidiaries and the Company Products are in compliance in all material respects with all Regulatory Permits, if any. To the knowledge of the Company, (i) no Governmental Entity is considering limiting, suspending or revoking any Regulatory Permit held by the Company or any of its Subsidiaries, if any, and (ii) each third party that is a manufacturer, contractor or agent for the Company or any of its Subsidiaries is in compliance in all material respects with all Regulatory Permits, if any, required by all applicable Healthcare Laws insofar as they reasonably pertain to the Company Products.
(b)   Neither the Company nor any of its Subsidiaries has, nor, to the Company’s knowledge, have any of their Representatives acting on their behalf, received, during the past two (2) years, any written notice that the FDA or any other Governmental Entity responsible for oversight or enforcement of any applicable Healthcare Law, or any institutional review board (or similar body responsible for oversight of human subjects research) or institutional animal care and use committee (or similar body responsible for oversight of animal research), has initiated, or threatened to initiate, any Proceeding to restrict or suspend preclinical or nonclinical research on or clinical study of any Company Product or in which the Governmental Entity alleges or asserts a failure to comply with applicable Healthcare Laws.
(c)   Neither the Company nor any of its Subsidiaries is a business associate, as such term is defined in 45 C.F.R. § 160.103, as amended. Neither the Company nor any of its Subsidiaries is, or in the last five (5) years has been, in material violation of HIPAA. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is, or has been, under investigation by any Governmental Entity for a violation of HIPAA, including receiving any notices from the United States Department of Health and Human Services Office for Civil Rights relating to any such violations.
(d)   There are no Proceedings pending or, to the Company’s knowledge, threatened, with respect to any alleged violation by the Company or any of its Subsidiaries or, to the Company’s knowledge, any of their Representatives acting for or on their behalf, of the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”) or any other applicable Healthcare Law as it relates to a Company Product, and neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any of their Representatives acting on their behalf, is party to or subject to any corporate integrity agreement, monitoring agreement, consent decree, deferred prosecution agreement, settlement order or similar Contract with or imposed by any Governmental Entity related to any applicable Healthcare Law that applies to the transactions contemplated by this Agreement or any Ancillary Document.
(e)   All Company Products are, as applicable, developed, tested and investigated in compliance in all material respects with applicable Healthcare Laws.
(f)   Neither the Company nor any of its Subsidiaries has, nor as it relates to the Company or its Subsidiaries or any Company Product, to the Company’s knowledge, has any Person engaged by the Company or any of its Subsidiaries for contract research, consulting or other collaboration services with respect to any Company Product, made any untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity responsible for enforcement or oversight with respect to applicable Healthcare Laws, or failed to disclose a material fact required to be disclosed to the FDA or such other Governmental Entity that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), or for any other Governmental Entity to invoke a similar policy.
(g)   All preclinical studies conducted or being conducted with respect to all Company Products by or at the direction of the Company or any of its Subsidiaries have been and are being conducted in material compliance with all applicable Law, including all applicable Healthcare Laws, including the applicable requirements of Good Laboratory Practices.
(h)   None of the Company, its Subsidiaries or any of their directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers, including clinical trial investigators, coordinators, or monitors, (i) have been or are currently disqualified, excluded or debarred under; (ii) to the Company’s knowledge, are currently subject to an investigation or Proceeding that would reasonably be expected to result in disqualification, exclusion or debarment, the assessment of civil monetary penalties for violation of any health care programs of any Governmental Entity under, or (iii) have been convicted of any crime regarding health care products or services, or engaged in any conduct that would reasonably be expected to result in any such debarment, exclusion, disqualification, or ineligibility under applicable Healthcare Laws, including, (A) debarment under 21 U.S.C. Section 335a or any similar Law (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law, or (C) exclusion under 48 CFR Subpart Section 9.4, the System for Award Management Nonprocurement Common Rule. None of the Company, its Subsidiaries or any of their current or former directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries have been subject to any consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Entity related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation of controlled substances. To the Company’s knowledge, none of the Company, its Subsidiaries or any of their current or former directors, officers or employees, individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries, has been (1) subject to any enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Affiliates relating to material violations of any Healthcare Law and no such enforcement, regulatory or administrative proceeding has been threatened, or (2) a party to any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or similar agreement imposed by any Governmental Entity. To the Company’s knowledge, none of the Company, its Subsidiaries or any of their directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries, have received notice from the FDA, any other Governmental Entity or any health insurance institution with respect to debarment, disqualification or restriction.
(i)   All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any similar foreign Governmental Entity by the Company or any of its Subsidiaries have been so filed, maintained or furnished, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, all such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected or supplemented by a subsequent filing).
(j)   In the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has received written notice from the FDA, the Federal Trade Commission or other Governmental Entity in connection with advertising or promotion of any Company Products.
(k)   The Company, its Subsidiaries and, to the Company’s knowledge, their Representatives acting for or on their behalf, are and have been for the past three (3) years in compliance with all applicable Healthcare Laws, except as would not have or be reasonably expect to have a Company Material Adverse Effect.
Section 3.25   Investigation; No Other Representations.
(a)   The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Priveterra Parties, and (ii) it has been furnished with or given access to such documents and information about the Priveterra Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.
(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Priveterra Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the Priveterra Parties nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.
Section 3.26   PPP Loans.   Neither the Company nor any of its Subsidiaries has applied for or received any loans pursuant to the Paycheck Protection Program established by the CARES Act that has not been fully repaid or forgiven prior to the date of this Agreement.
Section 3.27   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.    NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY Priveterra PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES,

AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO ANY Priveterra PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY Priveterra PARTY OR ANY OF THEIR REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY Priveterra PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY Priveterra PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE PRIVETERRA PARTIES
Subject to Section 8.8, except as set forth on the Priveterra Disclosure Schedules or as set forth in any Priveterra SEC Reports filed or furnished with the SEC through the date that is one (1) Business Day prior to the date hereof (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature, each Priveterra Party hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:
Section 4.1   Organization and Qualification.   Each Priveterra Party is a corporation, duly organized, incorporated or formed, as applicable, validly existing and in good standing under the Laws of its jurisdiction of incorporation.
Section 4.2   Authority.   Each Priveterra Party has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder (subject to the Priveterra Stockholder Approval and the stockholder approval contemplated in Section 5.9) and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Priveterra Stockholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which a Priveterra Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of such Priveterra Party. This Agreement and each Ancillary Document to which a Priveterra Party is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by such Priveterra Party and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Priveterra Party (assuming that this Agreement and the Ancillary Documents to which such Priveterra Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such Priveterra Party in accordance with their terms, subject to Enforceability Exceptions.

Section 4.3   Consents and Requisite Governmental Approvals; No Violations.
(a)   No consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any Priveterra Party with respect to such Priveterra Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act or any filings with or approvals or clearances from any Governmental Entities that the Parties determine (acting reasonably) are required and advisable to consummate the transactions contemplated hereby and thereby, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of the Listing Exchange to permit Class A Common Stock to be issued in accordance with this Agreement to be listed on the Listing Exchange, (iv) filing of the Certificate of Merger, (v) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, (vi) the Priveterra Stockholder Approval, or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Priveterra Material Adverse Effect.
(b)   Neither the execution, delivery or performance by any Priveterra Party of this Agreement nor the Ancillary Documents to which any Priveterra Party is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of any Priveterra Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which any Priveterra Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Priveterra Party or any of its properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Priveterra Party, except, in the case of any of clauses (b) through (b) above, as would not have a Priveterra Material Adverse Effect.
Section 4.4   Brokers.   Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Priveterra Disclosure Schedules (which fees shall be the sole responsibility of the Priveterra, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Priveterra or any of its Affiliates for which Priveterra has any obligation.
Section 4.5   Information Supplied.   None of the information supplied or to be supplied by or on behalf of either Priveterra Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective or when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Priveterra Stockholders or at the time of the Priveterra Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.6   Capitalization.
(a)   The authorized capital stock of Priveterra consists of (i) 280,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class B Common Stock, and (iii) 1,000,000 shares of preferred stock, in each case, par value $0.0001 per share. As of the date of this Agreement, (A) 27,600,000 shares of Class A Common Stock and 6,900,000 shares of Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (B) no shares of Priveterra Common Stock are held in the treasury of Priveterra. All of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Priveterra Warrants (1) were not issued in violation of the Governing Documents of Priveterra or any other Contract to which Priveterra is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (4) are free and clear of all Liens (other than transfer restrictions under applicable Securities Laws and the Warrant Agreement, dated February 8, 2021, between Priveterra and Continental Stock Transfer & Trust Company). As of the date hereof, Priveterra has issued (i) 9,200,000 warrants (the “Priveterra Unit Warrants”) that entitle the holder thereof to purchase Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement and (ii) 5,280,000 Private Placement Warrants exercisable for one share of Class A common Stock at a price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.
(b)   Except for this Agreement, the Ancillary Documents or the transactions contemplated hereby and thereby, or as mutually agreed to by the Parties, there are no outstanding (i) equity appreciation, phantom equity or profit participation rights, or (ii) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that would require Priveterra, and, except as expressly contemplated by this Agreement, the Ancillary Documents or as mutually agreed in writing by the Parties, there is no obligation of Priveterra, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Priveterra. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of Priveterra Equity Securities to which Priveterra, the Sponsor or, to Priveterra’s knowledge, any other Person is a party.
(c)   The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Priveterra is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by Priveterra free and clear of all Liens (other than transfer restrictions under applicable Securities Laws). As of the date of this Agreement, Priveterra has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.
(d)   Section 4.6(d) of the Priveterra Disclosure Schedules sets forth a list of all Indebtedness of Priveterra as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement and the debtor and the creditor thereof.
Section 4.7   SEC Filings.   Priveterra has timely filed or furnished all statements, forms, reports and documents, including its audited balance sheet as of December 31, 2021 and unaudited balance sheet as of September 30, 2021, required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Priveterra SEC Reports”), and will file or furnish all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they may be supplemented, modified or amended after the time of filing, but excluding the Registration Statement/Proxy Statement, the “Additional Priveterra SEC Reports”). Each of the Priveterra SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects, and each of the Additional Priveterra SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that supersedes the initial filing, will comply in all material respects, with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Priveterra SEC Reports or the Additional Priveterra SEC Reports; provided that, for purposes of the Additional Priveterra SEC Reports, the representation and warranty in this sentence is subject to the representation and warranty set forth in Section 3.23 being true and correct in all respects with respect to all information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein. As of their respective dates of filing, the Priveterra SEC Reports did not (a) contain any untrue statement of a material fact, or (b) omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading in any material respect. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Priveterra SEC Reports.

Section 4.8   Trust Account.   As of the date of this Agreement, Priveterra has an amount in cash in the Trust Account equal to at least $276,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated February 8, 2021, between Priveterra and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate agreements, side letters or other understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Priveterra SEC Reports to be inaccurate in any material respect or that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Priveterra Stockholders who shall have elected to redeem their Class A Common Stock pursuant to the Governing Documents of Priveterra, or (iii) if Priveterra fails to complete a business combination within the allotted time period set forth in the Governing Documents of Priveterra and liquidates the Trust Account, subject to the terms of the Trust Agreement, Priveterra (in limited amounts to permit Priveterra to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Priveterra) and then the Pre-Closing Priveterra Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Priveterra and the Trust Agreement. Priveterra has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Priveterra, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since February 8, 2021, Priveterra has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes, or (B) to the Pre-Closing Priveterra Stockholders who have elected to redeem their Class A Common Stock pursuant to the Governing Documents of Priveterra, each in accordance with the terms of and as set forth in the Trust Agreement, Priveterra shall have no further obligation under either the Trust Agreement or the Governing Documents of Priveterra to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.
Section 4.9   Transactions with Affiliates.   Section 4.9 of the Priveterra Disclosure Schedules sets forth all Contracts between (a) Priveterra, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either Priveterra or the Sponsor or any family member of the forgoing Persons, on the other hand (each Person identified in this clause Section 4.9, a “Priveterra Related Party”), other than (i) Contracts with respect to a Priveterra Related Party’s employment with, or the provision of services to, Priveterra entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. No Priveterra Related Party (A) owns any interest in any material asset used in the business of Priveterra, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, customer, lessor, lessee or other material business relation of Priveterra or (C) owes any material amount to, or is owed any material amount by, Priveterra. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “Priveterra Related Party Transactions.”
Section 4.10   Litigation.   There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Priveterra’s knowledge, threatened against any Priveterra Party that, if adversely decided or resolved, would be material to the Priveterra Parties, taken as a whole. None of the Priveterra Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any Priveterra Party pending against any other Person.

Section 4.11   Compliance with Applicable Law.   Each Priveterra Party is (and since its incorporation has been) in compliance with all applicable Laws, except as would not be material to the Priveterra Parties, taken as a whole or that would reasonably be expected to prohibit or materially delay the ability of the Priveterra Parties to consummate the transactions contemplated by this Agreement and the Ancillary Documents.
Section 4.12   Merger Sub Activities.
(a)   Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby. Merger Sub does not have any Indebtedness.
(b)   All of the equity interests in Merger Sub are owned by Priveterra, and Merger Sub is, and has been since its formation, a corporation for U.S. federal income tax purposes. Merger Sub was newly formed solely to effect the Merger and it will not conduct any business activities or other operations of any kind (other than administrative or ministerial activities) prior to the Merger.
Section 4.13   Internal Controls; Listing; Financial Statements.
(a)   Except as not required in reliance on exemptions from various reporting requirements by virtue of Priveterra’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Priveterra has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Priveterra’s financial reporting and the preparation of Priveterra’s financial statements for external purposes in accordance with GAAP, and (ii) Priveterra has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that information relating to Priveterra is made known to Priveterra’s principal executive officer and principal financial officer by others within Priveterra. Such disclosure controls and procedures are effective in timely alerting Priveterra’s principal executive officer and principal financial officer to material information required to be included in Priveterra’s periodic reports required under the Exchange Act.
(b)   Each director and executive officer of Priveterra has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Priveterra has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(c)   Since its initial public offering, Priveterra has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The class of securities representing issued and outstanding Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Proceeding pending or, to the knowledge of Priveterra, threatened against Priveterra by Nasdaq or the SEC with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of Class A Common Stock on Nasdaq. Priveterra has not taken any action that is designed to terminate the registration of Class A Common Stock under the Exchange Act.
(d)   The Priveterra SEC Reports contain true and complete copies of the financial statements (including all related notes and schedules thereto) of Priveterra (the “Priveterra Financial Statements”). The Priveterra Financial Statements (A) fairly present in all material respects the financial position of Priveterra as at the respective dates thereof, and the results of its operations and cash flows for the respective periods then ended and fairly present, in all material respects, its stockholders’ equity, (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved, and (C) comply, in all material respects, with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)   Priveterra has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Priveterra’s and its Subsidiaries’ assets. Priveterra maintains and, for all periods covered by the Priveterra Financial Statements, has maintained, in all material respects in accordance with GAAP and applicable Law, books and records of Priveterra in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and Liabilities of Priveterra.
(f)   There are no outstanding loans or other extensions of credit made by Priveterra to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Priveterra.
(g)   Except as set forth on Section 4.13(g) of the Priveterra Disclosure Schedules, since its incorporation, neither Priveterra (including any employee thereof) nor, to the knowledge of Priveterra, Priveterra’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of Priveterra, (ii) a “material weakness” in the internal controls over financial reporting of Priveterra, or (iii) fraud, whether or not material, that involves management or other employees of Priveterra who have a role in the internal controls over financial reporting of Priveterra.
Section 4.14   No Undisclosed Liabilities.   Except for the Liabilities (a) set forth in Section 4.14 of the Priveterra Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Priveterra Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) set forth or disclosed in the Priveterra Financial Statements, (d) that have arisen since the date of the most recent balance sheet included in the Priveterra SEC Reports in the ordinary course of business, (e) either permitted to be incurred pursuant to or incurred in accordance with Section 5.10, or (f) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Priveterra, Priveterra does not have any Liabilities.
Section 4.15   Employee Matters.   Priveterra does not have any current or former employees and Priveterra has no unsatisfied material liability with respect to any current or former employee. Priveterra does not maintain, sponsor, contribute to or have any present or future Liability with respect to (other than as a result of the transactions contemplated by this Agreement) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment becoming due to any director, officer, individual independent contractor or employee of Priveterra; or (b) result in the acceleration of the time of payment or vesting of any compensation or benefits.
Section 4.16   Tax Matters.
(a)   Priveterra and its Subsidiaries have prepared and filed all income and other material Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Priveterra and its Subsidiaries have paid all income and other material Taxes required to have been paid by them regardless of whether shown on a Tax Return.
(b)   Priveterra and its Subsidiaries have timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other third-party.
(c)   Priveterra and its Subsidiaries are not currently the subject of an audit, examination or administrative or judicial proceeding with respect to Taxes, and have not been informed in writing, or otherwise have knowledge, of the commencement or anticipated commencement of any audit, examination or administrative or judicial proceeding with respect to Taxes that has not been resolved or completed, in each case, with respect to material Taxes. Neither Priveterra nor any of its Subsidiaries has received any written notice from any Tax Authority of a dispute or claim with respect to a material amount of Taxes.
(d)   Priveterra and its Subsidiaries have not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, and no written request for any such waiver or extension is currently pending.
(e)   No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter ruling, technical advice memorandum or similar agreement or ruling has been entered into or issued by any Tax Authority with respect to Priveterra or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.
(f)   Priveterra and its Subsidiaries are not nor have they been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).
(g)   There are no Liens for Taxes on any assets of Priveterra or its Subsidiaries other than Permitted Liens.
(h)   Neither Priveterra nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction that is purported or intended to be governed by Section 355 of the Code.
(i)   Neither Priveterra nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Priveterra) or (ii) has any material Liability for the Taxes of any Person (other than Priveterra or any of its Subsidiaries, as applicable) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).
(j)   No written claims have ever been made by any Tax Authority in a jurisdiction where Priveterra and its Subsidiaries do not file a particular type of Tax Return or pay a particular type of Tax that Priveterra or any of its Subsidiaries is or may be required to file such type of Tax Return in or pay such type of Tax to that jurisdiction, which claims have not been resolved or withdrawn.
(k)   Neither Priveterra nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and neither Priveterra nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.
(l)   Priveterra and its Subsidiaries are Tax resident only in their respective jurisdiction of organization, incorporation or formation, as applicable.
(m)   Neither Priveterra nor any of its Subsidiaries has a branch, permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(n)   Neither Priveterra nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of improper, method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) prepaid amount received prior to the Closing, outside of the ordinary course of Business (v) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (vi) election under Section 965(h) of the Code.

(o)   Neither Priveterra nor any of its Subsidiaries has deferred any Taxes under Section 2302 of the CARES Act.
(p)   No Priveterra Party is, or has been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(q)   All related party transactions involving Priveterra or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder and any similar provision of state, local or non-U.S. Law.
(r)   Neither Priveterra nor any of its Subsidiaries (i) knows of any fact or circumstance, or (ii) has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document, in each case, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
Section 4.17   Priveterra Expenses.   Section 4.17 of the Priveterra Disclosure Schedules sets forth Priveterra’s good faith estimate, as of the date hereof (and assuming the Closing and the consummation of the Merger), of the Priveterra Transaction Expenses as of Closing and assuming the Closing and the consummation of the Merger.
Section 4.18   Absence of Changes.   During the period beginning on September 30, 2022 and ending on the date of this Agreement, (a) no Priveterra Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) Priveterra has conducted its business in the ordinary course in all material respects, and (ii) Priveterra has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.10(a), (b), (d), (e), (p) (solely relating to Priveterra’s directors and officers), (k), (i) and (m).
Section 4.19   Investigation; No Other Representations.
(a)   Each Priveterra Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of, the Company and its Subsidiaries, and (ii) it has been furnished with or given access to such documents and information about the Company, its Subsidiaries and the Business as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents to which it is or will be a party and the transactions contemplated hereby and thereby.
(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Priveterra Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each Priveterra Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.
Section 4.20   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.    NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE PRIVETERRA PARTIES NOR ANY OTHER PERSON MAKES, AND EACH PRIVETERRA PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY PRIVETERRA PARTY THAT HAVE BEEN MADE

AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY PRIVETERRA PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH PRIVETERRA PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF THE COMPANY, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY PRIVETERRA PARTY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE 5
COVENANTS
Section 5.1   Conduct of Business of the Company.
(a)   From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, to reasonably comply with any applicable Pandemic Measures or as expressly consented to in writing by Priveterra (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the Business in the ordinary course and, where applicable, consistent with past practice, in all material respects, and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the Company and its Subsidiaries; provided that in no event shall the Company’s and its Subsidiaries’ compliance with Section 5.1(b) constitute a breach of this Section 5.1(a).
(b)   Without limiting the generality of the foregoing, during the Interim Period, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as expressly consented to in writing by Priveterra (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(xxi), or Section 5.1(b)(xxiii) to the extent that it relates to those Sections, not to be unreasonably withheld, conditioned or delayed), not do, and shall cause its Subsidiaries not to do, any of the following:
(i)   declare, set a record date for, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any of its issued and outstanding Equity Securities, or repurchase, cancel, redeem, facilitate a capital reduction in respect of or otherwise acquire any of its issued and outstanding Equity Securities or any securities convertible into (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable for its Equity Securities, or offer to do any of these things;
(ii)   (A) merge, consolidate, combine or amalgamate with any Person, or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Securities in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, limited liability company, joint venture, association or other business entity or organization or division thereof;

(iii)   adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any of its Equity Securities or issue any other security in respect of, in lieu of or in substitution for its Equity Securities;
(iv)   adopt or propose that its stockholders approve or adopt any amendments, supplements, restatements or modifications to its Governing Documents;
(v)   (A) sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire or otherwise dispose of any material assets or properties (including the Leased Real Property but excluding Intellectual Property Rights), other than obsolete assets or properties or in the ordinary course of business, or (B) create, subject to or incur any Lien (other than a Permitted Lien) in respect of any material assets or properties (including the Leased Real Property but excluding Intellectual Property Rights);
(vi)   other than grants to current and new employees, officers and directors pursuant to the Company Equity Plan in the ordinary course and consistent with past practice, transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any of its Equity Securities or the Equity Securities of any Subsidiary, as applicable, except for issuances of Equity Securities in connection with the exercise of any equity-based compensation award outstanding as of the date hereof or granted in accordance with this Section 5.1(b), or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating it to transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien, any of its Equity Securities or the Equity Securities of any Subsidiary, as applicable;
(vii)   incur, create, assume or otherwise become liable for (whether directly, contingently or otherwise), or guarantee for the benefit of another Person, any Indebtedness in excess of $500,000 (other than (x) equipment financing and trade payables incurred in the ordinary course of Business and (y) the Company Bridge Loan), individually or in the aggregate;
(viii)   enter into, amend, modify, waive any material benefit or right under, novate, assign, assume or terminate or rescind any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms, or entering into additional work orders pursuant to, and in accordance with the terms of, any Material Contract);
(ix)   make any loans, advances or capital contributions of money or other property to, or guarantees for the benefit of, or any investments in, any Person in excess of $250,000, individually or in the aggregate, other than (A) the reimbursement of expenses of employees in the ordinary course of business, and (B) prepayments and deposits paid to suppliers of the Company and its Subsidiaries in the ordinary course of business;
(x)   except as otherwise required by Law, under the terms of any Employee Benefit Plan, or as set forth on Section 5.1(b)(x) of the Company Disclosure Schedules, (A) amend or modify in any material respect, adopt, enter into, waive any material benefit or right under or terminate or rescind any Employee Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase or agree to increase the base compensation, bonus payable or other benefits, or pay or agree to pay any bonus to, any current or former Key Employee or Contingent Worker, other than, in each case, individual annual and merit-based raises of up to three percent (3%) in the salary or wages of any such Key Employee or Contingent Worker and bonus payments made in the ordinary course of business and consistent with past practice, as applicable, (C) take any action to accelerate any payment, right to payment or benefit, or the vesting or funding of any payment, right to payment or benefit, payable or to become payable to any current or former Key Employee or Contingent Worker, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former Key Employee, (E) pay or agree to pay any severance or change in control pay or benefits, or otherwise increase the severance or change in control pay or benefits of, any current or former executive director, manager, officer or employee, or (F) hire or terminate (other than for cause or due to death or disability) or furlough the employment of any Key Employee (or person who would be a Key Employee, were they hired by the Company or any of its Subsidiaries), or terminate any group of employees if such group termination would trigger the WARN Act;

(xi)   enter into, assume, assign, amend any material term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which it is a party or by which it is bound, other than in the ordinary course of business consistent with past practice;
(xii)   make, change or revoke any material Tax election or material Tax accounting method, file any material Tax Return in a manner inconsistent with past practice, amend any material Tax Return, enter into any agreement with a Tax Authority with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Tax Authority in respect of any material amount of Taxes, surrender any right to claim a refund of a material amount of Taxes, consent to any extension or waiver of the statutory period of limitation applicable to any material Tax claim or assessment or enter into any Tax sharing, Tax indemnification or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes);
(xiii)   waive, release, compromise, settle or satisfy any pending or threatened claim or compromise or settle any Liability, whether by Contract or otherwise, the performance of which would, at any time (A) involve the payment of more than $250,000 in the aggregate, (B) impose any material, non-monetary obligations on it (or Priveterra or any of its Affiliates after the Closing), (C) require it to accept or concede material injunctive relief or (D) involve a Governmental Entity or alleged criminal wrongdoing;
(xiv)   authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;
(xv)   change the Company’s accounting principles, policies, procedures, practices or methods in any material respect, or make any change which would materially affect the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, other than changes that are made in accordance with GAAP or PCAOB standards;
(xvi)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement;
(xvii)   enter into any Contract or other arrangement that materially restricts its or its Affiliates’ ability to engage or compete in any material line of business or enter into a new material line of business;
(xviii)   make any capital expenditure that in the aggregate exceeds $1,000,000, other than any capital expenditure (or series of related capital expenditures) consistent with the capital expenditures budget set forth in Section 5.1(b)(xviii) of the Company Disclosure Schedules;
(xix)   voluntarily fail to maintain in full force and effect material insurance policies covering it and its Affiliates and their respective properties, assets and businesses in a form and amount consistent with past practice;
(xx)   enter into any transaction or amend in any material respect any existing Contract with any Company Related Party excluding, to the extent permitted under Section 5.1(b)(x), ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses;
(xxi)   make any Change of Control Payment that is not set forth on Section 3.2(d) of the Company Disclosure Schedules;
(xxii)   sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire, or otherwise dispose of, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens) on, any Intellectual Property Rights, except granting non-exclusive licenses pursuant to clinical trial agreements or supply agreements in which clinical trials or supply services are being performed for the Company or any of its Subsidiaries, in each case, (A) that are entered into by the Company or any of its Subsidiaries in the ordinary course of business and (B) where the grant of rights to use any Intellectual Property Rights are incidental, and not material to, any performance under each such agreement; or

(xxiii)   enter into any Contract to take or cause to be taken, or otherwise become obligated to take or cause to be taken, any of the actions set forth in this Section 5.1.
Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give Priveterra, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing.
Section 5.2   Efforts to Consummate.
(a)   Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the Closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to solicit proxies in connection with the Priveterra Stockholder Approval, and (iii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including, from and after the Effective Time, Priveterra)). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The costs incurred in connection with obtaining such Consents, including the HSR Act filing fee, shall be borne 50% by the Company and 50% by Priveterra; provided, however, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (A) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within ten (10) Business Days following the first filing of the Registration Statement/Proxy Statement with the SEC) following the date of this Agreement, and (B) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Priveterra shall promptly inform the Company of any communication between any Priveterra Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Priveterra of any communication between the Company or any of its Affiliates, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Priveterra and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (1) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities, (2) terminate, amend or assign existing relationships and contractual rights or obligations, including licenses, or (3) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party, except with Priveterra’s and the Company’s prior written consent.
(b)   During the Interim Period, and unless prohibited by applicable Law, the Priveterra Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any Priveterra Party) or Priveterra (in the case of the Company) a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Priveterra Party, the Company, or, in the case of the Company, Priveterra in advance.
(c)   Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address certain subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 5.3   Confidentiality and Access to Information.
(a)   The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, mutatis mutandis. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.
(b)   During the Interim Period, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Priveterra and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Company (in a manner so as to not interfere with the normal business operations of the Company or, in light of COVID-19 or any Pandemic Measures, jeopardize the health or safety of any employee of the Company (which may require remote and telephonic meetings)). Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided, to Priveterra or any of its Representatives any information (i) if, and to the extent, doing so would (A) violate any Law to which the Company is subject, (B) result in the disclosure of any trade secrets, (C) violate any legally-binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law, and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if the Company, on the one hand, and any Priveterra Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.
(c)   During the Interim Period, upon reasonable advance written notice, Priveterra shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Priveterra Parties (in a manner so as to not interfere with the normal business operations of the Priveterra Parties or, in light of COVID-19 or any Pandemic Measures, jeopardize the health or safety of any employee of the Priveterra Parties (which may require remote and telephonic meetings)). Notwithstanding the foregoing, Priveterra shall not be required to provide, or cause to be provided, to the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Priveterra Party is subject, (B) result in the disclosure of any trade secrets, (C) violate any legally-binding obligation of any Priveterra Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Priveterra Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (c) through (c), Priveterra shall use, and shall cause the other Priveterra Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law, and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a Priveterra Party, on the one hand, and the Company or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Priveterra shall, in the case of clause (c) or (c), provide prompt written notice of the withholding of access or information on any such basis.
(d)   The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.
Section 5.4   Public Announcements.
(a)   Subject to Section 5.4(a), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives or Affiliates shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the

Closing, the Company and Priveterra or, after the Closing, Priveterra; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall, where permitted under applicable Law and feasible with regard to any time limits imposed thereby in relation to making such announcement or other communication, use reasonable best efforts to consult with the Company, if the disclosing party is any Priveterra Party, or with Priveterra, if the disclosing party is the Company, prior to making such announcement or other communication, to review such announcement or communication and to give such non-disclosing party the opportunity to comment thereon, in which case the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall, where permitted under applicable Law and feasible with regard to any time limits imposed thereby in relation to making such announcement or other communication, use reasonable best efforts to consult with Priveterra prior to making such announcement or other communication and to consider any comments of Priveterra thereon in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4, and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Priveterra Parties, the Sponsor and their respective Representatives may provide general information about the subject matter of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.
(b)   The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Priveterra prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, Priveterra shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Priveterra shall consider such comments in good faith. The Company, on the one hand, and Priveterra, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Priveterra, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Priveterra shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release, a description of the Closing and the required pro forma financial statements and the historical financial statements prepared by the Company and its accountants, in each case, as required by Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Priveterra shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.
Section 5.5   Tax Matters.
(a)   For U.S. federal (and, as applicable, state and local) income Tax purposes, (i) the Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder and (ii) each of the Parties intend that this Agreement be, and hereby is, adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) and for purposes of Sections 354, 361 and 368 of the Code. Each Party shall, and shall cause its respective Affiliates to, prepare and file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), such treatment except as otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code) that is final. Each of the Parties agrees to promptly notify all other Parties of any challenge to such treatment by any Tax Authority. The Parties shall not knowingly take any action that would reasonably be expected to prevent or impede the Intended Tax Treatment.

(b)   Priveterra and the Company shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by each of them, in connection with the filing or amendment of any Tax Returns or any audit or other proceeding with respect to Taxes of the Surviving Corporation, and with each other and their respective counsel to document and support the Tax treatment of the Merger in a manner consistent with the Intended Tax Treatment, including by providing factual support letters. Such cooperation shall include the reasonable retention and (upon the other’s reasonable request) the provision of records and information which are reasonably relevant to any such Tax Returns or audit or other proceeding and within such Party’s possession or obtainable without material cost or expense, and the use of commercially reasonable efforts to make employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(c)   To the extent any opinion (i) relating to Tax matters with respect to Priveterra (or its pre-Closing shareholders) or the Intended Tax Treatment to Priveterra (or its pre-Closing shareholders) or (ii) relating to Tax matters with respect to the Company, its shareholders (other than the pre-Closing shareholders of Priveterra in their capacity as such) or the Intended Tax Treatment to the Company or its shareholders (other than the pre-Closing shareholders of Priveterra in their capacity as such) is requested by the SEC in connection with the Registration Statement/Proxy Statement, the Parties hereby acknowledge and agree that legal counsel to Priveterra shall deliver any such opinion under clause (i) (and, for the avoidance of doubt, legal counsel to the Company and its Subsidiaries shall not be obligated to deliver any such opinion) and legal counsel to the Company shall deliver any such opinion under clause (ii) (and, for the avoidance of doubt, legal counsel to Priveterra shall not be obligated to deliver any such opinion). In furtherance of the foregoing, each Party shall, and shall cause its respective Affiliates, to (i) cooperate in order to facilitate the issuance of any such opinion and (ii) deliver to Priveterra’s legal counsel or Company’s legal counsel, as applicable, to the extent requested by the other counsel, a duly executed certificate dated as of the date requested by such counsel, containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render any such opinion.
Section 5.6   Exclusive Dealing.
(a)   During the Interim Period, the Company shall not, and shall cause its Representatives and Affiliates not to, directly or indirectly (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal, (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal, (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal, (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company (or any Affiliate or successor of the Company), or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing.
(b)   The Company shall (i) notify Priveterra promptly upon receipt of any Company Acquisition Proposal by the Company, describing the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Person(s) making such Company Acquisition Proposal, unless the Company is bound by any confidentiality obligation entered into prior to the date hereof prohibiting the disclosure of such identity), and (ii) keep Priveterra fully informed on a current basis of any modifications to such offer or information.
(c)   During the Interim Period, the Priveterra Parties shall not, and each of them shall direct their Representatives not to, directly or indirectly (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Priveterra Acquisition Proposal, (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Priveterra Acquisition Proposal, (iii) enter into any Contract or other arrangement or understanding regarding a Priveterra Acquisition Proposal, (iv) other than in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, prepare or take any steps in connection with an offering of any securities of any Priveterra Party (or any Affiliate or successor of any Priveterra Party), or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Priveterra agrees to (A) notify the Company promptly upon any Priveterra Party obtaining any Priveterra Acquisition Proposal, and to describe the terms and conditions of any such Priveterra Acquisition Proposal in reasonable detail (including the identity of any Person making such Priveterra Acquisition Proposal), and (B) keep the Company reasonably informed on a reasonably current basis of any modifications to such offer or information.
Section 5.7   Preparation of Registration Statement/Proxy Statement.    As promptly as reasonably practicable following the date of this Agreement, Priveterra and the Company shall jointly prepare and Priveterra shall file with the SEC, a registration statement on Form S-4 or such other applicable form, in which the proxy statement/prospectus to be sent to the Pre-Closing Priveterra Stockholders soliciting proxies from such stockholders to obtain the Priveterra Stockholders Approval at the Priveterra Stockholders Meeting will be included as a prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of, to the extent permitted by the rules and regulations promulgated by the SEC, the Class A Common Stock issuable in connection with the Merger (together with the Proxy Statement/Prospectus, the “Registration Statement/Proxy Statement”). Any lodgment or filing fees in connection with the filing of the Registration Statement/Proxy Statement with the SEC shall be borne 50% by the Company and 50% by Priveterra. Each of Priveterra and the Company shall use its reasonable best efforts to (i) cause the Registration Statement/Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company and its Subsidiaries, by the provision of audited financial statements (in accordance with PCAOB standards) of, and any other information with respect to, the Company and its Subsidiaries for all periods, and in the form, required to be included in the Registration Statement/Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC) and using reasonable best efforts to cause the Company’s auditors to deliver the required audit opinions and consents, and (ii) promptly notify the other Party of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; and Priveterra shall use its reasonable best efforts to (A) have the Registration Statement/Proxy Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC, and (B) keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Priveterra, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of Priveterra to the SEC or the Listing Exchange in connection with the transactions contemplated by this Agreement and the Ancillary Documents, including, for the avoidance of doubt, the Company providing for the Registration Statement/Proxy Statement the Company Financial Statements and its (x) audited consolidated balance sheets as of December 31, 2022 and its related consolidated statements of income (loss), changes in shareholders’ equity and cash flows for the fiscal years then ended, audited in accordance with applicable PCAOB auditing standards, and (y) any unaudited, draft consolidated balance sheets of the Company as of any quarter ended thereafter, and the related unaudited consolidated statements of operations of the Company and its Subsidiaries for the period then ended, in each case of clause (x) and (y), to the extent required to be included in the Registration Statement/Proxy Statement pursuant to applicable Law (the “Additional Company Financial Statements”), and necessary pro forma financial statements. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement/Proxy Statement, then (1) such Party shall promptly inform, in the case of any Priveterra Party, the Company, or, in the case of the Company, Priveterra thereof, (2) the Parties shall prepare an amendment or supplement to the Registration Statement/Proxy Statement, (3) Priveterra shall promptly file such amendment or supplement with the SEC, and (4) the Parties shall reasonably cooperate, if appropriate, in promptly mailing such amendment or supplement to the Pre-Closing Priveterra Stockholders. The Proxy Statement/Prospectus shall include materials for the approval by the Pre-Closing Priveterra Stockholders of (i) the New ESPP, and (ii) a new equity incentive plan (the “New Equity Incentive Plan”), which will initially reserve a number of shares of Class A Common Stock equal to the amount set forth on Section 5.7 of the Company Disclosure Schedules. The Company shall provide a proposed form of the New Equity Incentive Plan within 30 days after the date of this Agreement. Priveterra shall have a right to review and approve the New Equity Incentive Plan in advance, such approval not to be unreasonably withheld, conditioned or delayed. Priveterra shall promptly advise the Company of the time of effectiveness of the Registration Statement/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Class A Common Stock for offering or sale in any jurisdiction, and Priveterra and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties hereto shall use reasonable best efforts to ensure that none of the information related to it or any of its Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, at the time the Registration Statement/Proxy Statement is filed with the SEC, at each time at which it is amended, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.8   Priveterra Stockholder Approval.   As promptly as reasonably practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, Priveterra shall (a) duly give notice of, and (b) in any case within thirty (30) days of such effectiveness, duly convene and hold a meeting of its stockholders (the “Priveterra Stockholders Meeting”) in accordance with the Governing Documents of Priveterra, for the purposes of obtaining the Priveterra Stockholder Approval and, if applicable, any approvals related thereto, and providing its stockholders with the opportunity to elect to effect a Priveterra Stockholder Redemption. Except as required by applicable Law, Priveterra shall, through its board of directors, recommend to its stockholders (i) the adoption and approval of this Agreement and each Ancillary Document to which Priveterra is a party and the transactions contemplated hereby and thereby (including the Merger), (ii) the adoption and approval of the issuance of Class A Common Stock in connection with the transactions contemplated by this Agreement, as required by Nasdaq listing requirements, (iii) the adoption and approval of the Required Governing Document Proposals, (iv) the approval of the New Equity Incentive Plan and the New ESPP, (v) the election of directors to be nominated in accordance with Section 5.16, (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement/Proxy Statement or in correspondence related thereto, (vii) the adoption and approval of each other proposal reasonably agreed by Priveterra and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, and (viii) the adoption and approval of a proposal for the adjournment of the Priveterra Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses Section 5.8 through Section 5.8 together, the “Required Transaction Proposals”); provided that Priveterra may postpone or adjourn the Priveterra Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Priveterra Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Priveterra has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Priveterra Stockholders prior to the Priveterra Stockholders Meeting, or (D) if the holders of Class A Common Stock have elected to redeem a number of shares of Class A Common Stock as of such time that would reasonably be expected to result in the conditions set forth in Section 6.1(h) or Section 6.3(c) not being satisfied; provided that, without the consent of the Company, (i) Priveterra may only adjourn the Priveterra Stockholders Meeting two (2) times, and (ii) in no event shall Priveterra adjourn the Priveterra Stockholders Meeting for more than thirty (30) calendar days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. Except as required by applicable Law, the recommendation of the board of directors of Priveterra contemplated by the preceding sentence shall be included in the Registration Statement/Proxy Statement.
Section 5.9   Merger Sub Stockholder Approval.   As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Priveterra, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).
Section 5.10   Conduct of Business of Priveterra.   During the Interim Period, Priveterra shall not, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with any Interim Financing Arrangements), as required by applicable Law, as set forth on Section 5.10 of the Priveterra Disclosure Schedules, to reasonably comply with any applicable Pandemic Measures or as expressly consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed if such matter is in furtherance of the transactions contemplated by this Agreement or any Ancillary Document), do any of the following:
(a)   seek an approval from the Pre-Closing Priveterra Stockholders, or otherwise adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any Priveterra Party or any of their Subsidiaries;
(b)   declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any issued and outstanding Equity Securities of Priveterra or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any issued and outstanding Equity Securities of Priveterra or any of its Subsidiaries, as applicable;
(c)   split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;
(d)   incur, create, guarantee or assume (whether directly, contingently or otherwise) any Indebtedness, except for (x) Indebtedness for borrowed money in an amount not to exceed $2,000,000 in the aggregate, (y) Indebtedness incurred in connection with any Interim Financing Arrangement and (z) the Priveterra Bridge Loan;
(e)   make any loans or advances to, or capital contributions in, any other Person, other than to, or in, Priveterra or any of its Subsidiaries;
(f)   issue any Equity Securities of Priveterra or any of its Subsidiaries or grant any options, warrants or stock appreciation rights with respect to Equity Securities of Priveterra or any of its Subsidiaries, except in connection with any Interim Financing Arrangement;
(g)   enter into, renew, modify or revise any Priveterra Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Priveterra Related Party Transaction), other than the entry into any Contract with a Priveterra Related Party with respect to the incurrence of Indebtedness permitted by Section 5.10(d) (including the Priveterra Bridge Loan);
(h)   engage in any activities or business, or incur any material Liabilities, other than with respect to any activities, business or Liabilities that are (i) either otherwise permitted under this Section 5.10 (including, for the avoidance of doubt, any activities, business or Liabilities contemplated by, or Liabilities incurred in connection with, or that are otherwise incidental or attendant to, this Agreement or any Ancillary Document, the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby) or in accordance with or consented to by the Company pursuant to this Section 5.10, (ii) in connection with or incidental or related to its continuing corporate (or similar) existence or it being (or continuing to be) a public company listed on Nasdaq, or (iii) which are administrative or ministerial in nature and, in the case of this clause (iii), which are not material;
(i)   authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Priveterra or its Subsidiaries;
(j)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement;
(k)   make, change or revoke any material Tax election or material Tax accounting method, file any material Tax Return in a manner inconsistent with past practice, amend any material Tax Return, enter into any agreement with a Governmental Entity with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Governmental Entity in respect of any material amount of Taxes, surrender any right to claim a refund of a material amount of Taxes, consent to any extension or waiver of the statutory period of limitation applicable to any material Tax claim or assessment or enter into any Tax sharing, Tax indemnification or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes);
(l)   waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Proceeding);
(m)   make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices except changes that are made (i) in accordance with PCAOB standards, or (ii) as required by any Securities Law or any Order, directive, guideline, recommendation, statement, comment or guidance issued, passed, approved, published, promulgated or released by, the SEC, following reasonable prior consultation with the Company;
(n)   make or permit to be made any distribution of amounts held in the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement);
(o)   create any new Subsidiary (other than Merger Sub);
(p)   grant or establish any form of compensation or benefits to any current or former employee, officer, director, individual independent contractor or other individual service provider of Priveterra; or
(q)   enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.
Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Priveterra, and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, Priveterra from using the funds held by Priveterra outside the Trust Account to pay any Priveterra Expenses or any Liabilities of Priveterra from otherwise distributing or paying over any funds held by Priveterra outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing; provided, that prior to any distribution or payment of any funds to the Sponsor or any of its Affiliates pursuant to the foregoing sentence, Priveterra shall cause any Indebtedness of Priveterra payable or owing to the Sponsor or any of its Affiliates to be paid in full and discharged with no further Liability or obligation of Priveterra.
Section 5.11   Listing.   From the date hereof through the Effective Time, Priveterra shall ensure Priveterra remains listed as a public company on Nasdaq. Priveterra shall use its reasonable best efforts to, as promptly as reasonably practicable after the date of this Agreement (and in any event, as of immediately prior to or at the Effective Time), (a) cause the Class A Common Stock issuable in accordance with this Agreement to be approved for listing on the Listing Exchange (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance prior to the Effective Time, (b) satisfy any applicable initial and continuing listing requirements of the Listing Exchange, (c) cause the name of Priveterra to be changed to “AEON Biopharma, Inc.” with effect from the Closing Date, and (d) cause the ticker under which the Class A Common Stock is listed for trading on the Listing Exchange to be changed to “AEON” and have the Class A Common Stock listed for trading with such trading ticker.
Section 5.12   Trust Account.   Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, Priveterra shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders pursuant to the Priveterra Stockholder Redemption, (B) pay the amounts due to the underwriters of Priveterra’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Priveterra in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 5.13   Company Stockholder Approval.
(a)   As promptly as reasonably practicable (and in any event within forty eight (48) hours) following the date that the Registration Statement becomes effective (the “Company Stockholder Written Consent

Deadline”), the Company shall obtain and deliver to Priveterra a true and correct copy of a written consent (in form and substance reasonably satisfactory to Priveterra) approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the DGCL and the Company’s Governing Documents (the “Company Stockholder Written Consent”). The Company shall recommend to the Company Stockholders the approval and adoption of this Agreement and the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger).
(b)   As promptly as reasonably practicable following written notice from Priveterra (provided that such written notice is delivered to the Company prior to May 15, 2023), the Company shall use its reasonable best efforts to obtain and deliver to Priveterra a written consent (in form and substance reasonably satisfactory to Priveterra) of the Company Stockholders and the Company Board, in each case to approve an amendment to the Certificate of Incorporation Amendment in order to amend the date specified for the termination of the Certificate of Incorporation Amendment to the later of (x) the date currently specified therein for the termination of the Certificate of Incorporation Amendment and (y) the date of termination of this Agreement pursuant to the terms hereof.
Section 5.14   Priveterra Indemnification; Directors’ and Officers’ Insurance.
(a)   Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of each Priveterra Party, as provided in the applicable Priveterra Party’s Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years, and (ii) Priveterra will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Priveterra shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Priveterra Party’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Priveterra Parties’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of any Priveterra Party (the “Priveterra D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Priveterra D&O Person was a director or officer of any Priveterra Party prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b)   Priveterra shall not have any obligation under this Section 5.14 to any Priveterra D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Priveterra D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c)   Priveterra shall purchase at or prior to Closing and maintain in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Priveterra Parties as of the date of this Agreement with respect to any acts, errors or omissions occurring on or prior to the Effective Time (the “Priveterra D&O Tail Policy”). Such “tail” policy or policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Priveterra’s directors’ and officers’ liability insurance policies as of the date of this Agreement,; provided that Priveterra shall not be required to pay a premium for such “tail” policy or policies in excess of three hundred percent (300%) of the most recent premium paid by Priveterra prior to the date of this Agreement and, if the requisite cover is not available for such a premium, Priveterra shall purchase the maximum coverage available for three hundred percent (300%) of the most recent premium paid by Priveterra prior to the date of this Agreement.
(d)   If, following the Closing, Priveterra (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Priveterra shall assume all of the obligations set forth in this Section 5.14.
(e)   The Priveterra D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Priveterra.
Section 5.15   Company Indemnification; Directors’ and Officers’ Insurance.
(a)   Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of the Company and its Subsidiaries, as provided in the Company’s and its Subsidiaries’ Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years, and (ii) Priveterra will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Priveterra shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the Company’s and its Subsidiaries’ Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Company’s and its Subsidiaries’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of the Company or any of its Subsidiaries (the “Company D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Company D&O Person was a director or officer of the Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b)   None of Priveterra, the Company or any of its Subsidiaries shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c)   The Company shall purchase, at or prior to the Effective Time, and Priveterra shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company or its Subsidiaries immediately prior to the Effective Time with respect to any acts, errors or omissions occurring on or prior to the Effective Time (the “Company D&O Tail Policy”). Such Company D&O Tail Policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies in effect immediately prior to the Effective Time; provided that the Company shall not pay a premium for such “tail” policy or policies in excess of three hundred fifty percent (350%) of the most recent premium paid by the Company or its Subsidiary prior to the Effective Time and, if the requisite cover is not available for such a premium, the Company shall purchase the maximum coverage available for three hundred fifty percent (350%) of the most recent premium paid by the Company prior to the Effective Time. Notwithstanding the foregoing in this Section 5.15(c), the Company in its sole discretion, in lieu of purchasing the Company D&O Tail Policy, may choose to maintain (and if so chosen, Priveterra shall maintain or cause to be maintained) for a period of six (6) years after the Closing, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company and its Subsidiaries immediately prior to the Effective Time with respect to any acts, errors or omissions occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies immediately prior to the Effective Time.
(d)   If, following the Closing, Priveterra (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Priveterra shall assume all of the obligations set forth in this Section 5.15.
(e)   The Company D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Priveterra.
Section 5.16   Post-Closing Directors and Officers.
(a)   Priveterra and the Company shall take, or cause to be taken, all actions as may be necessary or appropriate such that effective immediately after the Effective Time, the Priveterra Board shall consist of seven (7) directors. The directors shall be divided into three classes, designated Class I, Class II and Class III, the composition of which shall be determined by mutual agreement between Priveterra and the Company following the date of this Agreement. The members of the Priveterra Board are the Persons determined in accordance with Section 5.16(b), Section 5.16(c) and Section 5.16(d). The members of the compensation committee, audit committee and nominating committee of the Priveterra Board are the Persons determined in accordance with Section 5.16(d). The Officers are the Persons determined in accordance with Section 5.16(e).
(b)   Three (3) individuals, who shall be nominated by the Company, in good-faith after consultation with Priveterra, prior to the effectiveness of the Registration Statement/Proxy Statement, shall be directors on the Priveterra Board immediately after the Effective Time, with such individuals being in the class of directors determined by mutual agreement between Priveterra and the Company following the date of this Agreement and at least one of such individuals being considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (the “Company Designees”). No later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law, replace the Company Designees with any individuals subject to the mutual agreement of Priveterra and the Company. Priveterra shall take all such action within its power as may be necessary or appropriate to give effect to the Company’s director designations (and its own designations, pursuant to Section 5.16(c)) as of immediately after the Effective Time and for the officers of Priveterra (the “Officers”) as of immediately after the Effective Time to be the individuals determined in accordance with Section 5.16(e).
(c)   Notwithstanding the Company’s designation rights under Section 5.16(b), two (2) individuals, who shall be nominated by the Sponsor, in good-faith after consultation with the Company, prior to the effectiveness of the Registration Statement/Proxy Statement, shall be directors on the Priveterra Board immediately after the Effective Time, with such individuals being in the class of directors determined by mutual agreement between Priveterra and the Company following the date of this Agreement and at least one of such individuals being considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (the “Priveterra Designees”). No later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, Priveterra may, subject to applicable listing rules of Listing Exchange and applicable Law, replace the Priveterra Designees with any individuals subject to the mutual agreement of Sponsor and the Company.
(d)   Following the date of this Agreement, and no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company and Priveterra (on behalf of the Sponsor) shall, subject to applicable listing rules of the Listing Exchange and applicable Law, (i) designate two (2) Persons designated by the Company who shall be directors on the Priveterra Board immediately after the Effective Time, with such individuals being in the class of directors as determined by the Company and Priveterra and considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (and, no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law and in consultation with Priveterra, agree to replace such Person with any individual), and (ii) mutually agree on the members of the Priveterra Board, as constituted immediately after the Effective Time, who shall be the members of the compensation committee, audit committee and nominating committee of the Priveterra Board immediately after the Effective Time.
(e)   The Persons identified on Section 5.16(e) of the Company Disclosure Schedules shall be the Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any Person identified on Section 5.16(e) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability or otherwise) to serve as an Officer, then, no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law, replace such individual with another individual to serve as such Officer by amending Section 5.16(e) of the Company Disclosure Schedules to include such replacement individual as such Officer.
(f)   At or prior to the Closing, the Company will (i) purchase a policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of Priveterra Designees with respect to any acts, errors or omissions occurring on or following the Effective Time that shall provide coverage on terms (with respect to coverage and amount) that are no less advantageous, in the aggregate, than the coverage and terms provided by a policy held by a similarly situated Person, and (ii) provide the Sponsor (on behalf of the Priveterra Designees) with and, subject to the entry into the same by the Priveterra Designees, will enter into a director indemnification agreement with the Priveterra Designees, in a form and substance approved by the Priveterra Board and reasonably acceptable to the Sponsor; provided, however, that in no event shall the terms and conditions of any such director indemnification agreement entered into by such Priveterra Designee be less favorable to the underlying director than those (if any) entered into by Priveterra with any other members of the Priveterra Board.
Section 5.17   Interim Financing Arrangements.
(a)   From and after the date hereof, the Company shall use reasonable best efforts to, as promptly as practicable following the Closing (it being understood and agreed that the Company shall use reasonable best efforts to cause the Company Stockholder Interim Financing Commitments to be executed and delivered to Priveterra on or prior to January 3, 2023), enter into with one or more Company Stockholders or any designee thereof a financing arrangement with Priveterra or the Company in an aggregate principal amount and pursuant to the terms set forth on Section 5.17(a) of the Company Disclosure Schedules (the “Company Stockholder Interim Financing Commitments”). From and after the date hereof and during the Interim Period, the Company shall, to the extent Priveterra may reasonably request in connection with obtaining any Interim Financing Arrangement, use its reasonable best efforts to, and shall cause its Subsidiaries to use their reasonable best efforts to, provide such cooperation and assistance to Priveterra in connection with the arrangement of such Interim Financing Arrangement as may be reasonably requested by Priveterra, including (v) cooperating in the preparation of any offering memorandum, private placement memorandum, prospectuses or similar documents, (w) participating in a reasonable number of meetings, due diligence sessions and customary “roadshow” presentations, drafting sessions, and assistance with the preparation of materials for investor presentations (including the provision of “backup” support for any statements related to the Company therein) used in connection with such Interim Financing Arrangement, (x) cooperating with prospective purchasers and their respective advisors in performing their due diligence and (y) assisting with the negotiation and causing the execution and delivery (including by the Company) of definitive documents with respect to any such Interim Financing Arrangement prior to the Closing Date and (z) taking all necessary corporate or other actions to facilitate the foregoing.
(b)   Without limiting the foregoing clause, in the event that the Closing has not occurred by the Company Bridge Loan Date (other than in the event that Priveterra’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement), then the Company shall cause the Company Stockholders, or a third-party financing source identified by the Company, to provide the Company with a bridge loan in the amount of $4,000,000 (the “Company Bridge Loan Amount”) on terms substantially consistent with those set forth in Section 5.17 of the Priveterra Disclosure Schedules or as otherwise mutually acceptable to the Company, Priveterra and such Company Stockholders (or such third-party financing source identified by the Company) (the “Company Bridge Loan”). Any such Company Bridge Loan shall be consummated on or before March 7, 2023 unless otherwise agreed to by the Company and Priveterra. For purposes of this Agreement, the “Company Bridge Loan Date” means March 1, 2023.
(c)   In the event that (x) the Closing has not occurred by the Priveterra Bridge Loan Date (other than in the event that the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Priveterra Bridge Loan Date) and (y) the Company Stockholder Interim Financing Commitments shall have been entered into prior to, and shall continue to be in effect as of, the Priveterra Bridge Loan Date, then Priveterra shall cause the Sponsor, or a third-party financing source identified by the Sponsor, to provide, the Company with a bridge loan in the amount of $8,000,000 (the “Priveterra Bridge Loan Amount”, and together with the Company Bridge Loan Amount, the “Bridge Loan Amount”) on terms substantially consistent with, and in no event less commercially favorable to the Company and/or Priveterra than, those set forth in Section 5.17 of the Priveterra Disclosure Schedules and as mutually acceptable to the Company and the Sponsor (or such third-party financing source identified by the Sponsor) (the “Priveterra Bridge Loan”, and together with the Company Bridge Loan, the “Bridge Loans”) and which Priveterra Bridge Loan shall be consummated on or before April 7, 2023. For purposes of this Agreement, “Priveterra Bridge Loan Date” means the earlier of (x) the date on which the Registration Statement/Proxy Statement has been declared effective under the Securities Act and (y) April 1, 2023; provided, that in the event the Registration Statement/Proxy Statement has not been filed with the SEC on or prior to December 23, 2022, but only to the extent such delay is not the result of a Priveterra Filing Breach, then for each day between December 23, 2022 and the date on which the Registration Statement/Proxy Statement is initially filed with the SEC, clause (y) of the definition of the Priveterra Bridge Loan Date shall automatically be extended by one day; provided, further, that in the event that the Company Stockholder Interim Financing Commitments have not been entered into and delivered to Priveterra on or prior to January 3, 2023, and remain in effect as of such date, then for each day between January 3, 2023 and the date on which the Company Stockholder Interim Financing Commitments have been entered into and delivered to Priveterra, clause (y) of the definition of the Priveterra Bridge Loan Date shall automatically be extended by one day (without duplication with any extension pursuant to the immediately preceding proviso).
(d)   From and after the date hereof, Priveterra shall be permitted to, enter into a financing arrangement in an aggregate amount and in accordance with the terms set forth on Section 5.17(d) of the Priveterra Disclosure Schedules (and, subject to the following proviso, the Company shall be deemed to have consented to the entry into any such financing arrangement); provided that, to the extent the aggregate amount or the terms of such financing arrangement differ from those set forth on Section 5.17(d) of the Priveterra Disclosure Schedules, the entry into such financing arrangement must first be approved in writing by the Company. From and after the date Priveterra enters into any Interim Financing Arrangement, unless otherwise approved in writing by the Company, Priveterra shall not (other than changes that are solely ministerial) permit any amendment or modification to be made to, permit any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the definitive agreements entered into by Priveterra in connection with any such Interim Financing Arrangement (as applicable, the “Priveterra Interim Financing Agreements”), in each case, other than any assignment or transfer expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision). Subject to the immediately preceding sentence and in the event that all conditions in the Priveterra Interim Financing Agreements have been satisfied, Priveterra shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Priveterra Interim Financing Agreements on the terms described therein. Without limiting the generality of the foregoing, Priveterra shall give the Company prompt written notice (a) of any requested amendment to any Priveterra Interim Financing Agreement, (b) of any breach or default, to the knowledge of Priveterra, by any party to any Priveterra Interim Financing Agreement, (c) of the receipt of any written notice or other written communication from any party to any Priveterra Interim Financing Agreement with respect to any actual, or to the knowledge of Priveterra, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Priveterra Interim Financing Agreement or any provisions of any Priveterra Interim Financing Agreement, and (d) if Priveterra does not reasonably expect to receive all or any portion of the applicable purchase price or available funds under any such Priveterra Interim Financing Agreement in accordance with its terms.
(e)   From and after the date the Company enters into any Interim Financing Arrangement, unless otherwise approved in writing by Priveterra, the Company shall not (other than changes that are solely ministerial) permit any amendment or modification to be made to, permit any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the definitive agreements entered into by the Company in connection with any such Interim Financing Arrangement (as applicable, the “Company Interim Financing Agreements”), in each case, other than any assignment or transfer expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision). Subject to the immediately preceding sentence and in the event that all conditions in the Company Interim Financing Agreements have been satisfied, the Company shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Company Interim Financing Agreements on the terms described therein.
(f)   Notwithstanding any other provision of this Agreement, (x) in the event that any investor executes a subscription agreement with Priveterra in respect of any Priveterra Interim Financing Arrangements, Priveterra agrees, for the benefit of the Company, to take all necessary, legally available steps to enforce against any investor the terms of that investor’s subscription agreement if the investor is in material breach of its obligations thereunder, including any material breach caused by the investor’s failure to fund the amount it has committed pursuant to such subscription agreement at the time and in the amount required pursuant to its subscription agreement and (y) in the event that any investor executes a subscription agreement with the Company in respect of any Company Interim Financing Arrangements, the Company agrees to take all necessary, legally available steps to enforce against any investor the terms of that investor’s subscription agreement if the investor is in material breach of its obligations thereunder, including any material breach caused by the investor’s failure to fund the amount it has committed pursuant to such subscription agreement at the time and in the amount required pursuant to its subscription agreement.
Section 5.18   Expenses.   At least three (3) Business Days prior to the contemplated Closing Date, Priveterra and the Company shall each deliver to the other a certificate, duly executed by such Party’s Chief Financial Officer, certifying to and setting forth a complete and accurate schedule of its good faith estimate of, in respect of Priveterra, each Unpaid Priveterra Expense, and in respect of the Company, each Unpaid Company Expense, as of immediately prior to the Closing. Priveterra shall use reasonable best efforts to incur an aggregate amount of Unpaid Priveterra Expenses that is less-than the Priveterra Expenses Cap. Priveterra shall (a) notify the Company as promptly as practicable after it obtains actual knowledge of any expenditure or commitment incurred by Priveterra that would reasonably be expected to result in Priveterra incurring Unpaid Priveterra Expenses in excess of the Priveterra Expenses Cap, and shall keep the Company fully informed of such events, and (b) to the extent Unpaid Priveterra Expenses exceed the Priveterra Expenses Cap (such excess, the “Excess Expenses Amount”), Priveterra shall provide, at the Closing, an amount of additional financing, including by causing the payee of any such Priveterra Expenses to accept equity or equity-linked securities of Priveterra in lieu of a cash payment (and in either event, such financing on terms reasonably acceptable to the Company), equal to, in the aggregate, the Excess Expenses Amount; provided, that in no event shall Priveterra incur Unpaid Priveterra Expenses in excess of $12,000,000 without the prior written consent of the Company.
Section 5.19   Transaction Litigation.   During the Interim Period, Priveterra, on the one hand, and the Company, on the other hand, shall each notify the other promptly after learning of any stockholder demand (or threat thereof) or other stockholder Proceeding, claim, investigation, examination or inquiry, whether or not before any Governmental Entity (including derivative claims), relating to this Agreement, or any of the transactions contemplated hereby (collectively, “Transaction Litigation”) commenced or, to the knowledge of Priveterra or to the knowledge of the Company, as applicable, threatened in writing against (a) in the case of Priveterra, Priveterra, any of Priveterra’s Affiliates or any of their respective Representatives or stockholders (in their capacity as such), or (b) in the case of the Company, the Company, any of the

Company’s Affiliates or any of their respective Representatives or stockholders (in their capacity as such). Priveterra and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (iv) reasonably cooperate with each other with respect to any Transaction Litigation; provided, however, that in no event shall (x) the Company, any of the Company’s Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of Priveterra (such consent not to be unreasonably withheld, conditioned or delayed) or (y) Priveterra, any of Priveterra’s Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 5.20   Employee Stock Purchase Plan.   The Company shall provide a proposed form of employee stock purchase plan within 30 days after the date of this Agreement, which will include an initial pool of available shares of Class A Common Stock equal to a percent of the aggregate number of shares of Class A Common Stock issued and outstanding immediately after the Closing set forth on Section 5.20 of the Company Disclosure Schedules (the “New ESPP”). Priveterra shall have a right to review and approve the New ESPP, such approval not to be unreasonably withheld, conditioned or delayed.
Section 5.21   Company Support Agreements.   During the Interim Period and subject to applicable law, the Company will use commercially reasonable efforts to obtain from all Company Stockholders, who have not previously entered into a Company Support Agreement on the date hereof, Company Support Agreements in the form attached hereto as Exhibit B-1 prior to the Closing.
Section 5.22   Extension Proxy Statement.
(a)   As soon as reasonably practicable following the date hereof (to the extent such Extension Proxy Statement has not been filed prior to the date hereof), Priveterra shall file with the SEC a proxy statement of Priveterra (as such filing is amended or supplemented, the “Extension Proxy Statement”), for the purposes of (i) soliciting proxies from Pre-Closing Priveterra Stockholders to obtain the requisite approval for the amendment of the Governing Documents of Priveterra to extend the outside date for consummating an initial business combination to a date to be mutually agreed upon by the Company and Priveterra (but no earlier than the Termination Date), to be voted on at a meeting of the holders of Priveterra Common Stock to be called and held for such purpose, and (ii) providing the Pre-Closing Priveterra Stockholders with the opportunity to redeem their Priveterra Common Stock in connection with such proxy solicitation in accordance with the Governing Documents of Priveterra (the “Extension Meeting”).
(b)   Unless otherwise approved in writing by the Company, Priveterra shall send, or shall cause to be sent, the Extension Proxy Statement to the Pre-Closing Priveterra Stockholders as soon as practicable following its approval by the SEC, for the purposes of holding the Extension Meeting as soon as practicable thereafter and soliciting the approval of the Pre-Closing Priveterra Stockholders in connection therewith (approval of such matter by the Pre-Closing Priveterra Stockholders at the Extension Meeting or any postponement or adjournment thereof shall be referred to as the “Extension Approval”).
(c)   Priveterra shall ensure that the Extension Proxy Statement does not, as of the date on which it is distributed to the holders of Priveterra Common Stock, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Priveterra shall include in the Extension Proxy Statement the recommendation of its board of directors that the holders of Priveterra Common Stock vote in favor of the amendment of the Governing Document of Priveterra to extend the outside date for consummating such an initial business combination to a date no earlier than the Termination Date, and shall act in good faith and use reasonable best efforts to obtain the Extension Approval.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED
BY THIS AGREEMENT
Section 6.1   Conditions to the Obligations of the Parties.   The obligations of the Parties to consummate, or cause to be consummated, the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists, of the following conditions:
(a)   each applicable waiting period (and any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, as applicable) or Consent under the HSR Act shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;
(b)   no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement (including the Closing) shall be in effect;
(c)   the Registration Statement/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement/Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;
(d)   the Company Stockholder Written Consent shall have been obtained;
(e)   the approval of the sole stockholder of Merger Sub, as contemplated in Section 5.9;
(f)   the Priveterra Stockholder Approval shall have been obtained;
(g)   Priveterra’s initial listing application with the Listing Exchange in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Effective Time, Priveterra shall be able to satisfy any applicable initial and continuing listing requirements of the Listing Exchange, and Priveterra shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Class A Common Stock (including the Class A Common Stock to be issued hereunder) shall have been approved for listing on the Listing Exchange, subject only to official notice of issuance thereof; and
(h)   after giving effect to the transactions contemplated hereby (including the Priveterra Stockholder Redemption and any Interim Financing Arrangement), Priveterra shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.
Section 6.2   Other Conditions to the Obligations of the Priveterra Parties.   The obligations of the Priveterra Parties to consummate the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by Priveterra (on behalf of itself and the other Priveterra Parties), of the following further conditions:
(a)   (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a)) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.9(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date, and (iv) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations and the representations and warranties set forth in Section 3.2(a) and Section 3.9(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except, in the case of this clause (iv), where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Company Material Adverse Effect;
(b)   the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;
(c)   since the date of this Agreement, no Company Material Adverse Effect has occurred and is continuing; and
(d)   at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Priveterra a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Priveterra.
Section 6.3   Other Conditions to the Obligations of the Company.   The obligations of the Company to consummate the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company, of the following further conditions:
(a)   (i) the Priveterra Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Priveterra Parties (other than the Priveterra Fundamental Representations and the representations and warranties set forth in Section 4.6(a)) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Priveterra Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except, in the case of this clause (iii), where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Priveterra Material Adverse Effect;
(b)   the Priveterra Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Priveterra Parties under this Agreement at or prior to the Closing;
(c)   there being at least $45,000,000 in Available Closing Cash;
(d)   since the date of this Agreement, no Priveterra Material Adverse Effect has occurred and is continuing;

(e)   as of immediately following the Closing, the Priveterra Board shall consist of the number of directors, and be otherwise constituted in accordance with Section 5.16 (assuming for purposes of testing this condition that each such director then satisfies applicable Listing Exchange requirements and is willing to serve); and
(f)   at or prior to the Closing, Priveterra shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of Priveterra, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company.
Section 6.4   Frustration of Closing Conditions.   The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s or any one of its Subsidiaries’ failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a material breach of any of its other obligations under this Agreement. None of the Priveterra Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by any Priveterra Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a material breach of any of its other obligations under this Agreement.
ARTICLE 7
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:
(a)   by mutual written consent of Priveterra and the Company;
(b)   by Priveterra, if any of the representations or warranties set forth in Article 3 shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) fifteen (15) days after written notice thereof is delivered to the Company by Priveterra, and (ii) the Termination Date; provided, however, that none of the Priveterra Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;
(c)   by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct, or if any Priveterra Party has failed to perform any covenant or agreement on the part of such applicable Priveterra Party set forth in this Agreement (including an obligation to consummate the Closing), such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) fifteen (15) days after written notice thereof is delivered to Priveterra by the Company, and (ii) the Termination Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;
(d)   by either Priveterra or the Company, if the transactions contemplated by this Agreement (including the Closing) shall not have been consummated on or prior to March 1, 2023 (the “Termination Date”); provided, that in the event the Registration Statement/Proxy Statement has not been filed with the SEC on or prior to December 23, 2022, but only to the extent such delay is not the result of a Priveterra Filing Breach, then for each day between December 23, 2022 and the date on which the Registration Statement/Proxy Statement is initially filed with the SEC, the Termination Date shall automatically be extended by one day; provided, further, that in the event that the Company Stockholder Interim Financing Commitments have not been entered into and delivered to Priveterra on or prior to January 3, 2023, and remain in effect as of such date, then for each day between January 3, 2023 and the date on which the Company Stockholder Interim Financing Commitments have been entered into and delivered to Priveterra, the Termination Date shall automatically be extended by one day (without duplication with any extension pursuant to the immediately preceding proviso); provided, further, if the conditions as set forth on Section 7.1(d) of the Priveterra Disclosure Schedules are satisfied, then the Termination Date shall automatically be extended by an additional three (3) months (after giving effect to any prior extension of the Termination Date), and such date, as so extended pursuant to the preceding two provisos and this proviso, shall be the Termination Date for all purposes of this Agreement; provided, further, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Priveterra if any Priveterra Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;
(e)   by either Priveterra or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;
(f)   by either Priveterra or the Company, if the Priveterra Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Priveterra’s stockholders have duly voted and the Priveterra Stockholder Approval was not obtained; or
(g)   by Priveterra, if the Company does not deliver or cause to be delivered to Priveterra the Company Stockholder Written Consent in accordance with Section 5.13 on or prior to the Company Stockholder Written Consent Deadline.
Section 7.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of (i) Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (ii) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for the Willful Breach of this Agreement by, or any Fraud of, such Party (or in the case of Priveterra, Priveterra or Merger Sub).
ARTICLE 8
MISCELLANEOUS
Section 8.1   Non-Survival.   The representations, warranties, agreements and covenants in this Agreement, or in any instrument, document or certificate delivered pursuant to this Agreement, shall terminate at the Effective Time, except for (a) those covenants and agreements that, by their terms, contemplate performance after the Effective Time, and (b) those representations and warranties set forth in Section 3.25, Section 3.27, Section 4.19 and Section 4.19.
Section 8.2   Entire Agreement; Assignment.   This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, undertakings, representations and other arrangements, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) prior to the Closing, Priveterra and the Company, and (b) from and after the Closing, Priveterra and the Sponsor. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.
Section 8.3   Amendment.   This Agreement may be amended or modified only (a) prior to the Closing, by a written agreement executed and delivered by Priveterra, Merger Sub and the Company, and (b) after the Closing, by a written agreement executed and delivered by Priveterra and the Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, e-mail (having obtained electronic delivery confirmation thereof) or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:
(a)
If to any Priveterra Party, to:

c/o Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, FL 33301
Attention:
Oleg Grodnensky

Email:
SPAC@priveterra.com

with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:
Lee Hochbaum
W. Soren Kreider IV

Email:
lee.hochbaum@davispolk.com
w.soren.kreider@davispolk.com

(b)
If to the Company, to:

AEON Biopharma, Inc.
4040 MacArthur Blvd., Suite 260
Newport Beach, California 92660
Attention:
Marc Forth and Alex Wilson

Email:
aw@aeonbiopharma.com

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
650 Town Center Drive,
20th Floor, Costa Mesa, California 92626
Attention:
Shayne Kennedy, Daniel Rees and Brian Duff

E-mail:
Shayne.Kennedy@lw.com
Daniel.Rees@lw.com
Brian.Duff@lw.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. All such notices, requests, claims, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, any such notice, request, claim, demand or other communication shall be deemed not to have been received until the next succeeding Business Day.
Section 8.5   Governing Law.   This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.
Section 8.6   Fees and Expenses.   Except as otherwise set forth in this Agreement and subject to Section 5.18, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Priveterra shall pay, or cause to be paid, all

Unpaid Priveterra Expenses, and (b) if the Closing occurs, then Priveterra shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Priveterra Expenses.
Section 8.7   Construction; Interpretation.   The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement, (b) masculine gender shall also include the feminine and neutral genders, and vice versa, (c) words importing the singular shall also include the plural, and vice versa, (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”, (e) references to “$” or “dollar” or “US$” shall be references to United States dollars, (f) the word “or” is disjunctive but not necessarily exclusive, (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (h) the word “day” means calendar day unless Business Day is expressly specified, (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to any Priveterra Party, any documents or other materials posted to the Donnelley Financial Solutions Venue electronic data room maintained by the Company as of 11:59 p.m., Pacific Time, on the day prior to the date of this Agreement, (l) all references to any Law will be to such Law as amended, supplemented, restated or otherwise modified or re-enacted from time to time, and (m) all references to any Contract are to such Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
Section 8.8   Exhibits and Schedules.   All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Priveterra Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Priveterra Disclosure Schedules) shall be deemed to have been disclosed with respect to every other Section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Priveterra Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the Sections or subsections of Article 3 or 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.
Section 8.9   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15 and the last sentence of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of 0, Section 8.3, this Section 8.9, Section 8.13 and Section 8.14.
Section 8.10   Severability.   Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, then all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 8.11   Counterparts; Electronic Signatures; Effectiveness.   This Agreement and each Ancillary Document (including any of the Closing deliverables contemplated hereby) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the Closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document or Closing deliverable.
Section 8.12   Knowledge of Company; Knowledge of Priveterra.   For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean, as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “to Priveterra’s knowledge” and “to the knowledge of Priveterra” and any derivations thereof shall mean, as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Priveterra Disclosure Schedules. For the avoidance of doubt, none of the individuals set forth on Section 8.12 of the Company Disclosure Schedules or the Priveterra Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.
Section 8.13   No Recourse.   This Agreement may only be enforced against, and any action for breach of this Agreement or related to the transactions contemplated hereby, may only be made against, the Parties (and then only with respect to the specific obligations of such Parties, as set forth herein), and none of the Representatives of any Priveterra Party (including the Sponsor) or the Company (and including the Parties’ stockholders) shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.
Section 8.14   Extension; Waiver.   The Company (prior to the Closing) or the Sponsor (after the Closing) may (a) extend the time for the performance of any of the obligations or other acts of the Priveterra Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Priveterra Parties set forth herein or (c) waive compliance by the Priveterra Parties with any of the agreements or conditions set forth herein. Priveterra may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights, powers or privileges hereunder shall not constitute a waiver of such rights, powers or privileges, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 8.15   Waiver of Jury Trial.   THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING

OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.
Section 8.16   Submission to Jurisdiction.   Any Proceeding (a) arising under this Agreement or under any Ancillary Document, or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any Ancillary Document, or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or any Ancillary Document, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding.
Section 8.17   Remedies.   Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (a) the other Parties have an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.
Section 8.18   Trust Account Waiver.   Reference is made to the final prospectus of Priveterra, filed with the SEC in connection with the initial public offering of Priveterra (the “Prospectus”). The Company acknowledges, agrees and understands that Priveterra has established a trust account (the “Trust Account”)

containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Priveterra’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO), and Priveterra may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Priveterra entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives and Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company nor any of its Representatives or Affiliates does now nor shall at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make or bring any action, suit, claim or other proceeding against the Trust Account (including in respect of any distributions therefrom), regardless of whether such action, suit, claim or other proceeding arises as a result of, in connection with or relates in any way to, this Agreement, the transactions contemplated hereby or any proposed or actual business relationship between Priveterra or any of its Representatives of Affiliates, on the one hand, and the Company or any of its Representatives or Affiliates, on the other hand, or any other matter, and regardless of whether such action, suit, claim or other proceeding arises based on contract, tort, equity or any other theory of legal liability (any and all such actions, suits, claims or other proceedings are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives and Affiliates, hereby irrevocably and unconditionally waives any Trust Account Released Claims that it or any of its Representatives or Affiliates may have against the Trust Account (including in respect of any distributions therefrom) now or in the future as a result of, or arising out of, any discussions, negotiations, agreements or Contracts with Priveterra or its Representatives or Affiliates, and will not seek recourse against the Trust Account (including in respect of any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Priveterra or its Affiliates).
* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.
PRIVETERRA ACQUISITION CORP.
By:
/s/ Oleg Grodnensky

Name:
Oleg Grodnensky

Title:
Chief Operating Officer and Chief Financial Officer

PRIVETERRA MERGER SUB, INC.
By:
/s/ Oleg Grodnensky

Name:
Oleg Grodnensky

Title:
Chief Operating Officer and Chief Financial Officer

AEON BIOPHARMA, INC.
By:
/s/ Marc Forth

Name:
Marc Forth

Title:
Chief Executive Officer

[Signature Page to Business Combination Agreement]

SPONSOR SUPPORT AGREEMENT
This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of December 12, 2022, is made by and among Priveterra Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), as the sole holder of Class B common stock par value $0.0001 per share (the “Class B Common Stock”) of Priveterra Acquisition Corp., a Delaware corporation (“Priveterra”), the other Persons party hereto as “Other Priveterra Insiders” set forth on the signature pages hereto (the “Other Priveterra Insiders”, and together with the Sponsor, collectively, the “Priveterra Insiders”), Priveterra, and AEON Biopharma, Inc., a Delaware corporation (the “Company”), and hereby amends and restates in its entirety the Letter Agreement, dated February 8, 2021, between the Sponsor and the Priveterra Insiders (as may be amended, modified or supplemented from time to time) (the “Insider Letter”). The amendment and restatement of the Insider Letter shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason in accordance with its terms. The Sponsor, Priveterra and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).
WHEREAS, Priveterra, the Company and Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into that certain Business Combination Agreement, dated as of the date hereof as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);
WHEREAS, as of the date of this Agreement, the Sponsor owns 6,900,000 shares of Class B Common Stock and (b) 5,280,000 warrants, each of which is exercisable for one share of Class A Common Stock at a price of $11.50 per share (the “Private Placement Warrants”);
WHEREAS, in connection with the Business Combination Agreement, the 6,900,000 shares of Class B Common Stock held by the Sponsor will be converted into 6,900,000 shares of Class A Common Stock (the “Sponsor Shares”); and
WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger).
NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
1.   Agreement to Vote.
(a)   Pursuant to Section 2 of that Insider Letter, by and among Priveterra and the Priveterra Insiders, the Sponsor hereby consents to the entry by Priveterra into the Business Combination Agreement and each other Ancillary Document to which Priveterra is or will be a party.
(b)   For so long as this Agreement is in effect, the Sponsor hereby agrees to vote at any meeting of the stockholders of Priveterra, and in any action by written resolution of the stockholders of Priveterra, all of the Sponsor’s shares of Class B Common Stock and the Private Placement Warrants (together with any other Equity Securities of Priveterra that the Sponsor holds of record or beneficially, as of the date of this Agreement, or of which the Sponsor acquires record or beneficial ownership after the date hereof, collectively, the “Subject Priveterra Equity Securities”) in favor of the Required Transaction Proposals, and against any proposal that conflicts or materially impedes or interferes with any Required Transaction Proposals, including any Priveterra Acquisition Proposal, or that would adversely affect or delay the consummation of the transactions contemplated by the Business Combination Agreement. The Sponsor shall validly execute and deliver to Priveterra, on (or effective as of) the fifth (5th) Business Day following the date that the Proxy Statement/Prospectus is disseminated by Priveterra to Priveterra’s stockholders (following the date that the Registration Statement/Proxy Statement becomes effective), a properly completed voting proxy in the form distributed by or on behalf of Priveterra in favor of the Required Transaction Proposals. In the event of any equity dividend or distribution, or any change in the equity interests of Priveterra by reason of any equity

A-A-1

dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like prior to the Closing, the term “Subject Priveterra Equity Securities” shall be deemed to refer to and include the Subject Priveterra Equity Securities as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Priveterra Equity Securities may be changed or exchanged or which are received in such transaction.
2.   Vesting Class A Common Stock.
(a)   Subject to, and conditioned upon the occurrence of and effective immediately after the Closing, fifty percent (50%) of the Sponsor Shares (i.e., 3,450,000 Sponsor Shares) (the “Contingent Founder Shares”) shall be unvested and subject to the restrictions and forfeiture provisions set forth in this Sponsor Support Agreement. The remaining fifty percent (50%) of the Sponsor Shares and one hundred percent (100%) of the Private Placement Warrants shall not be subject to the provisions set forth below in this Section 2 (the “Vested Founder Securities”). The Contingent Founder Shares shall vest, and except as otherwise provided in this Section 2, shall become free of the provisions set forth in this Section 2 as follows:
(i)   1,000,000 of the Contingent Founder Shares (the “Migraine Phase 3 Contingent Founder Shares”) shall vest upon the achievement of the conditions for the issuance of the Migraine Phase 3 Contingent Consideration Shares on or prior to the Migraine Phase 3 Outside Date in accordance with the terms of Section 2.2(a)(i) of the Business Combination Agreement;
(ii)   1,000,000 of the Contingent Founder Shares (the “CD BLA Contingent Founder Shares”) shall vest upon the achievement of the conditions for the issuance of the CD BLA Contingent Consideration Shares on or prior to the CD BLA Outside Date in accordance with the terms of Section 2.2(a)(ii) of the Business Combination Agreement; and
(iii)   1,450,000 of the Contingent Founder Shares (the “Episodic/Chronic Migraine Contingent Founder Shares”) shall vest upon the earlier of (x) the achievement of the conditions for the issuance of the Episodic Migraine Contingent Consideration Shares on or before the Episodic Migraine Outside Date in accordance with the terms of Section 2.2(a)(iii) of the Business Combination Agreement and (y) the achievement of the conditions for the issuance of the Chronic Migraine Contingent Consideration Shares on or before the Chronic Migraine Outside Date in accordance with the terms of Section 2.2(a)(iv) of the Business Combination Agreement.
(b)   Following the Closing, if a Change of Control of Priveterra shall occur on or before the applicable outside date as set forth in Section 2.2(a) of the Business Combination Agreement (the “Outside Date”), respectively, then the conditions for the vesting of any Contingent Founder Shares that remains unvested as of immediately prior to the consummation of such Change of Control shall be deemed to have been achieved and any such Contingent Founder Shares shall immediately vest as of immediately prior to the consummation of such Change of Control. Any Contingent Founder Shares that remain unvested pursuant to Section 2(a)(i) — (iii) (and the related portion of any dividends and earnings thereon) as of the expiration of the applicable Outside Date set forth therein (as such Outside Date may be extended pursuant to Section 2.2(c) of the Business Combination Agreement) shall be automatically forfeited without any further action by any other Person, immediately transferred to Priveterra without consideration for such transfer and canceled by Priveterra.
(c)   The Contingent Founder Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Class A Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Class A Common Stock, occurring on or after the date hereof and prior to the time any such Contingent Founder Shares shall have vested in accordance with this Section 2.
(d)   Any dividends or other distributions paid with respect to the Contingent Founder Shares during any period of time that such Contingent Founding Shares are subject to vesting pursuant to the terms of this Section 2 shall be deposited by Priveterra for the benefit of the Sponsor in a separate account held and maintained solely for the benefit of Sponsor (the “Escrow Account”), subject to the terms and conditions of that certain Escrow Agreement to be entered into by and between the parties hereto in form and substance attached as Exhibit A (the “Escrow Agreement”). The parties agree that for U.S. federal, state and local tax

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purposes, Sponsor is the owner of the Contingent Founder Shares and the Escrow Account, and in furtherance of the foregoing, Sponsor will be treated as the recipient of (A) any dividends or other distributions paid with respect to the Contingent Founder Shares (“Dividends”) and (B) any interest or other income or gains earned with respect to amounts held in the Escrow Account (“Escrow Income”), whether or not ultimately distributed from the Escrow Account to Sponsor. Upon the vesting of any Contingent Founder Shares pursuant to this Section 2, Priveterra shall instruct the escrow agent to release any amounts held in the Escrow Account (including Dividends and Escrow Income) in respect of such Contingent Founder Shares to Sponsor. In the event that any Contingent Founder Shares are forfeited pursuant to the terms of this Section 2, then any amounts held in the Escrow Account (including Dividends and Escrow Income) in respect of such Contingent Founder Shares forfeited pursuant to this Section 2 shall be distributed from the Escrow Account to Priveterra, such payment to be made in the manner set forth in the Escrow Agreement. For the avoidance of doubt, no tax reporting shall be required in respect of the release of all or any portion of any amounts from the Escrow Account to Sponsor, and Sponsor shall be responsible for paying taxes (including any penalties and interest thereon) on all taxable Dividends and any Escrow Income, and for filing all necessary tax returns with respect to such income.
(e)   The Sponsor shall not, and hereby waives any right to, vote (whether at any meeting of the holders of Class A Common Stock, by written resolution or otherwise) the Contingent Founder Shares owned by it during any period of time that such Contingent Founder Shares are subject to vesting pursuant to the terms of this Section 2.
(f)   To the extent that any of the Founder Shares are (A) transferred to any Person in connection with any Interim Financing or Redemption Mitigation Measure pursuant to the terms of Section 5(b) of this Agreement or (B) forfeited by the Sponsor pursuant to Section 5(b) (a “Sponsor Transfer”, and such transferred or forfeited Founder Shares, the “Transferred Founder Shares”), then a corresponding amount of Contingent Founder Shares that remain subject to vesting pursuant to this Section 2 equal to the number of the Transferred Founder Shares (allocated among the Migraine Phase 3 Contingent Founder Shares, the CD BLA Contingent Founder Shares and the Episodic/Chronic Migraine Contingent Founder Shares in the Sponsor’s sole discretion) shall vest and no longer be subject to forfeiture effective as of the later of (x) the Closing Date and (y) the date any such Transferred Founder Shares are transferred or forfeited pursuant to the foregoing clause (A) or (B), as applicable.
(g)   In furtherance of the foregoing, Priveterra hereby agrees to (i) place a revocable stop order on all Contingent Founder Shares subject to Section 2(a), including those which may be covered by a registration statement, and (ii) notify Priveterra’s transfer agent in writing of such stop order and the restrictions on such Contingent Founder Shares under Section 2(a) and direct Priveterra’s transfer agent not to process any attempts by the Sponsor, or any other Person, to Transfer any Contingent Founder Shares except in compliance with Section 2(a).
3.   Waivers.
(a)   The Sponsor hereby waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its successors, heirs and assigns), to the fullest extent permitted by law and the Governing Documents of Priveterra, and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the shares of Class B Common Stock held by the Sponsor convert into shares of Class A Common Stock in connection with the transactions contemplated by the Business Combination Agreement. For the avoidance of doubt, the foregoing waiver does not waive the Sponsor’s rights under Section 4.3(b) of Priveterra’s Amended and Restated Certificate of Incorporation, which provides that in no event may any Class B Common Stock convert into shares of Class A Common Stock at a ratio that is less than one-for-one.
(b)   The Sponsor hereby waives any and all Redemption Rights in respect to the Required Transaction Proposals, and shall not elect to cause Priveterra to redeem any Subject Priveterra Equity Securities beneficially owned or owned of record by the Sponsor in connection with the Required Transaction Proposals.
(c)   The Sponsor hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account with respect to the Subject Priveterra Equity Securities.

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4.   Transfer of Shares.
(a)   From the date hereof until the earlier of (i) the Closing or (ii) the valid termination of this Agreement pursuant to Section 6, the Sponsor hereby agrees that the Sponsor shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject Priveterra Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of the Sponsor’s Subject Priveterra Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Sponsor’s Subject Priveterra Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of any of the Sponsor’s Subject Priveterra Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), result in a sale or disposition of the Sponsor’s Subject Priveterra Equity Securities or (v) take any action that would have the effect of preventing or materially delaying the performance of the Sponsor’s obligations hereunder, except (A) as affirmatively permitted by the Business Combination Agreement or (B) any Transfer that would be permitted pursuant to Section 7 of the Insider Letter.
(b)   From the Closing until the earlier of (i) the twelve (12) month anniversary of the Closing or (ii) the valid termination of this Agreement pursuant to Section 6 (the “Lock-up Period”), the Sponsor hereby agrees that the Sponsor shall not, directly or indirectly, Transfer any Subject Priveterra Equity Securities except in accordance with Section 4(c); provided, however, that the foregoing shall not apply to any Transfer (A) to Priveterra’s officers or directors, any affiliates or family member of any of Priveterra’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the transactions contemplated by the Business Combination Agreement; (F) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; or (G) in connection with a Change of Control of Priveterra provided, that any transferee of any Transfer of the type set forth in clauses (A) through (F) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.
(c)   Notwithstanding Section 4(b), (i) in the event that, following the Closing, the volume-weighted average price of Class A Common Stock of Priveterra, as reported by Bloomberg, exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) on the principal exchange on which the Class A Common Stock of Priveterra is then listed or quoted for any 20 trading days within any 30 consecutive trading day period commencing at least 150 days after the Closing Date, then Sponsor may Transfer up to 50% of the Lock-up Securities (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); (ii) in the event that, following the Closing, the volume-weighted average price of Class A Common Stock of Priveterra, as reported by Bloomberg, exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) on the principal exchange on which the Class A Common Stock of Priveterra is then listed or quoted for any 20 trading days within any 30 consecutive trading day period commencing at least 150 days after the Closing Date, then Sponsor may Transfer the remaining 50% of the Lock-up Securities that were not released pursuant to clause (i) of this Section 4(b) and (iii) Sponsor may Transfer any Lock-up Securities to the extent constituting the Private Placement Warrants and any Class A Common Stock of Priveterra issued upon the exercise thereof, 30 days after the Closing Date.
(d)   For purposes of this Agreement, “Lock-Up Securities” means the Class A Common Stock of Priveterra (including the Founder Shares and Contingent Founder Shares), the Private Placement Warrants and any Class A Common Stock of Priveterra issued upon the exercise of the Private Placement Warrants, in the aggregate, held by the Sponsor on the Closing Date immediately following the consummation of the Merger.

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(e)   In furtherance of the foregoing, Priveterra hereby agrees to (i) place a revocable stop order on all Subject Priveterra Equity Securities subject to Section 4(a) and Section 4(b), including those which may be covered by a registration statement, and (ii) notify Priveterra’s transfer agent in writing of such stop order and the restrictions on such Subject Priveterra Equity Securities under Section 4(a) and Section 4(b) and direct Priveterra’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject Priveterra Equity Securities except in compliance with Section 4(a) or Section 4(b); for the avoidance of doubt, the obligations of Priveterra under this Section 4(e) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Priveterra Equity Securities.
5.   Other Covenants.
(a)   The Sponsor hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality and Access to Information), 5.4(a) (Public Announcements), and 5.17(b) (Bridge Loan) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 5.6(c) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to Priveterra as if the Sponsor is directly party thereto; provided that, for the avoidance of doubt, in the event that Priveterra is required to cause the Sponsor to provide the Bridge Loan (or arrange for a third party financing source to provide the Bridge Loan) pursuant to Section 5.17(b) of the Business Combination Agreement, Sponsor will provide the Bridge Loan (or arrange for the Bridge Loan to be provided) to the Company in accordance with Section 5.17(b) of the Business Combination Agreement.
(b)   In connection with any Interim Financing (as defined in the Business Combination Agreement) approved by the Company and Priveterra (including approved pursuant to the Business Combination Agreement) or any other redemption mitigation measure approved by the Company and Priveterra (a “Redemption Mitigation Measure”), the Sponsor shall agree to offer up to twenty-five percent (25%) of the Founder Shares (i.e., 1,725,000 Founder Shares) to investors in Priveterra or the Company in connection with such Interim Financing or Redemption Mitigation Measure in order to ensure that such Interim Financing is fully subscribed or to otherwise provide incentives for non-redemption in connection with a Redemption Mitigation Measure. The Sponsor further agrees that, in the event that the sum of (x) the amount of funds contained in the Trust Account (after reduction for the aggregate amount of payments made or required to be made in connection with the Priveterra Stockholder Redemption) and (y) the amount of immediately available funds funded to Priveterra or the Company prior to the Closing pursuant to any Interim Financing Arrangement consisting of an investment in equity securities (including convertible notes) of Priveterra or the Company, but excluding any investment made by any Company Stockholder or Existing Company Noteholder (or any affiliates of any such Company Stockholder or Existing Company Noteholder), and (z) any other alternative financing arrangement as mutually agreed in writing between Priveterra and the Company to be included herein (the sum of (x), (y) and (z), the “Qualifying Amount”) shall be less than $10,000,000, then the Sponsor shall forfeit, for no consideration, effective as of, and contingent upon the occurrence of, the Closing, up to (and no more than) twenty-five percent (25%) of the Founder Shares (i.e., 1,725,000 Founder Shares) in an amount equal to the product of (x) the difference between (I) 1,725,000 Founder Shares, minus (II) any Founder Shares transferred to any Person in connection with any Interim Financing or Redemption Mitigation Measure pursuant to the foregoing sentence, multiplied by (y) the quotient (expressed as a percentage) equal to (A) the difference between $10,000,000 and the Qualifying Amount, divided by (B) $10,000,000 (such number of Founder Shares calculated as set forth herein, the “Sponsor Forfeiture Amount”). It is understood and agreed that notwithstanding anything to the contrary herein, the maximum number of Founder Shares that the Sponsor shall be obligated to transfer or forfeit pursuant to this clause (b) shall be twenty-five percent (25%) of the Founder Shares (i.e., 1,725,000 Founder Shares).
6.   Termination.   This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this

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Agreement prior to such termination or Fraud, (ii) Sections 2, 4, 5, 6 and 10 (solely to the extent related to the foregoing Sections 2, 4, 5 or 6) shall each survive the termination of this Agreement pursuant to Section 6(a), and (iii) Sections 6, 7, 8, 9 and 10 (solely to the extent related to the following Sections 6, 7, 8 or 9) shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means an intentional and willful breach, or an intentional and willful failure to perform, in each case that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement and (y) “Fraud” means an act or omission by a Party consisting of a false or incorrect representation or warranty expressly set forth in this Agreement with the intent that another Party rely on such representations and warranties, coupled with such other Party’s detrimental reliance on such representations and warranties under circumstances that constitute common law fraud under the Laws of the State of Delaware. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts based on negligence or recklessness.
7.   No Recourse.   Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any non-party affiliate of the Company or Priveterra, as applicable (other than the Priveterra Insiders named as parties hereto, on the terms and subject to the conditions set forth herein), and (b) none of the Company’s non-party affiliates or Priveterra’s non-party affiliates (other than the Priveterra Insiders named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.
8.   Fiduciary Duties.   Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and beneficial owner of the Subject Priveterra Equity Securities, and not in the Sponsor’s (or any of its representatives’) capacity as a director, officer or employee of any Priveterra Party, and (b) nothing herein will be construed to limit or affect any action or inaction by the Sponsor or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any Priveterra Party or as an officer, employee or fiduciary of any Priveterra Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Priveterra Party.
9.   No Third Party Beneficiaries.   This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever in connection with the matters governed by this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.
10.   Incorporation by Reference.   Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.4 (Notices), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures; Effectiveness), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.
[signature page follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
PRIVETERRA ACQUISITION CORP.
By:
/s/ Oleg Grodnensky

Name:
Oleg Grodnensky

Title:
Secretary

PRIVETERRA SPONSOR, LLC
By:
/s/ Oleg Grodnensky

Name:
Oleg Grodnensky

Title:
Manager

PRIVETERRA MERGER SUB, INC.
By:
/s/ Robert Palmisano

Name:
Robert Palmisano

Title:
President

/s/ Vikram Malik

Vikram Malik
/s/ Oleg Grodnensky

Oleg Grodnensky
/s/ Julie B. Andrews

Julie B. Andrews
/s/ Lance A. Berry

Lance A. Berry
/s/ James A. Lightman

James A. Lightman
[Signature Page to Sponsor Support Agreement]

AEON BIOPHARMA, INC.
By:
/s/ Marc Forth

Name:
Marc Forth

Title:
Chief Executive Officer

COMPANY SUPPORT AGREEMENT
This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of December 12, 2022, is entered into by and among Priveterra Acquisition Corp., a Delaware corporation (“Acquiror”), AEON Biopharma, Inc., a Delaware corporation (the “Company”), Priveterra Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and the persons set forth on Schedule I attached hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
RECITALS
WHEREAS, concurrently herewith, Acquiror, Priveterra Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);
WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement;
WHEREAS, each Stockholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and has the sole right to vote or direct the voting of, such number of Company Shares set forth on Schedule I hereto (together with any additional Company Shares (or any Equity Securities convertible into or exercisable or exchangeable for Company Shares) in which such Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Securities”); and
WHEREAS, as a condition and inducement to the willingness of Acquiror and the Company to enter into the Business Combination Agreement, Acquiror, the Company, the Sponsor and the Stockholders are entering into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholders, Acquiror and the Company hereby agree as follows:
1.
Voting Agreement.   Each Stockholder agrees that, as promptly as reasonably practicable (and in any event no later than 48 hours after the Registration Statement is declared effective by the SEC), such Stockholder shall duly execute and deliver to the Company and Acquiror one or more written consents (in form and substance reasonably satisfactory to Acquiror) evidencing the Company Stockholder Approval, under which such Stockholders shall irrevocably and unconditionally consent to approving the Business Combination Agreement, the Ancillary Documents to which the Company is a party and the transactions contemplated thereby, including the Merger. In addition to the foregoing, each Stockholder hereby unconditionally and irrevocably agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders or other securityholders of the Company, such Stockholder shall:

a.
when such meeting is held, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for the purpose of establishing a quorum;

b.
vote (or execute and return an action by written consent), or cause to be voted at such

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meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of (i) the approval and adoption of the Business Combination Agreement and the Ancillary Documents, including the Sponsor Letter Agreement and the A&R Registration Rights Agreement, approval of the Merger, and the other transactions contemplated by the Business Combination Agreement (including the treatment of any Equity Securities convertible into or exercisable or exchangeable for (x) Company Shares or (y) shares of common stock of any subsidiary of the Company) and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by Acquiror for consummation of the Merger and all other transactions contemplated by the Business Combination Agreement and (iv) in any other circumstances upon which a consent or other approval is required under the organizational documents of the Company or otherwise sought with respect to the Business Combination Agreement or the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Covered Securities held at such time in favor thereof; and
c.
vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities against (i) any Company Acquisition Proposal or any other business combination agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Business Combination Agreement and the transactions contemplated thereby) and (ii) any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Business Combination Agreement, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.

2.   Irrevocable Proxy.
a.
Without limiting any other rights or remedies of Acquiror, each Stockholder hereby irrevocably appoints Acquiror or any individual designated by Acquiror as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the holders of Company Shares or other Covered Securities with respect to the matters described in Section 1, to include the Covered Securities in any computation for purposes of establishing a quorum at any such meeting of the holders of Company Shares or other Covered Securities, to vote (or cause to be voted) the Covered Securities or consent (or withhold consent) with respect to any of the matters described in Section 1 in connection with any meeting of the holders of Company Shares or other Covered Securities or any action by written consent by the holders of Company Shares or other Covered Securities, in each case, in the event that the Stockholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1.

b.
The proxy granted by each Stockholder pursuant to Section 2(a) is coupled with an interest sufficient in law to support an irrevocable proxy and is only granted in consideration for Acquiror entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Stockholder pursuant to Section 2(a) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by each Stockholder and shall revoke any and all prior proxies granted by each Stockholder with respect to the Covered Securities. The vote or consent of the proxyholder in accordance with Section 2(a) and with respect to the matters in Section 1 shall control in the event of any conflict between such vote or consent by the

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proxyholder of the Covered Securities and a vote or consent by each Stockholder of the Covered Securities (or any other Person with the power to vote the Covered Securities) with respect to the matters in Section 1. The proxyholder may not exercise the proxy granted pursuant to Section 2(a) on any matter except those provided in Section 1. For the avoidance of doubt, each Stockholder may vote the Covered Securities on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.
c.
Each Stockholder hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Stockholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise) (ii) agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Acquiror, Merger Sub or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement (iii) acknowledges and consents to, on behalf of itself, and each other holder of Company Preferred Stock and irrevocably and unconditionally waives any and all rights such Stockholder may have with respect to, the automatic conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock, with such conversion to be in accordance with the terms of the Company’s Governing Documents and effective as of immediately prior to the Effective Time.

d.   Each Stockholder, to the extent such Stockholder’s Covered Securities include Company Preferred Stock, hereby irrevocably waives, on behalf of themselves and each other holder of Company Preferred Stock, any right to any payments upon liquidation of the Company pursuant to the Company’s Governing Documents or any Contract.
3.   Other Covenants and Agreements.
a.
Each Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) the Investors’ Rights Agreement of the Company, dated April 19, 2017 (as amended, supplemented, restated or otherwise modified from time to time (the “Investors’ Rights Agreement”)) shall be automatically terminated in accordance with its terms and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Effective Time and (ii) upon such termination neither the Company nor any of its Affiliates (including from and after the Effective Time, Acquiror and its Affiliates) shall have any further obligations or liabilities under the Investors’ Rights Agreement. Without limiting the generality of the foregoing, each Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

b.
Each Stockholder hereby covenants and agrees that such Stockholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Securities that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Securities that is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c.
Each Stockholder hereby agrees to be bound by and subject to (i) Section 5.3(a) (Confidentiality and Access to Information), Section 5.4(a) (Public Announcements) and Section 8.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Stockholder is directly party thereto, and (ii) Section 5.6(a) (Exclusive Dealing) of the Business Combination

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Agreement to the same extent as such provisions apply to the Company, as if the Stockholder is directly party thereto.
d.
Each Stockholder hereby agrees to promptly notify Acquiror in writing of any changes or updates to Schedule I attached hereto as it relates to such Stockholder after the date hereof.

e.
The Company and the Acquiror hereby agree not to take any of the actions set forth on Schedule 3(e) hereto, without the prior written consent of the Stockholder.

4.
Transfer of Equity Securities.   Except as otherwise contemplated by the Business Combination Agreement or this Agreement, each Stockholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any Lien or pledge, dispose of or otherwise encumber any of the Covered Securities or otherwise enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing, (b) deposit any of the Covered Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto, or take any other action which would, or would reasonably be expected to, be inconsistent with this Agreement or result in a diminution of the voting power represented by the Covered Securities, (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any of the Covered Securities; provided, that, in the case of a stockholder that is an individual or trust, such stockholder may transfer or agree to transfer Covered Securities, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, including a donor advised trust, and such transferee shall sign a joinder to this Agreement and agree to be bound by the terms hereof as if an original Stockholder party hereto, or (d) commit or agree to take any of the foregoing actions.

5.
No Solicitation of Transactions.   Each Stockholder agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Business Combination Agreement or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal or other transaction in violation of the Business Combination Agreement. Each Stockholder shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with Acquiror, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Company Acquisition Proposal.

6.
Representations and Warranties of the Stockholders.   Each Stockholder hereby represents and warrants to Acquiror as follows:

a.
Such Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by this Agreement or such Stockholder’s organizational documents or the organizational documents of the Company (including, without limitation, for the purposes hereof, any agreement between or among stockholders of the Company). As of the date hereof, other than the Covered Securities, such Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

b.
Such Stockholder in each case except as provided in this Agreement, the Investor Rights Agreement or the organizational documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities, (ii) has not entered into any voting

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agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the such Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.
c.
If such Stockholder is not an individual, such Stockholder (i) is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d.
Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement.

e.
The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the organizational or governing documents of such Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon such Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

f.
As of the date of this Agreement, there is no Action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of the Covered Securities, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement.

g.
Each Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

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h.
Each Stockholder understands that, at the Effective Time, each outstanding Company Share shall be converted into the right to receive the Merger Consideration as set forth in the Business Combination Agreement.

i.
Except as described on Section 3.18 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Stockholder, for which the Company or any of its Affiliates may become liable.

7.
Lock-up.   Each Stockholder acknowledges and agrees that it shall be bound by and subject to the terms of the Amended and Restated Bylaws of Acquiror, the form of which is attached as Exhibit E to the Business Combination Agreement (the “Bylaws”) and which will be adopted and effective as of the Closing, including, for avoidance of doubt, the lock-up provisions contained in the Bylaws.

8.
Registration Rights Agreement.   Each Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, it will deliver, substantially simultaneously with the Effective Time, a duly executed copy of the A&R Registration Rights Agreement substantially in the form attached as Exhibit C to the Business Combination Agreement to be effective upon the Closing.

9.
Disclosure.   Each Stockholder hereby agrees to provide to Acquiror, the Company and their respective Representatives any information regarding such Stockholder or such Stockholder’s Company Shares that is reasonably requested by Acquiror, the Company or their respective Representatives and required in order for the Company and Acquiror to comply with Sections 5.4(b) and 5.7 of the Business Combination Agreement. Each Stockholder hereby authorizes Acquiror and the Company to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including the Registration Statement/Proxy Statement), the Stockholder’s identity and ownership of the Equity Securities and the nature of the Stockholder’s obligations under this Agreement; provided that (x) such disclosure is consistent with the information provided by such Stockholder and (y) Acquirer and the Company make such disclosure available to Stockholder for review.

10.
Further Assurances.   From time to time, at either Acquiror’s or the Company’s request and without further consideration, such Stockholder shall execute and deliver such additional instruments and documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

11.
Changes in Capital Stock.   In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

12.
Amendment and Modification.   This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by such Stockholder, Acquiror, the Company and the Sponsor.

13.
Waiver.   No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

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14.
Fees and Expenses.   Except as otherwise provided herein or in the Business Combination Agreement, all fees and expenses incurred in connection with or related to this Agreement and the Business Combination Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

15.
Notices.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day) with no mail undeliverable or other rejection notice, addressed as follows:

(a)   if to Acquiror, to:
Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, FL 33301
Attention: Oleg Grodnensky
Email: SPAC@priveterra.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Lee Hochbaum
Email: lee.hochbaum@davispolk.com
(b)   If to the Company, to:
AEON Biopharma, Inc.
4040 MacArthur Blvd., Suite 260
Newport Beach, California 92660
Attention: Marc Forth, Chris Carr, Alex Wilson
Email: aw@aeonbiopharma.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention: Shayne Kennedy, Daniel Rees, and Brian Duff
E-mail:
Shayne.Kennedy@lw.com
Daniel.Rees@lw.com
Brian.Duff@lw.com

(c)   if to the Sponsor, to:
Priveterra Sponsor, LLC
300 SE 2nd Street, Suite 600
Fort Lauderdale, FL 33301
Attn: Oleg Grodnensky, COO & CFO
E-mail: SPAC@priveterra.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:
W. Soren Kreider IV

Email:
w.soren.kreider@davispolk.com

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(d)   If to a Stockholder, to the address specified by such Stockholder in the signature page.
16.
No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Securities of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Securities, except as otherwise provided herein.

17.
Capacity as a Stockholder.   Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

18.
Entire Agreement.   This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

19.
No Third-Party Beneficiaries.   Each Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror, the Company and the Sponsor in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

20.
Governing Law and Venue.   This Agreement shall be governed by, interpreted under, and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, including its statute of limitations, without giving effect to any choice-of-law provisions that would compel the application of the substantive Laws or statute of limitations of any other jurisdiction.

21.
Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

22.
Specific Performance.   Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

23.
Severability.   In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

24.
Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a

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counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.
25.
Termination.   This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated pursuant to Article 7 thereof, and (c) upon mutual written agreement of the Parties. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement; provided, however, that (i) the termination of this Agreement pursuant to the foregoing clause (b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud; (ii) the provisions of Section 3 (Other Covenants and Agreements) and Section 4 (Transfer of Equity Securities) shall survive the termination of this Agreement pursuant to the foregoing clause (a); and (iii) the provisions of Section 10 (Further Assurances), Section 12 (Amendment and Modification), Section 14 (Fees and Expenses), Section 15 (Notices), Section 18 (Entire Agreement), Section 21 (Assignment), this Section 25 (Termination), and Section 26 (Parties Advised by Counsel) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

26.
Parties Having Opportunity to Seek Advice of Counsel.   This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self-interest. In addition, each party has had the opportunity to seek advice of legal counsel.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.
PRIVETERRA ACQUISITION CORP.
By:

Name:
Oleg Grodnensky

Title:
Secretary

AEON BIOPHARMA, INC.
By:

Name:

Title:

PRIVETERRA SPONSOR, LLC
By:

Name:
Oleg Grodnensky

Title:
Manager

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.
STOCKHOLDERS:
[NAME]
By:

Name:

Title:

[Signature Page to Company Support Agreement]

SCHEDULE I
Name of Stockholder	Company Common Stock	Company Preferred Stock	Convertible Equity

Schedule I

NOTEHOLDER SUPPORT AGREEMENT
This NOTEHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2022, is entered into by and among Priveterra Acquisition Corp., a Delaware corporation (“Acquiror”), AEON Biopharma, Inc., a Delaware corporation (the “Company”), Priveterra Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and the persons set forth on Schedule I attached hereto (each, a “Noteholder” and, collectively, the “Noteholders”).
RECITALS
WHEREAS, concurrently herewith, Acquiror, Priveterra Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);
WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement;
WHEREAS, each Noteholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, the Existing Company Convertible Notes opposite such Noteholder’s name set forth on Schedule I hereto (together with the Conversion Shares (as defined below), and any other Equity Securities of the Company that such Existing Noteholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Securities”); and
WHEREAS, as a condition and inducement to the willingness of Acquiror and the Company to enter into the Business Combination Agreement, Acquiror, the Company, the Sponsor and the Noteholders are entering into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Noteholders, Acquiror and the Company hereby agree as follows:
1.
Conversion.   Each Noteholder agrees to, immediately prior to the Closing, exercise (or be deemed to have exercised) the conversion rights under their Existing Company Convertible Notes to convert all Existing Company Convertible Notes held by such Noteholder into the maximum number of shares of Company Common Stock into which such Existing Company Convertible Note is convertible, in accordance with the terms thereof (the “Conversion,” and such shares of Company Common stock, the “Conversion Shares”). Upon the Conversion and the issuance to such Noteholder of the Conversion Shares in respect of such Existing Company Convertible Note, such Existing Company Convertible Note will be canceled and none of the Noteholder, the Company or any other Person will have any further rights or obligations in respect thereof.

2.
Waivers.

a.
With respect to the Acquiror’s Class A Common Stock that each Noteholder will receive as part of the Merger Consideration with respect to such Noteholder’s Conversion Shares, each Noteholder hereby irrevocably and unconditionally waives any and all right to participate in or receive, and any claims of any portion of, the Contingent Consideration payable to certain of the Company Stockholders in accordance with the terms of the Business Combination Agreement; provided that, in the event that such Noteholder owns shares of Company Common

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Stock (or securities convertible thereto) in addition to any Conversion Shares, the waiver of rights with respect to Contingent Consideration shall not apply or affect the right of such Noteholder to receive any portion of the Contingent Consideration related to such other shares of Company Common Stock.
b.
In addition, each Noteholder hereby irrevocably and unconditionally waives any and all notice or preemptive rights that such Noteholder may otherwise be entitled pursuant to the Investors’ Rights Agreement or any other Contract or arrangement that such Noteholder may have with the Company, including any right of first refusal, that may be triggered in connection with, or as a result of, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement or any Ancillary Document.

c.
Each Noteholder hereby irrevocably and unconditionally waives any and all rights under the terms of each Existing Company Note held by such Noteholder to demand or receive any payment of cash or other property in respect of such Existing Company Note from any person (including the repayment of any outstanding principal or interest thereunder) except for the receipt of the Conversion Shares upon the Conversion of such Existing Company Note.

3.
Voting Agreement.   Each Noteholder agrees that, as promptly as reasonably practicable (and in any event no later than 48 hours after the Registration Statement is declared effective by the SEC), to the extent that, at such time such Noteholder is the record or beneficial owner of any Equity Securities of the Company, such Noteholder shall duly execute and deliver to the Company and Acquiror one or more written consents (in form and substance reasonably satisfactory to Acquiror) evidencing the Company Stockholder Approval, under which such Noteholders shall irrevocably and unconditionally consent to approving the Business Combination Agreement, the Ancillary Documents to which the Company is a party and the transactions contemplated thereby, including the Merger. In addition to the foregoing, each Noteholder hereby unconditionally and irrevocably agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders or other securityholders of the Company, such Noteholder shall, with respect to any Covered Securities that constitute Equity Securities of the Company:

a.
when such meeting is held, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for the purpose of establishing a quorum;

b.
vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities owned as of the record date for such meeting (or the date that any written consent is executed by such Noteholder) in favor of (i) the approval and adoption of the Business Combination Agreement and the Ancillary Documents, including the Sponsor Letter Agreement and the A&R Registration Rights Agreement, approval of the Merger, and the other transactions contemplated by the Business Combination Agreement (including the treatment of any Debt or Equity Securities of the Company convertible into or exercisable or exchangeable for (x) Company Shares or (y) shares of common stock of any subsidiary of the Company) and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by Acquiror for consummation of the Merger and all other transactions contemplated by the Business Combination Agreement and (iv) in any other circumstances upon which a consent or other approval is required under the organizational documents of the Company or otherwise sought with respect to the Business Combination Agreement or the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Noteholder’s Covered Securities held at such time in favor thereof; and

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c.
vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities against (i) any Company Acquisition Proposal or any other business combination agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Business Combination Agreement and the transactions contemplated thereby) and (ii) any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Business Combination Agreement, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Noteholder contained in this Agreement.

4.
Irrevocable Proxy.

a.
Without limiting any other rights or remedies of Acquiror, each Noteholder, to the extent such Noteholders’ Covered Securities include Equity Securities, hereby irrevocably appoints Acquiror or any individual designated by Acquiror as the Noteholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Noteholder, to attend on behalf of the Noteholder any meeting of the holders of Equity Securities of the Company with respect to the matters described in Section 3, to include the Covered Securities in any computation for purposes of establishing a quorum at any such meeting of the holders of Company Shares or other Covered Securities, to vote (or cause to be voted) the applicable Covered Securities or consent (or withhold consent) with respect to any of the matters described in Section 3 in connection with any meeting of the holders of Equity Securities of the Company or other Covered Securities or any action by written consent by the holders of Company Shares or other Covered Securities, in each case, in the event that the Noteholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 3.

b.
The proxy granted by each Noteholder pursuant to Section 4(a) is coupled with an interest sufficient in law to support an irrevocable proxy and is only granted in consideration for Acquiror entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Noteholder pursuant to Section 4(a) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by each Noteholder and shall revoke any and all prior proxies granted by each Noteholder with respect to the Covered Securities. The vote or consent of the proxyholder in accordance with Section 4(a) and with respect to the matters in Section 3 shall control in the event of any conflict between such vote or consent by the proxyholder of the Covered Securities and a vote or consent by each Noteholder of the Covered Securities (or any other Person with the power to vote the Covered Securities) with respect to the matters in Section 3. The proxyholder may not exercise the proxy granted pursuant to Section 4(a) on any matter except those provided in Section 3. For the avoidance of doubt, each Noteholder may vote the Covered Securities constituting Equity Securities of the Company on all other matters, subject to, the other applicable covenants, agreements and obligations set forth in this Agreement.

c.
Each Noteholder hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Business Combination Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Noteholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise), (ii) agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Acquiror, Merger Sub or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement and (iii) acknowledges and consents to, on behalf of itself, and each other holder of Company Preferred Stock and irrevocably and unconditionally waives any and all rights such Noteholder may have with respect to, the automatic conversion of all outstanding shares of Company Preferred Stock into shares of Company Common

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Stock, with such conversion to be in accordance with the terms of the Company’s Governing Documents and effective as of immediately prior to the Effective Time.
d.
Each Noteholder, to the extent such Noteholder’s Covered Securities include Company Preferred Stock, hereby irrevocably waives, on behalf of themselves and each other holder of Company Preferred Stock, any right to any payments upon liquidation of the Company pursuant to the Company’s Governing Documents or any Contract.

5.
Other Covenants and Agreements.

a.
Each Noteholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, to the extent such Noteholder is a party thereto, (i) the Investors’ Rights Agreement of the Company, dated April 19, 2017 (as amended, supplemented, restated or otherwise modified from time to time (the “Investors’ Rights Agreement”)) shall be automatically terminated in accordance with its terms and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Effective Time and (ii) upon such termination neither the Company nor any of its Affiliates (including from and after the Effective Time, Acquiror and its Affiliates) shall have any further obligations or liabilities under the Investors’ Rights Agreement. Without limiting the generality of the foregoing, each Noteholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

b.
Each Noteholder hereby covenants and agrees that such Noteholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Noteholder’s Covered Securities that is inconsistent with such Noteholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Noteholder’s Covered Securities that is inconsistent with such Noteholder’s obligations pursuant to this Agreement or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c.
Each Noteholder hereby agrees to be bound by and subject to (i) Section 5.3(a) (Confidentiality and Access to Information), Section 5.4(a) (Public Announcements) and Section 8.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Noteholder is directly party thereto, and (ii) Section 5.6(a) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Noteholder is directly party thereto.

d.
Each Noteholder hereby agrees to promptly notify Acquiror in writing of any changes or updates to Schedule I attached hereto as it relates to such Noteholder after the date hereof.

e.
The Company and the Acquiror hereby agree not to take any actions set forth on Schedule 5(e) hereto, without the prior written consent of the Noteholder.

6.
Transfer of Covered Securities.   Except as otherwise contemplated by the Business Combination Agreement or this Agreement, each Noteholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any Lien or pledge, dispose of or otherwise encumber any of the Covered Securities or otherwise enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing, (b) deposit any of the Covered Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto, or take any other action which would, or would reasonably be expected to, be inconsistent with this Agreement or result in a diminution of the voting power represented by the Covered Securities , (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any of the Covered Securities; provided, that, in the case of a stockholder that is an individual or trust, such stockholder may transfer or agree to transfer Covered Securities, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the

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individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, including a donor advised trust, and such transferee shall sign a joinder to this Agreement and agree to be bound by the terms hereof as if an original Noteholder party hereto, or (d) commit or agree to take any of the foregoing actions.
7.
No Solicitation of Transactions.   Each Noteholder agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Business Combination Agreement or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal or other transaction in violation of the Business Combination Agreement. Each Noteholder shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with Acquiror, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Company Acquisition Proposal.

8.
Representations and Warranties of the Noteholders.   Each Noteholder hereby represents and warrants to Acquiror as follows:

a.
Such Noteholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by this Agreement or such Noteholder’s organizational documents or the organizational documents of the Company (including, without limitation, for the purposes hereof, any agreement between or among stockholders of the Company). As of the date hereof, other than the Covered Securities, such Noteholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

b.
Such Noteholder in each case except as provided in this Agreement, the Investor Rights Agreement or the organizational documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the such Noteholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the such Noteholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c.
If such Noteholder is not an individual, such Noteholder (i) is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Noteholder and constitutes a valid and binding agreement of such Noteholder enforceable against such Noteholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d.
Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Noteholder from, or to be given by such Noteholder to, or be made by such Noteholder

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with, any Governmental Authority in connection with the execution, delivery and performance by such Noteholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement.
e.
The execution, delivery and performance of this Agreement by such Noteholder does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Business Combination Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the organizational or governing documents of such Noteholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Noteholder pursuant to any contract binding upon such Noteholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 3, under any applicable Law to which such Noteholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon such Noteholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Noteholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement.

f.
As of the date of this Agreement, there is no Action, proceeding or investigation pending against such Noteholder or, to the knowledge of such Noteholder, threatened against such Noteholder that questions the beneficial or record ownership of the Covered Securities, the validity of this Agreement or the performance by such Noteholder of its obligations under this Agreement.

g.
Each Noteholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Noteholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Noteholder contained herein.

h.
Each Noteholder understands that, at the Effective Time, each outstanding Company Share shall be converted into the right to receive the Merger Consideration as set forth in the Business Combination Agreement.

i.
Except as described on Section 3.18 of the Company Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Noteholder, for which the Company or any of its Affiliates may become liable.

9.
Lock-up.   Each Noteholder acknowledges and agrees that it shall be bound by and subject to the terms of the Amended and Restated Bylaws of Acquiror, the form of which is attached as Exhibit E to the Business Combination Agreement (the “Bylaws”) and which will be adopted and effective as of the Closing, including, for avoidance of doubt, the lock-up provisions contained in the Bylaws.

10.
Registration Rights Agreement.   Each Noteholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, it will deliver, substantially simultaneously with the Effective Time, a duly executed copy of the A&R Registration Rights Agreement substantially in the form attached as Exhibit C to the Business Combination Agreement to be effective upon the Closing.

11.
Disclosure.   Each Noteholder hereby agrees to provide to Acquiror, the Company and their respective Representatives any information regarding such Noteholder or such Noteholder’s Company Shares that is reasonably requested by Acquiror, the Company or their respective

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Representatives and required in order for the Company and Acquiror to comply with Sections 5.4(b) and 5.7 of the Business Combination Agreement. Each Noteholder hereby authorizes Acquiror and the Company to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including the Registration Statement/Proxy Statement), the Noteholder’s identity and ownership of the Equity Securities and the nature of the Noteholder’s obligations under this Agreement; provided that (x) such disclosure is consistent with the information provided by such Stockholder and (y) Acquirer and the Company make such disclosure available to Stockholder for review.
12.
Further Assurances.   From time to time, at either Acquiror’s or the Company’s request and without further consideration, such Noteholder shall execute and deliver such additional instruments and documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

13.
Changes in Capital Stock.   In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

14.
Amendment and Modification.   This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by such Noteholder, Acquiror, the Company and the Sponsor.

15.
Waiver.   No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

16.
Fees and Expenses.   Except as otherwise provided herein or in the Business Combination Agreement, all fees and expenses incurred in connection with or related to this Agreement and the Business Combination Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

17.
Notices.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day) with no mail undeliverable or other rejection notice, addressed as follows:

(a)
if to Acquiror, to:

Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, FL 33301
Attention: Oleg Grodnensky
Email: SPAC@priveterra.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Lee Hochbaum
Email: lee.hochbaum@davispolk.com

A-B-2-7

(b)
If to the Company, to:

AEON Biopharma, Inc.
4040 MacArthur Blvd., Suite 260
Newport Beach, California 92660
Attention: Marc Forth, Chris Carr, Alex Wilson
Email: aw@aeonbiopharma.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention: Shayne Kennedy, Daniel Rees, and Brian Duff
E-mail: Shayne.Kennedy@lw.com
          Daniel.Rees@lw.com
          Brian.Duff@lw.com
(c)
if to the Sponsor, to:

Priveterra Sponsor, LLC
300 SE 2nd Street, Suite 600
Fort Lauderdale, FL 33301
Attn: Oleg Grodnensky, COO & CFO
E-mail: SPAC@priveterra.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: W. Soren Kreider IV
Email: w.soren.kreider@davispolk.com
(d)
If to a Noteholder, to the address specified by such Noteholder in the signature page.

18.
No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities of the Noteholder. All rights, ownership and economic benefits of and relating to the Covered Securities of the Noteholder shall remain vested in and belong to the Noteholder, and Acquiror shall have no authority to direct the Noteholder in the voting or disposition of any of the Noteholder’s Covered Securities, except as otherwise provided herein.

19.
Capacity as a Noteholder.   Notwithstanding anything herein to the contrary, the Noteholder signs this Agreement solely in the Noteholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of the Noteholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

20.
Entire Agreement.   This Agreement and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof; provided that, in the event any Noteholder party thereto has executed a Company Stockholder Support Agreement (as defined in the Business Combination Agreement), this Agreement shall control with respect to the Existing Company Notes and the Conversion Shares.

21.
No Third-Party Beneficiaries.   Each Noteholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror, the Company and the

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Sponsor in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.
22.
Governing Law and Venue.   This Agreement shall be governed by, interpreted under, and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, including its statute of limitations, without giving effect to any choice-of-law provisions that would compel the application of the substantive Laws or statute of limitations of any other jurisdiction.

23.
Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

24.
Specific Performance.   Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

25.
Severability.   In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

26.
Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

27.
Termination.   This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated pursuant to Article 7 thereof, and (c) upon mutual written agreement of the Parties. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement; provided, however, that (i) the termination of this Agreement pursuant to the foregoing clause (b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud; (ii) the provisions of Section 5 (Other Covenants and Agreements) and Section 6 (Transfer of Equity Securities) shall survive the termination of this Agreement pursuant to the foregoing clause (a); and (iii) the provisions of Section 12 (Further Assurances), Section 14 (Amendment and Modification), Section 16 (Fees and Expenses), Section 17 (Notices), Section 20 (Entire Agreement), Section 23 (Assignment), this Section 27 (Termination), and Section 28 (Parties Advised by Counsel) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

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28.
Parties Having Opportunity to Seek Advice of Counsel.   This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self-interest. In addition, each party has had the opportunity to seek advice of legal counsel.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.
PRIVETERRA ACQUISITION CORP.
By:

Name:
Oleg Grodnensky

Title:
Secretary

AEON BIOPHARMA, INC.
By:

Name:

Title:

PRIVETERRA SPONSOR, LLC
By:

Name:
Oleg Grodnensky

Title:
Secretary

[Signature Page to Noteholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.
NOTEHOLDERS:
[NAME]
By:

Name:

Title:

[Signature Page to Noteholder Support Agreement]

SCHEDULE I
Name of Noteholder	Existing Convertible Notes	Equity Securities

Schedule I

Annex B
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
[AEON BIOPHARMA, INC.]
[AEON Biopharma, Inc.] (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.
The name of the Corporation is [AEON Biopharma, Inc.]. The Corporation was incorporated under the name Priveterra Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 17, 2020.

2.
(i) An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on December 15, 2020 and (ii) a second amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on February 8, 2021 (the “Second Amended and Restated Certificate”).

3.
This Third Amended and Restated Certificate of Incorporation (the “Certificate”), which amends, restates and further integrates the Second Amended and Restated Certificate, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

4.
The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated by this Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, [AEON Biopharma, Inc.] has caused this Certificate to be signed by a duly authorized officer of the Corporation, on [DATE].
[AEON Biopharma, Inc.], a Delaware corporation
By:
Name:
Title:

EXHIBIT A
ARTICLE I
The name of the corporation is [NEW PUBCO] (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.
ARTICLE IV
The total number of shares of capital stock which the Corporation shall have authority to issue is [•], of which (i) [•] shares shall be a class designated as Class A common stock, par value $0.0001 per share (the “Common Stock”) and (ii) [•] shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).
ARTICLE V
The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:
A.
COMMON STOCK.

1.   General.    The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.
2.   Voting.    Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.
Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
3.   Dividends.    Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.
4.   Liquidation.    Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.
B.
PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.
Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate (including any Certificate of Designation).
The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE VI
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
A.   Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the initial registration of the Corporation’s Common Stock pursuant to the Securities Exchange Act of 1934, as amended; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following such registration; and the initial Class III directors shall serve for a term expiring at the third annual meeting following such registration. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the Effective Time, subject to any special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.
B.   Except as otherwise expressly provided by the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

C.   Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.
D.   Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.
E.   Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
F.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least [two-thirds] of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.
G.   The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
ARTICLE VII
A.   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B.   Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.
C.   Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VIII
No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
ARTICLE IX
The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
ARTICLE X
Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This Article X is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
ARTICLE XI
A.   Notwithstanding anything contained in this Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2∕3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article V, Article VI, Article VII, Article VIII, Article IX, Article X, and this Article XI.
B.   If any provision or provisions of this Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Restated Certificate (including, without limitation, each such portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Annex C
Amended and Restated Bylaws of
AEON Biopharma, Inc.
(a Delaware corporation)
as of [•]

C-i

C-ii

Amended and Restated Bylaws of
AEON BIOPHARMA, INC.

Article I — Corporate Offices
1.1
Registered Office.

The address of the registered office of AEON Biopharma, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
1.2
Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.
Article II — Meetings of Stockholders
2.1
Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2
Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
2.3
Special Meeting.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.
No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
2.4
Notice of Business to be Brought before a Meeting.

(a)   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.
(b)   Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than [ninety (90) days] nor more than [one hundred twenty (120) days] prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(c)   To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(i)   As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(ii)   As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iii)   As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(d)   A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(e)   Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(f)   This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(g)   For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
2.5
Notice of Nominations for Election to the Board of Directors.

(a)   Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.
(b)
(i)   Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.
(ii)   Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the [one hundred twentieth (120th) day] prior to such special meeting and not later than the [ninetieth (90th) day] prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.
(iii)   In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(iv)   In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the date set forth in Section 2.5(b)(ii) or (C) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.
(c)   To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(i)   As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));
(ii)   As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.4(c)(ii)(F), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee and (y) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and
(iii)   As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(a).
For purposes of this Section 2.5, the term “Nominating Person” shall mean (x) the stockholder providing the notice of the nomination proposed to be made at the meeting, (y) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (z) any other participant in such solicitation.
(d)   A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(e)   In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
2.6
Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a)   To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(b)   The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the Director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.
(c)   A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(d)   No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
(e)   (e)   Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7
Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.8
Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.9
Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL . At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.
2.10
Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.11
Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.
Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.
2.12
Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
2.13
Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
2.14
List of Stockholders Entitled to Vote.

The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.
2.15
Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.
Such inspectors shall:
(a)   determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;
(b)   count all votes or ballots;
(c)   count and tabulate all votes;
(d)   determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and
(e)   certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.
Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.
2.16
Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.
Article III — Directors
3.1
Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
3.2
Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3
Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.
3.4
Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.
Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
3.5
Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.
3.6
Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.
3.7
Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.
Notice of the time and place of special meetings shall be:
(a)   delivered personally by hand, by courier or by telephone;
(b)   sent by United States first-class mail, postage prepaid;
(c)   sent by facsimile or electronic mail; or
(d)   sent by other means of electronic transmission,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.8
Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.9
Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.
3.10
Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
Article IV — Committees
4.1
Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
4.2
Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3
Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i)   Section 3.5 (place of meetings; meetings by telephone);
(ii)   Section 3.6 (regular meetings);
(iii)   Section 3.7 (special meetings; notice);
(iv)   Section 3.9 (board action without a meeting); and
(v)   Section 7.13 (waiver of notice),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(vi)   the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(vii)   special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and
(viii)   the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.
4.4
Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Article V — Officers
5.1
Officers

The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

5.2
Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.
5.3
Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
5.4
Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5
Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.
5.6
Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
5.7
Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
5.8
Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.
Article VI — Records
A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.
Article VII — General Matters
7.1
Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.
7.2
Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. [The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation] shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
7.3
Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
7.4
Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the

Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.5
Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
7.6
Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
7.7
Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.
The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.
7.8
Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
7.9
Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.10
Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.
7.11
Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
7.12
Registered Stockholders.

The Corporation:
(a)   shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(b)   shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
7.13
Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.
7.14
Lock-Up.

(a)   Subject to Section 7.14(b) below, the Lock-up Holders, may not Transfer any Lock-up Shares during the Lock-up Period (the “Lock-up”) except as follows:
(i)   If the volume-weighted average price of the Common Stock as reported by Bloomberg, exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) on the principal exchange on which the Common Stock is then listed or quoted for any 20 trading days (which may or may not be consecutive) within any 30 consecutive trading-day period commencing at least 150 days following the closing of the AEON Transaction (the “Closing”), then each Lock-up Holder, together with its Permitted Transferees, may Transfer Lock-up Shares during the Lock-up Period in a cumulative aggregate amount of Common Shares representing up to 50% of the Lock-up Shares then held by such Lock-up Holder and its Permitted Transferees (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and
(ii)   If the volume-weighted average price of the Common Stock as reported by Bloomberg, exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) on the principal exchange on which the Common Stock is then listed or quoted for any 20 trading days (which may or may not be consecutive) within any 30 consecutive trading-day period commencing at least 150 days following the Closing, then each Lock-up Holder, together with its Permitted Transferees, may Transfer during the Lock-up Period the remaining 50% of Lock-up Shares then held by such Lock-up Holder and its Permitted Transferees that were not released for Transfer pursuant to Section 7.14(a)(ii); and
(iii)   Any Lock-up Holder that is a non-Officer employee of the Corporation or any of its subsidiaries may Transfer any Lock-up Shares constituting AEON Equity Award Shares that are registered on a Registration Statement on Form S-8 filed by the Corporation and declared effective by the SEC beginning 180 days following the Closing.
In furtherance of the foregoing, the Corporation hereby agrees to (i) place a revocable stop order on all Lock-up Shares subject to Section 7.14(a), including those which may be covered by a registration statement, and (ii) notify the Corporation’s transfer agent in writing of such stop order and the restrictions on such Lock-up Shares under Section 7.14(a) and direct the Corporation’s transfer agent not to process any attempts by any Lock-up Holder to Transfer any such shares except in compliance with this Section 7.14.
(b)   Notwithstanding the provisions set forth in Section 7.14(a), the Lock-up Holders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) by gift to a member of one of the Lock-Up Holder’s immediate family or to a trust, the beneficiary of which is a member of the Lock-Up Holder’s immediate family, an affiliate of such person or to a charitable organization; (ii) by will or intestate succession upon the death of a Lock-Up Holder; (iii) to any Permitted Transferee; (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; or (v) in the case of any Lock-Up Holder that is not a natural person, (x) pro rata to the direct or indirect partners, members or shareholders of a Lock-Up Holder or any related investment funds or vehicles controlled or managed by such persons or their respective affiliates in connection with the liquidation or dissolution thereof or (y) to the partners, members or shareholders thereof as consideration for the redemption or repurchase by such Lock-Up Holder of equity interests in such Lock-Up Holder from the partners, members or shareholders thereof; or (vi) in the event of the Corporation’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided that in the case of (i) through (vi), the recipient of such Transfer must enter into a written agreement agreeing to be bound by the terms of these Bylaws in form and substance reasonably satisfactory to the Corporation, including the transfer restrictions set forth in this Section 7.14(a).
(c)   If any Lock-up Holder is granted a release or waiver from the Lock-Up provided in this Section 7.14 (such holder a “Triggering Holder”), then each other Lock-up Holder shall also be granted an early release from its obligations hereunder or under any contractual lock-up agreement with the Corporation on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares rounded down to the nearest whole security equal to the product of (i) the total percentage of Lock-Up Shares held by the Triggering Holder immediately following the consummation of the AEON Transaction that are being released from the Lock-Up agreement multiplied by (ii) the total number of Lock-Up Shares held by such other Lock-Up Holder immediately following the consummation of the AEON Transaction.
(d)   Notwithstanding the other provisions set forth in this Section 7.14, but subject to Section 7.14(c) above, the Board may, upon the approval of a majority of the independent directors, in its sole discretion, determine to waive, amend, or repeal the Lock-up obligations set forth herein.
(e)   For purposes of this Section 7.14:
(i)   the term “AEON Equity Award Shares” means the shares of Common Stock issued in connection with the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the Closing in respect of awards of Target outstanding immediately prior to the Closing;
(ii)   the term “AEON Transaction Agreement” means that certain Business Combination Agreement dated as of December [•], 2022, by and among the Corporation, Priveterra Acquisition Corp., and Target;
(iii)   the term “Common Stock” means the shares of Class A common stock of the Corporation, par value of $0.0001 per share;
(iv)   the term “Contingent Consideration” means the shares of Common Stock issued as contingent consideration after the Closing upon the achievement by the Corporation of certain milestones set forth in the AEON Transaction Agreement;
(v)   the term “Lock-up Holders” means the stockholders of AEON Biopharma, Inc., a Delaware corporation (“Target”), immediately prior to the Closing, and the directors, officers and employees of the Corporation as of the Closing that have restricted stock units, stock options or other equity awards outstanding as of immediately following the Closing;
(vi)   the term “Lock-up Period” means the period following the Closing until the earliest to occur of (A) the one-year anniversary of the Closing and (B) the date upon which the Corporation completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders of the Corporation having the right to exchange their Common Stock for cash, securities or other property;
(vii)   the term “Lock-up Shares” means the shares of Common Stock issued to the Lock-up Holders (A) as consideration in accordance with the AEON Transaction Agreement, including any Contingent Consideration, and (B) as AEON Equity Award Shares; provided, that, neither (x) shares of Common Stock issued in connection with an “Interim Financing Arrangement” (as defined in the AEON Transaction Agreement) and (y) shares of Common Stock issued to an “Exempt Existing Company Noteholder” (as defined in the AEON Transaction Agreement) as consideration in respect of any shares of the Target’s common stock received by such Exempt Existing Company Noteholder in respect of the settlement of such Exempt Existing Company Noteholder’s “Exempt Existing Company Convertible Note” (as defined in the AEON Transaction Agreement), “ shall not constitute “Lock-up Shares” hereunder and shall not be subject to the Lock-up;
(viii)   the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of common stock prior to the expiration of the Lock-up Period pursuant to Section 7.14(b); and
(ix)   the term “Transfer” means the (A) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).
Article VIII — Notice
8.1
Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i)
if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)
if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)
if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification
9.1
Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.
9.2
Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.
9.3
Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.
9.4
Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
9.5
Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
9.6
Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
9.7
Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
9.8
Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
9.9
Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.
Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.
Article X — Amendments
The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class.
Article XI — Definitions
As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).
An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.
The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
Schedule I
•
Any loan advance, convertible debentures or similar financing arrangement contemplated pursuant to any Standby Equity Purchase Agreement entered into between Priveterra and Yorkville Advisors Global, LP or any of its affiliates.

•
The Company Stockholder Interim Financing Commitments.

Annex D
AEON BIOPHARMA, INC.
2023 INCENTIVE AWARD PLAN
ARTICLE I.
PURPOSE
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1   Administration.   The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2   Appointment of Committees.   To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1   Number of Shares.   Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, the Prior Plan Awards will remain subject to the terms of the Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2   Share Recycling.   If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an Award or Prior Plan Award (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (a) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (b) Shares purchased on the open market with the cash proceeds from the exercise of Options (including Prior Plan Awards).
4.3   Incentive Stock Option Limitations.   Notwithstanding anything to the contrary herein, no more than 300,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.
4.4   Substitute Awards.   In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.
4.5   Non-Employee Director Compensation.   Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any calendar year of the Company may not exceed $600,000 (increased to $750,000 in the calendar year of a non-employee Director’s initial service as a non-employee director or any calendar year during which a non-employee Director serves as chairman of the Board or lead independent Director), which limits shall not apply to the compensation for any non-employee Director of the Company who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation or any compensation paid to any non-employee Director prior to the calendar year following the calendar year in which the Plan’s effective date occurs. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1   General.   The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive

Stock Options. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2   Exercise Price.   The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right.
5.3   Duration.   Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.
5.4   Exercise.   Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5   Payment Upon Exercise.   Subject to Sections 9.10 and 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)   cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;
(b)   if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)   to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)   to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)   to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)   to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
5.6   Additional Terms of Incentive Stock Options.   The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
6.1   General.   The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.
6.2   Restricted Stock.
(a)   Dividends.   Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to a Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
(b)   Stock Certificates.   The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

6.3   Restricted Stock Units.
(a)   Settlement.   The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b)   Stockholder Rights.   A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS; DIVIDEND EQUIVALENTS
7.1   Other Stock or Cash Based Awards.   Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.
7.2   Dividend Equivalents.   A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to a Participant to the extent that the vesting conditions are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.
ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
8.1   Equity Restructuring.   In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (if applicable) adjusting the number and type of securities subject to each outstanding Award, the Award’s exercise price or grant price and/or applicable performance goals, granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2   Corporate Transactions.   In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken in connection with the occurrence of such transaction or event (any action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a)   To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, further, that Awards held by members of the Board will be deemed settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (a);
(b)   To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, or equivalent value thereof in cash, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)   To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;
(e)   To replace such Award with other rights or property selected by the Administrator; and/or
(f)   To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3   Effect of Non-Assumption in a Change in Control.   Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
8.4   Administrative Stand Still.   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of

Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.
8.5   General.   Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1   Transferability.   Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain Designated Beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2   Documentation.   Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3   Discretion.   Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4   Termination of Status.   The Administrator will determine how the disability, death, retirement, an authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5   Withholding.   Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) subject to Section 9.10, if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum applicable statutory withholding rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America). Subject to Section 9.10, if any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6   Amendment of Award; Repricing.   The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
9.7   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8   Acceleration.   The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9   Cash Settlement.   Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.10   Broker-Assisted Sales.   In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5 above: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE X.
MISCELLANEOUS
10.1   No Right to Employment or Other Status.   No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.
10.2   No Rights as Stockholder; Certificates.   Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3   Effective Date and Term of Plan.   Unless earlier terminated by the Board, the Plan will become effective on the date of the consummation of the transactions contemplated by the Business Combination Agreement (the “Effective Date”) and will remain in effect until the tenth anniversary of the Effective Date. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary contained herein, if the Plan is not approved by the Company’s stockholders, the Plan will not become effective and no Awards will be granted under the Plan, and the Prior Plan will continue in full force and effect in accordance with its terms.
10.4   Amendment of Plan.   The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5   Provisions for Foreign Participants.   The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6   Section 409A.
(a)   General.   The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)   Separation from Service.   If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)   Payments to Specified Employees.   Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
10.7   Limitations on Liability.   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8   Lock-Up Period.   The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9   Data Privacy.   As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10   Severability.   If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11   Governing Documents.   If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12   Governing Law.   The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13   Claw-back Provisions.   All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or sale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws as and to the extent set forth in such claw-back policy or the Award Agreement.
10.14   Titles and Headings.   The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15   Conformity to Securities Laws.   Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16   Relationship to Other Benefits.   No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1   “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2   “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3   “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.
11.4   “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5   “Board” means the Board of Directors of the Company.
11.6   “Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 12, 2022, by and between Priveterra Acquisition Corp., Priveterra Merger Sub, Inc. and the Company.
11.7   “Change in Control” means and includes each of the following:
(a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)   which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)   after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award (or portion thereof) if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8   “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9   “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.10   “Common Stock” means the Class A common stock of the Company, par value of $0.0001 per share.
11.11   “Company” means AEON Biopharma, Inc., a Delaware corporation, or any successor.
11.12   “Consultant” means any consultant or advisor, engaged by the Company or any of its Subsidiaries to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.
11.13   “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.14   “Director” means a Board member.
11.15   “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.16   “Employee” means any employee of the Company or its Subsidiaries.
11.17   “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.18   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.19   “Fair Market Value” means, as of any date, the value of a Share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
11.20   “Fully-Diluted Shares” means, as of any given date, (i) shares of Preferred Stock and shares of Common Stock outstanding on such date, (ii) shares of Common Stock subject to compensatory equity awards (including stock options and restricted stock units) outstanding on such date, with (A) performance-based compensatory equity awards calculated at the “target” level of performance and (B) shares of Common Stock subject to stock options calculated on a “net exercised” basis as of the applicable date, assuming shares are surrendered having a Fair Market Value on such date equal to the exercise price of such options (rounded up to the nearest whole Share, and determined without regard to the vested status of the stock option) and (iii) shares issuable upon the exercise or settlement of other equity securities with respect to which shares of Common Stock have not actually been issued and the conversion of all convertible securities into shares of Common Stock, in each case, counted on an as-converted-to shares of Common Stock basis; provided, however, that shares of Common Stock subject to warrants outstanding on such date shall not be included in the determination of Fully-Diluted Shares.
11.21   “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.22   “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.23   “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.
11.24   “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.
11.25   “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.
11.26   “Overall Share Limit” means the sum of (a) 3,839,892 Shares, (b) any Shares which, as of the Effective Date, are subject to Prior Plan Awards which, on or following the Effective Date, become available for issuance under the Plan pursuant to Article IV (which aggregate number added to the Overall Share Limit shall not exceed [   ]1 Shares), and (c) an annual increase on the first day of each calendar year beginning on and including January 1, 2024 and ending on and including January 1, 2033 equal to the lesser of (i) a number of Shares equal to 4% of the number of Fully-Diluted Shares on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.

(1)
NTD: To include the number of shares subject to outstanding options and RSUs under the 2019 Plan at time of Board approval.

11.27   “Participant” means a Service Provider who has been granted an Award.
11.28   “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
11.29   “Plan” means this 2023 Incentive Award Plan.
11.30   “Preferred Stock” means the preferred stock of the Company, par value of $0.0001 per share.
11.31   “Prior Plan” means the AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan.
11.32   “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.
11.33   “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.34   “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.35   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.36   “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.37   “Securities Act” means the Securities Act of 1933, as amended.
11.38   “Service Provider” means an Employee, Consultant or Director.
11.39   “Shares” means shares of Common Stock.
11.40   “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.41   “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.42   “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.43   “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

Annex E
AEON BIOPHARMA, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I.
PURPOSE
The purposes of this AEON Biopharma, Inc. 2023 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of AEON Biopharma, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.
2.1   “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.
2.2   “Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.3   “Board” shall mean the Board of Directors of the Company.
2.4   “Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 12, 2022, by and between Priveterra Acquisition Corp., Priveterra Merger Sub, Inc. and the Company.
2.5   “Change in Control” shall mean and include each of the following:
(a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)   which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)   after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of any right that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such right (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such right (or portion thereof) if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
2.6   “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.
2.7   “Common Stock” shall mean the Class A common stock of the Company, par value of $0.0001 per share, and such other securities of the Company that may be substituted therefor pursuant to Article VIII.
2.8   “Company” shall mean AEON Biopharma, Inc., a Delaware corporation, or any successor.
2.9   “Compensation” of an Eligible Employee shall mean the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment, overtime payments, commissions, periodic bonuses, and any salary or wages coded as “holiday pay” or “vacation pay” in the Company’s payroll system, but excluding jury duty pay, funeral leave pay, military leave pay, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.
2.10   “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).
2.11   “Effective Date” shall mean the date of the consummation of the transactions contemplated by the Business Combination Agreement.
2.12   “Eligible Employee” shall mean an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock (including Class B Common Stock) and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for 20 hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).
2.13   “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.
2.14   “Enrollment Date” shall mean the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.
2.15   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.16   “Fair Market Value” shall mean, as of any date, the value of a Share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
2.17   “Fully-Diluted Shares” shall mean, as of any given date, (i) shares of Preferred Stock and shares of Common Stock outstanding on such date, (ii) shares of Common Stock subject to compensatory equity awards (including stock options and restricted stock units) outstanding on such date, with (A) performance-based compensatory equity awards calculated at the “target” level of performance and (B) shares of Common Stock subject to stock options calculated on a “net exercised” basis as of the applicable date, assuming shares are surrendered having a Fair Market Value on such date equal to the exercise price of such options (rounded up to the nearest whole Share, and determined without regard to the vested status of the stock option) and (iii) shares issuable upon the exercise or settlement of other equity securities with respect to which shares of Common Stock have not actually been issued and the conversion of all convertible securities into shares of Common Stock, in each case, counted on an as-converted-to shares of Common Stock basis; provided, however, that shares of Common Stock subject to warrants outstanding on such date shall not be included in the determination of Fully-Diluted Shares.
2.18   “Offering Document” shall have the meaning given to such term in Section 4.1.

2.19   “Offering Period” shall have the meaning given to such term in Section 4.1.
2.20   “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.21   “Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.
2.22   “Plan” shall mean this AEON Biopharma, Inc. 2023 Employee Stock Purchase Plan, as it may be amended from time to time.
2.23   “Preferred Stock” shall mean the preferred stock of the Company, par value of $0.0001 per share.
2.24   “Purchase Date” shall mean the last Trading Day of each Purchase Period.
2.25   “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.26   “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
2.27   “Securities Act” shall mean the Securities Act of 1933, as amended.
2.28   “Share” shall mean a share of Common Stock.
2.29   “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.
2.30   “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.
ARTICLE III.
SHARES SUBJECT TO THE PLAN
3.1   Number of Shares.   Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 488,146 Shares. In addition to the foregoing, subject to Article VIII, on the first day of each calendar year beginning on and including January 1, 2024 and ending on and including January 1, 2033, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the lesser of (a) a number of Shares equal to 1% of the number of Fully-Diluted Shares on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 50,000,000 Shares, subject to Article VIII.
3.2   Stock Distributed.   Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.
ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1   Offering Periods.   The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.
4.2   Offering Documents.   Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)   the length of the Offering Period, which period shall not exceed 27 months;
(b)   the length of the Purchase Period(s) within the Offering Period;
(c)   in connection with each Offering Period that contains only one Purchase Period the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 Shares;
(d)   in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 Shares; and
(e)   such other provisions as the Administrator determines are appropriate, subject to the Plan.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1   Eligibility.   Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.
5.2   Enrollment in Plan.
(a)   Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b)   Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.
(c)   A Participant may decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed two decreases and one suspension (but no increases) to his or her payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.
(d)   Except as otherwise set forth in Section 5.8 or in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.
5.3   Payroll Deductions.   Except as otherwise provided in the applicable Offering Document or Section 5.8, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.
5.4   Effect of Enrollment.   A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.
5.5   Limitation on Purchase of Common Stock.   An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.6   Suspension of Payroll Deductions.   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.7   Foreign Employees.   In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
5.8   Leave of Absence.   During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.
ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1   Grant of Rights.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of such Offering Period, (y) last day of such Offering Period and (z) the date on which such Participant withdraws in accordance with Section 7.1 or Section 7.3.
6.2   Exercise of Rights.   On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3   Pro Rata Allocation of Shares.   If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
6.4   Withholding.   At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5   Conditions to Issuance of Common Stock.   The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:
(a)   The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b)   The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)   The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)   The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e)   The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1   Withdrawal.   A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period or, if earlier, the end of the Purchase Period (or such shorter or longer period as may be specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during the Offering Period not yet used to exercise his or her rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement.
7.2   Future Participation.   A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.3   Cessation of Eligibility.   Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.
ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN STOCK
8.1   Changes in Capitalization.   Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the

Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2   Other Adjustments.   Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)   To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)   To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)   To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;
(d)   To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and
(e)   To provide that all outstanding rights shall terminate without being exercised.
8.3   No Adjustment Under Certain Circumstances.   No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.
8.4   No Other Rights.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION AND TERMINATION
9.1   Amendment, Modification and Termination.   The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury regulation Section 1.423-2(c)(4); or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
9.2   Certain Changes to Plan.   Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.
9.3   Actions In the Event of Unfavorable Financial Accounting Consequences.   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)   altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)   shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)   allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4   Payments Upon Termination of Plan.   Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.
ARTICLE X.
TERM OF PLAN
The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within 12 months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.
ARTICLE XI.
ADMINISTRATION
11.1   Administrator.   Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.
11.2   Action by the Administrator.   Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
11.3   Authority of Administrator.   The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(a)   To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).
(b)   To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c)   To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(d)   To amend, suspend or terminate the Plan as provided in Article IX.
(e)   Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
11.4   Decisions Binding.   The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE XII.
MISCELLANEOUS
12.1   Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.
12.2   Rights as a Stockholder.   With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3   Interest.   No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.
12.4   Designation of Beneficiary.
(a)   A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b)   Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6   Equal Rights and Privileges.   Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.
12.7   Use of Funds.   All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8   Reports.   Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.
12.9   No Employment Rights.   Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service with (or to remain in the employ of) the Company or any Parent or Subsidiary thereof or affect the right of the Company or any Parent or Subsidiary thereof to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10   Notice of Disposition of Shares.   Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
12.11   Governing Law.   The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
12.12   Electronic Forms.   To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.
*   *    *    *    *

Annex F
FORM OF AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2022, is made and entered into by and among AEON Biopharma, Inc., a Delaware corporation (the “Company”) (formerly known as Priveterra Acquisition Corp., a Delaware corporation), Priveterra Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), certain former stockholders of AEON Biopharma, Inc., a Delaware corporation (“AEON”) identified on the signature pages hereto (such stockholders, the “AEON Holders” and, collectively with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement, the “Holders” and each, a “Holder”).
RECITALS
WHEREAS, the Company and the Sponsor are party to that certain Registration Rights Agreement, dated as of February 8, 2021 (the “Original RRA”);
WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of [•], 2022 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, Priveterra Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and AEON;
WHEREAS, on the date hereof, pursuant to the Merger Agreement, the AEON Holders received shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company;
WHEREAS, on the date hereof, certain other investors (such other investors, collectively, the “Third Party Investors”) purchased (i) an aggregate of [•] shares of Common Stock and (ii) $[•] principal amount of convertible notes in transactions exempt from registration under the Securities Act pursuant to the respective Subscription Agreements, each dated as of [•], 2022, entered into by and between the Company and each of the Third Party Investors (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”);1
WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is the Holder of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) as of the date hereof; and
WHEREAS, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions.   The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Additional Holder” shall have the meaning given in Section 5.10.

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“Additional Holder Common Stock” shall have the meaning given in Section 5.10.
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company or the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be and (iii) the Company has a bona fide business purpose for not making such information public.
“AEON” shall have the meaning given in the Preamble hereto.
“AEON Holders” shall have the meaning given in the Preamble hereto.
“Agreement” shall have the meaning given in the Preamble hereto.
“Board” shall mean the Board of Directors of the Company.
“Closing” shall have the meaning given in the Merger Agreement.
“Closing Date” shall have the meaning given in the Merger Agreement.
“Commission” shall mean the Securities and Exchange Commission.
“Common Stock” shall have the meaning given in the Recitals hereto.
“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.
“Demand” shall have the meaning given in Section 2.1.4.
“Demanding Holder” shall have the meaning given in Section 2.1.4.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.
“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.
“Holder Information” shall have the meaning given in Section 4.1.2.
“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.
“Joinder” shall have the meaning given in Section 5.10.
“Lock-up Period” shall mean, with respect to the Sponsor, the AEON Holders and their respective Permitted Transferees, the Lock-up Period as defined in the Bylaws of the Company.
“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.
“Merger Agreement” shall have the meaning given in the Recitals hereto.
“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.
“New Registration Statement” shall have the meaning given in Section 2.1.7.

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“Original RRA” shall have the meaning given in the Recitals hereto.
“Permitted Transferees” shall mean (a) with respect to the Sponsor and its respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period pursuant to Section [•]2 of the Bylaws of the Company, as applied to the Sponsor pursuant to Section [•] of that certain Sponsor Letter Agreement, dated as of [•], 2022, by and among the Company, AEON, the Sponsor and the other parties thereto and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is not prohibited from transferring such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; (b) with respect to the AEON Holders and their respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period pursuant to Section [•] of the Bylaws of the Company and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is not prohibited from transferring such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; and (c) with respect to all other Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is not prohibited from transferring such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.
“Piggyback Registration” shall have the meaning given in Section 2.2.1.
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Security” shall mean (a) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Merger Agreement); (b) any Additional Holder Common Stock; and (c) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a) or (b) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) (i) such securities shall have been otherwise transferred (other than to Permitted Transferees), (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.
“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

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(A)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;
(B)   fees and expenses of compliance with securities or blue sky laws;
(C)   printing, messenger, telephone and delivery expenses;
(D)   reasonable fees and disbursements of counsel for the Company; and
(E)   reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance.
“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“SEC Guidance” shall have the meaning given in Section 2.1.7.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.
“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed Transfer or sale using a Registration Statement, including a Piggyback Registration.
“Sponsor” shall have the meaning given in the Preamble hereto.
“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.
“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.
“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

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ARTICLE II
REGISTRATIONS AND OFFERINGS
2.1   Shelf Registration.
2.1.1   Filing.   Within thirty (30) calendar days following the Closing Date, the Company shall use commercially reasonable efforts to submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to (i) convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf or (ii) file a Form S-3 Shelf, as the case may be, in each case, as soon as practicable after the Company is eligible to use Form S-3 but in any event no later than two years following the Closing Date. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.
2.1.2   Subsequent Shelf Registration.   If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.
2.1.3   Additional Registrable Securities.   Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the

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Company, upon written request of the Sponsor or an AEON Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor and the AEON Holders.
2.1.4   Requests for Underwritten Shelf Takedowns.    Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Holders of at least fifteen percent (15%) of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holders with an anticipated gross proceeds reasonably expected to exceed, in the aggregate, at least $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall have the right to select the Underwriters for such offering. No Demanding Holders may demand more than one (1) Underwritten Shelf Takedown pursuant to this Section 2.1.4 in any twelve (12) month period (such rights, in each such case, a “Demand”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.
2.1.5   Reduction of Underwritten Offering.    If the Underwriter in an Underwritten Shelf Takedown, in good faith, advises the Demanding Holders in writing that marketing factors require a limitation of the dollar amount or number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting (such maximum number of such securities, the “Maximum Number of Securities”) shall be allocated among all participating Holders thereof, including the Demanding Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
2.1.6   Withdrawal.    Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of Section 2.1.4 unless the Demanding Holders reimburse the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if the Demanding Holders elect to pay such Registration Expenses pursuant to the second sentence of this Section 2.1.6.
2.1.7   New Registration Statement.    Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (ii) withdraw the Shelf Registration and file a new registration statement (a “New

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Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities to register a less amount of Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders. In the event the Company amends the Shelf Registration or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement, and to use commercially reasonable efforts to seek effectiveness of the New Registration Statement.
2.2   Piggyback Registration.
2.2.1   Piggyback Rights.    If (but without any obligation to do so) the Company proposes to register for its own account or for the account of stockholders of the Company (including for this purpose a Registration effected by the Company pursuant to Section 2.1) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Company stock or other benefit plan, (ii) a transaction covered by Rule 145 under the Securities Act, (iii) a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, (iv) for a dividend reinvestment plan or (v) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within three (3) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.
2.2.2   Reduction of Piggyback Registration.    If the total amount of securities or total dollar amount of securities, including Registrable Securities, requested by holders of Registrable Securities to be included in such offering exceeds the amount of securities sold (other than by the Company) that

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the Underwriters determine in their reasonable discretion and in good faith is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their reasonable discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders). For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners, members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included in such “selling security holder,” as defined in this sentence. For the avoidance of doubt, securities that the Company proposes to register for its own account shall take priority over any securities, including Registrable Securities, requested by holders to be included in any such offering.
2.2.3   Piggyback Registration Withdrawal.    Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.
2.2.4   Unlimited Piggyback Registration Rights.    For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.
2.3   Market Stand-off.    In connection with any Underwritten Offering of equity securities of the Company, if requested by the managing Underwriters, the Company shall use commercially reasonable efforts to cause each Holder that is an executive officer, director or Holder in excess of five percent (5%) of the voting power of the Company (and for which it is customary for such a Holder to agree to a lock-up) to agree that he, she or it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).
ARTICLE III
COMPANY PROCEDURES
3.1   General Procedures.    In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

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3.1.1   prepare and file with the Commission as soon as practicable a Registration Statement, which Registration Statement shall include a plan of distribution that includes any method of distribution that a Holder may reasonably request prior to the filing of such Registration Statement (including a distribution of Registrable Securities to its members, limited partners or stockholders), with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;
3.1.2   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.3   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4   prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5   cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
3.1.6   provide a transfer agent or warrant agent, as applicable, and registrar and a CUSIP number for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8   at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable

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in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein), including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;
3.1.9   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;
3.1.10   in the event of an Underwritten Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11   obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
3.1.12   in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, as applicable;
3.1.13   in the event of any Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;
3.1.14   make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);
3.1.15   if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25 million with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering;
3.1.16   otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration; and

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3.1.17   upon request of a Holder, the Company shall (i) authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Common Stock restricting further transfer (or any similar restriction in book entry positions of such Holder) if such restrictions are no longer required by the Securities Act or any applicable state securities laws or any agreement with the Company to which such Holder is a party, including if such shares subject to such a restriction have been sold pursuant to a Registration Statement, (ii) request the Company’s transfer agent to issue in lieu thereof shares of Common Stock without such restrictions to the Holder upon, as applicable, surrender of any stock certificates evidencing such shares of Common Stock, or to update the applicable book entry position of such Holder so that it no longer is subject to such a restriction, and (iii) use commercially reasonable efforts to cooperate with such Holder to have such Holder’s shares of Common Stock transferred into a book-entry position at The Depository Trust Company, in each case, subject to delivery of customary representations and other documentation from such Holder as requested by the Company, its counsel or its transfer agent.
Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent or placement agent if such Underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.
3.2   Registration Expenses.    Subject to Section 2.1.6, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.
3.3   Requirements for Participation in Registration Statement in Offerings.    Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
3.4   Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.
3.4.1   Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.
3.4.2   If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (c) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is therefore essential to defer such filing, initial effectiveness or continued use at such time, the Company shall have the right, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay

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the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose; provided that such right to delay shall be exercised by the Company not more than once in any twelve (12) month period. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.2.
3.4.3   (a) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and such requesting Holders are unable to obtain the commitment of Underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 for not more than ninety (90) consecutive calendar days or more than one hundred twenty (120) total calendar days in each case during any twelve (12)-month period.
3.5   Reporting Obligations.    As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
4.1   Indemnification.
4.1.1   The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its affiliates and each of their respective officers, directors, employees, advisors, stockholders, members, general partners, limited partners and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against any and all losses, claims, damages, out-of-pocket expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and outside attorneys’ fees, any amounts paid in settlement effected with the Company’s consent, and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus, free writing prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, preliminary Prospectus or free writing prospectus in the light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the foregoing, except insofar as the

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same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2   In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement, Prospectus or preliminary Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify and hold harmless the Company, each other Holder, their respective officers, directors and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, out-of-pocket expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and outside attorneys’ fees, any amounts paid in settlement effected with the Holder’s consent, and any costs incurred in enforcing the Holder’s indemnification obligations hereunder) or other liabilities resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or preliminary Prospectus in the light of the circumstances under which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, but only to the extent that such untrue statement, omission or violation is contained in or occasioned by (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds (after underwriting fees, commissions, or discounts) received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3   Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim after the receipt of written notice by the indemnified party of the commencement of any action, suit, proceeding or investigation or threat thereof with respect to which the indemnified party seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its written consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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4.1.4   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5   If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, other liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, other liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5.    No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
5.1   Notices.    Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: AEON Biopharma, Inc., 4040 MacArthur Blvd., Suite 260, Newport Beach, California 92660, Attention: Marc Forth, Email: [•], and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

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5.2   Assignment; No Third Party Beneficiaries.
5.2.1   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
5.2.2   Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided, that, with respect to the AEON Holders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (w) each of the AEON Holders shall be permitted to transfer its rights hereunder as such AEON Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such AEON Holder (it being understood that no such transfer shall reduce any rights of such AEON Holder or such transferees) and (x) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more Permitted Transferees of the Sponsor (it being understood that no such transfer shall reduce any rights of the Sponsor or such transferees).
5.2.3   This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.
5.2.4   This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.
5.2.5   No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.
5.3   Counterparts.    This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
5.4   Governing Law; Venue.    NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.
5.5   TRIAL BY JURY.    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
5.6   Amendments and Modifications.    Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants

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and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of a Holder so long as such Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.7   Other Registration Rights.    Other than (i) the Third Party Investors who have registration rights pursuant to their respective Subscription Agreements and (ii) as provided in the Warrant Agreement, dated as of February 8, 2021, between the Company and Continental Stock Transfer & Trust Company, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. For so long as any AEON Holder and such Holder’s affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company, the Company hereby agrees and covenants that it will not grant rights to register any Common Stock (or securities convertible into or exchangeable for Common Stock) under the Securities Act pursuant to which such grantee would have more favorable Demands or treatment than those granted to the AEON Holders hereunder without the prior written consent of such AEON Holder.
5.8   Term.    This Agreement shall terminate on the earlier of (a) the fifth anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.
5.9   Holder Information.    Each Holder agrees, if requested in writing, to promptly inform the Company of the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.
5.10   Additional Holders; Joinder.    In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of each of the Holders of a majority of the total Registrable Securities (in each case, so long as such Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding shares of Common Stock of the Company), the Company may make any person or entity who acquires Common Stock or rights to acquire Common Stock after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of the Company then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.
5.11   Severability.    It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

F-16

5.12   Entire Agreement; Restatement.    This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.
[SIGNATURE PAGES FOLLOW]

F-17

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
COMPANY:
AEON Biopharma, Inc.
a Delaware corporation
By:

Name:
[·]

Title:
[·]

HOLDERS:
Priveterra Sponsor, LLC,
a Delaware limited liability company
By:

Name:
Oleg Grodnensky

Title:
Manager

[Individual AEON Stockholders]

[Signature Page to Amended and Restated Registration Rights Agreement]

Exhibit A
REGISTRATION RIGHTS AGREEMENT JOINDER
The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [·], 2022 (as the same may hereafter be amended, the “Registration Rights Agreement”), among AEON Biopharma, Inc., a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.
By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) shares of Common Stock shall not be included as Registrable Securities, for purposes of the Excluded Sections.
For purposes of this Joinder, “Excluded Sections” shall mean [      ].
Accordingly, the undersigned has executed and delivered this Joinder as of the day of      , 20       .

Signature of Stockholder

Print Name of Stockholder
Its:
Address:

Agreed and Accepted as of
      , 20
[          ]
By: Name: Its:

Annex G
Execution Version
Confidential
AMENDMENT NO. 1
to
BUSINESS COMBINATION AGREEMENT
This Amendment No. 1 to the Business Combination Agreement (this “Amendment”) is made as of April 27, 2023, by and among Priveterra Acquisition Corp., a Delaware corporation (“SPAC”), AEON Biopharma, Inc., a Delaware corporation (the “Company”), and Priveterra Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the SPAC (“Merger Sub”). Capitalized terms used, but not otherwise defined herein, shall have the meaning given to them in the BCA (as defined below).
WHEREAS, on December 12, 2022, SPAC, the Company and Merger Sub entered into that certain Business Combination Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “BCA”);
WHEREAS, pursuant to Section 8.3 of the BCA, the BCA may be amended or modified only by a duly authorized agreement in writing executed by each of the Parties in the same manner as the BCA; and
WHEREAS, each of SPAC, the Company and Merger Sub desire to amend certain provisions of the BCA on the terms set forth in this Amendment.
NOW, THEREFORE, in consideration for the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPAC, the Company and Merger Sub hereby agree to amend the BCA as follows:
1.
Amendments.   The following Sections of the BCA are hereby amended as set forth below (with certain changes shown in blackline form, with bold and underlined text representing additions and ~~bold and struck through~~ text representing deletions):

(a)   Section 1.1.   Section 1.1 of the BCA is hereby amended as follows:
(i)   The definition of “Available Closing Cash” is hereby amended and restated as follows:
““Available Closing Cash” means, as of the Closing (and without duplication), (a) the amount of funds contained in the Trust Account (after reduction for the aggregate amount of payments made or required to be made in connection with the Priveterra Stockholder Redemption), plus (b) the amount of immediately available funds funded to Priveterra or the Company prior to the Closing pursuant to any Interim Financing Arrangement entered into prior to the Closing and the amount of funds committed to Priveterra or the Company pursuant to any Interim Financing Arrangement entered into prior to the Closing that are or will be available to Priveterra or the Company, as applicable, (x) upon or immediately following the Closing or (y) within a six-month period following the Closing and the availability of which to Priveterra or the Company, as applicable, is subject only to the passage of time or such conditions as would reasonably be expected to be satisfied within such six-month period (provided, that, any such condition will be deemed not to be reasonably expected to be satisfied if such condition is outside of the Company’s sole control, including, any minimum stock price thresholds, minimum public float, or other trading or listing requirement; provided, however, that, the filing of, or effectiveness of, a registration statement will be deemed to be reasonably expected to be satisfied by the Company), plus (c) any amount of proceeds funded of any Bridge Loan received by the Company prior to the Closing to the extent such amount is not required to be repaid prior to the later of either (A) December 31, 2023 or (B) within the first six months following the Closing, pursuant to the terms of such Bridge Loan, plus (d) the amount of proceeds (in an amount not to exceed the Excess Expenses Amount) immediately available to Priveterra or the Company at or prior to the Closing pursuant to any equity financing provided by Priveterra pursuant to Section 5.18 in respect of any Excess

Expenses Amount, plus (e) the amount of immediately available funds funded to Priveterra or the Company pursuant to any Financing Merger Transaction entered into prior to the Closing (less any fees, expenses, assumed indebtedness (including long-term indebtedness) or current liabilities that are or will be payable or assumed by Priveterra, the Company or the Surviving Corporation in connection therewith), in the case of the foregoing clauses (a), (b) (c), and (d) before giving effect to the payment of any Transaction Expenses, minus (f) all Unpaid Priveterra Expenses payable in cash, whether or not then payable, prior to or at the Closing.”
(ii)   The definition of “Closing Equity Value” is hereby amended and restated in its entirety as follows:
“Closing Equity Value” means ~~(a)~~ $165,000,000~~, minus (b) the Holdback Equity Pool Closing Value~~.
(iii)   The definition of “Fully Diluted Company Capitalization” is hereby amended and restated in its entirety as follows:
“Fully Diluted Company Capitalization” means, without duplication, the sum of (a) the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time, determined on an as-converted basis (including, for the avoidance of doubt, (i) the number of shares of Company Common Stock issuable upon conversion of a share of Company Preferred Stock (including any shares of Company Preferred Stock issuable upon the exercise of the Company Warrant) based on the then applicable conversion ratio, (ii) the number of shares of Company Common Stock, if any, issuable in connection with the Subsidiary Merger, and (iii) the number of shares of Company Common Stock issuable pursuant to the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules), (b) the number of shares of Company Common Stock issuable upon conversion of the Existing Company Convertible Notes, ~~and~~ (c) the aggregate number of shares of Company Common Stock (on a net exercise basis) subject to issued and outstanding Company Options and Subsidiary Rollover Options (excluding for this purpose the number of shares of Company Common Stock subject to (x) any Unvested Company Options, (y) any Unvested Subsidiary Rollover Options, and (z) any Vested Company Options that are Out-of-the- Money Options or Vested Subsidiary Rollover Options that are Out-of-the-Money Options), and (d) the aggregate number of shares of Company Common Stock subject to issued and outstanding Deferred Vested Company RSU Awards and Subsidiary Rollover Deferred Vested RSU Awards. Notwithstanding anything herein to the contrary, the Fully Diluted Company Capitalization shall exclude any shares of Company Common Stock issued or issuable in connection with any Interim Financing Arrangement.
(iv)   To add the following new definitions to Section 1.1:
“Company RSU Award” means, as of any determination time, each award of restricted stock units covering shares of Company Common Stock granted to any current or former director, manager, officer, employee, Contingent Worker or other service provider of the Company or any of its Subsidiaries that is outstanding and unexercised, including any Subsidiary Rollover RSU Award converted into a Company RSU Award in the Subsidiary Merger.
“Deferred Vested Company RSU Award” means each Company RSU Award (or portion thereof) outstanding as of immediately prior to the Effective Time that has vested, but which the underlying shares of Company Common Stock have not been settled pursuant to the terms of the individual Company RSU Award.
“Financing Merger Transaction” means, subject to the written consent of Priveterra and the Company (each in its sole discretion), any transaction or series of related transactions under which Priveterra or the Company, directly or indirectly, acquires or otherwise purchases (a) any third party Person, or (b) all or substantially all of the assets or businesses of a third party Person (in the case of each of clause (a) and (b), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), in each case which acquisition is for the primary purpose of acquiring assets of such third party Person, all or substantially all of which constitute cash or cash equivalents. For the avoidance of doubt, any Financing Merger Transaction shall be on terms mutually acceptable to both Priveterra and the Company, each in its sole discretion.
“First Amendment Date” means April 27, 2023.
“Subsidiary RSU Award” means, as of any determination time, each award of restricted stock units covering shares of Subsidiary Common Stock granted to any current or former director, manager, officer, employee, Contingent Worker or other service provider of the Company or any of its Subsidiaries that is outstanding.
“Subsidiary Rollover Deferred Vested RSU Award” means, as of any determination time, each Subsidiary RSU Award (after giving effect to the Subsidiary Merger) (or portion thereof) that has vested, but which the underlying shares of Subsidiary Common Stock have not been settled pursuant to the terms of the individual Subsidiary RSU Award.
(v)   The definition of “Merger Consideration” is hereby amended and restated in its entirety as follows:
“Merger Consideration” means with respect to each outstanding share of Company Common Stock (on an as converted basis after taking into effect the conversion of the Company Preferred Stock and the Existing Company Convertible Notes and after giving effect to the issuance of Company Common Stock, if any, in connection with the Subsidiary Merger and pursuant to the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules) a number of shares of Class A Common Stock equal to the Exchange Ratio (and with an aggregate value, prior to giving effect to the issuance of any Company Common Stock in connection with any Interim Financing Arrangement, equal to the Closing Equity Value), allocated to the Company Stockholders (on an as converted basis after taking into effect the conversion of the Company Preferred Stock and the Existing Company Convertible Notes and after giving effect to the issuance of Company Common Stock, if any, in connection with the Subsidiary Merger and pursuant to the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules) as set forth on the Allocation Schedule.
(vi)   The definition of “Priveterra Expenses Cap” is hereby amended and restated in its entirety as follows:
“Priveterra Expenses Cap” means $10,300,000 or such other amount as may be otherwise mutually agreed in writing by Priveterra and the Company.
(vii)   The definition of “Sponsor Forfeiture Shares” is hereby deleted in its entirety.
(b)   Section 2.2.   Section 2.2 shall be amended to remove any reference to the Sponsor Forfeiture Shares by (i) deleting clause (y) of Section 2.2(a), (ii) removing “, plus, any Sponsor Forfeiture Shares issued in connection therewith” from each of Section 2.2(a)(i) and 2.2(a)(iii), (iii) replacing the phrase “decreased to an amount equal to any Sponsor Forfeiture Shares, if any, that are issued in connection therewith,” in Section 2.2(a)(v) with “decreased to zero,” and (iv) deleting Section 2.2(a)(vi) in its entirety.
(c)   Section 2.4.   Section 2.4 of the BCA is hereby amended and restated as follows:
“Allocation Schedule. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Priveterra an allocation schedule (the “Allocation Schedule”) setting forth, after giving effect to the Subsidiary Merger and the transactions set forth on Section 1.1(e) of the Company Disclosure Schedules, (a) the number of Equity Securities held by each Company Stockholder, the number of shares of Company Common Stock subject to each Company Warrant held by each holder thereof, the number of shares of Company Common Stock subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time (including Company Options issued upon the conversion of Subsidiary Rollover Options prior to the Effective Time)~~, the number of shares of Company Common Stock~~

~~subject to each Subsidiary Rollover Option held by each holder thereof, as well as whether each such Subsidiary Rollover Option will be a Vested Subsidiary Rollover Option or an Unvested Subsidiary Rollover Option as of immediately prior to the Effective Time~~, the number of shares of Company Common Stock subject to each Company RSU Award held by each holder thereof, as well as whether each such Company RSU Award will be a Deferred Company RSU Award as of immediately prior to the Effective Time (including Company RSU Awards issued upon the conversion of Subsidiary Rollover RSU Awards prior to the Effective Time) and, in the case of the Company Options~~, Subsidiary Rollover Options~~ and Company Warrant, the exercise price thereof, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (b) the number of shares of Class A Common Stock that will be subject to each Rollover Option and Rollover RSU Award and the exercise price of each such Rollover Option at the Effective Time, in each case, determined in accordance with Section 2.5, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (c) the portion of the Transaction Share Consideration allocated to each Company Stockholder pursuant to Section 2.1(b)(vii), as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (d) the portion of the Contingent Consideration allocated to each Company Stockholder, in the event that any Contingent Consideration becomes payable, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, and (e) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (a), (b), (c) and (d) of this Section 2.4 are, and will be as of immediately prior to the Effective Time, (i) true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company and applicable Laws and, in the case of Company Options, Company RSU Awards, the Company Equity Plan and any applicable grant or similar agreement with respect to any such Company Option, Company RSU Award ~~and, in the case of the Subsidiary Rollover Options, the Subsidiary Equity Plan and any applicable grant or similar agreement with respect to any such Subsidiary Rollover Option~~ and, in the case of the Company Warrant, the terms of the applicable warrant agreement. The Company will review any comments to the Allocation Schedule provided by Priveterra or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Priveterra or any of its Representatives to correct inaccuracies. Notwithstanding the foregoing or anything to the contrary herein, the aggregate number of shares of Class A Common Stock that each Company Stockholder will have a right to receive pursuant to Section 2.1(b)(vii) will be rounded down to the nearest whole share.
(d)   Section 2.5.   Section 2.5 of the BCA is hereby amended and restated as follows:
“(a)   Treatment of Subsidiary Options.
At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action of any Party or any other Person, each Subsidiary Option (whether vested or unvested) shall cease to represent the right to purchase shares of Subsidiary Common Stock and shall be converted into an option to purchase shares of Company Common Stock (each, a “Subsidiary Rollover Option”). Not less than five Business Days prior to the Subsidiary Merger Effective Time, the Company shall deliver to Priveterra a schedule setting forth all of the Subsidiary Options and the holders thereof, and in respect of each such Subsidiary Option, the number of Subsidiary Rollover Options into which such Subsidiary Option will convert at the Subsidiary Merger Effective Time and the per share exercise price of such Subsidiary Rollover Options (the “Subsidiary Rollover Option ~~S~~chedule”) in ~~an amount, at an exercise price and subject to such terms and conditions determined as set forth below. Each Subsidiary Rollover Option shall (1) be exercisable for, and represent the right to purchase, a number of shares of Company Common Stock (rounded down to the nearest whole share) equal to (a) the number of shares of Subsidiary Common Stock subject to the corresponding Subsidiary Option immediately prior to the effective time of the Subsidiary Merger, multiplied by (b) the Subsidiary Option Exchange Ratio, and (2) have an exercise price per share of Company Common Stock (rounded up to the nearest whole cent) subject to such Subsidiary Rollover Option equal to (a) the exercise price per share of Subsidiary Common Stock applicable to the corresponding Subsidiary Option immediately prior to the effective time of the Subsidiary Merger, divided by (b) the Subsidiary Option Exchange Ratio~~. The Subsidiary Option Schedule shall be subject to review and approval by Priveterra, with such approval not to be unreasonably withheld, conditioned or delayed.. Priveterra and the Company shall cooperate in good faith to approve and finalize the Subsidiary Option Schedule at least two Business Days prior to the Subsidiary Merger Effective Time. Each Subsidiary Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Subsidiary Option immediately prior to the Subsidiary Merger Effective Time~~effective time of the Subsidiary Merger~~, except for terms rendered inoperative by reason of the transactions contemplated by the operative documents of the Subsidiary Merger or for such other immaterial administrative or ministerial changes as the Company Board (or the compensation committee of the Company Board) may determine in good faith are appropriate to effectuate the administration of the Subsidiary Rollover Options. Such conversion shall occur in a manner intended to comply with (x) for any Subsidiary Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code, and (y) in each case, the requirements of Section 409A of the Code. ~~For purposes of this Agreement, “Subsidiary Option Exchange Ratio” shall mean a fraction, the numerator of which is the fair market value per share of Subsidiary Common Stock as of immediately prior to the closing of the Subsidiary Merger, as determined by the mutual agreement of the Company and Priveterra (such mutual agreement not to be unreasonably withheld, conditioned or delayed) and the denominator of which is the Closing Equity Value Per Share.~~
(b)   Treatment of Subsidiary RSU Awards.   At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action of any Party or any other Person, each Subsidiary RSU Award shall cease to represent the right to receive shares of Subsidiary Common Stock and shall be converted into a Subsidiary RSU Award representing the right to receive shares of Company Common Stock (each, a “Subsidiary Rollover RSU Award”). Not less than five Business Days prior to the Subsidiary Merger Effective Time, the Company shall deliver to Priveterra a schedule setting forth all of the Subsidiary RSU Awards and the holders thereof, and in respect of each such Subsidiary RSU Award, the number of Subsidiary Rollover RSU Awards into which such Subsidiary RSU Awards will convert at the Subsidiary Merger Effective Time (the “Subsidiary Rollover RSU Award Schedule”). The Subsidiary Rollover RSU Award Schedule shall be subject to review and approval by Priveterra, with such approval not to be unreasonably withheld, conditioned or delayed. Priveterra and the Company shall cooperate in good faith to approve and finalize the Subsidiary RSU Award Schedule at least two Business Days prior to the Subsidiary Merger Effective Time. Each Subsidiary Rollover RSU Award shall be subject to the same terms and conditions (including applicable time- based and performance-based vesting, deferral, expiration and forfeiture provisions) that applied to the corresponding Subsidiary RSU Award immediately prior to the effective time of the Subsidiary Merger, except for terms rendered inoperative by reason of the transactions contemplated by the operative documents of the Subsidiary Merger or for such other immaterial administrative or ministerial changes as the Company Board (or the compensation committee of the Company Board) may determine in good faith are appropriate to effectuate the administration of the Subsidiary Rollover RSU Awards.
~~(b)~~(c)   Treatment of Company Options.   At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.5(e)), each Company Option (whether a Vested Company Option or an Unvested Company Option), including any Subsidiary Options that have been converted into Company Options in accordance with Section 2.5(a)), shall cease to represent the right to purchase shares of Company Common Stock and shall be converted into an option to purchase shares of Class A Common Stock (each, a “Rollover Option”) in an amount, at an exercise price and subject to such terms and conditions determined as set forth below. Each Rollover Option shall (i) be exercisable for, and represent the right to purchase, a number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to the corresponding Company Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, and (ii) have an exercise price per share of Class A Common Stock (rounded up to the nearest whole cent) subject to such Rollover Option equal to (A) the exercise price per share of Company Common Stock applicable to the corresponding Company Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio. Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or the Ancillary Documents or for such other immaterial administrative or ministerial changes as the Priveterra Board (or the compensation committee of the Priveterra Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Such conversion shall occur in a manner intended to comply with (x) for any Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code, and (y) in each case, the requirements of Section 409A of the Code.
(d)   Treatment of Company RSU Awards.   At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.5(e)), each Company RSU Award (including any Deferred Company RSU Award), including any Subsidiary RSU Awards that have been converted into Company RSU Awards in accordance with Section 2.5(b)), shall cease to represent the right to purchase shares of Company Common Stock and shall be converted into a Company RSU Award representing the right to purchase shares of Class A Common Stock (each, a “Rollover RSU Award”) in an amount and subject to such terms and conditions determined as set forth below. Each Rollover RSU Award shall represent the right to purchase a number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to the corresponding Company RSU Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio. Each Rollover Option shall be subject to the same terms and conditions (including applicable time-based and performance-based vesting, deferral, expiration and forfeiture provisions) that applied to the corresponding Company RSU Award immediately prior to the Effective Time, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or the Ancillary Documents or for such other immaterial administrative or ministerial changes as the Priveterra Board (or the compensation committee of the Priveterra Board) may determine in good faith are appropriate to effectuate the administration of the Rollover RSU Awards.
~~(c)~~(e)   Prior to the (i) Closing, in the case of Company Options and Company RSU Awards, and (ii) the consummation of the Subsidiary Merger, in the case of Subsidiary Options and Subsidiary RSU Awards, the Company and/or the Subsidiary, as applicable, shall take, or cause to be taken, all necessary or appropriate actions under the applicable Equity Plan (and the underlying grant, award or similar agreements) or otherwise to give effect to the provisions of this Section 2.5. At the Effective Time, Priveterra shall assume the Equity Plans and (1) all Company Options (whether vested or unvested) and Company RSU Awards (whether deferred or unvested) shall no longer be outstanding and shall automatically be converted into Rollover Options and Rollover RSU Awards, respectively, and each holder thereof shall cease to have any rights with respect thereto or under the applicable Equity Plan, except as otherwise expressly provided for in this Section 2.5, and (2) all shares of Company Common Stock reserved for issuance pursuant to the Equity Plans shall automatically be cancelled.”
(e)   Section 3.4.
(i)   Section 3.4(b) of the BCA is hereby amended and restated in its entirety as follows:
“(a)   All of the issued share capital, stock or other voting or equity securities of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All of the ownership interests in each Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. Section 3.4(b) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete statement of with respect to each Subsidiary Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable vesting schedule (including acceleration provisions), (E) the number of shares of Subsidiary Common Stock subject to the Subsidiary Option on the date of grant, and (F) whether the Subsidiary Option is an Incentive Stock Option. Section 3.4(b) of the Company Disclosure Schedules sets forth, as of the First Amendment Date a true and complete statement of with respect to each Subsidiary RSU Award, (A) the date of grant, (B) any applicable vesting schedule (including acceleration provisions), (C) the number of shares of Subsidiary Common Stock subject to the Subsidiary RSU Award on the date of this Agreement, and (D) whether the Subsidiary RSU Award is subject to deferral. Other than the Subsidiary Options and Subsidiary RSU Awards, there are no outstanding (ii) subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities of any Subsidiary convertible into or exchangeable or exercisable for shares or voting or equity securities of any Subsidiary, or any other Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound obligating the Company or any Subsidiary to issue or sell any shares of, other equity interests in or debt securities of, any Subsidiary, or (iii) equity equivalents, phantom stock, options, appreciation rights, stock units, profits interests or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any shares, voting or equity securities or securities convertible into or exchangeable for shares or voting or equity securities of any Subsidiary (the items in clauses (i) and (ii) being, collectively, “Subsidiary Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. None of the Subsidiaries owns any equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person. No Subsidiary is party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other similar agreements relating to its equity interests.”
(ii)   Section 3.4(b) of the Company Disclosure Schedules is hereby deleted in its entirety and replaced with the item designated Section 3.4(b) on Exhibit D attached hereto.
(f)   Section 5.1.
(i)   Section 5.1(b)(xx) of the Company Disclosure Schedules shall be updated to include the contract amendment set forth on Exhibit A.
(g)   Section 5.7.
(i)   Section 5.7 of the Company Disclosure Schedules shall be amended by deleting the number “2,999,810” and replacing it with the number “3,839,892”.
(h)   Section 5.16.
(i)   Section 5.16(a) shall be amended to replace the reference to “seven (7) directors” with “five (5) directors”.
(ii)   Section 5.16(b) shall be amended to replace the reference to “Three (3) individuals” with “Two (2) individuals”.
(iii)   Section 5.16(c) shall be amended to replace the reference to “two (2) individuals” with “one (1) individual”.
(iv)   Section 5.16(e) of the Company Disclosure Schedules shall be amended and restated in its entirety in the form attached hereto as Exhibit B.
(i)   Section 5.17(c).   Section 5.17(c) is hereby deleted in its entirety and replaced with “(c) [Reserved]”, and the BCA is hereby further amended to (i) remove any reference to the “Priveterra Bridge Loan”, the “Priveterra Bridge Loan Amount” and the “Priveterra Bridge Loan Date” and (ii) to revise any reference to “Bridge Loan” or “Bridge Loan Amount” to “Company Bridge Loan” and “Company Bridge Loan Amount”, respectively.
(j)   Section 5.17(d).   Section 5.17(d) of the Priveterra Disclosure Schedule shall be updated to include the financing arrangements set forth on Exhibit C.
(k)   Section 6.3(c).   Section 6.3(c) of the BCA is hereby amended and restated in its entirety as follows:
“(c)   there being at least $~~45,000,000~~40,000,000 in Available Closing Cash;”

(l)   Section 7.1(d).   Section 7.1(d) of the BCA is hereby amended as follows:
“(d)   by either Priveterra or the Company, if the transactions contemplated by this Agreement (including the Closing) shall not have been consummated on or prior to ~~March 1, 2023~~ July 21, 2023 (the “Termination Date”); ~~provided, that in the event the Registration Statement/Proxy Statement has not been filed with the SEC on or prior to December 23, 2022, but only to the extent such delay is not the result of a Priveterra Filing Breach, then for each day between December 23, 2022 and the date on which the Registration Statement/Proxy Statement is initially filed with the SEC, the Termination Date shall automatically be extended by one day; provided, further, that in the event that the Company Stockholder Interim Financing Commitments have not been entered into and delivered to Priveterra on or prior to January 3, 2023, and remain in effect as of such date, then for each day between January 3, 2023 and the date on which the Company Stockholder Interim Financing Commitments have been entered into and delivered to Priveterra, the Termination Date shall automatically be extended by one day (without duplication with any extension pursuant to the immediately preceding proviso); provided, further, if the conditions as set forth on Section 7.1(d) of the Priveterra Disclosure Schedules are satisfied, then the Termination Date shall automatically be extended by an additional three (3) months (after giving effect to any prior extension of the Termination Date), and such date, as so extended pursuant to the preceding two provisos and this proviso, shall be the Termination Date for all purposes of this Agreement;~~ provided, ~~further,~~ that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Priveterra if any Priveterra Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;”
(m)   Exhibit E.   Exhibit E to the BCA shall be amended and restated in its entirety in the form attached hereto as Exhibit E hereto.
2.   Effect of Amendments and Modifications.   Except as expressly amended hereby, the BCA shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects confirmed. Whenever the BCA is referred to in any agreement, document or other instrument, such reference will be to the BCA as amended by this Amendment. For the avoidance of doubt, each reference in the BCA, as amended hereby, to “the date hereof”, the “date of this Agreement” and derivations thereof and other similar phrases shall continue to refer to December 12, 2022.
3.   Miscellaneous.   Sections 8.5, 8.7, 8.10, 8.11, 8.15, 8.16 and 8.17 of the BCA are incorporated herein by reference, mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to the Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.
PRIVETERRA ACQUISITION CORP.
By:
/s/ Oleg Grodnensky

Name:
Oleg Grodnensky

Title:
Secretary

PRIVETERRA MERGER SUB, INC.
By:
/s/ Oleg Grodnensky

Name:
Oleg Grodnensky

Title:
Manager

[Signature Page to Amendment No. 1 to the Business Combination Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment No. 1 to the Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.
PRIVETERRA ACQUISITION CORP.
By:

Name:
Oleg Grodnensky

Title:
Secretary

PRIVETERRA MERGER SUB, INC.
By:
/s/ Robert J. Palmisano

Name:
Robert J. Palmisano

Title:
President

[Signature Page to Amendment No. 1 to the Business Combination Agreement]

AEON BIOPHARMA, INC.
By:
/s/ Marc Forth

Name:
Marc Forth

Title:
Chief Executive Officer

[Signature Page to Amendment No. 1 to the Business Combination Agreement]

Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:PRIVETERRA ACQUISITION CORP.PRIVETERRA ACQUISITION CORP.300 SE 2ND STREET, SUITE 600FORT LAUDERDALE, FL 33301THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.V13046-Z85451For Against Abstain1. to (a) adopt and approve the Business Combination Agreement, dated as of December 12, 2022 (such agreement as amended by Amendment No. 1. to the Business Combination Agreement dated as ofApril 27, 2023 (the “BCA Amendment” and as it may be further amended and/or restated from time to time, the “Business Combination Agreement”), by and among Priveterra, Priveterra Merger Sub, Inc.,a Delaware corporation and a wholly-owned subsidiary of Priveterra (“Merger Sub”), and AEON Biopharma, Inc., a Delaware corporation (“AEON”), pursuant to which Merger Sub will merge with and intoAEON, with AEON surviving the merger as a wholly-owned subsidiary of Priveterra, (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “BusinessCombination”), and (c) adopt and approve each Ancillary Document (as defined in the Business Combination Agreement) to which Priveterra is a party and approve all transactions contemplated therein.Subject to the terms and conditions set forth in the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):1b. each outstanding AEON option (whether vested or unvested) (including each Subsidiary Rollover Option (as defined in the proxy statement/prospectus)) will be converted into an option to purchase a number ofshares of New AEON common stock (rounded down to the nearest whole share) equal to (A) the number of shares of AEON common stock subject to such option immediately prior to the Effective Time, multipliedby (B) the Exchange Ratio (as defined in the accompanying proxy statement/prospectus), at an exercise price per share equal to the exercise price per share for such option as of immediately prior to the Closingdivided by the Exchange Ratio (rounded up to the nearest whole cent) (as defined in the accompanying proxy statement/prospectus);1d. certain holders of shares of AEON common stock and AEON preferred stock may also be eligible to receive up to an aggregate of 16,000,000 shares of New AEON common stock subject to the achievement ofcertain clinical milestones following the consummation of the Business Combination or, in some circumstances, upon a change of control of New AEON. We refer to this proposal as the “Business CombinationProposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.1c. each outstanding AEON RSU award (as defined in this proxy statement/prospectus) (including each Subsidiary Rollover RSU Award (as defined in this proxy statement/prospectus)) will be converted into a restrictedstock unit (“RSU”) award representing the right to receive a number of shares of New AEON common stock as set forth in the AEON disclosure schedules; and1a. each outstanding share of AEON common stock (on an as converted basis after taking into effect the conversion of the outstanding warrants of AEON exercisable for shares of AEON preferred stock (as defined inthe accompanying proxy statement/prospectus), the conversion of the shares of AEON preferred stock into AEON common stock in accordance with the AEON Governing Documents (as defined in the accompanyingproxy statement/prospectus) as of the Effective Time and the conversion of the outstanding convertible notes of AEON into AEON common stock in accordance with the terms of such convertible notes and aftergiving effect to the issuance of AEON common stock, if any, in connection with the Subsidiary Merger (as defined in the proxy statement/prospectus)) will be cancelled and converted into the right to receive anumber of shares of New AEON common stock (rounded down to the nearest whole share) (as defined in the accompanying proxy statement/prospectus) equal to the Merger Consideration (as defined in theaccompanying proxy statement/prospectus);2. to approve, assuming the Business Combination Proposal is approved and adopted, a proposed third amended and restated certificate of incorporation for the Combined Company (as defined in the accompanyingproxy statement/prospectus) (the “Proposed Charter,” a copy of which is attached to the accompanying proxy statement/prospectus as Annex B), which will amend and restate Priveterra’s current Second Amendedand Restated Certificate of Incorporation (the “Current Charter”), and amended by-laws for the Combined Company (the “Proposed Bylaws,” a copy of which is attached to the accompanying proxy statement/prospectus at Annex C), which will be in effect upon the closing (the “Closing”) of the Business Combination (the “Charter Amendment Proposal”);3. to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented pursuant to guidance of the SEC as seven separatesub-proposals (the “Advisory Charter Amendment Proposals”):3a. Advisory Charter Proposal A — to change the corporate name of the Combined Company to “AEON Biopharma, Inc.” at and from the time of the Business Combination;3b. Advisory Charter Proposal B — to increase the authorized shares of common stock of the Combined Company to 500,000,000 shares;3c. Advisory Charter Proposal C — to increase the authorized shares of preferred stock that the Combined Company’s board of directors could issue to 1,000,000 shares;3d. Advisory Charter Proposal D — to provide that directors be elected to serve as Class I, Class II and Class III directors to serve staggered terms on the New AEON Board (as defined in the accompanying proxystatement/prospectus) until their respective successors are duly elected and qualified, or until their earlier resignation, death, disqualification or removal and to provide that the removal of any director be only forcause (and by the affirmative vote of at least 662∕3% of the voting power of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in the election of directors);3e. Advisory Charter Proposal E — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66(2∕3)% of the total voting power of all the Combined Company’sthen-outstanding shares of capital stock entitled to vote on such amendment, voting together as a single class;3f. Advisory Charter Proposal F — to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and3g. Advisory Charter Proposal G — to remove the provision that allows stockholders to act by written consent as opposed to holding a stockholders meeting.4. to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635 and listing rules of NYSE, (a) the issuanceof up to 39,913,926 shares of New AEON common stock in connection with the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus and (b) the issuance of an aggregate of 2,857,143 shares of New AEON common stock under the Committed Financing Agreements (as defined in the accompanying proxy statement/prospectus) inconnection with the Business Combination (the “Stock Issuance Proposal”);5. to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of five directors who, upon consummation of the Business Combination, will become directors of the CombinedCompany (the “Director Election Proposal”);6. to approve, assuming the Business Combination Proposal is approved and adopted, the Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D, which will becomeeffective as of and contingent on the consummation of the Business Combination (the “Incentive Plan Proposal”);7. to approve, assuming the Business Combination Proposal is approved and adopted, the Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E,which will become effective as of and contingent on the consummation of the Business Combination (the “ESPP Proposal”); and8. to approve a proposal to adjourn the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the Board or the officer presiding over the SpecialMeeting, for Priveterra to consummate the Business Combination (the “Adjournment Proposal”).! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !The Board of Directors recommends you vote FOR the following proposals:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If acorporation or partnership, please sign in full corporate or partnership name by authorized officer.! ! !! ! !VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow theinstructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronically viae-mail or the Internet. To sign up for electronic delivery, please follow the instructions above tovote using the Internet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

PRIVETERRA ACQUISITION CORP.Special Meeting of StockholdersThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Robert Palmisano and Oleg Grodnensky, or either of them, as proxies, each with the power toappoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, allof the shares of (Common/Preferred) Stock of PRIVETERRA ACQUISITION CORP. that the stockholder(s) is/are entitled to vote at theSpecial Meeting of Stockholders to be held on June 6, 2023 at 12:00 p.m. Eastern Time, virtually over the internetat www.virtualshareholdermeeting.com/PMGM2023SM, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.V13047-Z85451Continued and to be signed on reverse sideImportant Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice of Special Meeting of Stockholders and accompanying Proxy Statement is availableat www.proxyvote.com.